As filed with the Securities and Exchange Commission on May 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	6798	62-1543816
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6584 Poplar Avenue

Memphis, Tennessee 38138

(901) 682-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. DelPriore, Esq.

Executive Vice President, General Counsel

6584 Poplar Avenue

Memphis, Tennessee 38138

(901) 682-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Yoel Kranz, Esq.

James P.C. Barri, Esq.

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a small reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.50% Senior Notes due 2015	$169,112,000(2)	100%	$169,112,000	$21,782
6.05% Senior Notes due 2016	$68,130,000(3)	100%	$68,130,000	$8,776
Total	$237,242,000		$237,242,000	$30,558

(1)	Estimated solely for purposes of determining the registration fee pursuant to Section 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)
(2)	Represents the aggregate principal amount of the 5.50% Senior Notes due 2015 issued by Mid-America Apartments, L.P.
(3)	Represents the aggregate principal amount of the 6.05% Senior Notes due 2016 issued by Mid-America Apartments, L.P.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 23, 2014

PROSPECTUS

Mid-America Apartments, L.P.

Offer to Exchange

up to $169,112,000 principal amount outstanding

of 5.50% Senior Notes due 2015

for a like principal amount of its

5.50% Senior Notes due 2015

which have been registered under the Securities Act of 1933, as amended

Offer to Exchange

up to $68,130,000 principal amount outstanding

of 6.05% Senior Notes due 2016

for a like principal amount of its

6.05% Senior Notes due 2016

which have been registered under the Securities Act of 1933, as amended

Mid-America Apartments, L.P., a Tennessee limited partnership (the “Offeror,” “Issuer” or “MAALP”), hereby offers to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $169,112,000 principal amount of our outstanding unregistered 5.50% Senior Notes due 2015 (the “Original 2015 Notes”), which were issued on December 13, 2013, for a like principal amount of our registered 5.50% Senior Notes due 2015 (the “New 2015 Notes”), and up to $68,130,000 principal amount of our outstanding unregistered 6.05% Senior Notes due 2016 (the “Original 2016 Notes” and, together with the Original 2015 Notes, the “Original Notes”), which were issued on December 13, 2013, for a like principal amount of our registered 6.05% Senior Notes due 2016 (the “New 2016 Notes” and, together with the New 2015 Notes, the “New Notes”). In this prospectus, we refer to the offer to exchange the Original 2015 Notes for New 2015 Notes as the “2015 Exchange Offer” and the offer to exchange Original 2016 Notes for New 2016 Notes as the “2016 Exchange Offer” and, together with the 2015 Exchange Offer, as the “Exchange Offers.” The Original Notes and New Notes are collectively referred to in this prospectus as the “notes.”

Terms of the Exchange Offers

•	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2014, unless extended.

•	All Original Notes that are validly tendered and not validly withdrawn prior to the expiration date of the Exchange Offers will be exchanged for an equal principal amount of the applicable New Notes.

•	You may withdraw tendered outstanding Original Notes at any time prior to the expiration of the Exchange Offers.

•	The exchange of Original Notes for New Notes should not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

•	Broker-dealers who receive New Notes pursuant to the Exchange Offers acknowledge that they will deliver a prospectus in connection with any resale of such New Notes.

•	Broker-dealers who acquired the Original Notes as a result of market-making or other trading activities may use the prospectus for the Exchange Offers, as supplemented or amended, in connection with resales of the New Notes.

Terms of the New Notes Offered in the Exchange Offers

•	The New 2015 Notes will mature on October 1, 2015 and the New 2016 Notes will mature on September 1, 2016.

•	Interest on the New 2015 Notes will accrue at the per annum rate of 5.50%. Interest on the New 2015 Notes will accrue from, and including, April 1, 2014 (the last interest payment date for the Original 2015 Notes for which interest was paid) and be payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2014.

•	Interest on the New 2016 Notes will accrue at the per annum rate of 6.05%. Interest on the New 2016 Notes will accrue from, and including, March 1, 2014 (the last interest payment date for the Original 2016 Notes for which interest was paid) and be payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2014.

•	The New Notes will be freely tradeable.

•	The terms of the New 2015 Notes and the New 2016 Notes are identical to those of the outstanding Original 2015 Notes and Original 2016 Notes, respectively, except that the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain transfer restrictions, registration rights or provisions for additional interest relating to the Original 2015 Notes or Original 2016 Notes, as applicable. See “Description of the New 2015 Notes” and “Description of the New 2016 Notes.”

See “Risk Factors” beginning on page 14 of this prospectus to read about important factors you should consider before you decide to participate in the Exchange Offers.

No public market exists for the outstanding Original Notes. We have not applied, and do not intend to apply, for listing of the New Notes on any national securities exchange or for inclusion on any automated quotation system and, therefore, no active public market is anticipated for the New Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2014

This prospectus is part of a registration statement we filed with SEC. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus and the accompanying letter of transmittal. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where such an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Annex A—Reconciliation of Non-GAAP Financial Measures

i

Unless otherwise expressly stated or the context otherwise requires, the terms “Offeror,” “Issuer” and “MAALP,” as used in this prospectus, refer to Mid-America Apartments, L.P., a Tennessee limited partnership of which Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), is the sole general partner, excluding its subsidiaries; the term “MAA,” as used in this prospectus, refers to Mid-America Apartment Communities, Inc., excluding its subsidiaries; and the terms “we,” “us,” “our” and similar terms refer to MAALP and its consolidated subsidiaries.

Industry and market data

In this prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, demographic trends, interest rates and other economic data, competition from the conversion of condominiums and single-family homes to rental units, the market for Federal National Mortgage Association and Federal Home Loan Mortgage Corporation debt securities and the interest rates thereon. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

FORWARD-LOOKING STATEMENTS

We consider this and other sections of this prospectus to contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities and interest rate and other economic expectations and statements about the benefits of our merger with Colonial Properties Trust, (“Colonial”). Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure to risks inherent in investments in a single industry;

•	difficulty in integrating Colonial’s operations, systems and personnel with ours and uncertainties associated with our ability to sell our commercial asset portfolio;

•	adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our primary markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, within budget and on a timely basis or to lease-up as anticipated;

•	unexpected capital needs;

•	changes in operating costs, including real estate taxes, utilities and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•	MAA’s ability to continue to satisfy complex rules in order to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes;

•	litigation and compliance costs associated with laws requiring access for disabled persons; and

•	other risks identified in this prospectus.

You are advised to carefully read the section of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more in depth discussion of some of the risks to our business and participating in the Exchange Offers. MAALP assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

The following summary highlights information more fully described elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before determining whether to participate in the Exchange Offers, you should carefully read this entire prospectus and the accompanying letter of transmittal. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Our Business

MAALP is the operating partnership of MAA, a Memphis, Tennessee-based self-administered and self-managed REIT that focuses on owning, operating, acquiring and selectively developing apartment communities primarily located in the Sunbelt region of the United States. As of March 31, 2014, the assets of the MAALP, its consolidated subsidiaries and joint ventures in which it has an interest consisted primarily of 83,612 units in 272 multifamily properties, including properties under construction, with strategic diversity across large and secondary markets within the Sunbelt region of the United States.

Merger of MAA and Colonial

On October 1, 2013, MAA completed its merger with Colonial. Pursuant to the merger agreement, Colonial merged with and into MAA, with MAA surviving the merger (the “Parent Merger”). Additionally, a wholly-owned indirect subsidiary of MAALP merged with and into Colonial’s operating partnership subsidiary, Colonial Realty Limited Partnership (“CRLP”), with CRLP surviving the merger as a wholly-owned indirect subsidiary of MAALP (the “Partnership Merger” and together with the Parent Merger, the “Colonial Merger” or the “Merger”). To simplify its organization structure, over the next few years MAA intends to cause CRLP to transfer a significant portion of its assets to MAALP.

Corporate Information

The corporate offices of MAA and MAALP are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

The Exchange Offers

On December 13, 2013, we completed private offerings of the Original 2015 Notes and the Original 2016 Notes. In connection with the private offerings, MAALP entered into registration rights agreements with J.P. Morgan Securities LLC, as dealer-manager in connection with the offering of the Original 2015 Notes (the “2015 Registration Rights Agreement”) and in connection with the offering of the Original 2016 Notes (the “2016 Registration Rights Agreement” and, together with the 2015 Registration Rights Agreement, the “Registration Rights Agreements”). The terms of the 2015 Registration Rights Agreement and the 2016 Registration Rights Agreement are identical in all material respects. Under the Registration Rights Agreements, we agreed to use commercially reasonable efforts to cause this exchange offer registration statement with respect to registered offers to exchange the Original Notes for the New Notes, to be filed with and declared effective by the SEC within 270 days following the date on which we issued the Original 2015 Notes and the Original 2016 Notes and to complete the exchange offers within 60 days of the effective date of the registration statement.

You may exchange your Original Notes for New Notes in the Exchange Offers. You should read the discussion under the headings “—The New 2015 Notes,” “—The New 2016 Notes,” “The Exchange Offers,” “Description of the New 2015 Notes” and “Description of the New 2016 Notes” for further information regarding the New Notes.

Securities to be Exchanged	Up to $169,112,000 principal amount of New 2015 Notes and up to $68,130,000 principal amount of New 2016 Notes.

The Exchange Offers; Securities Act Registration

We are offering to exchange our outstanding, unregistered Original 2015 Notes for a like principal amount of our New 2015 Notes, which have been registered under the Securities Act, and our outstanding, unregistered Original 2016 Notes for a like principal amount of our New 2016 Notes, which have been registered under the Securities Act.

The terms of the New 2015 Notes and the New 2016 Notes are identical in all material respects to the Original 2015 Notes and the Original 2016 Notes, respectively, except that the New Notes will not contain transfer restrictions, registration rights or provisions for additional interest relating to the Original 2015 Notes or Original 2016 Notes, as applicable. The New 2015 Notes and the Original 2015 Notes will be governed by the same indenture dated December 13, 2013, by and among MAALP, MAA and U.S. Bank National Association, as trustee. The New 2016 Notes and the Original 2016 Notes will be governed by the same indenture dated December 13, 2013, by and among MAALP, MAA and U.S. Bank National Association, as trustee.

The Exchange Offers are being made pursuant to the Registration Rights Agreements, which grant the holders of the Original Notes certain exchange and registration rights with respect to the Original Notes. After the Exchange Offers are complete and except for our obligations to file a shelf registration statement under the circumstances described below, you will no longer be entitled to any exchange or registration rights with respect to Original Notes.

Outstanding Original Notes may only be exchanged in minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

The Exchange Offers are not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange.

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

You may tender your outstanding Original Notes for New Notes by following the procedures described under the heading “The Exchange Offers – Procedures for Tendering Original Notes.”

Resale of the New Notes

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the New Notes issued in the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•       are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

•       are acquiring the New Notes in the ordinary course of business; and

•       have no arrangement or understanding with any person to participate in a distribution of the New Notes.

In addition, each participating broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers in exchange for Original Notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. For more information, see “Plan of Distribution.” Any holder of Original Notes, including any broker-dealer, who:

•       is our affiliate,

•       does not acquire the New Notes in the ordinary course of its business, or

•       tenders in the Exchange Offers with the intention to participate, or for the purpose of participating, in a distribution of New Notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

Shelf Registration Statement

Each of the 2015 Registration Rights Agreement and 2016 Registration Rights Agreement requires that we file a shelf registration statement, in addition to or in lieu of conducting the applicable Exchange Offer, in the event that:

•       we are not permitted to file the exchange offer registration statement or to consummate the applicable Exchange Offer due to a change in law or SEC policy; or

•       the exchange offer registration statement is not declared effective on or prior to 270 days following the date on which we issued the applicable Original Notes or the applicable Exchange Offer has not been completed within 60 days of the exchange offer registration statement being declared effective.

Expiration Date	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2014, unless extended. See “The Exchange Offers—Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination.”

Conditions to the Exchange Offers	The Registration Rights Agreements do not require us to accept Original Notes for exchange if the Exchange Offers, or the making of any exchange by a holder of the Original Notes, would violate any applicable law or interpretation of the staff of the SEC. The Exchange Offers are not conditioned on a minimum aggregate principal amount of Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes

Since the Original Notes are represented by global book-entry notes, the Depository Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Original Notes and will be the only entity that can tender your Original Notes for New Notes.

To participate in the Exchange Offers, you must follow the procedures established by DTC for tendering Original Notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”) procedures, require that (i) the exchange agent receive, prior to the expiration date of the Exchange Offers, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Original Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal.

See “The Exchange Offers – Procedures for Tendering” for more information regarding the procedures for tendering Original Notes.

Issuance of New Notes	We will issue New Notes in exchange for Original Notes validly tendered and accepted in the Exchange Offers promptly following the expiration date of the Exchange Offers. See “The Exchange Offers—Terms of the Exchanges.”

Withdrawal of Tenders	You may withdraw your tender of Original Notes at any time prior to the expiration date of the Exchange Offers. Any Original Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration of the Exchange Offers. See “The Exchange Offers—Withdrawal of Tenders.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offers. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offers—Exchange Agent.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. See “The Exchange Offers—Accounting Treatment.”

Consequences of Failure to Exchange Original Notes

Original Notes that are not validly tendered in the Exchange Offers or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•       you are able to rely on an exemption from the requirements of the Securities Act; or

•       the Original Notes are registered under the Securities Act.

After the Exchange Offers are closed, we will no longer have an obligation to register the Original Notes, except under certain limited circumstances. See “Risk Factors—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Material United States Federal Income Tax Consequences	Your exchange of Original Notes for New Notes pursuant to the Exchange Offers generally should not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offers.

The New 2015 Notes

The terms of the New 2015 Notes will be identical to the terms of the Original 2015 Notes, except that the New 2015 Notes will be registered under the Securities Act and will not have transfer restrictions, registration rights or provisions for additional interest relating to the Original 2015 Notes. The New 2015 Notes will evidence the same debt as the Original 2015 Notes, and the same indenture dated as of December 13, 2013 by and among MAALP, MAA and U.S. Bank National Association, as trustee that governs the Original 2015 Notes will govern the New 2015 Notes.

The summary below describes the principal terms of the New 2015 Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New 2015 Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New 2015 Notes.

Issuer	Mid-America Apartments, L.P., a Tennessee limited partnership

Securities Offered	MAALP is offering up to $169,112,000 aggregate principal amount of registered 5.50% Senior Notes due 2015.

Maturity Date	October 1, 2015.

Interest Rate	Interest on the New 2015 Notes will accrue at the per annum rate of 5.50%.

Interest Payment Dates

Interest on the New 2015 Notes will accrue from, and including, April 1, 2014 (the last interest payment date for the Original 2015 Notes for which interest was paid) and be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2014.

We will deem the right to receive any interest accrued but unpaid on the Original 2015 Notes waived by you if we accept your Original 2015 Notes for exchange.

Minimum Denomination	The New 2015 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The New 2015 Notes will be senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior indebtedness, including the Original 2015 Notes. The New 2015 Notes will be effectively subordinated to all of MAALP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and will be structurally subordinated to (i) all existing and future indebtedness and other liabilities, whether secured or unsecured, of MAALP’s subsidiaries and (ii) all existing and future preferred equity interests not owned by MAALP, if any, in MAALP’s subsidiaries.

No Sinking Fund	The New 2015 Notes will not be entitled to the benefit of any sinking fund payments.

Optional Redemption	We may redeem the New 2015 Notes for cash, in whole or in part at any time and from time to time, at our option at the applicable redemption prices set forth under the heading “Description of the New 2015 Notes—Optional Redemption.”

Certain Covenants

The indenture governing the New 2015 Notes contains certain covenants, each of which is subject to a number of important exceptions, limitations and qualifications that are described in “Description of the New 2015 Notes – Covenants.”

The indenture governing the New 2015 Notes does not prohibit us from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the indenture contains covenants that may limit our ability to incur secured and unsecured indebtedness, we will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. See “Description of the New 2015 Notes – Covenants.”

Possible Future Subsidiary Guarantor	The New 2015 Notes initially will not be guaranteed by any of MAALP’s subsidiaries. However, the indenture governing the New 2015 Notes includes a covenant providing that, under specified limited circumstances, CRLP may be required to guarantee the New 2015 Notes as described under “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor,” subject to release of any such guarantees of the New 2015 Notes and termination of such covenant under specified circumstances as described under such caption. The circumstances under which CRLP may be required to guarantee the New 2015 Notes are limited and, accordingly, CRLP may never guarantee the New 2015 Notes.

No Guarantee by MAA	The New 2015 Notes will not be guaranteed by MAA nor does the indenture governing the New 2015 Notes contain any covenants or agreements that would require MAA to guarantee the New 2015 Notes in the future.

Use of Proceeds	We will not receive any cash proceeds for the 2015 Exchange Offer.

Risk Factors	Investing in the New 2015 Notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed or referred to under the caption “Risk Factors” in this prospectus before participating in the Exchange Offers.

No Prior Market; Trading	No public market exists for the New 2015 Notes. MAALP has not applied and does not intend to apply for listing of the New 2015 Notes on any national securities exchange or for inclusion on any automated quotation system and, therefore, no active public market is anticipated for the New 2015 Notes.

The New 2016 Notes

The terms of the New 2016 Notes will be identical to the terms of the Original 2016 Notes, except that the New 2016 Notes will be registered under the Securities Act and will not have transfer restrictions, registration rights or provisions for additional interest relating to the Original 2016 Notes. The New 2016 Notes will evidence the same debt as the Original 2016 Notes, and the same indenture dated as of December 13, 2013 by and among MAALP, MAA and U.S. Bank National Association, as trustee that governs the Original 2016 Notes will govern the New 2016 Notes.

The summary below describes the principal terms of the New 2016 Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New 2016 Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New 2016 Notes.

Issuer	Mid-America Apartments, L.P., a Tennessee limited partnership

Securities Offered	MAALP is offering up to $68,130,000 aggregate principal amount of registered 6.05% Senior Notes due 2016.

Maturity Date	September 1, 2016.

Interest Rate	Interest on the New 2016 Notes will accrue at the per annum rate of 6.05%.

Interest Payment Dates

Interest on the New 2016 Notes will accrue from, and including, March 1, 2014 (the last interest payment date for the Original 2016 Notes for which interest was paid) and be payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2014.

We will deem the right to receive any interest accrued but unpaid on the Original 2016 Notes waived by you if we accept your Original 2016 Notes for exchange.

Minimum Denomination	The New 2016 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The New 2016 Notes will be senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior indebtedness, including the Original 2016 Notes. The New 2016 Notes will be effectively subordinated to all of MAALP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and will be structurally subordinated to (i) all existing and future indebtedness and other liabilities, whether secured or unsecured, of MAALP’s subsidiaries and (ii) all existing and future preferred equity interests not owned by MAALP, if any, in MAALP’s subsidiaries.

No Sinking Fund	The New 2016 Notes will not be entitled to the benefit of any sinking fund payments.

Optional Redemption	We may redeem the New 2016 Notes for cash, in whole or in part at any time and from time to time, at our option at the applicable redemption prices set forth under the heading “Description of the New 2016 Notes—Optional Redemption.”

Certain Covenants

The indenture governing the New 2016 Notes contains certain covenants, each of which is subject to a number of important exceptions, limitations and qualifications that are described in “Description of the New 2016 Notes – Covenants.”

The indenture governing the New 2016 Notes does not prohibit us from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the indenture contains covenants that may limit our ability to incur secured and unsecured indebtedness, we will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. See “Description of the New 2016 Notes – Covenants.”

Possible Future Subsidiary Guarantor	The New 2016 Notes initially will not be guaranteed by any of MAALP’s subsidiaries. However, the indenture governing the New 2016 Notes includes a covenant providing that, under specified limited circumstances, CRLP may be required to guarantee the New 2016 Notes as described under “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor,” subject to release of any such guarantees of the New 2016 Notes and termination of such covenant under specified circumstances as described under such caption. The circumstances under which CRLP may be required to guarantee the New 2016 Notes are limited and, accordingly, CRLP may never guarantee the New 2016 Notes.

No Guarantee by MAA	The New 2016 Notes will not be guaranteed by MAA nor does the indenture governing the New 2016 Notes contain any covenants or agreements that would require MAA to guarantee the New 2016 Notes in the future.

Use of Proceeds	We will not receive any cash proceeds for the 2016 Exchange Offer.

Risk Factors	Investing in the New 2016 Notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed or referred to under the caption “Risk Factors” in this prospectus before participating in the Exchange Offers.

No Prior Market; Trading	No public market exists for the New 2016 Notes. MAALP has not applied and does not intend to apply for listing of the New 2016 Notes on any national securities exchange or for inclusion on any automated quotation system and, therefore, no active public market is anticipated for the New 2016 Notes.

Summary Historical Consolidated Financial Data

The following table sets forth summary financial data on a historical basis for MAALP. The summary financial data is presented as of and for the quarters ended March 31, 2014 and March 31, 2013 and the years ended December 31, 2013, 2012 and 2011. The assets, liabilities, and results of operations of CRLP are included in MAALP’s summary financial data from the closing date of the Merger, October 1, 2013, through the end of the applicable period presented. MAALP derived the summary financial data for the years ended December 31, 2013, 2012 and 2011 from its consolidated financial statements and the notes thereto which are included in this prospectus. The summary financial information of MAALP as of and for the three months ended March 31, 2014 and March 31, 2013 are derived from MAALP’s unaudited financial statements and the notes thereto included elsewhere in this prospectus and include, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the information for such periods. This data should be read in conjunction with the consolidated financial statements and notes thereto, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

(Dollars in thousands, except per unit data)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011
Operating Data:
Total operating revenues	$243,487	$127,920	$634,734	$475,888	$409,782
Expenses:
Property operating expenses	97,363	50,521	253,314	194,149	173,563
Depreciation and amortization	90,013	32,195	186,979	121,211	106,009
Acquisition expense	11	10	1,393	1,581	3,319
Property management and general and administrative expenses	11,353	8,347	38,652	35,043	38,096
Merger related expenses	2,076	—	32,403	—	—
Integration related expenses	3,842	—	5,102	—	—

Income from continuing operations before non-operating items	38,829	36,847	116,891	123,904	88,795
Interest and other non-property income	160	47	488	430	802
Interest expense	(30,676)	(15,545)	(75,915)	(57,937)	(56,383)
Loss on debt extinguishment/modification	—	(169)	(426)	(654)	(755)
Amortization of deferred financing costs	(1,311)	(804)	(3,063)	(3,552)	(2,902)
Net casualty (loss) gain after insurance and other settlement proceeds	(10)	16	(143)	(6)	(619)
Gain on sale of non-depreciable assets	—	—	—	45	1,084

Income before income tax expense	6,992	20,392	37,832	62,230	30,022
Income tax expense	(270)	(223)	(893)	(803)	(727)

Income from continuing operations before (loss) gain from real estate joint ventures	6,722	20,169	36,939	61,427	29,295
(Loss) gain from real estate joint ventures	(24)	54	338	(223)	(593)

Income from continuing operations	6,698	20,223	37,277	61,204	28,702
Discontinued operations:
Income from discontinued operations before gain on sale	414	1,570	4,747	6,201	9,087
Gain on sale of discontinued operations	5,481	—	65,520	41,635	12,799

Income before gain on sale of properties	12,593	21,793	107,544	109,040	50,588
Gain on sale of depreciable assets excluded from discontinued operations	2,564	—	—	—	—
Gain on sale of non-depreciable assets	557	—	—	—	—

Net income available for Mid-America Apartments, L.P. common unitholders	$15,714	$21,793	$107,544	$109,040	$50,588

Per Unit Data:
Weighted average units outstanding (in thousands):
Basic	79,023	44,109	53,075	42,911	39,051
Effect of dilutive stock options and partnership units (1)	—	80	88	64	100

Diluted	79,023	44,189	53,163	42,975	39,151

Calculation of Earnings per unit - basic:
Income from continuing operations, adjusted	$9,802	$20,205	$37,244	$61,151	$28,681
Income from discontinued operations, adjusted	5,885	1,569	70,205	47,795	21,876

Net income available for common unitholders	$15,687	$21,774	$107,449	$108,946	$50,557

Earnings per unit - basic:
Income from continuing operations available for common unitholders	$0.12	$0.46	$0.70	$1.43	$0.73
Income from discontinued property operations available for common unitholders	0.08	0.03	1.32	1.11	0.56

Net income available for common unitholders	$0.20	$0.49	$2.02	$2.54	$1.29

Calculation of Earnings per unit - diluted:
Income from continuing operations, adjusted	$9,802	$20,223	$37,277	$61,204	$28,702
Income from discontinued operations, adjusted	5,885	1,570	70,267	47,836	21,886

Net income available for common unitholders, adjusted	$15,687	$21,793	$107,544	$109,040	$50,588

Earnings per unit - diluted:
Income from continuing operations available for common unitholders	$0.12	$0.46	$0.70	$1.43	$0.73
Discontinued property operations	0.08	0.03	1.32	1.11	0.56

Net income available for common unitholders	$0.20	$0.49	$2.02	$2.54	$1.29

Distributions declared, per unit (2)	$0.7300	$0.6950	$2.8150	$2.6750	$2.5425

Balance Sheet Data (at end of period):
Real estate owned, at cost	$7,719,403	$3,774,825	$7,694,618	$3,721,028	$3,383,883
Real estate assets, net	$6,513,985	$2,710,479	$6,556,303	$2,688,549	$2,418,198
Total assets	$6,785,663	$2,767,961	$6,841,925	$2,745,278	$2,524,792
Total debt	$3,463,059	$1,691,253	$3,472,718	$1,673,848	$1,649,755
Total Operating Partnership capital and redeemable units	$3,081,955	$962,544	$3,118,568	$943,720	$709,871

Other Data (at end of period):
Number of communities, including joint venture ownership interest (3)	272	165	275	165	166
Number of apartment units, including joint venture ownership interest (3)	83,612	49,335	83,641	49,335	48,877

(1)	See Earnings Per OP Unit of MAALP note in Note 4 to MAALP’s audited financial statements included elsewhere in this prospectus.
(2)	Beginning in 2006, at their regularly scheduled meetings, the Board of Directors began routinely declaring distributions for payment in the following quarter. This can result in distributions declared during a calendar year being different from distributions paid during a calendar year.
(3)	Property and apartment unit totals have not been adjusted to exclude properties held for sale.

RISK FACTORS

Before you decide to participate in the Exchange Offers, and in consultation with your own financial and legal advisors, you should be aware that an investment in the New Notes involves various risks and uncertainties, including those described below. You should carefully consider the risks and uncertainties described below with all of the other information that is included in this prospectus and the accompanying letter of transmittal. If any of these risks or uncertainties described in this prospectus actually occur, our business prospects, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness (including the New Notes) could be materially adversely affected, the market value of the New Notes could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness, including the New Notes.

Risks Relating to the Merger

We have incurred and expect to incur substantial expenses related to the Merger.

We have incurred and expect to incur substantial expenses in connection with the Merger and integrating Colonial’s business, operations, networks, systems, technologies, policies and procedures with ours. There are a large number of systems that are in the process of being integrated, including property management, revenue management, resident payment, credit screening, lease administration, website content management, purchasing, accounting, payroll, fixed assets and financial reporting. Moreover, there are a number of factors beyond our control that could affect the total amount or the timing of these integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, expenses associated with the Merger could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses.

We may be unable to successfully integrate Colonial’s businesses with ours successfully or realize the anticipated synergies and other benefits of the Merger or do so within the anticipated timeframe.

Because Colonial was a public company, we expect to benefit from the elimination of duplicative costs associated with supporting Colonial’s public company platform and the leveraging of our technology and systems. These savings are expected to be realized upon full integration, which is expected to occur over the 18-month period following October 1, 2013, the closing of the Merger. However, we are required to devote significant management attention and resources to integrating the business practices and operations of Colonial with our business practices and operations. Potential difficulties we may encounter in the integration process include the following:

•	the inability to successfully combine the businesses of Colonial with ours in a manner that permits us to achieve the cost savings anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

•	the complexities associated with managing the combined businesses out of several different locations and integrating personnel from the two companies;

•	the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

•	potential unknown or unforeseen liabilities, increased expenses, delays or regulatory conditions associated with Colonial, CRLP or the Merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by integrating Colonial’s operations with our operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of our management, the disruption of our ongoing business or inconsistencies in our operations, services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with residents, vendors and employees or to achieve the anticipated benefits of the Merger, or could otherwise adversely affect our business, results of operations, financial condition and prospects.

We may be unable to retain key employees as a result of the Merger.

Our success will depend in part upon the ability to retain key former employees of Colonial, as well as our key employees. Key employees may depart because of, among other things, issues relating to the combination of the two companies, uncertainty and difficulty of integration or a desire not to remain with us following the Merger. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent as in the past.

The Merger resulted in changes to MAA’s board of directors that may affect our strategy going forward.

The composition of MAA’s board of directors changed as a result of the Merger. MAA’s board of directors now consists of twelve members, including all seven directors from MAA’s board of directors prior to the Merger and five directors who were members of the Colonial board of trustees prior to the Merger. This new composition of MAA’s board of directors may affect our business strategy and operations going forward.

Our future results will suffer if we do not effectively manage our expanded operations following the Merger.

We have expanded our operations as a result of the Merger and intend to continue to expand our operations through additional acquisitions of properties, some of which may involve complex challenges. Our future success will depend, in part, upon our ability to manage the integration of the Colonial operations and our expansion opportunities, each of which may pose substantial challenges for us to integrate new operations into our existing business in an efficient and timely manner, and upon our ability to successfully monitor our operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that our expansion or acquisition opportunities will be successful, or that we will realize any operating efficiencies, cost savings, revenue enhancements, synergies or other benefits from any future acquisitions we may complete.

We may incur adverse tax consequences if Colonial failed to qualify as a REIT for U.S. federal income tax purposes; and if that occurs, it may have a material adverse effect on our consolidated results of operations and financial condition.

Prior to the Merger, Colonial operated in a manner intended to allow it to qualify as a REIT for U.S. federal income tax purposes under the Code. As discussed in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on February 27, 2014, qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), for which there are only limited judicial and administrative interpretations and Colonial’s qualification as a REIT prior to the Merger was generally subject to the same requirements, risks and uncertainties as described in such Exhibit 99.1. Moreover, the complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership (such as we do and Colonial did prior to the Merger). The determination of various factual matters and circumstances not entirely within a REIT’s control may affect its ability to qualify as a REIT.

If Colonial is determined to have lost its REIT status at any time prior to the Merger, MAA will face serious tax consequences and material tax liabilities. Because MAA owns no material assets other than its ownership interest in MAALP we would likely be required to provide cash to MAA to satisfy any such tax liabilities, which would substantially reduce MAALP’s available cash, including cash available to pay its indebtedness or make distributions to its limited partners because, among other things:

•	MAA would be required to pay U.S. federal income tax on Colonial’s prior net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, Colonial would not be allowed a deduction for dividends paid to its former shareholders in computing its taxable income);

•	Colonial could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods; and

•	Unless Colonial is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified.

MAA is liable for any taxes payable by Colonial for any periods prior to the Merger. In addition, if Colonial failed to qualify as a REIT but we nonetheless qualified as a REIT, in the event of a taxable disposition of a former Colonial asset during the ten years following the Merger, MAA would be subject to corporate tax with respect to any built-in gain inherent in such asset as of the date of the Merger. In addition, under the “investment company” rules under Section 368 of the Code, if both MAA and Colonial were “investment companies” under such rules, the failure of either Colonial or MAA to have qualified as a REIT could cause the Merger to be taxable to MAA and its shareholders. As a result of all these factors, Colonial’s failure to have qualified as a REIT could jeopardize MAA’s qualification as a REIT and require MAALP to provide material amounts of cash to MAA to satisfy additional tax liabilities and therefore have a material adverse effect on our financial condition, results of operations, business and prospects and our ability to make payments on our indebtedness.

Risks Related to our Real Estate Investments and Operations

Economic slowdown in the United States and downturns in the housing and real estate markets may adversely affect our financial condition and results of operations.

There have been significant declines in economic growth, both in the United States and globally. Both the real estate industry and the broader United States economy have experienced unfavorable conditions, which adversely affected our business. Factors such as weakened economies and related reduction in spending, falling home prices and job losses, price volatility, and/or dislocations and liquidity disruptions in the financial and credit markets could, among other things, impede the ability of our residents and other parties with which we conduct business to perform their contractual obligations, which could lead to an increase in defaults by our residents and other contracting parties, which could adversely affect our revenues. Furthermore, our ability to lease our properties at favorable rates, or at all, could be adversely affected by increases in supply and deterioration in multifamily markets and is partially dependent upon the overall level of spending in the economy, which is adversely affected by, among other things, job losses and unemployment levels, recession, personal debt levels, downturns in the housing market, stock market volatility and uncertainty about the future. With regard to our ability to lease our multifamily properties, the increasing rental of excess for-sale condominiums and single family homes, which increases the supply of multifamily units and housing alternatives, may reduce our ability to lease our multifamily units and depress rental rates in certain markets. When we experience a downturn, we cannot predict how long demand and other factors in the real estate market will remain unfavorable, but if the markets remain weak over extended periods of time or deteriorate significantly, our ability to lease our properties or our ability to increase or maintain rental rates in certain markets may weaken, which would adversely affect our revenues.

Failure to generate sufficient cash flows could limit our ability to make payments on our debt and to pay distributions to shareholders and unitholders.

Our ability to make payments on our debt and to make distributions depends on our ability to generate cash flow in excess of operating costs and capital expenditure requirements and/or to have access to the markets for debt and equity financing. Funds from operations and the value of our apartment communities may be insufficient because of factors that are beyond our control. Such events or conditions could include:

•	competition from other apartment communities;

•	overbuilding of new apartment units or oversupply of available apartment units in our markets, which might adversely affect apartment occupancy or rental rates and/or require rent concessions in order to lease apartment units;

•	conversion of condominiums and single family houses to rental use;

•	weakness in the overall economy, which lowers job growth and the associated demand for apartment housing;

•	increases in operating costs (including real estate taxes and insurance premiums) due to inflation and other factors, which may not be offset by increased rental rates;

•	inability to initially, or subsequently after lease terminations, rent apartments on favorable economic terms;

•	failure of development communities to be completed, if at all, within budget and on a timely basis or to lease up as anticipated;

•	changes in governmental regulations and the related costs of compliance;

•	changes in laws including, but not limited to, tax laws and housing laws including the enactment of rent control laws or other laws regulating multifamily housing;

•	withdrawal of government support of apartment financing through its financial backing of the Federal National Mortgage Association, or the Federal Home Loan Mortgage Corporation;

•	an uninsured loss, including those resulting from a catastrophic storm, earthquake, or act of terrorism;

•	changes in interest rate levels and the availability of financing, borrower credit standards, and down-payment requirements which could lead renters to purchase homes (if interest rates decrease and home loans are more readily available) or increase our acquisition and operating costs (if interest rates increase and financing is less readily available); and

•	the relative illiquidity of real estate investments.

At times, MAA and MAALP rely on external funding sources to fully fund the payment of distributions to shareholders and our capital investment program, including our existing property developments. While we have sufficient liquidity to permit distributions at current rates through additional borrowings, if necessary, any significant and sustained deterioration in operations could result in our financial resources being insufficient to make payments on our debt, and to pay distributions to our unitholders, including MAA, at the current rate, in which event we would be required to reduce the distribution rate. Any decline in our funds from operations could adversely affect our ability to make distributions to our unitholders, including MAA, or to meet our loan covenants and could have a material adverse effect on MAA’s stock price or the trading price of our debt securities.

Our operations are concentrated in the Sunbelt Region of the United States, in particular the state of Texas; we are subject to general economic conditions in the regions in which we operate.

Approximately 39.9% of our portfolio is centered in our top six markets: Austin, Texas; Atlanta, Georgia; Charlotte, North Carolina; Raleigh/Durham, North Carolina; Dallas, Texas; and Fort Worth, Texas. Our performance could be adversely affected by economic conditions in, and other factors relating to, these geographic areas, including supply and demand for apartments in these areas, zoning and other regulatory conditions and competition from other communities and alternative forms of housing. In particular our performance is disproportionately influenced by job growth and unemployment. To the extent the aforementioned general economic conditions, job growth and unemployment in any of these markets deteriorate or any of these areas experiences natural disasters, the value of our portfolio, our results of operations and our ability to make distributions to our unitholders, including MAA, and pay amounts due on our debt could be materially adversely affected.

Substantial competition among multifamily communities and real estate companies may adversely affect our rental revenues and development and acquisition opportunities.

There are numerous other multifamily communities and real estate companies, many of which have greater financial and other resources than we have, within the market area of each of our communities that compete with us for residents and development and acquisition opportunities. The number of competitive multifamily communities and real estate companies in these areas could have a material effect on (i) our ability to rent our apartments and the rents charged, and (ii) development and acquisition opportunities. The activities of these competitors could cause us to pay a higher price for a new property than we otherwise would have paid or may prevent us from purchasing a desired property at all, which could have a material adverse effect on us and our ability to make distributions to our unitholders, including MAA, and pay amounts due on our debt.

We may be adversely affected by new laws and regulations.

The current United States administration and Congress have enacted, or called for consideration of, proposals relating to a variety of issues, including with respect to health care, financial regulation reform, climate control, executive compensation and others. We believe that these and other potential proposals could have varying degrees of impact on us ranging from minimal to material. At this time, we are unable to predict with certainty what level of impact specific proposals could have on us.

Certain rulemaking and administrative efforts that may have an impact on us focus principally on the areas perceived as contributing to the global financial crisis and the continuing economic downturn. These initiatives have created uncertainty regarding the basic rules governing the real estate industry and many other businesses. The federal legislative response in this area culminated in the enactment on July 21, 2010 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Many of the provisions of the Dodd-Frank Act have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities; thus, the impact on us may not be known for an extended period of time. The Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals that are proposed or pending in the United States Congress, may limit our revenues, impose fees or taxes on us, and/or intensify the regulatory framework in which we operate in ways that are not currently identifiable.

Changing laws, regulations and standards relating to corporate governance and public disclosure in particular, including certain provisions of the Dodd-Frank Act and the rules and regulations promulgated thereunder, have created uncertainty for public companies like ours and could significantly increase the costs and risks associated with accessing the United States public markets. Because we are committed to maintaining high standards of internal control over financial reporting, corporate governance and public disclosure, our management team will need to devote significant time and financial resources to comply with these evolving standards for public companies. We intend to continue to invest appropriate resources to comply with both existing and evolving standards, and this investment has resulted and will likely continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information provided by our residents and employees, billing and operating data. We purchase some of our information technology from vendors, on whom our systems depend. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential customer information, such as individually identifiable information, including information relating to financial accounts. Although we have taken steps to protect the security of our information systems and the data maintained in those systems, it is possible that our safety and security measures will not be able to prevent the systems’ improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could have a material adverse effect on our business, financial condition and results of operations.

We may not realize the anticipated benefits of past or future acquisitions, and the failure to integrate acquired communities and new personnel successfully could create inefficiencies.

We have selectively acquired in the past, and if presented with attractive opportunities we intend to selectively acquire in the future, apartment communities that meet our investment criteria. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	even if we are able to finance the acquisition, cash flow from the acquisition may be insufficient to meet our required principal and interest payments on the acquisition;

•	even if we enter into an acquisition agreement for an apartment community, we may be unable to complete the acquisition after incurring certain acquisition-related costs;

•	we may incur significant costs and divert management attention in connection with the evaluation and negotiation of potential acquisitions, including potential acquisitions that we are subsequently unable to complete;

•	when we acquire an apartment community, we may invest additional amounts in it with the intention of increasing profitability, and these additional investments may not produce the anticipated improvements in profitability; and

•	we may be unable to quickly and efficiently integrate acquired apartment communities and new personnel into our existing operations, and the failure to successfully integrate such apartment communities or personnel will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

We are subject to certain risks associated with selling apartment communities, which could limit our operational and financial flexibility.

We periodically dispose of apartment communities that no longer meet our strategic objectives, but adverse market conditions may make it difficult to sell apartment communities like the ones we own. We cannot predict whether we will be able to sell any property for the price or on the terms we set, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. These conditions may limit our ability to dispose of properties and to change our portfolio promptly in order to meet our strategic objectives, which may in turn have a material adverse effect on our financial condition and the market value of our securities. We are also subject to the following risks in connection with sales of our apartment communities:

•	a significant portion of the proceeds from our overall property sales may be held by intermediaries in order for some sales to qualify as like-kind exchanges under Section 1031 of the Code, so that any related capital gain can be deferred for federal income tax purposes. As a result, we may not have immediate access to all of the cash proceeds generated from our property sales; and

•	federal tax laws limit our ability to profit on the sale of communities that we have owned for less than two years, and this limitation may prevent us from selling communities when market conditions are favorable.

Environmental problems are possible and can be costly.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances in, on, around or under such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of, or failure to remediate properly, hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell or rent the affected property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous or toxic substances at a disposal or treatment facility, whether or not the facility is owned or operated by the person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real property for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. Federal and state laws also regulate the operation and subsequent removal of certain underground storage tanks. In connection with the current or former ownership (direct or indirect), operation, management, development or control of real property, we may be considered an owner or operator of such communities or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines, and claims for injuries to persons and property.

Our current policy is to obtain a Phase I environmental study on each property we seek to acquire, which generally does not involve invasive techniques such as soil or ground water sampling, and to proceed accordingly. We cannot assure you, however, that the Phase I environmental studies or other environmental studies undertaken with respect to any of our current or future communities will reveal:

•	all or the full extent of potential environmental liabilities;

•	that any prior owner or operator of a property did not create any material environmental condition unknown to us;

•	that a material environmental condition does not otherwise exist as to any one or more of such communities; or

•	that environmental matters will not have a material adverse effect on us and our ability to make distributions to MAA’s shareholders and pay amounts due on our debt.

Certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period. A transfer of the property does not relieve an owner of such liability. Thus, we may have liability with respect to communities previously sold by our predecessors or by us.

There have been a number of lawsuits against owners and managers of multifamily communities alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. Insurance carriers have reacted to these liability awards by excluding mold related claims from standard policies and pricing mold endorsements separately. We have obtained a separate pollution insurance policy that covers mold-related claims and have adopted programs designed to minimize the existence of mold in any of our communities as well as guidelines for promptly addressing and resolving reports of mold. To the extent not covered by our pollution policy, the presence of mold could expose us to liability from residents and others if property damage, health concerns, or allegations thereof, arise.

Changes in the system for establishing United States accounting standards may materially and adversely affect our reported results of operations.

Accounting for public companies in the United States has historically been conducted in accordance with United States generally accepted accounting principles (“GAAP”). GAAP is established by the Financial Accounting Standards Board (the “FASB”), an independent body whose standards are recognized by the SEC as authoritative for publicly held companies. The International Accounting Standards Board, or IASB, is a London-based independent board established in 2001 and charged with the development of International Financial Reporting Standards, or IFRS. IFRS generally reflects accounting practices that prevail in Europe and in developed nations around the world.

IFRS differs in material respects from GAAP. Among other things, IFRS has historically relied more on “fair value” models of accounting for assets and liabilities than GAAP. “Fair value” models are based on periodic revaluation of assets and liabilities, often resulting in fluctuations in such values as compared to GAAP, which relies more frequently on historical cost as the basis for asset and liability valuation.

It is unclear at this time if or how the SEC will transition from GAAP to IFRS. Switching to a new method of accounting and adopting IFRS will be a complex undertaking. We may need to develop new systems and controls based on the principles of IFRS. Since these are new endeavors, and the precise requirements of the pronouncements ultimately adopted are not now known, the magnitude of costs associated with this conversion is uncertain. We are currently evaluating the impact of the adoption of IFRS on our financial position and results of operations. Such evaluation cannot be completed, however, without more clarity regarding the specific IFRS standards that will be adopted. Until there is more certainty with respect to the IFRS standards to be adopted, prospective investors should consider that our conversion to IFRS could have a material adverse effect on our reported results of operations.

Losses from catastrophes may exceed our insurance coverage.

We carry comprehensive liability and property insurance on our communities and intend to obtain similar coverage for communities we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. We exercise our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance on our investments at a reasonable cost and on suitable terms. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.

Increasing real estate taxes and insurance costs may negatively impact operating results.

As a result of our substantial real estate holdings, the cost of real estate taxes and insuring our apartment communities is a significant component of expense. Real estate taxes and insurance premiums are subject to significant increases and fluctuations, which are generally outside of our control. If the costs associated with real estate taxes and insurance should rise, our financial condition could be negatively impacted, and our ability to pay our indebtedness could be affected.

We may experience increased costs arising from health care reform.

In March 2010, the United States government enacted comprehensive health care reform legislation which, among other things, includes guaranteed coverage requirements, eliminates pre-existing condition exclusions and annual and lifetime maximum limits, restricts the extent to which policies can be rescinded and imposes new and significant taxes on health insurers and health care benefits. The legislation imposes implementation effective dates extending through 2020, and many of the changes require additional guidance from government agencies or federal regulations. Therefore, due to the phased-in nature of the implementation and the lack of interpretive guidance, in some cases, it is difficult to determine at this time what impact the health care reform legislation will have on our financial results. Possible adverse effects of the health reform legislation include increased costs, exposure to expanded liability and requirements for us to revise ways in which we provide healthcare and other benefits to our employees. In addition, our results of operations, financial position and cash flows could be materially adversely affected.

Compliance or failure to comply with laws requiring access to our properties by disabled persons could result in substantial cost.

The Americans with Disabilities Act, the Fair Housing Act of 1988 and other federal, state and local laws generally require that public accommodations be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the government or the award of damages to private litigants. These laws may require us to modify our existing communities. These laws may also restrict renovations by requiring improved access to such buildings by disabled persons or may require us to add other structural features that increase our construction costs. Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access by disabled persons. We cannot ascertain the costs of compliance with these laws, which may be substantial.

Development and construction risks could impact our profitability.

As of March 31, 2014, we had four development communities under construction totaling 999 units. We have completed 305 units for the development projects as of March 31, 2014. Our development and construction activities are subject to the following risks:

•	we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased development costs, could delay initial occupancy dates for all or a portion of a development community, and could require us to abandon our activities entirely with respect to a project for which we are unable to obtain permits or authorizations;

•	yields may be less than anticipated as a result of delays in completing projects, costs that exceed budget and/or higher than expected concessions for lease up and lower rents than pro forma;

•	bankruptcy of developers in our development projects could impose delays and costs on us with respect to the development of our communities and may adversely affect our financial condition and results of operations;

•	we may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring such opportunities;

•	we may be unable to complete construction and lease-up of a community on schedule, or incur development or construction costs that exceed our original estimates, and we may be unable to charge rents that would compensate for any increase in such costs;

•	occupancy rates and rents at a newly developed community may fluctuate depending on a number of factors, including market and economic conditions, preventing us from meeting our profitability goals for that community; and

•	when we sell to third parties communities or properties that we developed or renovated, we may be subject to warranty or construction defects that are uninsured or exceed the limit of our insurance.

Risks Related to our Indebtedness and Financing Activities

Our substantial indebtedness could adversely affect our financial condition and results of operations.

As of March 31, 2014, the amount of our total debt was approximately $3.46 billion. We may incur additional indebtedness in the future in connection with, among other things, our acquisition, development and operating activities.

The degree of our leverage creates significant risks, including the following:

•	we may be required to dedicate a substantial portion of our funds from operations to servicing our debt and our cash flow may be insufficient to make required payments of principal and interest;

•	we may be subject to prepayment penalties if we elect to repay our indebtedness prior to the stated maturity date;

•	debt service obligations will reduce funds available for distribution to MAA’s shareholders and funds available for acquisitions, development and redevelopment;

•	we may be more vulnerable to economic and industry downturns than our competitors that have less debt;

•	we may be limited in our ability to respond to changing business and economic conditions; and

•	we may default on our indebtedness, which could result in acceleration of those obligations, assignment of rents and leases and loss of properties to foreclosure.

If any one of these events were to occur, our financial condition and results of operations could be materially and adversely affected.

We may be unable to renew, repay or refinance our outstanding debt.

We are subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, the risk that indebtedness on our communities, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our communities on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to pay amounts due on our debt. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of our revenues and asset value. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering MAA’s ability to meet the REIT distribution requirements of the Code.

Rising interest rates would increase the cost of our variable rate debt.

We have incurred and expect in the future to incur indebtedness that bears interest at variable rates. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on us and our ability to pay amounts due on our debt or cause us to be in default under certain debt instruments. In addition, an increase in market interest rates may lead holders of MAA’s shares of common stock to demand a higher yield on their shares from distributions by MAA, which could adversely affect the market price for MAA’s common stock.

We may incur additional debt in the future.

We currently fund the acquisition and development of multifamily apartment communities partially through borrowings (including our revolving credit facility) as well as from other sources such as sales of communities which no longer meet our investment criteria or the sale of our commercial assets. Our organizational documents do not contain any limitation on the amount of indebtedness that we may incur. Accordingly, subject to limitations on indebtedness set forth in various loan agreements and the indentures governing our senior notes, we could become more highly leveraged, resulting in an increase in debt service, which could have a material adverse effect on us and our ability to pay amounts due on our debt and in an increased risk of default on our obligations.

The restrictive terms of certain of our indebtedness may cause acceleration of debt payments.

At March 31, 2014, we had outstanding borrowings of approximately $3.46 billion. Our indebtedness contains financial covenants as to minimum net worth, interest coverage ratios, maximum secured debt, and total debt to capital, among others. In the event that an event of default occurs, our lenders may declare borrowings under the respective loan agreements to be due and payable immediately, which could have a material adverse effect on us and our ability to pay amounts due on our debt.

A change in United States government policy with regard to Fannie Mae and Freddie Mac could impact our financial condition.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We utilize loan programs sponsored by these entities as one source of capital to finance our growth and our operations. On February 11, 2011, the Obama Administration released a report to Congress which included options, among others, to gradually shrink and eventually shut down Fannie Mae and Freddie Mac. We do not know when or if Fannie Mae or Freddie Mac will restrict their support of lending to the multifamily industry or to us in particular. As of March 31, 2014, 18% of our outstanding debt was borrowed through credit facilities provided by, or credit-enhanced by, Fannie Mae or Freddie Mac with agency rate-based maturities ranging from 2014 through 2018. We decreased the indebtedness outstanding on our Fannie Mae and Freddie Mac credit facilities from $727.9 million on March 31, 2013 to $633.4 million on March 31, 2014. Since March 31, 2013 we have added $799.2 million of unsecured senior notes and added an additional $400.0 million of unsecured term loans. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily residential real estate and, as a result, may adversely affect us and our growth and operations.

Failure to hedge effectively against interest rates may adversely affect results of operations.

From time-to-time we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap agreements and interest rate swap agreements. These agreements involve risks, such as the risk that the counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such an agreement is not legally enforceable. Hedging may reduce overall returns on our investments. Failure to hedge effectively against interest rate changes could have a material adverse effect on us and our ability to make distributions to MAA’s shareholders and pay amounts due on our debt.

A downgrade in our credit ratings could have a material adverse effect on our business, financial condition and results of operations.

We have a significant amount of debt outstanding. We are currently assigned corporate credit ratings from each of the three ratings agencies based on their evaluation of our creditworthiness. These ratings are based on a number of factors, which included their assessment of our financial strength, liquidity, capital structure, asset quality, and sustainability of cash flow and earnings. If our credit ratings are downgraded or other negative action is taken, we could be required to pay additional interest and fees on our outstanding borrowings. In addition, a downgrade may adversely impact our ability to borrow secured and unsecured debt and otherwise limit our access to capital, which could adversely affect our business, financial condition and results of operations.

Issuances of additional debt or equity may adversely impact our financial condition.

Our capital requirements depend on numerous factors, including the occupancy and turnover rates of our apartment communities, development and capital expenditures, costs of operations and potential acquisitions. We cannot accurately predict the timing and amount of our capital requirements. If our capital requirements vary materially from our plans, we may require additional financing sooner than anticipated. Accordingly, we could become more leveraged, resulting in increased risk of default on our obligations and in an increase in our debt service requirements, both of which could adversely affect our financial condition and ability to access debt and equity capital markets in the future.

Risks Related to Tax Laws

Failure to qualify as a REIT would cause MAA to be taxed as a corporation, which would significantly reduce funds available for distribution to shareholders.

If MAA fails to qualify as a REIT for federal income tax purposes, it will be subject to federal income tax on its taxable income at regular corporate rates (subject to any applicable alternative minimum tax). In addition, unless MAA is entitled to relief under applicable statutory provisions, it would be ineligible to make an election for treatment as a REIT for the four taxable years following the year in which MAA loses its qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to MAA’s shareholders. Furthermore, MAA would no longer be required to make distributions to its shareholders. Thus, MAA’s failure to qualify as a REIT could also impair its ability to expand its business and raise capital, and would adversely affect the value of its common stock.

MAA believes that it is organized and qualified as a REIT, and MAA intends to operate in a manner that will allow it to continue to qualify as a REIT. However, MAA cannot assure you that it is qualified as a REIT, or that MAA will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within MAA’s control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

Even if MAA qualifies as a REIT, we will be subject to certain federal, state and local taxes on its income and property and on taxable income that MAA does not distribute to its shareholders. In addition, MAA may hold certain assets and engage in certain activities that a REIT could not engage in directly through its taxable REIT subsidiaries, or TRSs, and will be subject to federal income tax at regular corporate rates on the income of those subsidiaries.

MAALP may fail to be treated as a partnership for federal income tax purposes.

We believe that MAALP qualifies, and has so qualified since its formation, as a partnership for federal income tax purposes and not as a publicly traded partnership taxable as a corporation. No assurance can be provided, however, that the Internal Revenue Service, or IRS will not challenge the treatment of MAALP as a partnership for federal income tax purposes or that a court would not sustain such a challenge. If the IRS were successful in treating MAALP as a corporation for federal income tax purposes, then the taxable income of MAALP would be taxable at regular corporate income tax rates. In addition, the treatment of MAALP as a corporation would cause MAA to fail to qualify as a REIT. See “Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to shareholders” above.

Risks Related to the Notes and the Exchange Offers

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Conditions to the Exchange Offers.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer and of an agent’s message from DTC.

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offers, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We are subject to risks associated with debt financing.

We have substantial indebtedness and our indebtedness increased significantly as a result of the Merger. As of March 31, 2014, MAALP’s outstanding consolidated indebtedness was approximately $3.46 billion, consisting of approximately $1.78 billion of secured indebtedness and approximately $1.68 billion of unsecured indebtedness.

We intend to incur additional indebtedness in the future, including borrowings under the revolving portion of our secured credit facilities and under our unsecured revolving credit facility, and any additional indebtedness we may incur in the future could be substantial. To the extent that new indebtedness is added to our current debt levels, the related risks that we now face would increase.

Moreover, to respond to competitive challenges, we may be required to raise substantial additional capital to execute our business strategy. Our ability to arrange additional financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. If we are able to obtain additional financing, our credit ratings could be adversely affected, which could raise our borrowing costs and limit our future access to capital and ability to pay our indebtedness (including the New Notes) when due.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness and adversely impact our ability to pay the principal of and interest on the New Notes.

We will likely be able to incur substantial additional secured and unsecured indebtedness in the future. Although the agreements governing our indebtedness and the indentures governing the New Notes contain covenants that may limit our ability to incur additional secured and unsecured indebtedness, those limitations are subject to a number of qualifications and exceptions and we have the ability to incur additional secured and unsecured indebtedness, in amounts that may be substantial, without violating those covenants. To the extent we incur additional secured and unsecured indebtedness, we will face additional risks associated with our indebtedness, including our possible inability to pay the principal of and premium, if any, and interest on the New Notes.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the New Notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on a broad range of factors including, among other things, our financial condition, results of operations and market conditions at the time and restrictions in the agreements governing our indebtedness. As a result, we may not be able to refinance our indebtedness, including the New Notes, on commercially reasonable terms, or at all.

If we do not generate sufficient cash flow from operations and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the New Notes. If we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, selling assets or delaying capital expenditures or acquisitions. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the market price of the New Notes and our ability to pay our indebtedness, including the New Notes, when due.

Our failure to pay amounts due in respect of any of our indebtedness when due would typically constitute an event of default under the agreement governing that indebtedness, which would generally permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness and allowing the lenders to sell any collateral securing that indebtedness. Any of these events could materially adversely affect MAALP’s ability to make payments of the principal of and premium, if any, and interest on the New Notes when due and could prevent MAALP from making those payments altogether.

Holders of the New Notes will not be entitled to require us to redeem or repurchase the New Notes upon the occurrence of change of control or highly leveraged transactions or other designated events.

We have a significant amount of indebtedness that permits the holders of that indebtedness to require MAALP to repurchase that indebtedness upon the occurrence of specified events, including, for example, the acquisition by any person or group of more than a specified percentage of the total voting power of all of MAA’s outstanding capital stock entitled to vote generally in the election of directors or if MAA ceases to be the general partner of MAALP or ceases to control MAALP. However, the New Notes will not have any similar rights to require MAALP to repurchase the New Notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the New Notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for MAALP to make payments on the New Notes when due.

Effective and structural subordination may limit the ability of MAALP to make payments on the New Notes and, if CRLP is required to guarantee the New Notes under the limited circumstances described in this prospectus, the ability of CRLP to make payments on its guarantees.

The New Notes will be senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior unsecured indebtedness, including the Original Notes. However, the New Notes will be effectively subordinated to all of MAALP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and structurally subordinated to (i) all existing and future indebtedness and other liabilities, whether secured or unsecured, of the MAALP’s subsidiaries and (ii) all existing and future preferred equity interests not owned by MAALP, if any, in MAALP’s subsidiaries.

As of March 31, 2014, after giving effect to the completion of the Exchange Offers, the New Notes would have been structurally subordinated to $1.1 billion of indebtedness of MAALP’s subsidiaries and effectively subordinated to $0.7 billion of MAALP’s secured indebtedness. Although MAALP owns certain apartment communities directly, a significant portion of the consolidated assets of MAALP and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of MAALP and its consolidated subsidiaries are generated by MAALP’s subsidiaries, which may limit MAALP’s ability to make payments due in respect of the New Notes.

Effective and structural subordination of the New Notes may reduce amounts available for payment of the New Notes or may result in no amounts being available for payment of such New Notes. For example, in the event of MAALP’s bankruptcy, liquidation, reorganization or other winding up, assets that secure any of its mortgage indebtedness, other secured indebtedness or other secured obligations will be available to pay the New Notes and its other unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets have been paid in full, and there may not be sufficient assets remaining after such secured indebtedness and other secured obligations have been paid in full to pay amounts due on any or all of the New Notes then outstanding.

Furthermore, the New Notes will not be guaranteed by MAA and will not be guaranteed by any subsidiaries of MAALP and neither MAA nor any subsidiaries of MAALP are under any contractual obligation to pay any amounts due on the New Notes or to provide MAALP with funds for that purpose, whether by dividends, distributions, loans, contributions or other payments (in each case, except to the extent that CRLP may be required to guarantee the notes under the limited circumstances described in this prospectus under the captions “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor” and “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor” ). Any dividends, distributions, loans or other payments to MAALP by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and may be subject to statutory or contractual restrictions on those distributions and any contributions, loans or other payments to MAALP that MAA may elect to make will be subject to similar considerations and limitations. Moreover, MAA owns no material assets other than its ownership interest in MAALP and MAA may therefore have little or no ability to make any contributions, loans or other payments to MAALP. Thus, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of MAALP or MAA, the rights of holders of indebtedness and other obligations of MAALP (including the New Notes) will be subject to the prior claims of the creditors of such subsidiary or MAA, as the case may be, and of the holders of any indebtedness or other obligations guaranteed by such subsidiary or MAA, as the case may be, except to the extent that MAALP is itself a creditor with recognized claims against such subsidiary or MAA, as the case may be, in which case those claims, if unsecured, would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of such subsidiary or MAA, as the case may be (to the extent of the value of those assets), and would be subordinate to all indebtedness, guarantees and other obligations of such subsidiary or MAA, as the case may be, senior to the indebtedness held by MAALP.

Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of MAALP or MAA, the rights of holders of indebtedness and other obligations of MAALP (including the New Notes) will be effectively subordinated to any preferred equity interests in that subsidiary or MAA, as the case may be, held by persons other than MAALP.

As described below under “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor” and “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor,” the indentures governing the New Notes each include a covenant providing that, under certain specified limited circumstances, CRLP (which became a subsidiary of MAALP as a result of the Merger) may be required to guarantee the applicable New Notes. If CRLP were to guarantee the New Notes, then such guarantee would be a senior unsecured obligation of CRLP and would rank equally in right of payment with all existing and future senior unsecured indebtedness and all other senior unsecured guarantees of CRLP. CRLP’s guarantee, if any, of the New Notes would be effectively or structurally subordinated in right of payment to:

•	all of CRLP’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of CRLP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by CRLP, if any, in CRLP’s subsidiaries.

The subsidiaries of CRLP are under no contractual obligation to pay any amounts due on the New Notes or to provide CRLP with funds for that purpose, whether by dividends, distributions, loans or other payments. As a result, if CRLP were required to guarantee the New Notes, its ability to make payments under its guarantee of the New Notes would generally be subject to the same types of risks and uncertainties affecting the ability of MAALP to make payments on the New Notes as described above in this risk factor and there can be no assurance that CRLP would be able to pay amounts due under its guarantees of the New Notes if it were required to do so.

CRLP may never guarantee the New Notes.

As described below under “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor” and “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor,” the indentures governing the New Notes each include a covenant providing that, under certain specified limited circumstances, CRLP (which became a subsidiary of MAALP as a result of the Merger) may be required to guarantee the applicable New Notes. This covenant provides, in general, that if CRLP guarantees any unsecured debt of MAALP outstanding under its Principal Credit Agreement (as defined below under the captions “Description of the New 2015 Notes—Certain Definitions” and “Description of the New 2016 Notes—Certain Definitions” ), then CRLP will also be required to guarantee the New Notes, subject to release of any such guarantee of the New Notes and termination of such covenant under specified circumstances described below under the captions “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor “ and “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor.” Although MAALP’s Principal Credit Agreement currently contains covenants that could, under specified limited circumstances, require that CRLP guarantee MAALP’s borrowings under such Principal Credit Agreement, thereby potentially triggering an obligation of CRLP to guarantee the New Notes, such circumstances may never occur and, accordingly, CRLP may never guarantee the New Notes.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

As described in the preceding risk factor, CRLP may never guarantee the New Notes. However, if CRLP is required to guarantee the New Notes under the limited circumstances described in this prospectus under the captions “Description of the New 2015 Notes—Possible Future Subsidiary Guarantor” and “Description of the New 2016 Notes—Possible Future Subsidiary Guarantor,” then, under the federal bankruptcy law and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court could void the guarantee of the New Notes provided by CRLP if, among other things, CRLP, at the time it incurred or entered into its guarantee of the New Notes, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantees and any of the following is also true:

•	CRLP was insolvent or rendered insolvent by reason of the incurrence of such guarantees;

•	CRLP was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	CRLP intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by CRLP pursuant to its guarantees, if any, the New Notes could be voided, and holders of the New Notes could be required to return those payments to CRLP or to a fund for the benefit of the creditors of CRLP.

The measures of insolvency for purposes of these bankruptcy, fraudulent transfer and fraudulent conveyance laws will vary depending upon the law applied in the applicable proceeding. Generally, however, CRLP would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

A court might also void CRLP’s guarantee, if any, of the New Notes, without regard to the above factors, if it found that CRLP entered into such guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by CRLP for its guarantees, if any, of the New Notes. If a court voided such guarantees, holders of the New Notes would no longer have a claim against CRLP under such guarantees. In addition, the court might direct holders of the New Notes to repay any amounts already received from CRLP under such guarantees. If the court were to void CRLP’s guarantees of the New Notes, require the return of monies paid by CRLP under such guarantee or subordinate such guarantee to other obligations of CRLP, we could not assure you that funds to pay the New Notes would be available from MAALP or from any other source.

Although the indentures governing the New Notes contain provisions intended to limit CRLP’s obligations under its guarantees, if any, of the New Notes to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of CRLP, result in such guarantees not constituting a fraudulent transfer or fraudulent conveyance, these provisions may not be effective to prevent CRLP’s guarantees, if any, of the New Notes from being avoided under fraudulent conveyance or fraudulent transfer laws or may reduce CRLP’s obligation under such guarantees, if any, to an amount that effectively makes its guarantees worthless.

Finally, a bankruptcy court may subordinate the New Notes or, if CRLP were required to guarantee the New Notes, its guarantees of the New Notes to existing and future indebtedness of MAALP or CRLP, as applicable, under the principle of equitable subordination, if the court determines, in general, that (i) the holders of the New Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to other creditors or conferred an unfair advantage upon the holders of the New Notes and (iii) equitable subordination is not inconsistent with the provisions of the U.S. bankruptcy code.

If the court were to void CRLP’s guarantees, if any, of the New Notes, require the return of monies paid by CRLP under such guarantees or subordinate such guarantees to other obligations of CRLP, we could not assure you that funds to pay the New Notes would be available from MAALP or from any other source.

There is currently no trading market for the New Notes, and an active public trading market for the New Notes may not develop or, if it develops, be maintained or be liquid. The failure of an active trading market for the New Notes to develop or be maintained is likely to adversely affect the market price and liquidity of the New Notes.

No public market exists for the New Notes. We have not applied and do not intend to apply for listing of the New Notes on any national securities exchange or for inclusion on any automated quotation system. Accordingly, an active trading market may not develop for the New Notes and, even if one develops, may not be maintained or be liquid. If an active trading market for the New Notes does not develop or is not maintained, the market price and liquidity of the New Notes are likely to be adversely affected and holders may not be able to sell their New Notes at desired times and prices or at all. If the New Notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the New Notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

An increase in interest rates could result in a decrease in the market value of the New Notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate (such as the New Notes) generally decline in value. Consequently, if you acquire the New Notes and market interest rates increase, the market value of your New Notes will likely decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the New Notes.

The credit ratings assigned to the New Notes could change based upon, among other things, the results of operations and our financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the New Notes or any other securities. If any of the credit rating agencies that have rated the New Notes downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the New Notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the New Notes).

The market value of the New Notes could be affected by many factors.

The market value of the New Notes will depend on many factors, which may change from time to time, including the matters discussed elsewhere in this “Risk factors” section and the following:

•	our financial condition and operating performance and the performance of other similar companies;

•	actual or anticipated differences in our quarterly and annual operating results;

•	changes in our revenues or earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or our industry by securities analysts;

•	additions and departures of key personnel;

•	inability to access the capital markets;

•	risks and uncertainties relating to the Merger, including whether the anticipated benefits of the Merger will in fact be realized, potential difficulties in integrating Colonial’s operations, systems and personnel with ours, which may result in a significant diversion of management’s time and attention and could be expensive, unknown or unanticipated liabilities relating to Colonial, and similar matters;

•	strategic decisions by us or our competitors, such as acquisitions, dispositions, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	additional borrowings by us;

•	the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•	the attractiveness of the securities of REITs and their subsidiaries in comparison to securities issued by other entities (including securities issued by other real estate companies);

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculations in the press or investment community;

•	actions by institutional shareholders or hedge funds;

•	changes in accounting principles;

•	terrorist acts; and

•	general market conditions, including factors unrelated to our performance.

Many of the factors listed above are beyond our control. These factors may cause the market price of the New Notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the New Notes will not fall in the future, and it may be difficult for investors to resell the New Notes at prices they find attractive, or at all.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

The Original Notes were first issued on December 13, 2013. In connection with the issuance of the Original Notes, we entered into the Registration Rights Agreements pursuant to which we agreed, for the benefit of the holders of the Original Notes, at our cost, to use our commercially reasonable efforts:

•	to file or cause to be filed with the SEC an exchange offer registration statement pursuant to which we will offer, in exchange for the Original Notes, new notes identical in all material respects to, and evidencing the same indebtedness as, the Original Notes (but will not contain transfer restrictions, registration rights or provisions for additional interest relating to the Original Notes described below); and

•	to cause the exchange offer registration statement to become and remain effective until 90 days after the last exchange date for use by one or more participating broker-dealers.

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to unrelated third parties and referenced below, we believe that the New Notes issued in the Exchange Offers in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act;

•	such New Notes are acquired in the ordinary course of the holder’s business; and

•	such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes.

Any holder who tenders in the Exchange Offers with the intention of participating in any manner in a distribution of the New Notes:

•	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters; and

•	in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes or it may incur liability under the Securities Act. We will not be responsible for, or indemnify against, any such liability.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

We do not intend to seek our own interpretation regarding the Exchange Offers, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the New Notes as it has in other interpretations to third parties.

With regard to broker-dealers, only broker-dealers that acquired the Original Notes for its own account as a result of market-making or other trading activities may participate in the Exchange Offers. Each broker-dealer that receives New Notes for its own account in exchange for such Original Notes pursuant to the Exchange Offer, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The accompanying letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed, for a period of 90 days after the last exchange date (as such period may be extended), to make this prospectus available to any broker-dealer for use in connection with any resale of the New Notes. Please read the section entitled “Plan of Distribution” for more details regarding these procedures for the transfer of the New Notes.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

In order to participate in the Exchange Offers, each holder of the Original Notes that wishes to exchange the Original Notes for New Notes in the Exchange Offers will be required to make the representations described below under “-Representations.” The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Shelf Registration Statement

In the event that:

•	we determine that the consummation of the Exchange Offers would violate any applicable law or applicable interpretations of the SEC; or

•	the exchange offer registration statement is not declared effective on or prior to 270 days following the date on which we issued the Original Notes or the Exchange Offers have not been completed within 60 days of the exchange offer registration statement being declared effective, then we will use our commercially reasonable efforts to file or cause to be filed as soon as reasonably practicable after such determination date, a shelf registration statement providing for the sale of all Original Notes by the holders thereof and to have such shelf registration statement become effective, subject to certain conditions. We have agreed to use our commercially reasonable efforts to keep any such shelf registration statement continuously effective until the securities cease to be Registrable Securities (as defined in the Registration Rights Agreements).

Additional Interest

If (i) the exchange offer registration statement has not become effective or been declared effective by the SEC on or prior to 270 days following the date on which we issued the Original Notes, (ii) the Exchange Offers have not been completed within 60 days after the effective time of the exchange offer registration statement, (iii) the shelf registration statement, if required, has not become effective or been declared effective on or prior to 270 days following the date on which we issued the Original Notes, (iv) the shelf registration statement, if required, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the Registration Right Agreements, at any time during the time period defined in the Registration Rights Agreements, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period or (v) the shelf registration statement, if required, has become and thereafter, on more than two occasions in any 12-month period during the time period defined in the Registration Rights Agreements, the shelf registration statement ceases to be effective or the prospectus contained therein usable, in each case whether or not permitted by the Registration Rights Agreements, then we will be in default under the Registration Rights Agreements (each, a “Registration Default”). If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period that such additional interest continues to accrue, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is not Registration Default, the increase in interest rate provided for in this paragraph will apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. When we have cured all of the Registration Defaults, the interest rate on the Registrable Securities will revert immediately to the original level.

The Exchange Offers are intended to satisfy our exchange offer obligations under the Registration Rights Agreements. The notes will not have rights to additional interest as set forth above upon the consummation of the Exchange Offers.

Terms of the Exchange Offers

Upon the terms and subject to the conditions of the Exchange Offers described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange (i) any and all Original Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offers. Promptly after the expiration date of the Exchange Offers, we will issue New Notes in principal amount equal to the principal amount of Original Notes validly tendered and accepted in the Exchange Offers. Holders may tender some or all of their Original Notes in connection with the Exchange Offers, but only in an amount equal to $2,000 principal amount and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, $169,112,000 in aggregate principal amount of the Original 2015 Notes is outstanding and $68,130,000 in aggregate principal amount of the Original 2016 Notes is outstanding. This prospectus is being sent to all registered holders of the Original Notes.

The terms of the New 2015 Notes and the New 2016 Notes will be identical in all material respects to the terms of the Original 2015 Notes and Original 2016 Notes, respectively, except that the New Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be issued free from any covenant regarding registration, including the additional interest provisions of the Original 2015 Notes or Original 2016 Notes, as applicable. The New Notes will evidence the same debt as the Original Notes and will be issued under the same indentures and will be entitled to the same benefits under those indentures as the Original Notes being exchanged. Consequently, the New 2015 Notes and the Original 2015 Notes will be treated as a single series of debt securities under the indenture governing such notes, and the New 2016 Notes and the Original 2016 Notes will be treated as a single series of debt securities under the indenture governing such notes.

We intend to conduct the Exchange Offers in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. We will be deemed to have accepted for exchange validly tendered and not validly withdrawn Original Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreements. The exchange agent will act as agent for tendering holders for the purposes of receiving the New Notes from us and delivering the New Notes to such holders.

Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and continue to accrue interest and will continue to be entitled to the benefits of the indenture under which they were issued. The Original Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offers, certain registration and other rights under the Registration Rights Agreements will terminate. See “—Consequences of Failure to Exchange.” If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See “—Fees and Expenses” and “—Transfer Taxes.”

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Expiration Date; Extensions; Delays in Acceptance; Amendments; Termination

The Exchange Offers will remain open for at least 20 full business days. The expiration date for the Exchange Offers is 5:00 p.m., New York City time, on             , 2014, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the Exchange Offers are extended.

In order to extend either Exchange Offer, we will notify the exchange agent and will publicly announce the extension by a press release issued by no later than 9:00 am, New York City time, on the business day after the previously scheduled expiration date.

Subject to applicable law, if any of the conditions described below under “—Conditions to the Exchange Offers” have not been satisfied, we expressly reserve the right, in our sole discretion:

•	to delay accepting for exchange any Original Notes, to extend either Exchange Offer or to terminate either Exchange Offer and not accept any applicable Original Notes; or

•	to amend, modify or waive in whole or in part, at any time, or from time to time, the terms of either Exchange Offer in any manner permitted by the applicable Registration Rights Agreement.

If we amend either Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the applicable Original Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the applicable Exchange Offer. In the event of a material change in either Exchange Offer, including the waiver by us of a material condition, we will extend the applicable Exchange Offer period if necessary so that at least five business days remain in such Exchange Offer following notice of the material change.

If we determine to delay acceptance of the Original Notes or to extend, amend or terminate either Exchange Offer, we will notify the exchange agent and will publicly announce this determination by making a timely release through an appropriate news agency.

Interest on the New Notes

The New 2015 Notes will bear interest at the rate of 5.50% per annum from April 1, 2014, the most recent date on which interest on the Original 2015 Notes has been paid. Interest will be payable semi-annually on April 1 and October 1 of each year.

The New 2016 Notes will bear interest at the rate of 6.05% per annum from March 1, 2014, the most recent date on which interest on the Original 2016 Notes has been paid. Interest will be payable semi-annually on March 1 and September 1 of each year.

Conditions to the Exchange Offers

We will not be required to accept for exchange, or exchange any New Notes for, any Original Notes if the Exchange Offers, or the making of any exchange by a holder of Original Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the Exchange Offers as provided in this prospectus before accepting Original Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us the representations described under “—Representations” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

We expressly reserve the right to amend or terminate the Exchange Offers, and to reject for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offers specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, material amendment, non-acceptance or termination to the holders of the applicable Original Notes as promptly as practicable and as required by law.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Original Notes tendered, and will not issue New Notes in exchange for any such Original Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures governing the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the Exchange Offers, you must validly tender your Original Notes to the exchange agent as described below. It is your responsibility to validly tender your Original Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Original Notes, please call the exchange agent, whose address and phone number are set forth in “—Exchange Agent.”

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender your Original Notes for New Notes. Therefore, to tender Original Notes subject to these Exchange Offers and to obtain New Notes you must:

•	comply with DTC’s ATOP procedures described below; and

•	the exchange agent must receive a timely confirmation of a book-entry transfer of the Original Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the Exchange Offers.

The exchange agent will establish an ATOP account with DTC for purposes of the Exchange Offers promptly after the commencement of the Exchange Offers. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Original Notes by causing the book-entry transfer of such Original Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offers.

The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the Exchange Offers, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each agent’s message must include the following information:

•	name of the beneficial owner tendering such Original Notes;

•	account number of the beneficial owner tendering such Original Notes;

•	principal amount of Original Notes tendered by such beneficial owner; and

•	a confirmation that the beneficial owner of the Original Notes has made the representations for our benefit set forth under “—Representations” below.

The delivery of the Original Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Original Notes. If we do not accept any tendered Original Notes for exchange or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned, without expense, to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the Exchange Offers.

The tender by a holder of Original Notes that is not validly withdrawn prior to the expiration date of the Exchange Offers and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

There is no procedure for guaranteed late delivery of the Original Notes.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offers (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Original Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the Exchange Offers.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate either Exchange Offer.

Representations

By tendering Original Notes, each holder is deemed to have represented to us that:

•	any New Notes that you receive will be acquired in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•	if you are a broker-dealer that will receive New Notes for your own account in exchange for Original Notes, you acquired those New Notes as a result of market-making or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offers. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offers. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Original Notes;

•	the principal amount of the Original Notes delivered for exchange;

•	specify the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•	a statement that such holder is withdrawing its election to have such Original Notes exchanged.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable Exchange Offer, and no New Notes will be issued in exchange for such Original Notes unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Validly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date of the Exchange Offers.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the accompanying letter of transmittal, should be directed to the exchange agent at its offices at US Bank—Corporate Trust Services, 333 Commerce Street, Suite 800, Nashville, Tennessee 37201, Attention: Wally Jones, CCTS Vice President. The exchange agent’s telephone number is (615) 251-0733, facsimile number is (615) 251-0737, and email address is wally.jones@usbank.com.

DELIVERY OF THE LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENT.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the Original Notes. Solicitations of holders of Original Notes may be made by mail, e-mail, facsimile transmission, telephone or in person by our officers and employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges. We have not retained any dealer-manager in connection with the Exchange Offers and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay certain other expenses to be incurred in connection with the Exchange Offers, including all SEC registration and filing fees and expenses, all fees and expenses of compliance with federal securities and state “blue sky” or securities laws, accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to cause us to issue New Notes, or request that Original Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder of the Original Notes. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers.

Consequences of Failure to Exchange

Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the Registration Rights Agreements will terminate. In the event the Exchange Offers are completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Related to the Notes and the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.” Once we have completed the Exchange Offers, holders who have not tendered outstanding Original Notes will no longer continue to be entitled to any additional interest that the Registration Rights Agreements provide for in the event of a Registration Default.

Other

Participation in the Exchange Offers is voluntary and you should carefully consider whether to accept. You are urged to consult your financial, tax, legal and other advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Original Notes in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the Exchange Offers or to file a shelf registration statement to permit resales of any untendered Original Notes.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreements. We will not receive any proceeds from the issuance of the New Notes in the Exchange Offers. In consideration for issuing the New Notes, we will receive, in exchange, a like principal amount of the Original Notes, except as otherwise described under the heading “The Exchange Offers—Terms of the Exchange Offers.” The Original Notes validly tendered and exchanged for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to fixed charges for MAALP for each of the periods indicated is as follows:

	Three Months Ended March 31		Years Ended December 31
	2014	2013	2013	2012	2011	2010	2009

Ratio of Earnings to Fixed Charges	1.5x	2.5x	1.6x	2.1x	1.5x	1.5x	1.4x

For the purpose of calculating the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before loss (income) from investments in unconsolidated entities, plus fixed charges less preferred distribution requirements of consolidated subsidiaries and capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected financial data on a historical basis for MAALP. As previously discussed, the assets, liabilities, and results of operations of CRLP are included in MAALP’s selected financial data from the closing date of the Merger, October 1, 2013, through the end of the applicable period presented. MAALP derived the selected financial data for the years ended December 31, 2013, 2012 and 2011 from its consolidated financial statements and the notes thereto which are included in this prospectus. The selected financial information of MAALP as of December 31, 2010 and 2009 and for each of the fiscal years ended December 31, 2010 and 2009 were derived from MAALP’s historical audited financial statements, which are not included in this prospectus. The selected financial information of MAALP as of and for the three months ended March 31, 2014 and March 31, 2013 are derived from its unaudited financial statements and the notes thereto included elsewhere in this prospectus and include, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the information for such periods. This data should be read in conjunction with MAALP’s audited consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

(Dollars in thousands, except per unit data)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Operating Data:
Total operating revenues	$243,487	$127,920	$634,734	$475,888	$409,782	$359,582	$336,600
Expenses:
Property operating expenses	97,363	50,521	253,314	194,149	173,563	154,885	140,908
Depreciation and amortization	90,013	32,195	186,979	121,211	106,009	93,592	85,838
Acquisition expense	11	10	1,393	1,581	3,319	2,512	950
Property management and general and administrative expenses	11,353	8,347	38,652	35,043	38,096	29,766	27,978
Merger related expenses	2,076	—	32,403	—	—	—	—
Integration related expenses	3,842	—	5,102	—	—	—	—

Income from continuing operations before non-operating items	38,829	36,847	116,891	123,904	88,795	78,827	80,926
Interest and other non-property income	160	47	488	430	802	903	385
Interest expense	(30,676)	(15,545)	(75,915)	(57,937)	(56,383)	(53,564)	(54,178)
Loss on debt extinguishment/modification	—	(169)	(426)	(654)	(755)	—	(140)
Amortization of deferred financing costs	(1,311)	(804)	(3,063)	(3,552)	(2,902)	(2,627)	(2,374)
Net casualty (loss) gain after insurance and other settlement proceeds	(10)	16	(143)	(6)	(619)	314	34
Gain on sale of non-depreciable assets	—	—	—	45	1,084	—	15
Gain on properties acquired from joint ventures	—	—	—	—	—	752	—

Income before income tax expense	6,992	20,392	37,832	62,230	30,022	24,605	24,668
Income tax expense	(270)	(223)	(893)	(803)	(727)	(623)	(562)

Income from continuing operations before (loss) gain from real estate joint ventures	6,722	20,169	36,939	61,427	29,295	23,982	24,106
(Loss) gain from real estate joint ventures	(24)	54	338	(223)	(593)	(1,149)	(816)

Income from continuing operations	6,698	20,223	37,277	61,204	28,702	22,833	23,290
Discontinued operations:
Income from discontinued operations before gain (loss) on sale	414	1,570	4,747	6,201	9,087	7,460	10,894
Gain (loss) on sale of discontinued operations	5,481	—	65,520	41,635	12,799	(2)	4,649

Income before gain on sale of properties	12,593	21,793	107,544	109,040	50,588	30,291	38,833
Gain on sale of depreciable assets excluded from discontinued operations	2,564	—	—	—	—	—	—
Gain on sale of non-depreciable real estate assets	557	—	—	—	—	—	—

Net income attributable to Mid-America Apartments, L.P.	15,714	21,793	107,544	109,040	50,588	30,291	38,833
Preferred distributions	—	—	—	—	—	6,549	12,865
Premiums and original issuance costs associated with the redemption of preferred units	—	—	—	—	—	5,149	—

Net income available for Mid-America Apartments, L.P. common unitholders	$15,714	$21,793	$107,544	$109,040	$50,588	$18,593	$25,968

Per Unit Data:
Weighted average units outstanding (in thousands):
Basic	79,023	44,109	53,075	42,911	39,051	34,186	30,840
Effect of dilutive stock options and partnership units (1)	—	80	88	64	100	121	7

Diluted	79,023	44,189	53,163	42,975	39,151	34,307	30,847

Calculation of Earnings per unit - basic:
Income from continuing operations, adjusted	$9,802	$20,205	$37,244	$61,151	$28,681	$11,148	$10,341
Income from discontinued operations, adjusted	5,885	1,569	70,205	47,795	21,876	7,480	15,440

Net income available for common unitholders	$15,687	$21,774	$107,449	$108,946	$50,557	$18,628	$25,781

Earnings per unit - basic:
Income from continuing operations available for common unitholders	$0.12	$0.46	$0.70	$1.43	$0.73	$0.33	$0.34
Income from discontinued property operations available for common unitholders	0.08	0.03	1.32	1.11	0.56	0.21	0.50

Net income available for common unitholders	$0.20	$0.49	$2.02	$2.54	$1.29	$0.54	$0.84

Calculation of Earnings per unit - diluted:
Income from continuing operations, adjusted	$9,802	$20,223	$37,277	$61,204	$28,702	$11,135	$10,341
Income from discontinued operations, adjusted	5,885	1,570	70,267	47,836	21,886	7,458	15,486

Net income available for common unitholders	$15,687	$21,793	$107,544	$109,040	$50,588	$18,593	$25,827

Earnings per unit - diluted:
Income from continuing operations available for common unitholders	$0.12	$0.46	$0.70	$1.43	$0.73	$0.33	$0.34
Discontinued property operations	0.08	0.03	1.32	1.11	0.56	0.21	0.50

Net income available for common unitholders	$0.20	$0.49	$2.02	$2.54	$1.29	$0.54	$0.84

Distributions declared, per unit (2)	$0.7300	$0.6950	$2.8150	$2.6750	$2.5425	$2.4725	$2.4600

Balance Sheet Data (at end of period):
Real estate owned, at cost	$7,719,403	$3,774,825	$7,694,618	$3,721,028	$3,383,883	$2,946,009	$2,694,695
Real estate assets, net	$6,513,985	$2,710,479	$6,556,303	$2,688,549	$2,418,198	$2,078,984	$1,927,567
Total assets	$6,785,663	$2,767,961	$6,841,925	$2,745,278	$2,524,792	$2,170,097	$1,980,458
Total debt	$3,463,059	$1,691,253	$3,472,718	$1,673,848	$1,649,755	$1,500,193	$1,399,596
Total Operating Partnership capital and redeemable units	$3,081,955	$962,544	$3,118,568	$943,720	$709,871	$510,510	$422,295

Other Data (at end of period):
Number of communities, including joint venture ownership interest (3)	272	165	275	165	166	156	146
Number of apartment units, including joint venture ownership interest (3)	83,612	49,335	83,641	49,335	48,877	46,054	43,348

(1)	See Earnings Per OP Unit of MAALP note in Note 4 to MAALP’s audited financial statements included elsewhere in this prospectus.
(2)	Beginning in 2006, at their regularly scheduled meetings, the Board of Directors began routinely declaring distributions for payment in the following quarter. This can result in distributions declared during a calendar year being different from distributions paid during a calendar year.
(3)	Property and apartment unit totals have not been adjusted to exclude properties held for sale.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements, including, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and resources. Actual results could differ materially from those discussed in these forward-looking statements. We do not undertake to update, revise or correct any of the forward-looking information unless required to do so under federal securities laws. Readers are cautioned that such forward-looking statements should be read in conjunction with our disclosures under “Forward-Looking Statements” and “Risk Factors” appearing elsewhere in this prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

A critical accounting policy is one that is both important to our financial condition and results of operations and that involves some degree of uncertainty. The following discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements and the notes thereto, which have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make a number of estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. On an ongoing basis, we evaluate our estimates and assumptions based upon historical experience and various other factors and circumstances. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates and assumptions.

We believe that the estimates and assumptions listed below are most important to the portrayal of our financial condition and results of operations because they require the greatest subjective determinations and form the basis of accounting policies deemed to be most critical. These critical accounting policies include revenue recognition, capitalization of expenditures and depreciation and amortization of assets, acquisition of real estate assets, impairment of long-lived assets, including goodwill, fair value of derivative financial instruments and loss contingencies.

Revenue Recognition and Real Estate Sales

We primarily lease multifamily residential apartments under operating leases generally with terms of one year or less. Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease and other revenues are recorded when earned.

We record gains and losses on real estate sales in accordance with accounting standards governing the sale of real estate. For sale transactions meeting the requirements for the full accrual method, we remove the assets and liabilities from our Consolidated Balance Sheets and record the gain or loss in the period the transaction closes. For properties contributed to joint ventures, MAA records gains on the partial sale in proportion to the outside partners’ interest in the venture.

Capitalization of expenditures and depreciation and amortization of assets

We carry real estate assets at depreciated cost. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 8 to 40 years for land improvements and buildings, 5 years for furniture, fixtures, and equipment, 3 to 5 years for computers and software, and 6 months for acquired multifamily leases, all of which are subjective determinations. Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized. The cost to complete any deferred repairs and maintenance at properties acquired by us in order to elevate the condition of the property to our standards are capitalized as incurred.

Acquisition of real estate assets

We account for our acquisitions of investments in real estate in accordance with FASB Accounting Standards Codifiction (“ASC”) 805-10, Business Combinations, which requires the fair value of the real estate acquired to be allocated to the acquired tangible assets, consisting of land, building and furniture, fixtures and equipment, and identified intangible assets, generally consisting of the value of in-place leases.

We allocate the purchase price to the fair value of the tangible assets of an acquired property, which includes the land, building, and furniture, fixtures, and equipment, determined by valuing the property as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. These methods include using stabilized Net Operating Income, or NOI, and market specific capitalization and discount rates. The purchase price is also allocated to any debt and other liabilities that are assumed as part of the transaction.

In allocating the fair value of identified intangible assets of an acquired property, the in-place leases are valued based on current rent rates and time and cost to lease a unit. Management concluded that the residential leases acquired on each of its property acquisitions are approximately at market rates since the lease terms generally do not extend beyond one year.

For larger, portfolio style acquisitions, like the Merger, management engages a third party valuation specialist to assist with the fair value assessment, which includes an allocation of the purchase price. Similar to management’s methods, the third party uses cash flow analysis as well as an income approach and a market approach to determine the fair value of assets. The third party uses stabilized NOI and market specific capitalization and discount rates. Management reviews the inputs used by the third party specialist as well as the allocation of the purchase price provided by the third party to ensure reasonableness and that the procedures are performed in accordance with management’s policy. The initial allocation of the purchase price is based on management’s preliminary assessment, which may differ when final information becomes available. Subsequent adjustments made to the initial purchase price allocation, if any, are made within the allocation period, which typically does not exceed one year.

Impairment of long-lived assets, including goodwill

We account for long-lived assets in accordance with the provisions of accounting standards for the impairment or disposal of long-lived assets and evaluate our goodwill for impairment under accounting standards for goodwill and other intangible assets. We evaluate goodwill for impairment on at least an annual basis, or more frequently if a goodwill impairment indicator is identified. We periodically evaluate long-lived assets, including investments in real estate and goodwill, for indicators that would suggest that the carrying amount of the assets may not be recoverable. The judgments regarding the existence of such indicators are based on factors such as operating performance, market conditions and legal factors.

Long-lived assets, such as real estate assets, equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented on the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of properties classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss for goodwill is recognized to the extent that the carrying amount exceeds the implied fair value of goodwill. This determination is made at the reporting unit level and consists of two steps. First, we determine the fair value of a reporting unit and compare it to its carrying amount. In the apartment industry, the primary method used for determining fair value is to divide annual operating cash flows by an appropriate capitalization rate. We determine the appropriate capitalization rate by reviewing the prevailing rates in a property’s market or submarket. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation in accordance with accounting standards for business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Fair value of derivative financial instruments

We utilize certain derivative financial instruments, primarily interest rate swaps and interest rate caps, during the normal course of business to manage, or hedge, the interest rate risk associated with our variable rate debt or as hedges in anticipation of future debt transactions to manage well-defined interest rate risk associated with the transaction.

In order for a derivative contract to be designated as a hedging instrument, changes in the hedging instrument must be highly effective at offsetting changes in the hedged item. The historical correlation of the hedging instruments and the underlying hedged items are assessed before entering into the hedging relationship and on a quarterly basis thereafter, and have been found to be highly effective.

We measure ineffectiveness using the change in the variable cash flows method or the hypothetical derivative method for interest rate swaps and the hypothetical derivative method for interest rate caps for each reporting period through the term of the hedging instruments. Any amounts determined to be ineffective are recorded in earnings if in an overhedged position.

The change in fair value of the interest rate swaps and the intrinsic value or fair value of interest rate caps designated as cash flow hedges are recorded to accumulated other comprehensive income in the statement of shareholders’ equity.

The valuation of our derivative financial instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the interest rate caps. The variable interest rates used in the calculation of projected receipts on the interest rate cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. Additionally, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. Changes in the fair values of our derivatives are primarily the result of fluctuations in interest rates. See Notes 8 and 9 to MAALP’s audited financial statements for further discussion.

Loss Contingencies

The outcomes of claims, disputes and legal proceedings including those described under “—Legal Proceedings” are subject to significant uncertainty. We record an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. We review these accruals quarterly and make revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, we do not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then we disclose a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If we cannot make a reasonable estimate of the possible loss, or range of loss, then that is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that we consider in this assessment, including with respect to the matters disclosed under “—Legal Proceedings,” are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, our experience in similar matters, the facts available to us at the time of assessment, and how we intend to respond, or have responded, to the proceeding or claim. Our assessment of these factors may change over time as individual proceedings or claims progress. For matters where we are not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate; (ii) the proceedings are in the early stages; (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties; and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where we believe a reasonable estimate of loss, or range of loss, can be made. In such instances, we believe that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

OVERVIEW OF THE THREE MONTHS ENDED MARCH 31, 2014 AND THE YEAR ENDED DECEMBER 31, 2013

Our March 31, 2014 and December 31, 2013 balance sheets include the combined assets and liabilities of MAALP, CRLP and their respective subsidiaries. All properties acquired from Colonial have been placed in our Non-Same Store operating segment, as the properties are recent acquisitions and have not been owned and stabilized for at least 12 months.

For the three months ended March 31, 2014 over the three months ended March 31, 2013, we experienced an increase in income from continuing operations as increases in revenues outpaced increases in expenses. The increases in revenues came from a 4.0% increase in our large market same store segment, a 1.9% increase in our secondary market same store segment and a 1,216.9% increase in our non-same store and other segment, which was primarily a result of the Merger. The increase in expense came from a 5.5% increase in our large market same store segment, a 2.7% increase in our secondary market same store segment and a 1,176.4% increase in our non-same store and other segment, which was primarily the result of the Merger. Our same store portfolio represents those communities that have been held and have been stabilized for at least 12 months. Communities excluded from the same store portfolio would include recent acquisitions, communities being developed or in lease-up, communities undergoing extensive renovations, and communities identified as discontinued operations. The drivers of these increases are discussed below in the results of operations section.

For the year ended December 31, 2013 over the year ended December 31, 2012, we also experienced an increase in income from continuing operations as increases in revenues outpaced increases in expenses. The increases in revenues came from a 5.1% increase in our large market same store segment, a 2.8% increase in our secondary market same store segment and a 478.8% increase in our non-same store and other segment, which was primarily a result of the Merger. The increase in expense came from a 2.7% increase in our large market same store segment, a 2.1% increase in our secondary market same store segment and a 479.0% increase in our non-same store and other segment, which was primarily the result of the Merger.

We have grown externally during the past three years by following our acquisition strategy to invest in large and mid-sized growing markets in the Sunbelt region of the United States. Apart from the Merger, we acquired eleven properties for our 100% owned portfolio in 2011, seven in 2012 and four in 2013. We also purchased one property through one of our joint ventures in 2011. We did not purchase any properties through our joint ventures in 2012 or 2013. Offsetting some of this increased revenue stream were two property dispositions in 2011, nine dispositions in 2012, and nine dispositions in 2013.

The following table shows our multifamily real estate assets as of March 31, 2014 and as of December 31, 2013, 2012, and 2011:

	As of March 31, 2014	As of December 31,
		2013	2012	2011
Properties	272	275	166	167
Units	83,612	83,641	49,591	49,133
Development Units	999	1,461	774	950
Average Effective Monthly Rent/Unit, excluding lease-up and development	$900.86	$883.40	$855.71	$793.46
Occupancy, excluding lease-up and development	95.5%	94.9%	95.1%	95.1%

See discussion of same store average rent per unit and occupancy comparisons in the Trends section below.

In addition to the multi-family assets detailed above, we also owned or owned an interest in four commercial properties totaling 317,000 square feet of leasable space.

Average effective monthly rent per unit is equal to the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. We believe average effective monthly rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

The following is a discussion of our consolidated financial condition and results of operations for the three-month periods ended March 31, 2014 and 2013, and the years ended December 31, 2013, 2012, and 2011. This discussion should be read in conjunction with all of the consolidated financial statements included in this prospectus.

RESULTS OF OPERATIONS

Comparison of the three months ended March 31, 2014, to the three months ended March 31, 2013

Property Revenues

The following table shows our property revenues by segment for the three months ended March 31, 2014 and March 31, 2013 (dollars in thousands):

	Three months ended March 31,			Percentage Increase
	2014	2013	Increase
Large Market Same Store	$60,453	$58,125	$2,328	4.0%

Secondary Market Same Store	61,531	60,399	1,132	1.9%

Non-Same Store and Other	121,406	9,219	112,187	1,216.9%

Total	$243,390	$127,743	$115,647	90.5%

The increases in property revenues from our large market same store and secondary market same store groups are primarily a result of increased average rent per unit of 4.5%. The increase in property revenues from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

Property Operating Expenses

Property operating expenses include costs for property personnel, property personnel bonuses, building repairs and maintenance, real estate taxes and insurance, utilities, landscaping and depreciation and amortization. The following table shows our property operating expenses by segment for the three months ended March 31, 2014 and March 31, 2013 (dollars in thousands):

	Three months ended March 31,			Percentage Increase
	2014	2013	Increase
Large Market Same Store	$24,664	$23,376	$1,288	5.5%

Secondary Market Same Store	23,954	23,326	628	2.7%

Non-Same Store and Other	48,745	3,819	44,926	1,176.4%

Total	$97,363	$50,521	$46,842	92.7%

The increase in property operating expenses from our large market same store group is primarily a result of increases in real estate taxes, mulch landscaping expenses, and water and sewer utilities, with real estate taxes being the largest component. The increase in property operating expenses from our secondary market same store group is primarily a result of increases in real estate taxes, interior painting expenses, and water and sewer utilities, with real estate taxes being the largest component. The increase in property operating expenses from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

Depreciation and Amortization

The following table shows our depreciation and amortization expense by segment for the three months ended March 31, 2014 and March 31, 2013 (dollars in thousands):

	Three months ended March 31,		Increase/ (Decrease)	Percentage Increase/(Decrease)
	2014	2013
Large Market Same Store	$14,226	$14,359	$(133)	(0.9)%

Secondary Market Same Store	14,931	15,051	(120)	(0.8)%

Non-Same Store and Other	60,856	2,785	58,071	2,085.1%

Total	$90,013	$32,195	$57,818	179.6%

The increase in depreciation and amortization expense from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

General and Administrative

General and Administrative expense for the three months ended March 31, 2014 was approximately $4.3 million, an increase of $1.1 million from the three months ended March 31, 2013. The majority of the increase was related to increases in stock incentives, SEC filing expenses, and payroll expenses.

Merger and Integration Costs

Merger related expenses for the acquisition of Colonial were approximately $2.1 million for the three months ended March 31, 2014. We also incurred integration related expenses of $3.8 million for the three months ended March 31, 2014. There were no merger related expenses or integration related expenses for the three months ended March 31, 2013.

Interest Expense

Interest expense for the three months ended March 31, 2014 was approximately $30.7 million, an increase of $15.1 million from the three months ended March 31, 2013. The increase was primarily the result of an increase in our average debt outstanding from the three months ended March 31, 2013 to the three months ended March 31, 2014 of approximately $1.77 billion, due primarily to the assumption of Colonial’s debt as a result of the Merger.

Discontinued Operations

Income from discontinued operations before gain on sale for the three months ended March 31, 2014 was approximately $0.4 million, a decrease of $1.4 million from the three months ended March 31, 2013. The decrease is driven by the fact that the properties included in discontinued operations had lower net income during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013.

We recorded a gain on sale of discontinued operations of $5.5 million for the three months ended March 31, 2014. There was no gain or loss on sale of discontinued operations for the three months ended March 31, 2013. The increase in the gain is caused by the proceeds being greater than the net book value of the properties during the three months ended March 31, 2014 and the fact that there were no property sales during the three months ended March 31, 2013.

Comparison of the Year Ended December 31, 2013, to the Year Ended December 31, 2012

As a result of the Merger, the results of operations for 2013 include twelve months of results for MAALP and three months of results for CRLP. Our December 31, 2013 balance sheet includes the combined assets and liabilities of MAALP and CRLP.

Property Revenues

The following table shows our property revenues by segment for the years ended December 31, 2013 and December 31, 2012 (dollars in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012	Increase	Percentage Increase
Large Market Same Store	$256,141	$243,721	$12,420	5.1%
Secondary Market Same Store	207,572	201,834	5,738	2.8%
Non-Same Store and Other	170,374	29,434	140,940	478.8%

Total	$634,087	$474,989	$159,098	33.5%

The increases in property revenues from our large market same store and secondary market same store groups are primarily a result of increased average rent per unit of 3.9%. The increase in property revenues from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

Property Operating Expenses

Property operating expenses include costs for property personnel, property personnel bonuses, building repairs and maintenance, real estate taxes and insurance, utilities, landscaping and depreciation and amortization. The following table shows our property operating expenses by segment for the years ended December 31, 2013 and December 31, 2012 (dollars in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012	Increase	Percentage Increase
Large Market Same Store	$103,416	$100,661	$2,755	2.7%
Secondary Market Same Store	83,785	82,070	1,715	2.1%
Non-Same Store and Other	66,113	11,418	54,695	479.0%

Total	$253,314	$194,149	$59,165	30.5%

The increase in property operating expenses from our large market same store group is primarily a result of increases in real estate taxes, general liability insurance, and contract labor, with real estate taxes being the largest component. The increase in property operating expenses from our secondary market same store group is primarily a result of increases in real estate taxes, general liability insurance, and commissions, with real estate taxes being the largest component. The increase in property operating expenses from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

Depreciation and Amortization

The following table shows our depreciation and amortization expense by segment for the years ended December 31, 2013 and December 31, 2012 (dollars in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012	Increase	Percentage Increase
Large Market Same Store	$60,329	$59,914	$415	0.7%
Secondary Market Same Store	50,362	49,871	491	1.0%
Non-Same Store and Other	76,288	11,426	64,862	567.7%

Total	$186,979	$121,211	$65,768	54.3%

The increases in depreciation and amortization expense from our large market same store and secondary market same store groups resulted from asset additions made during the normal course of business. The increase in depreciation and amortization expense from our non-same store and other group is primarily due to the addition of the Colonial portfolio as a result of the Merger.

General and Administrative

General and Administrative expense for the year ended December 31, 2013 was approximately $15.6 million, an increase of $1.8 million from the year ended December 31, 2012. The majority of the increase was related to an increase in tax preparation fees, audit fees, and stock incentives.

Merger and Integration Costs

Merger related expenses for the acquisition of Colonial were approximately $32.4 million for the year ended December 31, 2013. We also incurred integration related expenses of $5.1 million for the year ended December 31, 2013. There were no merger related expenses or integration related expenses for the year ended December 31, 2012.

Interest Expense

Interest expense for the year ended December 31, 2013 was approximately $75.9 million, an increase of $18.0 million from the year ended December 31, 2012. The increase was primarily the result of an increase in our average debt outstanding from the year ended December 31, 2012 to the year ended December 31, 2013 of approximately $451.6 million, due primarily to the assumption of Colonial’s debt as a result of the Merger.

Discontinued Operations

Income from discontinued operations before gain on sale for the year ended December 31, 2013 was approximately $5.1 million, a decrease of $1.9 million from the year ended December 31, 2012. The decrease is driven by the fact that the properties sold in 2013 had lower net income than the properties sold in 2012.

We recorded a gain on sale of discontinued operations of $76.8 million and $41.6 million for the years ended December 31, 2013 and December 31, 2012, respectively. The increase in the gain is caused by the proceeds being greater than the net book value of the properties in 2013 compared to 2012.

Net Income Attributable to Noncontrolling Interests

Net income attributable to noncontrolling interests for the year ended December 31, 2013 was approximately $4.0 million, a decrease of $0.6 million from the year ended December 31, 2012.

Comparison of the Year Ended December 31, 2012, to the Year Ended December 31, 2011

Property Revenues

The following table shows our property revenues by segment for the years ended December 31, 2012 and December 31, 2011 (dollars in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Increase	Percentage Increase
Large Market Same Store	$243,721	$219,068	$24,653	11.3%
Secondary Market Same Store	201,834	183,087	18,747	10.2%
Non-Same Store and Other	29,434	6,610	22,824	345.3%

Total	$474,989	$408,765	$66,224	16.2%

The increases in property revenues from our large market same store and secondary market same store groups are primarily a result of increased average rent per unit of approximately 5.0%. The increase in property revenues from our non-same store and other group is primarily a result of acquisitions.

Property Operating Expenses

Property operating expenses include costs for property personnel, property personnel bonuses, building repairs and maintenance, real estate taxes and insurance, utilities, landscaping and depreciation and amortization. The following table shows our property operating expenses by segment for the years ended December 31, 2012 and December 31, 2011 (dollars in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Increase	Percentage Increase
Large Market Same Store	$100,661	$93,883	$6,778	7.2%
Secondary Market Same Store	82,070	76,489	5,581	7.3%
Non-Same Store and Other	11,418	3,191	8,227	257.8%

Total	$194,149	$173,563	$20,586	11.9%

The increases in property operating expenses from our large market same store and secondary market same store groups are primarily a result of increases in employees’ salaries and medical insurance. The increase in property operating expenses from our non-same store and other group is primarily a result of acquisitions.

Depreciation and Amortization

The following table shows our depreciation and amortization expense by segment for the years ended December 31, 2012 and December 31, 2011 (dollars in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011	Increase	Percentage Increase
Large Market Same Store	$59,914	$56,694	$3,220	5.7%
Secondary Market Same Store	49,871	45,891	3,980	8.7%
Non-Same Store and Other	11,426	3,424	8,002	233.7%

Total	$121,211	$106,009	$15,202	14.3%

The increases in depreciation and amortization expense from our large market same store and secondary market same store groups resulted from asset additions made during the normal course of business. The increase in depreciation and amortization expense from our non-same store and other group is primarily a result of acquisitions.

General and Administrative

General and Administrative expense for the year ended December 31, 2012 was approximately $13.8 million, a decrease of $4.4 million from the year ended December 31, 2011. The majority of the decrease was related to a reduction in stock incentives and worker’s compensation insurance.

Interest Expense

Interest expense for the year ended December 31, 2012 was approximately $57.9 million, an increase of $1.6 million from the year ended December 31, 2011. The increase was primarily the result of an increase in our average debt outstanding of $98.0 million from the year ended December 31, 2011 to the year ended December 31, 2012.

Discontinued Operations

Income from discontinued operations before gain on sale for the year ended December 31, 2012 was approximately $6.9 million, a decrease of $2.8 million from the year ended December 31, 2011. The decrease is driven by the fact that the properties sold in 2012 had lower net income than the properties sold in 2011.

We recorded a gain on sale of discontinued operations of $41.6 million and $12.8 million for the years ended December 31, 2012 and December 31, 2011, respectively. The increase in the gain is caused by the proceeds being greater than the net book value of the properties in 2012 compared to 2011 and by the fact that we sold 9 properties in 2012 compared to two properties in 2011.

Net Income Attributable to Noncontrolling Interests

Net income attributable to noncontrolling interests for the year ended December 31, 2012 was approximately $4.6 million, an increase of $2.2 million from the year ended December 31, 2011.

Net Income Attributable to MAA

Primarily as a result of the foregoing, net income attributable to MAA increased by approximately $56.4 million in the year ended December 31, 2012 from the year ended December 31, 2011.

Trends

During the three months ended March 31, 2014 and the year ended December 31, 2013, rental demand for apartments was strong, as it was during the three months ended March 31, 2013 and the year ended December 31, 2012. This strength was evident on two fronts: same store average physical occupancy during the three months ended March 31, 2014 was strong, ending the quarter at almost 96% occupancy and averaging in excess of 95% for the quarter; while same store effective rent per unit continued to grow, up 3.4% in the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. Same store average physical occupancy during the year ended December 31, 2013 was essentially flat with the year ended December 31, 2012 (95.75% for 2013 as compared to 95.83% for 2012); while same store effective rent per unit continued to grow, up 3.9% in 2013 over 2012. We have maintained this momentum despite job formation, one of the primary drivers of apartment demand, continuing to increase at a slower pace than a typical growth cycle.

An important part of our portfolio strategy is to maintain a broad diversity of markets across the Sunbelt region of the United States. The diversity of markets tends to mitigate exposure to economic issues in any one geographic market or area. We believe that a well diversified portfolio, including both large and select secondary markets, will perform well in “up” cycles as well as weather “down” cycles better. As of March 31, 2014, we were invested in approximately 48 defined Metropolitan Statistical Areas, with approximately 63% of our multifamily assets, based on gross assets, in large markets and 37% of our multifamily assets in select secondary markets.

New supply of rental units entering the market remained below peak new supply delivery averages, but multifamily permitting did pick up in 2013 and has continued into 2014. We believe this permitting will ultimately lead to an increase in supply but also believe the lack of new apartments in recent years combined with demand from new households will help keep supply and demand in balance. Also, we believe that more sustainable credit terms for residential mortgages should work to favor rental demand at existing multi-family properties. Competition from condominiums reverting back to rental units, or new condominiums being converted to rental, has not been a major factor in our portfolio because most of our submarkets have not been primary areas for condominium development. We have found the same to be true for rental competition from single family homes. We have avoided committing a significant amount of capital to markets or submarkets where most of the excessive inflation in house prices occurred. We saw significant rental competition from condominiums or single family houses in only a few of our submarkets. Long term, we expect demographic trends (including the growth of prime age groups for rentals and immigration and population movement to the southeast and southwest) will continue to build apartment rental demand for our markets.

Our focus continues to be on increasing pricing where possible through our revenue management system, while maintaining strong physical occupancy. As noted above, physical occupancy remained strong while effective rents continued to grow. As we move into the spring and summer leasing season, which typically produces more leasing traffic than other parts of the year, physical occupancy is strong. This will enable us to maximize the market’s pricing potential in the second quarter of 2014.

Overall same store revenues increased 4.1% for the year ended December 31, 2013 as compared to the year ended December 31, 2012. This increase was primarily due to rising rents and helped by increases in ancillary income. Also, we believe that more sustainable credit terms for residential mortgages should work to favor rental demand at existing multi-family properties. Long term, we expect demographic trends (including the growth of prime age groups for rentals and immigration and population movement to the southeast and southwest) will continue to build apartment rental demand for our markets.

We continue to develop improved products, operating systems and procedures that we believe enable us to capture more revenues. The continued benefit of ancillary services (such as our cable saver and deposit saver programs), improved collections and utility reimbursements enable us to capture increased revenue. We also actively work on improving processes and products to reduce expenses, such as new web-sites and internet access for our residents that enable them to transact their business with us more simply and effectively.

Liquidity and Capital Resources

For the quarter ended March 31, 2014, our net cash provided by operating activities was in excess of covering funding of normal capital improvements to existing real estate assets, distributions to unitholders, and dividends paid on common and preferred shares by approximately $45.6 million, as compared to $2.8 million for the same period in 2013. For the year ended December 31, 2013, our net cash provided by operating activities was in excess of covering funding of normal capital improvements to existing real estate assets, distributions to unitholders, and dividends paid on common and preferred shares by approximately $63.9 million, as compared to $51.0 million and $28.1 million for the same periods in 2012 and 2011, respectively. While we had sufficient liquidity to permit distributions at current rates through additional borrowings, if necessary, any significant deterioration in operations could result in our financial resources being insufficient to pay distributions to shareholders at the current rate, in which event we would be required to reduce the distribution rate.

Comparison of Three Months Ended March 31, 2014 to Three Months Ended March 31, 2013

Net cash flow provided by operating activities increased to $113.8 million for the three months ended March 31, 2014 from $42.1 million for the three months ended March 31, 2013. This change was a result of various items, including higher revenue as discussed above.

Net cash provided by investing activities was approximately $12.3 million during the three months ended March 31, 2014 compared to $51.2 million used in investing activities during the three months ended March 31, 2013 due to the factors discussed below. In the three months ended March 31, 2014, we had acquisition cash outflows of $49.5 million compared to $32.6 million for the three months ended March 31, 2013. During three months ended March 31, 2014, we had cash outflows of $16.3 million for development activities, compared to $12.2 million for the three months ended March 31, 2013. During three months ended March 31, 2014, we also had cash outflows of $1.4 million for improvements to existing real estate assets compared to $2.2 million for the three months ended March 31, 2013. The cash outflows from investing activities were offset by an increase in cash inflows from disposition activity. During the three months ended March 31, 2014, we had cash inflows of approximately $93.1 million, which were related to the sale of three properties and five outparcels. In the three months ended March 31, 2013, we had minimal cash inflows from property sales.

Net cash used in financing activities was approximately $93.5 million for the three months ended March 31, 2014 compared to $8.3 million provided by financing activities for the three months ended March 31, 2013. During the three months ended March 31, 2014 we paid $54.7 million in dividends and $3.1 million in distributions to noncontrolling interests compared to $29.4 million of dividends and $1.2 million of distributions paid during the three months ended March 31, 2013. We made $18.0 million in principal payments, $15.4 million of which related to the pay-off of one of our property mortgages, during the three months ended March 31, 2014 compared to $1.4 million of principal payments during the three months ended March 31, 2013. In the three months ended March 31, 2014, we had cash inflows of $0.3 million from proceeds of notes payable compared to zero for the three months ended March 31, 2013. In the three months ended March 31, 2014, we received proceeds of approximately $0.2 million primarily from the issuance of common stock through the optional cash feature of our DRSPP. During the three months ended March 31, 2013, we received proceeds of approximately $22.1 million primarily through our at-the-market program, or ATM, and the DRSPP. In the three months ended March 31, 2014, we had cash outflows of $17.9 million from the net change in credit lines compared to $19.0 million of inflows from the net change in credit lines for the three months ended March 31, 2013.

Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

Net cash flow provided by operating activities increased to $264.6 million for the year ended December 31, 2013 from $211.0 million for the year ended December 31, 2012. This change was a result of various items, including higher revenue as discussed above.

Net cash used in investing activities was approximately $83.8 million during the year ended December 31, 2013 compared to $329.2 million during the year ended December 31, 2012 due to the factors discussed below. In the year ended December 31, 2013, we had acquisition cash outflows of $139.2 million compared to $312.0 million for the year ended December 31, 2012. During 2013, we had cash outflows of $53.0 million for development activities, compared to $74.0 million for the year ended December 31, 2012. During 2013, we also had cash outflows of $11.0 million for improvements to existing real estate assets compared to $14.4 million for the year ended December 31, 2012. The decrease in cash outflows from investing activities was offset by an increase in cash inflows from disposition activity. During the year ended December 31, 2013, we had cash inflows of approximately $129.0 million, which were related to the sale of nine properties. In the year ended December 31, 2012, we had cash inflows of $110.1 million, which were related to the sale of nine properties from our same store portfolio.

Net cash used in financing activities was approximately $100.5 million for the year ended December 31, 2013 compared to $70.0 million provided by financing activities for the year ended December 31, 2012. In the year ended December 31, 2013, we had cash inflows of $347.8 million from proceeds of notes payable compared to $325.0 million for the year ended December 31, 2012. In the year ended December 31, 2013, we received proceeds of approximately $25.7 million primarily from the issuance of common stock through our at-the-market program, or ATM. During the year ended December 31, 2012, we received proceeds of approximately $196.3 million primarily through these same programs. In the year ended December 31, 2013, we had cash outflows of $308.0 million from the net change in credit lines compared to $320.1 million for the year ended December 31, 2012.

Issuances of Equity Securities

To fund the Merger, MAA issued approximately 31.9 million shares of MAA common stock and approximately 2.6 million OP Units on October 1, 2013.

As of March 31, 2014, MAA owned 75,009,303 OP Units, comprising a 94.7% limited partnership interest in MAALP, while the remaining 4,208,526 outstanding OP Units were held by limited partners of MAALP.

Holders of OP Units (other than MAA and its affiliates) may require MAALP to redeem their OP Units from time to time, in which case MAALP may, at its option, pay the redemption price either in cash (in an amount per OP Unit equal, in general, to the average closing price of MAA’s common stock on the NYSE over a specified period prior to the redemption date) or by delivering one share of MAA’s common stock (subject to adjustment under specified circumstances) for each OP Unit so redeemed. In addition, MAA has registered the 4,208,526 shares of its common stock, which as of March 31, 2014, were issuable upon redemption of OP Units held by MAALP’s limited partners under the Securities Act, so that those shares can be sold freely in the public markets. To the extent that additional OP Units are issued to limited partners of MAALP, MAA will likely register the additional shares of common stock issuable upon redemption of those OP Units under the Securities Act, so that those shares can also be sold in the public markets. If MAA issues shares of its common stock upon the redemption of OP Units in MAALP, sales of substantial amounts of such shares of MAA’s common stock, or the perception that these sales could occur, may adversely affect prevailing market prices for MAA’s common stock or may impair our ability to raise capital through the sale of MAA’s common stock or other equity securities.

On March 2, 2012, we closed on an underwritten public offering of 1,955,000 shares of common stock. UBS Investment Bank and Jefferies & Company, Inc. acted as joint bookrunning managers. This transaction resulted in net proceeds of $120.1 million. No such issuances occurred during 2011 or 2013.

During three months ended March 31, 2014, MAA sold no shares of common stock through its ATM. This compares to 325,166 shares of common stock sold for net proceeds of approximately $22.0 million for the three months ended March 31, 2013. As of March 31, 2014, 4,134,989 shares remained available to be issued under MAA’s ATM. During the year ended December 31, 2013, MAA sold 365,011 shares of common stock for net proceeds of approximately $24.8 million through MAA’s ATM. This compares to 1,155,511 shares of common stock for net proceeds of approximately $75.9 million for 2012.

During the three months ended March 31, 2014, MAA issued 340 shares for gross proceeds of approximately $23,000 through the direct stock purchase feature of its DRSPP. During the three months ended March 31, 2013, MAA issued 141 shares for net proceeds of $10,000 through MAA’s DRSPP. During 2013, MAA issued 1,068 shares for net proceeds of $69,000 through the direct stock purchase feature of MAA’s DRSPP. During 2012, MAA issued 729 shares for net proceeds of $48,000 through MAA’s DRSPP. No discount was offered on these issuances in 2014, 2013 or 2012. During 2011, MAA issued 495,645 shares at an average discount of 2% through MAA’s DRSPP for net proceeds of $30.0 million.

Issuances of Debt Securities

On July 29, 2011, we issued $135 million of Senior Unsecured Notes. The notes were offered in a private placement with three maturity tranches: $50.00 million at 4.7% maturing on July 29, 2018, $72.75 million at 5.4% maturing on July 29, 2021, and $12.25 million at 5.6% maturing on July 29, 2023, all of which is outstanding at March 31, 2014.

On March 1, 2012, MAALP entered into a $150 million unsecured term loan agreement with a syndicate of banks led by Key Bank and J.P. Morgan at a rate of LIBOR plus a spread of 1.4% to 2.15% based on a leveraged based pricing grid and a maturity date of March 1, 2017. In July 2012, we received an investment grade rating (Baa2) from Moody’s pricing service, which reduced the variable rate to LIBOR plus a spread of 1.10% to 2.05% based on an investment grade ratings grid.

On August 31, 2012, we issued $175 million of Senior Unsecured Notes. The notes were offered in a private placement with four tranches: $18 million at 3.15% maturing on November 30, 2017; $20 million at 3.61% maturing on November 30, 2019; $117 million at 4.17% maturing on November 30, 2022; and $20 million at 4.33% maturing on November 30, 2024, all of which is outstanding at December 31, 2013 and March 31, 2014.

On October 16, 2013, MAALP issued $350 million in aggregate principal amount of notes, maturing on October 15, 2023 with an interest rate of 4.3% per annum (the “2023 Notes”). The purchase price paid by the initial purchasers was 99.047% of the principal amount. The 2023 Notes are general unsecured senior obligations of MAALP and rank equally in right of payment with all other senior unsecured indebtedness of MAALP. Interest on the 2023 Notes is payable on April 15 and October 15 of each year, beginning on April 15, 2014. The net proceeds from the offering after deducting the original issue discount of approximately $3.3 million and underwriting commissions and expenses of approximately $2.3 million was approximately $344.4 million. The 2023 Notes have been reflected net of discount in the consolidated balance sheet. MAALP entered into three forward swaps totaling $150 million, which resulted in a total effective interest rate of 4.15%.

On December 13, 2013, MAALP completed a series of exchange offers pursuant to which it exchanged $154,235,000 aggregate principal amount of 6.25% Senior Notes due 2014, $169,161,000 aggregate principal amount of 5.50% Senior Notes due 2015 and $68,130,000 aggregate principal amount of 6.05% Senior Notes due 2016 (collectively, the “Existing Notes”) issued by CRLP, for $154,235,000 aggregate principal amount of MAALP’s new 6.25% Senior Notes due 2014 (the “2014 Notes”), $169,112,000 aggregate principal amount of the Original 2015 Notes and $68,130,000 aggregate principal amount of the Original 2016 Notes, plus approximately $975,000 in cash.

Outstanding Debt; Credit Facilities

We believe that we have adequate resources to fund our current operations, annual refurbishment of our properties, and incremental investment in new apartment properties. We rely on the efficient operation of the financial markets to refinance debt maturities, and on rate renewals for Fannie Mae and Freddie Mac, or the Agencies. The Agencies provided credit enhancement for approximately $633.4 million of our outstanding debt through credit facilities as of March 31, 2014.

The interest rate markets for Fannie Mae DMBS and Freddie Mac Reference Bills, which in our experience are highly liquid and highly correlated with three-month LIBOR interest rates, are also an important component of our liquidity and interest rate swap effectiveness. Prudential Mortgage Capital, a Delegated Underwriting and Servicing (DUS) lender for Fannie Mae, markets 90-day Fannie Mae Discount Mortgage Backed Securities monthly, and is obligated to advance funds to us at DMBS rates plus a credit spread under the terms of the credit agreements between Prudential and us. Financial Federal, a Freddie Mac Program Plus Lender and Servicer, is obligated to advance funds under the terms of credit agreements between Financial Federal and us.

The weighted average interest rate at March 31, 2014 for our $3.46 billion of debt outstanding was 3.8%, compared to the weighted average interest rate of 3.6% on $1.7 billion of debt outstanding at March 31, 2013. We utilize both conventional and tax exempt debt to help finance our activities. Borrowings are made through individual property mortgages, company-wide secured and unsecured credit facilities, and private and public unsecured notes. We utilize fixed rate borrowings, interest rate swaps and interest rate caps to manage our current and future interest rate risk. More details on our borrowings can be found in the schedules presented later in this section.

At March 31, 2014, we had secured credit facility relationships with Prudential Mortgage Capital which are credit enhanced by Fannie Mae, Financial Federal which are credit enhanced by the Federal Home Loan Mortgage Corporation, or Freddie Mac, and a $500 million bank unsecured facility with a syndicate of banks. Together, these credit facilities provided a total line capacity of $1.36 billion with all but $231.5 million collateralized and available to borrow at March 31, 2014. We had total borrowings outstanding under these credit facilities of $633.4 million at March 31, 2014.

Approximately 13% of our outstanding obligations at March 31, 2014 were borrowed through credit facilities with/or credit enhanced by Fannie Mae, also referred to as the Fannie Mae Facilities. The Fannie Mae Facilities have a combined line limit of $661.2 million, of which $435.2 million was collateralized and available to borrow at March 31, 2014. We had total borrowings outstanding under the Fannie Mae Facilities of approximately $435.2 million at March 31, 2014. Various Fannie Mae rate tranches of the Fannie Mae Facilities mature from 2014 through 2018. The Fannie Mae Facilities provide for both fixed and variable rate borrowings. The interest rate on the majority of the variable portion is based on the Fannie Mae Discount Mortgage Backed Security, or DMBS, rate which are credit-enhanced by Fannie Mae and are typically sold every 90 days by Prudential Mortgage Capital at interest rates approximating three-month LIBOR less a spread that has averaged 0.17% over the life of the Fannie Mae Facilities, plus a credit enhancement fee of 0.49% to 0.67%. We have seen more volatility in the spread between the DMBS and three-month LIBOR since late 2007 than was historically prevalent.

Approximately 6% of our outstanding obligations at March 31, 2014 were borrowed through a credit facility with or credit enhanced by Freddie Mac, also referred to as the Freddie Mac Facility. The Freddie Mac Facility has a combined line limit of $200.0 million, of which $198.2 million was collateralized and available to borrow at March 31, 2014. We had total borrowings outstanding under the Freddie Mac Facility of approximately $198.2 million at March 31, 2014. The Freddie Mac facility matures in 2014. The interest rate on the Freddie Mac Facility renews every 30 or 90 days and is based on the Freddie Mac Reference Bill Rate on the date of renewal, which has historically approximated the equivalent 30 or 90-day LIBOR, plus a credit enhancement fee of 0.65%. The Freddie Mac Reference Bill rate has traded consistently below LIBOR, and the historical average spread was 0.29% below LIBOR at March 31, 2014.

We also maintain a $500.0 million unsecured credit facility with fourteen banks led by KeyBank National Association (Key Bank). The Key Bank credit facility bears an interest rate of LIBOR plus a spread of 0.90% to 1.70% based on an investment grade pricing grid. This credit facility expires in August 2017 with two separate six-month extension options. At March 31, 2014, we had $496.3 million available to be borrowed under the Key Bank credit facility agreement with zero borrowings under this facility. Approximately $3.7 million of the facility is used to support letters of credit.

Each of our credit facilities is subject to various covenants and conditions on usage, and the secured facilities are subject to periodic re-evaluation of collateral. If we were to fail to satisfy a condition to borrowing, the available credit under one or more of the facilities could not be drawn, which could adversely affect our liquidity. In the event of a reduction in real estate values the amount of available credit could be reduced. Moreover, if we were to fail to make a payment or violate a covenant under a credit facility, after applicable cure periods, one or more of our lenders could declare a default, accelerate the due date for repayment of all amounts outstanding and/or foreclose on properties securing such facilities. A default on an obligation to repay outstanding debt could also create a cross default on a separate piece of debt, whereby one or more of our lenders could accelerate the due date for repayment of all amounts outstanding and/or foreclose on properties securing the related facilities. Any such event could have a material adverse effect.

On October 1, 2013, we acquired the Colonial term loan agreements with Wells Fargo and U.S. Bank Association of $250 million and $150 million, respectively. The Wells Fargo term loan bears interest at a rate of LIBOR plus a spread of 1.65% to 2.90% based on the credit ratings of our unsecured debt from time to time and matures on August 1, 2018. The U.S. Bank National Association term loan bears interest at a rate of LIBOR plus a spread of 1.10% to 2.05% based on the credit ratings of our unsecured debt from time to time and matures on May 11, 2017. Including our term loan agreement with Key Bank and J.P. Morgan, we had total borrowings of $550 million outstanding under these term loan agreements at December 31, 2013 and March 31, 2014.

As of March 31, 2014, we had entered into interest rate swaps totaling a notional amount of $717.0 million. To date, these swaps have proven to be highly effective hedges. We had also entered into interest rate cap agreements totaling a notional amount of approximately $314.3 million as of March 31, 2014.

The following schedule outlines our variable versus fixed rate debt, including the impact of interest rate swaps and caps, outstanding as of March 31, 2014 (dollars in thousands):

	Principal Balance	Average Years to Rate Maturity	Effective Rate
SECURED DEBT
Conventional - Fixed Rate or Swapped	$1,341,500	4.9	4.2%
Conventional - Variable Rate - Capped (1)	251,259	1.8	0.9%
Tax-free - Variable Rate - Capped (1)	88,370	3.9	0.9%

Total Fixed or Hedged Rate Maturity	$1,681,129	4.4	3.5%
Conventional - Variable Rate (2)	104,032	0.2	1.0%

Total Secured Rate Maturity	$1,785,161	4.2	3.4%
UNSECURED DEBT
Fixed Rate or Swapped	$1,677,898	3.5	4.3%

Total Unsecured Rate Maturity	$1,677,898	3.5	4.3%

TOTAL DEBT RATE MATURITY	$3,463,059	3.9	3.8%

TOTAL FIXED OR HEDGED DEBT RATE MATURITY	$3,359,027	4.0	3.9%

(1)	The effective rate represents the average rate on the underlying variable debt unless the cap rates are reached, which average 4.6% of LIBOR for conventional caps and 5.6% of SIFMA for tax-free caps.
(2)	Includes $27 million of mortgages with an imbedded cap at a 7% all-in interest rate.

The following schedule outlines the interest rate maturities of our outstanding debt as of March 31, 2014 (dollars in thousands):

	Fixed Rate Debt	Interest Rate Swaps	Total Fixed Rate Balances	Contract Rate	Interest Rate Caps	Total Fixed or Hedged
2014	$214,293	$92,000	$306,293	6.0%	$59,000	$365,293
2015	254,153	75,000	329,153	5.5%	52,059	381,212
2016	95,074	—	95,074	6.0%	104,449	199,523
2017	160,528	300,000	460,528	2.3%	64,890	525,418
2018	104,413	250,000	354,413	3.2%	32,750	387,163
Thereafter	1,473,938	—	1,473,938	4.0%	26,480	1,500,418
Total	$2,302,399	$717,000	$3,019,399	4.1%	$339,628	$3,359,027

The following table reflects our total contractual cash obligations which consist of our long-term debt, development fees and operating leases as of March 31, 2014 (dollars in thousands):

Contractual Obligations (1)	2014	2015	2016	2017	2018	Thereafter	Total
Long-Term Debt Obligations (2)	$420,700	$395,858	$186,225	$497,406	$393,490	$1,569,380	$3,463,059

Fixed Rate or

Swapped Interest (3)	82,464	88,044	74,105	62,504	53,661	168,279	529,057

Purchase Obligations (4)	1,236	—	—	—	—	—	1,236

Operating Lease Obligations	190	250	249	244	174	—	1,107

Total	$504,590	$484,152	$260,579	$560,154	$447,325	$1,737,659	$3,994,459

(1)	Fixed rate and swapped interest are shown in this table. The average interest rates of variable rate debt are shown in preceding tables.

(2)	Represents principal payments.
(3)	Swapped interest is subject to the ineffective portion of cash flow hedges as described in Note 8 to MAALP’s audited financial statements.
(4)	Represents development fees.

Off-Balance Sheet Arrangements

At March 31, 2014 and 2013, we did not have any relationships with unconsolidated entities or financial partnerships established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Mid-America Multifamily Fund I, LLC, was established to acquire $500 million of apartment communities with redevelopment upside offering value creation opportunity through capital improvements, operating enhancements and restructuring in-place financing. As of March 31, 2014, Mid-America Multifamily Fund I, LLC was legally dissolved and owned zero properties. Mid-America Multifamily Fund II, LLC, was established to acquire $250 million of apartment communities with redevelopment upside offering value creation opportunity through capital improvements, operating enhancements and restructuring in-place financing. As of March 31, 2014, Mid-America Multifamily Fund II, LLC owned two properties. In addition, we do not engage in trading activities involving non-exchange traded contracts. As such, we are not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships. We do not have any relationships or transactions with persons or entities that derive benefits from their non-independent relationships with us or our related parties other than those disclosed in Note 17 to MAALP’s audited financial statements.

Our investments in our real estate joint ventures are unconsolidated and are recorded using the equity method for the joint ventures in which we do not have a controlling interest.

Insurance

We renegotiated our insurance programs effective July 1, 2013. We believe that the property and casualty insurance program in place provides appropriate insurance coverage for financial protection against insurable risks such that any insurable loss experienced that can be reasonably anticipated would not have a significant impact on our liquidity, financial position or results of operation.

Inflation

Our resident leases at the apartment communities allow, at the time of renewal, for adjustments in the rent payable thereunder, and thus may enable us to seek rent increases. Almost all leases are for one year or less. The short-term nature of these leases generally serves to reduce our risk to adverse effects of inflation.

Impact of Recently Issued Accounting Standards

In April 2014, the FASB issued ASU, No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. ASU 2014-08 raises the threshold for disposals to qualify as discontinued operations. It also requires additional disclosures for discontinued operations and new disclosures for individually material disposal transactions that do not meet the definition of a discontinued operation. The ASU is effective for fiscal years beginning after December 15, 2014, and interim periods within those years, however early adoption is permitted beginning in the first quarter of 2014. We adopted ASU 2014-08 during the period ending March 31, 2014. The adoption of ASU 2014-08 required us to not classify certain disposals occurring during the first quarter of 2014 as discontinued operations.

In February 2013, the FASB issued Accounting Standards Update (ASU) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of Accumulated other comprehensive income (AOCI) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning after December 15, 2012 and early adoption is permitted. We early adopted ASU 2013-02 for the annual period ended December 31, 2012. The adoption of ASU 2013-02 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

In January 2013, the FASB issued ASU, No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, would apply to derivatives accounted for in accordance with FASB ASC 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. This ASU is effective for fiscal years beginning on or after January 1, 2013 and interim periods within those annual periods. We adopted ASU 2013-01 during the period ended March 31, 2013. The adoption of ASU 2013-01 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This ASU allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of equity. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 is applied retrospectively. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, but allows for early adoption. We adopted ASU 2011-05 for the Annual Report for fiscal year ended December 31, 2011, and this changed the presentation of our financial statements but not our consolidated financial condition or results of operations taken as a whole.

In November 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This ASU supersedes certain paragraphs in ASU 2011-05 addressing reclassification adjustments out of accumulated other comprehensive income. The effective dates and expected changes to our presentation are the same as noted in ASU 2011-05 above.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The amendments change the wording, mainly for clarification, used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this update to result in a change in the application of the requirements in Topic 820. The amendments in this ASU are to be applied prospectively. The amendments are effective during interim and annual periods beginning after December 15, 2011. We adopted ASU 2011-04 in the interim and annual periods of fiscal year 2012. The adoption of ASU 2011-04 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

Quantitative and Qualitative Disclosures about Market Risk

Our primary market risk exposure is to changes in interest rates on our borrowings. At March 31, 2014, approximately 39% of our total capitalization consisted of borrowings. Our interest rate risk objective is to limit the impact of interest rate fluctuations on earnings and cash flows and to lower our overall borrowing costs. To achieve this objective, we manage our exposure to fluctuations in market interest rates for borrowings through the use of fixed rate debt instruments and interest rate swaps and caps, which mitigate our interest rate risk on a related financial instrument and effectively fix or cap the interest rate on a portion of our variable debt or on future refinancings. We use our best efforts to have our credit facilities, or tranches thereof, mature across multiple years, which we believe limits our exposure to interest rate changes in any one year. We do not enter into derivative instruments for trading or other speculative purposes. Approximately 97% of our outstanding debt was subject to fixed or capped rates after considering related derivative instruments at March 31, 2014. We regularly review interest rate exposure on outstanding borrowings in an effort to minimize the risk of interest rate fluctuations.

The table below provides information about our financial instruments that are sensitive to changes in interest rates as of December 31, 2013. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For our interest rate swaps and caps, the table presents the notional amount of the swaps and caps and the years in which they expire. Weighted average variable rates are based on rates in effect at the reporting date (dollars in thousands).

	2014	2015	2016	2017	2018	Total Thereafter	Total	Fair Value

Long-term Debt

Fixed Rate (1)	$238,754	$262,141	$103,807	$82,275	$108,671	$1,495,678	$2,291,326	$2,300,098

Average interest rate	5.91%	5.23%	5.46%	4.43%	4.31%	4.22%	4.58%

Variable Rate (1)	$218,528	$134,914	$82,952	$383,629	$281,958	$79,411	$1,181,392	$1,119,630

Average interest rate	0.74%	1.27%	0.76%	1.37%	1.86%	0.87%	1.28%

Interest Rate Swaps

Variable to Fixed	$144,000	$75,000	$—	$300,000	$250,000	$—	$769,000	$(20,015)

Average Pay Rate	4.95%	4.41%	—%	1.08%	2.55%	—%	2.61%

Interest Rate Cap

Variable to Fixed	$59,455	$40,000	$89,280	$65,203	$32,810	$—	$286,748	$287

Average Pay Rate	4.72%	4.50%	4.88%	5.42%	4.86%	—%	4.92%

(1)	Excluding the effect of interest rate swap and cap agreements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

BUSINESS

Overview

MAALP is the operating partnership of MAA, a multi-family focused self-administered and self-managed REIT. We own, operate, acquire and selectively develop apartment communities primarily located in the Sunbelt region of the United States. Our activities include full or partial ownership and operation of 272 multi-family properties and four commercial properties as of March 31, 2014, located in Alabama, Arizona, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, Missouri, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia.

As of March 31, 2014, we owned or maintained a partial ownership in the following properties:

Multifamily:
	Consolidated Properties	Units	Unconsolidated Properties	Units	Total Properties	Total Units
	269	82,730	3	882	272	83,612

Commercial:
	Consolidated Properties	Sq. Ft. (1)	Unconsolidated Properties	Sq. Ft.	Total Properties	Total Sq. Ft.
	3	374,180	1	29,971	4	404,151

(1)	Includes spaced owned by anchor tenants.

MAA’s business is conducted principally through MAALP. MAA is the sole general partner of MAALP, holding 75,009,303 OP units, comprising a 94.7% partnership interest in MAALP as of March 31, 2014.

MAA was formed in Tennessee in 1994. The corporate offices of MAA and MAALP are located at 6584 Poplar Avenue, Memphis, Tennessee 38138 and our telephone number is (901) 682-6600. As of December 31, 2013, we had 2,151 full-time employees and 90 part-time employees.

Merger of MAA and Colonial

On October 1, 2013, MAA completed its previously announced Merger with Colonial. Pursuant to the merger agreement, Martha Merger Sub, LP, or OP Merger Sub, a wholly-owned indirect subsidiary of MAALP, merged with and into Colonial Realty Limited Partnership, which we refer to as CRLP, with CRLP being the surviving entity of the Merger and becoming a wholly-owned indirect subsidiary of MAALP, which is referred to as the partnership merger. The partnership merger was part of the transactions contemplated by the previously announced agreement and plan of merger entered into on June 3, 2013 among MAA, MAALP, OP Merger Sub, Colonial, and CRLP pursuant to which MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger, which is referred to as the parent merger. We refer to the parent merger, together with the partnership merger, as the Merger in this Annual Report on Form 10-K. Under the terms of the merger agreement, each common share of beneficial interest in Colonial, or Colonial common share, was converted into the right to receive 0.36 of a newly issued share of MAA common stock. In addition, each limited partner interest in CRLP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of CRLP, which we refer to in this Report as CRLP units, issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into common units in MAALP at the 0.36 conversion rate.

The net assets and results of operations of Colonial are included in our consolidated financial statements from the closing date, October 1, 2013, through December 31, 2013, the end of our fiscal year.

Reporting Segments

As of March 31, 2014, we owned or had an ownership interest in 272 multifamily apartment communities located in 14 states from which we derived all significant sources of earnings and operating cash flows.

Additionally, we owned three commercial properties in two states. Senior management evaluates performance and determines resource allocations by reviewing apartment communities individually and in the following reportable operating segments:

•	Large market same store communities are generally communities in markets with a population of at least 1 million and at least 1% of the total public multifamily REIT units that we have owned and that have been stabilized for at least a full 12 months and have not been classified as held for sale. Communities are considered stabilized after achieving and maintaining at least 90% occupancy for 90 days.

•	Secondary market same store communities are generally communities in markets with populations of more than 1 million but less than 1% of the total public multifamily REIT units or markets with populations of less than 1 million that we have owned and that have been stabilized for at least a full 12 months and have not been classified as held for sale. Communities are considered stabilized after achieving and maintaining at least 90% occupancy for 90 days.

•	Non same store communities and other generally includes commercial properties, recent acquisitions, communities in development or lease-up and communities that have been classified as held for sale.

On the first day of each calendar year, we determine the composition of our same store operating segments for that year, which allows us to evaluate full period-over-period operating comparisons. For financial reporting purposes, the operating results of the Colonial assets that we acquired in the Merger are within the “non-same store communities and other” reporting segment. The legacy Colonial assets will not be eligible to be included in same store segments until January 1, 2015. We utilize net operating income, or NOI, in evaluating the performance. Total NOI represents total property revenues less total property operating expenses, excluding depreciation and amortization, for all properties held during the period regardless of their status as held for sale. We believe NOI is a helpful tool in evaluating the operating performance of our segments because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. During 2013, we added 13 communities to our same store portfolio and moved 11 communities to our non-same store and other segment. In addition, as a result of the Merger, we added 115 wholly-owned apartment communities and four commercial properties to our non-same store and other segment.

A summary of segment operating results for 2013, 2012 and 2011 is included in Note 19 to MAALP’s audited financial statements. Additionally, segment operating performance for such years is discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this prospectus.

Business Objectives

Our primary business objectives are to protect and grow existing property values, to maintain a stable and increasing cash flow that will fund our dividend through all parts of the real estate investment cycle, and to create shareholder value by growing in a disciplined manner. To achieve these objectives, we intend to continue to pursue the following goals and strategies:

•	effectively and efficiently operate our existing properties with an intense property and asset management focus and a decentralized structure;

•	manage real estate cycles by taking an opportunistic approach to buying, selling, renovating and developing apartment communities;

•	diversify investment capital across both large and secondary markets to achieve a growing and less volatile operating performance; and

•	actively manage our capital structure to help enhance predictability of earnings and dividends.

Operations Strategy

Our goal is to generate our return on investment collectively and in each apartment community by increasing revenues, controlling operating expenses, maintaining high occupancy levels and reinvesting as appropriate. The steps taken to meet these objectives include:

•	providing management information and improved customer services through technology innovations

•	utilizing systems to enhance property managers’ ability to optimize revenue by adjusting rental rates in response to local market conditions and individual unit amenities;

•	developing new ancillary income programs aimed at offering new services to residents, including cable, on which we generate revenue;

•	implementing programs to control expenses through investment in cost-saving initiatives, including measuring and passing on to residents the cost of various expenses, including water and other utility costs;

•	analyzing individual asset productivity performances to identify best practices and improvement areas

•	proactively maintaining the physical condition of each property through ongoing capital investments

•	improving the “curb appeal” of the apartment communities through extensive landscaping and exterior improvements, and repositioning apartment communities from time-to-time to enhance or maintain market positions;

•	aggressively managing lease expirations to align with peak leasing traffic patterns and to maximize productivity of property staffing;

•	allocating additional capital, including capital for selective interior and exterior improvements

•	compensating employees through performance-based compensation and stock ownership programs; and

•	maintaining a hands-on management style and “flat” organizational structure that emphasizes senior management’s continued close contact with the market and employees.

We believe that our decentralized operating structure capitalizes on specific market knowledge, provides greater personal accountability than a centralized structure and is beneficial in the acquisition and redevelopment processes. To support this decentralized operational structure, senior and executive management, along with various asset management functions, are proactively involved in supporting and reviewing property management through extensive reporting processes and frequent on-site visitations. To maximize the amount of information shared between senior and executive management and the properties on a real time basis, we utilize a web-based property management system. The system contains property and accounting modules that allow for operating efficiencies, continued expense control, provide for various expanded revenue management practices, and improve the support provided to on-site property operations. We use a “yield management” pricing program that helps our property managers optimize rental revenues, and we also utilize purchase order and accounts payable software to provide improved controls and management information.

Investment in new technologies continue to drive operating efficiencies in our business and help us to better meet the changing needs of our residents. Since its launch in October 2012, our residents have been utilizing our web-based resident internet portal on our website. Our residents have the ability to conduct business with us 24 hours a day, 7 days a week. In February 2013, we completed the roll out of online leasing renewals throughout our portfolio. As a result of transforming our operations through technology, resident’s satisfaction improved, and our operating teams have become more efficient. Web-based technologies have also resulted in declining marketing and advertising costs, improved cash management, and better pricing management of our available apartments.

In 2013, the features and functionality of our website, http://www.maac.com, were enhanced to increase a user’s engagement and search capability. Improvements included a new responsive website design, new photography, enhancements to the online web forms and improved layout of the individual MAA community homepages. Reference to our website does not constitute incorporation by reference of the information contained on the site and should not be considered part of this prospectus. We also overhauled our mobile applications. These overall enhancements have increased our web visitor traffic year-over-year to almost 2.2 million visitors in 2013, an increase of 34%, with mobile traffic at 1.2 million visitors, an increase of 173%.

Acquisition Strategy

One of our growth strategies is to acquire apartment communities that are located in large or secondary markets primarily throughout the Sunbelt region of the United States. Acquisitions (and dispositions) also help us achieve our desired product mix, geographic diversification or rebalance our portfolio. Portfolio growth allows for fixed general and administrative costs to be a smaller percentage of the overall community net operating income. We have extensive experience and research- based skills in the acquisition of multifamily communities. We will continue to evaluate opportunities that arise, and will utilize this strategy to increase the number of apartment communities in strong and growing markets.

During the quarter ended March 31, 2014, we acquired the remaining two-thirds ownership in two communities from Mid-America Multifamily Fund II, one of our joint ventures in which we had a one-third ownership interest, for $38.8 million. We acquired Grand Cypress, a 312-unit community located in the Houston, Texas MSA, and Venue at Stonebridge Ranch, a 250-unit community located in the Dallas, Texas MSA. We assumed loans totaling $31.7 million related to the acquisitions.

Disposition Strategy

We sell assets that no longer meet our long-term strategy or when market conditions are favorable, and we redeploy the proceeds from those sales to develop, redevelop and acquire communities and to rebalance our portfolio across or within geographic regions. This also allows us to realize a portion of the value created through our investments and provides additional liquidity. We are then able to redeploy the net proceeds from our dispositions in lieu of raising that amount of capital externally. When we decide to sell a community, we generally solicit competing bids from unrelated parties for these individual assets and consider the sales price and other key terms of each proposal. During the three months ended March 31, 2014, we sold Willow Creek, a 285-unit community located in Columbus, Georgia. We received gross proceeds of $10.6 million on the sale and recognized a gain during the first quarter of 2014 of approximately $5.5 million. During the year ended December 31, 2013, we disposed of nine communities totaling 2,108 units.

Development Strategy

Periodically, we invest in limited expansion development projects generally through fee-based development agreements using fixed price or cost controlled construction contracts. These contracts can have variability to cover any project cost overruns that may occur. Some development agreements require that cost overruns are contractually shared with the developer up to a specified level, while other development agreements stipulate that cost overruns are the responsibility of the developer. While we seek opportunistic new development investments offering attractive long-term investment returns, we do not currently intend to expand into development in a significant way. We expect our investment in new development will remain a smaller component of overall growth as compared to growth through acquiring existing properties. As of March 31, 2014, we had four development communities under construction totaling 999 units, with 305 units completed. Total expected costs for the development projects are $146.0 million, of which $98.7 million has been incurred to date. We expect to complete construction on all four projects by the first quarter of 2015.

Redevelopment Strategy

Beginning in 2005, we began an initiative of upgrading a significant number of our existing apartment communities in key markets across our portfolio. We focus on both interior unit upgrades and shared exterior amenities above and beyond routine capital upkeep in markets that we believe continue to have growth potential and can support the increased rent. During the three months ended March 31, 2014, we renovated 395 units at an average cost of $3,457 per units achieving average rental rate increases of 12% above non-renovated units. During the year ended December 31, 2013, we renovated 2,576 units for a total of $11.3 million at an average rental rate that we believe was approximately 11% above the normal market rate increase.

Capital Structure Strategy

We use a combination of debt and equity sources to fund our portfolio of assets, focused on producing low costs combined with a flexible capital structure. We focus on improving the net present value of our assets by generating cash flows from our portfolio of investments above the estimated total cost of debt and equity capital. We routinely make new investments when we believe it will be accretive to shareholder value. We maintain a capital structure that we believe allows us to proactively source potential investment opportunities in the marketplace. We have structured our debt maturity schedule to avoid significant exposure in any given year and to be able to opportunistically access both secured and unsecured debt markets when appropriate.

Share Repurchase Program

In 1999, MAA’s Board of Directors approved an increase in the number of shares of its common stock authorized to be repurchased to 4 million shares. As of December 31, 2013, MAA had repurchased a total of approximately 1.9 million shares (8% of the shares of common stock and common units outstanding as of the beginning of the repurchase program). From time-to-time, MAA intends to repurchase shares when it believes that shareholder value would be enhanced. Factors affecting this determination include, among others, the share price and expected rates of return. No shares were repurchased from 2002 through 2013 under this plan.

Competition

All of our apartment communities are located in areas that include other apartment communities. Occupancy and rental rates are affected by the number of competitive apartment communities in a particular area. The owners of competing apartment communities may have greater resources than us, and the managers of these apartment communities may have more experience than our management. Moreover, single-family rental housing, manufactured housing, condominiums and the new and existing home markets provide housing alternatives to potential residents of apartment communities.

Competition for new residents is generally intense across all of our markets. Some competing communities offer features that our communities do not have. Competing communities can use concessions or lower rents to obtain temporary competitive advantages. Also, some competing communities are larger or newer than our communities. The competitive position of each community is different depending upon many factors including sub-market supply and demand. In addition, other real estate investors compete with us to acquire existing properties and to develop new properties. These competitors include insurance companies, pension and investment funds, public and private real estate companies, investment companies and other public and private apartment REITs, some of which may have greater resources, or lower capital costs, than we do.

We believe that, in general, we are well-positioned to compete effectively for residents and investments. We believe our competitive advantages include:

•	a fully integrated organization with property management, development, redevelopment, acquisition, marketing, sales and financing expertise;

•	scalable operating and support systems, which include automated systems to meet the changing electronic needs of our residents and to effectively focus on our internet marketing efforts;

•	access to sources of capital

•	geographic diversification with a presence in 47 markets across the country; and

•	significant presence in many of our major markets that allows us to be a local operating expert.

Moving forward, we will continue to optimize lease management, improve expense control, increase resident retention efforts and align employee incentive plans with our bottom line performance. We believe this plan of operation, coupled with the portfolio’s strengths in targeting renters across a geographically diverse platform, should position us for continued operational upside in spite of a weak economic environment. We also make capital improvements to both our apartment communities and individual apartments on a regular basis in order to maintain a competitive position in each individual market.

Environmental Matters

As part of the normal acquisition process, we obtain environmental studies on our apartment communities from various outside environmental engineering firms. As part of the due diligence process for the Merger, we reviewed the existing environmental studies and other related documents outlining any potential risk on these properties. The purpose of these studies is to identify potential sources of contamination at the apartment communities and to assess the status of environmental regulatory compliance. These studies generally include historical reviews of the apartment communities, reviews of certain public records, preliminary investigations of the sites and surrounding properties, inspection for the presence of asbestos, poly-chlorinated biphenyls, or PCBs, and underground storage tanks and the preparation and issuance of written reports. Depending on the results of these studies, more invasive procedures, such as soil sampling or ground water analysis, will be performed to investigate potential sources of contamination. These studies must be satisfactorily completed before we take ownership of an acquisition community; however, no assurance can be given that the studies or additional documents reviewed identify all significant environmental problems. See “Risk Factors - Risks Relating to Our Real Estate Investments and our Operations - Environmental problems are possible and can be costly.”

The environmental studies we received have not revealed any material environmental liabilities. We are not aware of any existing conditions that would currently be considered a material environmental liability. Nevertheless, it is possible that the studies do not reveal all environmental liabilities or that there are material environmental liabilities of which we are not aware. Moreover, no assurance can be given concerning future laws, ordinances or regulations, or the potential introduction of hazardous or toxic substances by neighboring properties or residents.

We believe that our properties are in compliance in all material respects with all applicable federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters.

Website Access to Our Reports

Both MAA and MAALP file annual and periodic reports with the SEC. All filings made by MAA and MAALP with the SEC may be copied or read at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC as we do. The website is http://www.sec.gov.

Additionally, a copy of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to the aforementioned filings, are available on our website free of charge. The filings can be found on the “For Investors” page under “SEC Filings and Reports”. Our website also contains our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the committees of the Board of Directors. These items can be found on the “For Investors” page under “Corporate Overview and Governance Documents”. Our website address is http://www.maac.com. Reference to our website does not constitute incorporation by reference of the information contained on the site and should not be considered part of this prospectus. All of the aforementioned materials may also be obtained free of charge by contacting our Legal Department, 6584 Poplar Avenue, Memphis, TN 38138.

Tax Matters

MAA has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. To continue to qualify as a REIT, MAA must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our shareholders annually. If MAA maintains its qualification as a REIT, MAA generally will not be subject to U.S. federal income taxes at the corporate level on its net income to the extent it distributes such net income to its shareholders annually. Even if MAA continues to qualify as a REIT, it will continue to be subject to certain federal, state and local taxes on its income and its property. In 2013, MAA paid total distributions of $2.78 per share of common stock to its shareholders, which was above the 90% REIT distribution requirement.

Inflation

We believe that the direct effects of inflation on our operations have been immaterial. While the impact of inflation primarily impacts our results through wage pressures, property taxes, utilities and material costs, substantially all of our leases are for a term of one year or less, which generally enables us to compensate for any inflationary effects by increasing rents on our apartments. Although an escalation in energy and food costs could have a negative impact on our residents and their ability to absorb rent increases, we do not believe this has had a material impact on our results for the year ended December 31, 2013.

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family apartment industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the multi-family apartment industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Properties

We seek to acquire newer apartment communities and those with opportunities for repositioning through capital additions and management improvement located in the Sunbelt region of the United States that are primarily appealing to middle income residents with the potential for above average growth and return on investment. As of December 31, 2013, approximately 59% of our apartment units are located in the Georgia, Florida, Tennessee, and Texas markets. Our strategic focus is to provide our residents high quality apartment units in attractive community settings, characterized by extensive landscaping and attention to aesthetic detail. We utilize our experience and expertise in maintenance, landscaping, marketing and management to effectively reposition many of the apartment communities we acquire to raise occupancy levels and per unit average rents.

The following table shows our properties as of December 31, 2013.

Property	Location	Year Complete	Year Management Commenced	Reportable Segment		Number of Units	Approximate Rentable Area (Square Footage)	Average Unit Size (Square Foot-age)	Monthly Average Rent per Unit at December 31, 2013 (19)	Average Occupancy Percent at December 31, 2013 (20)	Monthly Effective Rent per Unit at December 31, 2013 (21)
100% Owned Properties
Birchall at Ross Bridge	Birmingham, AL	2009	2011		(5)	240	283,680	1,182	$1,255.03	95.42%	$1,242.41
CV at Inverness	Birmingham, AL	1986/87/90/97	2013		(6)	586	508,648	868	$638.49	94.20%	$635.85
CG at Riverchase Trails	Birmingham, AL	1996	2013		(6)	346	328,008	948	$789.84	99.13%	$786.43
CV at Trussville	Birmingham, AL	1996	2013		(6)	376	410,216	1,091	$800.06	94.41%	$784.92
Eagle Ridge	Birmingham, AL	1986	1998		(5)	200	181,600	908	$775.65	98.50%	$768.63
CG at Traditions	Gulf Shores, AL	2008	2013		(6)	324	321,732	993	$690.88	93.52%	$686.64
Abbington Place	Huntsville, AL	1987	1998		(5)	152	162,792	1,071	$645.53	95.39%	$634.68
CG at Edgewater	Huntsville, AL	1990/99	2013		(6)	500	543,000	1,086	$718.38	95.40%	$712.76

Property	Location	Year Complete	Year Management Commenced	Reportable Segment		Number of Units	Approximate Rentable Area (Square Footage)	Average Unit Size (Square Foot-age)	Monthly Average Rent per Unit at December 31, 2013 (19)	Average Occupancy Percent at December 31, 2013 (20)	Monthly Effective Rent per Unit at December 31, 2013 (21)
Paddock Club Huntsville	Huntsville, AL	1993	1997		(5)	392	441,000	1,125	$764.21	95.41%	$760.94
CG at Madison	Madison, AL	1999	2013		(6)	336	354,480	1,055	$779.16	94.05%	$772.53
CV at Ashford Place	Mobile, AL	1983	2013		(6)	168	145,656	867	$600.34	97.62%	$589.22
CV at Huntleigh Woods	Mobile, AL	1978	2013		(6)	233	198,749	853	$570.58	92.27%	$553.32
Paddock Club Montgomery	Montgomery, AL	1999	1998		(5)	208	246,272	1,184	$796.87	96.15%	$784.18
Cypress Village	Orange Beach, AL	2008	2013		(6)	96	206,016	2,146	$1,400.34	96.88%	$1,370.52
CG at Liberty Park	Vestavia Hills, AL	2000	2013		(6)	300	338,700	1,129	$1,107.38	92.33%	$1,094.11

Subtotal Alabama						4,457	4,670,549	1,048	$788.27	95.13%	$779.84

Calais Forest	Little Rock, AR	1987	1994		(5)	260	195,000	750	$744.47	97.69%	$744.47
Napa Valley	Little Rock, AR	1984	1996		(5)	240	183,120	763	$679.62	97.08%	$679.62
Palisades at Chenal Valley	Little Rock, AR	2006	2011		(5)	248	319,672	1,289	$1,115.29	95.16%	$1,103.67
The Ridge at Chenal Valley	Little Rock, AR	2012	2011		(6)	312	340,080	1,090	$1,056.12	95.19%	$1,048.19
Westside Creek I & II	Little Rock, AR	1985	1997		(5)	308	304,612	989	$785.55	95.13%	$783.56

Subtotal Arkansas						1,368	1,342,484	981	$880.64	95.98%	$876.28

Edge at Lyon’s Gate	Phoenix, AZ	2007	2008		(4)	312	299,208	959	$873.12	96.15%	$871.52
Sky View Ranch	Gilbert, AZ	2007	2009		(4)	232	225,272	971	$872.42	97.41%	$867.68
Talus Ranch	Phoenix, AZ	2005	2006		(4)	480	437,280	911	$728.15	94.17%	$706.27
CG at Inverness Commons	Mesa, AZ	2002	2013		(6)	300	306,000	1,020	$806.74	95.33%	$777.94
CG at Scottsdale	Scottsdale, AZ	1999	2013		(6)	180	201,600	1,120	$1,018.37	96.11%	$998.77
CG at OldTown Scottsdale North	Scottsdale, AZ	1995	2013		(6)	264	264,792	1,003	$956.25	94.32%	$949.01
CG at OldTown Scottsdale South	Scottsdale, AZ	1994	2013		(6)	208	205,920	990	$949.84	95.67%	$932.75

Subtotal Arizona						1,976	1,940,072	982	$860.16	95.39%	$845.11

Tiffany Oaks	Altamonte Springs, FL	1985	1996		(4)	288	232,704	808	$815.36	96.18%	$808.29
Indigo Point	Brandon, FL	1989	2000		(5)	240	194,640	811	$852.49	96.67%	$844.08
Paddock Club Brandon	Brandon, FL	1998	1997		(4)	440	528,440	1,201	$991.14	95.91%	$983.93
CG at Lakewood Ranch	Bradenton, FL	1999	2013		(6)	288	301,536	1,047	$1,203.21	98.26%	$1,184.89
Preserve at Coral Square	Coral Springs, FL	1996	2004		(5)	480	570,720	1,189	$1,429.18	93.13%	$1,419.84
Anatole	Daytona Beach, FL	1986	1995		(5)	208	150,384	723	$765.63	95.19%	$762.05
Paddock Club Gainesville	Gainesville, FL	1999	1998		(5)	264	326,304	1,236	$951.90	95.83%	$946.55
The Retreat at Magnolia Parke	Gainesville, FL	2009	2011		(5)	204	206,244	1,011	$994.05	96.57%	$987.71
CG at Heathrow	Heathrow, FL	1997	2013		(6)	312	353,184	1,132	$1,018.21	95.19%	$999.28
Atlantic Crossing	Jacksonville, FL	2008	2011		(4)	200	248,200	1,241	$1,195.89	92.00%	$1,176.36
Cooper’s Hawk	Jacksonville, FL	1987	1995		(4)	208	218,400	1,050	$873.51	96.15%	$860.04
Hunter’s Ridge at Deerwood	Jacksonville, FL	1987	1997		(4)	336	295,008	878	$840.31	96.73%	$831.85
Lakeside	Jacksonville, FL	1985	1996		(4)	416	346,112	832	$755.85	97.60%	$754.80
Lighthouse at Fleming Island	Jacksonville, FL	2003	2003		(4)	501	556,110	1,110	$953.61	94.81%	$926.30
Paddock Club Mandarin	Jacksonville, FL	1998	1998		(4)	288	334,656	1,162	$948.79	94.79%	$923.30
St. Augustine I	Jacksonville, FL	1987	1995		(4)	400	319,600	799	$751.73	94.75%	$738.70
St. Augustine II	Jacksonville, FL	2008	1995		(4)	124	118,544	956	$973.47	100.00%	$967.46
Tattersall at Tapestry Park	Jacksonville, FL	2009	2011		(4)	279	307,458	1,102	$1,285.44	92.83%	$1,266.88
Woodhollow	Jacksonville, FL	1986	1997		(4)	450	379,350	843	$770.07	97.56%	$764.49
Paddock Club Lakeland	Lakeland, FL	1989	1997		(5)	464	502,048	1,082	$767.43	95.26%	$761.95
CG at Oval Park	Lake Mary, FL	2013	2013		(6)	108	111,780	1,035	$1,218.19	93.52%	$1,173.96
CG at Town Park	Lake Mary, FL	2005	2013		(6)	456	535,344	1,174	$1,069.91	96.49%	$1,054.31
CG at Town Park Reserve	Lake Mary, FL	2004	2013		(6)	80	77,440	968	$1,195.61	96.25%	$1,186.97
CG at Lake Mary	Lake Mary, FL	2012	2013		(6)	232	236,640	1,020	$1,164.01	93.10%	$1,137.83
Paddock Park Ocala	Ocala, FL	1987	1997		(5)	480	493,440	1,028	$715.57	95.00%	$709.07
Retreat at Lake Nona	Orlando, FL	2006	2012		(6)	394	421,186	1,069	$1,059.88	95.94%	$1,050.47
CG at Heather Glen	Orlando, FL	2000	2013		(6)	448	523,264	1,168	$1,090.02	96.65%	$1,073.28
Park Crest at Innisbrook	Palm Harbor, FL	2000	2009		(4)	432	461,808	1,069	$1,024.16	94.68%	$1,020.86
The Club at Panama Beach	Panama City, FL	2000	1998		(5)	254	283,718	1,117	$1,012.57	91.73%	$998.48
CV at Twin Lakes	Sanford, FL	2005	2013		(6)	460	417,680	908	$859.36	94.78%	$834.37
Paddock Club Tallahassee	Tallahassee, FL	1992	1997		(5)	304	329,536	1,084	$864.64	94.74%	$848.49
Belmere	Tampa, FL	1984	1994		(4)	210	202,440	964	$870.13	96.19%	$870.13
Links at Carrollwood	Tampa, FL	1980	1998		(4)	230	213,210	927	$944.62	96.09%	$941.76
Village Oaks	Tampa, FL	2005	2008		(6)	234	279,864	1,196	$1,096.52	96.15%	$1,077.46
CG at Hampton Preserve	Tampa, FL	2012	2013		(6)	486	515,160	1,060	$1,032.10	92.18%	$1,022.29
CG at Seven Oaks	Wesley Chapel, FL	2004	2013		(6)	318	301,782	949	$940.04	98.74%	$935.50
CG at Windermere	Windermere, FL	2009	2013		(6)	280	283,920	1,014	$1,198.44	98.57%	$1,182.12

Subtotal Florida						11,796	12,177,854	1,017	$977.27	94.43%	$964.53

Allure at Brookwood	Atlanta, GA	2008	2012		(6)	349	344,463	987	$1,373.67	88.25%	$1,341.17

Property	Location	Year Complete	Year Management Commenced	Reportable Segment		Number of Units	Approximate Rentable Area (Square Footage)	Average Unit Size (Square Foot-age)	Monthly Average Rent per Unit at December 31, 2013 (19)	Average Occupancy Percent at December 31, 2013 (20)	Monthly Effective Rent per Unit at December 31, 2013 (21)
Allure in Buckhead Village	Atlanta, GA	2002	2012		(6)	230	225,170	979	$1,229.36	93.91%	$1,223.99
Sanctuary at Oglethorpe	Atlanta, GA	1994	2008		(4)	250	287,500	1,150	$1,478.14	94.00%	$1,468.05
Bradford Pointe	Augusta, GA	1986	1997		(5)	192	156,288	814	$724.89	97.92%	$718.86
Westbury Creek	Augusta, GA	1984	1997		(5)	120	107,160	893	$654.59	95.83%	$654.59
Fountain Lake	Brunswick, GA	1983	1997		(5)	113	128,820	1,140	$727.09	90.27%	$722.96
Whisperwood	Columbus, GA	1986	1997		(5)	1,008	1,188,432	1,179	$834.04	88.99%	$815.61
Willow Creek	Columbus, GA	1974	1997		(5)	285	246,810	866	$609.08	94.74%	$604.32
Terraces at Fieldstone	Conyers, GA	1999	1998		(4)	316	375,092	1,187	$849.02	90.19%	$839.63
Prescott	Duluth, GA	2001	2004		(4)	384	411,648	1,072	$859.36	95.31%	$858.08
CG at Berkeley Lake	Duluth, GA	1998	2013		(6)	180	244,260	1,357	$969.57	96.67%	$959.38
CG at River Oaks	Duluth, GA	1992	2013		(6)	216	276,264	1,279	$920.70	98.61%	$908.80
CG at River Plantation	Duluth, GA	1994	2013		(6)	232	310,416	1,338	$909.98	97.41%	$902.13
CG at McDaniel Farm	Duluth, GA	1997	2013		(6)	425	450,925	1,061	$832.73	95.76%	$821.20
CG at Pleasant Hill	Duluth, GA	1996	2013		(6)	502	502,000	1,000	$779.92	94.62%	$766.63
CG at Mount Vernon	Dunwoody, GA	1997	2013		(6)	213	257,091	1,207	$1,158.26	98.59%	$1,152.57
Lanier	Gainesville, GA	1998	2005		(4)	344	396,288	1,152	$872.89	95.35%	$862.30
Lake Club	Gainesville, GA	2001	2005		(4)	313	359,950	1,150	$819.04	90.73%	$809.86
CG at Shiloh	Kennesaw, GA	2002	2013		(6)	498	533,358	1,071	$825.86	92.57%	$818.73
Milstead Village	Kennesaw, GA	1998	2008		(6)	310	356,190	1,149	$970.69	96.77%	$953.04
Austin Chase	Macon, GA	1996	1997		(5)	256	293,120	1,145	$800.21	92.97%	$763.78
The Vistas	Macon, GA	1985	1997		(5)	144	153,792	1,068	$682.69	96.53%	$665.31
CG at Barrett Creek	Marietta, GA	1999	2013		(6)	332	310,088	934	$817.97	98.19%	$807.96
CG at Godley Station	Pooler, GA	2001	2013		(6)	312	337,272	1,081	$910.45	91.99%	$894.72
CG at Godley Lake	Pooler, GA	2008	2013		(6)	288	269,568	936	$853.83	94.79%	$849.49
Avala at Savannah Quarters	Savannah, GA	2009	2011		(5)	256	278,016	1,086	$962.72	95.70%	$948.00
Georgetown Grove	Savannah, GA	1997	1998		(5)	220	239,800	1,090	$915.82	93.64%	$905.78
CG at Hammocks	Savannah, GA	1997	2013		(6)	308	323,708	1,051	$1,008.96	94.16%	$1,002.88
CV at Greentree	Savannah, GA	1984	2013		(6)	194	165,288	852	$669.85	94.85%	$663.99
CV at Huntington	Savannah, GA	1986	2013		(6)	147	121,128	824	$778.20	97.28%	$724.89
CV at Marsh Cove	Savannah, GA	1983	2013		(6)	188	197,212	1,049	$780.09	96.28%	$770.90
Oaks at Wilmington Island	Savannah, GA	1999	2006		(5)	306	333,846	1,091	$987.59	93.14%	$983.44
Huntington Chase	Warner Robins, GA	1997	2000		(5)	200	221,400	1,107	$799.49	96.00%	$760.65
Southland Station	Warner Robins, GA	1988	1997		(5)	304	355,984	1,171	$721.44	97.04%	$694.49
Terraces at Townelake	Woodstock, GA	1999	1998		(4)	502	568,264	1,132	$803.48	92.43%	$799.32

Subtotal Georgia						10,437	11,326,611	1,085	$884.24	93.97%	$871.42

Fairways at Hartland	Bowling Green, KY	1996	1997		(5)	240	251,040	1,046	$818.58	88.33%	$799.72
Grand Reserve Lexington	Lexington, KY	2000	1999		(5)	370	432,900	1,170	$977.76	93.24%	$937.68
Lakepointe	Lexington, KY	1986	1994		(5)	118	90,742	769	$671.66	97.46%	$671.66
Mansion, The	Lexington, KY	1989	1994		(5)	184	138,736	754	$698.77	96.20%	$693.85
Village, The	Lexington, KY	1989	1994		(5)	252	182,700	725	$693.87	92.86%	$681.18
Stonemill Village	Louisville, KY	1985	1994		(5)	384	324,864	846	$762.18	95.05%	$757.89

Subtotal Kentucky						1,548	1,420,982	918	$796.89	93.54%	$780.68

Crosswinds	Jackson, MS	1989	1996		(5)	360	443,160	1,231	$830.57	93.89%	$819.49
Pear Orchard	Jackson, MS	1985	1994		(5)	389	337,263	867	$829.88	97.17%	$827.48
Reflection Pointe	Jackson, MS	1986	1988		(5)	296	248,344	839	$853.49	91.55%	$846.58
Lakeshore Landing	Ridgeland, MS	1974	1994		(5)	196	174,244	889	$753.48	93.37%	$708.80
Savannah Creek	Southaven, MS	1989	1996		(5)	204	237,252	1,163	$825.73	94.12%	$816.88
Sutton Place	Southaven, MS	1991	1996		(5)	253	268,180	1,060	$781.48	96.05%	$758.78

Subtotal Mississippi						1,698	1,708,443	1,006	$817.61	94.52%	$803.91

Market Station	Kansas City, MO	2010	2012		(6)	323	314,925	975	$1,230.43	93.19%	$1,217.46

Subtotal Missouri						323	314,925	975	$1,230.43	93.19%	$1,217.46

CV at Beaver Creek	Apex, NC	2007	2013		(6)	316	308,732	977	$870.61	93.99%	$844.19
Hermitage at Beechtree	Cary, NC	1988	1997		(4)	194	169,750	875	$826.78	93.81%	$816.52
Waterford Forest	Cary, NC	1996	2005		(4)	384	377,472	983	$797.03	94.01%	$795.68
1225 South Church I	Charlotte, NC	2010	2010		(6)	196	162,680	830	$2,112.97	97.45%	$1,184.67
1225 South Church II	Charlotte, NC	2010	2010		(6)	210	175,140	834	$2,218.21	95.71%	$1,327.26
CG at Ayrsley	Charlotte, NC	2008	2013		(6)	368	371,680	1,010	$911.42	94.57%	$902.98
CG at Ayrsley II	Charlotte, NC	2013	2013		(6)	81	79,866	986	$956.89	96.30%	$953.25
CG at Beverly Crest	Charlotte, NC	1996	2013		(6)	300	279,900	933	$846.53	96.00%	$833.02
CG at Legacy Park	Charlotte, NC	2001	2013		(6)	288	300,672	1,044	$850.44	92.71%	$838.99
CG at Mallard Creek	Charlotte, NC	2005	2013		(6)	252	232,596	923	$864.26	98.81%	$858.18
CG at Mallard Lake	Charlotte, NC	1998	2013		(6)	302	300,792	996	$878.79	96.69%	$871.02
CG at University Center	Charlotte, NC	2005	2013		(6)	156	167,076	1,071	$853.77	97.44%	$851.53
CV at Chancellor Park	Charlotte, NC	1999	2013		(6)	340	326,740	961	$782.62	97.65%	$768.91
CV at Charleston Place	Charlotte, NC	1986	2013		(6)	214	172,484	806	$619.78	94.86%	$611.52
CV at Greystone	Charlotte, NC	1998/2000	2013		(6)	408	387,192	949	$668.83	95.34%	$663.19
CV at South Tryon	Charlotte, NC	2002	2013		(6)	216	236,088	1,093	$822.53	95.83%	$820.87
CV at Stone Point	Charlotte, NC	1986	2013		(6)	192	172,992	901	$745.92	94.79%	$722.58
CV at Timber Crest	Charlotte, NC	2000	2013		(6)	282	273,540	970	$703.22	96.81%	$690.10
Enclave	Charlotte, NC	2008	2013		(6)	85	107,695	1,267	$1,758.54	94.12%	$1,698.10
CG at Cornelius	Cornelius, NC	2009	2013		(6)	236	252,048	1,068	$936.02	96.61%	$905.34
CG at Patterson Place	Durham, NC	1997	2013		(6)	252	238,644	947	$876.73	94.05%	$865.61
CV at Woodlake	Durham, NC	1996	2013		(6)	266	255,094	959	$775.11	96.24%	$739.86
CV at Deerfield	Durham, NC	1985	2013		(6)	204	198,084	971	$865.18	94.61%	$851.76
CG at Research Park	Durham, NC	2002	2013		(6)	370	384,430	1,039	$868.72	93.51%	$856.35
CG at Autumn Park	Greensboro, NC	2001/04	2013		(6)	402	410,040	1,020	$753.92	96.27%	$730.38

Property	Location	Year Complete	Year Management Commenced	Reportable Segment		Number of Units	Approximate Rentable Area (Square Footage)	Average Unit Size (Square Foot-age)	Monthly Average Rent per Unit at December 31, 2013 (19)	Average Occupancy Percent at December 31, 2013 (20)	Monthly Effective Rent per Unit at December 31, 2013 (21)
CG at Huntersville	Huntersville, NC	2008	2013		(6)	250	248,000	992	$934.42	94.80%	$918.74
CV at Matthews	Matthews, NC	2008	2013		(6)	270	255,690	947	$822.80	95.19%	$817.80
CG at Matthews Commons	Matthews, NC	2008	2013		(6)	216	203,256	941	$965.68	93.06%	$962.08
CG at Arringdon	Morrisville, NC	2003	2013		(6)	320	311,360	973	$878.59	94.38%	$853.51
CG at Brier Creek	Raleigh, NC	2010	2013		(6)	364	401,128	1,102	$952.75	94.78%	$946.02
CG at Brier Falls	Raleigh, NC	2008	2013		(6)	350	381,850	1,091	$989.09	94.57%	$976.50
CG at Crabtree Valley	Raleigh, NC	1997	2013		(6)	210	209,580	998	$816.50	94.29%	$809.52
Hue	Raleigh, NC	2009	2010		(4)	208	185,744	893	$1,438.20	94.23%	$1,376.58
CG at Trinity Commons	Raleigh, NC	2000/02	2013		(6)	462	484,176	1,048	$866.29	94.16%	$851.17
The Preserve at Brier Creek	Raleigh, NC	2004	2006		(4)	450	519,300	1,154	$1,027.47	93.11%	$1,021.72
Providence at Brier Creek	Raleigh, NC	2007	2008		(4)	313	297,037	949	$906.30	94.89%	$898.93
CG at Wilmington	Wilmington, NC	1998/2002	2013		(6)	390	356,070	913	$729.90	94.10%	$703.74
Corners, The	Winston-Salem, NC	1982	1993		(5)	240	173,520	723	$610.06	94.17%	$603.02
CV at Glen Eagles	Winston-Salem, NC	1990/2000	2013		(6)	310	312,170	1,007	$648.17	97.74%	$638.54
CV at Mill Creek	Winston-Salem, NC	1984	2013		(6)	220	209,660	953	$566.77	95.45%	$546.64

Subtotal North Carolina						11,087	10,889,968	954	$909.76	92.36%	$862.46

CG at Desert Vista	North Las Vegas, NV	2009	2013		(6)	380	338,200	890	$761.73	91.32%	$726.31
CG at Palm Vista	North Las Vegas, NV	2007	2013		(6)	341	349,184	1,024	$819.85	96.48%	$778.27

Subtotal Nevada						721	687,384	953	$789.22	93.76%	$750.88

Colony at South Park	Aiken, SC	1982	1997		(5)	184	174,800	950	$755.17	91.30%	$752.71
Woodwinds	Aiken, SC	1988	1997		(5)	144	165,168	1,147	$729.48	95.83%	$725.12
Tanglewood	Anderson, SC	1980	1994		(5)	168	146,664	873	$652.86	95.24%	$652.86
CG at Cypress Cove	Charleston, SC	2001	2013		(6)	264	304,128	1,152	$1,039.56	95.08%	$1,018.75
CV at Hampton Pointe	Charleston, SC	1986	2013		(6)	304	314,640	1,035	$857.98	97.04%	$844.38
CG at Quarterdeck	Charleston, SC	1987	2013		(6)	230	218,960	952	$1,017.79	97.83%	$1,008.97
CV at Westchase	Charleston, SC	1985	2013		(6)	352	258,016	733	$704.00	97.44%	$694.15
River’s Walk	Charleston, SC	2013	2013		(6)	270	248,400	920	$1,392.79	93.70%	$1,334.60
Fairways, The	Columbia, SC	1992	1994		(5)	240	213,840	891	$722.58	93.75%	$714.91
Paddock Club Columbia	Columbia, SC	1991	1997		(5)	336	378,672	1,127	$793.85	92.56%	$794.65
CV at Windsor Place	Goose Creek, SC	1985	2013		(6)	224	213,472	953	$748.15	95.09%	$736.54
Highland Ridge	Greenville, SC	1984	1995		(5)	168	134,904	803	$616.74	93.45%	$611.78
Howell Commons	Greenville, SC	1987	1997		(5)	348	275,616	792	$639.08	95.69%	$638.81
Paddock Club Greenville	Greenville, SC	1996	1997		(5)	208	231,504	1,113	$787.42	90.87%	$780.09
Park Haywood	Greenville, SC	1983	1993		(5)	208	158,704	763	$662.65	94.71%	$650.31
Spring Creek	Greenville, SC	1985	1995		(5)	208	179,504	863	$689.56	88.94%	$678.74
Runaway Bay	Mt. Pleasant, SC	1988	1995		(5)	208	177,840	855	$1,143.46	93.27%	$1,143.46
CG at Commerce Park	North Charleston, SC	2008	2013		(6)	312	306,384	982	$867.04	95.83%	$844.11
535 Brookwood	Simpsonville, SC	2008	2010		(5)	256	254,464	994	$905.49	90.23%	$901.32
Park Place	Spartanburg, SC	1987	1997		(5)	184	195,224	1,061	$704.42	91.85%	$689.58
Farmington Village	Summerville, SC	2007	2007		(5)	280	309,120	1,104	$939.97	95.36%	$939.97
CV at Waters Edge	Summerville, SC	1985	2013		(6)	204	187,680	920	$735.52	94.61%	$712.42

Subtotal South Carolina						5,300	5,047,704	952	$831.83	94.26%	$820.70

Hamilton Pointe	Chattanooga, TN	1989	1992		(5)	361	256,310	710	$673.89	96.95%	$673.89
Hidden Creek	Chattanooga, TN	1987	1988		(5)	300	260,400	868	$657.02	95.67%	$649.81
Steeplechase	Chattanooga, TN	1986	1991		(5)	108	98,712	914	$788.75	94.44%	$783.51
Windridge	Chattanooga, TN	1984	1997		(5)	174	238,728	1,372	$1,003.30	95.40%	$999.43
Bradford Chase	Jackson, TN	1987	1994		(5)	148	121,360	820	$681.97	92.57%	$653.43
Oaks, The	Jackson, TN	1978	1993		(5)	100	87,500	875	$658.04	91.00%	$658.04
Post House Jackson	Jackson, TN	1987	1989		(5)	150	161,700	1,078	$712.84	92.67%	$710.96
Post House North	Jackson, TN	1987	1989		(5)	145	141,375	975	$701.80	93.10%	$687.76
Woods at Post House	Jackson, TN	1997	1995		(5)	122	118,706	973	$745.30	97.54%	$744.18
Greenbrook	Memphis, TN	1978	1988		(5)	1,037	944,707	911	$652.48	97.49%	$641.46
Kirby Station	Memphis, TN	1978	1994		(5)	371	309,043	833	$790.74	95.15%	$781.56
Lincoln on the Green	Memphis, TN	1992	1994		(5)	618	540,132	874	$769.79	95.63%	$761.93
Park Estate	Memphis, TN	1974	1977		(5)	82	106,764	1,302	$1,108.94	98.78%	$1,108.94
Reserve at Dexter Lake	Memphis, TN	2000	1998		(5)	740	807,340	1,091	$888.70	93.65%	$886.26
Paddock Club Murfreesboro	Murfreesboro, TN	1999	1998		(4)	240	281,760	1,174	$959.96	95.42%	$958.71
Aventura at Indian Lake Village	Nashville, TN	2010	2011		(4)	300	291,000	970	$1,044.40	96.00%	$1,032.64
Avondale at Kennesaw	Nashville, TN	2008	2010		(4)	288	283,392	984	$962.42	94.10%	$952.22
Brentwood Downs	Nashville, TN	1986	1994		(4)	286	220,220	770	$900.69	94.41%	$898.91
CG at Bellevue	Nashville, TN	1996	2013		(6)	349	344,812	988	$955.19	98.57%	$929.16
Grand View Nashville	Nashville, TN	2001	1999		(4)	433	523,497	1,209	$1,087.58	95.15%	$1,072.76
Monthaven Park	Nashville, TN	2000	2004		(4)	456	427,728	938	$906.53	96.27%	$896.01
Park at Hermitage	Nashville, TN	1987	1995		(4)	440	392,480	892	$756.51	94.55%	$748.94
Venue at Cool Springs	Nashville, TN	2012	2010		(6)	428	457,960	1,070	$1,492.38	92.99%	$1,489.49
Verandas at Sam Ridley	Nashville, TN	2009	2010		(4)	336	391,104	1,164	$981.38	96.73%	$979.27

Subtotal Tennessee						8,012	7,806,730	974	$868.48	95.44%	$860.44

Northwood	Arlington, TX	1980	1998		(4)	270	224,100	830	$688.87	94.44%	$688.87
Balcones Woods	Austin, TX	1983	1997		(4)	384	313,728	817	$886.27	94.27%	$886.27
CG at Canyon Creek	Austin, TX	2008	2013		(6)	336	349,104	1,039	$966.28	92.26%	$953.41
CG at Canyon Pointe	Austin, TX	2003	2013		(6)	272	262,208	964	$913.95	95.59%	$898.62
CG at Double Creek	Austin, TX	2013	2013		(6)	296	277,944	939	$1,102.73	95.61%	$1,045.05

Property	Location	Year Complete	Year Management Commenced	Reportable Segment	Number of Units	Approximate Rentable Area (Square Footage)	Average Unit Size (Square Foot-age)	Monthly Average Rent per Unit at December 31, 2013 (19)	Average Occupancy Percent at December 31, 2013 (20)	Monthly Effective Rent per Unit at December 31, 2013 (21)
CG at Onion Creek	Austin, TX	2009	2013	(6)	300	312,600	1,042	$1,050.62	96.67%	$1,028.77
Grand Reserve at Sunset Valley	Austin, TX	1996	2004	(4)	210	194,460	926	$1,115.42	95.24%	$1,114.07
CV at Quarry Oaks	Austin, TX	1996	2013	(6)	533	459,979	863	$837.28	92.87%	$813.12
CG at Wells Branch	Austin, TX	2008	2013	(6)	336	321,888	958	$938.78	95.54%	$924.61
Legacy at Western Oaks	Austin, TX	2002	2009	(6)	479	467,504	976	$1,160.96	95.41%	$1,159.01
Silverado	Austin, TX	2003	2006	(4)	312	303,264	972	$1,003.80	94.23%	$995.34
Stassney Woods	Austin, TX	1985	1995	(4)	288	248,832	864	$833.28	94.44%	$823.02
Travis Station	Austin, TX	1987	1995	(4)	304	244,720	805	$737.56	94.08%	$729.29
Woods, The	Austin, TX	1977	1997	(4)	278	214,060	770	$1,150.63	95.32%	$1,131.67
CV at Shoal Creek	Bedford, TX	1996	2013	(6)	408	381,888	936	$828.02	95.83%	$820.84
CV at Willow Creek	Bedford, TX	1996	2013	(6)	478	426,854	893	$788.97	96.65%	$768.43
CG at Hebron	Carrollton, TX	2011	2013	(6)	312	352,248	1,129	$1,162.31	94.23%	$1,134.55
CG at Silverado	Cedar Park, TX	2005	2013	(6)	238	239,666	1,007	$926.44	94.12%	$923.10
CG at Silverado Reserve	Cedar Park, TX	2005	2013	(6)	256	266,240	1,040	$1,041.25	93.36%	$1,037.08
Courtyards at Campbell	Dallas, TX	1986	1998	(4)	232	168,664	727	$804.26	96.98%	$804.26
Deer Run	Dallas, TX	1985	1998	(4)	304	206,720	680	$682.70	97.70%	$682.70
Grand Courtyard	Dallas, TX	2000	2006	(4)	390	343,980	882	$937.02	95.90%	$936.50
Legends at Lowe’s Farm	Dallas, TX	2008	2011	(4)	456	425,904	934	$1,097.28	96.05%	$1,095.63
CR at Medical District	Dallas, TX	2007	2013	(6)	278	241,582	869	$1,111.87	94.96%	$1,088.95
Watermark	Dallas, TX	2002	2004	(4)	240	205,200	855	$932.84	94.17%	$903.71
CV at Main Park	Duncanville, TX	1984	2013	(6)	192	180,288	939	$810.30	96.35%	$800.38
CG at Bear Creek	Euless, TX	1998	2013	(6)	436	395,016	906	$885.28	96.56%	$879.20
CG at Fairview	Fairview, TX	2012	2013	(6)	256	258,048	1,008	$1,066.30	93.36%	$1,040.39
La Valencia at Starwood	Frisco, TX	2009	2010	(4)	270	267,840	992	$1,223.07	94.81%	$1,223.07
CR at Frisco Bridges	Frisco, TX	2013	2013	(6)	252	210,420	835	$1,091.35	72.22%	$1,076.45
CV at Grapevine	Grapevine, TX	1985	2013	(6)	450	387,450	861	$760.26	95.56%	$748.54
CV at North Arlington	Fort Worth, TX	1985	2013	(6)	240	190,560	794	$576.29	96.67%	$564.86
Greenwood Forest	Houston, TX	1994	2008	(6)	316	310,944	984	$901.56	97.78%	$899.98
Legacy Pines	Houston, TX	2000	2003	(4)	308	283,360	920	$1,000.48	93.83%	$997.61
Park Place (Houston)	Houston, TX	1996	2007	(4)	229	207,016	904	$1,074.11	97.38%	$1,067.56
Ranchstone	Houston, TX	1996	2007	(4)	220	193,160	878	$955.55	94.55%	$954.42
Reserve at Woodwind Lakes	Houston, TX	1999	2006	(4)	328	316,192	964	$922.73	95.43%	$911.91
Cascade at Fall Creek	Humble, TX	2007	2008	(4)	246	227,796	926	$1,008.48	91.46%	$1,000.67
Chalet at Fall Creek	Humble, TX	2006	2007	(4)	268	260,228	971	$975.77	93.28%	$973.02
Bella Casita at Las Colinas	Irving, TX	2007	2010	(4)	268	258,352	964	$1,094.26	96.27%	$1,085.57
Remington Hills	Irving, TX	1984	2013	(4)	362	346,434	957	$840.22	94.48%	$798.35
CR at Las Colinas	Irving, TX	2006	2013	(6)	306	277,848	908	$1,178.83	94.12%	$1,162.26
CG at Valley Ranch	Irving, TX	1997	2013	(6)	396	462,132	1,167	$1,144.33	97.22%	$1,121.50
Lane at Towne Crossing	Mesquite, TX	1983	1994	(4)	384	277,632	723	$667.99	95.05%	$667.99
CV at Oakbend	Lewisville, TX	1997	2013	(6)	426	382,974	899	$823.82	95.77%	$809.84
CV at Vista Ridge	Lewisville, TX	1985	2013	(6)	300	237,600	792	$679.07	94.67%	$676.09
Times Square at Craig Ranch	McKinney, TX	2009	2010	(4)	313	320,512	1,024	$1,163.03	92.33%	$1,155.38
Highwood	Plano, TX	1983	1998	(4)	196	156,212	797	$882.57	96.43%	$882.57
Los Rios Park	Plano, TX	2000	2003	(4)	498	470,112	944	$943.28	93.17%	$933.66
Boulder Ridge	Roanoke, TX	1999	2005	(4)	494	442,624	896	$966.87	90.08%	$946.40
Copper Ridge	Roanoke, TX	2009	2008	(4)	245	229,810	938	$1,076.74	97.14%	$1,065.88
CG at Ashton Oaks	Round Rock, TX	2009	2013	(6)	362	307,338	849	$881.59	94.20%	$869.32
CG at Round Rock	Round Rock, TX	1997	2013	(6)	422	429,596	1,018	$952.47	97.16%	$948.03
CV at Sierra Vista	Round Rock, TX	1999	2013	(6)	232	205,552	886	$795.53	95.69%	$795.48
Alamo Ranch	San Antonio, TX	2009	2011	(5)	340	270,640	796	$904.93	94.41%	$868.59
Haven at Blanco	San Antonio, TX	2010	2012	(6)	436	463,468	1,063	$1,137.62	95.18%	$1,134.32
Stone Ranch at Westover Hills	San Antonio, TX	2008	2009	(5)	400	334,400	836	$946.46	96.25%	$939.92
Cypresswood Court	Spring, TX	1984	1994	(4)	208	160,576	772	$725.47	97.12%	$723.71
Villages at Kirkwood	Stafford, TX	1996	2004	(4)	274	244,682	893	$977.03	93.80%	$977.03
Green Tree Place	Woodlands, TX	1984	1994	(4)	200	152,200	761	$795.94	94.00%	$793.44

Subtotal Texas					19,263	17,572,349	912	$942.02	94.70%	$930.79

Adalay Bay	Chesapeake, VA	2002	2012	(6)	240	246,240	1,026	$1,255.68	92.08%	$1,242.82
CV at Greenbrier	Fredericksburg, VA	1980	2013	(6)	258	216,720	840	$878.07	94.96%	$874.80
Seasons at Celebrate I	Fredericksburg, VA	2011	2011	(6)	232	233,160	1,005	$1,332.68	93.97%	$1,324.67
Seasons to Celebrate II	Fredericksburg, VA	2013	2013	(6)	251	248,239	989	$1,326.92	80.88%	$1,315.12
Station Square at Cosner’s Corner	Fredericksburg, VA	2013	2013	(6)	260	268,580	1,033	$1,352.12	86.15%	$1,341.88
CV at Hampton Glen	Glen Allen, VA	1986	2013	(6)	232	177,712	766	$853.99	96.98%	$845.83
CV at West End	Glen Allen, VA	1987	2013	(6)	224	156,352	698	$779.70	97.77%	$774.47
Township	Hampton, VA	1987	1995	(5)	296	248,048	838	$939.01	97.64%	$934.94
CV at Tradewinds	Hampton, VA	1988	2013	(6)	284	280,024	986	$854.19	92.96%	$819.11
CV at Waterford	Midlothian, VA	1989	2013	(6)	312	288,912	926	$877.65	97.76%	$867.54
Ashley Park	Richmond, VA	1988	2013	(5)	272	194,480	715	$695.79	95.96%	$685.57
CV at Chase Gayton	Richmond, VA	1984	2013	(6)	328	311,272	949	$854.51	94.21%	$833.11
Hamptons at Hunton Park	Richmond, VA	2003	2011	(5)	300	309,600	1,032	$1,266.89	94.33%	$1,257.60
CV at Harbour Club	Virginia Beach, VA	1988	2013	(6)	213	193,191	907	$850.78	94.84%	$846.78

Subtotal Virginia					3,702	3,372,530	911	$1,004.77	93.68%	$933.36

Subtotal 100% Owned Properties					81,688	80,278,585	977	$907.05	94.26%	$890.49

Joint Venture Properties
Belterra	Fort Worth, TX	2006	2013	(6)	288	278,208	966	$1,013.85	92.36%	$939.84
Ansley Village	Macon, GA	2007	2009	(6)	294	324,282	1,103	$784.34	92.18%	$767.00
Grand Cypress	Cypress, TX	2008	2010	(6)	312	280,488	899	$1,099.79	96.47%	$1,099.79
Venue at Stonebridge Ranch	McKinney, TX	2000	2010	(6)	250	214,000	856	$947.70	93.20%	$939.83
Verandas at Southwood	Tallahassee, FL	2003	2011	(6)	300	341,700	1,139	$1,040.80	88.33%	$1,020.45

Subtotal Joint Venture Properties					1,444	1,438,678	996	$979.84	92.52%	$955.95

Total 100% Owned and Joint Venture Properties					83,132	81,717,263	977	$908.31	94.23%	$891.62

(1)	Monthly average rent per unit represents the average of gross monthly rent amounts charged for occupied units plus prevalent market rents asked for unoccupied units in the property, divided by the total number of units in the property. This information is provided to represent average pricing for the period and does not represent actual rental revenue collected per unit.
(2)	Average Occupancy is calculated by dividing the number of units occupied at each property by the total number of units at each property.
(3)	Effective rent per unit is equal to the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units in the property, divided by the total number of units in the property. Leasing concessions represent discounts to the current market rate. These discounts may be offered from time-to-time by a property for various reasons, including to assist with the initial lease-up of a newly developed property or as a response to a property’s local market economics. Concessions are not part of our standard rent offering. Concessions for the year ended December 31, 2013 were $5.3 million. As of December 31, 2013 approximately 13.0% of total leases were subject to concessions. Effective rent is provided to represent average pricing for the period and does not represent actual rental revenue collected per unit.
(4)	Large market same store reportable segment.
(5)	Secondary market same store reportable segment.
(6)	Non-same store reportable segment.

Mortgage/Bond Financing

As of December 31, 2013, we had approximately $1.2 billion of indebtedness collateralized, secured, and outstanding as set forth below:

		Encumbrances at December 31, 2013
Property	Location	Mortgage/Bond Principal (000’s)		Interest Rate		Maturity Date

100% Owned Properties
Eagle Ridge	Birmingham, AL	$—	(1)		(1)		(1)
Abbington Place	Huntsville, AL	—	(1)		(1)		(1)
CG at Edgewater	Huntsville, AL	28,462		3.750%		6/1/2019
CG at Madison	Madison, AL	23,102		3.750%		6/1/2019
Paddock Club Montgomery	Montgomery, AL	—	(1)		(1)		(1)
CG at Liberty Park	Vestavia Hills, AL	18,531		3.700%		2/27/2019
Tiffany Oaks	Altamonte Springs, FL	—	(1)		(1)		(1)
Indigo Point	Brandon, FL	—	(1)		(1)		(1)
Preserve at Coral Square	Coral Springs, FL	—	(3)		(3)		(3)
Anatole	Daytona Beach, FL	6,758	(6)(17)	0.867	%(6)(17)	5/20/2031	(6)(17)
CG at Heathrow	Heathrow, FL	21,412		3.700%		2/27/2019
Lighthouse at Fleming Island	Jacksonville, FL	—	(1)		(1)		(1)
St. Augustine	Jacksonville, FL	13,235	(16)(17)	0.867	%(16)(17)	5/20/2031	(16)(17)
St. Augustine II	Jacksonville, FL	—	(1)		(1)		(1)
Woodhollow	Jacksonville, FL	—	(1)		(1)		(1)
Paddock Club Lakeland	Lakeland, FL	—	(1)		(1)		(1)
CG at Town Park	Lake Mary, FL	33,818		3.750%		6/1/2019
Paddock Park Ocala	Ocala, FL	6,570	(2)(17)	0.867	%(2)(17)	5/20/2031	(2)(17)
Park Crest at Innisbrook	Palm Harbor, FL	29,574		4.430%		10/1/2020
CV at Twin Lakes	Sanford, FL	26,243		4.065%		7/1/2020
Belmere	Tampa, FL	—	(1)		(1)		(1)
CG at Seven Oaks	Wesley Chapel, FL	21,274		3.750%		6/1/2019
Sanctuary at Oglethorpe	Atlanta, GA	23,500		6.210%		12/1/2015

Westbury Creek	Augusta, GA	3,428	(11)(17)	0.867	%(11)(17)	5/20/2033	(11)(17)
Prescott	Duluth, GA	—	(4)		(4)		(4)
CG at River Oaks	Duluth, GA	11,992		3.750%		6/1/2019
CG at Mount Vernon	Dunwoody, GA	15,936		3.700%		2/27/2019
Lanier	Gainesville, GA	15,558		5.300%		3/1/2014
Lake Club	Gainesville, GA	—	(4)		(4)		(4)
CG at Shiloh	Kennesaw, GA	31,663		3.700%		2/27/2019
CG at Barrett Creek	Marietta, GA	19,772		3.750%		6/1/2019
CG at Godley Station	Pooler, GA	14,747		5.000%		6/1/2025
Georgetown Grove	Savannah, GA	—	(3)		(3)		(3)
Oaks at Wilmington Island	Savannah, GA	—	(3)		(3)		(3)
Huntington Chase	Warner Robins, GA	—	(3)		(3)		(3)
Grand Reserve Lexington	Lexington, KY	—	(1)		(1)		(1)
Mansion, The	Lexington, KY	—	(1)		(1)		(1)
Village, The	Lexington, KY	—	(1)		(1)		(1)
Crosswinds	Jackson, MS	—	(1)		(1)		(1)
Pear Orchard	Jackson, MS	—	(1)		(1)		(1)
Reflection Pointe	Jackson, MS	5,692	(7)(17)	0.867	%(7)(17)	5/20/2031	(7)(17)
Savannah Creek	Southaven, MS	—	(1)		(1)		(1)
Hermitage at Beechtree	Cary, NC	—	(1)		(1)		(1)
Waterford Forest	Cary, NC	—	(4)		(4)		(4)
CG at Beverly Crest	Charlotte, NC	16,111		3.700%		2/27/2019
CG at Mallard Creek	Charlotte, NC	16,250		3.700%		2/27/2019
CG at Mallard Lake	Charlotte, NC	18,342		3.700%		2/27/2019
CV at Greystone	Charlotte, NC	14,559		3.750%		6/1/2019
CV at Timber Crest	Charlotte, NC	12,142		3.099%		8/15/2015
CG at Patterson Place	Durham, NC	15,971		3.700%		2/27/2019
CG at Huntersville	Huntersville, NC	15,239		3.750%		6/1/2019
CV at Matthews	Matthews, NC	14,923		2.630%		3/29/2016
CG at Arringdon	Morrisville, NC	20,087		3.700%		2/27/2019
CG at Brier Creek	Raleigh, NC	26,502		3.700%		2/27/2019
CG at Crabtree Valley	Raleigh, NC	10,950		3.700%		2/27/2019
CG at Trinity Commons	Raleigh, NC	31,769		3.400%		4/1/2018
CG at Wilmington	Wilmington, NC	27,105		2.330%		4/1/2015
Colony at South Park	Aiken, SC	—	(1)		(1)		(1)
Fairways, The	Columbia, SC	7,488	(8)(17)	0.867	%(8)(17)	5/20/2031	(8)(17)
Paddock Club Columbia	Columbia, SC	—	(1)		(1)		(1)
Howell Commons	Greenville, SC	—	(1)		(1)		(1)
Paddock Club Greenville	Greenville, SC	—	(1)		(1)		(1)
Park Haywood	Greenville, SC	—	(1)		(1)		(1)
Runaway Bay	Mt. Pleasant, SC	8,365	(5)(17)	8.670	%(5)(17)	5/20/2031	(5)(17)
535 Brookwood	Simpsonville, SC	13,413		4.430%		10/1/2020
Farmington Village	Summerville, SC	15,200		3.550%		1/1/2016
Hamilton Pointe	Chattanooga, TN	—	(1)		(1)		(1)
Hidden Creek	Chattanooga, TN	—	(1)		(1)		(1)
Steeplechase	Chattanooga, TN	—	(1)		(1)		(1)
Windridge	Chattanooga, TN	5,383	(12)(17)	0.867	%(12)(17)	5/20/2033	(12)(17)
Post House Jackson	Jackson, TN	4,919	(17)(18)	0.867	%(17)(18)	5/20/2031	(17)(18)
Post House North	Jackson, TN	3,267	(9)(17)	0.867	%(9)(17)	5/20/2031	(9)(17)
Greenbrook	Memphis, TN	27,853		4.110%		9/1/2017
Kirby Station	Memphis, TN	—	(1)		(1)		(1)
Lincoln on the Green	Memphis, TN	—	(1)		(1)		(1)
Avondale at Kennesaw	Nashville, TN	18,484		4.430%		10/1/2020
CG at Bellevue	Nashville, TN	23,143		4.065%		7/1/2020
Monthaven Park	Nashville, TN	—	(3)		(3)		(3)
Park at Hermitage	Nashville, TN	6,645	(13)(17)	0.867	%(13)(17)	5/20/2031	(13)(17)
Verandas at Sam Ridley	Nashville, TN	22,749		4.430%		10/1/2020
CG at Canyon Creek	Austin, TX	16,160		3.750%		9/14/2019
Grand Reserve at Sunset Valley	Austin, TX	—	(3)		(3)		(3)
CV at Quarry Oaks	Austin, TX	27,898		3.700%		2/27/2019
Legacy at Western Oaks	Austin, TX	31,591		3.510%		2/1/2017

Silverado	Austin, TX	—	(3)		(3)		(3)
Stassney Woods	Austin, TX	4,050	(14)(17)	0.867	%(14)(17)	5/20/2031	(14)(17)
Travis Station	Austin, TX	3,585	(15)(17)	0.867	%(15)(17)	5/20/2031	(15)(17)
CV at Shoal Creek	Bedford, TX	23,713			3.700%	2/27/2019
CV at Willow Creek	Bedford, TX	27,479			3.700%	2/27/2019
Grand Courtyard	Dallas, TX	—	(3)		(3)		(3)
Watermark	Dallas, TX	—	(4)		(4)		(4)
CG at Bear Creek	Euless, TX	25,038			3.700%	2/27/2019
La Valencia at Starwood	Frisco, TX	21,718			4.590%	3/10/2018
Greenwood Forest	Houston, TX	18,536			1.770%	6/1/2014
Legacy Pines	Houston, TX	—	(4)		(4)		(4)
Ranchstone	Houston, TX	—	(3)		(3)		(3)
Reserve at Woodwind Lakes	Houston, TX	11,285			5.930%	6/15/2015
Chalet at Fall Creek	Humble, TX	—	(3)		(3)		(3)
Bella Casita at Las Colinas	Irving, TX	—	(4)		(4)		(4)
CG at Valley Ranch	Irving, TX	26,243			4.065%	7/1/2020
CV at Oakbend	Lewisville, TX	22,527			3.700%	2/27/2019
CG at Round Rock	Round Rock, TX	25,456			3.700%	2/27/2019
CV at Sierra Vista	Round Rock, TX	11,333			3.700%	2/27/2019
Stone Ranch at Westover Hills	San Antonio, TX	19,061			5.490%	3/1/2020
Cypresswood Court	Spring, TX	—	(4)		(4)		(4)
Villages at Kirkwood	Stafford, TX	—	(3)		(3)		(3)
Green Tree Place	Woodlands, TX	—	(4)		(4)		(4)
CV at West End	Glen Allen, VA	13,112			3.700%	2/27/2019
Township	Hampton, VA	10,430	(10)(17)	0.867	%(10)(17)	5/20/2031	(10)(17)

Subtotal 100% Owned		$1,107,341
Joint Venture Properties
Ansley Village	Macon, GA	15,823			4.894%	5/1/2017
Grand Cypress	Cypress, TX	16,711			5.307%	8/5/2017
Venue at Stonebridge Ranch	McKinney, TX	15,026			4.250%	12/10/2017
Verandas at Southwood	Tallahassee, FL	21,171			5.110%	3/1/2016
Belterra	Fort Worth, TX	18,945

Subtotal Joint Venture Properties		$87,676

Total 100% Owned and Joint Venture Properties		$1,195,017

(1)	Encumbered by a $571.8 million Fannie Mae facility, with $345.8 million available and $345.8 million outstanding with a variable interest rate of 1.33% on which there exist four interest rate swap agreements totaling $125 million at an average rate of 4.62% and six interest rate caps totaling $165 million at an average rate of 4.58% at December 31, 2013.
(2)	Encumbered by $6.6 million in bonds on which there exists a $6.6 million interest rate cap of 6.00% which terminates on October 24, 2017.
(3)	Encumbered by a $200 million Freddie Mac facility, with $198.2 million available and an outstanding balance of $198.2 million and a variable interest rate of 0.73% on which there exists seven interest rate swap agreements totaling $94 million at an average rate of 4.58% and a $15 million interest rate cap of 5% at December 31, 2013.
(4)	Encumbered by a $128 million loan with an outstanding balance of $128 million and a fixed interest rate of 5.08% which matures on June 10, 2021.
(5)	Encumbered by $8.4 million in bonds on which there exists a $8.4 million interest rate cap of 4.50% which terminates on March 1, 2014.
(6)	Encumbered by $6.8 million in bonds on which there exists a $6.8 million interest rate cap of 6.00% and maturing on October 15, 2017.
(7)	Encumbered by $5.7 million in bonds on which there exists a $5.7 million interest rate cap of 6.00% which terminates on October 31, 2017.
(8)	Encumbered by $7.5 million in bonds on which there exists a $7.5 million interest rate cap of 6.00% which terminates on October 31, 2017.
(9)	Encumbered by $3.3 million in bonds on which there exists a $3.3 million interest rate cap of 6.00% which terminates on October 31, 2017.
(10)	Encumbered by $10.4 million in bonds on which there exists a $10.4 million interest rate cap of 6.00% and maturing on October 15, 2017.
(11)	Encumbered by $3.4 million in bonds with $0.5 million having a variable rate of 0.908% and $2.9 million with a variable rate of 0.867% on which there exists a $2.9 million interest rate cap of 6.00% which terminates on May 31, 2018.
(12)	Encumbered by $5.4 million in bonds, $0.5 million having a variable rate of 0.908% and $4.9 million with a variable rate of 0.867% on which there exists a $4.9 million interest rate cap of 6.00% which terminates on May 31, 2018.

(13)	Encumbered by $6.6 million in bonds on which there exists a $6.6 million interest rate cap of 6.00% which terminates on November 15, 2016.
(14)	Encumbered by $4.1 million in bonds on which there exists a $4.1 million interest rate cap of 6.00% which terminates on November 15, 2016.
(15)	Encumbered by $3.6 million in bonds on which there exists a $3.6 million interest rate cap of 6.00% which terminates on November 15, 2016.
(16)	Encumbered by $13.2 million in bonds on which exists a $13.2 million interest rate cap of 4.50% which terminates on March 1, 2014.
(17)	Also encumbered by a $17.9 million FNMA facility maturing on March 1, 2014 with a variable interest rate of 0.80% on which there exists a $11.7 million interest rate cap of 5.00% which terminates on March 1, 2014, and a $6.2 million interest rate cap of 4.50% which terminates on March 1, 2014.
(18)	Encumbered by $4.9 million in bonds on which there exists a $4.9 million interest rate cap of 4.50% which terminates on March 1, 2014.

Legal Proceedings

MAA (by virtue of its merger with Colonial) and CRLP along with multiple other parties, are named defendants in lawsuits arising out of alleged construction deficiencies with respect to condominium units at Regatta at James Island in Charleston, South Carolina. Regatta at James Island property was developed by certain of MAA’s subsidiaries and constructed by Colonial Construction Services, LLC. The condominiums were constructed in 2006 and all 212 units were sold. The lawsuits, one filed on behalf of the condominium homeowners association and one filed by three of the unit owners (purportedly on behalf of all unit owners), were filed in South Carolina state court (Charleston County) in August 2012, against various parties involved in the development and construction of the Regatta at James Island property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking damages resulting primarily from alleged construction deficiencies, but the amount plaintiffs seek to recover has not been disclosed. The lawsuits are currently in discovery. MAA is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to MAA. MAA has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

MAA (by virtue of its merger with Colonial) and CRLP along with multiple other parties, are named defendants in a lawsuit arising out of alleged construction deficiencies with respect to condominium units at Plantation Point in Bluffton, South Carolina. Plantation Point was previously owned and operated by CRLP as a multi-family rental project by the name of the Ashley Plantation apartments. CRLP sold the property in 2005 to a third party, which then converted the property to condominiums and sold all 414 units. The lawsuit, filed on behalf of the condominium homeowners association and a class of unit owners, was filed in South Carolina state court (Beaufort County) in September 2011, against various parties involved in the development, construction and conversion of the Plantation Point property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking $24.7 million in damages resulting from, among other things, alleged construction deficiencies and misleading sales practices attributed to the third-party seller. The lawsuit is currently in discovery. MAA is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to MAA. MAA has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

On June 19, 2013, a putative class action was filed in the Circuit Court for Jefferson County, Alabama captioned Williams v. Colonial Properties Trust, et al., No. 01-CV-2013-902416.00 (the “Williams Litigation”), seeking, among other things, to enjoin the previously announced combination of MAA and Colonial in accordance with the terms of the Agreement and Plan of Merger, dated June 3, 2013, by and among MAA, MAALP, Martha Merger Sub, LP, Colonial and CRLP. On March 6, 2014 the Court approved the final settlement of the Williams litigation and the Company made the Court-approved immaterial payment to the Plaintiff’s attorneys.

In addition, we are subject to various other legal proceedings and claims that arise in the ordinary course of our business operations. Matters which arise out of allegations of bodily injury, property damage, and employment practices are generally covered by insurance. While the resolution of these other matters cannot be predicted with certainty, management currently believes the final outcome of such matters will not have a material adverse effect on our financial position, results of operations or cash flows.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by MAA’s board of directors and management and, in general, may be amended or revised from time to time by MAA’s board of directors or management without a vote of MAA’s shareholders or MAALP’s unitholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

MAA is a Tennessee corporation that operates as a self-administered and self-managed REIT. MAA owns all of its interest in its real estate investments directly or indirectly through MAALP. MAA is the sole general partner of MAALP and as of March 31, 2014, MAA owned 75,009,303 units (or approximately 94.7%) of the limited partnership interests of MAALP.

MAA, through MAALP, is engaged primarily in the ownership, operation, management, acquisition, and disposition of predominantly apartment communities. As of March 31, 2014, we owned and operated 269 apartment communities comprising 82,730 apartments located in 14 states principally through MAALP and we also owned an interest in the following unconsolidated real estate joint ventures:

	Percent Owned	Number of Units/Square Feet
Multifamily:
Mid-America Multifamily Fund II, LLC (Fund II)	33.33%	594	(1)
Belterra	10.00%	288	(2)
McKinney	25.00%	—	(3)

Commercial:
Land Title Building	33.30%	29,971

(1)	This joint venture is comprised of two apartment communities.
(2)	This joint venture is not managed by us and is not included in our property totals.
(3)	This joint venture consists of undeveloped land.

As of March 31, 2014, we had four development communities under construction totaling 999 units, with 305 units completed. Total expected costs for the development projects are $146.0 million, of which $98.7 million has been incurred to date. We expect to complete construction on all four projects by the first quarter of 2015. Four of our multifamily properties include retail components with approximately 100,000 square feet of gross leasable area. We also have three wholly owned commercial properties, which we acquired through our Merger with Colonial with approximately 287,000 square feet of gross leasable area, excluding tenant owned anchor stores, and one partially owned commercial property with approximately 30,000 square feet of gross leasable area. We refer to all of our properties as the “Portfolio”.

MAA has elected to be treated as a REIT for federal income tax purposes, commencing with the year ended December 31, 1994 as MAA completed an initial public offering of its common stock in on February 1994. In order to maintain compliance with REIT tax rules, MAA utilizes taxable REIT subsidiaries for various revenue generating or investment activities. All taxable REIT subsidiaries are consolidated by MAA.

MAA, through MAALP, invests primarily in apartment communities that are located in the Sunbelt region of the United States. MAA currently intends to continue to invest in apartment communities in the Sunbelt region of the United States. However, these practices may be reviewed and modified periodically by management. For a discussion of MAA’s business strategies, see “Business”.

Investment in Real Estate Mortgages

We may, at the discretion of our management or MAA’s board of directors, invest in mortgages and other types of real estate interests consistent with MAA’s qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning facilities). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

As part of its strategic plan, we continually evaluate all the communities and sells those which no longer meet our strategic criteria. We may use the capital generated from the dispositions to invest in higher-return communities or other real estate investments, repurchase MAA’s common stock, or repay debt. We believe that the sale of these communities will not have a material impact on our future results of operations or cash flows nor will their sale materially affect our ongoing operations. Generally, we seek to have any impact of earnings dilution resulting from these dispositions offset by the positive impact of its acquisitions and development activities.

Acquisition Policies

There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any geographic area. Our current policy requires the approval of the investment committee of MAA’s board of directors for acquisitions or developments of properties of up to $60 million, and approval by the full board of directors for transactions in excess of that amount.

Financing Policies

We intend to employ leverage in our capital structure in amounts we determine from time to time. At present, we intend to limit our debt to approximately 45% of the aggregate costs of our properties, although we may temporarily exceed those levels from time to time. Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. If we changed this policy, we could incur more debt, resulting in an increased risk of default on our obligations, and an increase in debt service requirements that could adversely affect our financial condition and results of operations. We expect our borrowings to be a combination of long-term, fixed-rate, unsecured notes, variable-rate secured and unsecured term and revolving credit facilities, and other fixed and variable-rate short to medium-term loans. MAA’s board of directors considers a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired, the estimated market value of our properties and the ability of particular properties, and our company as a whole, to generate cash flow to cover expected debt service.

Any of this indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and may be recourse, non-recourse or cross-collateralized and, if recourse, that recourse may include our general assets and, if non-recourse, may be limited to the particular property to which the indebtedness relates. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties, or may refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings for working capital, to purchase additional interests in partnerships or joint ventures in which we participate, to refinance existing indebtedness or to finance acquisitions, expansion, redevelopment of existing properties or development of new properties. We may also incur indebtedness for other purposes when, in the opinion of MAA’s board of directors, it is advisable to do so. In addition, we may need to borrow to meet the taxable income distribution requirements under the Code if we do not have sufficient cash available to meet those distribution requirements.

Conflict of Interest Policies

We have adopted a code of business conduct and ethics that prohibits conflicts of interest between our officers, employees and directors on the one hand, and our company on the other hand, except in compliance with the policy. Waivers of our code of business conduct and ethics must be disclosed in accordance with New York Stock Exchange, or NYSE, and SEC requirements. In addition, MAA’s board of directors is subject to certain provisions of Tennessee law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all of our constituents.

Interested Director and Officer Transactions

Pursuant to the Tennessee Business Corporations Act, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of MAA’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that the material facts relating to the common directorship or interest and as to the transaction are disclosed or known to MAA’s board of directors or a committee of MAA’s board of directors, and MAA’s board or a duly authorized committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, the material facts relating to the common directorship or interest and as to the transaction are disclosed to MAA’s shareholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity, or the transaction or contract is fair and reasonable to us at the time that we enter into the transaction or contract.

Policies with Respect to Other Activities

MAA intends to continue to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. MAA has in the past three years and may in the future (i) issue securities senior to its common stock, (ii) fund acquisition activities with borrowings under its line of credit or other loan documents and (iii) offer shares of common stock and/or units of limited partnership interest in MAALP or affiliated partnerships as partial consideration for property acquisitions. MAA from time to time acquires partnership interests in partnerships and joint ventures, either directly or indirectly through subsidiaries of MAA, when such entities’ underlying assets are real estate.

Lending Policies

We do not have a policy limiting our ability to make loans to persons other than our executive officers. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We may make loans to joint ventures in which we may participate in the future. Although we do not intend to engage in significant lending activities in the future, we have and may in the future make acquisition as well as mortgage loans to other parties.

Equity Capital Policies

Subject to applicable law, MAA’s board of directors has the authority, without further shareholder approval, to issue additional shares of authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. MAA may in the future issue common stock in connection with acquisitions. We also may issue limited partnership units in MAALP or equity interests in other subsidiaries in connection with acquisitions of properties or otherwise.

MAA’s board of directors may authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control in MAA that might involve a premium price for holders of its common stock or otherwise might be in their best interests. Additionally, any shares of preferred stock could have dividend, voting, liquidation and other rights and preferences that are senior to those of MAA’s common stock.

MAA may, under certain circumstances, purchase its common stock in the open market or in private transactions with its shareholders, if those purchases are approved by MAA’s board of directors. MAA’s board of directors has no present intention of causing MAA to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

This section reflects information with respect to the directors and executive officers of MAA. MAA is the sole general partner of MAALP and, as of December 31, 2013, owned approximately 94.7% of the limited partnership interests of MAALP. By virtue of MAA’s ownership of such limited partnership interests and being MAALP’s sole general partner, MAA has the ability to control all of the day-to-day operations of MAALP. MAALP does not have its own separate directors or executive officers.

MAA held its annual meeting of shareholders on May 22, 2014. At that time, MAA’s shareholders voted on the election of directors. At the annual meeting, all of the nominees for election as directors of MAA were elected.

Board Composition

Our directors and executive officers, their respective ages and their positions are as follows:

Name	Age	Position
H. Eric Bolton, Jr.	57	Chief Executive Officer and Chairman of the Board of Directors
Alan B. Graf, Jr.	60	Director
Ralph Horn	73	Director
James K. Lowder	64	Director
Thomas H. Lowder	64	Director
Claude B. Nielsen	63	Director
Philip W. Norwood	66	Director
Harold W. Ripps	75	Director
W. Reid Sanders	64	Director
William B. Sansom	72	Director
Gary Shorb	63	Director
John W. Spiegel	73	Director
Albert M. Campbell, III	47	Executive Vice President and Chief Financial Officer
Robert J. Delpriore	46	Executive Vice President and General Counsel
Thomas L. Grimes, Jr.	45	Executive Vice President and Chief Operating Officer

Information regarding each director is set forth below. Directors’ ages are given as of the date of this Prospectus.

H. ERIC BOLTON, JR.

Mr. Bolton, age 57, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. The public company and registered investment company boards on which Mr. Bolton has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2013	Current	EastGroup Properties
2008	2010	Interstate Hotels and Resorts, Inc.

Key Attributes, Experiences and Skills: Mr. Bolton brings to our Board ethical, decisive and effective leadership, extensive business and operating experience, and a tremendous knowledge of our company and the multi-family real estate industry. Mr. Bolton’s service on the Board of Governors of NAREIT and the Executive Committee of the National Multifamily Housing Council adds additional depth to his REIT and Apartment experience and knowledge. In addition, Mr. Bolton offers his broad strategic vision for our company. Mr. Bolton’s service as our Chairman and Chief Executive Officer creates a critical link between management and our Board, enabling our Board to perform its oversight function with the benefits of management’s perspectives on the business.

Committees: Real Estate Investment (Chairman)

ALAN B. GRAF, JR.

Mr. Graf, age 60, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf also serves on the boards of Methodist LeBonheur Healthcare and the Indiana University Foundation. The public company and registered investment company boards on which Mr. Graf has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2002	Present	NIKE, Inc.

Key Attributes, Experiences and Skills: As a result of Mr. Graf’s 34-year career at FedEx Corporation, Mr. Graf offers valuable business leadership, management experience and offers insight and guidance on strategic direction and growth opportunities. Mr. Graf also provides financial expertise to our Board, including an understanding of financial statements, corporate finance, accounting and capital markets, as a result of his financial background and his service on the audit committee of NIKE, Inc.

Committees: Audit (Chairman)

RALPH HORN

Mr. Horn, age 73, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of Directors of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board of Directors through December 2003. The public company and registered investment company boards on which Mr. Horn has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1995	2008	Harrah’s Entertainment, Inc.
2001	Present	Ryman Hospitality Corporation – Lead Director (formerly Gaylord Entertainment Corporation)

Key Attributes, Experiences and Skills: Mr. Horn offers valuable business, leadership and management, and strategic planning experience which he gained during his tenure as Chief Executive Officer and Chairman of First Tennessee National Corporation. In addition, Mr. Horn provides valuable insight from his experience serving as a director of a number of other large public companies, which has provided him with extensive corporate governance experience, capital market experience and financial expertise.

Committees: Nominating and Corporate Governance (Chairman), Compensation

JAMES K. LOWDER

Mr. Lowder, age 64, was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Lowder served as a trustee for Colonial Properties Trust from 1993 to 2013. Mr. Lowder has served as chairman of the board of The Colonial Company and its subsidiaries since 1995. Mr. Lowder is a member of the Home Builders Association of Alabama, the Greater Montgomery Home Builders Association, and serves on the board of directors of Alabama Power Company. James K. Lowder is the brother of Thomas H. Lowder, another one of our directors. The public company and registered investment company boards on which Mr. Lowder has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust

Key Attributes, Experiences and Skills: Mr. Lowder offers vast experience in the real estate development and construction industries in the Southeast as well as extensive knowledge of all phases of the commercial real estate industry and economic cycles. In addition, Mr. Lowder’s previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our Merger with Colonial Properties Trust.

Committees: None

THOMAS H. LOWDER

Mr. Lowder, age 64, was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Lowder served as the Chairman of the Board of Trustees for Colonial Properties Trust from 1993 to October 2013 and as the Chief Executive Officer from 1993 to 2006 and again from 2008 to 2013. Mr. Lowder became President and Chief Executive Officer of Colonial Properties, Inc., Colonial Property Trust’s predecessor, in 1976. Mr. Lowder also serves on the boards of The Colonial Company, Children’s Hospital of Alabama, Crippled Children’s Foundation, the University of Alabama Health System Board and the University of Alabama Health Services Foundation. Thomas H. Lowder is the brother of James K. Lowder, another one of our directors. The public company and registered investment company boards on which Mr. Lowder has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust

Key Attributes, Experiences and Skills: Mr. Lowder brings to our Board depth of experience in the acquisition, development, management, and sale of multifamily, office and retail properties as well as tremendous knowledge of the markets in which we operate. In addition, Mr. Lowder’s previous service as Chief Executive Officer and Chairman of the Board for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our Merger with Colonial Properties Trust.

Committees: Real Estate Investment

CLAUDE B. NIELSEN

Mr. Nielsen, age 63, was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Nielsen served as a trustee for Colonial Properties Trust from 1993 to 2013. Mr. Nielsen has served as chief executive officer of Coca-Cola

Bottling Company United, Inc. since 1991, following his appointment as president in 1990, and was elected Chairman of the Board of Directors in 2003. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen currently serves as Chairman for both The Coca-Cola Scholars Foundation and The American Beverage Association, and is a board member of the Birmingham Business Alliance. The public company and registered investment company boards on which Mr. Nielsen has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust
1993	2010	Regions Financial Corporation (including predecessor AmSouth Bank Corporation)

Key Attributes, Experiences and Skills: Mr. Nielsen has a unique perspective and insight as an experienced participant in the financial services and beverage industries. Through his executive leadership of the Coca-Cola Bottling Company United, Inc. and his tenure as a director of Regions Financial Corporation, Mr. Nielsen brings extensive experience in the capital markets. In addition, Mr. Nielsen’s previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our Merger with Colonial Properties Trust.

Committees: Compensation

PHILIP W. NORWOOD

Mr. Norwood, age 66, has served as a director since August 2007. Mr. Norwood is a Principal of Haviland Capital, LLC, an investment company. Mr. Norwood served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, from 1994 until his retirement in March 2013. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations and serves on the board of Pacolet Milliken Enterprises, Inc. The public company and registered investment company boards on which Mr. Norwood has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
None

Key Attributes, Experiences and Skills: Mr. Norwood offers extensive and in-depth real estate knowledge and experience, as well as capital markets and financial expertise, as a result of his 34-year career in the real estate industry and extensive participation in some of the most prominent real estate associations. This knowledge and experience allows him to offer astute insight into operational and strategic matters as well as potential acquisitions and divestitures. In addition, Mr. Norwood’s industry specific operational experience makes him uniquely qualified to serve as the Chairman of the Compensation Committee as he has a keen understanding of executive compensation, its impact on recruitment and retention and the alignment of management and shareholder interests.

Committees: Compensation (Chairman), Nominating and Corporate Governance, Real Estate Investment

HAROLD W. RIPPS

Mr. Ripps, age 75, was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Ripps served as a trustee for Colonial Properties Trust from 1995 to 2013. Since 1969, Mr. Ripps has served as chief executive officer of The Rime Companies, a real estate development, construction and management firm specializing in the development of multifamily properties. While with The Rime Companies, Mr. Ripps oversaw the development and construction of approximately 15,000 multifamily apartment units in the southeastern United States. He is a member of the board of trustees of the Birmingham Council of Boy Scouts of America. The public company and registered investment company boards on which Mr. Ripps has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
None

Key Attributes, Experiences and Skills: Mr. Ripps’ 41-year career in the real estate industry provides a wide range of financial and investment experience as well as valuable expertise in multifamily development, construction and management. In addition, Mr. Ripps’ previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our Merger with Colonial Properties Trust.

Committees: Nominating and Corporate Governance

W. REID SANDERS

Mr. Sanders, age 64, has served as a director since March 2010. Mr. Sanders is the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Funds. Prior to co-founding Southeastern Asset Management in 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry from 1971 to 1975. Mr. Sanders currently serves on the Board of Directors for Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners. The public company and registered investment company boards on which Mr. Sanders has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2009	Present	Two Harbors Investment Corp.

Key Attributes, Experiences and Skills: Mr. Sanders offers financial expertise and valuable insight into the capital markets stemming from his 41-year career in the financial industry. Mr. Sanders’ understanding of financial statements, corporate finance, and accounting makes him a valued member of the Audit Committee. In addition, Mr. Sanders’ service on the Investment Committee of a commercial real estate limited partnership allows him to provide valuable insights regarding the evaluation of potential acquisitions and divestitures.

Committees: Audit, Real Estate Investment

WILLIAM B. SANSOM

Mr. Sansom, age 72, has served as a director since November 2006. Mr. Sansom is the Chairman of the Board of Directors, Chief Executive Officer and President of the H.T. Hackney Co. From 1979 to 1981, Mr. Sansom served as the Tennessee Commissioner of Transportation, and from 1981 to 1983 as the Tennessee Commissioner of Finance and Administration. Mr. Sansom serves as the Chairman of the Board of Directors of the Tennessee Valley Authority. The public company and registered investment company boards on which Mr. Sansom has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1985	April 2012	First Horizon National Corporation
2001	Present	Astec Industries
2006	Present	Tennessee Valley Authority

Key Attributes, Experiences and Skills: Mr. Sansom’s service as the Chief Executive Officer of the H.T. Hackney Co. provides valuable business leadership and management experience, including expertise leading a large organization with expansive operations depending on localized and empowered management, giving him a keen understanding of issues facing our operations. In addition, Mr. Sansom’s experience on the board of directors of the Tennessee Valley Authority, First Horizon National Corporation and Astec Industries has given him a strong understanding of risk management, corporate governance, compensation practices and capital markets.

Committees: Compensation, Nominating and Corporate Governance

GARY SHORB

Mr. Shorb, age 63, has served as a director since May 2012. Mr. Shorb is the President and Chief Executive Officer of Methodist Le Bonheur Healthcare, an integrated healthcare system that comprises a seven-hospital operation centered in the Mid-South with over 11,000 employees. Rated as the number one hospital in the region (2011-2012) by U.S. News and World Report, Methodist Le Bonheur Healthcare received accolades in twelve specialties. Mr. Shorb joined Methodist Le Bonheur Healthcare in 1990 as Executive Vice President. Before joining Methodist Le Bonheur Healthcare, Mr. Shorb served as President of the Regional Medical Center in Memphis, Tennessee. Prior to his work in the healthcare industry, Mr. Shorb worked as a project engineer with Exxon and served as a Lieutenant Commander in the U.S. Navy. Mr. Shorb serves on a number of civil and not-for-profit boards. The public company and registered investment company boards on which Mr. Shorb has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
None

Key Attributes, Experiences and Skills: As a result of Mr. Shorb’s long career at Methodist Le Bonheur Healthcare and senior leadership positions held prior to joining Methodist Le Bonheur Healthcare, Mr. Shorb offers valuable business leadership with expertise and experience in organizational development, management and business finance. As Chief Executive Officer of a large consumer and service-based operation, Mr. Shorb brings insights and experience directly attributable to our service-based operations.

Committees: Audit

JOHN W. SPIEGEL

Mr. Spiegel, age 73, was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Spiegel served as a trustee for Colonial Properties Trust from 2003 to 2013. Mr. Spiegel served as vice chairman and chief financial officer of SunTrust Banks, Inc., a multi-state bank holding company, from 2000 to 2004 and as vice chairman of SunTrust Banks Holding Company until March 2005. From 1985 to 2000, Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc. Mr. Spiegel currently serves on the boards of Community & Southern Holdings, Inc. and Community & Southern Bank, and is a life-time member of the board of directors of the Woodruff Arts Center. The public company and registered investment company boards on which Mr. Spiegel has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1989	2014	RockTenn Company
2003	2013	Colonial Properties Trust
2006	2012	S1 Corporation
2008	2011	CPEX Pharmaceuticals

Key Attributes, Experiences and Skills: Mr. Spiegel has expertise in the financial services industry and has broad experience as a member of numerous public company boards of directors, including prior service on a number of public company audit committees. Mr. Spiegel’s valuable financial expertise, including his leadership at Sun Trust Banks, Inc. and certain of its affiliates, combined with his experience as a public company director and a member of public company audit committees, allow him to provide experienced leadership as a member of our Audit Committee and make valuable contributions to our corporate governance efforts and initiatives. In addition,

Mr. Spiegel’s previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust.

Committees: Audit

Executive Officers

In addition to Mr. Bolton, whose also serves as a member of our board of directors and whose biography is included in the section above describing our board of directors, the following individuals served as our executive officers in 2013:

ALBERT M. CAMPBELL, III

Mr. Campbell, age 47, is our Executive Vice President and Chief Financial Officer. Prior to his appointment as CFO on January 1, 2010, Mr. Campbell served as our Executive Vice President, Treasurer and Director of Financial Planning and was responsible for managing the funding requirements of the business to support corporate strategy. Mr. Campbell joined us in 1998 and was responsible for external reporting and financial planning. Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Andersen and served various finance and accounting roles with Thomas & Betts Corporation.

ROBERT J. DELPRIORE

Mr. DelPriore, age 46, is our Executive Vice President and General Counsel. Mr. DelPriore joined us in August 2013. Prior to joining MAA, Mr. DelPriore was a partner in the securities department of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC and served as counsel to MAA. Mr. DelPriore joined Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in February 2008. Prior to that, Mr. DelPriore was a partner in the corporate securities group of Bass, Berry & Sims PLC.

THOMAS L. GRIMES, JR.

Mr. Grimes, age 45, is our Executive Vice President and Chief Operating Officer. Mr. Grimes was promoted to Chief Operating Officer in December 2011, having previously served as Executive Vice President and Director of Property Management. Prior to this position Mr. Grimes served us as an Operations Director over the Central and North Regions. He also served as Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business. Mr. Grimes joined us in 1994.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Introduction

Our compensation discussion and analysis provides a detailed discussion of our executive compensation philosophy, objectives and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2013, who were:

Name	Title
H. Eric Bolton, Jr.	Chairman of the Board and Chief Executive Officer
Albert M. Campbell, III	Executive Vice President and Chief Financial Officer
Thomas L. Grimes, Jr.	Executive Vice President and Chief Operating Officer
Robert J. DelPriore	Executive Vice President and General Counsel

Our compensation philosophy is that compensation for all employees, including our named executive officers, should be:

•	fair and equitable when viewed both internally and externally;

•	competitive in order to attract and retain the best qualified individuals; and

•	aligned with performance.

We have designed our compensation programs to reflect each of these characteristics. Our named executive officers receive a compensation package that primarily consists of an annual base salary, annual incentive awards, and long-term incentive awards. The performance-based incentives seek to reward both short-term and long-term results and to align the interests of our executive officers and other participants with the interests of our shareholders. Generally, our long-term compensation is in the form of restricted shares of MAA’s common stock, where the majority of the opportunity is based on our total shareholder return performance. Our Board of Directors has established stock ownership guidelines of three times annual base salary for our Chief Executive Officer and two times annual base salary for our other named executive officers which acts to further align the interests of our executive officers with those of our shareholders.

2013 Say on Pay Vote

At the 2014 Annual Meeting of Shareholders, our executive officer compensation for 2013 was approved by 96.7% of the votes cast on the matter. The Compensation Committee and our Board of Directors considered these results to be an endorsement by shareholders of the our target level and actual executive compensation.

2013 Achievements and Value Creation

On October 1, 2013, MAA completed its merger with Colonial resulting in a combined company with equity market capitalization of approximately $4.9 billion and a total market capitalization of approximately $8.3 billion. We also continued to strengthen our balance sheet in 2013, issuing $350 million of public bonds through MAALP and expanding the capacity of our unsecured credit facility to $500 million.

We continued to recycle capital, selling nine multifamily communities, acquiring four multifamily communities and completing the development of two multifamily communities.

MAA’s Core FFO was $4.94 per diluted share and unit which was $0.08 per share higher than the midpoint of its guidance for the full year. Total shareholder return for the year was -2.2%. While negative, MAA’s return did outperform the SNL US REIT Multifamily Index which was -4.4% for the year.

Summary of 2013 Named Executive Officers’ Compensation

Base Salary

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2013	2012	Increase
Mr. Bolton	$525,000	$496,000	5.8%
Mr. Campbell	$325,000	$305,000	6.6%
Mr. Grimes	$325,000	$300,000	8.3%
Mr. DelPriore*	$275,000	N/A	N/A

*	Mr. DelPriore became an executive officer in August 2013.

Annual Incentive Compensation

Annual incentive compensation is intended to compensate executive officers for achieving our annual financial goals. Our named executive officers earned the following annual bonuses for 2013:

	2013 Annual Bonus Paid in 2014
	Cash Amount	Percent of 2013 Base Salary	Percent of Maximum Opportunity Earned
Mr. Bolton	$1,050,000	200%	100%
Mr. Campbell	$325,000	100%	100%
Mr. Grimes	$325,000	100%	100%
Mr. DelPriore*	$100,205	36%	100%

*	Mr. DelPriore’s bonus reflects his start of employment with MAA in August 2013.

Long Term Incentive Compensation

Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. Under our 2013 Long Term Incentive Program, or 2013 LTIP, our named executive officers received the following awards:

	Shares Issued in 2014	Vesting	Percent of Opportunity Earned
Mr. Bolton	12,353	25% each year January 2015 thru January 2018	51%
Mr. Campbell	5,088	25% each year January 2015 thru January 2018	51%
Mr. Grimes	5,088	25% each year January 2015 thru January 2018	51%
Mr. DelPriore*	N/A

*	Mr. DelPriore became an executive officer in August 2013 and was not eligible to participate in the 2013 LTIP.

Say on Pay Results

At the 2014 Annual Meeting of Shareholders, our executive officer compensation for 2013 was approved by 96.7% of the votes cast on the matter. We believe our programs are effectively designed and working well in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2014, the Compensation Committee will consider the overwhelming shareholder support that the “Say-on-Pay” proposal received. As a result, the Compensation Committee will continue to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider shareholder concerns and feedback in the future.

Also as previously announced, in accordance with a majority of the votes cast at the 2011 Annual Meeting of Shareholders, we intend to hold an advisory shareholder vote on our executive compensation annually. We intend to hold an advisory vote on the frequency of such advisory votes on executive compensation at or before our 2017 Annual Meeting of Shareholders.

Pay for Performance Analysis

How Pay is Tied to Company Performance

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our shareholders. The Compensation Committee strongly believes that executive compensation—both pay opportunities and pay actually realized—should be tied to our performance. The Compensation Committee views performance in two primary ways:

•	our operating performance, including results against our long-term growth targets; and

•	return to shareowners over time, both on an absolute basis and relative to other companies.

Operating Performance

We had strong financial results in 2013, as more specifically described under the heading “Management’s Discussion and Analysis” in our Annual Report on Form 10-K. Highlights for 2013 include:

•	MAA completed its merger with Colonial on October 1, 2013;

•	MAA’s Core FFO for the year was $4.94 per diluted share and unit, a 7.2% growth over 2012;

•	MAALP completed its inaugural unsecured public bond offering. MAALP issued $350 million of ten year senior unsecured notes at a coupon rate of 4.3% and an issuance price of 99.047%;

•	Acquired four communities, totaling 1,137 units, during the year and sold nine communities, totaling 2,108 units;

•	A joint venture in which we had a 50% interest sold Colonial Town Park, a 450,000 square foot retail center located in Smyrna, Tennessee;

•	Completed the construction of two development communities during the year, and had five communities, containing 1,461 units, remaining under construction at the end of the year; and

•	Completed the renewal of our unsecured credit facility during the third quarter, increasing the borrowing capacity to $500 million with room for additional expansion to $800 million.

Generally accepted accounting principles, or GAAP, reconciliation for Core FFO is set forth on Annex A to this prospectus.

Return to Shareholders

We have consistently returned significant value to shareholders over the long-term, based on total shareholder return. We have continuously paid a quarterly dividend since April 1994 and have never decreased our dividend rate.

The following chart shows how a $100 investment in MAA’s common stock on December 31, 2008 would have grown to $207.37 on December 31, 2013, with dividends reinvested quarterly. The chart also compares the total shareholder return on MAA’s common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity Index prepared by the National Association of Real Estate Investment Trusts, or NAREIT. The performance chart is not necessarily indicative of future investment performance.

Understanding Mr. Bolton’s Pay

This section provides additional detail on the rationale for Mr. Bolton’s pay.

Mr. Bolton’s Accomplishments as Chief Executive Officer

Under the leadership of Mr. Bolton, who became Chief Executive Officer in October 2001 and Chairman of the Board in September 2002, we have performed very well and delivered significant value to shareholders. In addition, the Compensation Committee believes that Mr. Bolton’s strategic vision and focus on long-term sustainable growth has laid a solid foundation for future growth. The Compensation Committee believes that Mr. Bolton’s leadership has directly contributed to the company’s strong performance over the last several years and should be appropriately rewarded.

Recent MAA Milestones

2013	Consummated the merger with Colonial, moving MAA from a total market capital of $4.6 billion to $8.6 billion

Received Upgrade to BBB by Standard & Poor’s Ratings Agency

Named to S&P MidCap 400 Index

Completed first public bond offering for $350 million

Acquired multifamily properties totaling $129 million and completed development on an additional $61 million

Returned $140.7 million to shareholders in dividends

Raised annual dividend rate for 2014 to $2.92

2012	Received initial investment grade credit rating of Baa2 from Moody’s Investors Service

Received initial investment grade credit rating of BBB- from Standard & Poor’s Ratings Services

Acquired multifamily properties totaling $326 million and completed development on an additional $84 million

Returned $107.8 million to shareholders in dividends

Raised annual dividend rate for 2013 to $2.78

2011	Received initial investment grade credit rating of BBB from Fitch Ratings

Acquired multifamily properties totaling $379 million

Returned $92.2 million to shareholders in dividends

Raised annual dividend rate for 2012 to $2.64

Recent Compensation Committee Actions

After considering the company’s operating performance and return to shareholders, Mr. Bolton’s strong leadership and individual accomplishments, the Compensation Committee took the following actions with respect to Mr. Bolton’s 2013 compensation:

•	Base Salary: Increased base salary from $496,000 to $525,000.

•	Annual Incentive: The percent of salary opportunity awarded to Mr. Bolton for 2013 was flat from the prior year at 200%. The amount awarded reflects his personal accomplishments and continued solid performance.

•	Long-Term Equity Compensation: The total percent of salary opportunity awarded to Mr. Bolton for 2013 in the form of restricted stock awards was flat from the prior year at 300%. Performance-based long term incentive compensation represents the majority of Mr. Bolton’s pay, as the Compensation Committee believes this element is directly aligned with the interests of our shareholders and most closely linked to accomplishing the company’s strategic vision. The amount awarded reflects the Compensation Committee’s continued confidence in Mr. Bolton’s strategic vision and leadership.

Summary of Executive Compensation Practices

Our compensation philosophy is to drive and support our long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward. By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value. We and our competitors recruit from a limited pool of resources for individuals, who are highly experienced, successful and well rewarded. Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interest with shareholder value creation. To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

The Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs and private real estate companies, taking into account individually each component of compensation. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

•	to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

•	to provide incentives for achieving and exceeding annual and long-term performance goals;

•	to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;

•	to reward superior corporate and individual performance achieved through ethical leadership; and

•	to appropriately reward executive officers for creating long-term shareholder value and returns.

Our Compensation Committee evaluates the effectiveness of its compensation programs by reviewing our performance as a whole and the performance of individual officers. In doing so, the Compensation Committee may take into account our strategy as annually presented to our Board of Directors, the total return being delivered to our shareholders as well as the return being earned by the shareholders of our peers, our fiscal performance both annually and for longer-term periods, as well as the executive officer’s individual goals. To the extent that the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with us. We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration.

Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interest.

What We Do

•	Pay for performance

•	Mitigate undue risk in compensation programs

•	Include vesting periods on performance share awards

•	Adopted share ownership guidelines

•	Prohibit hedging transactions, pledging and short sales by Executive Officers or Directors

•	Utilize an independent compensation consulting firm which provides no other services

•	Provide reasonable post-employment/change in control provisions

•	Adopted a clawback policy

What We Don’t Do

*	No dividends or dividend equivalents on unearned performance shares

*	No repricing underwater stock options

*	No exchanges of underwater stock options for cash

*	No multi-year guaranteed bonuses

*	No inclusion of the value of equity awards in severance calculations

*	No evergreen provisions in equity plans

Elements of Compensation

Overview

We have three elements of total direct compensation: base salary, annual incentive and long-term incentive compensation. As illustrated in the accompanying chart, in 2013, 80% of the reported named executive officers’ total direct compensation opportunity was performance-based and not guaranteed and 50% was in the form of long-term incentive compensation.

2013 Total Compensation Opportunity

*	As Mr. DelPriore joined MAA during 2013 and was not a participant in either the annual incentive plan or long-term incentive plan for 2013, his compensation is excluded from the above calculation.

Our target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target bonus, and target total direct compensation. We discuss each element of the table in the narrative that follows.

		Annual Bonus Plan			2013 LTIP
	Base Salary(1)	Potential Percent of Base Salary	Target Percent of Base Salary	Dollar Target(2)	Potential Percent of Base Salary	Target Percent of Base Salary	Dollar Target(3)	Target Total
Mr. Bolton	$525,000	0% – 200%	100%	$525,000	0% – 300%	218%	$1,144,500	$2,194,500
Mr. Campbell	$325,000	0% – 100%	50%	$162,500	0% – 200%	146%	$474,500	$962,000
Mr. Grimes	$325,000	0% – 100%	50%	$162,500	0% – 200%	146%	$474,500	$962,000
Mr. DelPriore	$275,000	N/A	N/A	N/A	N/A	N/A	N/A	$275,000

(1)	These are the base salaries awarded by the Compensation Committee for 2013.
(2)	Reflects the target potential bonus payment under the Annual Bonus Plan. More information on the Annual Bonus Plan can be found in the narrative that follows.
(3)	Represents the target award under the 2013 LTIP. More information on the 2013 LTIP can be found in the narrative that follows.

The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior long-term, equity-based incentives, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performances. The Compensation Committee does, however, consider the timings of prior awards when reviewing the retention aspects of compensation packages.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Because several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. A survey of our comparator group’s pay practices was considered in determining the salary range for each named executive officer. These ranges are used as guidelines in determining individual salaries, but there is no targeted amount in the range.

Base salaries for the named executive officers are individually determined by the Compensation Committee within the appropriate salary range after consideration of:

•	breadth, scope and complexity of the role;

•	fairness (employees with similar responsibilities, experience and historical performance are rewarded comparably) and affordability ;

•	current compensation; and

•	individual and corporate performance.

We do not set the base salary of any employee, including any named executive officer, at a certain multiple of the salary of another employee.

Generally speaking, there are two situations that may warrant an adjustment to base salary:

•	Annual Merit Increases. All employees’ base salaries are reviewed annually for possible merit increases, but merit increases are not automatic or guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices.

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary
	2013	2012	Percent Increase
Mr. Bolton	$525,000	$496,000	5.8%
Mr. Campbell	$325,000	$305,000	6.6%
Mr. Grimes	$325,000	$300,000	8.3%
Mr. DelPriore*	$275,000	N/A	N/A

*	Mr. DelPriore became an executive officer in August 2013.

Merit increases for the named executive officers were approved in December 2012 and effective January 1, 2013. The Compensation Committee believed the increase to Mr. Bolton’s base salary was appropriate in light of the growth in size and complexity of the company and Mr. Bolton’s continued contribution to the company’s achievements and his strong leadership. The Compensation Committee believed the increases in base salary of the other named executive officers were appropriate based on the company’s strong performance and each executive’s individual achievements in 2012. For Mr. Bolton, this represented an increase of 5.8%, which the Compensation Committee felt moved Mr. Bolton towards a level that more appropriately reflected his level of experience and past performance for us and was in line with how the company approaches salary to market comparables on a company-wide basis. Mr. Campbell received an increase of 6.6%, which the Compensation Committee felt was a more appropriate reflection of Mr. Campbell’s skills and past performance for us. Mr. Grimes received an increase of 8.3%, which the Compensation Committee felt more appropriately reflected his skills, past performance for us and length of tenure in his current position.

•	Promotions or Changes in Role. Base salary may be increased to recognize additional responsibilities resulting from a change in an employee’s role or a promotion to a new position. Increases are not guaranteed for a promotion or change in role. No such increases were awarded to named executive officers in 2013.

Annual Incentive Compensation

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. Annual incentives were determined under the 2013 Annual Incentive Program.

For 2013, total annual bonus plan opportunities were based on 2013 base salaries as follows:

	Base Salary	Percentage of 2013 Base Salary	Maximum Payment Based on 2013 Performance
Mr. Bolton	$525,000	200%	$1,050,000
Mr. Campbell	$325,000	100%	$325,000
Mr. Grimes	$325,000	100%	$325,000
Mr. DelPriore*	N/A	N/A	N/A

*	Mr. DelPriore was not a participant in the 2013 Annual Incentive Program

The annual bonus plan for executive officers for 2013 was based on funds from operations per diluted share and unit, or FFO per Share, growth. The Compensation Committee felt it was appropriate to base the 2013 annual incentive on specific and quantifiable company performance metrics because the award is intended to reward the executive officer for achieving our corporate financial goals established for the year. When setting the goals for these performance metrics, the Compensation Committee established annual performance targets that if achieved would continue to promote the long-term health and strength of the company. In determining actual results, the Compensation Committee reserves the right to adjust FFO per Share for items impacting the metric which were not contemplated in the original overall business strategy ratified by our Board of Directors, but which the Compensation Committee feels were in the best interest of shareholders. The GAAP reconciliation for FFO is set forth on Annex A to this prospectus.

The Compensation Committee approved the following payout schedule under the annual bonus plan:

Performance	FFO per Share Growth	Percent of Bonus Opportunity
Minimum Threshold	<4.0%	0%
Threshold I	4.0% – 4.49%	12.5%
Threshold II	4.5% – 4.99%	28.5%
Threshold III	5.0% – 5.49%	37.5%
Target	5.5% – 5.99%	50.0%
Target I	6.0% – 6.49%	62.5%
Target II	6.5% – 6.99%	75.0%
Target III	7.0% – 7.49%	87.5%
High	>7.49%	100%

Summary of Payments

In March 2014, the Compensation Committee met to consider the payment of bonuses under the plan. The Compensation Committee noted that the merger with Colonial had not been approved at the time the performance targets were established for the 2013 Annual Incentive Program. As a result, the Compensation Committee did not contemplate the impact of merger-related expenses on FFO per Share growth in setting the performance targets. The Compensation Committee reviewed FFO per share and determined that the expenses related to the merger with Colonial were resulting in an inconsistent comparison to 2012 results. As a result, the Compensation Committee determined to base performance growth on FFO per Share adjusted for merger expenses. FFO per Share adjusted for merger expenses for 2013 was 8.4% higher than FFO per Share for 2012, resulting in the High payout under the 2013 Annual Incentive Program.

Following these determinations, the Compensation Committee, and in regards to Mr. Bolton, the Board of Directors, awarded the following annual bonuses to our named executive officers for 2013:

	Base Salary	Maximum Percentage of Base Salary	Percent of Bonus Opportunity Earned	Annual Incentive Payment
Mr. Bolton	$525,000	200%	100%	$1,050,000
Mr. Campbell	$325,000	100%	100%	$325,000
Mr. Grimes	$325,000	100%	100%	$325,000
Mr. DelPriore*	N/A	N/A	N/A	N/A

*	Mr. DelPriore was not a participant in the 2013 Annual Incentive Program.

Mr. DelPriore was not a participant in the 2013 Annual Incentive Program as he joined the company in August 2013; however, the Compensation Committee felt that it was appropriate to base Mr. DelPriore’s bonus on similar aspects as the other executives as his contributions contributed to our performance for 2013. As such, in March 2014, the Compensation Committee awarded Mr. DelPriore a cash bonus of $100,205 which represented the equivalent of 100% of his 2013 base salary, adjusted on a pro-rata basis for his length of service in 2013.

Long-Term Incentive Compensation

General

We provide performance-based long-term incentive compensation to certain employees, including the named executive officers, to directly tie the interests of these individuals to the interests of our shareholders. We believe that long-term equity compensation is an important retention tool. We also encourage stock ownership which we regard as important for commitment, engagement and motivation and have adopted stock ownership guidelines for our named executive officers. In 2013, we granted long-term incentive compensation to approximately 67 employees, including the named executive officers.

Potential Value of Long Term Incentive Compensation Awarded

The Compensation Committee believes that a significant percentage of our long term incentive compensation should be performance based. The 2013 LTIP included two performance tranches. One tranche awarded shares on a sliding scale dependent upon absolute total shareholder return, or TSR, performance. The other tranche awarded shares on a sliding scale dependent on relative TSR performance. For each of the absolute TSR and relative TSR tranches, there were three performance periods during which TSR would be measured, January 1, 2013 through December 31, 2013, January 1, 2012 through December 31, 2013 and January 1, 2011 through December 31, 2013. The 2013 LTIP also included time based shares dependent on continued employment in good standing. Our CEO had the opportunity to earn up to 300% of his base salary and the remaining named executive officers (other than Mr. DelPriore, who was not a participant in the 2013 LTIP) had the opportunity to earn up to 200% of their base salary in shares of restricted stock. The following chart indicates the maximum award opportunities as a percentage of base salary:

	Absolute TSR (40% of Opportunity)			Relative TSR (40% of Opportunity)			Service Based (20% of Opportunity)	Total Potential
	1 Year	2 Year	3 Year	1 Year	2 Year	3 Year
Mr. Bolton	40%	40%	40%	40%	40%	40%	60%	300%
Other Named Executive Officers*	26%	27%	27%	26%	27%	27%	40%	200%

*	Excludes Mr. DelPriore.

The Compensation Committee sets ranges for long term incentive compensation for each of our named executive officers. A survey of our comparator group’s pay practices is considered in determining the ranges. The Compensation Committee does not target a specific percentile ranking against our comparator group.

The actual value of long term incentive compensation within such ranges awarded to each named executive officer is individually determined, at the discretion of the Compensation Committee, after considering:

•	skills, experience and time in role;

•	individual performance and potential; and

•	company performance in the prior year.

In determining the value of long term incentive compensation awards to the named executive officers in December 2012, the Compensation Committee also took into consideration, among other things, the company’s strong operating performance and return to shareholders.

Mix of Equity Vehicles

As described above, we use a mix of time vested restricted stock and performance shares when making annual long-term equity awards. Once the value of the 2013 LTIP award was determined, the Compensation Committee granted approximately 80% of the value in performance shares and 20% in time vested restricted stock. One half of the performance shares may be earned based on relative total shareholder return, or TSR, and one half of the performance shares may be earned based on absolute TSR.

The Compensation Committee believes this mix of equity vehicles strikes the appropriate balance between the achievement of performance measures (performance shares) and rewarding increases in the market value of, and dividends paid on, MAA’s common stock (time vested restricted stock).

As noted above, we currently measure performance based solely on return to shareholders. As a further pay for performance measure, we believe that an allocation of 80% of the potential award opportunity to performance shares creates an appropriate pay for performance alignment with shareholders.

Performance Shares

Performance shares provide an opportunity for employees to receive common stock if a performance measure is met for a pre-defined performance period. No outstanding performance share awards provide for the payment of dividends or dividend equivalents during the performance period. There are two types of performance shares awarded under the 2013 LTIP: performance shares based on Absolute TSR and performance shares based on Relative TSR.

The following chart shows the performance metrics for the Absolute TSR performance shares:

Performance Level	MAA TSR	Percent of Absolute TSR Opportunity Earned
High	≥ 10.00%	100%
Target	9.00% – 9.99%	66%
Threshold	8.00% – 8.99%	33%
	< 8.00%	0%

Performance shares earned in the absolute TSR category were issued on January 24, 2014 and will vest 25% on January 23, 2015, 25% on January 22, 2016, 25% on January 24, 2017 and 25% on January 24, 2018, dependent upon continued employment in good standing through each vest date.

The following chart shows the performance metrics for the relative TSR performance shares:

Performance Level	MAA TSR in excess of SNL US REIT Multifamily Index	Percent of Relative TSR Opportunity Earned
High	≥ 200 basis points	100%
Target	100 bps – 199 bps	66%
Threshold	0 bps – 99 bps	33%
	Below Index	0%

Performance shares earned in the relative TSR category were issued on January 24, 2014 and will vest 25% on January 23, 2015, 25% on January 22, 2016, 25% on January 24, 2017 and 25% on January 24, 2018, dependent upon continued employment in good standing through each vest date.

Summary of Payments

In January 2014, the company certified to the Compensation Committee that the following performance levels had been achieved:

Absolute TSR Calculations

Performance Period	Annualized TSR MAA	Percent of Opportunity Earned
January 1, 2011 through December 31, 2013	2.84%	0%
January 1, 2012 through December 31, 2013	3.02%	0%
January 1, 2013 through December 31, 2013	-1.80%	0%

Relative TSR Calculations

	Annualized TSR
Performance Period	MAA	SNL US REIT Multifamily Index	Percent of Opportunity Earned
January 1, 2011 through December 31, 2013	2.84%	2.12%	33%
January 1, 2012 through December 31, 2013	3.02%	-1.95%	100%
January 1, 2013 through December 31, 2013	-1.80%	-6.74%	100%

As a result of the performance described in the tables above, the following performance shares were awarded under the 2013 LTIP:

	Absolute TSR			Relative TSR
	1 Year	2 Year	3 Year	1 Year	2 Year	3 Year	Total Shares
Mr. Bolton	—	—	—	3,225	3,225	1,065	7,515
Mr. Campbell	—	—	—	1,298	1,348	445	3,091
Mr. Grimes	—	—	—	1,298	1,348	445	3,091
Mr. DelPriore*	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*	Mr. DelPriore was not a participant in the 2013 LTIP.

Time Vested Restricted Stock

MAA believes that time vested restricted stock is performance-based because its value is solely tied to MAA’s stock price, which directly correlates to its shareholders’ interests. MAA grants restricted stock for several reasons, including:

•	restricted shares that vest over time encourage executives to focus on the long term when making decisions to enhance shareholder value;

•	declines in stock price following the grant of time vested restricted stock have a negative impact on executive pay; and

•	feedback from employees has indicated that time vested restricted stock is highly valued and is an important retention tool.

While MAA does not believe that restricted stock causes a focus on short-term stock price movements or leads to excessive risk-taking, its compensation policies include risk mitigation features. MAA has significant share ownership requirements to ensure that a significant portion of executive officers’ net worth is in MAA’s common stock and therefore tied to long-term sustainable performance. Further, MAA does not, and has not, backdated or repriced options.

Our named executive officers were awarded the following time vested restricted shares under the 2013 LTIP:

Our named executive officers were awarded the following time vested restricted shares under the 2013 LTIP:

Number of Shares
Mr. Bolton	4,838
Mr. Campbell	1,997
Mr. Grimes	1,997
Mr. DelPriore*	N/A

*	Mr. DelPriore was not a participant in the 2013 LTIP.

The shares awarded will vest 25% on January 23, 2015, 25% on January 22, 2016, 25% on January 24, 2017 and 25% on January 24, 2018, dependent upon continued employment in good standing through each vest date.

Additional Compensation Elements

Benefits

In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. The named executive officers generally participate in the same benefit plans as the broader employee population of MAA.

Employment Agreement

Mr. Bolton is our only named executive officer with an employment agreement. The material terms of his employment agreement and amounts payable are described in the “Executive Compensation” section of this prospectus under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control”.

Change of Control Contracts

Messrs. Campbell and Grimes have change of control contracts. These change in control contracts are described in the “Executive Compensation” section of this prospectus under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control”.

Deferred Compensation Plans

Messrs. Bolton, Campbell, Grimes and DelPriore are eligible to participate in the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan as Amended Effective November 30, 2010, or Deferred Comp Plan. The Deferred Comp Plan is a supplemental non-qualified deferred compensation plan made available to select employees to enable them to accumulate retirement benefits without the limitations on contributions placed on the Mid-America Apartment Communities, Inc. 401(k) Savings Plan. We may, but are not obligated to, make matching contributions, up to 6% of the participant’s compensation. The deferred compensation amounts of Messrs. Bolton, Campbell, Grimes and DelPriore, and any resultant matches by the Company are considered general assets of the company and are subject to claims of the Company’s creditors.

In accordance with the Deferred Comp Plan, benefits are paid out over five years beginning on the first day following the sixth full month occurring after either death, disability or the participant’s cessation of employment.

How we Make Compensation Decisions

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term.

Management and the Compensation Committee regularly evaluate the risks involved with compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on us. In 2013, we conducted an inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

The Compensation Committee evaluates risks and rewards associated with our overall compensation philosophy and structure. Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

•	Base salary does not encourage risk-taking as it is a fixed amount and but one component of a balanced, multi-component approach to compensation and rewards.

•	The annual incentive plan for executive officers is designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers. The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

•	Annual and quarterly incentive plans for employees other than non-executive officers are also designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plans are capped on the award for any individual and constitute only a portion of the total direct compensation for our employees.

•	Our long term incentive plans are based on total shareholder return and other company performance metrics over extended periods of time. The plans have caps on the award for any individual and constitute only a portion of the total direct compensation for our executive officers and the other participants.

Decision-Making Process and Role of Executive Officers

We believe that the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

We follow a two-phase process. In the first phase, the Compensation Committee periodically engages a compensation consultant to conduct a competitive compensation analysis. In 2011, the Compensation Committee hired a consultant to benchmark individual compensation levels and opportunities for base salary, annual bonus, long-term incentive compensation and total remuneration (salary plus bonus plus annualized value of long-term incentives) to assist in establishing compensation for 2012. The Compensation Committee did not hire a compensation consultant in 2012 to assist in evaluating compensation decisions for 2013. The Compensation Committee does not believe it is competitively reasonable or appropriate for executive compensation to be above or below a benchmark range. In the second phase, we consider many factors in determining appropriate compensation levels for each executive officer. These considerations may include:

•	our analyses of competitive compensation practices;

•	the Compensation Committee’s evaluation of the executive officers;

•	individual performance and contributions to performance goals which could include, but are not limited to funds from operations per share growth, and total shareholder return growth;

•	company performance, including comparisons to market and peer benchmarks;

•	operational management, such as project milestones and process improvements;

•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

•	individual expertise, skills and knowledge;

•	leadership, including developing and motivating employees, collaborating within the company, attracting and retaining employees and personal development;

•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the company; and

•	information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers’ compensation.

While Mr. Bolton, our CEO, did participate in general meetings of the Compensation Committee in 2013, he did not participate in executive sessions nor did he participate in any discussions concerning his own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members, and, at times, outside consultants, and in the case of our CEO, input from all of the members of the Board of Directors before making final independent compensation decisions. Our CEO also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, our CEO, along with our Corporate Secretary and/or General Counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee. All compensation related to our CEO is recommended by the Compensation Committee to our full Board of Directors, which ultimately has responsibility for approving CEO compensation.

The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of MAA’s common stock on the NYSE on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of MAA’s common stock on the NYSE on the day of grant.

Compensation Comparator Group

We use a comparator group of companies when making certain compensation decisions. Our comparator group is used:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to benchmark the form and mix of equity awarded to employees;

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to validate whether executive compensation programs are aligned with Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

While the Compensation Committee examines data about executive compensation at other comparator companies, compensation paid at other companies is not a primary factor in the decision-making process.

The comparator group companies for 2013 are listed below. There were no changes from the 2012 list of comparators:

Asset-Based Peer Group	Size-Based Peer Group	Private Peer Group
BRE Properties, Inc.	American Campus Communities, Inc.	Alliance Residential Company
Colonial Properties Trust	Ashford Hospitality Trust, Inc.	Archstone
Camden Properties Trust	Brookdale Senior Living, Inc.	Berkshire Properties
Essex Property Trust, Inc.	DCT Industrial Trust, Inc.	Carmel Partners
Home Properties, Inc.	Entertainment Properties Trust	Gables Residential
Post Properties, Inc.	First Industrial Realty Trust, Inc.	Hunt Companies
UDR, Inc.	Highwoods Properties, Inc.	Irvine Company
	Healthcare Realty Trust, Inc.	LCOR
	Regency Centers Corporation	Simpson Housing Partners
	Rayonier, Inc.	The General Investment & Development Cos.
	Tanger Factory Outlet Centers, Inc.	The JBG Companies
	Weingarten Realty Investors	Trammell Crow Residential
WinnResidential

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2011, the Compensation Committee engaged FPL Associates LLP, or FPL, as its compensation consultant. The Compensation Committee did not engage any compensation consultant in 2012 with respect to 2013 compensation decisions.

Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the factors specified in the New York Stock Exchange listing standards.

The Compensation Committee assessed FPL’s independence, taking into account the following factors:

•	the policies and procedures the consultant has in place to prevent conflicts of interest;

•	any business or personal relationships between the consultant and the members of the Compensation Committee;

•	any ownership of Company stock by the individuals at FPL performing consulting services for the Compensation Committee; and

•	any business or personal relationship of FPL with an executive officer of the Company.

FPL has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that FPL has been independent throughout its service for the Committee and there is no conflict of interest between FPL and the Compensation Committee.

Share Ownership Guidelines

We have share ownership guidelines for our named executive officers. These guidelines are designed to align the executives’ long-term financial interests with those of shareholders. Our Board of Directors has adopted stock ownership guidelines for our named executive officers requiring Mr. Bolton to own MAA stock worth three times his annual base salary and our other named executive officers to own MAA stock worth two times their respective annual base salaries. Each executive has three years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the target. Stock options do not count toward the ownership guideline and performance shares count only after the performance criteria has been met.

All named executive officers exceed their share ownership guidelines other than Mr. DelPriore, who joined MAA in August 2013 and has until August 2016 to meet the share ownership guidelines.

Trading Controls and Hedging, Pledging and Short Sale Policies

Executive officers, including the named executive officers, are required to receive the permission of our General Counsel (and our General Counsel is required to receive the permission of our Chief Ethics and Compliance Officer) prior to entering into any transactions in our securities. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the named executive officers, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by MAA. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The named executive officer bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging and short sale transactions or pledging common stock.

Clawback Provisions

We have adopted a clawback policy. Under this policy, if we are required to prepare an accounting restatement, the Compensation Committee may require our executive officers to repay to MAA any portion of incentive compensation paid in the preceding three years that would not have been paid if such compensation had been determined based on the financial results reported in the restated financial statement.

Tax and Accounting Implications of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap. The Company believes, however, that because of the structure of the Company and its affiliates, it does not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). Since the Company qualifies as a REIT under the Internal Revenue Code and is generally not subject to Federal income taxes, the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to the Company, provided the Company continues to distribute 100% of its taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company is mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers. Values for stock and option awards represent full grant date fair value in accordance with FASB ASC Topic 718 and appear in the year of the grant. These values represent the total expense that we expect to recognize over time related to the plan under which each award was granted, but due to performance and employment requirements, as well as vesting schedules, they may or may not represent the value or timing of stock as recognized by the named executive officers under the respective stock or option plan. For information on actual shares issued to named executive officers through stock and option plans, please see the footnotes to this table and the Outstanding Equity Awards table found later in this prospectus.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(14)	Total ($)
H. Eric Bolton, Jr. CEO (all years)	2013	$523,884	$500	$913,565	(4)	$1,050,000	(13)	$15,717	$2,503,666
	2012	$494,879	$500	$248,000	(5)	$992,000		$14,846	$1,750,225
	2011	$459,350	$500	$349,168	(6)	$729,455		$33,459	$1,571,932

Albert M. Campbell, III EVP and CFO (all years)	2013	$324,231	$500	$350,216	(7)	$325,000	(13)	$19,234	$1,019,181
	2012	$303,136	$500	$103,700	(8)	$305,000		$15,317	$727,653
	2011	$244,246	$500	$118,256	(9)	$200,426		$7,039	$570,467

Robert J. DelPriore EVP and General Counsel	2013	$87,788	$100,205	$—		$—		$635	$188,628

Thomas L. Grimes, Jr. EVP and COO (2013 and 2012) EVP and Director of Property Management Operations (2011)	2013	$324,038	$500	$348,929	(10)	$325,000	(13)	$10,082	$1,008,549
	2012	$297,813	$500	$102,000	(11)	$300,000		$9,320	$709,633
	2011	$233,919	$500	$117,517	(12)	$147,218		$6,829	$505,983

(1)	Represents salary actually paid during the calendar year indicated. This value may vary slightly from the base salary awarded by the Compensation Committee depending upon when our Compensation Committee awards current year salaries and because our payroll is paid every two weeks and may carryover a calendar year end.
(2)	For all named executive officers other than Mr. DelPriore, represents an annual holiday bonus paid to all employees based on length of service. For Mr. DelPriore, represents a pro rata portion of the annual incentive award Mr. DelPriore would have received if he had been a participant in the 2013 Annual Incentive Program.
(3)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year.
(4)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 Long Term Incentive Plan. The total maximum value Mr. Bolton could have been awarded under the 2013 Long Term Incentive Plan was $1,575,000. Mr. Bolton was awarded a total of 12,353 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 3,659 shares of restricted stock that was awarded to Mr. Bolton as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $247,970, as the shares were granted and issued on March 12, 2013.
(5)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 Long Term Incentive Plan. The total maximum value Mr. Bolton could have been awarded under the 2012 Long Term Incentive Plan was $1,488,000. Mr. Bolton was awarded 4,726 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 3,659 shares of restricted stock that was awarded to Mr. Bolton as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $247,970.43, as the shares were not granted and issued until March 12, 2013.
(6)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2011 Long Term Incentive Plan. The total maximum value Mr. Bolton could have been awarded under the 2011 Long Term Incentive Plan was $655,953. Mr. Bolton was awarded 1,368 shares under the FFO per Share tranche of this plan on March 1, 2012. No additional awards will be made under this plan.
(7)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 Long Term Incentive Plan. The total maximum value Mr. Campbell could have been awarded under the 2013 Long Term Incentive Plan was $650,000. Mr. Campbell was awarded a total of 5,088 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 1,125 shares of restricted stock that was awarded to Mr. Campbell as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $76,241, as the shares were granted and issued on March 12, 2013.
(8)

Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 Long Term Incentive Plan. The total maximum value Mr. Campbell could have been awarded under the 2012 Long Term Incentive Plan was $610,000. Mr. Campbell was awarded 1,938 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 1,125 shares of restricted stock that was awarded to Mr. Campbell as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $76,241.25, as the shares were not granted and issued until March 12, 2013.
(9)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2011 Long Term Incentive Plan. The total maximum value Mr. Campbell could have been awarded under the 2011 Long Term Incentive Plan was $208,093. Mr. Campbell was awarded 651 shares under the FFO per Share tranche of this plan on March 1, 2012. No additional awards will be made under this plan.
(10)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 Long Term Incentive Plan. The total maximum value Mr. Grimes could have been awarded under the 2013 Long Term Incentive Plan was $650,000. Mr. Grimes was awarded a total of 5,088 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 1,106 shares of restricted stock that was awarded to Mr. Grimes as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $74,954, as the shares were granted and issued on March 12, 2013.
(11)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 Long Term Incentive Plan. The total maximum value Mr. Grimes could have been awarded under the 2012 Long Term Incentive Plan was $600,000. Mr. Grimes was awarded 1,906 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 1,106 shares of restricted stock that was awarded to Mr. Grimes as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $74,953.62, as the shares were not granted and issued until March 12, 2013.
(12)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2011 Long Term Incentive Plan. The total maximum value Mr. Grimes could have been awarded under the 2011 Long Term Incentive Plan was $206,794. Mr. Grimes was awarded 647 shares under the FFO per Share tranche of this plan on March 1, 2012. No additional awards will be made under this plan.
(13)	Represents the cash bonus paid under the 2013 Annual Incentive Program for executive officers as awarded by the Compensation Committee on March 20, 2014.
(14)	All other compensation consists of matching company contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and the Mid-America Apartment Communities, Inc. 401(k) Savings Plan.

Grants of Plan Based Awards

The following table summarizes grants of plan-based awards made to our executive officers for 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All other Stock Awards: Number of Shares of Stock or units(2) (#)	Grant Date Fair Value of Stock and Option Awards (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bolton CEO	3/12/2013	$131,250	$525,000	$1,050,000				3,659	$247,970
	1/2/2013				11,228	17,612	24,188		$665,595

Mr. Campbell EVP, CFO	3/12/2013	$40,625	$162,500	$325,000				1,125	$76,241
	1/2/2013				4,635	7,271	9,983		$273,975

Mr. Grimes EVP, COO	3/12/2013	$40,625	$162,500	$325,000				1,106	$74,954
	1/2/2013				4,635	7,271	9,983		$273,975

(1)	The actual shares earned under the 2013 Long Term Incentive Plan were 12,353, 5,088 and 5,088 for Messrs. Bolton, Campbell and Grimes, respectively. The shares were issued on January 24, 2014.
(2)	On March 12, 2013, the Compensation Committee, and in regards to Mr. Bolton the Board of Directors, determined to apply a 25% discretionary modifier to the bonus opportunity earned under the 2012 annual bonus plan and granted the issuance of that value in shares of restricted stock. The shares of restricted stock were issued on March 12, 2013 and will vest equally on an annual basis over four years beginning on January 10, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of non-fully vested outstanding equity awards held by each of our executive officers as of December 31, 2013. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are subject to various vesting features. Please refer to the footnotes of the table for further details.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Bolton	483	(1)	$29,337
CEO	5,804	(2)	$352,535
	4,726	(3)	$287,057
	3,659	(4)	$222,248
	12,353	(5)	$750,321
Mr. Campbell EVP,	189	(6)	$11,480
CFO	1,136	(7)	$69,001
	1,938	(8)	$117,714
	1,125	(9)	$68,333
	5,088	(10)	$309,045
Mr. DelPriore EVP,	—		$—
General Counsel
Mr. Grimes	202	(11)	$12,269
EVP, COO	1,213	(12)	$73,678
	1,906	(13)	$115,770
	1,106	(14)	$67,178
	5,088	(15)	$309,045

(1)	On July 1, 2008, Mr. Bolton was granted 1,935 shares of restricted common stock in conjunction with the annual program under the MAA’s 2008 Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met, so the shares will vest equally on an annual basis beginning January 3, 2011 and ending on January 2, 2014, contingent upon Mr. Bolton’s continued employment. No additional shares can be earned under the 2008 Plan.
(2)	On January 3, 2012, Mr. Bolton was granted 7,739 shares of restricted common stock in conjunction with the three year program under MAA’s 2008 Plan. The shares will vest equally on an annual basis beginning January 2, 2013 and ending on January 4, 2016, contingent upon Mr. Bolton’s continued employment. No additional shares can be earned under the 2008 Plan.
(3)	On January 10, 2013, Mr. Bolton was granted 4,726 shares of restricted common stock in conjunction with MAA’s 2012 LTIP. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned under the 2012 LTIP.
(4)	On March 12, 2013, Mr. Bolton was granted 3,659 shares of restricted common stock in conjunction with the 2012 Annual Bonus Grant. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned in conjunction with the 2012 Annual Bonus Grant.

(5)	On January 24, 2014, Mr. Bolton was granted 12,353 shares of restricted common stock in conjunction with the 2013 Long Term Incentive Plan. The shares will vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018.
(6)	On July 1, 2008, Mr. Campbell was granted 758 shares of restricted common stock in conjunction with the annual program under MAA’s 2008 Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met so the shares will vest equally on an annual basis beginning January 3, 2011 and ending on January 2, 2014, contingent upon Mr. Campbell’s continued employment. No additional shares can be earned under the 2008 Plan.
(7)	On January 3, 2012, Mr. Campbell was granted 1,515 shares of restricted common stock in conjunction with the three year program under MAA’s 2008 Plan. The shares will vest equally on an annual basis beginning January 2, 2013 and ending on January 4, 2016, contingent upon Mr. Campbell’s continued employment. No additional shares can be earned under the 2008 Plan.
(8)	On January 10, 2013, Mr. Campbell was granted 1,938 shares of restricted common stock in conjunction with MAA’s 2012 LTIP. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned under the 2012 LTIP.
(9)	On March 12, 2013, Mr. Campbell was granted 1,125 shares of restricted common stock in conjunction with the 2012 Annual Bonus Grant. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned in conjunction with the 2012 Annual Bonus Grant.
(10)	On January 24, 2014, Mr. Campbell was granted 5,088 shares of restricted common stock in conjunction with the 2013 Long Term Incentive Plan. The shares will vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018.
(11)	On July 1, 2008, Mr. Grimes was granted 809 shares of restricted common stock in conjunction with the annual program under MAA’s 2008 Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met so the shares will vest equally on an annual basis beginning January 3, 2011 and ending on January 2, 2014, contingent upon Mr. Grimes’ continued employment. No additional shares can be earned under the 2008 Plan.
(12)	On January 3, 2012, Mr. Grimes was granted 1,618 shares of restricted common stock in conjunction with the three year program under MAA’s 2008 Plan. The shares will vest equally on an annual basis beginning January 2, 2013 and ending on January 4, 2016, contingent upon Mr. Grime’s continued employment. No additional shares can be earned under the 2008 Plan.
(13)	On January 10, 2013, Mr. Grimes was granted 1,906 shares of restricted common stock in conjunction with MAA’s 2012 LTIP. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned under the 2012 LTIP.
(14)	On March 12, 2013, Mr. Grimes was granted 1,106 shares of restricted common stock in conjunction with the 2012 Annual Bonus Grant. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned in conjunction with the 2012 Annual Bonus Grant.
(15)	On January 24, 2014, Mr. Grimes was granted 5,088 shares of restricted common stock in conjunction with the 2013 Long Term Incentive Plan. The shares will vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018.

Option Exercise and Stock Vested

The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our named executive officers as a result of each such occurrence during 2013. None of our named executive officers hold any stock options. Accordingly, no options were exercised in 2013 by our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Bolton	484	$31,518
CEO	1,935	$126,007
	684	$47,805
Mr. Campbell	189	$12,308
EVP, CFO	379	$24,680
	318	$21,863
	325	$22,714
Mr. DelPriore
EVP, General Counsel	—	$—
Mr. Grimes	202	$13,154
EVP, COO	405	$26,374
	316	$21,725
	323	$22,574

(1)	The shares represented in this column vested from the following plans:

Plan	ASC 718 Grant Date	Stock Issue Date	Total Shares Granted	Shares Vested in 2013	Remaining Unvested Shares	Vesting Schedule
2008 Plan: Annual Program
Mr. Bolton	7/1/2008	7/1/2008	1,935	484	483	25% annually beginning 1/3/2011
Mr. Campbell	7/1/2008	7/1/2008	758	189	189	25% annually beginning 1/3/2011
Mr. Grimes	7/1/2008	7/1/2008	809	202	202	25% annually beginning 1/3/2011
2008 Plan: Three Year Program
Mr. Bolton	7/1/2008	1/3/2012	7,739	1,935	5,804	25% annually beginning 1/2/2013
Mr. Campbell	7/1/2008	1/3/2012	1,515	379	1,136	25% annually beginning 1/2/2013
Mr. Grimes	7/1/2008	1/3/2012	1,618	405	1,213	25% annually beginning 1/2/2013
2010 Executive Restricted Stock Plan
Mr. Campbell	3/23/2010	3/23/2010	956	318	—	33.33% vest annually beginning 3/23/2011
Mr. Grimes	3/23/2010	3/23/2010	950	316	—	33.33% vest annually beginning 3/23/2011
2011 LTIP
Mr. Bolton	1/1/2011	3/1/2012	1,368	684	—	50% vest annually beginning 3/1/2012
Mr. Campbell	1/1/2011	3/1/2012	651	325	—	50% vest annually beginning 3/1/2012
Mr. Grimes	1/1/2011	3/1/2012	647	323	—	50% vest annually beginning 3/1/2012

(2)	The value realized on vesting represents the number of shares vesting multiplied by the closing stock price on the day of vest.

Non-Qualified Deferred Compensation

We adopted the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan, or Nonqualified Plan, for certain employees who do not participate in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan. Under the terms of the Nonqualified Plan, our executive officers may elect to defer a percentage of their compensation and we may match a portion of their salary deferral. The plan is designed so that the employees’ deferrals and matching contributions under the non-qualified plan may be deemed invested in the same mutual funds offered in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan to the extent possible. The mutual funds and respective rate of returns available for investment in the Nonqualified Plan for 2013 are indicated in the below table:

Name of Fund	2013 Rate of Return
American Funds High-Income Trust R3 Fund – RITCX	6.07%
PIMCO Total Return R Fund – PTRRX	-2.55%
Principal LifeTime Strategic Income Inst Fund – PLSIX	5.39%
Principal LifeTime 2010 Inst Fund – PTTIX	10.93%
Principal LifeTime 2015 Inst Fund – LTINX	13.51%
Principal LifeTime 2020 Inst Fund – PLWIX	15.90%
Principal LifeTime 2025 Inst Fund – LTSTX	17.50%
Principal LifeTime 2030 Inst Fund – PMTIX	19.26%
Principal LifeTime 2035 Inst Fund – LTIUX	20.97%
Principal LifeTime 2040 Inst Fund – PTDIX	22.36%
Principal LifeTime 2045 Inst Fund – LTRIX	23.04%
Principal LifeTime 2050 Inst Fund – PPLIX	23.81%
Principal LifeTime 2055 Inst Fund – LTFIX	23.79%
Equity Income R5 Fund – PEIQX	26.87%
LargeCap S&P 500 Index R5 Fund – PLFPX	31.79%
LargeCap Growth I R5 Fund – PPUPX	36.37%
RidgeWorth Mid-Cap Value Equity A Fund – SAMVX	30.89%
MidCap S&P 400 Index R5 Fund – PMFPX	32.84%
Wells Fargo Advantage Discovery A Fund – WFDAX	42.44%
American Beacon Small Cap Value Advisor Fund – AASSX	39.39%
SmallCap S&P 600 Index R5 Fund – PSSPX	40.63%
Prudential Jennison Small Company A Fund – PGOAX	34.24%
Neuberger Berman Real Estate R3 Fund – NRERX	0.33%
Oppenheimer Developing Markets A Fund – ODMAX	8.35%
American Funds EuroPacific Growth R3 Fund – RERCX	19.79%
Columbia Acorn International A Fund – LAIAX	22.00%

Distributions from the plan are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. The following table discloses the participation of named executive officers in the Nonqualified Plan in 2013:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Bolton CEO	$31,433	$15,717	$273,859	$—	$1,755,431
Mr. Campbell EVP, CFO	$53,773	$19,234	$23,847	$—	$163,261
Mr. DelPriore EVP, General Counsel	$1,269	$635	$—	$—	$1,904
Mr. Grimes EVP, COO	$26,000	$10,082	$14,968	$—	$104,425

Employment Agreements and Potential Payments Upon Termination or Change in Control

Mr. Bolton had an employment agreement during 2013 that he entered into in 2008, which outlines the compensation he will receive. The employment agreement: (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or suffers a constructive termination of his employment in the absence of a change of control, we will pay Mr. Bolton all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or constructive termination. In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause, suffers a constructive termination in anticipation of, on, or within three years after a change in control, or elects to terminate his employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, he is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to executive through the anticipated date of retirement. To the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change of control.

The employment agreement also contains certain confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by us at the time of a change of control termination for the period of two years.

Messrs. Campbell and Grimes have change of control contracts that they originally entered into in December 1999, which outline the compensation they will receive under certain change of control scenarios. In 2008, Messrs. Campbell and Grimes entered into amended and restated change of control contracts with materially similar terms to the original agreements but were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

Each change of control contract provides that in the event of a change of control termination, each of Messrs. Campbell and/or Grimes, is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell and/or Grimes under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell and/or Grimes shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell and/or Grimes may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell and/or Grimes all legal fees incurred by him in connection with the change of control. The change of control contracts also require that Messrs. Campbell and/or Grimes may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by MAA at the time of a change of control termination for the period of two years.

Calculation of Benefits. The following tables include an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described above. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2013;

•	The annual salary at the time of termination equals the 2013 base salary as established by the Compensation Committee for each executive officer;

•	There is no accrued and unpaid salary; and

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination.

Termination due to death, disability, or without cause in the absence of a change of control:

Name	Salary	Annual Bonus	Options	Stock Plans(1)	Taxes(2)
Mr. Bolton CEO	$525,000	$1,050,000	$—	$891,177	$—

Termination without cause in anticipation of, on, or within three years after a change in control:

Name	Salary	Annual Bonus	Options	Stock Plans(1)	Taxes(2)
Mr. Bolton CEO	$1,569,750	$2,573,575	$—	$891,177	$—
Mr. Campbell EVP and CFO	$971,750	$755,612	$—	$266,527	$406,674
Mr. Grimes EVP and COO	$971,750	$668,591	$—	$268,896	$374,256

(1)	Amounts represent unvested restricted shares as of December 31, 2013, at the closing stock price on December 31, 2013.
(2)	Amounts represent the reimbursement amount to each executive officer for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code.

Compensation Risks

We believe that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with input from independent compensation consultants, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the long-term nature of incentive plans tied to total shareholder return or other performance measurements discouraged excessive short-term risk taking. The Compensation Committee also determined that the capped nature of the long-term incentive plans would serve to discourage excessive or inappropriate risk taking in the long term. The Compensation Committee feels there is an appropriate mix of compensation elements to minimize any risk taking by executive officers.

Director Compensation

As part of their analysis, consultants hired by the Compensation Committee to advise on executive officer compensation programs also review our director compensation programs and offer the Compensation Committee guidance to ensure director compensation programs are appropriate. Directors who are our employees do not receive additional remuneration for serving as directors. In 2013, each non-employee director received $35,000 on an annual basis for serving on our Board of Directors. To compensate for their additional duties, the Audit Committee chairman received an additional $15,000, the Compensation Committee chairman received an additional $12,500 and the Nominating and Corporate Governance Committee chairman received an additional $7,500. Directors also received $1,500 for attending in person a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting, and $1,000 for attending by telephone a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting. In accordance with our Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the stock is then issued in two annual installments either in shares of MAA’s common stock or in a cash equivalent upon the director’s retirement from the Board of Directors.

Non-employee directors also received the equivalent of $60,000 worth of shares of our restricted common stock upon their election to our Board of Directors in May 2013. The shares vest on the first anniversary of the date of the Annual Meeting of Shareholders at which the grant was made. At the discretion of the Compensation Committee, new directors appointed to our Board of Directors mid-term may receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders.

The table below represents the compensation earned by each non-employee director during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Alan B. Graf, Jr.	$71,520	$59,952	$—	$—	$—	$50,307	$181,779
John S. Grinalds	$29,986	$—	$—	$—	$—	$44,116	$74,102
Ralph Horn	$60,517	$59,952	$—	$—	$—	$65,520	$185,989
James K. Lowder	$12,750	$29,987	$—	$—	$—	$—	$42,737
Thomas H. Lowder	$12,750	$29,987	$—	$—	$—	$—	$42,737
Claude B. Nielsen	$11,207	$29,987	$—	$—	$—	$—	$41,194
Philip W. Norwood	$65,507	$59,952	$—	$—	$—	$26,223	$151,682
Harold W. Ripps	$12,722	$29,987	$—	$—	$—	$—	$42,709
W. Reid Sanders	$57,985	$59,952	$—	$—	$—	$5,435	$123,372
William B. Sansom	$51,035	$59,952	$—	$—	$—	$15,758	$126,745
Gary Shorb	$58,520	$59,952	$—	$—	$—	$5,820	$124,292
John W. Spiegel	$13,750	$29,987	$—	$—	$—	$—	$43,737

(1)	This column represents annual director fees, meeting fees and chairmen fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors.
(2)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. The restricted common stock awards that were granted in 2013 include the following grants:

Name	Date of Grant	Price of Grant	Number of Shares	Vesting Schedule	2013 ASC 718 Expense	Full Grant Date Fair Value
Alan B. Graf, Jr.	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
Ralph Horn	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
James K. Lowder	12/3/2013	$60.58	495	100% on May 21, 2014	$2,383	$29,987
Thomas H. Lowder	12/3/2013	$60.58	495	100% on May 21, 2014	$2,383	$29,987
Claude B. Nielsen	12/3/2013	$60.58	495	100% on May 21, 2014	$2,383	$29,987
Philip W. Norwood	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
Harold W. Ripps	12/3/2013	$60.58	495	100% on May 21, 2014	$2,383	$29,987
W. Reid Sanders	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
William B. Sansom	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
Gary Shorb	5/21/2013	$74.29	807	100% on May 21, 2014	$36,779	$59,952
John W. Spiegel	12/3/2013	$60.58	495	100% on May 21, 2014	$2,383	$29,987

(3)	This column represents the dividend reinvestment shares acquired in MAA’s Non-Qualified Deferred Compensation Plan For Outside Company Directors during the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

General Policy

MAA has adopted a Code of Business Conduct and Ethics, which specifies its policy relating to conflicts of interest. The Code of Business Conduct and Ethics states that a “conflict of interest” exists when an individual’s private interests interfere in any way or appear from the perspective of a reasonable person to interfere in any way with the interests of the company. Under the Code of Business Conduct and Ethics, an employee who becomes aware of a potential conflict of interest must report the conflict to a supervisor or our internal audit group. If the potential conflict of interest involves MAA’s CEO, any of MAA’s executive officers, or a director, MAA’s Board of Directors will determine whether to grant a waiver if a conflict of interest exists. On an annual basis, the Nominating and Corporate Governance Committee, as well as the full Board of Directors, reviews the independence of each Director, all transactions involving related parties and any potential conflicts of interests. All transactions involving related parties must be approved by a majority of the disinterested members of MAA’s Board of Directors.

Indebtedness of Management

None of MAA’s executive officers or directors were indebted to MAA during 2013.

Director Independence

MAA’s Board of Directors has affirmatively determined that nine of our current twelve director nominees are independent: Alan B. Graf, Jr., Ralph Horn, Claude B. Nielsen, Philip W. Norwood, Harold W. Ripps, W. Reid Sanders, William B. Sansom, Gary Shorb, and John W. Spiegel. All of these directors meet the independence standards of MAA’s Corporate Governance Guidelines, the New York Stock Exchange, or the NYSE, listing standards and applicable SEC rules.

A director is considered independent if MAA’s Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC and the NYSE, MAA’s Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and us, MAA’s senior management and its independent auditors. MAA’s Board of Directors has adopted the following categorical standards:

•	A director who is an employee or whose immediate family member is one of MAA’s executive officers is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of MAA’s present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

MAA’s Board of Directors consults with our General Counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

DESCRIPTION OF NEW 2015 NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “the Company,” “we,” “us” and “our” refer only to Mid-America Apartments, L.P. and not to any of its subsidiaries or MAA.

We issued the Original 2015 Notes under an indenture dated December 13, 2013 among MAALP, MAA and U.S. Bank National Association, as trustee (the “New 2015 Notes Indenture”), in a private transaction not subject to the registration requirements of the Securities Act. The New 2015 Notes will be issued under that indenture and will be identical in all material respects to the Original 2015 Notes, except that the New 2015 Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be free of any obligation regarding registration, including the payment of additional interest upon a Registration Default. Unless specifically stated to the contrary, references to the term “2015 notes” in the following description applies equally to the New 2015 Notes and the Original 2015 Notes. The New 2015 Notes and the Original 2015 Notes will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The terms of the 2015 notes and the possible Subsidiary Guarantee for the 2015 notes (as defined below) of CRLP that may be endorsed on the certificates evidencing the 2015 notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the New 2015 Notes Indenture. It does not restate the New 2015 Notes Indenture in its entirety. We urge you to read the New 2015 Notes Indenture because it, and not this description, defines your rights as holders of the 2015 notes. The New 2015 Notes Indenture is available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the New 2015 Notes Indenture. The registered holder of a 2015 note will be treated as the owner of it for all purposes. Only registered holders will have rights under the New 2015 Notes Indenture.

General

The New 2015 Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on the New 2015 Notes will be payable in U.S. dollars. The New 2015 Notes will be evidenced by one or more global notes in book-entry form, except under the limited circumstances described under the caption “Book-Entry, Delivery and Form.” Notices or demands to or upon MAALP in respect of the New 2015 Notes and the New 2015 Notes Indenture may be served and, if New 2015 Notes are issued in definitive certificated form, New 2015 Notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of MAALP maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be an office of the trustee. DTC will be the depository (the “Depository”) for the 2015 notes.

Except to the limited extent described under “—Consolidation, Merger and Sale of Assets,” the New 2015 Notes Indenture does not contain any provisions that would afford holders of the 2015 notes protection in the event of (1) a change of control or management of MAALP, (2) a highly leveraged or similar transaction involving MAALP or any of its subsidiaries, or (3) a reorganization, restructuring, merger or similar transaction involving MAALP or any of its subsidiaries that may adversely affect the holders of the 2015 notes. In addition, subject to the limitations set forth under “—Consolidation, Merger and Sale of Assets,” MAALP may, in the future, enter into certain transactions such as the sale of all or substantially all of its consolidated assets or the merger or consolidation of MAALP with or into another entity that would increase the amount of its indebtedness or substantially reduce its assets, which may have an adverse effect on MAALP’s ability to service its indebtedness, including the 2015 notes.

Interest and Maturity

The New 2015 Notes will mature on October 1, 2015. The New 2015 Notes will bear interest at the rate of 5.50% per annum, accruing from April 1, 2014, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014, to the persons in whose names the New 2015 Notes are registered in the security register applicable to the New 2015 Notes at the close of business on March 15 or September 15, as the case may be, immediately before the applicable interest payment dates.

The New 2015 Notes are not entitled to the benefit of any sinking fund. The New 2015 Notes are subject to redemption at MAALP’s option and are not subject to repayment or repurchase by MAALP at the option of the holders of the New 2015 Notes. See “—Optional Redemption” below.

Interest on the New 2015 Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, maturity date, date fixed for redemption or other day on which the principal of or premium, if any, or interest on a New 2015 Note becomes due and payable falls on a day that is not a Business Day (as defined in the New 2015 Notes Indenture), the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Ranking

The New 2015 Notes will be senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior unsecured indebtedness, including the Original 2015 Notes. The New 2015 Notes will be effectively or structurally subordinated in right of payment to:

•	all of MAALP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of MAALP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by MAALP, if any, in MAALP’s subsidiaries, except, in the case of this bullet point and the immediately preceding bullet point, to the extent that CRLP guarantees the New 2015 Notes if it were required to do so under the limited circumstances described below under “—Possible Future Subsidiary Guarantor.”

Although MAALP owns certain apartment communities directly, a significant portion of the consolidated assets of MAALP and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of MAALP and its consolidated subsidiaries are generated, by MAALP’s subsidiaries, which may limit MAALP’s ability to make payments due in respect of the 2015 notes.

For additional information regarding the ranking of the 2015 notes and certain risks relating to the effective and structural subordination of the 2015 notes, see “Risk factors—Risks related to the Notes and Exchange Offers—Effective and structural subordination may limit the ability of MAALP to make payments on the New Notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus, the ability of CRLP to make payments on its guarantees.”

Optional Redemption

The 2015 notes may be redeemed, at any time in whole or from time to time in part, at the option of MAALP at a redemption price equal to the greater of:

(a)	100% of the principal amount of the 2015 notes to be redeemed, and

(b)	the sum of the present values of the remaining scheduled payments of principal of and interest on the 2015 notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate for the 2015 notes plus 25 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2015 notes being redeemed to, but not including, such redemption date.

Notwithstanding the foregoing, installments of interest on 2015 notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the holders of the 2015 notes (or one or more predecessor notes) registered as such at the close of business on the relevant record dates according to their terms and the provisions of the New 2015 Notes Indenture.

Notice of any redemption by MAALP will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of 2015 notes to be redeemed. If less than all of the outstanding 2015 notes are to be redeemed such 2015 notes to be redeemed shall be selected (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as the trustee shall deem fair and appropriate and, in the case of Global Notes (as defined herein), in accordance with the Depository’s procedures.

Unless MAALP defaults in payment of the redemption price and accrued interest on the 2015 notes or portions thereof called for redemption, on and after any redemption date interest will cease to accrue on the 2015 notes or portions thereof called for redemption.

Optional Redemption Definitions

The following definitions apply to the provisions of this “Optional Redemption” section:

“Treasury Rate for the 2015 notes” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue for the 2015 notes (if no maturity is within three months before or after the remaining life of the 2015 notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue for the 2015 notes will be determined and the Treasury Rate for the 2015 notes will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the 2015 notes, calculated using a price for the Comparable Treasury Issue for the 2015 notes (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2015 notes for the applicable redemption date. The Treasury Rate for the 2015 notes shall be calculated on the third Business Day preceding the applicable redemption date.

“Comparable Treasury Issue for the 2015 notes” means, with respect to any redemption date for the 2015 notes the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2015 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2015 notes to be redeemed.

“Independent Investment Banker” means, with respect to any redemption date for the 2015 notes, an independent investment banking institution of national standing appointed by MAALP with respect to such redemption date.

“Comparable Treasury Price for the 2015 notes” means, with respect to any redemption date for the 2015 notes:

(a)	the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if MAALP obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(c)	if MAALP obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means with respect to any redemption date for the 2015 notes, as determined by MAALP, either (a) (i) J.P. Morgan Securities LLC and its successors (provided, however, that if such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), MAALP shall substitute therefor another Primary Treasury Dealer) and (ii) four other Primary Treasury Dealers selected by MAALP or (b) one Primary Treasury Dealer selected by MAALP and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the 2015 notes, the average, as determined by MAALP, of the bid and asked prices for the Comparable Treasury Issue for the 2015 notes (expressed in each case as a percentage of its principal amount) quoted in writing to MAALP by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Covenants

Limitation on Incurrence of Total Debt. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

(i)	such additional Debt and any other Debt incurred by MAALP or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

(ii)	the repayment or retirement of any other Debt of MAALP or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

(iii)

in the case of any acquisition or disposition by MAALP or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by MAALP’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

Limitation on Incurrence of Secured Debt. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of MAALP or any of its Subsidiaries, whether owned at the date of the New 2015 Notes Indenture or thereafter acquired (“2015 Secured Debt”), if, immediately after giving effect to the incurrence of such additional 2015 Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding 2015 Secured Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of the provisions described above under “—Limitation on Incurrence of Total Debt,” “—Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge” and “—Limitation on Incurrence of Secured Debt” and the provision described below under “—Maintenance of Unencumbered Total Asset Value,” Debt of a person existing at the time such person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such person becomes a Subsidiary of MAALP, as the case may be.

Maintenance of Unencumbered Total Asset Value. MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of outstanding 2015 Unsecured Debt of MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Existence of MAALP and MAA. Except as permitted by the provisions described under “—Consolidation, Merger and Sale of Assets” the New 2015 Notes Indenture will provide that (i) each of MAALP and MAA shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) MAALP shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that MAALP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of MAALP.

Maintenance of Properties. MAALP will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and MAALP may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the New 2015 Notes Indenture to the contrary, MAALP may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of MAALP, desirable in the conduct of its business or the business of any Subsidiary of MAALP and not disadvantageous in any material respect to the holders of any notes outstanding under the New 2015 Notes Indenture containing this covenant, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on MAALP’s reasonable judgment that such removal is in the best interest of MAALP or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. MAALP will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which MAALP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. MAALP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(i)	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

(ii)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries,

provided, however, that MAALP will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of MAALP to pay when due the principal of, and premium, if any, and interest on the 2015 notes outstanding under the New 2015 Notes Indenture containing this covenant.

Provision of Financial Information. Whether or not MAALP is subject to Section 13 or 15(d) of the Exchange Act, for so long as any 2015 notes are outstanding under the New 2015 Notes Indenture, the New 2015 Notes Indenture will provide that MAALP shall, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the respective dates (each, a “Required Filing Date”) by which it would have been required to file such documents if it were so subject. In addition:

(i)

if MAALP is not subject to Section 13 or 15(d) of the Exchange Act, MAALP shall, not later than 15 days after each Required Filing Date, transmit by mail to all holders of 2015 notes outstanding under the New 2015 Notes Indenture, as their names and addresses appear in the security register for the 2015 notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such sections; provided that MAALP shall not be required to mail any such report or other document to holders if such report or other document is publicly available on the SEC’s or MAALP’s website (provided that within five days after the first time that MAALP shall make any such reports or documents publicly available on MAALP’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States of America) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

(ii)	MAALP shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those sections; and

(iii)	if filing of any such report or other document required by any of the foregoing provisions to be filed with the SEC is not permitted under the Exchange Act, MAALP shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective holder of 2015 notes under the New 2015 Notes Indenture (or, in the case of a Global Note, any prospective owner of a beneficial interest in such Global Note); provided that MAALP shall not be required to supply any such report or other document to a prospective owner or holder if such report or other document is publicly available on the SEC’s or MAALP’s website.

Any report or other document which MAALP is required to mail, file or supply to any person pursuant to clause (i), (ii) or (iii) above may instead be sent to such person by email if such person shall have consented in writing (including by email) to email delivery and such email is sent to such person at such email address as such person may provide from time to time by notice to the trustee under the New 2015 Notes Indenture or, in the case of clause (ii) above, as the trustee under the New 2015 Notes Indenture may provide from time to time by notice to MAALP.

Existence of CRLP. Except as permitted by the provisions described below under the caption “—Possible Future Subsidiary Guarantor—Consolidation, Merger and Sale of Assets of CRLP,” at such times (and only such times), if any, as CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee such 2015 notes outstanding thereunder, the New 2015 Notes Indenture will provide that CRLP shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (partnership or other) and (ii) to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that CRLP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of CRLP.

Possible Future Subsidiary Guarantor

Subsidiary Guarantees for the 2015 notes. The New 2015 Notes offered hereby are not guaranteed by any subsidiaries of MAALP nor is any subsidiary of MAALP a party to any of the New 2015 Notes Indenture. However, the New 2015 Notes Indenture provides that, so long as 2015 notes are outstanding under the New 2015 Notes Indenture, neither MAALP nor MAA will cause, permit or suffer CRLP to Guaranty any 2015 Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement (the “2015 Guaranteed Debt”) unless (1) CRLP, MAALP and MAA shall contemporaneously execute and deliver to the trustee a supplemental indenture to the New 2015 Notes Indenture (the trustee may, but need not be, a party to such supplemental indenture) providing for CRLP’s guarantee (the “Subsidiary Guarantee for the 2015 notes”) of the 2015 notes issued under the New 2015 Notes Indenture and pursuant to which CRLP shall become party to the New 2015 Notes Indenture and (2) if such 2015 Guaranteed Debt is:

(A)	pari passu in right of payment with the 2015 notes, then CRLP’s Guaranty of such 2015 Guaranteed Debt shall be pari passu in right of payment with, or subordinated in right of payment to, its Subsidiary Guarantee for the 2015 notes, or

(B)	subordinated in right of payment to the 2015 notes, then CRLP’s Guaranty of such 2015 Guaranteed Debt shall be subordinated in right of payment to its Subsidiary Guarantee for the 2015 notes to at least the extent that the Guaranteed Indebtedness is subordinated in right of payment to the 2015 notes.

Pursuant to any such supplemental indenture, CRLP will guarantee that (1) the principal of and premium, if any, and interest on the 2015 notes shall be duly and punctually paid in full when due, whether at stated maturity, upon acceleration, upon redemption or otherwise, and (2) all other obligations of MAALP to the holders of such 2015 notes shall be paid in full when due or duly and punctually performed, as the case may be. The obligations of CRLP under its Subsidiary Guarantee for the 2015 notes, if any, will be limited to the maximum amount that will, after giving effect to all other contingent and fixed obligations of CRLP, result in such Subsidiary Guarantee for the 2015 notes not constituting a fraudulent transfer or fraudulent conveyance. See “Risk Factors—Risks Related to the Notes and Exchange Offers—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The New 2015 Notes offered hereby initially will not be guaranteed by CRLP. Although the Principal Credit Agreement currently contains covenants that could, under specified limited circumstances, require that CRLP guarantee MAALP’s borrowings thereunder, thereby potentially triggering an obligation of CRLP to guarantee the 2015 notes, such circumstances may never occur and, accordingly, CRLP may never guarantee the 2015 notes, including the New 2015 Notes.

Suspension of Subsidiary Guarantee for the 2015 notes and Subsidiary Guarantor Covenant.

If on any date:

(a)	(i) either (A) the Principal Credit Agreement does not include any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any 2015 Unsecured Debt of MAALP that is or thereafter may be outstanding under the Principal Credit Agreement or (B) there is no Principal Credit Agreement (as determined, reasonably and in good faith, by the Board of Directors of MAALP taking into account the factors described in the definition of “Principal Credit Agreement” appearing below under “—Certain Definitions” and evidenced by an officer’s certificate of MAALP delivered to the trustee), (ii) no Guaranty by CRLP of any 2015 Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement shall be in effect, and (iii) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, or

(b)

CRLP is not a Significant Subsidiary of either MAALP or MAA, (the satisfaction of the conditions described in subparagraph (a) or (b) above being referred to as a “Subsidiary Guarantee Suspension Event for the 2015 notes” and any date on which a Subsidiary Guarantee Suspension Event for the 2015 notes shall occur being referred to as a “Subsidiary Guarantee Suspension Date for the 2015 notes”), then, effective as of such Subsidiary Guarantee Suspension Date for the 2015 notes, MAALP and MAA shall be released, solely insofar as relates to the 2015 notes, from its obligations under the provisions described under the subcaptions “—Subsidiary Guarantees for the 2015 notes” and “—Consolidation, Merger and Sale of Assets of CRLP” under this caption “—Possible Future Subsidiary Guarantor” (such provisions being referred to as the “Suspended Covenants for the 2015 notes”), and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to the 2015 notes, from all of its other obligations, if any, under the New 2015 Notes Indenture; provided, however, that, if on any date after a Subsidiary Guarantee Suspension Event for the 2015 notes, any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event for the 2015 notes shall have occurred as a result of the satisfaction of the condition described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event for the 2015 notes shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (b)) shall not continue to be satisfied, then, effective as of such date (a “Subsidiary Guarantee Reinstatement Date for the 2015 notes”), the Suspended Covenants for the 2015 notes will be reinstated and if, after giving effect to such reinstatement, CRLP is required to guarantee the outstanding 2015 notes pursuant to the provisions described above under the subcaption “—Subsidiary Guarantees for the 2015 notes,” then CRLP’s Subsidiary Guarantee for the 2015 notes and its other obligations under the New 2015 Notes Indenture with respect to the 2015 notes shall be reinstated effective as of the Subsidiary Guarantee Reinstatement Date for the 2015 notes or, if CRLP shall not have entered into supplemental indentures to the New 2015 Notes

Indenture relating to the 2015 notes of the nature contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2015 notes,” CRLP, MAALP and MAA shall, as of the Subsidiary Guarantee Reinstatement Date for the 2015 notes, enter into such supplemental indentures (the trustee may, but need not be, a party to such supplemental indentures) and CRLP shall provide its Subsidiary Guarantee for the 2015 notes (all in a manner contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2015 notes”) and, thereafter, the obligations of MAALP and MAA under the Suspended Covenants for the 2015 notes and, if applicable, CRLP’s obligations under its Subsidiary Guarantee for the 2015 notes and under the New 2015 Notes Indenture with respect to the 2015 notes will be and remain in effect unless and until the conditions set forth in subparagraph (a) or subparagraph (b) of this paragraph are subsequently satisfied (in which event, effective as of the date such conditions are subsequently satisfied, MAALP and MAA will be released, solely insofar as relates to the 2015 notes, from its respective obligations under the Suspended Covenants for the 2015 notes and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to the 2015 notes, from all of its other obligations, if any, under the New 2015 Notes Indenture until such time as any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event for the 2015 notes shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event for the 2015 notes shall have occurred as a result of the satisfaction of the condition described in such subparagraph (b)) shall not continue to be satisfied, in which case the Suspended Covenants for the 2015 notes and, if required as provided above in this paragraph, CRLP’s Subsidiary Guarantee for the 2015 notes and CRLP’s obligations under the New 2015 Notes Indenture with respect to the 2015 notes shall be reinstated or CRLP shall enter into such supplemental indentures and provide its Subsidiary Guarantee for the 2015 notes, as the case may be); provided, however, that no default or Event of Default under a New 2015 Notes Indenture with respect to the 2015 notes or breach of any kind under the New 2015 Notes Indenture with respect to the 2015 notes shall be deemed to have existed or occurred under the New 2015 Notes Indenture, the 2015 notes issued under the New 2015 Notes Indenture or the related Subsidiary Guarantee for the 2015 notes, if any, with respect to the Suspended Covenants for the 2015 notes based on, and none of MAALP, MAA or CRLP shall, with respect to the Suspended Covenants for the 2015 notes and solely insofar as relates to the 2015 notes, bear any liability for, any actions taken or events occurring during a Subsidiary Guarantee Suspension Period for the 2015 notes (as defined below), regardless of whether such actions or events would have been permitted if the Suspended Covenants for the 2015 notes remained in effect during such Subsidiary Guarantee Suspension Period for the 2015 notes. The period of time from and including a Subsidiary Guarantee Suspension Date for the 2015 notes to but excluding the applicable Subsidiary Guarantee Reinstatement Date for the 2015 notes is hereinafter referred to as a “Subsidiary Guarantee Suspension Period for the 2015 notes.” For purposes of clarity, it is understood and agreed that there may be one or more Subsidiary Guarantee Suspension Periods for the 2015 notes and one or more Subsidiary Guarantee Restatement Dates for the 2015 notes.

Release of Subsidiary Guarantee for the 2015 notes and Subsidiary Guarantor Covenant. In the event of (a) any consolidation or merger of CRLP into MAALP in a transaction in which MAALP is the continuing or resulting person or (b) any sale, assignment, transfer or other conveyance (other than a lease) of all or substantially all of CRLP’s assets to MAALP in any transaction or series of related transactions, MAALP and MAA shall be released, solely insofar as relates to the 2015 notes, from their obligations set forth under this caption “—Possible Future Subsidiary Guarantor” and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to the 2015 notes, from all of its other obligations, if any, under the New 2015 Notes Indenture.

CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to such 2015 notes, from all of its other obligations, if any, under the New 2015 Notes Indenture (i) if MAALP shall have effected legal defeasance with respect to the 2015 notes or covenant defeasance with respect to the 2015 notes as described under the caption “—Discharge, Legal Defeasance and Covenant Defeasance of the 2015 Notes—Legal Defeasance and Covenant Defeasance” or (ii) if the New 2015 Notes Indenture shall have ceased to be of further effect with respect to such 2015 notes upon compliance by MAALP with the provisions described under the caption “—Discharge, Legal Defeasance and Covenant Defeasance of the 2015 Notes—Satisfaction and Discharge.” In the event of any such legal defeasance with respect to the 2015 notes or covenant defeasance with respect to the 2015 notes or any such discharge of the New 2015 Notes Indenture, then, in addition to the consequences thereof described above in this paragraph and under “—Discharge, Legal Defeasance and Covenant Defeasance of the 2015 Notes,” MAALP and MAA shall also be released, solely insofar as relates to the 2015 notes, from their respective obligations described under this caption “—Possible Future Subsidiary Guarantor.”

CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to the 2015 notes, from all of its other obligations, if any, under New 2015 Notes Indenture upon:

(i)	the sale, transfer or other disposition of Capital Stock of CRLP if, as a result of such sale, transfer or disposition, CRLP shall no longer be a Subsidiary of either MAALP or MAA, or

(ii)	the consolidation or merger of CRLP with or into any other person (other than MAALP or MAA or any of their respective Subsidiaries) if, as a result of such consolidation or merger, CRLP shall no longer be a Subsidiary of either MAALP or MAA (provided that this clause (ii) shall not limit the provisions set forth in the first paragraph under this caption “—Release of Subsidiary Guarantee for the 2015 notes and Subsidiary Guarantor Covenant” relating to the effect of a consolidation or merger of CRLP into MAALP), or

(iii)	a liquidation or dissolution of CRLP, or

(iv)	the release or discharge of all 2015 Guaranteed Debt, except a discharge or release by or as a result of payment under CRLP’s Guaranty of any such 2015 Guaranteed Debt (provided that this clause (iv) shall not affect any subsequent requirement that CRLP guarantee the 2015 notes as contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2015 notes”).

Consolidation, Merger and Sale of Assets of CRLP. The New 2015 Notes Indenture provides that during such times, and only such times, as CRLP is required to guarantee the 2015 notes issued under the New 2015 Notes Indenture pursuant to the provisions described under this caption “—Possible Future Subsidiary Guarantor,” neither MAALP nor MAA will cause or permit CRLP, in any transaction or series of related transactions, to consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any person unless:

•	either (1) in the case of a merger, CRLP shall be the continuing person or (2) the successor person (if other than CRLP) formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made (i) is MAALP or (ii) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (solely in the case of this clause (ii)) shall, by a supplemental indenture, executed by such successor person and the other parties to the New 2015 Notes Indenture and delivered to the trustee, expressly assume the due and punctual payment of all amounts payable under the Subsidiary Guarantee for the 2015 notes outstanding under the New 2015 Notes Indenture and the due and punctual performance and observance of all of CRLP’s other obligations under the New 2015 Notes Indenture with respect to such 2015 notes and its related Subsidiary Guarantee for the 2015 notes, if any, endorsed on the certificates evidencing the 2015 notes;

•	immediately after giving effect to such transaction, or series of related transactions, as the case may be, and treating any Debt which becomes an obligation of CRLP, MAALP, or any of their respective Subsidiaries as a result of such transaction as having been incurred by it at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the New 2015 Notes Indenture;

provided, however, that the provisions of the second bullet point above shall not be applicable if the successor person formed by or resulting from any such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made is MAALP.

Upon any consolidation by CRLP with or merger of CRLP into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of CRLP to any person in accordance with the provisions of a New 2015 Notes Indenture as described above,

•	the successor person formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall (solely insofar as relates to the notes) succeed to, and be substituted for, and may exercise every right and power of, CRLP under the New 2015 Notes Indenture with respect to the 2015 notes outstanding thereunder with the same effect as if such successor person had been named as CRLP under the New 2015 Notes Indenture; and

•	except in the case of a lease, the predecessor person shall be released (solely insofar as relates to the notes) from all obligations and covenants under the New 2015 Notes Indenture and its related Subsidiary Guarantee for the 2015 notes, if any.

Ranking of Subsidiary Guarantee for the 2015 notes. The Subsidiary Guarantee for the 2015 notes, if any, by CRLP of the 2015 notes will be a senior unsecured obligation of CRLP and will rank equally in right of payment with all existing and future senior unsecured indebtedness and all other existing and future senior unsecured guarantees of CRLP. The Subsidiary Guarantee for the 2015 notes, if any, will be effectively or structurally subordinated in right of payment to:

•	all of CRLP’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of CRLP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by CRLP, if any, in CRLP’s subsidiaries.

As a result, there can be no assurance that CRLP would be able to pay amounts due under its Subsidiary Guarantee for the 2015 notes, if any, if it were required to do so. For additional information, see “Risk Factors—Risks Related to the Notes and Exchange Offers—Effective and structural subordination may limit the ability of MAALP to make payments on the notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus, the ability of CRLP to make payments on its guarantees” above. For information regarding some of the risks resulting from the potential impact of fraudulent conveyance, fraudulent transfer, bankruptcy and similar laws on CRLP’s Subsidiary Guarantee for the 2015 notes, if any, see “Risk factors—Risks Related to the Notes and Exchange Offers—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors” in this prospectus.

Consolidation, Merger and Sale of Assets

The New 2015 Notes Indenture will provide that neither MAALP nor MAA will, in any transaction or series of related transactions, consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of their respective assets to any person unless:

•	either (1) in the case of a merger, MAALP or MAA, as the case may be, shall be the continuing person or (2)(i) the successor person (if other than MAALP or MAA, as the case may be) formed by or resulting from such consolidation or into which MAALP or MAA, as the case may be, is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP or MAA, as the case may be, is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor person and the other parties to the New 2015 Notes Indenture and delivered to the trustee thereunder, expressly assume, in the case of a transaction involving MAALP, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the 2015 notes outstanding under the New 2015 Notes Indenture and the due and punctual performance and observance of all of MAALP’s other obligations under the New 2015 Notes Indenture and the 2015 notes outstanding under the New 2015 Notes Indenture or, in the case of a transaction involving MAA, the due and punctual performance and observance of all of the MAA’s obligations under the New 2015 Notes Indenture and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, unless MAA has become the successor person and has assumed MAALP’s obligations under such outstanding 2015 notes and the New 2015 Notes Indenture as described above, MAA shall, in such supplemental indenture, expressly agree that its obligations under the New 2015 Notes Indenture shall remain in full force and effect notwithstanding such transaction;

•	in addition, in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, if at the time of such transaction CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes, CRLP shall also execute and deliver such supplemental indenture and, in such supplemental indenture, shall expressly agree that its obligations under its Subsidiary Guarantee for the 2015 notes and all of its other obligations under the New 2015 Notes Indenture with respect to the 2015 notes and its related Subsidiary Guarantee for the 2015 notes, if any, endorsed on the certificates evidencing any the 2015 notes shall remain in full force and effect notwithstanding such transaction;

•	immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of MAALP or any of its Subsidiaries as a result of such transaction as having been incurred by MAALP or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the New 2015 Notes Indenture.

Notwithstanding the foregoing, any Subsidiary of MAALP may consolidate with, merge into or transfer all or part of its assets or properties to MAALP so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, MAALP is the continuing or successor person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by MAALP or MAA with or merger of MAALP or MAA into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP or MAA to any person in accordance with the provisions of a New 2015 Notes Indenture as described above:

•	the successor person formed by or resulting from such consolidation or into which MAALP or MAA, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, MAALP or MAA, as the case may be, under the New 2015 Notes Indenture with the same effect as if such successor person had been named as MAALP or MAA, as the case may be, under the New 2015 Notes Indenture; and

•	except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the New 2015 Notes Indenture and, in the case of MAALP, the 2015 notes outstanding thereunder.

Events of Default

The New 2015 Notes Indenture provides that the following are Events of Default with respect to the 2015 notes issued thereunder:

•	default in the payment of any interest on any of the 2015 notes issued under the New 2015 Notes Indenture when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of any principal of or premium, if any, on any of the 2015 notes issued under the New 2015 Notes Indenture when due (whether at stated maturity, upon redemption or otherwise); or

•	default in the performance or breach of any other covenant or warranty of MAALP or MAA or, if applicable, CRLP in the New 2015 Notes Indenture or in any of the 2015 notes or in any Subsidiary Guarantee for the 2015 notes of CRLP endorsed on the certificates evidencing any of the 2015 notes, and continuance of such default or breach (without such default or breach having been waived as provided in the New 2015 Notes Indenture) for a period of 60 days after notice has been given to MAALP by the trustee under the New 2015 Notes Indenture or to MAALP and such trustee by the holders of not less than 25% in aggregate principal amount of the 2015 notes then outstanding under the New 2015 Notes Indenture (provided that insofar (and solely insofar) as the foregoing provisions of this bullet point relate to any such default or breach by CRLP, (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes and (b) any such default or breach by CRLP that occurs at any time while it is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes (and any Event of Default with respect to the 2015 notes resulting from such default or breach by CRLP) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from its obligation to guarantee the 2015 notes); or

•

default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by MAALP or CRLP (or by any of their respective Subsidiaries, the repayment of which MAALP or CRLP has guaranteed or for which MAALP or CRLP is directly responsible or liable as obligor or guarantor), whether such indebtedness exists on the date of the New 2015 Notes Indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to MAALP by the trustee under the New 2015 Notes Indenture or to MAALP and such trustee by the holders of at least 25% in aggregate principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture (provided that, insofar (and solely insofar) as the foregoing provisions of this bullet point relate to indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes and (b) any such acceleration of or failure to pay any such indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor that occurs at any time while CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes will be deemed (solely insofar as relates to

CRLP) to have been cured or rescinded, as the case may be (and any Event of Default with respect to the 2015 notes resulting therefrom will be deemed (solely insofar as relates to CRLP) to have been cured) at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2015 Notes Indenture from its obligations to guarantee such 2015 notes); or

•	if at any time while CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes, its Subsidiary Guarantee for the 2015 notes issued under the New 2015 Notes Indenture ceases for any reason to be in full force and effect (except as contemplated by the terms of the New 2015 Notes Indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of CRLP under its Subsidiary Guarantee for the 2015 notes issued under the New 2015 Notes Indenture is denied or disaffirmed in writing by CRLP or any person acting on behalf of CRLP (provided that any event of the nature described this bullet point that occurs with respect to the 2015 notes issued under the New 2015 Notes Indenture at any time while CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes issued under the New 2015 Notes Indenture (and any Event of Default with respect to the 2015 notes resulting from any such event) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from its obligations to guarantee the 2015 notes); or

•	specified events of bankruptcy, insolvency or reorganization with respect to MAALP or any Significant Subsidiary of MAALP or, at any time while CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes, CRLP (provided that any such events of bankruptcy, insolvency or reorganization with respect to CRLP that occur at any time while CRLP is required, pursuant to the New 2015 Notes Indenture, to guarantee the 2015 notes issued under the New 2015 Notes Indenture (and any Event of Default with respect to such 2015 notes resulting from any such events with respect to CRLP) will, so long as CRLP is not a Significant Subsidiary of MAALP, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from its obligations to guarantee such 2015 notes).

The New 2015 Notes Indenture provides that if an Event of Default with respect to 2015 notes outstanding under the New 2015 Notes Indenture occurs and is continuing, either the trustee under the New 2015 Notes Indenture or the holders of at least 25% in principal amount of the 2015 notes then outstanding under the New 2015 Notes Indenture may declare the principal of and accrued and unpaid interest on all the 2015 notes outstanding under the New 2015 Notes Indenture to be due and payable immediately. However, at any time after the declaration of acceleration of the 2015 notes and before a judgment or decree for payment of the money due has been obtained by the trustee under the New 2015 Notes Indenture, the holders of not less than a majority in aggregate principal amount of the outstanding 2015 notes outstanding under the New 2015 Notes Indenture may rescind and annul such declaration of acceleration and its consequences if (1) MAALP (or, if the 2015 notes outstanding under the New 2015 Notes Indenture are guaranteed by CRLP, MAALP or CRLP, as the case may be) has paid or deposited with the trustee under the New 2015 Notes Indenture money sufficient to pay all overdue principal of, and premium, if any, and interest on the 2015 notes outstanding under the New 2015 Notes Indenture which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the New 2015 Notes Indenture and (2) all Events of Default with respect to the 2015 notes outstanding under the New 2015 Notes Indenture, other than the non-payment of the principal of, and premium, if any, and interest on the 2015 notes which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the New 2015 Notes Indenture or cured.

The holders of not less than a majority in aggregate principal amount of the 2015 notes outstanding under a New 2015 Notes Indenture may, on behalf of the holders of all of the 2015 notes outstanding under the New 2015 Notes Indenture, waive any past default under the New 2015 Notes Indenture with respect to the 2015 notes outstanding under the New 2015 Notes Indenture and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest on any 2015 notes outstanding under the New 2015 Notes Indenture or under any Subsidiary Guarantee for the 2015 notes by CRLP of the 2015 notes outstanding under the New 2015 Notes Indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each 2015note outstanding under the New 2015 Notes Indenture.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under a New 2015 Notes Indenture, to act with the requisite standard of care, the trustee under a New 2015 Notes Indenture is under no obligation to exercise any of its rights or powers under the New 2015 Notes Indenture at the request or direction of any of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture unless those holders have offered such trustee indemnity reasonably satisfactory to such trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding 2015 notes under a New 2015 Notes Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the New 2015 Notes Indenture with respect to the 2015 notes outstanding under the New 2015 Notes Indenture; provided that, among other things, (1) such direction does not conflict with any law or with the New 2015 Notes Indenture and (2) the trustee under the New 2015 Notes Indenture need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of 2015 notes outstanding under the New 2015 Notes Indenture not joining in such action.

The New 2015 Notes Indenture provides that no holder of 2015 notes outstanding under the New 2015 Notes Indenture may institute any proceedings, judicial or otherwise, with respect to the New 2015 Notes Indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee under the New 2015 Notes Indenture of a continuing Event of Default with respect to the 2015 notes outstanding under the New 2015 Notes Indenture, (2) the holders of not less than 25% in aggregate principal amount of the outstanding 2015 notes outstanding under the New 2015 Notes Indenture have requested the trustee under the New 2015 Notes Indenture to institute proceedings with respect to such Event of Default and have offered such trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee under the New 2015 Notes Indenture for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (4) no direction inconsistent with such request has been given to the trustee under the New 2015 Notes Indenture during such 60 day period by the holders of the majority in aggregate principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture.

Notwithstanding any other provision of a New 2015 Notes Indenture, the holder of a 2015 note under the New 2015 Notes Indenture will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on that 2015 note on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The New 2015 Notes Indenture provides that, within 90 days after the occurrence of any default under the New 2015 Notes Indenture with respect to the 2015 notes outstanding under the New 2015 Notes Indenture, the trustee under the New 2015 Notes Indenture shall mail notice of such default known to such trustee to the holders of such 2015 notes, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest on any 2015 note outstanding under the New 2015 Notes Indenture or any Subsidiary Guarantee for the 2015 notes thereof by CRLP, such trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the 2015 notes outstanding under the New 2015 Notes Indenture, no such notice shall be given until at least 30 days after the occurrence thereof. The New 2015 Notes Indenture requires the annual filing by MAALP and MAA (and, if CRLP shall have become a party to the New 2015 Notes Indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from all of its obligations under the New 2015 Notes Indenture, CRLP) with the trustee under the New 2015 Notes Indenture of a certificate which states whether or not MAALP and MAA (and, if applicable, CRLP) are in compliance with the provisions of the New 2015 Notes Indenture.

Discharge, Legal Defeasance and Covenant Defeasance of the 2015 Notes

Satisfaction and Discharge. The New 2015 Notes Indenture provides that upon the direction of MAALP, the New 2015 Notes Indenture shall cease to be of further effect with respect to 2015 notes outstanding under the New 2015 Notes Indenture, subject to the survival of specified provisions of the New 2015 Notes Indenture, when

(1)	either:

•	all 2015 notes outstanding under the New 2015 Notes Indenture have been delivered to the trustee under the New 2015 Notes Indenture for cancellation, subject to exceptions, or

•	all 2015 notes outstanding under the New 2015 Notes Indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, MAALP shall have given the trustee under the New 2015 Notes Indenture irrevocable instructions to redeem all 2015 notes outstanding under the New 2015 Notes Indenture on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the 2015 notes outstanding under the New 2015 Notes Indenture as and when required by the terms of the 2015 notes and New 2015 Notes Indenture, to give notice of such redemption to the holders of the 2015 notes outstanding under the New 2015 Notes Indenture as and when required by the terms of the 2015 notes and New 2015 Notes Indenture), and in each case MAALP has irrevocably deposited with the trustee under the New 2015 Notes Indenture, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the 2015 notes outstanding under the New 2015 Notes Indenture not theretofore delivered to such trustee for cancelation, including the principal of, and premium, if any, and interest, if any, on the 2015 notes, in each case to the date of the deposit, if the 2015 notes have become due and payable, or to the maturity or redemption date, as applicable, of the 2015 notes, as the case may be.

(2)	MAALP has paid all other sums payable under the New 2015 Notes Indenture with respect to the 2015 notes outstanding thereunder, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the New 2015 Notes Indenture.

Legal Defeasance and Covenant Defeasance. The New 2015 Notes Indenture provides that MAALP may elect with respect to 2015 notes outstanding under the New 2015 Notes Indenture either:

•	to defease and for MAALP and MAA to be discharged from any and all of their respective obligations with respect to the 2015 notes outstanding under the New 2015 Notes Indenture (“legal defeasance with respect to the 2015 notes”), except for, among other things:

1.	the obligations to register the transfer or exchange of the 2015 notes outstanding under the New 2015 Notes Indenture,

2.	the obligation to replace temporary or mutilated, destroyed, lost or stolen 2015 notes outstanding under the New 2015 Notes Indenture,

3.	the obligation to maintain an office or agency in respect of the 2015 notes outstanding under the New 2015 Notes Indenture; and

4.	the obligation to hold moneys for payment of the 2015 notes outstanding under the New 2015 Notes Indenture in trust, or

•	for MAALP and MAA to be released from their respective obligations under the covenants described above under “—Covenants” (other than the covenants of each of MAALP and MAA to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) (“covenant defeasance with respect to the 2015 notes”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the 2015 notes outstanding under the New 2015 Notes Indenture.

In order to effect legal defeasance with respect to the 2015 notes or covenant defeasance with respect to the 2015 notes, MAALP must irrevocably deposit with the trustee under the New 2015 Notes Indenture, or other qualifying trustee, (1) an amount in U.S. dollars, and/or (2) Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the 2015 notes outstanding under the New 2015 Notes Indenture, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance with respect to the 2015 note or covenant defeasance with respect to 2015 notes outstanding under the New 2015 Notes Indenture shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the New 2015 Notes Indenture or any other material agreement or instrument to which MAALP or MAA or any of their respective Subsidiaries or, if applicable, any other guarantor of the debt securities of such series is a party or is bound;

•	in the case of legal defeasance with respect to the 2015 notes, MAALP shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (A) since the date of the New 2015 Notes Indenture, there has been change in applicable U.S. federal income tax law or (B) MAALP has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the 2015 notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of legal defeasance with respect to the 2015 notes, that no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to CRLP or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit of cash and/or Government Obligations into trust in order to effect such legal defeasance; provided that such condition shall be applicable only if, at any time during such 91 day period, CRLP guarantees or is required to guarantee the 2015 notes under the New 2015 Notes Indenture pursuant to the provisions described under “—Possible Future Subsidiary Guarantors.”

•	in the case of covenant defeasance with respect to the 2015 notes, MAALP shall have delivered to the trustee under the New 2015 Notes Indenture an opinion of independent counsel reasonably acceptable to such trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and/or Government Obligations deposited are sufficient to pay the 2015 notes outstanding under the New 2015 Notes Indenture provided that those 2015 notes are redeemed on a particular redemption date, MAALP shall have given the trustee under the New 2015 Notes Indenture irrevocable instructions to redeem all 2015 notes outstanding under the New 2015 Notes Indenture on such date and, unless notice of redemption shall have been previously given to the holders of all of the 2015 notes outstanding under the New 2015 Notes Indenture as and when required by the terms of the 2015 notes and New 2015 Notes Indenture, to give notice of such redemption to the holders of the 2015 notes as and when required by the terms of the 2015 notes and New 2015 Notes Indenture; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the 2015 notes outstanding under the New 2015 Notes Indenture shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to MAALP, MAA or any Significant Subsidiary of MAALP or MAA or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event MAALP effects covenant defeasance with respect to 2015 notes under a New 2015 Notes Indenture and those 2015 notes are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the notes), the amount of monies and/or Government Obligations deposited with the trustee under the New 2015 Notes Indenture to effect covenant defeasance with respect to the 2015 notes may not be sufficient to pay amounts due on the 2015 notes at the time of any acceleration resulting from that Event of Default. However, MAALP would remain liable to make payment of those amounts due at the time of acceleration and if any entity has guaranteed such 2015 notes, such guarantor would remain liable under its guarantee of such 2015 notes.

If we effect legal defeasance with respect to the 2015 notes or covenant defeasance with respect to the 2015 notes as described above or if the New 2015 Notes Indenture shall have ceased to be of further effect with respect to such 2015 notes as described in “—Satisfaction and Discharge,” then, in addition to the consequences of such legal defeasance with respect to the 2015 notes, covenant defeasance with respect to the 2015 notes or satisfaction and discharge, as the case may be, as described above, CRLP shall, as described above under “—Possible Future Subsidiary Guarantor—Release of Subsidiary Guarantee for the 2015 notes and Subsidiary Guarantor Covenant,” be released from its obligations under its Subsidiary Guarantee for the 2015 notes, if any, and, solely insofar as relates to the 2015 notes, from all of its other obligations, if any, under the New 2015 Notes Indenture with respect to the 2015 notes and MAALP and MAA shall be released, solely insofar as relates to the 2015 notes, from their respective obligations under the covenant described under “—Possible Future Subsidiary Guarantor,” and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the 2015 notes.

Modification, Waivers and Meetings

The New 2015 Notes Indenture permits MAALP, MAA, the trustee thereunder and, if CRLP shall have become a party to the New 2015 Notes Indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from its obligations thereunder CRLP, with the consent of the holders of at least a majority in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture, to modify or amend any of the provisions of the New 2015 Notes Indenture or of the 2015 notes outstanding under the New 2015 Notes Indenture or the related CRLP’s Subsidiary Guarantee for the 2015 notes, if any, or the rights of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture. However, no such modification or amendment of a New 2015 Notes Indenture shall, without the consent of the holder of each 2015 note outstanding under the New 2015 Notes Indenture, among other things:

•	change the stated maturity of any principal of or premium, if any, or interest on any 2015 notes outstanding under the New 2015 Notes Indenture, or

•	reduce the principal of or any premium on any 2015 notes outstanding under the New 2015 Notes Indenture or reduce the rate of interest on any 2015 notes outstanding under the New 2015 Notes Indenture (or modify the calculation of interest on any 2015 notes outstanding under the New 2015 Notes Indenture except in a manner that increases such rate of interest), or reduce the amount payable upon redemption of any 2015 notes outstanding under the New 2015 Notes Indenture or reduce the amount or change the time of payment of any amount payable under any Subsidiary Guarantee for the 2015 notes by CRLP of any 2015 notes outstanding under the New 2015 Notes Indenture, or

•	change any place where or the currency in which any 2015 notes outstanding under the New 2015 Notes Indenture or any Subsidiary Guarantee for the 2015 notes of any such 2015 notes by CRLP are payable, or

•	impair a holder’s right to institute suit for enforcement of payments due on any 2015 notes outstanding under the New 2015 Notes Indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date, or

•	reduce the percentage in aggregate principal amount of the outstanding 2015 notes outstanding under the New 2015 Notes Indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the New 2015 Notes Indenture or specified defaults under the New 2015 Notes Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the 2015 notes outstanding under the New 2015 Notes Indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of the 2015 notes outstanding under the New 2015 Notes Indenture required to effect that action or to provide that certain other provisions of the New 2015 Notes Indenture may not be modified or waived without the consent of the holder of each 2015 note outstanding under the New 2015 Notes Indenture.

The New 2015 Notes Indenture also contains provisions permitting MAALP, MAA, the trustee thereunder (provided, however, that, notwithstanding the foregoing, such trustee may, but need not be, a party to any supplemental indenture adding CRLP as a party to the New 2015 Notes Indenture) and, if CRLP either is required to become a party to the New 2015 Notes Indenture pursuant to the applicable provisions of the New 2015 Notes Indenture or shall have become a party to the New 2015 Notes Indenture and shall not have been released, in accordance with the applicable provisions of the New 2015 Notes Indenture, from its obligations under the New 2015 Notes Indenture with respect to the 2015 notes, CRLP, without the consent of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture, to modify or amend the New 2015 Notes Indenture and the 2015 notes outstanding under the New 2015 Notes Indenture and CRLP’s Subsidiary Guarantee for the 2015 notes, if any, among other things:

•	to evidence the succession of another person to MAALP or MAA or, if applicable, CRLP under the New 2015 Notes Indenture and, if any such successor to MAALP or, if applicable, CRLP is not a limited partnership or any such successor to MAA is not a corporation, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any 2015 notes outstanding under the New 2015 Notes Indenture) as may be necessary or appropriate to accommodate such change in type of entity,

•	to add to the covenants of MAALP or MAA or CRLP for the benefit of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture or to surrender any right or power conferred upon MAALP or MAA or CRLP with respect to the 2015 notes,

•	to add to the Events of Default for the benefit of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture,

•	to establish the form or terms of the 2015 notes and any related Subsidiary Guarantee for the 2015 notes,

•	to comply with the Trust Indenture Act,

•	to cure any ambiguity or correct or supplement any provision in the New 2015 Notes Indenture that may be defective or inconsistent with other provisions in the New 2015 Notes Indenture, or to make any other provisions with respect to matters or questions arising under the New 2015 Notes Indenture that shall not be inconsistent with the New 2015 Notes Indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any 2015 notes outstanding under the New 2015 Notes Indenture in any material respect,

•	to amend or supplement any provision contained in the New 2015 Notes Indenture or in any supplemental indenture or in the 2015 notes outstanding under the New 2015 Notes Indenture or any Subsidiary Guarantee for the 2015 notes endorsed on the certificates evidencing any such 2015 notes, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any 2015 notes outstanding under the New 2015 Notes Indenture (or to any Subsidiary Guarantee for the 2015 notes of CRLP endorsed on the certificate evidencing any the 2015 notes) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision,

•	to secure, or add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, any Subsidiaries of MAALP) with respect to, the 2015 notes outstanding under the New 2015 Notes Indenture and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the New 2015 Notes Indenture and/or the guarantees endorsed on the 2015 notes outstanding under the New 2015 Notes Indenture to provide that any such additional guarantees shall be joint and several with any existing or future guarantees of the 2015 notes outstanding under the New 2015 Notes Indenture, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and (except in the case of the Subsidiary Guarantees for the 2015 notes, if any, of CRLP, which shall be governed by the terms set forth above under the caption “—Possible Future Subsidiary Guarantor”) to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and the New 2015 Notes Indenture,

•	without limitation to provisions set forth in the immediately preceding bullet point, to add CRLP as a party to the New 2015 Notes Indenture, to provide for CRLP’s Subsidiary Guarantee for the 2015 notes outstanding under the New 2015 Notes Indenture and to endorse CRLP’s Subsidiary Guarantee for the 2015 notes on the certificates evidencing all or any of the 2015 notes outstanding under the New 2015 Notes Indenture as contemplated by and in accordance with the provisions described above under “—Possible Future Subsidiary Guarantor,” and, if applicable, to evidence the release of CRLP from its Subsidiary Guarantees for the 2015 notes outstanding under the New 2015 Notes Indenture and from its other obligations under the New 2015 Notes Indenture as contemplated by and in accordance with the provisions described under such caption,

•	to provide for the acceptance of the appointment by a successor trustee with respect to the 2015 notes outstanding under the New 2015 Notes Indenture or to provide for or facilitate the administration of the trusts under the New 2015 Notes Indenture by more than one trustee,

•	to supplement any of the provisions of the New 2015 Notes Indenture to the extent necessary to permit or facilitate legal defeasance with respect to the 2015 notes, covenant defeasance with respect to the 2015 notes or satisfaction and discharge of the 2015 notes outstanding under the New 2015 Notes Indenture, provided that such action will not adversely affect the interests of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture in any material respect, and

•	to conform the terms of the New 2015 Notes Indenture or the terms of the 2015 notes outstanding under the New 2015 Notes Indenture or CRLP’s Subsidiary Guarantee for the 2015 notes, if any, to the description thereof contained in the offering memorandum and consent solicitation statement pursuant to which the Original 2015 Notes were offered as evidenced by an officer’s certificate delivered to the trustee under the New 2015 Notes Indenture.

The New 2015 Notes Indenture provides that the holders of at least a majority in aggregate principal amount of the outstanding 2015 notes under the New 2015 Notes Indenture may waive compliance by MAALP or MAA or, if it shall have become a party to the New 2015 Notes Indenture pursuant to a supplemental indenture, CRLP with some of the covenants in the New 2015 Notes Indenture, including the covenants described above under “—Covenants” and “—Possible Future Subsidiary Guarantor.”

The New 2015 Notes Indenture contains provisions for convening meetings of the holders of the 2015 notes outstanding under the New 2015 Notes Indenture. A meeting may be called at any time by the trustee under the New 2015 Notes Indenture and also, upon request, by MAALP or the holders of at least 10% in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture. Notice of a meeting must be given in accordance with the provisions of the New 2015 Notes Indenture. Except for any consent which must be given by the holder of each outstanding 2015 note outstanding under the New 2015 Notes Indenture in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture. Any resolution passed or decision taken at any meeting of holders of the 2015 notes outstanding under a New 2015 Notes Indenture duly held in accordance with the New 2015 Notes Indenture will be binding on all holders of the 2015 notes outstanding under the New 2015 Notes Indenture and the related Subsidiary Guarantee for the 2015 notes, if any, of CRLP endorsed on the certificates evidencing such 2015 notes. The quorum at any meeting of the holders of the 2015 notes outstanding under a New 2015 Notes Indenture called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the 2015 notes outstanding under the New 2015 Notes Indenture, subject to exceptions.

Governing Law

The New 2015 Notes Indenture, the 2015 notes and the Subsidiary Guarantee for the 2015 notes, if any, of CRLP that may be endorsed on the certificates evidencing the 2015 notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association acts as trustee, registrar and paying agent for the 2015 notes under the New 2015 Notes Indenture, subject to the right of MAALP to remove the trustee as registrar and paying agent for the 2015 notes and appoint other or additional registrars or paying agents for the 2015 notes under the New 2015 Notes Indenture.

Certain Definitions

As used in the New 2015 Notes Indenture and this section, the following terms have the meanings set forth below.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Annual Debt Service Charge” for any period means interest expense of MAALP and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the New 2015 Notes Indenture;

(2)	with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the New 2015 Notes Indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the New 2015 Notes Indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the New 2015 Notes Indenture;

(3)	with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the New 2015 Notes Indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the New 2015 Notes Indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the New 2015 Notes Indenture; and

(4)	with respect to any other person, the board of directors (or similar governing body) of such person or any committee thereof duly authorized to act for such person generally or in any particular respect under the New 2015 Notes Indenture.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of MAALP and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

•	interest expense on Debt,

•	provision for taxes based on income,

•	amortization of debt discount and deferred financing costs,

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

•	provisions for gains and losses on sales or other dispositions of properties and other investments,

•	depreciation and amortization,

•	gains or losses on early extinguishment of Debt,

•	all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

•	the effect of any item that is non-cash and non-recurring, and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of MAALP and its Subsidiaries for such period, excluding (without duplication) (1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of MAALP and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“CRLP” means Colonial Realty Limited Partnership, a Delaware limited partnership, and any successor thereto (other than MAALP) by merger, consolidation or otherwise, and any person (other than MAALP) to which all or substantially all of CRLP’s assets shall be sold, assigned, transferred or otherwise conveyed (other than by a lease) in one transaction or a series of related transactions. In the event that CRLP shall, in any transaction or series of related transactions, lease all or substantially all of its assets to any person, then the term “CRLP” shall mean both the person that was CRLP immediately prior to such transaction and, so long as such lease shall be in effect and the lessee under such lease is not MAALP, the lessee under such lease.

“Current Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 7, 2013 among MAALP, as borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the other parties thereto, as the same may be amended, restated or supplemented from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended, supplemented or restated from time to time.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of MAALP, by the Board of Directors of MAALP) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Interest in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“2015 Guaranteed Debt” has the meaning set forth above under “—Possible Future Subsidiary Guarantor.”

“Guaranty” means, with respect to any person, any obligation, direct or indirect, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt of any other person and, without limitation, includes any obligation, direct or indirect, contingent or otherwise, of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities) Debt of any other person; and “Guaranty” and “Guaranties,” when used as a verb, have correlative meanings.

“Intercompany Debt” means Debt of MAALP or any of its Subsidiaries so long as (1) the only persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are MAALP or any of its Subsidiaries, (2) such Debt is held solely by MAALP or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all notes outstanding under the New 2015 Notes Indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and MAALP or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Person” and “person” mean any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Principal Credit Agreement” means, as of the date of the New 2015 Notes Indenture, the Current Credit Agreement and thereafter means the Current Credit Agreement or any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise), as the same may be amended, supplemented or restated from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended supplemented or restated from time to time, that the Board of Directors of MAALP designates to be principal credit agreement of MAALP, taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as MAALP deems reasonable in light of the circumstances, such designation (or the designation that at a given time there is no such principal credit agreement) to be made, reasonably and in good faith, by the Board of Directors of MAALP and evidenced by an officer’s certificate delivered by MAALP to the trustee; provided, however, that none of the Credit Agreement dated as of June 1, 2006, by and among MAA and MAALP, as borrowers, and the Financial Federal Savings Bank, as lender, the Third Amended and Restated Master Credit Facility Agreement (MAA II), dated as of January 4, 2010, by and among MAA and MAALP, as borrowers, Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, and the Federal National Mortgage Association, as amended, or the Master Credit Facility Agreement dated as of March 2, 2004, by and among MAA and MAALP, as borrowers, and Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC) , as lender, in each case as may be amended, supplemented or restated from time to time, or any successor credit agreement to any of the foregoing (whether by renewal, replacement, refinancing or otherwise), as amended, supplemented or restated from time to time, may be designated to be the Principal Credit Agreement so long as neither such agreement nor any guarantees or other instruments or agreements, if any, executed in connection therewith includes any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any 2015 Unsecured Debt of MAALP that is or may be outstanding thereunder.

“2015 Secured Debt” has the meaning set forth above under “Covenants—Limitation on Incurrence of Secured Debt.”

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such Rule is in effect on the date of the New 2015 Notes Indenture).

“Subsidiary” means, with respect to any person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with the person in accordance with GAAP.

The terms “Subsidiary Guarantee for the 2015 notes,” “Subsidiary Guarantee Reinstatement Date for the 2015 notes,” “Subsidiary Guarantee Suspension Date for the 2015 notes,” “Subsidiary Guarantee Suspension Event for the 2015 notes” and “Suspended Covenants for the 2015 notes” have the respective meanings set forth above under “—Possible Future Subsidiary Guarantor.”

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of MAALP and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by MAALP or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“2015 Unsecured Debt” means Debt of MAALP or any of its Subsidiaries that is not 2015 Secured Debt.

DESCRIPTION OF NEW 2016 NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “the Company,” “we,” “us” and “our” refer only to Mid-America Apartments, L.P. and not to any of its subsidiaries or MAA.

We issued the Original 2016 Notes under an indenture dated December 13, 2013 among MAALP, MAA and U.S. Bank National Association, as trustee (the “New 2016 Notes Indenture”), in a private transaction not subject to the registration requirements of the Securities Act. The New 2016 Notes will be issued under that indenture and will be identical in all material respects to the Original 2016 Notes, except that the New 2016 Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be free of any obligation regarding registration, including the payment of additional interest upon a Registration Default. Unless specifically stated to the contrary, references to the term “2016 notes” in the following description applies equally to the New 2016 Notes and the Original 2016 Notes. The New 2016 Notes and the Original 2016 Notes will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The terms of the 2016 notes and the possible Subsidiary Guarantee for the 2016 notes (as defined below) of CRLP that may be endorsed on the certificates evidencing the 2016 notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the New 2016 Notes Indenture. It does not restate the New 2016 Notes Indenture in its entirety. We urge you to read the New 2016 Notes Indenture because it, and not this description, defines your rights as holders of the 2016 notes. The New 2016 Notes Indenture is available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the New 2016 Notes Indenture. The registered holder of a 2016 note will be treated as the owner of it for all purposes. Only registered holders will have rights under the New 2016 Notes Indenture.

General

The New 2016 Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on the New 2016 Notes will be payable in U.S. dollars. The New 2016 Notes will be evidenced by one or more global notes in book-entry form, except under the limited circumstances described under the caption “Book-Entry, Delivery and Form.” Notices or demands to or upon MAALP in respect of the New 2016 Notes and the New 2016 Notes Indenture may be served and, if New 2016 Notes are issued in definitive certificated form, New 2016 Notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of MAALP maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be an office of the trustee. DTC will be the depository (the “Depository”) for the 2016 notes.

Except to the limited extent described under “—Consolidation, Merger and Sale of Assets,” the New 2016 Notes Indenture does not contain any provisions that would afford holders of the 2016 notes protection in the event of (1) a change of control or management of MAALP, (2) a highly leveraged or similar transaction involving MAALP or any of its subsidiaries, or (3) a reorganization, restructuring, merger or similar transaction involving MAALP or any of its subsidiaries that may adversely affect the holders of the 2016 notes. In addition, subject to the limitations set forth under “—Consolidation, Merger and Sale of Assets,” MAALP may, in the future, enter into certain transactions such as the sale of all or substantially all of its consolidated assets or the merger or consolidation of MAALP with or into another entity that would increase the amount of its indebtedness or substantially reduce its assets, which may have an adverse effect on MAALP’s ability to service its indebtedness, including the 2016 notes.

Interest and Maturity

The New 2016 Notes will mature on September 1, 2016. The New 2016 Notes will bear interest at the rate of 6.05% per annum, accruing from March 1, 2014, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2014, to the persons in whose names the New 2016 Notes are registered in the security register applicable to the New 2016 Notes at the close of business on February 15 or August 15, as the case may be, immediately before the applicable interest payment dates.

The New 2016 Notes are not entitled to the benefit of any sinking fund. The New 2016 Notes are subject to redemption at MAALP’s option and are not subject to repayment or repurchase by MAALP at the option of the holders of the New 2016 Notes. See “—Optional Redemption” below.

Interest on the New 2016 Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, maturity date, date fixed for redemption or other day on which the principal of or premium, if any, or interest on a New 2016 Note becomes due and payable falls on a day that is not a Business Day (as defined in the New 2016 Notes Indenture), the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Ranking

The New 2016 Notes will be senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior unsecured indebtedness, including the Original 2016 Notes. The New 2016 Notes will be effectively or structurally subordinated in right of payment to:

•	all of MAALP’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of MAALP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by MAALP, if any, in MAALP’s subsidiaries, except, in the case of this bullet point and the immediately preceding bullet point, to the extent that CRLP guarantees the New 2016 Notes if it were required to do so under the limited circumstances described below under “—Possible Future Subsidiary Guarantor.”

Although MAALP owns certain apartment communities directly, a significant portion of the consolidated assets of MAALP and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of MAALP and its consolidated subsidiaries are generated, by MAALP’s subsidiaries, which may limit MAALP’s ability to make payments due in respect of the 2016 notes.

For additional information regarding the ranking of the 2016 notes and certain risks relating to the effective and structural subordination of the 2016 notes, see “Risk factors—Risks related to the Notes and Exchange Offers—Effective and structural subordination may limit the ability of MAALP to make payments on the New Notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus, the ability of CRLP to make payments on its guarantees.”

Optional Redemption

The 2016 notes may be redeemed, at any time in whole or from time to time in part, at the option of MAALP at a redemption price equal to the greater of:

(a)	100% of the principal amount of the 2016 notes to be redeemed, and

(b)	the sum of the present values of the remaining scheduled payments of principal of and interest on the 2016 notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate for the 2016 notes plus 20 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2016 notes being redeemed to, but not including, such redemption date.

Notwithstanding the foregoing, installments of interest on 2016 notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the holders of the 2016 notes (or one or more predecessor notes) registered as such at the close of business on the relevant record dates according to their terms and the provisions of the New 2016 Notes Indenture.

Notice of any redemption by MAALP will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of 2016 notes to be redeemed. If less than all of the outstanding 2016 notes are to be redeemed such 2016 notes to be redeemed shall be selected (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as the trustee shall deem fair and appropriate and, in the case of Global Notes, in accordance with the Depository’s procedures.

Unless MAALP defaults in payment of the redemption price and accrued interest on the 2016 notes or portions thereof called for redemption, on and after any redemption date interest will cease to accrue on the 2016 notes or portions thereof called for redemption.

Optional Redemption Definitions

The following definitions apply to the provisions of this “Optional Redemption” section:

“Treasury Rate for the 2016 notes” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue for the 2016 notes (if no maturity is within three months before or after the remaining life of the 2016 notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue for the 2016 notes will be determined and the Treasury Rate for the 2016 notes will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the 2016 notes, calculated using a price for the Comparable Treasury Issue for the 2016 notes (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2016 notes for the applicable redemption date. The Treasury Rate for the 2016 notes shall be calculated on the third Business Day preceding the applicable redemption date.

“Comparable Treasury Issue for the 2016 notes” means, with respect to any redemption date for the 2016 notes the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2016 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2016 notes to be redeemed.

“Independent Investment Banker” means, with respect to any redemption date for the 2016 notes, an independent investment banking institution of national standing appointed by MAALP with respect to such redemption date.

“Comparable Treasury Price for the 2016 notes” means, with respect to any redemption date for the 2016 notes:

(a)	the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if MAALP obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(c)	if MAALP obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means with respect to any redemption date for the 2016 notes, as determined by MAALP, either (a) (i) J.P. Morgan Securities LLC and its successors (provided, however, that if such firm or any such successor, as the case may be, ceases to be a Primary Treasury Dealer, MAALP shall substitute therefor another Primary Treasury Dealer) and (ii) four other Primary Treasury Dealers selected by MAALP or (b) one Primary Treasury Dealer selected by MAALP and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the 2016 notes, the average, as determined by MAALP, of the bid and asked prices for the Comparable Treasury Issue for the 2016 notes (expressed in each case as a percentage of its principal amount) quoted in writing to MAALP by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Covenants

Limitation on Incurrence of Total Debt. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

(i)	such additional Debt and any other Debt incurred by MAALP or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

(ii)	the repayment or retirement of any other Debt of MAALP or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

(iii)	in the case of any acquisition or disposition by MAALP or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by MAALP’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

Limitation on Incurrence of Secured Debt. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of MAALP or any of its Subsidiaries, whether owned at the date of the New 2016 Notes Indenture or thereafter acquired (“2016 Secured Debt”), if, immediately after giving effect to the incurrence of such additional 2016 Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding 2016 Secured Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)	the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of the provisions described above under “—Limitation on Incurrence of Total Debt,” “—Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge” and “—Limitation on Incurrence of Secured Debt” and the provision described below under “—Maintenance of Unencumbered Total Asset Value,” Debt of a person existing at the time such person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such person becomes a Subsidiary of MAALP, as the case may be.

Maintenance of Unencumbered Total Asset Value. MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of outstanding 2016 Unsecured Debt of MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Existence of MAALP and MAA. Except as permitted by the provisions described under “—Consolidation, Merger and Sale of Assets” the New 2016 Notes Indenture will provide that (i) each of MAALP and MAA shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) MAALP shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that MAALP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of MAALP.

Maintenance of Properties. MAALP will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and MAALP may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the New 2016 Notes Indenture to the contrary, MAALP may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of MAALP, desirable in the conduct of its business or the business of any Subsidiary of MAALP and not disadvantageous in any material respect to the holders of any notes outstanding under the New 2016 Notes Indenture containing this covenant, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on MAALP’s reasonable judgment that such removal is in the best interest of MAALP or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. MAALP will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which MAALP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. MAALP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(i)	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

(ii)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries,

provided, however, that MAALP will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of MAALP to pay when due the principal of, and premium, if any, and interest on the 2016 notes outstanding under the New 2016 Notes Indenture containing this covenant.

Provision of Financial Information. Whether or not MAALP is subject to Section 13 or 15(d) of the Exchange Act, for so long as any 2016 notes are outstanding under the New 2016 Notes Indenture, the New 2016 Notes Indenture will provide that MAALP shall, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the Required Filing Date. In addition:

(i)	if MAALP is not subject to Section 13 or 15(d) of the Exchange Act, MAALP shall, not later than 15 days after each Required Filing Date, transmit by mail to all holders of 2016 notes outstanding under the New 2016 Notes Indenture, as their names and addresses appear in the security register for the 2016 notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such sections; provided that MAALP shall not be required to mail any such report or other document to holders if such report or other document is publicly available on the SEC’s or MAALP’s website (provided that within five days after the first time that MAALP shall make any such reports or documents publicly available on MAALP’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States of America) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

(ii)	MAALP shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those sections; and

(iii)	if filing of any such report or other document required by any of the foregoing provisions to be filed with the SEC is not permitted under the Exchange Act, MAALP shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective holder of 2016 notes under the New 2016 Notes Indenture (or, in the case of a Global Note, any prospective owner of a beneficial interest in such Global Note); provided that MAALP shall not be required to supply any such report or other document to a prospective owner or holder if such report or other document is publicly available on the SEC’s or MAALP’s website.

Any report or other document which MAALP is required to mail, file or supply to any person pursuant to clause (i), (ii) or (iii) above may instead be sent to such person by email if such person shall have consented in writing (including by email) to email delivery and such email is sent to such person at such email address as such person may provide from time to time by notice to the trustee under the New 2016 Notes Indenture or, in the case of clause (ii) above, as the trustee under the New 2016 Notes Indenture may provide from time to time by notice to MAALP.

Existence of CRLP. Except as permitted by the provisions described below under the caption “—Possible Future Subsidiary Guarantor—Consolidation, Merger and Sale of Assets of CRLP,” at such times (and only such times), if any, as CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee such 2016 notes outstanding thereunder, the New 2016 Notes Indenture will provide that CRLP shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (partnership or other) and (ii) to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that CRLP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of CRLP.

Possible Future Subsidiary Guarantor

Subsidiary Guarantees for the 2016 notes. The New 2016 Notes offered hereby are not guaranteed by any subsidiaries of MAALP nor is any subsidiary of MAALP a party to any of the New 2016 Notes Indenture. However, the New 2016 Notes Indenture provides that, so long as 2016 notes are outstanding under the New 2016 Notes Indenture, neither MAALP nor MAA will cause, permit or suffer CRLP to Guaranty any 2016 Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement (the “2016 Guaranteed Debt”) unless (1) CRLP, MAALP and MAA shall contemporaneously execute and deliver to the trustee a supplemental indenture to the New 2016 Notes Indenture (the trustee may, but need not be, a party to such supplemental indenture) providing for CRLP’s guarantee (the “Subsidiary Guarantee for the 2016 notes”) of the 2016 notes issued under the New 2016 Notes Indenture and pursuant to which CRLP shall become party to the New 2016 Notes Indenture and (2) if such 2016 Guaranteed Debt is:

(A)	pari passu in right of payment with the 2016 notes, then CRLP’s Guaranty of such 2016 Guaranteed Debt shall be pari passu in right of payment with, or subordinated in right of payment to, its Subsidiary Guarantee for the 2016 notes, or

(B)	subordinated in right of payment to the 2016 notes, then CRLP’s Guaranty of such 2016 Guaranteed Debt shall be subordinated in right of payment to its Subsidiary Guarantee for the 2016 notes to at least the extent that the Guaranteed Indebtedness is subordinated in right of payment to the 2016 notes.

Pursuant to any such supplemental indenture, CRLP will guarantee that (1) the principal of and premium, if any, and interest on the 2016 notes shall be duly and punctually paid in full when due, whether at stated maturity, upon acceleration, upon redemption or otherwise, and (2) all other obligations of MAALP to the holders of such 2016 notes shall be paid in full when due or duly and punctually performed, as the case may be. The obligations of CRLP under its Subsidiary Guarantee for the 2016 notes, if any, will be limited to the maximum amount that will, after giving effect to all other contingent and fixed obligations of CRLP, result in such Subsidiary Guarantee for the 2016 notes not constituting a fraudulent transfer or fraudulent conveyance. See “Risk Factors—Risks Related to the Notes and Exchange Offers—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The New 2016 Notes offered hereby initially will not be guaranteed by CRLP. Although the Principal Credit Agreement currently contains covenants that could, under specified limited circumstances, require that CRLP guarantee MAALP’s borrowings thereunder, thereby potentially triggering an obligation of CRLP to guarantee the 2016 notes, such circumstances may never occur and, accordingly, CRLP may never guarantee the 2016 notes, including the New 2016 Notes.

Suspension of Subsidiary Guarantee for the 2016 notes and Subsidiary Guarantor Covenant.

If on any date:

(a) (i) either (A) the Principal Credit Agreement does not include any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any 2016 Unsecured Debt of MAALP that is or thereafter may be outstanding under the Principal Credit Agreement or (B) there is no Principal Credit Agreement (as determined, reasonably and in good faith, by the Board of Directors of MAALP taking into account the factors described in the definition of “Principal Credit Agreement” appearing below under “—Certain Definitions” and evidenced by an officer’s certificate of MAALP delivered to the trustee), (ii) no Guaranty by CRLP of any 2016 Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement shall be in effect, and (iii) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, or

(b) CRLP is not a Significant Subsidiary of either MAALP or MAA,

(the satisfaction of the conditions described in subparagraph (a) or (b) above being referred to as a “Subsidiary Guarantee Suspension Event for the 2016 notes” and any date on which a Subsidiary Guarantee Suspension Event for the 2016 notes shall occur being referred to as a “Subsidiary Guarantee Suspension Date for the 2016 notes”), then, effective as of such Subsidiary Guarantee Suspension Date for the 2016 notes, MAALP and MAA shall be released, solely insofar as relates to the 2016 notes, from its obligations under the provisions described under the subcaptions “—Subsidiary Guarantees for the 2016 notes” and “—Consolidation, Merger and Sale of Assets of CRLP” under this caption “—Possible Future Subsidiary Guarantor” (such provisions being referred to as the “Suspended Covenants for the 2016 notes”), and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to the 2016 notes, from all of its other obligations, if any, under the New 2016 Notes Indenture; provided, however, that, if on any date after a Subsidiary Guarantee Suspension Event for the 2016 notes, any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event for the 2016 notes shall have occurred as a result of the satisfaction of the condition described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event for the 2016 notes shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (b)) shall not continue to be satisfied, then, effective as of such date (a “Subsidiary Guarantee Reinstatement Date for the 2016 notes”), the Suspended Covenants for the 2016 notes will be reinstated and if, after giving effect to such reinstatement, CRLP is required to guarantee the outstanding 2016 notes pursuant to the provisions described above under the subcaption “—Subsidiary Guarantees for the 2016 notes,” then CRLP’s Subsidiary Guarantee for the 2016 notes and its other obligations under the New 2016 Notes Indenture with respect to the 2016 notes shall be reinstated effective as of the Subsidiary Guarantee Reinstatement Date for the 2016 notes or, if CRLP shall not have entered into supplemental indentures to the New 2016 Notes Indenture relating to the 2016 notes of the nature contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2016 notes,” CRLP, MAALP and MAA shall, as of the Subsidiary Guarantee Reinstatement Date for the 2016 notes, enter into such supplemental indentures (the trustee may, but need not be, a party to such supplemental indentures) and CRLP shall provide its Subsidiary Guarantee for the 2016 notes (all in a manner contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2016 notes”) and, thereafter, the obligations of MAALP and MAA under the Suspended Covenants for the 2016 notes and, if applicable, CRLP’s obligations under its Subsidiary Guarantee for the 2016 notes and under the New 2016 Notes Indenture with respect to the 2016 notes will be and remain in effect unless and until the conditions set forth in subparagraph (a) or subparagraph (b) of this paragraph are subsequently satisfied (in which event, effective as of the date such conditions are subsequently satisfied, MAALP and MAA will be released, solely insofar as relates to the 2016 notes, from its respective obligations under the Suspended Covenants for the 2016 notes and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to the 2016 notes, from all of its other obligations, if any, under the New 2016 Notes Indenture until such time as any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event for the 2016 notes shall have occurred as a result of the satisfaction of the conditions described in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event for the 2016 notes shall have occurred as a result of the satisfaction of the condition described in such subparagraph (b)) shall not continue to be satisfied, in which case the Suspended Covenants for the 2016 notes and, if required as provided above in this paragraph, CRLP’s Subsidiary Guarantee for the 2016 notes and CRLP’s obligations under the New 2016 Notes Indenture with respect to the 2016 notes shall be reinstated or CRLP shall enter into such supplemental indentures and provide its Subsidiary Guarantee for the 2016 notes, as the case may be); provided, however, that no default or Event of Default under a New 2016 Notes Indenture with respect to the 2016 notes or breach of any kind under the New 2016 Notes Indenture with respect to the 2016 notes shall be deemed to have existed or occurred under the New 2016 Notes Indenture, the 2016 notes issued under the New 2016 Notes Indenture or the related Subsidiary Guarantee for the 2016 notes, if any, with respect to the Suspended Covenants for the 2016 notes based on, and none of MAALP, MAA or CRLP shall, with respect to the Suspended Covenants for the 2016 notes and solely insofar as relates to the 2016 notes, bear any liability for, any actions taken or events occurring during a Subsidiary Guarantee Suspension Period for the 2016 notes (as defined below), regardless of whether such actions or events would have been permitted if the Suspended Covenants for the 2016 notes remained in effect during such Subsidiary Guarantee Suspension Period for the 2016 notes. The period of time from and including a Subsidiary Guarantee Suspension Date for the 2016 notes to but excluding the applicable Subsidiary Guarantee Reinstatement Date for the 2016 notes is hereinafter referred to as a “Subsidiary Guarantee Suspension Period for the 2016 notes.” For purposes of clarity, it is understood and agreed that there may be one or more Subsidiary Guarantee Suspension Period for the 2016 notes and one or more Subsidiary Guarantee Restatement Date for the 2016 notes.

Release of Subsidiary Guarantee for the 2016 notes and Subsidiary Guarantor Covenant. In the event of (a) any consolidation or merger of CRLP into MAALP in a transaction in which MAALP is the continuing or resulting person or (b) any sale, assignment, transfer or other conveyance (other than a lease) of all or substantially all of CRLP’s assets to MAALP in any transaction or series of related transactions, MAALP and MAA shall be released, solely insofar as relates to the 2016 notes, from their obligations set forth under this caption “—Possible Future Subsidiary Guarantor” and CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to the 2016 notes, from all of its other obligations, if any, under the New 2016 Notes Indenture.

CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to such 2016 notes, from all of its other obligations, if any, under the New 2016 Notes Indenture (i) if MAALP shall have effected legal defeasance with respect to the 2016 notes or covenant defeasance with respect to the 2016 notes as described under the caption “—Discharge, Legal Defeasance and Covenant Defeasance of the 2016 Notes—Legal Defeasance and Covenant Defeasance” or (ii) if the New 2016 Notes

Indenture shall have ceased to be of further effect with respect to such 2016 notes upon compliance by MAALP with the provisions described under the caption “—Discharge, Legal Defeasance and Covenant Defeasance of the 2016 Notes—Satisfaction and Discharge.” In the event of any such legal defeasance with respect to the 2016 notes or covenant defeasance with respect to the 2016 notes or any such discharge of the New 2016 Notes Indenture, then, in addition to the consequences thereof described above in this paragraph and under “—Discharge, Legal Defeasance and Covenant Defeasance of the 2016 Notes,” MAALP and MAA shall also be released, solely insofar as relates to the 2016 notes, from their respective obligations described under this caption “—Possible Future Subsidiary Guarantor.”

CRLP shall be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to the 2016 notes, from all of its other obligations, if any, under New 2016 Notes Indenture upon:

(i)	the sale, transfer or other disposition of Capital Stock of CRLP if, as a result of such sale, transfer or disposition, CRLP shall no longer be a Subsidiary of either MAALP or MAA, or

(ii)	the consolidation or merger of CRLP with or into any other person (other than MAALP or MAA or any of their respective Subsidiaries) if, as a result of such consolidation or merger, CRLP shall no longer be a Subsidiary of either MAALP or MAA (provided that this clause (ii) shall not limit the provisions set forth in the first paragraph under this caption “—Release of Subsidiary Guarantee for the 2016 notes and Subsidiary Guarantor Covenant” relating to the effect of a consolidation or merger of CRLP into MAALP), or

(iii)	a liquidation or dissolution of CRLP, or

(iv)	the release or discharge of all 2016 Guaranteed Debt, except a discharge or release by or as a result of payment under CRLP’s Guaranty of any such 2016 Guaranteed Debt (provided that this clause (iv) shall not affect any subsequent requirement that CRLP guarantee the 2016 notes as contemplated by the provisions described above under the subcaption “—Subsidiary Guarantees for the 2016 notes”).

Consolidation, Merger and Sale of Assets of CRLP. The New 2016 Notes Indenture provides that during such times, and only such times, as CRLP is required to guarantee the 2016 notes issued under the New 2016 Notes Indenture pursuant to the provisions described under this caption “—Possible Future Subsidiary Guarantor,” neither MAALP nor MAA will cause or permit CRLP, in any transaction or series of related transactions, to consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any person unless:

•	either (1) in the case of a merger, CRLP shall be the continuing person or (2) the successor person (if other than CRLP) formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made (i) is MAALP or (ii) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (solely in the case of this clause (ii)) shall, by a supplemental indenture, executed by such successor person and the other parties to the New 2016 Notes Indenture and delivered to the trustee, expressly assume the due and punctual payment of all amounts payable under the Subsidiary Guarantee for the 2016 notes outstanding under the New 2016 Notes Indenture and the due and punctual performance and observance of all of CRLP’s other obligations under the New 2016 Notes Indenture with respect to such 2016 notes and its related Subsidiary Guarantee for the 2016 notes, if any, endorsed on the certificates evidencing the 2016 notes;

•	immediately after giving effect to such transaction, or series of related transactions, as the case may be, and treating any Debt which becomes an obligation of CRLP, MAALP, or any of their respective Subsidiaries as a result of such transaction as having been incurred by it at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the New 2016 Notes Indenture;

provided, however, that the provisions of the second bullet point above shall not be applicable if the successor person formed by or resulting from any such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made is MAALP.

Upon any consolidation by CRLP with or merger of CRLP into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of CRLP to any person in accordance with the provisions of a New 2016 Notes Indenture as described above,

•	the successor person formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall (solely insofar as relates to the notes) succeed to, and be substituted for, and may exercise every right and power of, CRLP under the New 2016 Notes Indenture with respect to the 2016 notes outstanding thereunder with the same effect as if such successor person had been named as CRLP under the New 2016 Notes Indenture; and

•	except in the case of a lease, the predecessor person shall be released (solely insofar as relates to the notes) from all obligations and covenants under the New 2016 Notes Indenture and its related Subsidiary Guarantee for the 2016 notes, if any.

Ranking of Subsidiary Guarantee for the 2016 notes. The Subsidiary Guarantee for the 2016 notes, if any, by CRLP will be a senior unsecured obligation of CRLP and will rank equally in right of payment with all existing and future senior unsecured indebtedness and all other existing and future senior unsecured guarantees of CRLP. The Subsidiary Guarantee for the 2016 notes, if any, will be effectively or structurally subordinated in right of payment to:

•	all of CRLP’s existing and future mortgage indebtedness and other secured indebtedness and secured guarantees (to the extent of the value of the collateral securing such indebtedness and guarantees);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of CRLP’s subsidiaries; and

•	all existing and future preferred equity interests not owned by CRLP, if any, in CRLP’s subsidiaries.

As a result, there can be no assurance that CRLP would be able to pay amounts due under its Subsidiary Guarantee for the 2016 notes, if any, if it were required to do so. For additional information, see “Risk Factors—Risks Related to the Notes and Exchange Offers—Effective and structural subordination may limit the ability of MAALP to make payments on the notes and, if CRLP is required to guarantee the notes under the limited circumstances described in this prospectus, the ability of CRLP to make payments on its guarantees” above. For information regarding some of the risks resulting from the potential impact of fraudulent conveyance, fraudulent transfer, bankruptcy and similar laws on CRLP’s Subsidiary Guarantee for the 2016 notes, if any, see “Risk factors—Risks Related to the Notes and Exchange Offers—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors” in this prospectus.

Consolidation, Merger and Sale of Assets

The New 2016 Notes Indenture will provide that neither MAALP nor MAA will, in any transaction or series of related transactions, consolidate or merge with or into any person or sell, lease, assign, transfer or otherwise convey all or substantially all of their respective assets to any person unless:

•	either (1) in the case of a merger, MAALP or MAA, as the case may be, shall be the continuing person or (2)(i) the successor person (if other than MAALP or MAA, as the case may be) formed by or resulting from such consolidation or into which MAALP or MAA, as the case may be, is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP or MAA, as the case may be, is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor person and the other parties to the New 2016 Notes Indenture and delivered to the trustee thereunder, expressly assume, in the case of a transaction involving MAALP, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the 2016 notes outstanding under the New 2016 Notes Indenture and the due and punctual performance and observance of all of MAALP’s other obligations under the New 2016 Notes Indenture and the 2016 notes outstanding under the New 2016 Notes Indenture or, in the case of a transaction involving MAA, the due and punctual performance and observance of all of the MAA’s obligations under the New 2016 Notes Indenture and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, unless MAA has become the successor person and has assumed MAALP’s obligations under such outstanding 2016 notes and the New 2016 Notes Indenture as described above, MAA shall, in such supplemental indenture, expressly agree that its obligations under the New 2016 Notes Indenture shall remain in full force and effect notwithstanding such transaction;

•	in addition, in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, if at the time of such transaction CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes, CRLP shall also execute and deliver such supplemental indenture and, in such supplemental indenture, shall expressly agree that its obligations under its Subsidiary Guarantee for the 2016 notes and all of its other obligations under the New 2016 Notes Indenture with respect to the 2016 notes and its related Subsidiary Guarantee for the 2016 notes, if any, endorsed on the certificates evidencing any the 2016 notes shall remain in full force and effect notwithstanding such transaction;

•	immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of MAALP or any of its Subsidiaries as a result of such transaction as having been incurred by MAALP or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the New 2016 Notes Indenture.

Notwithstanding the foregoing, any Subsidiary of MAALP may consolidate with, merge into or transfer all or part of its assets or properties to MAALP so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, MAALP is the continuing or successor person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by MAALP or MAA with or merger of MAALP or MAA into any person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP or MAA to any person in accordance with the provisions of a New 2016 Notes Indenture as described above:

•	the successor person formed by or resulting from such consolidation or into which MAALP or MAA, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, MAALP or MAA, as the case may be, under the New 2016 Notes Indenture with the same effect as if such successor person had been named as MAALP or MAA, as the case may be, under the New 2016 Notes Indenture; and

•	except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the New 2016 Notes Indenture and, in the case of MAALP, the 2016 notes outstanding thereunder.

Events of Default

The New 2016 Notes Indenture provides that the following are Events of Default with respect to the 2016 notes issued thereunder:

•	default in the payment of any interest on any of the 2016 notes issued under the New 2016 Notes Indenture when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of any principal of or premium, if any, on any of the 2016 notes issued under the New 2016 Notes Indenture when due (whether at stated maturity, upon redemption or otherwise); or

•	default in the performance or breach of any other covenant or warranty of MAALP or MAA or, if applicable, CRLP in the New 2016 Notes Indenture or in any of the 2016 notes or in any Subsidiary Guarantee for the 2016 notes of CRLP endorsed on the certificates evidencing any of the 2016 notes, and continuance of such default or breach (without such default or breach having been waived as provided in the New 2016 Notes Indenture) for a period of 60 days after notice has been given to MAALP by the trustee under the New 2016 Notes Indenture or to MAALP and such trustee by the holders of not less than 25% in aggregate principal amount of the 2016 notes then outstanding under the New 2016 Notes Indenture (provided that insofar (and solely insofar) as the foregoing provisions of this bullet point relate to any such default or breach by CRLP, (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes and (b) any such default or breach by CRLP that occurs at any time while it is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes (and any Event of Default with respect to the 2016 notes resulting from such default or breach by CRLP) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from its obligation to guarantee the 2016 notes); or

•

default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by MAALP or CRLP (or by any of their respective Subsidiaries, the repayment of which MAALP or CRLP has guaranteed or for which MAALP or CRLP is directly responsible or liable as obligor or guarantor), whether such indebtedness exists on the date of the New 2016 Notes Indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to MAALP by the trustee under the New 2016 Notes Indenture or to MAALP and such trustee by the holders of at least 25% in aggregate principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture (provided that, insofar (and solely insofar) as the foregoing provisions of this bullet point relate to indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes and (b) any such acceleration of or failure to pay any such indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor that occurs at any time while CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes will be deemed (solely insofar as relates to

CRLP) to have been cured or rescinded, as the case may be (and any Event of Default with respect to the 2016 notes resulting therefrom will be deemed (solely insofar as relates to CRLP) to have been cured) at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2016 Notes Indenture from its obligations to guarantee such 2016 notes); or

•	if at any time while CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes, its Subsidiary Guarantee for the 2016 notes of any of the 2016 notes issued under the New 2016 Notes Indenture ceases for any reason to be in full force and effect (except as contemplated by the terms of the New 2016 Notes Indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of CRLP under its Subsidiary Guarantee for the 2016 notes of any of the 2016 notes issued under the New 2016 Notes Indenture is denied or disaffirmed in writing by CRLP or any person acting on behalf of CRLP (provided that any event of the nature described this bullet point that occurs with respect to the 2016 notes issued under the New 2016 Notes Indenture at any time while CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes issued under the New 2016 Notes Indenture (and any Event of Default with respect to the 2016 notes resulting from any such event) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from its obligations to guarantee the 2016 notes); or

•	specified events of bankruptcy, insolvency or reorganization with respect to MAALP or any Significant Subsidiary of MAALP or, at any time while CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes, CRLP (provided that any such events of bankruptcy, insolvency or reorganization with respect to CRLP that occur at any time while CRLP is required, pursuant to the New 2016 Notes Indenture, to guarantee the 2016 notes issued under the New 2016 Notes Indenture (and any Event of Default with respect to such 2016 notes resulting from any such events with respect to CRLP) will, so long as CRLP is not a Significant Subsidiary of MAALP, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from its obligations to guarantee such 2016 notes).

The New 2016 Notes Indenture provides that if an Event of Default with respect to 2016 notes outstanding under the New 2016 Notes Indenture occurs and is continuing, either the trustee under the New 2016 Notes Indenture or the holders of at least 25% in principal amount of the 2016 notes then outstanding under the New 2016 Notes Indenture may declare the principal of and accrued and unpaid interest on all the 2016 notes outstanding under the New 2016 Notes Indenture to be due and payable immediately. However, at any time after the declaration of acceleration of the 2016 notes and before a judgment or decree for payment of the money due has been obtained by the trustee under the New 2016 Notes Indenture, the holders of not less than a majority in aggregate principal amount of the outstanding 2016 notes outstanding under the New 2016 Notes Indenture may rescind and annul such declaration of acceleration and its consequences if (1) MAALP (or, if the 2016 notes outstanding under the New 2016 Notes Indenture are guaranteed by CRLP, MAALP or CRLP, as the case may be) has paid or deposited with the trustee under the New 2016 Notes Indenture money sufficient to pay all overdue principal of, and premium, if any, and interest on the 2016 notes outstanding under the New 2016 Notes Indenture which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the New 2016 Notes Indenture and (2) all Events of Default with respect to the 2016 notes outstanding under the New 2016 Notes Indenture, other than the non-payment of the principal of, and premium, if any, and interest on the 2016 notes which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the New 2016 Notes Indenture or cured.

The holders of not less than a majority in aggregate principal amount of the 2016 notes outstanding under a New 2016 Notes Indenture may, on behalf of the holders of all of the 2016 notes outstanding under the New 2016 Notes Indenture, waive any past default under the New 2016 Notes Indenture with respect to the 2016 notes outstanding under the New 2016 Notes Indenture and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest on any 2016 notes outstanding under the New 2016 Notes Indenture or under any Subsidiary Guarantee for the 2016 notes by CRLP outstanding under the New 2016 Notes Indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each 2016note outstanding under the New 2016 Notes Indenture.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under a New 2016 Notes Indenture, to act with the requisite standard of care, the trustee under a New 2016 Notes Indenture is under no obligation to exercise any of its rights or powers under the New 2016 Notes Indenture at the request or direction of any of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture unless those holders have offered such trustee indemnity reasonably satisfactory to such trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding 2016 notes under a New 2016 Notes Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the New 2016 Notes Indenture with respect to the 2016 notes outstanding under the New 2016 Notes Indenture; provided that, among other things, (1) such direction does not conflict with any law or with the New 2016 Notes Indenture and (2) the trustee under the New 2016 Notes Indenture need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of 2016 notes outstanding under the New 2016 Notes Indenture not joining in such action.

The New 2016 Notes Indenture provides that no holder of 2016 notes outstanding under the New 2016 Notes Indenture may institute any proceedings, judicial or otherwise, with respect to the New 2016 Notes Indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee under the New 2016 Notes Indenture of a continuing Event of Default with respect to the 2016 notes outstanding under the New 2016 Notes Indenture, (2) the holders of not less than 25% in aggregate principal amount of the outstanding 2016 notes outstanding under the New 2016 Notes Indenture have requested the trustee under the New 2016 Notes Indenture to institute proceedings with respect to such Event of Default and have offered such trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee under the New 2016 Notes Indenture for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (4) no direction inconsistent with such request has been given to the trustee under the New 2016 Notes Indenture during such 60 day period by the holders of the majority in aggregate principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture.

Notwithstanding any other provision of a New 2016 Notes Indenture, the holder of a 2016 note under the New 2016 Notes Indenture will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on that 2016 note on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The New 2016 Notes Indenture provides that, within 90 days after the occurrence of any default under the New 2016 Notes Indenture with respect to the 2016 notes outstanding under the New 2016 Notes Indenture, the trustee under the New 2016 Notes Indenture shall mail notice of such default known to such trustee to the holders of such 2016 notes, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest on any 2016 note outstanding under the New 2016 Notes Indenture or any Subsidiary Guarantee for the 2016 notes thereof by CRLP, such trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the 2016 notes outstanding under the New 2016 Notes Indenture, no such notice shall be given until at least 30 days after the occurrence thereof. The New 2016 Notes Indenture requires the annual filing by MAALP and MAA (and, if CRLP shall have become a party to the New 2016 Notes Indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from all of its obligations under the New 2016 Notes Indenture, CRLP) with the trustee under the New 2016 Notes Indenture of a certificate which states whether or not MAALP and MAA (and, if applicable, CRLP) are in compliance with the provisions of the New 2016 Notes Indenture.

Discharge, Legal Defeasance and Covenant Defeasance of the 2016 Notes

Satisfaction and Discharge. The New 2016 Notes Indenture provides that upon the direction of MAALP, the New 2016 Notes Indenture shall cease to be of further effect with respect to 2016 notes outstanding under the New 2016 Notes Indenture, subject to the survival of specified provisions of the New 2016 Notes Indenture, when

(1)	either:

•	all 2016 notes outstanding under the New 2016 Notes Indenture have been delivered to the trustee under the New 2016 Notes Indenture for cancellation, subject to exceptions, or

•	all 2016 notes outstanding under the New 2016 Notes Indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, MAALP shall have given the trustee under the New 2016 Notes Indenture irrevocable instructions to redeem all 2016 notes outstanding under the New 2016 Notes Indenture on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the 2016 notes outstanding under the New 2016 Notes Indenture as and when required by the terms of the 2016 notes and New 2016 Notes Indenture, to give notice of such redemption to the holders of the 2016 notes outstanding under the New 2016 Notes Indenture as and when required by the terms of the 2016 notes and New 2016 Notes Indenture), and in each case MAALP has irrevocably deposited with the trustee under the New 2016 Notes Indenture, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the 2016 notes outstanding under the New 2016 Notes Indenture not theretofore delivered to such trustee for cancelation, including the principal of, and premium, if any, and interest, if any, on the 2016 notes, in each case to the date of the deposit, if the 2016 notes have become due and payable, or to the maturity or redemption date, as applicable, of the 2016 notes, as the case may be.

(2)	MAALP has paid all other sums payable under the New 2016 Notes Indenture with respect to the 2016 notes outstanding thereunder, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the New 2016 Notes Indenture.

Legal Defeasance and Covenant Defeasance. The New 2016 Notes Indenture provides that MAALP may elect with respect to 2016 notes outstanding under the New 2016 Notes Indenture either:

•	to defease and for MAALP and MAA to be discharged from any and all of their respective obligations with respect to the 2016 notes outstanding under the New 2016 Notes Indenture (“legal defeasance with respect to the 2016 notes”), except for, among other things:

1.	the obligations to register the transfer or exchange of the 2016 notes outstanding under the New 2016 Notes Indenture,

2.	the obligation to replace temporary or mutilated, destroyed, lost or stolen 2016 notes outstanding under the New 2016 Notes Indenture,

3.	the obligation to maintain an office or agency in respect of the 2016 notes outstanding under the New 2016 Notes Indenture; and

4.	the obligation to hold moneys for payment of the 2016 notes outstanding under the New 2016 Notes Indenture in trust, or

•	for MAALP and MAA to be released from their respective obligations under the covenants described above under “—Covenants” (other than the covenants of each of MAALP and MAA to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) (“covenant defeasance with respect to the 2016 notes”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the 2016 notes outstanding under the New 2016 Notes Indenture.

In order to effect legal defeasance with respect to the 2016 notes or covenant defeasance with respect to the 2016 notes, MAALP must irrevocably deposit with the trustee under the New 2016 Notes Indenture, or other qualifying trustee, (1) an amount in U.S. dollars, and/or (2) Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the 2016 notes outstanding under the New 2016 Notes Indenture, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance with respect to the 2016 notes or covenant defeasance with respect to 2016 notes outstanding under the New 2016 Notes Indenture shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the New 2016 Notes Indenture or any other material agreement or instrument to which MAALP or MAA or any of their respective Subsidiaries or, if applicable, any other guarantor of the debt securities of such series is a party or is bound;

•	in the case of legal defeasance with respect to the 2016 notes, MAALP shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (A) since the date of the New 2016 Notes Indenture, there has been change in applicable U.S. federal income tax law or (B) MAALP has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the 2016 notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance with respect to the 2016 notes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance with respect to the 2016 notes had not occurred;

•	in the case of legal defeasance with respect to the 2016 notes, that no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to CRLP or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit of cash and/or Government Obligations into trust in order to effect such legal defeasance with respect to the 2016 notes; provided that such condition shall be applicable only if, at any time during such 91 day period, CRLP guarantees or is required to guarantee the 2016 notes under the New 2016 Notes Indenture pursuant to the provisions described under “—Possible Future Subsidiary Guarantors.”

•	in the case of covenant defeasance with respect to the 2016 notes, MAALP shall have delivered to the trustee under the New 2016 Notes Indenture an opinion of independent counsel reasonably acceptable to such trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance with respect to the 2016 notes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or Government Obligations deposited are sufficient to pay the 2016 notes outstanding under the New 2016 Notes Indenture provided that those 2016 notes are redeemed on a particular redemption date, MAALP shall have given the trustee under the New 2016 Notes Indenture irrevocable instructions to redeem all 2016 notes outstanding under the New 2016 Notes Indenture on such date and, unless notice of redemption shall have been previously given to the holders of all of the 2016 notes outstanding under the New 2016 Notes Indenture as and when required by the terms of the 2016 notes and New 2016 Notes Indenture, to give notice of such redemption to the holders of the 2016 notes as and when required by the terms of the 2016 notes and New 2016 Notes Indenture; and

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the 2016 notes outstanding under the New 2016 Notes Indenture shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance with respect to the 2016 notes, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to MAALP, MAA or any Significant Subsidiary of MAALP or MAA or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event MAALP effects covenant defeasance with respect to 2016 notes under a New 2016 Notes Indenture and those 2016 notes are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the notes), the amount of monies and/or Government Obligations deposited with the trustee under the New 2016 Notes Indenture to effect covenant defeasance may not be sufficient to pay amounts due on the 2016 notes at the time of any acceleration resulting from that Event of Default. However, MAALP would remain liable to make payment of those amounts due at the time of acceleration and if any entity has guaranteed such 2016 notes, such guarantor would remain liable under its guarantee of such 2016 notes.

If we effect legal defeasance with respect to the 2016 notes or covenant defeasance with respect to the 2016 notes as described above or if the New 2016 Notes Indenture shall have ceased to be of further effect with respect to such 2016 notes as described in “—Satisfaction and Discharge,” then, in addition to the consequences of such legal defeasance with respect to the 2016 notes, covenant defeasance with respect to the 2016 notes or satisfaction and discharge, as the case may be, as described above, CRLP shall, as described above under “—Possible Future Subsidiary Guarantor—Release of Subsidiary Guarantee for the 2016 notes and Subsidiary Guarantor Covenant,” be released from its obligations under its Subsidiary Guarantee for the 2016 notes, if any, and, solely insofar as relates to the 2016 notes, from all of its other obligations, if any, under the New 2016 Notes Indenture with respect to the 2016 notes and MAALP and MAA shall be released, solely insofar as relates to the 2016 notes, from their respective obligations under the covenant described under “—Possible Future Subsidiary Guarantor,” and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to the 2016 notes.

Modification, Waivers and Meetings

The New 2016 Notes Indenture permits MAALP, MAA, the trustee thereunder and, if CRLP shall have become a party to the New 2016 Notes Indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from its obligations thereunder CRLP, with the consent of the holders of at least a majority in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture, to modify or amend any of the provisions of the New 2016 Notes Indenture or of the 2016 notes outstanding under the New 2016 Notes Indenture or the related CRLP’s Subsidiary Guarantee for the 2016 notes, if any, or the rights of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture. However, no such modification or amendment of a New 2016 Notes Indenture shall, without the consent of the holder of each 2016 note outstanding under the New 2016 Notes Indenture, among other things:

•	change the stated maturity of any principal of or premium, if any, or interest on any 2016 notes outstanding under the New 2016 Notes Indenture, or

•

reduce the principal of or any premium on any 2016 notes outstanding under the New 2016 Notes Indenture or reduce the rate of interest on any 2016 notes outstanding under the New 2016 Notes Indenture (or modify the calculation of interest on any 2016 notes outstanding under the New 2016 Notes Indenture except in a manner that increases such rate of interest), or reduce the amount payable upon redemption of any 2016 notes outstanding under the New 2016 Notes Indenture or reduce the amount or change the time of payment of any amount payable under any Subsidiary Guarantee for the 2016 notes by CRLP of any 2016 notes outstanding under the New 2016 Notes Indenture, or

•	change any place where or the currency in which any 2016 notes outstanding under the New 2016 Notes Indenture or any Subsidiary Guarantee for the 2016 notes of any such 2016 notes by CRLP are payable, or

•	impair a holder’s right to institute suit for enforcement of payments due on any 2016 notes outstanding under the New 2016 Notes Indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date, or

•	reduce the percentage in aggregate principal amount of the outstanding 2016 notes outstanding under the New 2016 Notes Indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the New 2016 Notes Indenture or specified defaults under the New 2016 Notes Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the 2016 notes outstanding under the New 2016 Notes Indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of the 2016 notes outstanding under the New 2016 Notes Indenture required to effect that action or to provide that certain other provisions of the New 2016 Notes Indenture may not be modified or waived without the consent of the holder of each 2016 note outstanding under the New 2016 Notes Indenture.

The New 2016 Notes Indenture also contains provisions permitting MAALP, MAA, the trustee thereunder (provided, however, that, notwithstanding the foregoing, such trustee may, but need not be, a party to any supplemental indenture adding CRLP as a party to the New 2016 Notes Indenture) and, if CRLP either is required to become a party to the New 2016 Notes Indenture pursuant to the applicable provisions of the New 2016 Notes Indenture or shall have become a party to the New 2016 Notes Indenture and shall not have been released, in accordance with the applicable provisions of the New 2016 Notes Indenture, from its obligations under the New 2016 Notes Indenture with respect to the 2016 notes, CRLP, without the consent of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture, to modify or amend the New 2016 Notes Indenture and the 2016 notes outstanding under the New 2016 Notes Indenture and CRLP’s Subsidiary Guarantee for the 2016 notes, if any, among other things:

•	to evidence the succession of another person to MAALP or MAA or, if applicable, CRLP under the New 2016 Notes Indenture and, if any such successor to MAALP or, if applicable, CRLP is not a limited partnership or any such successor to MAA is not a corporation, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any 2016 notes outstanding under the New 2016 Notes Indenture) as may be necessary or appropriate to accommodate such change in type of entity,

•	to add to the covenants of MAALP or MAA or CRLP for the benefit of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture or to surrender any right or power conferred upon MAALP or MAA or CRLP with respect to the 2016 notes,

•	to add to the Events of Default for the benefit of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture,

•	to establish the form or terms of the 2016 notes and any related Subsidiary Guarantee for the 2016 notes of CRLP,

•	to comply with the Trust Indenture Act,

•	to cure any ambiguity or correct or supplement any provision in the New 2016 Notes Indenture that may be defective or inconsistent with other provisions in the New 2016 Notes Indenture, or to make any other provisions with respect to matters or questions arising under the New 2016 Notes Indenture that shall not be inconsistent with the New 2016 Notes Indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any 2016 notes outstanding under the New 2016 Notes Indenture in any material respect,

•	to amend or supplement any provision contained in the New 2016 Notes Indenture or in any supplemental indenture or in the 2016 notes outstanding under the New 2016 Notes Indenture or any Subsidiary Guarantee for the 2016 notes of CRLP endorsed on the certificates evidencing any such 2016 notes, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any 2016 notes outstanding under the New 2016 Notes Indenture (or to any Subsidiary Guarantee for the 2016 notes of CRLP endorsed on the certificate evidencing any the 2016 notes) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision,

•	to secure, or add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, any Subsidiaries of MAALP) with respect to, the 2016 notes outstanding under the New 2016 Notes Indenture and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the New 2016 Notes Indenture and/or the guarantees endorsed on the 2016 notes outstanding under the New 2016 Notes Indenture to provide that any such additional guarantees shall be joint and several with any existing or future guarantees of the 2016 notes outstanding under the New 2016 Notes Indenture, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and (except in the case of the Subsidiary Guarantees for the 2016 notes, if any, of CRLP, which shall be governed by the terms set forth above under the caption “—Possible Future Subsidiary Guarantor”) to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and the New 2016 Notes Indenture,

•	without limitation to provisions set forth in the immediately preceding bullet point, to add CRLP as a party to the New 2016 Notes Indenture, to provide for CRLP’s Subsidiary Guarantee for the 2016 notes outstanding under the New 2016 Notes Indenture and to endorse CRLP’s Subsidiary Guarantee for the 2016 notes on the certificates evidencing all or any of the 2016 notes outstanding under the New 2016 Notes Indenture as contemplated by and in accordance with the provisions described above under “—Possible Future Subsidiary Guarantor,” and, if applicable, to evidence the release of CRLP from its Subsidiary Guarantees for the 2016 notes outstanding under the New 2016 Notes Indenture and from its other obligations under the New 2016 Notes Indenture as contemplated by and in accordance with the provisions described under such caption,

•	to provide for the acceptance of the appointment by a successor trustee with respect to the 2016 notes outstanding under the New 2016 Notes Indenture or to provide for or facilitate the administration of the trusts under the New 2016 Notes Indenture by more than one trustee,

•	to supplement any of the provisions of the New 2016 Notes Indenture to the extent necessary to permit or facilitate legal defeasance with respect to the 2016 notes, covenant defeasance with respect to the 2016 notes or satisfaction and discharge of the 2016 notes outstanding under the New 2016 Notes Indenture, provided that such action will not adversely affect the interests of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture in any material respect, and

•	to conform the terms of the New 2016 Notes Indenture or the terms of the 2016 notes outstanding under the New 2016 Notes Indenture or CRLP’s Subsidiary Guarantee for the 2016 notes, if any, to the description thereof contained in the offering memorandum and consent solicitation statement pursuant to which the Original 2016 Notes were offered as evidenced by an officer’s certificate delivered to the trustee under the New 2016 Notes Indenture.

The New 2016 Notes Indenture provides that the holders of at least a majority in aggregate principal amount of the outstanding 2016 notes under the New 2016 Notes Indenture may waive compliance by MAALP or MAA or, if it shall have become a party to the New 2016 Notes Indenture pursuant to a supplemental indenture, CRLP with some of the covenants in the New 2016 Notes Indenture, including the covenants described above under “—Covenants” and “—Possible Future Subsidiary Guarantor.”

The New 2016 Notes Indenture contains provisions for convening meetings of the holders of the 2016 notes outstanding under the New 2016 Notes Indenture. A meeting may be called at any time by the trustee under the New 2016 Notes Indenture and also, upon request, by MAALP or the holders of at least 10% in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture. Notice of a meeting must be given in accordance with the provisions of the New 2016 Notes Indenture. Except for any consent which must be given by the holder of each outstanding 2016 note outstanding under the New 2016 Notes Indenture in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture. Any resolution passed or decision taken at any meeting of holders of the 2016 notes outstanding under a New 2016 Notes Indenture duly held in accordance with the New 2016 Notes Indenture will be binding on all holders of the 2016 notes outstanding under the New 2016 Notes Indenture and the related Subsidiary Guarantee for the 2016 notes, if any, of CRLP endorsed on the certificates evidencing such 2016 notes. The quorum at any meeting of the holders of the 2016 notes outstanding under a New 2016 Notes Indenture called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the 2016 notes outstanding under the New 2016 Notes Indenture, subject to exceptions.

Governing Law

The New 2016 Notes Indenture, the 2016 notes and the Subsidiary Guarantee for the 2016 notes, if any, of CRLP that may be endorsed on the certificates evidencing the 2016 notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association acts as trustee, registrar and paying agent for the 2016 notes under the New 2016 Notes Indenture, subject to the right of MAALP to remove the trustee as registrar and paying agent for the 2016 notes and appoint other or additional registrars or paying agents for the 2016 notes under the New 2016 Notes Indenture.

Certain Definitions

As used in the New 2016 Notes Indenture and this section, the following terms have the meanings set forth below.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Annual Debt Service Charge” for any period means interest expense of MAALP and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the New 2016 Notes Indenture;

(2)	with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the New 2016 Notes Indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the New 2016 Notes Indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the New 2016 Notes Indenture;

(3)	with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the New 2016 Notes Indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the New 2016 Notes Indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the New 2016 Notes Indenture; and

(4)	with respect to any other person, the board of directors (or similar governing body) of such person or any committee thereof duly authorized to act for such person generally or in any particular respect under the New 2016 Notes Indenture.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of MAALP and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

•	interest expense on Debt,

•	provision for taxes based on income,

•	amortization of debt discount and deferred financing costs,

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

•	provisions for gains and losses on sales or other dispositions of properties and other investments,

•	depreciation and amortization,

•	gains or losses on early extinguishment of Debt,

•	all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

•	the effect of any item that is non-cash and non-recurring, and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of MAALP and its Subsidiaries for such period, excluding (without duplication) (1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of MAALP and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“CRLP” means Colonial Realty Limited Partnership, a Delaware limited partnership, and any successor thereto (other than MAALP) by merger, consolidation or otherwise, and any person (other than MAALP) to which all or substantially all of CRLP’s assets shall be sold, assigned, transferred or otherwise conveyed (other than by a lease) in one transaction or a series of related transactions. In the event that CRLP shall, in any transaction or series of related transactions, lease all or substantially all of its assets to any person, then the term “CRLP” shall mean both the person that was CRLP immediately prior to such transaction and, so long as such lease shall be in effect and the lessee under such lease is not MAALP, the lessee under such lease.

“Current Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 7, 2013 among MAALP, as borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the other parties thereto, as the same may be amended, restated or supplemented from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended, supplemented or restated from time to time.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of MAALP, by the Board of Directors of MAALP) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Interest in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“2016 Guaranteed Debt” has the meaning set forth above under “—Possible Future Subsidiary Guarantor.”

“Guaranty” means, with respect to any person, any obligation, direct or indirect, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt of any other person and, without limitation, includes any obligation, direct or indirect, contingent or otherwise, of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities) Debt of any other person; and “Guaranty” and “Guaranties,” when used as a verb, have correlative meanings.

“Intercompany Debt” means Debt of MAALP or any of its Subsidiaries so long as (1) the only persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are MAALP or any of its Subsidiaries, (2) such Debt is held solely by MAALP or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all notes outstanding under the New 2016 Notes Indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and MAALP or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Person” and “person” mean any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Principal Credit Agreement” means, as of the date of the New 2016 Notes Indenture, the Current Credit Agreement and thereafter means the Current Credit Agreement or any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise), as the same may be amended, supplemented or restated from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended supplemented or restated from time to time, that the Board of Directors of MAALP designates to be principal credit agreement of MAALP, taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as MAALP deems reasonable in light of the circumstances, such designation (or the designation that at a given time there is no such principal credit agreement) to be made, reasonably and in good faith, by the Board of Directors of MAALP and evidenced by an officer’s certificate delivered by MAALP to the trustee; provided, however, that none of the Credit Agreement dated as of June 1, 2006, by and among MAA and MAALP, as borrowers, and the Financial Federal Savings Bank, as lender, the Third Amended and Restated Master Credit Facility Agreement (MAA II), dated as of January 4, 2010, by and among MAA and MAALP, as borrowers, Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, and the Federal National Mortgage Association, as amended, or the Master Credit Facility Agreement dated as of March 2, 2004, by and among MAA and MAALP, as borrowers, and Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC) , as lender, in each case as may be amended, supplemented or restated from time to time, or any successor credit agreement to any of the foregoing (whether by renewal, replacement, refinancing or otherwise), as amended, supplemented or restated from time to time, may be designated to be the Principal Credit Agreement so long as neither such agreement nor any guarantees or other instruments or agreements, if any, executed in connection therewith includes any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any 2016 Unsecured Debt of MAALP that is or may be outstanding thereunder.

“2016 Secured Debt” has the meaning set forth above under “Covenants—Limitation on Incurrence of Secured Debt.”

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such Rule is in effect on the date of the New 2016 Notes Indenture).

“Subsidiary” means, with respect to any person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with the person in accordance with GAAP.

The terms “Subsidiary Guarantee for the 2016 notes,” “Subsidiary Guarantee Reinstatement Date for the 2016 notes,” “Subsidiary Guarantee Suspension Date for the 2016 notes,” “Subsidiary Guarantee Suspension Event for the 2016 notes” and “Suspended Covenants for the 2016 notes” have the respective meanings set forth above under “—Possible Future Subsidiary Guarantor.”

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of MAALP and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by MAALP or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“2016 Unsecured Debt” means Debt of MAALP or any of its Subsidiaries that is not 2016 Secured Debt.

BOOK-ENTRY, DELIVERY AND FORM

Global Notes

The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes” and each individually, a “Global Note”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certified form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such Global Note for all purposes under the indentures governing the New Notes and the notes. Except in the limited circumstances described below under “— Exchanges of Global Notes for Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the Global Note (or any notes presented thereby) under the indentures governing the New Notes or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indentures governing the New Notes. In the event that owners of beneficial interests in a Global Note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S. $2,000 and integral multiples of $1,000 in excess thereof.

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. None of the Company, the guarantors, the trustee or any of their respective agents will have any responsibility or liability for:

(1)	any aspect DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

Beneficial interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment of the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC of any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more Participants to whose account with DTC the interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A beneficial interest in a Global Note may not be exchanged for a note in certificated form unless the transferor of such beneficial interest delivers to the registrar either (i) a written order from a participant or an indirect participant, given to DTC in accordance with its customary procedures, directing DTC to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions regarding the participant account to be credited with such increase or (ii) a written order from a participant or an indirect participant, given to DTC in accordance with its customary procedures, directing DTC to cause to be issued a certificated note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given by DTC to the registrar regarding the person in whose name such certificated note shall be registered to effect such transfer or exchange. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names and issued in denominations as the holder of such beneficial interest shall instruct the registrar through instructions from the DTC and the participant or indirect participant.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations relevant to the Exchange Offer to holders of Original Notes, but does not purport to be a complete analysis of all potential tax effects relating thereto. The summary below is based upon the Code, regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax considerations that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, persons that are treated as non-U.S. individuals, corporations, or trusts, entities treated as partnerships for U.S. federal income tax purposes (or investors therein), U.S. persons whose functional currency is not the U.S. dollar and persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code. We have not sought any ruling from the IRS or an opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

We believe that an exchange of Original Notes for New Notes pursuant to the Exchange Offer should not be treated as a “significant modification” of the Original Notes for U.S. federal income tax purposes and, as a result, an exchange of the Original Notes for New Notes pursuant to the Exchange Offers should not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, we believe there should be no U.S. federal income tax consequences to holders who exchange their Original Notes for New Notes in connection with the Exchange Offer and any such holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

You may transfer New Notes issued under the Exchange Offers in exchange for the Original Notes if:

•	you acquire the New Notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meanings of the Securities Act) of such New Notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in any of the following ways:

•	the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes.

Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit from any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed to permit the use of this prospectus for a period of up to 90 days after the expiration date of the Exchange Offers by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

We have agreed to pay all of our expenses incident to the Exchange Offers subject to certain prescribed limitations. We will not make any payment to brokers, dealers or others soliciting acceptance of the Exchange Offers. We will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

By its acceptance of the Exchange Offers, any broker-dealer that receives New Notes pursuant to the Exchange Offers hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of New Notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and have furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee has issued an opinion to us regarding certain matters of Tennessee law, including the validity of the securities covered by this prospectus. Goodwin Procter LLP, New York, New York has issued an opinion to us regarding certain matters with respect to the validity of the securities covered by this prospectus.

EXPERTS

The consolidated financial statements and schedule of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Colonial Properties Trust and subsidiaries included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Colonial Realty Limited Partnership and subsidiaries included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, included in this prospectus have been audited by Watkins Uiberall, PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein.

WHERE YOU CAN FIND MORE INFORMATION

Both MAA and MAALP file annual and periodic reports with the SEC. All filings made by MAA and MAALP with the SEC may be copied or read at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC as we do. The website is http://www.sec.gov.

Additionally, a copy of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to the aforementioned filings, are available on our website free of charge. The filings can be found on the “For Investors” page under “SEC Filings and Reports”. Our website also contains our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the committees of the Board of Directors. These items can be found on the “For Investors” page under “Corporate Overview and Governance Documents”. Our website address is http://www.maac.com. Reference to our website does not constitute incorporation by reference of the information contained on the site and should not be considered part of this prospectus. All of the aforementioned materials may also be obtained free of charge by contacting our Legal Department, 6584 Poplar Avenue, Memphis, TN 38138.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the New Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.:

For the Three-Month Period Ended March 31, 2014

Mid-America Apartment Communities, Inc. Condensed Consolidated Balance Sheets as of March 31, 2014 (Unaudited) and December 31, 2013 (Unaudited)	F – 3
Mid-America Apartment Communities, Inc. Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 4
Mid-America Apartment Communities, Inc. Condensed Consolidated Statements of Comprehensive Income for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 5
Mid-America Apartment Communities, Inc. Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 6
Mid-America Apartments, L.P. Condensed Consolidated Balance Sheets as of March 31, 2014 (Unaudited) and December 31, 2013 (Unaudited)	F – 7
Mid-America Apartments, L.P. Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 8
Mid-America Apartments, L.P. Condensed Consolidated Statements of Comprehensive Income for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 9
Mid-America Apartments, L.P. Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2014 (Unaudited) and 2013 (Unaudited)	F – 10

Notes to Condensed Consolidated Financial Statements (Unaudited)	F – 11

For the Year Ended December 31, 2013
Reports of Independent Registered Public Accounting Firm	F – 38

Mid-America Apartment Communities, Inc. Consolidated Balance Sheets as of December 31, 2013 and 2012	F – 40
Mid-America Apartment Communities, Inc. Consolidated Statements of Operations for the years ended December 31, 2013, 2012 and 2011	F – 41
Mid-America Apartment Communities, Inc. Consolidated Statements of Comprehensive Income for the years ended December 31, 2013, 2012 and 2011	F – 42
Mid-America Apartment Communities, Inc. Consolidated Statements of Equity for the years ended December 31, 2013, 2012 and 2011	F – 43
Mid-America Apartment Communities, Inc. Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011	F – 44
Mid-America Apartments, L.P. Consolidated Balance Sheets as of December 31, 2013 and 2012	F – 45
Mid-America Apartments, L.P. Consolidated Statements of Operations for the years ended December 31, 2013, 2012 and 2011	F – 46
Mid-America Apartments, L.P. Consolidated Statements of Comprehensive Income for the years ended December 31, 2013, 2012 and 2011	F – 47
Mid-America Apartments, L.P. Consolidated Statements of Changes in Capital for the years ended December 31, 2013, 2012 and 2011	F – 48
Mid-America Apartments, L.P. Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011	F – 49

Notes to Consolidated Financial Statements for the years ended December 31, 2013, 2012 and 2011	F – 50

Financial Statement Schedule:
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2013	F – 102

Financial Statements of Colonial Properties Trust and Colonial Realty Limited Partnership:
Reports of Independent Registered Public Accounting Firm	F – 113

Colonial Properties Trust Consolidated Balance Sheets as of December 31, 2012 and 2011	F – 115
Colonial Properties Trust Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2012, 2011 and 2010	F – 116
Colonial Properties Trust Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2012, 2011 and 2010	F – 117
Colonial Properties Trust Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010	F – 118

Colonial Realty Limited Partnership Consolidated Balance Sheets as of December 31, 2012 and 2011	F – 119
Colonial Realty Limited Partnership Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2012, 2011 and 2010	F – 120
Colonial Realty Limited Partnership Consolidated Statements of Equity for the years ended December 31, 2012, 2011 and 2010	F – 121
Colonial Realty Limited Partnership Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010	F – 122

Notes to Consolidated Financial Statements for the years ended December 31, 2012, 2011 and 2010	F – 123

Colonial Realty Limited Partnership Consolidated Condensed Balance Sheets as of September 30, 2013 and December 31, 2012	F – 162
Colonial Realty Limited Partnership Consolidated Condensed Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2013 and 2012	F – 163
Colonial Realty Limited Partnership Consolidated Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	F – 164
Colonial Realty Limited Partnership Consolidated Statements of Equity for the Nine Months Ended September 30, 2013 and 2012	F – 165

Notes to Consolidated Condensed Financial Statements	F – 166

Unaudited Pro Forma Consolidated Financial Statements of Mid-America Apartments, L.P.:
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2013 (unaudited)	F – 192

Financial Statements of Real Estate Operations Acquired
Adalay Bay Apartments:
Report of Independent Registered Public Accounting Firm	F – 195
Statement of Revenue and Certain Expenses for the Twelve Months Ended December 31, 2011 and three months ended March 31, 2012 (unaudited)	F – 196

Legacy at Western Oaks Apartments:
Report of Independent Registered Public Accounting Firm	F – 198
Statement of Revenue and Certain Expenses for the Twelve Months Ended December 31, 2011 and three months ended March 31, 2012 (unaudited)	F – 199

Allure at Brookwood Apartments:
Report of Independent Registered Public Accounting Firm	F – 201
Statement of Revenue and Certain Expenses for the Twelve Months Ended December 31, 2011 and six months ended June 30, 2012 (unaudited)	F – 202

The Haven at Blanco Apartments:
Report of Independent Registered Public Accounting Firm	F – 204
Statement of Revenue and Certain Expenses for the Twelve Months Ended December 31, 2011 and seven months ended July 31, 2012 (unaudited)	F – 205

Mid-America Apartment Communities, Inc.

Condensed Consolidated Balance Sheets

March 31, 2014 and December 31, 2013

(Unaudited)

(Dollars in thousands, except share data)

	March 31, 2014	December 31, 2013
Assets:
Real estate assets:
Land	$862,833	$871,316
Buildings and improvements	6,467,714	6,366,701
Furniture, fixtures and equipment	201,361	199,573
Development and capital improvements in progress	103,100	166,048

	7,635,008	7,603,638
Less accumulated depreciation	(1,191,115)	(1,124,207)

	6,443,893	6,479,431

Undeveloped land	59,191	63,850
Corporate properties, net	7,919	7,523
Investments in real estate joint ventures	2,982	5,499

Real estate assets, net	6,513,985	6,556,303

Cash and cash equivalents	121,901	89,333
Restricted cash	37,876	44,361
Deferred financing costs, net	16,304	17,424
Other assets	57,356	91,637
Goodwill	4,106	4,106
Assets held for sale	34,135	38,761

Total assets	$6,785,663	$6,841,925

Liabilities and Shareholders’ Equity:
Liabilities:
Secured notes payable	$1,785,161	$1,790,935
Unsecured notes payable	1,677,898	1,681,783
Accounts payable	15,174	15,067
Fair market value of interest rate swaps	17,937	20,015
Accrued expenses and other liabilities	197,997	206,190
Security deposits	9,522	9,270
Liabilities associated with assets held for sale	—	78

Total liabilities	3,703,689	3,723,338

Redeemable stock	4,828	5,050

Shareholders’ equity:
Common stock, $0.01 par value per share, 100,000,000 shares authorized; 75,009,303 and 74,830,726 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively (1)	749	747
Additional paid-in capital	3,604,117	3,599,549
Accumulated distributions in excess of net income	(694,150)	(653,593)
Accumulated other comprehensive income	2,691	108

Total MAA shareholders’ equity	2,913,407	2,946,811
Noncontrolling interest	163,739	166,726

Total equity	3,077,146	3,113,537

Total liabilities and equity	$6,785,663	$6,841,925

(1)	Number of shares issued and outstanding represent total shares of common stock regardless of classification on the consolidated balance sheet. The number of shares classified as redeemable stock on the consolidated balance sheet for March 31, 2014 and December 31, 2013 are 77,312 and 83,139, respectively.

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartment Communities, Inc.

Condensed Consolidated Statements of Operations

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2014	2013
Operating revenues:
Rental revenues	$220,988	$117,705
Other property revenues	22,402	10,038

Total property revenues	243,390	127,743
Management fee income	97	177

Total operating revenues	243,487	127,920

Property operating expenses:
Personnel	24,909	13,981
Building repairs and maintenance	6,399	3,129
Real estate taxes and insurance	31,131	15,488
Utilities	13,478	6,565
Landscaping	5,408	2,866
Other operating	16,038	8,492
Depreciation and amortization	90,013	32,195

Total property operating expenses	187,376	82,716
Acquisition expense	11	10
Property management expenses	7,011	5,108
General and administrative expenses	4,342	3,239
Merger related expenses	2,076	—
Integration related expenses	3,842	—

Income from continuing operations before non-operating items	38,829	36,847
Interest and other non-property income	160	47
Interest expense	(30,676)	(15,545)
Loss on debt extinguishment/modification	—	(169)
Amortization of deferred financing costs	(1,311)	(804)
Net casualty (loss) gain after insurance and other settlement proceeds	(10)	16

Income before income tax expense	6,992	20,392
Income tax expense	(270)	(223)

Income from continuing operations before (loss) gain from real estate joint ventures	6,722	20,169
(Loss) gain from real estate joint ventures	(24)	54

Income from continuing operations	6,698	20,223
Discontinued operations:
Income from discontinued operations before gain on sale	416	1,782
Net casualty loss after insurance and other settlement proceeds on discontinued operations	(2)	—
Gain on sale of discontinued operations	5,481	—

Income before gain on sale of properties	12,593	22,005
Gain on sale of depreciable assets excluded from discontinued operations	2,564	—
Gain on sale of non-depreciable assets	557	—

Consolidated net income	15,714	22,005
Net income attributable to noncontrolling interests	848	825

Net income available for MAA common shareholders	$14,866	$21,180

Earnings per common share - basic:
Income from continuing operations available for common shareholders	$0.12	$0.46
Discontinued property operations	0.08	0.04

Net income available for common shareholders	$0.20	$0.50

Earnings per common share - diluted:
Income from continuing operations available for common shareholders	$0.12	$0.46
Discontinued property operations	0.08	0.04

Net income available for common shareholders	$0.20	$0.50

Dividends declared per common share	$0.7300	$0.6950

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartment Communities, Inc.

Condensed Consolidated Statements of Comprehensive Income

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2014	2013
Consolidated net income	$15,714	$22,005
Other comprehensive income:
Unrealized losses from the effective portion of derivative instruments	(997)	(179)
Reclassification adjustment for losses included in net income for the effective portion of derivative instruments	3,725	4,545

Total comprehensive income	18,442	26,371
Less: comprehensive income attributable to noncontrolling interests	(992)	(1,003)

Comprehensive income attributable to MAA	$17,450	$25,368

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartment Communities, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Consolidated net income	$15,714	$22,005
Adjustments to reconcile net income to net cash provided by operating activities:
Retail revenue accretion	(6)	(10)
Depreciation and amortization	91,469	34,237
Stock compensation expense	948	630
Exercise of stock options	1,775	—
Redeemable stock issued	145	159
Amortization of debt premium	(7,402)	(225)
Loss (gain) from investments in real estate joint ventures	24	(54)
Loss on debt extinguishment	—	169
Derivative interest expense	427	267
Gain on sale of non-depreciable assets	(557)	—
Gain on sale of depreciable assets	(2,564)	—
Gain on sale of discontinued operations	(5,481)	—
Net casualty loss (gain) and other settlement proceeds	12	(16)
Changes in assets and liabilities:
Restricted cash	16,783	159
Other assets	5,664	(3,466)
Accounts payable	106	1,086
Accrued expenses and other	(3,465)	(12,985)
Security deposits	240	161

Net cash provided by operating activities	113,832	42,117

Cash flows from investing activities:
Purchases of real estate and other assets	(49,450)	(32,561)
Normal capital improvements	(10,502)	(8,701)
Construction capital and other improvements	(1,843)	(576)
Renovations to existing real estate assets	(1,356)	(2,187)
Development	(16,279)	(12,240)
Distributions from real estate joint ventures	8,865	4,964
Contributions to real estate joint ventures	—	(16)
Proceeds from disposition of real estate assets	93,127	76
Funding of escrow for future acquisitions	(10,298)	—

Net cash provided by (used in) investing activities	12,264	(51,241)

Cash flows from financing activities:
Net change in credit lines	(17,936)	19,000
Proceeds from notes payable	344	—
Principal payments on notes payable	(17,986)	(1,370)
Payment of deferred financing costs	(145)	(120)
Repurchase of common stock	(285)	(673)
Proceeds from issuances of common shares	227	22,058
Distributions to noncontrolling interests	(3,086)	(1,204)
Dividends paid on common shares	(54,661)	(29,418)

Net cash (used in) provided by financing activities	(93,528)	8,273

Net increase (decrease) in cash and cash equivalents	32,568	(851)

Cash and cash equivalents, beginning of period	89,333	9,075

Cash and cash equivalents, end of period	$121,901	$8,224

Supplemental disclosure of cash flow information:
Interest paid	$30,408	$16,400
Supplemental disclosure of noncash investing and financing activities:
Conversion of units to shares of common stock	$744	$443
Accrued construction in progress	$9,971	$7,126
Interest capitalized	$513	$448
Marked-to-market adjustment on derivative instruments	$2,300	$4,096
Fair value adjustment on debt assumed	$1,651	$—
Loan assumption	$31,692	$—

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Condensed Consolidated Balance Sheets

March 31, 2014 and December 31, 2013

(Dollars in thousands, except unit data)

	March 31, 2014	December 31, 2013
Assets:
Real estate assets:
Land	$862,833	$871,316
Buildings and improvements	6,467,714	6,366,701
Furniture, fixtures and equipment	201,361	199,573
Development and capital improvements in progress	103,100	166,048

	7,635,008	7,603,638
Less accumulated depreciation	(1,191,115)	(1,124,207)

	6,443,893	6,479,431
Undeveloped land	59,191	63,850
Corporate properties, net	7,919	7,523
Investments in real estate joint ventures	2,982	5,499

Real estate assets, net	6,513,985	6,556,303
Cash and cash equivalents	121,901	89,333
Restricted cash	37,876	44,361
Deferred financing costs, net	16,304	17,424
Other assets	57,356	91,637
Goodwill	4,106	4,106
Assets held for sale	34,135	38,761

Total assets	$6,785,663	$6,841,925

Liabilities and Capital:
Liabilities:
Secured notes payable	$1,785,161	$1,790,935
Unsecured notes payable	1,677,898	1,681,783
Accounts payable	15,174	15,067
Fair market value of interest rate swaps	17,937	20,015
Accrued expenses and other liabilities	197,997	206,190
Security deposits	9,522	9,270
Due to general partner	19	19
Liabilities associated with assets held for sale	—	78

Total liabilities	3,703,708	3,723,357
Redeemable units	4,828	5,050
Capital:
General partner: 75,009,303 OP Units outstanding at March 31, 2014 and 74,830,726 OP Units outstanding at December 31, 2013 (1)	2,910,649	2,946,598
Limited partners: 4,208,526 OP Units outstanding at March 31, 2014 and 4,227,384 OP Units outstanding at December 31, 2013 (1)	163,577	166,746
Accumulated other comprehensive income	2,901	174

Total capital	3,077,127	3,113,518

Total liabilities and capital	$6,785,663	$6,841,925

(1)	Number of units outstanding represent total OP Units regardless of classification on the consolidated balance sheet. The number of units classified as redeemable units on the consolidated balance sheet at March 31, 2014 and December 31, 2013 are 77,312 and 83,139, respectively.

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Condensed Consolidated Statements of Operations

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands, except per unit data)

	Three months ended March 31,
	2014	2013
Operating revenues:
Rental revenues	$220,988	$117,705
Other property revenues	22,402	10,038

Total property revenues	243,390	127,743
Management fee income	97	177

Total operating revenues	243,487	127,920

Property operating expenses:
Personnel	24,909	13,981
Building repairs and maintenance	6,399	3,129
Real estate taxes and insurance	31,131	15,488
Utilities	13,478	6,565
Landscaping	5,408	2,866
Other operating	16,038	8,492
Depreciation and amortization	90,013	32,195

Total property operating expenses	187,376	82,716
Acquisition expense	11	10
Property management expenses	7,011	5,108
General and administrative expenses	4,342	3,239
Merger related expenses	2,076	—
Integration related expenses	3,842	—

Income from continuing operations before non-operating items	38,829	36,847
Interest and other non-property income	160	47
Interest expense	(30,676)	(15,545)
Loss on debt extinguishment/modification	—	(169)
Amortization of deferred financing costs	(1,311)	(804)
Net casualty (loss) gain after insurance and other settlement proceeds	(10)	16

Income before income tax expense	6,992	20,392
Income tax expense	(270)	(223)

Income from continuing operations before (loss) gain from real estate joint ventures	6,722	20,169
(Loss) gain from real estate joint ventures	(24)	54

Income from continuing operations	6,698	20,223
Discontinued operations:
Income from discontinued operations before gain on sale	416	1,570
Net casualty loss after insurance and other settlement proceeds on discontinued operations	(2)	—
Gain on sale of discontinued operations	5,481	—

Income before gain on sale of properties	12,593	21,793
Gain on sale of depreciable assets excluded from discontinued operations	2,564	—
Gain on sale of non-depreciable assets	557	—

Net income available for Mid-America Apartments, L.P. common unitholders	$15,714	$21,793

Earnings per common unit - basic:
Income from continuing operations available for common unitholders	$0.12	$0.46
Income from discontinued operations available for common unitholders	0.08	0.03

Net income available for common unitholders	$0.20	$0.49

Earnings per common unit - diluted:
Income from continuing operations available for common unitholders	$0.12	$0.46
Income from discontinued operations available for common unitholders	0.08	0.03

Net income available for common unitholders	$0.20	$0.49

Distributions declared per common unit	$0.7300	$0.6950

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Condensed Consolidated Statements of Comprehensive Income

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2014	2013
Consolidated net income	$15,714	$21,793
Other comprehensive income:
Unrealized losses from the effective portion of derivative instruments	(997)	(179)
Reclassification adjustment for losses included in net income for the effective portion of derivative instruments	3,725	4,545

Comprehensive income attributable to Mid-America Apartments, L.P.	$18,442	$26,159

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Condensed Consolidated Statements of Cash Flows

Three months ended March 31, 2014 and 2013

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Consolidated net income	$15,714	$21,793
Adjustments to reconcile net income to net cash provided by operating activities:
Retail revenue accretion	(6)	(10)
Depreciation and amortization	91,469	34,095
Stock compensation expense	948	630
Exercise of unit options	1,775	—
Redeemable units issued	145	159
Amortization of debt premium	(7,402)	(225)
Loss (gain) from investments in real estate joint ventures	24	(54)
Loss on debt extinguishment	—	169
Derivative interest expense	427	261
Gain on sale of non-depreciable assets	(557)	—
Gain on sale of depreciable assets	(2,564)	—
Gain on sale of discontinued operations	(5,481)	—
Net casualty loss (gain) and other settlement proceeds	12	(16)
Changes in assets and liabilities:
Restricted cash	16,783	160
Other assets	5,664	(2,339)
Accounts payable	106	1,097
Accrued expenses and other	(3,465)	(14,837)
Security deposits	240	160

Net cash provided by operating activities	113,832	41,043

Cash flows from investing activities:
Purchases of real estate and other assets	(49,450)	(32,561)
Normal capital improvements	(10,502)	(8,667)
Construction capital and other improvements	(1,843)	(576)
Renovations to existing real estate assets	(1,356)	(2,187)
Development	(16,279)	(12,240)
Distributions from real estate joint ventures	8,865	4,964
Contributions to real estate joint ventures	—	(16)
Proceeds from disposition of real estate assets	93,127	76
Funding of escrow for future acquisitions	(10,298)	—

Net cash provided by (used in) investing activities	12,264	(51,207)

Cash flows from financing activities:
Advances from general partner	—	1,180
Net change in credit lines	(17,936)	19,000
Proceeds from notes payable	344	—
Principal payments on notes payable	(17,986)	(1,370)
Payment of deferred financing costs	(145)	(120)
Repurchase of common units	(285)	(673)
Proceeds from issuances of common units	227	22,058
Distributions paid on common units	(57,747)	(30,622)

Net cash (used in) provided by financing activities	(93,528)	9,453

Net increase (decrease) in cash and cash equivalents	32,568	(711)
Cash and cash equivalents, beginning of period	89,333	8,934

Cash and cash equivalents, end of period	$121,901	$8,223

Supplemental disclosure of cash flow information:
Interest paid	$30,408	$16,400
Supplemental disclosure of noncash investing and financing activities:
Accrued construction in progress	$9,971	$7,126
Interest capitalized	$513	$448
Marked-to-market adjustment on derivative instruments	$2,300	$4,096
Fair value adjustment on debt assumed	$1,651	$—
Loan assumption	$31,692	$—

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

Notes to Condensed Consolidated Financial Statements

March 31, 2014 and 2013

(Unaudited)

1. Basis of Presentation and Principles of Consolidation and Significant Accounting Policies

Unless the context otherwise requires, all references to “we,” “us,” “our,” or the “Company” refer collectively to Mid-America Apartment Communities, Inc., together with its consolidated subsidiaries, including Mid-America Apartments, L.P. Unless the context otherwise requires, all references to “MAA” refers only to Mid-America Apartment Communities, Inc., and not any of its consolidated subsidiaries. Unless the context otherwise requires, the references to the “Operating Partnership” or “MAALP” refer to Mid-America Apartments, L.P. together with its consolidated subsidiaries. “Common stock” refers to the common stock of MAA and “shareholders” means the holders of shares of MAA’s common stock. The limited partnership interests of the Operating Partnership are referred to as “OP Units” and the holders of the OP Units are referred to as “unitholders”.

As of March 31, 2014, MAA owned 75,009,303 units (or approximately 94.7%) of the limited partnership interests of the Operating Partnership. MAA conducts substantially all of its business and holds substantially all of its assets through the Operating Partnership, and by virtue of its ownership of the OP Units and being the Operating Partnership’s sole general partner, MAA has the ability to control all of the day-to-day operations of the Operating Partnership.

We believe combining the notes to the consolidated financial statements results in the following benefits:

•	enhances a readers’ understanding of MAA and the Operating Partnership by enabling the reader to view the business as a whole in the same manner that management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure applies to both MAA and the Operating Partnership.

Management operates MAA and the Operating Partnership as one business. The management of the Company is comprised of individuals who are officers of MAA and employees of the Operating Partnership. We believe it is important to understand the few differences between MAA and the Operating Partnership in the context of how MAA and the Operating Partnership operate as a consolidated company. MAA and the Operating Partnership are structured as an “umbrella partnership REIT,” or UPREIT. MAA’s interest in the Operating Partnership entitles MAA to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to MAA’s percentage interest therein and entitles MAA to vote on substantially all matters requiring a vote of the limited partners. MAA’s only material asset is its ownership of limited partner interests in the Operating Partnership; therefore, MAA does not conduct business itself, other than acting as the sole general partner of the Operating Partnership, issuing public equity from time to time and guaranteeing certain debt of the Operating Partnership. The Operating Partnership holds, directly or indirectly, all of our real estate assets. Except for net proceeds from public equity issuances by MAA, which are contributed to the Operating Partnership in exchange for OP Units, the Operating Partnership generates the capital required by our business through the Operating Partnership’s operations, direct or indirect incurrence of indebtedness and issuance of partnership units.

The presentation of MAA’s shareholders’ equity and the Operating Partnership’s capital are the principal areas of difference between the consolidated financial statements of MAA and those of the Operating Partnership. MAA’s shareholders’ equity may include shares of preferred stock, shares of common stock, additional paid-in capital, cumulative earnings, cumulative distributions, noncontrolling interest, preferred units, treasury shares, accumulated other comprehensive income and redeemable common units. The Operating Partnership’s capital may include common capital and preferred capital of the general partner (MAA), limited partners’ preferred capital, limited partners’ noncontrolling interest, accumulated other comprehensive income and redeemable common units. Redeemable common units represent the number of outstanding OP Units as of the date of the applicable balance sheet, valued for conversion at the greater of the closing market price of MAA’s common stock or the aggregate value of the individual partners’ capital balances. Each redeemable OP Unit may be redeemed by the holder thereof for either cash equal to the fair market value of one share of common stock of MAA at the time of such redemption or, at the option of MAA, one share of common stock of MAA.

Organization and Formation of Mid-America Apartment Communities, Inc.

On October 1, 2013, MAA acquired Colonial Properties Trust, or Colonial, when Colonial was merged with and into MAA, with MAA being the surviving entity of the merger, pursuant to an agreement and plan of merger, which is referred to as the parent merger and Martha Merger Sub, LP, or OP Merger Sub, a wholly-owned indirect subsidiary of MAALP, merged with and into Colonial Realty Limited Partnership, or Colonial LP, with Colonial LP being the surviving entity of the merger and becoming a wholly-owned indirect subsidiary of MAALP, which is referred to as the partnership merger. Under the terms of the merger agreement, each Colonial common share was converted into the right to receive 0.36 of a newly issued share of MAA common stock. In addition, each limited partner interest in Colonial LP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of Colonial LP, which we refer to in this filing as Colonial LP units, issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into common units in MAALP at the 0.36 conversion rate. The net assets and results of operations of Colonial are included in our consolidated financial statements from the closing date, October 1, 2013 going forward.

As of March 31, 2014, we owned and operated 269 apartment communities comprising 82,730 apartments located in 14 states principally through the Operating Partnership and we also owned an interest in the following unconsolidated real estate joint ventures:

	Percent Owned	Number of Units/Square Feet
Multifamily:
Mid-America Multifamily Fund II, LLC (Fund II)	33.33%	594	(1)
Belterra	10.00%	288	(2)
McKinney	25.00%	—	(3)
Commercial:
Land Title Building	33.30%	29,971

(1)	This joint venture is comprised of two apartment communities.
(2)	This joint venture is not managed by MAA and is not included in our property totals.
(3)	This joint venture consists of undeveloped land.

As of March 31, 2014, we had four development communities under construction totaling 999 units, with 305 units completed. Total expected costs for the development projects are $146.0 million, of which $98.7 million has been incurred to date. We expect to complete construction on all four projects by the first quarter of 2015. Four of our multifamily properties include retail components with approximately 100,000 square feet of gross leasable area. We also have three wholly owned commercial properties, which we acquired through our merger with Colonial with approximately 287,000 square feet of gross leasable area, excluding tenant owned anchor stores, and one partially owned commercial property with approximately 30,000 square feet of gross leasable area.

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared by our management in accordance with United States generally accepted accounting principles, or GAAP, and applicable rules and regulations of the Securities and Exchange Commission, or the SEC. The consolidated financial statements of MAA presented herein include the accounts of MAA, the Operating Partnership, and all other subsidiaries in which MAA has a controlling financial interest. MAA owns approximately 95% to 100% of all consolidated subsidiaries. The consolidated financial statements of MAALP presented herein include the accounts of MAALP and all other subsidiaries in which MAALP has a controlling financial interest.

MAALP owns, directly or indirectly, 100% of all consolidated subsidiaries. In our opinion, all adjustments necessary for a fair presentation of the condensed consolidated financial statements have been included, and all such adjustments were of a normal recurring nature. All significant intercompany accounts and transactions have been eliminated in consolidation.

We invest in entities which may qualify as variable interest entities, or VIE. A VIE is a legal entity in which the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support or, as a group, the holders of the equity investment at risk lack the power to direct the activities of a legal entity as well as the obligation to absorb its expected losses or the right to receive its expected residual returns. We consolidate all VIEs for which we are the primary beneficiary and use the equity method to account for investments that qualify as VIEs but for which we are not the primary beneficiary. In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including but not limited to, those activities that most significantly impact the VIE’s economic performance and which party controls such activities.

We use the equity method of accounting for our investments in entities for which we exercise significant influence, but do not have the ability to exercise control. These entities are not variable interest entities. The factors considered in determining that we do not have the ability to exercise control include ownership of voting interests and participatory rights of investors.

2. Business Combinations

Merger of MAA and Colonial

On October 1, 2013, we completed our merger with Colonial. Pursuant to the merger agreement, Martha Merger Sub, LP, or OP Merger Sub, a wholly-owned indirect subsidiary of our Operating Partnership, merged with and into Colonial LP, with Colonial LP being the surviving entity of the merger and becoming a wholly-owned indirect subsidiary of our Operating Partnership, which is referred to as the partnership merger. The partnership merger was part of the transactions contemplated by the agreement and plan of merger entered into on June 3, 2013 among MAA, our Operating Partnership, OP Merger Sub, Colonial, and Colonial LP pursuant to which MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger, which is referred to as the parent merger. Under the terms of the merger agreement, each Colonial common share was converted into the right to receive 0.36 of a newly issued share of MAA common stock. In addition, each limited partner interest in Colonial LP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of Colonial LP, which we refer to in this filing as Colonial LP units, issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into common units in our Operating Partnership at the 0.36 conversion rate.

As part of the merger, we acquired 115 wholly owned apartment communities encompassing 34,370 units principally located in the Southeast and Southwest regions of the United States. In addition to the apartment communities, we also acquired four commercial properties totaling approximately 806,000 square feet. The additions have caused us to nearly double in size as a result of the merger. The net assets and results of operations of Colonial are included in our consolidated financial statements from the closing date, October 1, 2013, going forward.

The total purchase price of approximately $2.2 billion was determined based on the number of Colonial shares of common stock and Colonial OP Units outstanding, as of October 1, 2013. In all cases in which MAA’s stock price was a determining factor in arriving at final consideration for the merger, the stock price used to determine the purchase price was the opening price of MAA’s common stock on October 1, 2013 ($62.56 per share). The total purchase price includes $7.3 million of other consideration, a majority of which relates to assumed stock compensation plans. As a result of the Merger, we issued approximately 31.9 million shares of MAA common stock and approximately 2.6 million OP units.

The acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, 805, Business Combinations, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values.

For larger, portfolio style acquisitions, like the Merger, management engages a third party valuation specialist to assist with the fair value assessment, which includes an allocation of the purchase price. Similar to management’s methods, the third party uses cash flow analysis as well as an income approach and a market approach to determine the fair value of assets acquired. The third party uses stabilized NOI and a market specific capitalization and discount rates. Management reviews the inputs used by the third party specialist as well as the allocation of the purchase price provided by the third party to ensure reasonableness and that the procedures are performed in accordance with management’s policy. The allocation of the purchase price is based on management’s assessment, which may differ as more information becomes available. Subsequent adjustments made to the purchase price allocation, if any, are made within the allocation period, which typically does not exceed one year.

The allocation of the purchase price described above requires a significant amount of judgment. The following purchase price allocation was based on our valuation, estimates and assumptions of the acquisition date fair value of the tangible and intangible assets acquired and liabilities assumed. While the current allocation of the purchase price is substantially complete, the valuation of the real estate properties and certain other assets and liabilities is in the process of being finalized. We do not expect future revisions, if any, to have a significant impact on our financial position or results of operations.

The purchase price was allocated as follows (in thousands):

Land	$469,396
Buildings and improvements	3,075,642
Furniture, fixtures and equipment	96,377
Development and capital improvements in progress	113,368
Undeveloped land	58,400
Properties held for sale	33,300
Lease intangible assets	57,946
Cash and cash equivalents	63,454
Restricted cash	6,825
Deferred costs and other assets, excluding lease intangible assets	87,713

Total assets acquired	4,062,421
Notes payable	(1,759,550)
Fair market value of interest rate swaps	(14,961)
Accounts payable, accrued expenses, and other liabilities	(125,034)

Total liabilities assumed, including debt	(1,899,545)

Total purchase price	$2,162,876

We incurred merger and integration related expenses of $5.9 million for the three months ended March 31, 2014. These amounts were expensed as incurred and are included in the Consolidated Statement of Operations in the items titled Merger related expenses and Integration related expenses.

The allocation of fair values of the assets acquired and liabilities assumed has changed from the allocation reported in Item 8. Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements, Note 2 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 21, 2014. The changes were based on information concerning the subject assets and liabilities that was not yet available at the time of the 10-K filing. These adjustments had no material impact on the results of operations.

3. Earnings per Common Share of MAA

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares outstanding during the period. All outstanding unvested restricted share awards contain rights to non-forfeitable dividends and participate in undistributed earnings with common shareholders and, accordingly, are considered participating securities that are included in the two-class method of computing basic earnings per share. Both the unvested restricted shares and other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis with our diluted earnings per share being the more dilutive of the treasury stock or two-class methods. Operating partnership units are included in dilutive earnings per share calculations when they are dilutive to earnings per share. For the three months ended March 31, 2014 and 2013, MAA’s basic earnings per share is computed using the two-class method, and our diluted earnings per share is computed using the more dilutive of the treasury stock method or two-class method:

	Three months ended March 31,
(dollars and shares in thousands, except per share amounts)	2014		2013
Shares Outstanding
Weighted average common shares - basic	74,803		42,354
Weighted average partnership units outstanding	—	(1)	1,715
Effect of dilutive securities	—	(1)	80

Weighted average common shares - diluted	74,803		44,149

Calculation of Earnings per Share - basic
Income from continuing operations	$6,698		$20,223
Gain on sale of depreciable assets excluded from discontinued operations	2,564		—
Gain on sale of non-depreciable assets	557		—
Income from continuing operations attributable to noncontrolling interests	(534)		(760)
Income from continuing operations allocated to unvested restricted shares	(17)		(18)

Income from continuing operations available for common shareholders, adjusted	$9,268		$19,445

Income from discontinued operations	$5,895		$1,782
Income from discontinued operations attributable to noncontrolling interest	(314)		(65)
Income from discontinued operations allocated to unvested restricted shares	(10)		(2)

Income from discontinued operations available for common shareholders, adjusted	$5,571		$1,715

Weighted average common shares - basic	74,803		42,354
Earnings per share - basic	$0.20		$0.50
Calculation of Earnings per Share - diluted
Income from continuing operations	$6,698		$20,223
Gain on sale of depreciable assets	2,564		—
Gain on sale of non-depreciable assets	557		—
Income from continuing operations attributable to noncontrolling interests	(534	)(1)	—
Income from continuing operations allocated to unvested restricted shares	(17	)(1)	—

Income from continuing operations available for common shareholders, adjusted	$9,268		$20,223

Income from discontinued operations	$5,895		$1,782
Income from discontinued operations attributable to noncontrolling interest	(314	)(1)	—
Income from discontinued operations allocated to unvested restricted shares	(10	)(1)	—

Income from discontinued operations available for common shareholders, adjusted	$5,571		$1,782

Weighted average common shares - diluted	74,803		44,149
Earnings per share - diluted	$0.20		$0.50

(1)	Operating partnership units, other dilutive securities, and the related income with each are not included in the diluted earnings per share calculations as they were not dilutive.

4. Earnings per OP Unit of MAALP

Basic earnings per OP Unit is computed by dividing net income available for common unitholders by the weighted average number of units outstanding during the period. All outstanding unvested restricted share awards contain rights to non-forfeitable dividends and participate in undistributed earnings with common unitholders and, accordingly, are considered participating securities that are included in the two-class method of computing basic earnings per OP unit. Diluted earnings per OP Unit reflects the potential dilution that could occur if securities or other contracts to issue OP Units were exercised or converted into OP Units.

A reconciliation of the numerators and denominators of the basic and diluted earnings per unit computations for the three months ended March 31, 2014 and 2013 is presented below:

	Three months ended March 31,
(dollars and units in thousands, except per unit amounts)	2014		2013
Units Outstanding
Weighted average common units - basic	79,023		44,109
Effect of dilutive securities	—	(1)	80

Weighted average common units - diluted	79,023		44,189

Calculation of Earnings per Unit - basic
Income from continuing operations	$6,698		$20,223
Gain on sale of depreciable assets excluded from discontinued operations	2,564		—
Gain on sale of non-depreciable assets	557		—
Income from continuing operations allocated to unvested restricted shares	(17)		(18)

Income from continuing operations available for common unitholders, adjusted	$9,802		$20,205
Income from discontinued operations	$5,895		$1,570
Income from discontinued operations allocated to unvested restricted shares	(10)		(1)

Income from discontinued operations available for common unitholders, adjusted	$5,885		$1,569

Weighted average common units - basic	79,023		44,109
Earnings per unit - basic:	$0.20		$0.49
Calculation of Earnings per Unit - diluted
Income from continuing operations	$6,698		$20,223
Gain on sale of depreciable assets	2,564		—
Gain on sale of non-depreciable assets	557		—
Income from continuing operations allocated to unvested restricted shares	(17	)(1)	—

Income from continuing operations available for common unitholders, adjusted	$9,802		$20,223

Income from discontinued operations	$5,895		$1,570
Income from discontinued operations allocated to unvested restricted shares	(10	)(1)	—

Income from discontinued operations available for common unitholders, adjusted	$5,885		$1,570

Weighted average common units - diluted	79,023		44,189
Earnings per unit - diluted:	$0.20		$0.49

(1)	Dilutive securities and the related income are not included in the diluted earnings per unit calculations as they were not dilutive.

5. MAA Equity

Total equity and its components for the three-month periods ended March 31, 2014 and 2013 were as follows (dollars in thousands, except per share and per unit data):

	Mid-America Apartment Communities, Inc. Shareholders
	Common Stock Amount	Additional Paid-In Capital	Accumulated Distributions in Excess of Net Income	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Equity
EQUITY BALANCE DECEMBER 31, 2013	$747	$3,599,549	$(653,593)	$108	$166,726	$3,113,537

Net income			14,866		848	15,714
Other comprehensive income - derivative instruments (cash flow hedges)				2,583	144	2,727
Issuance and registration of common shares	1	226				227
Shares repurchased and retired	—	(285)				(285)
Exercise of stock options	1	1,774				1,775
Shares issued in exchange for units	—	744			(744)	—
Shares issued in exchange from redeemable stock		998				998
Redeemable stock fair market value			(631)			(631)
Adjustment for noncontrolling interest ownership in operating partnership		163			(163)	—
Amortization of unearned compensation		948				948
Dividends on common stock ($0.7300 per share)			(54,792)		—	(54,792)
Dividends on noncontrolling interest units ($0.7300 per unit)					(3,072)	(3,072)

EQUITY BALANCE MARCH 31, 2014	$749	$3,604,117	$(694,150)	$2,691	$163,739	$3,077,146

	Mid-America Apartment Communities, Inc. Shareholders
	Common Stock Amount	Additional Paid-In Capital	Accumulated Distributions in Excess of Net Income	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Equity
EQUITY BALANCE DECEMBER 31, 2012	$422	$1,542,999	$(603,315)	$(26,054)	$31,058	$945,110

Net income			21,180		825	22,005
Other comprehensive income - derivative instruments (cash flow hedges)				4,185	178	4,363
Issuance and registration of common shares	3	22,055				22,058
Shares repurchased and retired	—	(673)				(673)
Shares issued in exchange for units	1	442			(443)	—
Redeemable stock fair market value			(319)			(319)
Adjustment for noncontrolling interest ownership in operating partnership		302			(302)	—
Amortization of unearned compensation		630				630
Dividends on common stock ($0.6950 per share)			(29,674)		—	(29,674)
Dividends on noncontrolling interest units ($0.6950 per unit)					(1,187)	(1,187)

EQUITY BALANCE MARCH 31, 2013	$426	$1,565,755	$(612,128)	$(21,869)	$30,129	$962,313

6. MAALP Capital

Total capital and its components for the three-month periods ended March 31, 2014 and 2013 were as follows (dollars in thousands, except per unit data):

	Mid-America Apartments, L.P. Unitholders
	Limited Partner	General Partner	Accumulated Other Comprehensive Income (Loss)	Total Partnership Capital
CAPITAL BALANCE DECEMBER 31, 2013	$166,746	$2,946,598	$174	$3,113,518

Net income	848	14,866		15,714
Other comprehensive income - derivative instruments (cash flow hedges)			2,727	2,727
Issuance of units	—	227		227
Units repurchased and retired		(285)		(285)
Exercise of unit options		1,775		1,775
General partner units issued in exchange for limited partner units	(744)	744		—
Units issued in exchange from redeemable units		998		998
Redeemable units fair market value adjustment		(631)		(631)
Adjustment for limited partners’ capital at redemption value	(201)	201		—
Amortization of unearned compensation		948		948
Distributions ($0.7300 per unit)	(3,072)	(54,792)		(57,864)

CAPITAL BALANCE MARCH 31, 2014	$163,577	$2,910,649	$2,901	$3,077,127

	Mid-America Apartments, L.P. Unitholders
	Limited Partner	General Partner	Accumulated Other Comprehensive Income (Loss)	Total Partnership Capital
CAPITAL BALANCE DECEMBER 31, 2012	$38,154	$927,734	$(26,881)	$939,007

Net income	855	20,938		21,793
Other comprehensive income - derivative instruments (cash flow hedges)			4,357	4,357
Issuance of units		22,057		22,057
Units repurchased and retired		(673)		(673)
General partner units issued in exchange for limited partner units	(443)	443		—
Redeemable units fair market value adjustment		(319)		(319)
Adjustment for limited partners capital at redemption value	2,812	(1,450)		1,362
Amortization of unearned compensation		630		630
Distributions ($0.6950 per unit)	(1,187)	(29,674)		(30,861)

CAPITAL BALANCE MARCH 31, 2013	$40,191	$939,686	$(22,524)	$957,353

7. Borrowings

On March 31, 2014 and December 31, 2013, we had total indebtedness of approximately $3.46 billion and $3.47 billion, respectively. Our indebtedness as of March 31, 2014 consisted of both conventional and tax exempt debt. Borrowings were made through individual property mortgages as well as company-wide credit facilities. We utilize both secured and unsecured debt.

On August 7, 2013, our Operating Partnership entered into a $500 million unsecured revolving credit facility agreement with KeyBank National Association and thirteen other banks. This agreement amends our Operating Partnership’s previous unsecured credit facility with KeyBank. Interest is paid using an investment grade pricing grid using LIBOR plus a spread of 0.90% to 1.70%. As of March 31, 2014, we had no borrowings under this facility.

On October 16, 2013, MAALP issued $350 million in aggregate principal amount of notes, maturing on October 15, 2023 with an interest rate of 4.3% per annum (the “2023 Notes”). The purchase price paid by the initial purchasers was 99.047% of the principal amount. The 2023 Notes are general unsecured senior obligations of MAALP and rank equally in right of payment with all other senior unsecured indebtedness of MAALP. Interest on the 2023 Notes is payable on April 15 and October 15 of each year, beginning on April 15, 2014. The net proceeds from the offering after deducting the original issue discount of approximately $3.3 million and underwriting commissions and expenses of approximately $2.3 million was approximately $344.4 million. The 2023 Notes have been reflected net of discount in the consolidated balance sheet. The Company entered into three forward swaps totaling $150 million, which resulted in a total effective interest rate of 4.15%.

On December 13, 2013, MAALP completed a series of exchange offers (the “Exchange Offers”) pursuant to which it exchanged $154,235,000 aggregate principal amount of 6.25% Senior Notes due 2014, $169,161,000 aggregate principal amount of 5.50% Senior Notes due 2015 and $68,130,000 aggregate principal amount of 6.05% Senior Notes due 2016 (collectively, the “Existing Notes”) issued by Colonial Realty Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of MAALP, for $154,235,000 aggregate principal amount of MAALP’s new 6.25% Senior Notes due 2014 (the “2014 Notes”), $169,112,000 aggregate principal amount of MAALP’s new 5.50% Senior Notes due 2015 (the “2015 Notes”) and $68,130,000 aggregate principal amount of MAALP’s new 6.05% Senior Notes due 2016 (the “2016 Notes” and together with the 2014 Notes and the 2015 Notes, the “Exchange Notes”), plus approximately $975,000 in cash.

The Exchange Notes are senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior unsecured indebtedness. Interest on the 2014 Notes will accrue from, and including, December 15, 2013 and will be payable on June 15, 2014, which will also be the maturity date for the 2014 Notes. Interest on the 2015 Notes will accrue from, and including, October 1, 2013 and will be payable semiannually on April 1 and October 1 of each year, beginning on April 1, 2014. Interest on the 2016 Notes accrued from, and including, September 1, 2013 and was paid on March 1, 2014. Interest payments will be payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2014. In certain circumstances described below MAALP may be required to pay additional interest on the Exchange Notes.

The Indenture under which the 2023 notes were issued and the Indentures contain certain covenants that, among other things, limit the ability of MAALP and its subsidiaries to incur secured and unsecured indebtedness if not in pro forma compliance with the following negative covenants: (1) total leverage not to exceed 60% of adjusted total assets, (2) secured leverage not to exceed 40% of adjusted total assets and (3) a fixed charge coverage ratio of at least 1.50 to 1. In addition, MAALP is required to maintain at all times unencumbered consolidated total assets of not less than 150% of the aggregate principal amount of its outstanding unsecured debt. At March 31, 2014, MAALP was in compliance with each of these financial covenants.

All of the Existing Notes tendered into the Exchange Offers were cancelled in connection with the settlement of the Exchange Offers. In connection with the issuance and sale of the Exchange Notes, MAALP also entered into three separate registration rights agreements, each dated as of December 13, 2013, and each with J.P. Morgan Securities LLC, the dealer manager in the Exchange Offers (the “Registration Rights Agreements”). Under the Registration Rights Agreements, MAALP agreed to use commercially reasonable efforts to complete exchange offers registered under the Securities Act pursuant to which MAALP will offer to issue new exchange notes containing terms substantially similar in all material respects to the Exchange Notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) in exchange for the Exchange Notes. MAALP also agreed, if it determines that a registered exchange offer is not available or specified other circumstances occur, to use commercially reasonable efforts to file and have become effective a shelf registration statement relating to resales of the Exchange Notes. MAALP will be obligated to pay additional interest of up to 0.50% per annum on the Exchange Notes if it does not complete the exchange offers within 270 days after the issue date of the Exchange Notes and in other specified circumstances.

As of March 31, 2014, approximately 18% of our outstanding debt was borrowed through secured credit facility relationships with Prudential Mortgage Capital, which are credit enhanced by the Federal National Mortgage Association, or FNMA, and Financial Federal, which are credit enhanced by Federal Home Loan Mortgage Corporation, or Freddie Mac.

We utilize interest rate swaps and interest rate caps to help manage our current and future interest rate risk and entered into 14 interest rate swaps and 7 interest rate caps as of March 31, 2014, representing notional amounts totaling $717.0 million and $180.0 million, respectively. We also held 15 non-designated interest rate caps with notional amounts totaling $134.3 million as of March 31, 2014.

The following table summarizes our outstanding debt structure as of March 31, 2014 (dollars in thousands):

	Borrowed Balance	Effective Rate	Contract Maturity
Fixed Rate Secured Debt
Individual property mortgages	$1,124,500	4.0%	4/11/2019
FNMA conventional credit facilities	50,000	4.7%	3/31/2017
Credit facility balances with:
LIBOR-based interest rate swaps	167,000	5.2%	10/27/2014

Total fixed rate secured debt	$1,341,500	4.2%	8/24/2018
Variable Rate Secured Debt (1)
FNMA conventional credit facilities	$171,785	0.7%	1/31/2017
FNMA tax-free credit facilities	88,370	0.9%	7/23/2031
Freddie Mac credit facilities	156,247	0.7%	7/1/2014
Freddie Mac mortgage	27,259	3.3%	10/31/2015

Total variable rate secured debt	$443,661	0.9%	12/24/2018

Total Secured Debt	$1,785,161	3.4%	9/23/2018

Unsecured Debt
Term loan fixed with swaps	550,000	3.1%	11/10/2017
Fixed rate senior bonds	1,127,898	5.0%	9/23/2019

Total Unsecured Debt	$1,677,898	4.3%	2/11/2019

Total Outstanding Debt	$3,463,059	3.8%	6/24/2018

(1)	Includes capped balances.

8. Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

We are exposed to certain risks arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of our debt funding and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future contractual and forecasted cash amounts, principally related to our borrowings, the value of which are determined by changing interest rates, related cash flows and other factors.

Cash Flow Hedges of Interest Rate Risk

Our objectives in using interest rate derivatives are to add stability to interest expense and to manage our exposure to interest rate movements. To accomplish this objective, we use interest rate swaps and interest rate caps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for us making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up front premium.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the three months ended March 31, 2014 and 2013, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt and forecasted issuances of fixed-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the three months ended March 31, 2014 and 2013, we recorded ineffectiveness of $4,000 (increase to interest expense) and $4,000 (decrease to interest expense), respectively, mainly attributable to a mismatch in the underlying indices of the derivatives and the hedged interest payments made on our variable-rate debt.

Amounts reported in accumulated other comprehensive income related to derivatives designated as qualifying cash flow hedges will be reclassified to interest expense as interest payments are made on our variable-rate or fixed-rate debt. During the next 12 months, we estimate that an additional $9.7 million will be reclassified to earnings as an increase to interest expense, which primarily represents the difference between our fixed interest rate swap payments and the projected variable interest rate swap payments.

As of March 31, 2014, we had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk:

Interest Rate Derivative	Number of Instruments	Notional
Interest Rate Caps	7	$180,000,000
Interest Rate Swaps (1)	14	$717,000,000

(1)	Excludes four forward rate swaps totaling $200 million where the debt has not yet been issued. These swaps are not included in our debt discussion in MD&A or Item 1. Financial Statements – Notes to Consolidated Financial Statements, Note 7.

Non-Designated Hedges

Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of FASB ASC 815, Derivatives and Hedging. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and resulted in a loss of $69,000 for the three months ended March 31, 2014 and a loss of $13,000 for the three months ended March 31, 2013.

As of March 31, 2014, we had the following outstanding interest rate derivatives that were not designated as hedges:

Interest Rate Derivative	Number of Instruments	Notional
Interest rate caps	15	$134,326,000

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The table below presents the fair value of our derivative financial instruments as well as their classification on the Consolidated Balance Sheet as of March 31, 2014 and December 31, 2013, respectively.

Fair Values of Derivative Instruments on the Consolidated Balance Sheet as of March 31, 2014 and

December 31, 2013 (dollars in thousands)

	Asset Derivatives			Liability Derivatives
		March 31, 2014	December 31, 2013		March 31, 2014	December 31, 2013
Derivatives designated as hedging instruments	Balance Sheet Location	Fair Value	Fair Value	Balance Sheet Location	Fair Value	Fair Value
Interest rate contracts	Other assets	$441	$396	Fair market value of interest rate swaps	$17,937	$20,015

Total derivatives designated as hedging instruments		$441	$396		$17,937	$20,015

Derivatives not designated as hedging instruments
Interest rate contracts	Other assets	$83	$49		$—	$—

Total derivatives not designated as hedging instruments		$83	$49		$—	$—

Tabular Disclosure of the Effect of Derivative Instruments on the Statements of Operations

The table below presents the effect of our derivative financial instruments on the Consolidated Statements of Operations for the three months ended March 31, 2014 and 2013, respectively.

Effect of Derivative Instruments on the Consolidated Statements of Operations for the

Three months ended March 31, 2014 and 2013 (dollars in thousands)

Derivatives in Cash Flow Hedging Relationships	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Three months ended March 31,	2014	2013		2014	2013		2014	2013
Interest rate contracts	$(997)	$(179)	Interest expense	$(3,725)	$(4,545)	Interest expense	$(4)	$4

Total derivatives in cash flow hedging relationships	$(997)	$(179)		$(3,725)	$(4,545)		$(4)	$4

Derivatives Not Designated as Hedging Instruments

Three months ended March 31,						Location of Gain or (Loss) Recognized in Income	2014	2013
Interest rate contracts						Interest expense	$(69)	$(13)

Total							$(69)	$(13)

Credit-Risk-Related Contingent Features

As of March 31, 2014, derivatives that were in a net liability position and subject to credit-risk-related contingent features had a termination value of $19.6 million, which includes accrued interest but excludes any adjustment for nonperformance risk. These derivatives had a fair value, gross of asset positions, of $17.9 million at March 31, 2014.

Certain of our derivative contracts contain a provision where if we default on any of our indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then we could also be declared in default on our derivative obligations. As of March 31, 2014, we had not breached the provisions of these agreements. If we had breached these provisions, we could have been required to settle our obligations under the agreements at their termination value of $3.4 million.

Certain of our derivative contracts contain a provision where we could be declared in default on our derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to our default on the indebtedness. As of March 31, 2014, we had not breached the provisions of these agreements. If we had breached theses provisions, we could have been required to settle our obligations under the agreements at the termination value of $14.9 million.

Certain of our derivative contracts are credit enhanced by either FNMA or Freddie Mac. These derivative contracts require that our credit enhancing party maintain credit ratings above a certain level. If our credit support providers were downgraded below Baa1 by Moody’s or BBB+ by Standard & Poor’s, or S&P, we may be required to either post 100 percent collateral or settle the obligations at their termination value of $4.7 million as of March 31, 2014. Both FNMA and Freddie Mac are currently rated Aaa by Moody’s and AA+ by S&P, and therefore, the provisions of this agreement have not been breached, and no collateral has been posted related to these agreements as of March 31, 2014.

Although our derivative contracts are subject to master netting arrangements, which serve as credit mitigants to both us and our counterparties under certain situations, we do not net our derivative fair values or any existing rights or obligations to cash collateral on the Consolidated Balance Sheet.

The table below presents a gross presentation, the effects of offsetting, and a net presentation of our derivatives as of March 31, 2014 and December 31, 2013. The net amounts of derivative assets or liabilities can be reconciled to the Tabular Disclosure of Fair Values of Derivative Instruments above, which also provides the location that derivative assets and liabilities are presented on the Consolidated Balance Sheet (dollars in thousands):

Offsetting of Derivative Assets
As of March 31, 2014
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Received	Net Amount
Derivatives	$524	$—	$524	$(97)	$—	$427

Offsetting of Derivative Liabilities
As of March 31, 2014
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Posted	Net Amount
Derivatives	$17,937	$—	$17,937	$(97)	$—	$17,840

Offsetting of Derivative Assets
As of December 31, 2013
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Received	Net Amount
Derivatives	$444	$—	$444	$—	$—	$444

Offsetting of Derivative Liabilities
As of December 31, 2013
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Posted	Net Amount
Derivatives	$20,015	$—	$20,015	$—	$—	$20,015

Other Comprehensive Income

Our other comprehensive income consists entirely of gains and losses attributable to the effective portion of our cash flow hedges. The chart below shows the change in the balance for the three months ended March 31, 2014 and 2013:

Changes in Accumulated Other Comprehensive Income by Component

	Affected Line Item in the Consolidated Statements Of	Gains and Losses on Cash Flow Hedges For the three months ended March 31,
	Operations	2014	2013
Beginning balance		$108	$(26,054)
Other comprehensive income before reclassifications		(997)	(179)
Amounts reclassified from accumulated other comprehensive income (interest rate contracts)	Interest (income)/expense	3,725	4,545
Net current-period other comprehensive income attributable to noncontrolling interest		(145)	(181)

Net current-period other comprehensive income attributable to MAA		2,583	4,185

Ending balance		$2,691	$(21,869)

See also discussions in Item 1. Financial Statements – Notes to Consolidated Financial Statements, Note 9.

9. Fair Value Disclosure of Financial Instruments

Cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities and security deposits are carried at amounts that reasonably approximate their fair value due to their short term nature.

On January 1, 2008, we adopted Financial Accounting Standards Board, or FASB, ASC 820 Fair Value Measurements and Disclosures, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fixed rate notes payable at March 31, 2014 and December 31, 2013, totaled $2.30 billion and $2.29 billion, respectively, and had estimated fair values of $2.33 billion and $2.30 billion (excluding prepayment penalties), respectively, as of March 31, 2014 and December 31, 2013. The carrying value of variable rate notes payable (excluding the effect of interest rate swap and cap agreements) at March 31, 2014 and December 31, 2013, totaled $1.16 billion and $1.18 billion, respectively, and had estimated fair values of $1.07 billion and $1.12 billion (excluding prepayment penalties), respectively, as of March 31, 2014 and December 31, 2013. The valuation of our debt is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each debt instrument. This analysis reflects the contractual terms of the debt, and uses observable market-based inputs, including interest rate curves and credit spreads. The fair values of fixed debt are determined by using the present value of future cash outflows discounted with the applicable current market rate plus a credit spread. The fair values of variable debt are determined using the stated variable rate plus the current market credit spread. Our variable rates reset every 30 to 90 days and we conclude that these rates reasonably estimate current market rates. We have determined that inputs used to value our debt fall within Level 2 of the fair value hierarchy and therefore our fair market valuation of debt is considered Level 2 in the fair value hierarchy.

Currently, we use interest rate swaps and interest rate caps (options) to manage our interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

The fair values of interest rate options are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.

To comply with the provisions of ASC 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees. In conjunction with the FASB’s fair value measurement guidance, we made an accounting policy election to measure the credit risk of our derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

We have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, and as a result, all of our derivatives held as of March 31, 2014 and December 31, 2013 were classified as Level 2 of the fair value hierarchy.

The table below presents our assets and liabilities measured at fair value on a recurring basis as of March 31, 2014 and December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall.

Assets and Liabilities Measured at Fair Value on a Recurring Basis at March 31, 2014

(dollars in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at March 31, 2014
Assets
Derivative financial instruments	$—	$524	$—	$524
Liabilities
Derivative financial instruments	$—	$17,937	$—	$17,937

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2013

(dollars in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2013
Assets
Derivative financial instruments	$—	$444	$—	$444
Liabilities
Derivative financial instruments	$—	$20,015	$—	$20,015

The fair value estimates presented herein are based on information available to management as of March 31, 2014 and December 31, 2013. These estimates are not necessarily indicative of the amounts we could ultimately realize. See also discussions in Item 1. Financial Statements – Notes to Consolidated Financial Statements, Note 8.

10. Shareholders’ Equity of MAA

On March 31, 2014, 75,009,303 shares of common stock of MAA and 4,208,526 partnership units in the Operating Partnership were issued and outstanding, representing a total of 79,217,829 shares and units. At March 31, 2013, 42,683,322 shares of common stock of MAA and 1,707,660 partnership units in the Operating Partnership were outstanding, representing a total of 44,390,982 shares and units. There were 296,583 outstanding options as of March 31, 2014 compared to zero outstanding options as of March 31, 2013. The primary reason for the increase in shares and units is due to the merger with Colonial. In connection with the merger, on October 1, 2013, we issued 31,916,765 shares and 2,574,631 partnership units.

On August 26, 2010, we and our Operating Partnership entered into sales agreements with Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell up to a combined total of 6,000,000 shares of our common stock, from time to time in at-the-market offerings or negotiated transactions through a controlled equity offering program, or ATM. We terminated this ATM program, and on February 25, 2013, we and our Operating Partnership entered into sales agreements with J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC to sell up to 4,500,000 shares of our common stock with materially the same terms as our previous sales agreements.

During the three-month period ended March 31, 2014, we issued no shares through our ATM programs. During the three-month period ended March 31, 2013, we issued 325,166 shares through our ATM programs for net proceeds of $22.0 million. The gross proceeds for these issuances were $22.3 million. We have 4,134,989 shares remaining under our ATM program as of March 31, 2014.

During the three-month period ended March 31, 2014, we issued 340 shares of common stock through the optional cash purchase feature of our Dividend and Distribution Reinvestment and Share Purchase Program, or DRSPP. The issuances resulted in gross proceeds of approximately $23,000. During the three-month period ended March 31, 2013, we issued 141 shares of common stock through the optional cash purchase feature of our DRSPP resulting in gross proceeds of approximately $10,000.

During the three months ended March 31, 2014, 6,554 shares of our common stock were acquired from employees to satisfy minimum tax withholding obligations that arose upon vesting of restricted stock granted pursuant to approved plans. During the three months ended March 31, 2013, 4,582 shares were acquired for these purposes.

11. Partners’ Capital of Mid-America Apartments, L.P.

Interests in MAALP are represented by OP Units. As of March 31, 2014, there were 79,217,829 OP Units outstanding, 75,009,303 or 94.7% of which were owned by MAA, MAALP’s general partner. The remaining 4,208,526 OP Units were owned by non-affiliated limited partners (“Class A Limited Partners”). As of March 31, 2013, there were 44,390,982 OP Units outstanding, 42,683,322 or 96.2% of which were owned by MAA and 1,707,660 of which were owned by the Class A Limited Partners. The increase in OP Units was due primarily to the merger with Colonial Properties Trust. In order to complete the merger, on October 1, 2013, we issued 34,491,396 OP Units.

MAA, as the sole general partner of MAALP, has full, complete and exclusive discretion to manage and control the business of the Operating Partnership subject to the restrictions specifically contained within the Partnership Agreement. Unless otherwise stated in the Partnership Agreement of MAALP, this power includes, but is not limited to, acquiring, leasing, or disposing of any real property; constructing buildings and making other improvements to properties owned; borrowing money, modifying or extinguishing current borrowings, issuing evidence of indebtedness, and securing such indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets; and distribution of Operating Partnership cash or other assets in accordance with the Partnership Agreement. MAA can generally, at its sole discretion, issue and redeem OP Units and determine the consideration to be received or the redemption price to be paid, as applicable. The general partner may delegate these and other powers granted if the general partner remains in supervision of the designee.

Under the Partnership Agreement, the Operating Partnership may issue Class A OP Units and Class B OP Units. Class A OP Units may only be held by limited partners who are not affiliated with MAA, in its capacity as general partner of the Operating Partnership, while Class B OP Units may only be held by MAA, in its capacity as general partner of the Operating Partnership, and as of March 31, 2014, a total of 4,208,526 Class A OP Units in the Operating Partnership were held by limited partners unaffiliated with MAA, while a total of 75,009,303 Class B OP Units were held by MAA. In general, the limited partners do not have the power to participate in the management or control of the Operating Partnership’s business except in limited circumstances including changes in the general partner and protective rights if the general partner acts outside of the provisions provided in the Partnership Agreement. The transferability of Class A OP Units is also limited by the Partnership Agreement.

Net income is allocated to the general partner and limited partners based on their respective ownership percentages of the Operating Partnership. Issuance or redemption of additional Class A OP Units or Class B OP Units changes the relative ownership percentage of the partners. The issuance of Class B OP Units generally occurs when MAA issues common stock and the proceeds from that issuance are contributed to the Operating Partnership in exchange for the issuance to MAA of a number of OP Units equal to the number of shares of common stock issued. Likewise, if MAA repurchases or redeems outstanding shares of common stock, the Operating Partnership generally redeems an equal number of Class B OP Units with similar terms held by MAA for a redemption price equal to the purchase price of those shares of common stock. At each reporting period, the allocation between general partner capital and limited partner capital is adjusted to account for the change in the respective percentage ownership of the underlying capital of the Operating Partnership. Holders of the Class A OP Units may require MAA to redeem their Class A OP Units, in which case MAA may, at its option, pay the redemption price either in cash (in an amount per Class A OP Unit equal, in general, to the average closing price of MAA’s common stock on the New York Stock Exchange over a specified period prior to the redemption date) or by delivering one share of MAA common stock (subject to adjustment under specified circumstances) for each Class A OP Unit so redeemed.

At March 31, 2014, a total of 4,208,526 Class A OP Units were outstanding and redeemable for 4,208,526 shares of MAA common stock or approximately $287,316,070, based on the closing price of MAA’s common stock on March 31, 2014 of $68.27 per share, at MAA’s option. At March 31, 2013, a total of 1,707,660 Class A OP Units were outstanding and redeemable for 1,707,660 shares of MAA common stock or approximately $117,931,000, based on the closing price of MAA’s common stock on March 31, 2013 of $69.06 per share, at MAA’s option.

The Operating Partnership pays the same per unit distribution in respect to the OP Units as the per share dividend MAA pays in respect to its common and preferred stock.

12. Legal Proceedings

The Company (by virtue of its merger with Colonial) and Colonial LP along with multiple other parties, are named defendants in lawsuits arising out of alleged construction deficiencies with respect to condominium units at Regatta at James Island in Charleston, South Carolina. Regatta at James Island property was developed by certain of the Company’s subsidiaries and constructed by Colonial Construction Services, LLC. The condominiums were constructed in 2006 and all 212 units were sold. The lawsuits, one filed on behalf of the condominium homeowners association and one filed by three of the unit owners (purportedly on behalf of all unit owners), were filed in South Carolina state court (Charleston County) in August 2012, against various parties involved in the development and construction of the Regatta at James Island property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking damages resulting primarily from alleged construction deficiencies, but the amount plaintiffs seek to recover has not been disclosed. The lawsuits are currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

The Company (by virtue of its merger with Colonial) and Colonial LP along with multiple other parties, are named defendants in a lawsuit arising out of alleged construction deficiencies with respect to condominium units at Plantation Point in Bluffton, South Carolina. Plantation Point was previously owned and operated by Colonial LP as a multi-family rental project by the name of the Ashley Plantation apartments. Colonial LP sold the property in 2005 to a third party, which then converted the property to condominiums and sold all 414 units. The lawsuit, filed on behalf of the condominium homeowners association and a class of unit owners, was filed in South Carolina state court (Beaufort County) in September 2011, against various parties involved in the development, construction and conversion of the Plantation Point property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking $24.7 million in damages resulting from, among other things, alleged construction deficiencies and misleading sales practices attributed to the third-party seller. The lawsuit is currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

On June 19, 2013, a putative class action was filed in the Circuit Court for Jefferson County, Alabama captioned Williams v. Colonial Properties Trust, et al., No. 01-CV-2013-902416.00 (the “Williams Litigation”), seeking, among other things, to enjoin the previously announced combination of MAA and Colonial in accordance with the terms of the Agreement and Plan of Merger, dated June 3, 2013, by and among MAA, the Operating Partnership, Martha Merger Sub, LP, Colonial and Colonial LP. On March 6, 2014 the Court approved the final settlement of the Williams litigation and the Company made the Court-approved immaterial payment to the Plaintiff’s attorneys.

In addition, the Company is subject to various other legal proceedings and claims that arise in the ordinary course of its business operations. Matters which arise out of allegations of bodily injury, property damage, and employment practices are generally covered by insurance. While the resolution of these other matters cannot be predicted with certainty, management currently believes the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Loss Contingencies

The outcomes of the claims, disputes and legal proceedings described or referenced above are subject to significant uncertainty. The Company records an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. The Company reviews these accruals quarterly and makes revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, the Company does not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then the Company discloses a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If the Company cannot make a reasonable estimate of the possible loss, or range of loss, then that is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that the Company considers in this assessment, including with respect to the matters disclosed in this Note, are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, the Company’s experience in similar matters, the facts available to the Company at the time of assessment, and how the Company intends to respond, or has responded, to the proceeding or claim. The Company’s assessment of these factors may change over time as individual proceedings or claims progress. For matters where the Company is not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties, and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where the Company believes a reasonable estimate of loss, or range of loss, can be made. In such instances, the Company believes that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

13. Discontinued Operations

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. We adopted ASU 2014-08 during the period ending March 31, 2014. Due to the early adoption of ASU 2014-08, we did not classify Brookwood Mall, which was sold on March 30, 2014, as a discontinued operation.

Willow Creek, one of the properties that we sold during the three months ended March 31, 2014, as well as the eight properties sold by us during 2013, have been classified as discontinued operations in the Consolidated Statements of Operations. One additional property, Colonial Promenade Nord du Lac, that was classified as held for sale during the first quarter of 2014 was classified as a discontinued operation. Willow Creek and Colonial Promenade Nord du Lac are included in discontinued operations because they were shown in discontinued operations as of December 31, 2013, our latest fiscal year, and thus are not subject to ASU 2014-08.

The following table lists the communities classified as discontinued operations for the three months ended March 31, 2014:

Community	Units/Sq. Ft.	Date Sold	Location	Operating Segment
Willow Creek	285	January 15, 2014	Columbus, Georgia	Secondary market same store
Colonial Promenade Nord du Lac	195,536	Held for Sale	New Orleans, Louisiana	Non-same store and other

The following is a summary of income from continuing and discontinued operations attributable to MAA and noncontrolling interest for the three-month periods ended March 31, 2014 and 2013 (dollars in thousands):

	Three months ended March 31,
	2014	2013
Income from continuing operations:
Attributable to MAA (1)	$9,285	$19,463
Attributable to noncontrolling interest	534	760

Income from continuing operations	$9,819	$20,223

Income from discontinued operations:
Attributable to MAA	$5,581	$1,717
Attributable to noncontrolling interest	314	65

Income from discontinued operations	$5,895	$1,782

(1)	Includes $3.1 million of gains related to the sale of real estate which are not included in continuing operations on the Condensed Consolidated Statements of Operations.

The following is a summary of earnings from discontinued operations for MAA for the three-month periods ended March 31, 2014 and 2013 (dollars in thousands):

	Three months ended March 31,
	2014	2013
Revenues
Rental revenues	$832	$5,007
Other revenues	(5)	439

Total revenues	827	5,446

Expenses
Property operating expenses	314	2,256
Depreciation and amortization	42	1,237
Interest expense and other	55	171

Total expense	411	3,664

Income from discontinued operations before gain on sale	416	1,782
Net loss on insurance and other settlement proceeds on discontinued operations	(2)	—
Gain on sale of discontinued operations	5,481	—

Income from discontinued operations	$5,895	$1,782

The following is a summary of earnings from discontinued operations for MAALP for the three-month periods ended March 31, 2014 and 2013 (dollars in thousands):

	Three months ended March 31,
	2014	2013
Revenues:
Rental revenues	$832	$4,434
Other revenues	(5)	391

Total revenues	827	4,825
Expenses:
Property operating expenses	314	1,988
Depreciation and amortization	42	1,096
Interest expense and other	55	171

Total expenses	411	3,255

Income from discontinued operations before gain on sale	416	1,570
Net loss on insurance and other settlement proceeds on discontinued operations	(2)	—
Gain on sale of discontinued operations	5,481	—

Income from discontinued operations	$5,895	$1,570

14. Segment Information

As of March 31, 2014, we owned or had an ownership interest in 271 multifamily apartment communities in 14 different states from which we derived all significant sources of earnings and operating cash flows. Senior management evaluates performance and determines resource allocations by reviewing apartment communities individually and in the following reportable operating segments:

•	Large market same store communities are generally communities:

•	in markets with a population of at least 1 million and at least 1% of the total public multifamily REIT units; and

•	that we have owned and have been stabilized for at least a full 12 months and have not been classified as held for sale.

•	Secondary market same store communities are generally communities:

•	in markets with populations of more than 1 million but less than 1% of the total public multifamily REIT units or in markets with a population of less than 1 million; and

•	that we have owned and have been stabilized for at least a full 12 months and have not been classified as held for sale.

•	Non same store communities and other includes recent acquisitions, communities in development or lease-up and communities that have been identified for disposition. Also included in non same store communities are non multifamily activities, which represent less than 1% of our portfolio.

On the first day of each calendar year, we determine the composition of our same store operating segments for that year as well as adjusting the previous year, which allows us to evaluate full period-over-period operating comparisons. Properties in development or lease-up will be added to the same store portfolio on the first day of the calendar year after they have been owned and stabilized for at least a full 12 months. Communities are considered stabilized after achieving 90% occupancy for 90 days. Communities that have been identified for disposition are excluded from our same store portfolio. We utilize net operating income, or NOI, a non-GAAP financial measure, in evaluating the performance of the segments. Total NOI represents total property revenues less total property operating expenses, excluding depreciation and amortization, for all properties held during the period regardless of their status as held for sale. We believe NOI is a helpful tool in evaluating the operating performance of our segments because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Revenues and NOI for each reportable segment for the three-month periods ended March 31, 2014 and 2013 were as follows (dollars in thousands):

	Three months ended March 31,
	2014	2013
Revenues
Large Market Same Store	$60,453	$58,125
Secondary Market Same Store	61,531	60,399
Non-Same Store and Other	121,406	9,219

Total property revenues	243,390	127,743
Management fee income	97	177

Total operating revenues	$243,487	$127,920

NOI
Large Market Same Store	$35,789	$34,749
Secondary Market Same Store	37,577	37,074
Non-Same Store and Other	74,260	8,590

Total NOI	147,626	80,413
Discontinued operations NOI included above	(1,599)	(3,191)
Management fee income	97	177
Depreciation and amortization	(90,013)	(32,195)
Acquisition expense	(11)	(10)
Property management expense	(7,011)	(5,108)
General and administrative expense	(4,342)	(3,239)
Merger related expenses	(2,076)	—
Integration costs	(3,842)	—
Interest and other non-property income	160	47
Interest expense	(30,676)	(15,545)
Loss on debt extinguishment/modification	—	(169)
Amortization of deferred financing costs	(1,311)	(804)
Gain on sale of depreciable assets excluded from discontinued operations	2,564	—
Net casualty (loss) gain after insurance and other settlement proceeds	(10)	16
Income tax expense	(270)	(223)
Gain on sale of non-depreciable assets	557	—
(Loss) gain from real estate joint ventures	(24)	54
Discontinued operations	5,895	1,782
Net income attributable to noncontrolling interests	(848)	(825)

Net income attributable to MAA	$14,866	$21,180

Assets for each reportable segment as of March 31, 2014 and December 31, 2013, were as follows (dollars in thousands):

	March 31, 2014	December 31, 2013
Assets
Large Market Same Store	$1,239,787	$1,252,575
Secondary Market Same Store	786,393	796,697
Non-Same Store and Other	4,564,689	4,638,892
Corporate assets	194,794	153,761

Total assets	$6,785,663	$6,841,925

15. Real Estate Acquisitions and Dispositions

On January 15, 2014, we closed on the purchase of the 312-unit Grand Cypress apartment community located in Cypress (Houston), Texas. This property was previously a part of our Fund II Joint Venture.

On January 31, 2014, we closed on the purchase of the 250-unit Venue at Stonebridge Ranch apartment community located in McKinney (Dallas), Texas. This property was previously a part of our Fund II Joint Venture.

On March 28, 2014, we closed on the sale of two properties, Colonial Brookwood Village, a retail mall, and the CC Brookwood Village office space, both located in Birmingham, Alabama. These properties were acquired as part of the merger with Colonial.

During the three months ended March 31, 2014, we closed on the sale of two parcels of land located in Birmingham, Alabama, two parcels of land located in Orlando, Florida, and one parcel of land located in Covington, Louisiana. These parcels were acquired as part of the merger with Colonial.

16. Recent Accounting Pronouncements

Impact of Recently Issued Accounting Standards

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. ASU 2014-08 raises the threshold for disposals to qualify as discontinued operations. It also requires additional disclosures for discontinued operations and new disclosures for individually material disposal transactions that do not meet the definition of a discontinued operation. The ASU is effective for fiscal years beginning after December 15, 2014, and interim periods within those years; however, early adoption is permitted beginning in the first quarter of 2014. We adopted ASU 2014-08 during the period ending March 31, 2014. The adoption of ASU 2014-08 required us to not classify certain disposals occurring during the first quarter of 2014 as discontinued operations.

In January 2013, the FASB issued ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, would apply to derivatives accounted for in accordance with FASB ASC 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. This ASU is effective for fiscal years beginning on or after January 1, 2013 and interim periods within those annual periods. We adopted ASU 2013-01 during the period ended March 31, 2013. The adoption of ASU 2013-01 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

17. Subsequent Events

Financing

On April 10, 2014, we entered into a forward interest rate swap agreement to effectively lock an additional $50 million in planned future debt transactions. This forward swap had an interest rate of 2.8%.

Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements

The Board of Directors and Shareholders of

Mid-America Apartment Communities, Inc.

We have audited the accompanying consolidated balance sheets of Mid-America Apartment Communities, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These consolidated financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid-America Apartment Communities, Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 21, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Memphis, Tennessee

February 21, 2014

Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements

The Partners

Mid-America Apartments, L.P.

We have audited the accompanying consolidated balance sheets of Mid-America Apartments, L.P. (the “Partnership”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in capital, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These consolidated financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid-America Apartments, L.P. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Memphis, Tennessee

February 21, 2014

Mid-America Apartment Communities, Inc.

Consolidated Balance Sheets

December 31, 2013 and 2012

(Dollars in thousands, except per share data)

	December 31, 2013	December 31, 2012
Assets:
Real estate assets:
Land	$871,316	$386,670
Buildings and improvements	6,366,701	3,170,413
Furniture, fixtures and equipment	199,573	98,044
Development and capital improvements in progress	166,048	52,455

	7,603,638	3,707,582
Less accumulated depreciation	(1,124,207)	(1,027,618)

	6,479,431	2,679,964

Undeveloped land	63,850	1,205
Corporate properties, net	7,523	8,065
Investments in real estate joint ventures	5,499	4,837

Real estate assets, net	6,556,303	2,694,071

Cash and cash equivalents	89,333	9,075
Restricted cash	44,361	808
Deferred financing costs, net	17,424	13,842
Other assets	91,637	29,166
Goodwill	4,106	4,106
Assets held for sale	38,761	—

Total assets	$6,841,925	$2,751,068

Liabilities and Shareholders’ Equity:
Liabilities:
Secured notes payable	$1,790,935	$1,190,848
Unsecured notes payable	1,681,783	483,000
Accounts payable	15,067	4,586
Fair market value of interest rate swaps	20,015	21,423
Accrued expenses and other liabilities	206,190	94,719
Security deposits	9,270	6,669
Liabilities associated with assets held for sale	78	—

Total liabilities	3,723,338	1,801,245

Redeemable stock	5,050	4,713

Shareholders’ equity:
Common stock, $0.01 par value per share, 100,000,000 shares authorized; 74,830,726 and 42,316,398 shares issued and outstanding at December 31, 2013 and 2012, respectively (1)	747	422
Additional paid-in capital	3,599,549	1,542,999
Accumulated distributions in excess of net income	(653,593)	(603,315)
Accumulated other comprehensive income (losses)	108	(26,054)

Total MAA shareholders’ equity	2,946,811	914,052
Noncontrolling interest	166,726	31,058

Total equity	3,113,537	945,110

Total liabilities and equity	$6,841,925	$2,751,068

(1)	Number of shares issued and outstanding represent total shares of common stock regardless of classification on the consolidated balance sheet. The number of shares classified as redeemable stock on the consolidated balance sheet for December 31, 2013 and December 31, 2012 are 83,139 and 72,786, respectively.

See accompanying notes to consolidated financial statements.

Mid-America Apartment Communities, Inc.

Consolidated Statements of Operations

Years ended December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share data)

	2013	2012	2011
Operating revenues:
Rental revenues	$580,207	$436,658	$373,797
Other property revenues	53,880	38,331	34,968

Total property revenues	634,087	474,989	408,765
Management fee income	647	899	1,017

Total operating revenues	634,734	475,888	409,782

Property operating expenses:
Personnel	68,246	54,355	48,941
Building repairs and maintenance	20,018	15,029	13,728
Real estate taxes and insurance	76,771	55,024	46,937
Utilities	36,606	25,941	23,852
Landscaping	13,245	10,447	9,642
Other operating	38,428	33,353	30,463
Depreciation and amortization	186,979	121,211	106,009

Total property operating expenses	440,293	315,360	279,572
Acquisition expense	1,393	1,581	3,319
Property management expenses	23,083	21,281	19,973
General and administrative expenses	15,569	13,762	18,123
Merger related expenses	32,403	—	—
Integration related expenses	5,102	—	—

Income from continuing operations before non-operating items	116,891	123,904	88,795
Interest and other non-property income	488	430	802
Interest expense	(75,915)	(57,937)	(56,383)
Loss on debt extinguishment/modification	(426)	(654)	(755)
Amortization of deferred financing costs	(3,063)	(3,552)	(2,902)
Net casualty loss after insurance and other settlement proceeds	(143)	(6)	(619)
Gain on sale of non-depreciable assets	—	45	1,084

Income before income tax expense	37,832	62,230	30,022
Income tax expense	(893)	(803)	(727)

Income from continuing operations before gain (loss) from real estate joint ventures	36,939	61,427	29,295
Gain (loss) from real estate joint ventures	338	(223)	(593)

Income from continuing operations	37,277	61,204	28,702
Discontinued operations:
Income from discontinued operations before gain on sale	5,065	6,938	9,742
Net casualty gain (loss) after insurance and other settlement proceeds on discontinued operations	93	48	(12)
Gain on sale of discontinued operations	76,844	41,635	12,799

Consolidated net income	119,279	109,825	51,231
Net income attributable to noncontrolling interests	3,998	4,602	2,410

Net income available for MAA common shareholders	$115,281	$105,223	$48,821

Earnings per common share—basic:
Income from continuing operations available for common shareholders	$0.71	$1.43	$0.74
Discontinued property operations	1.56	1.13	0.58

Net income available for common shareholders	$2.27	$2.56	$1.32

Earnings per common share—diluted:
Income from continuing operations available for common shareholders	$0.70	$1.43	$0.73
Discontinued property operations	1.55	1.13	0.58

Net income available for common shareholders	$2.25	$2.56	$1.31

See accompanying notes to consolidated financial statements.

Mid-America Apartment Communities, Inc.

Consolidated Statements of Comprehensive Income

Years ended December 31, 2013, 2012 and 2011

(Dollars in thousands)

	2013	2012	2011
Consolidated net income	$119,279	$109,825	$51,231
Other Comprehensive Income:
Unrealized gain (loss) from the effective portion of derivative instruments	10,684	(8,411)	(14,012)
Reclassification adjustment for losses included in net income for the effective portion of derivative instruments	16,370	20,113	27,639

Total Comprehensive Income	146,333	121,527	64,858
Less: comprehensive income attributable to noncontrolling interests	(4,890)	(6,510)	(3,038)

Comprehensive income attributable to MAA	$141,443	$115,017	$61,820

See accompanying notes to consolidated financial statements.

Mid-America Apartment Communities, Inc.

Consolidated Statements of Equity

Years ended December 31, 2013, 2012 and 2011

(Dollars in thousands, except per share data)

	Mid-America Apartment Communities, Inc. Shareholders
	Common Stock		Additional Paid-In Capital	Accumulated Distributions in Excess of Net Income	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Equity	Redeemable Stock
	Shares	Amount
EQUITY BALANCE DECEMBER 31, 2010	34,809	$348	$1,142,023	$(575,021)	$(48,847)	$22,125	$540,628	$3,764

Comprehensive income:
Net income				48,821		2,410	51,231
Other comprehensive income - derivative instruments (cash flow hedges)					12,999	628	13,627
Issuance and registration of common shares	3,856	38	235,296				235,334	494
Shares repurchased and retired	(41)	—	(2,548)				(2,548)
Exercise of stock options	16	—	407				407
Shares issued in exchange for units	254	3	3,066			(3,069)	—
Shares reclassified to liabilities	—	—	—				—	(150)
Redeemable stock fair market value				71			71	(71)
Adjustment for Noncontrolling Interest Ownership in operating partnership			(8,140)			8,140	—
Amortization of unearned compensation			5,519				5,519
Dividends on common stock ($2.5425 per share)				(95,704)		—	(95,704)
Dividends on noncontrolling interest units ($2.5425 per unit)						(5,103)	(5,103)

EQUITY BALANCE DECEMBER 31, 2011	38,894	$389	$1,375,623	$(621,833)	$(35,848)	$25,131	$743,462	$4,037

Comprehensive income:
Net income				105,223		4,602	109,825
Other comprehensive income - derivative instruments (cash flow hedges)					9,794	1,908	11,702
Issuance and registration of common shares	3,174	31	196,295				196,326	546
Shares repurchased and retired	(31)	—	(1,990)				(1,990)
Exercise of stock options		—	—				—
Shares issued in exchange for units	206	2	3,457			(3,459)	—
Shares reclassified to liabilities	—	—	—				—	—
Redeemable stock fair market value				(130)			(130)	130
Adjustment for Noncontrolling Interest Correction			(27,032)	24,870		2,162	—
Adjustment for Noncontrolling Interest Ownership in operating partnership			(5,587)			5,587	—
Amortization of unearned compensation			2,233				2,233
Dividends on common stock ($2.6750 per share)				(111,445)		—	(111,445)
Dividends on noncontrolling interest units ($2.6750 per unit)						(4,873)	(4,873)

EQUITY BALANCE DECEMBER 31, 2012	42,243	$422	$1,542,999	$(603,315)	$(26,054)	$31,058	$945,110	$4,713

Comprehensive income:
Net income				115,281		3,998	119,279
Other comprehensive income - derivative instruments (cash flow hedges)					26,162	892	27,054
Issuance and registration of common shares	32,325	325	2,026,913			161,069	2,188,307	692
Shares repurchased and retired	(10)	—	(702)				(702)
Exercise of stock options	111	—	6,212				6,212
Shares issued in exchange for units	79	—	2,519			(2,519)	—
Redeemable stock fair market value				355			355	(355)
Adjustment for Noncontrolling Interest Ownership in operating partnership			19,340			(19,340)	—
Amortization of unearned compensation			2,268				2,268
Dividends on common stock ($2.8150 per share)				(165,914)		—	(165,914)
Dividends on noncontrolling interest units ($2.8150 per unit)						(8,432)	(8,432)

EQUITY BALANCE DECEMBER 31, 2013	74,748	$747	$3,599,549	$(653,593)	$108	$166,726	$3,113,537	$5,050

Mid-America Apartment Communities, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2013, 2012 and 2011

(Dollars in thousands)

	2013	2012	2011
Cash flows from operating activities:
Consolidated net income	$119,279	$109,825	$51,231
Adjustments to reconcile net income to net cash provided by operating activities:
Retail revenue accretion	(35)	(31)	—
Depreciation and amortization	192,736	132,195	119,329
Stock compensation expense	2,268	2,233	5,519
Exercise of stock options	6,212	—	—
Redeemable stock issued	692	546	494
Amortization of debt premium	(8,933)	(767)	(360)
(Gain) loss from investments in real estate joint ventures	(338)	223	593
Loss on debt extinguishment	426	1,012	755
Derivative interest expense	911	827	543
Settlement of forward swaps	9,617	—	—
Gain on sale of non-depreciable assets	—	(45)	(910)
Gain on sale of discontinued operations	(76,844)	(41,635)	(12,799)
Net casualty loss (gain) and other settlement proceeds	50	(42)	619
Changes in assets and liabilities:
Restricted cash	(11,844)	554	152
Other assets	59,032	(1,395)	(1,356)
Accounts payable	(48,674)	2,495	265
Accrued expenses and other	19,890	4,613	8,596
Security deposits	147	359	(383)

Net cash provided by operating activities	264,592	210,967	172,288

Cash flows from investing activities:
Purchases of real estate and other assets	(139,199)	(312,001)	(362,745)
Normal capital improvements	(53,439)	(47,222)	(46,947)
Construction capital and other improvements	(4,148)	(3,636)	(5,190)
Renovations to existing real estate assets	(11,008)	(14,420)	(12,680)
Development	(53,042)	(73,991)	(38,153)
Distributions from real estate joint ventures	9,768	12,164	1,402
Contributions to real estate joint ventures	(268)	(218)	(1,510)
Proceeds from disposition of real estate assets	128,978	110,101	23,663
Funding of escrow for future acquisitions	(24,884)	—	—
Cash acquired in connection with Colonial merger	63,454	—	—

Net cash used in investing activities	(83,788)	(329,223)	(442,160)

Cash flows from financing activities:
Net change in credit lines	(308,000)	(320,064)	(121,533)
Proceeds from notes payable	347,759	325,000	285,350
Principal payments on notes payable	(11,103)	(12,944)	(13,895)
Payment of deferred financing costs	(6,933)	(3,616)	(4,641)
Repurchase of common stock	(702)	(1,990)	(2,548)
Proceeds from issuances of common shares	25,680	196,325	235,741
Distributions to noncontrolling interests	(6,550)	(4,948)	(5,199)
Dividends paid on common shares	(140,697)	(107,749)	(92,028)

Net cash (used in) provided by financing activities	(100,546)	70,014	281,247

Net increase (decrease) in cash and cash equivalents	80,258	(48,242)	11,375
Cash and cash equivalents, beginning of period	9,075	57,317	45,942

Cash and cash equivalents, end of period	$89,333	$9,075	$57,317

Supplemental disclosure of cash flow information:
Interest paid	$83,628	$60,950	$59,655
Income taxes paid	$803	$727	$623
Supplemental disclosure of noncash investing and financing activities:
Conversion of units to shares of common stock	$2,519	$3,459	$3,069
Accrued construction in progress	$10,165	$3,449	$8,599
Interest capitalized	$2,089	$2,318	$1,156
Marked-to-market adjustment on derivative instruments	$26,143	$10,875	$13,084
Reclassification of redeemable stock to liabilities	$—	$—	$152
Fair value adjustment on debt assumed	$86,671	$2,578	$—
Loan assumption	$707,716	$30,290	$—
Purchase price for Colonial merger	$2,162,876	$—	$—

See accompanying notes to consolidated financial statements.

Mid-America Apartments, L.P.

Consolidated Balance Sheets

December 31, 2013 and December 31, 2012

(Dollars in thousands, except unit data)

	December 31, 2013	December 31, 2012
Assets:
Real estate assets:
Land	$871,316	$386,088
Buildings and improvements	6,366,701	3,158,301
Furniture, fixtures and equipment	199,573	97,270
Development and capital improvements in progress	166,048	52,414

	7,603,638	3,694,073
Less accumulated depreciation	(1,124,207)	(1,019,624)

	6,479,431	2,674,449
Undeveloped land	63,850	1,205
Corporate properties, net	7,523	8,058
Investments in real estate joint ventures	5,499	4,837

Real estate assets, net	6,556,303	2,688,549
Cash and cash equivalents	89,333	8,934
Restricted cash	44,361	809
Deferred financing costs, net	17,424	13,842
Other assets	91,637	29,038
Goodwill	4,106	4,106
Assets held for sale	38,761	—

Total assets	$6,841,925	$2,745,278

Liabilities and Capital:
Liabilities:
Secured notes payable	$1,790,935	$1,190,848
Unsecured notes payable	1,681,783	483,000
Accounts payable	15,067	4,553
Fair market value of interest rate swaps	20,015	21,423
Accrued expenses and other liabilities	206,190	94,467
Security deposits	9,270	6,650
Due to general partner	19	617
Liabilities associated with assets held for sale	78	—

Total liabilities	3,723,357	1,801,558
Redeemable units	5,050	4,713
Capital:
General partner: 74,830,726 OP Units outstanding at December 31, 2013 and 42,316,398 OP Units outstanding at December 31, 2012 (1)	2,946,598	927,734
Limited partners: 4,227,384 OP Units outstanding at December 31, 2013 and 1,731,672 OP Units outstanding at December 31, 2012 (1)	166,746	38,154
Accumulated other comprehensive income (losses)	174	(26,881)

Total capital	3,113,518	939,007

Total liabilities and capital	$6,841,925	$2,745,278

(1)	Number of units outstanding represent total OP Units regardless of classification on the consolidated balance sheet. The number of units classified as redeemable units on the consolidated balance sheet at December 31, 2013 and December 31, 2012 are 83,139 and 72,786, respectively.

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Consolidated Statements of Operations

Years ended December 31, 2013, 2012, and 2011

(Dollars in thousands, except per unit data)

	2013	2012	2011
Operating revenues:
Rental revenues	$580,207	$436,658	$373,797
Other property revenues	53,880	38,331	34,968

Total property revenues	634,087	474,989	408,765
Management fee income	647	899	1,017

Total operating revenues	634,734	475,888	409,782

Property operating expenses:
Personnel	68,246	54,355	48,941
Building repairs and maintenance	20,018	15,029	13,728
Real estate taxes and insurance	76,771	55,024	46,937
Utilities	36,606	25,941	23,852
Landscaping	13,245	10,447	9,642
Other operating	38,428	33,353	30,463
Depreciation and amortization	186,979	121,211	106,009

Total property operating expenses	440,293	315,360	279,572
Acquisition expense	1,393	1,581	3,319
Property management expenses	23,083	21,281	19,973
General and administrative expenses	15,569	13,762	18,123
Merger related expenses	32,403	—	—
Integration related expenses	5,102	—	—

Income from continuing operations before non-operating items	116,891	123,904	88,795
Interest and other non-property income	488	430	802
Interest expense	(75,915)	(57,937)	(56,383)
Loss on debt extinguishment/modification	(426)	(654)	(755)
Amortization of deferred financing costs	(3,063)	(3,552)	(2,902)
Net casualty loss after insurance and other settlement proceeds	(143)	(6)	(619)
Gain on sale of non-depreciable assets	—	45	1,084

Income before income tax expense	37,832	62,230	30,022
Income tax expense	(893)	(803)	(727)

Income from continuing operations before gain (loss) from real estate joint ventures	36,939	61,427	29,295
Gain (loss) from real estate joint ventures	338	(223)	(593)

Income from continuing operations	37,277	61,204	28,702
Discontinued operations:
Income from discontinued operations before gain on sale	4,654	6,153	9,099
Net casualty gain (loss) after insurance and other settlement proceeds on discontinued operations	93	48	(12)
Gain on sale of discontinued operations	65,520	41,635	12,799

Net income available for Mid-America Apartments, L.P. common unitholders	$107,544	$109,040	$50,588

Earnings per common unit—basic:
Income from continuing operations available for common unitholders	$0.70	$1.43	$0.73
Income from discontinued operations available for common unitholders	1.32	1.11	0.56

Net income available for common unitholders	$2.02	$2.54	$1.29

Earnings per common unit—diluted:
Income from continuing operations available for common unitholders	$0.70	$1.43	$0.73
Income from discontinued operations available for common unitholders	1.32	1.11	0.56

Net income available for common unitholders	$2.02	$2.54	$1.29

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Consolidated Statements of Comprehensive Income

Years ended December 31, 2013, 2012, and 2011

(Dollars in thousands)

	2013	2012	2011
Consolidated net income	$107,544	$109,040	$50,588
Other comprehensive income:
Unrealized gain (loss) from the effective portion of derivative instruments	10,684	(8,411)	(14,012)
Reclassification adjustment for losses included in net income for the effective portion of derivative instruments	16,370	20,113	27,639

Comprehensive income attributable to Mid-America Apartments, L.P.	$134,598	$120,742	$64,215

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartments, L.P.

Consolidated Statements of Changes in Capital

Years ended December 31, 2013, 2012 and 2011

(Dollars in thousands, except per unit data)

	Mid-America Apartments, L.P. Unitholders
	Limited Partner	General Partner	Accumulated Other Comprehensive Income (Loss)	Total Partnership Capital	Redeemable Units
CAPITAL BALANCE DECEMBER 31, 2010	$35,095	$554,657	$(52,267)	$537,485	$3,764

Net income	2,580	48,008		50,588
Other comprehensive income—derivative instruments (cash flow hedges)			13,688	13,688
Issuance of units		235,334		235,334	494
Units repurchased and retired		(2,548)		(2,548)
Exercise of unit options		407		407
General partner units issued in exchange for limited partner units	(3,069)	3,069		—
Units reclassified to liabilities				—	(150)
Redeemable units fair market value adjustment		71		71	(71)
Adjustment for limited partners capital at redemption value	7,576	(7,672)		(96)
Amortization of unearned compensation		4,035		4,035
Distributions ($2.5425 per unit)	(5,103)	(95,704)		(100,807)

CAPITAL BALANCE DECEMBER 31, 2011	$37,079	$739,657	$(38,579)	$738,157	$4,037

Net income	4,697	104,343		109,040
Other comprehensive income—derivative instruments (cash flow hedges)			11,698	11,698
Issuance of units		196,326		196,326	546
Units repurchased and retired		(1,990)		(1,990)
General partner units issued in exchange for limited partner units	(3,459)	3,459		—
Redeemable units fair market value adjustment		(130)		(130)	130
Adjustment for limited partners capital at redemption value	4,710	(4,719)		(9)
Amortization of unearned compensation		2,233		2,233
Distributions ($2.6750 per unit)	(4,873)	(111,445)		(116,318)

CAPITAL BALANCE DECEMBER 31, 2012	$38,154	$927,734	$(26,881)	$939,007	$4,713

Net income	3,979	103,565		107,544
Other comprehensive income—derivative instruments (cash flow hedges)			27,055	27,055
Issuance of units	161,069	2,027,237		2,188,306	692
Units repurchased and retired		(702)		(702)
Exercise of unit options		6,212		6,212
General partner units issued in exchange for limited partner units	(2,519)	2,519		—
Redeemable units fair market value adjustment		355		355	(355)
Adjustment for limited partners’ capital at redemption value	(25,505)	43,324		17,819
Amortization of unearned compensation		2,268		2,268
Distributions ($2.8150 per unit)	(8,432)	(165,914)		(174,346)

CAPITAL BALANCE DECEMBER 31, 2013	$166,746	$2,946,598	$174	$3,113,518	$5,050

Mid-America Apartments, L.P.

Consolidated Statements of Cash Flows

Years ended December 31, 2013, 2012, and 2011

(Dollars in thousands)

	2013	2012	2011
Cash flows from operating activities:
Consolidated net income	$107,544	$109,040	$50,588
Adjustments to reconcile net income to net cash provided by operating activities:
Retail revenue accretion	(35)	(31)	—
Depreciation and amortization	192,500	131,642	118,765
Stock compensation expense	2,268	2,233	4,035
Exercise of unit options	6,212	—	—
Redeemable units issued	692	546	494
Amortization of debt premium	(8,933)	(767)	(360)
(Gain) loss from investments in real estate joint ventures	(338)	223	593
Loss on debt extinguishment	426	1,012	755
Derivative interest expense	912	823	543
Settlement of forward swaps	9,617	—	—
Gain on sale of non-depreciable assets	—	(45)	(1,084)
Gain on sale of discontinued operations	(65,520)	(41,635)	(12,799)
Net casualty loss (gain) and other settlement proceeds	50	(42)	619
Changes in assets and liabilities:
Restricted cash	(11,843)	554	151
Other assets	58,904	(1,430)	(1,265)
Accounts payable	(48,641)	2,468	264
Accrued expenses and other	20,135	4,738	8,557
Security deposits	166	355	(372)

Net cash provided by operating activities	264,116	209,684	169,484

Cash flows from investing activities:
Purchases of real estate and other assets	(139,199)	(312,001)	(362,745)
Normal capital improvements	(53,357)	(46,775)	(51,875)
Construction capital and other improvements	(4,148)	(3,636)	—
Renovations to existing real estate assets	(11,008)	(14,420)	(12,680)
Development	(53,042)	(73,991)	(38,153)
Distributions from real estate joint ventures	9,768	12,164	1,402
Contributions to real estate joint ventures	(268)	(218)	(1,510)
Proceeds from disposition of real estate assets	112,293	110,101	23,837
Funding of escrow for future acquisitions	(24,884)	—	—
Cash acquired in connection with Colonial merger	63,454	—	—

Net cash used in investing activities	(100,391)	(328,776)	(441,724)

Cash flows from financing activities:
Advances from general partner	17,220	812	2,355
Net change in credit lines	(308,000)	(320,064)	(121,533)
Proceeds from notes payable	347,759	325,000	285,350
Principal payments on notes payable	(11,103)	(12,944)	(13,895)
Payment of deferred financing costs	(6,933)	(3,616)	(4,641)
Repurchase of common units	(702)	(1,990)	(2,548)
Proceeds from issuances of common units	25,680	196,325	235,739
Distributions paid on common units	(147,247)	(112,697)	(97,227)

Net cash (used in) provided by financing activities	(83,326)	70,826	283,600

Net increase (decrease) in cash and cash equivalents	80,399	(48,266)	11,360
Cash and cash equivalents, beginning of period	8,934	57,200	45,840

Cash and cash equivalents, end of period	$89,333	$8,934	$57,200

Supplemental disclosure of cash flow information:
Interest paid	$83,628	$60,950	$59,655
Income taxes paid	$803	$727	$623
Supplemental disclosure of noncash investing and financing activities:
Accrued construction in progress	$10,165	$3,449	$8,599
Interest capitalized	$2,089	$2,318	$1,156
Marked-to-market adjustment on derivative instruments	$26,143	$10,875	$13,146
Reclassification of redeemable stock to liabilities	$—	$—	$152
Fair value adjustment on debt assumed	$86,671	$2,578	$—
Loan assumption	$707,716	$30,290	$—
Purchase price for Colonial merger	$2,162,876	$—	$—

See accompanying notes to condensed consolidated financial statements.

Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

Notes to Consolidated Financial Statements

Years ended December 31, 2013, 2012, and 2011

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unless the context otherwise requires, all references to “we,” “us,” “our,” or the “Company” refer collectively to Mid-America Apartment Communities, Inc., together with its consolidated subsidiaries, including the Mid-America Apartments, L.P. Unless the context otherwise requires, all references to “MAA” refers only to Mid-America Apartment Communities, Inc., and not any of its consolidated subsidiaries. Unless the context otherwise requires, the references to the “Operating Partnership” or “MAALP” refer to Mid-America Apartments, L.P. together with its consolidated subsidiaries. “Common stock” refers to the common stock of MAA and “shareholders” means the holders of shares of MAA’s common stock. The limited partnership interests of the Operating Partnership are referred to as “OP Units” and the holders of the OP Units are referred to as “unitholders”.

As of December 31, 2013, MAA owned 74,830,726 units (or approximately 94.7%) of the limited partnership interests of the Operating Partnership. MAA conducts substantially all of its business and holds substantially all of its assets through the Operating Partnership, and by virtue of its ownership of the OP Units and being the Operating Partnership’s sole general partner, MAA has the ability to control all of the day-to-day operations of the Operating Partnership.

We believe combining the notes to the consolidated financial statements results in the following benefits:

•	enhances a readers’ understanding of MAA and the Operating Partnership by enabling the reader to view the business as a whole in the same manner that management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure applies to both MAA and the Operating Partnership.

Management operates MAA and the Operating Partnership as one business. The management of the Company is comprised of individuals who are officers of MAA and employees of the Operating Partnership. We believe it is important to understand the few differences between MAA and the Operating Partnership in the context of how MAA and the Operating Partnership operate as a consolidated company. MAA and the Operating Partnership are structured as an “umbrella partnership REIT,” or UPREIT. MAA’s interest in the Operating Partnership entitles MAA to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to MAA’s percentage interest therein and entitles MAA to vote on substantially all matters requiring a vote of the limited partners. MAA’s only material asset is its ownership of limited partner interests in the Operating Partnership; therefore, MAA does not conduct business itself, other than acting as the sole general partner of the Operating Partnership, issuing public equity from time to time and guaranteeing certain debt of the Operating Partnership. The Operating Partnership holds, directly or indirectly, all of our real estate assets. Except for net proceeds from public equity issuances by MAA, which are contributed to the Operating Partnership in exchange for OP Units, the Operating Partnership generates the capital required by our business through the Operating Partnership’s operations, direct or indirect incurrence of indebtedness and issuance of partnership units.

The presentation of MAA’s shareholders’ equity and the Operating Partnership’s capital are the principal areas of difference between the consolidated financial statements of MAA and those of the Operating Partnership. MAA’s shareholders’ equity may include shares of preferred stock, shares of common stock, additional paid-in capital, cumulative earnings, cumulative distributions, noncontrolling interest, preferred units, treasury shares, accumulated other comprehensive income and redeemable common units. The Operating Partnership’s capital may include common capital and preferred capital of the general partner (MAA), limited partners’ preferred capital, limited partners’ noncontrolling interest, accumulated other comprehensive income and redeemable common units. Redeemable common units represent the number of outstanding OP Units as of the date of the applicable balance sheet, valued at the greater of the closing market price of MAA’s common stock or the aggregate value of the individual partners’ capital balances. Each redeemable OP Unit may be redeemed by the holder thereof for either cash equal to the fair market value of one share of common stock of MAA at the time of such redemption or, at the option of MAA, one share of common stock of MAA.

Organization and Formation of Mid-America Apartment Communities, Inc.

On October 1, 2013, MAA completed its previously announced merger with Colonial Properties Trust, or Colonial. Pursuant to the merger agreement, Martha Merger Sub, LP, or OP Merger Sub, a wholly-owned indirect subsidiary of MAALP, merged with and into Colonial Realty Limited Partnership, or Colonial LP, with Colonial LP being the surviving entity of the merger and becoming a wholly-owned indirect subsidiary of MAALP, which is referred to as the partnership merger. The partnership merger was part of the transactions contemplated by the previously announced agreement and plan of merger entered into on June 3, 2013 among MAA, our Operating Partnership, OP Merger Sub, Colonial, and Colonial LP pursuant to which MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger, which is referred to as the parent merger. Under the terms of the merger agreement, each Colonial common share was converted into the right to receive 0.36 of a newly issued share of MAA common stock. In addition, each limited partner interest in Colonial LP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of Colonial LP, which we refer to in this filing as Colonial LP units, issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into common units in MAALP at the 0.36 conversion rate.

The net assets and results of operations of Colonial are included in our consolidated financial statements from the closing date, October 1, 2013, through December 31, 2013, the end of our fiscal year. See further discussion surrounding the Merger in Item 8. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 2.

We owned and operated 270 apartment communities principally through the Operating Partnership, as of December 31, 2013. As of December 31, 2013, MAA also owned an interest in the following unconsolidated real estate joint ventures:

	Percent Owned	Number of Units/Square Feet
Multifamily:
Mid-America Multifamily Fund II, LLC (Fund II)	33.33%	1,156	(1)
Belterra	10.00%	288
McKinney	25.00%	—	(2)
Commercial:
Land Title Building	33.30%	29,971

(1)	This joint venture is comprised of four apartment communities.
(2)	This joint venture consists of undeveloped land.

As of December 31, 2013, we had five development communities under construction totaling 1,461 units, with 509 units completed. Total expected costs for the development projects are $203.0 million, of which $134.5 million has been incurred to date. We expect to complete construction on all five projects by the end of 2014. Four of our multifamily properties include retail components with approximately 105,168 square feet of gross leasable area. We also acquired four wholly owned commercial properties through our merger with Colonial with approximately 1,124,596 square feet of gross leasable area, including tenant owned anchor stores, and one partially owned commercial property with approximately 29,971 square feet of gross leasable area.

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared by our management in accordance with United States generally accepted accounting principles, or GAAP, and applicable rules and regulations of the Securities and Exchange Commission, or the SEC. The consolidated financial statements of MAA presented herein include the accounts of

MAA, the Operating Partnership, and all other subsidiaries in which MAA has a controlling financial interest. MAA owns approximately 95% to 100% of all consolidated subsidiaries. The consolidated financial statements of MAALP presented herein include the accounts of MAALP and all other subsidiaries in which MAALP has a controlling financial interest. MAALP owns, directly or indirectly, 100% of all consolidated subsidiaries. In our opinion, all adjustments necessary for a fair presentation of the condensed consolidated financial statements have been included, and all such adjustments were of a normal recurring nature. All significant intercompany accounts and transactions have been eliminated in consolidation.

We invest in entities which may qualify as variable interest entities, or VIE. A VIE is a legal entity in which the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support or, as a group, the holders of the equity investment at risk lack the power to direct the activities of a legal entity as well as the obligation to absorb its expected losses or the right to receive its expected residual returns. We consolidate all VIEs for which we are the primary beneficiary and use the equity method to account for investments that qualify as VIEs but for which we are not the primary beneficiary. In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including but not limited to, those activities that most significantly impact the VIE’s economic performance and which party controls such activities.

We use the equity method of accounting for our investments in entities for which we exercise significant influence, but do not have the ability to exercise control. These entities are not variable interest entities. The factors considered in determining that we do not have the ability to exercise control include ownership of voting interests and participatory rights of investors.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses to prepare these financial statements and notes in conformity with GAAP. Actual results could differ from those estimates.

Revenue Recognition and Real Estate Sales

We primarily lease multifamily residential apartments under operating leases generally with terms of one year or less. Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease and other revenues are recorded when earned.

We record gains and losses on real estate sales in accordance with accounting standards governing the sale of real estate. For sale transactions meeting the requirements for the full accrual method, we remove the assets and liabilities from our Consolidated Balance Sheets and record the gain or loss in the period the transaction closes. For properties contributed to joint ventures, we record gains on the partial sale in proportion to the outside partners’ interest in the venture.

Rental Costs

Costs associated with rental activities, including advertising costs, are expensed as incurred. Advertising expenses were approximately $9.5 million, $8.8 million, and $8.7 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Discontinued Operations

Properties sold during the year or those classified as held-for-sale at the end of a reporting period are classified as discontinued operations in accordance with accounting standards governing financial statement presentation. Once a property is classified as held-for-sale, depreciation is no longer recognized.

Real Estate Assets and Depreciation and Amortization

Real estate assets are carried at depreciated cost. Repairs and maintenance costs are expensed as incurred while significant improvements, renovations, and recurring capital replacements are capitalized. Recurring capital replacements typically include scheduled carpet replacement, new roofs, HVAC units, plumbing, concrete, masonry and other paving, pools and various exterior building improvements. In addition to these costs, we also capitalize salary costs directly identifiable with renovation work. These expenditures extend the useful life of the property and increase the property’s fair market value. The cost of interior painting, vinyl flooring and blinds are expensed as incurred.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which range from 8 to 40 years for land improvements and buildings, 5 years for furniture, fixtures and equipment, and 3 to 5 years for computers and software.

Development Costs

Development projects and the related carrying costs, including interest, property taxes, insurance and allocated direct development salary cost during the construction period, are capitalized and reported in the accompanying balance sheets as “Development and capital improvements in progress” during the construction period. Interest is capitalized in accordance with accounting standards governing the capitalization of interest. Upon completion and certification for occupancy of individual buildings within a development, amounts representing the completed building’s portion of total estimated development costs for the project are transferred to land, buildings, and furniture, fixtures and equipment as real estate held for investment. Capitalization of interest, property taxes, insurance and allocated direct development salary costs cease upon the transfer. The assets are depreciated over their estimated useful lives. Total interest capitalized during 2013, 2012 and 2011 was approximately $2.1 million, $2.3 million, and $1.2 million, respectively. Indirect costs other than interest that we capitalized included capitalized salaries of $391,000, $274,000, and $292,000 during 2013, 2012 and 2011, respectively, and real estate taxes of $288,000, $276,000, and $183,000 during 2013, 2012 and 2011, respectively.

Certain costs associated with the lease-up of development projects, including cost of model units, their furnishings, signs, and “grand openings” are capitalized and amortized over their respective estimated useful lives. All other costs relating to renting development projects are expensed as incurred.

Acquisition of Real Estate Assets

In accordance with accounting standards for business combinations, the fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building, furniture, fixtures and equipment, and identified intangible assets, consisting of the value of in-place leases and other contracts.

We allocate the purchase price to the fair value of the tangible assets of an acquired property determined by valuing the building as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a building using methods similar to those used by independent appraisers. These methods include using stabilized net operating income, or NOI, and market specific capitalization and discount rates.

In allocating the fair value of identified intangible assets of an acquired property, the in-place leases are valued based on current rent rates and time and cost to lease a unit. Management concluded that the residential leases acquired on each of its property acquisitions are approximately at market rates since the residential lease terms generally do not extend beyond one year.

For larger, portfolio style acquisitions, like the Merger, management engages a third party valuation specialist to perform the fair value assessment, which includes an allocation of the purchase price. Similar to management’s methods, the third party uses cash flow analysis as well as an income approach and a market approach to determine the fair value of assets. The third party uses stabilized NOI and market specific capitalization and discount rates. Management reviews the inputs used by the third party specialist as well as the allocation of the purchase price provided by the third party to ensure reasonableness and that the procedures are performed in accordance with management’s policy. The initial allocation of the purchase price is based on management’s preliminary assessment, which may differ when final information becomes available. Subsequent adjustments made to the initial purchase price allocation, if any, are made within the allocation period, which typically does not exceed one year.

For residential leases, the fair value of the in-place leases and resident relationships is then amortized over 6 months, the estimated remaining term of the resident leases. For commercial leases, the fair value of in-place leases and resident relationships is amortized over the remaining term of the commercial leases. The amount of lease intangibles included in Other assets totaled $50.3 million, $1.6 million, and $1.8 million as of December 31, 2013, 2012, and 2011, respectively. Accumulated amortization for these leases totaled $21.9 million, $1.0 million, and $0.7 million as of December 31, 2013, 2012 and 2011, respectively. The amortization recorded as depreciation and amortization expense was $23.5 million, $3.7 million, and $3.5 million for the years ended December 31, 2013, 2012, and 2011, respectively. The estimated aggregate future amortization expense is approximately $23.8 million, $3.3 million, $3.3 million, $3.3 million, and $2.6 million for the years ended December 31, 2014, 2015, 2016, 2017, and 2018, respectively.

The Company’s policy is to expense the costs incurred to acquire properties in the period these costs are incurred. Acquisition costs include appraisal fees, title fees, broker fees, and other legal costs to acquire the property. These costs are recorded in our Statement of Operations under the line “Acquisition expenses”.

Impairment of Long-lived Assets, including Goodwill

We account for long-lived assets in accordance with the provisions of accounting standards for the impairment or disposal of long-lived assets and evaluate our goodwill for impairment under accounting standards for goodwill and other intangible assets. We evaluate goodwill for impairment on at least an annual basis, or more frequently if a goodwill impairment indicator is identified. We periodically evaluate long-lived assets, including investments in real estate and goodwill, for indicators that would suggest that the carrying amount of the assets may not be recoverable. The judgments regarding the existence of such indicators are based on factors such as operating performance, market conditions and legal factors.

Long-lived assets, such as real estate assets, equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented on the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group/property classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill is tested annually for impairment and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss for goodwill is recognized to the extent that the carrying amount exceeds the implied fair value of goodwill. This determination is made at the reporting unit level and consists of two steps. First, we determine the fair value of a reporting unit and compare it to its carrying amount. In the apartment industry, the primary method used for determining fair value is to divide annual operating cash flows by an appropriate capitalization rate. We determine the appropriate capitalization rate by reviewing the prevailing rates in a property’s market or submarket. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation in accordance with accounting standards for business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. There has been no impairment of goodwill in the three year period ended December 31, 2013.

Loss Contingencies

The outcomes of claims, disputes and legal proceedings are subject to significant uncertainty. We record an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. We review these accruals quarterly and make revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, we do not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then we disclose a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If we cannot make a reasonable estimate of the possible loss, or range of loss, then a statement to that effect is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that we consider in this assessment, including with respect to the matters are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, our experience in similar matters, the facts available to us at the time of assessment, and how we intend to respond, or have responded, to the proceeding or claim. Our assessment of these factors may change over time as individual proceedings or claims progress. For matters where we are not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties, and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where we believe a reasonable estimate of loss, or range of loss, can be made. In such instances, we believe that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

Undeveloped Land

Undeveloped land includes sites intended for future multifamily developments, sites for future commercial development and sites intended for residential use and are carried at the lower of cost or fair value in accordance with GAAP and any costs incurred prior to commencement of pre-development activities are expensed as incurred.

Investment in Real Estate Joint Ventures

Our investments in our unconsolidated real estate joint ventures are recorded using the equity method as we are able to exert significant influence, but do not have a controlling interest in any of our joint ventures.

Cash and Cash Equivalents

We consider cash, investments in money market accounts, and certificates of deposit with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash consists of escrow deposits held by lenders for property taxes, insurance, debt service, replacement reserves, and exchanges under Section 1031(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Deferred Financing Costs

Deferred financing costs are amortized over the terms of the related debt using a method which approximates the effective interest method. If the terms of renewed or modified debt instruments are deemed to be substantially different, all unamortized financing costs associated with the modified debt are charged to earnings in the current period. If the terms are not substantially different, the costs associated with the renewal are capitalized and amortized over the remaining term of the debt instrument. For modifications affecting a line of credit, fees paid to a creditor and any third party costs will be capitalized and amortized over the remaining term of the new arrangement. Any unamortized deferred financing costs associated with the old arrangement are either deferred and amortized over the life of the new arrangement or written off, depending upon the nature of the modification and cost. The balance of any unamortized financing costs on extinguished debt is expensed upon extinguishment.

Other Assets

Other assets consist primarily of deferred rental concessions which are recognized on a straight line basis over the life of the leases, receivables and deposits from residents, value of derivative contracts and other prepaid expenses including prepaid insurance and prepaid interest. Also included in other assets are the fair market value of in place leases, which totaled $50.3 million, $1.6 million, and $1.8 million as of December 31, 2013, 2012, and 2011, respectively

Accrued Expenses and Other Liabilities

Accrued expenses consist of accrued dividend payable, accrued real estate taxes, accrued interest payable, other accrued expenses payable, and unearned income. Significant accruals included accrued dividend payable of $57.7 million, $30.6 million and $27.0 million at December 31, 2013, 2012 and 2011, respectively, accrued real estate taxes of $40.4 million, $27.9 million and $25.4 million at December 31, 2013, 2012 and 2011, respectively, and accrued interest payable of $18.1 million, $7.5 million, and $6.3 million at December 31, 2013, 2012, and 2011, respectively.

Self Insurance

We are self insured for workers’ compensation claims up to $500,000 and for general liability claims up to $50,000. Claims exceeding these amounts are insured by a third party. We accrue for expected liabilities less than $500,000 for workers’ compensation based on a third party actuarial estimate of ultimate losses and accrue for expected general liability claims less than $50,000 based on historical experience, adjusted as actual claims occur.

Income Taxes

MAA has elected to be taxed as a REIT under the Code beginning with the taxable year ended December 31, 1994, and intend to continue to operate in such a manner. The current and continuing qualification as a REIT depends on MAA’s ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. As long as MAA qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on its taxable income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from an investment in a corporation.

Even if MAA qualifies as a REIT, it may be subject to United States Federal income and excise taxes in certain situations, such as not meeting the income distribution requirements. MAA also will be required to pay a 100% tax on any net income on non-arm’s length transactions between MAA and its Taxable REIT Subsidiaries, or TRS (discussed below). In addition, MAA could also be subject to the alternative minimum tax, or AMT. The state and local tax laws may not conform to the United States Federal income tax treatment, and MAA and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which MAA transacts business or its shareholders reside. Any taxes imposed on MAA would reduce its operating cash flow and net income.

Certain of our operations or a portion thereof, including asset management and risk management, are conducted through TRSs, which are subsidiaries of the Operating Partnership. A TRS is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax.

The TRS accounts for deferred taxes by recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, at December 31, 2013, net of the valuation allowance, the net deferred tax assets were reduced to zero.

The Company recognizes liabilities for uncertain income tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires the Company to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company classifies interest related to income tax liabilities, and if applicable, penalties, as a component of Income tax expense. As of December 31, 2013, we did not have any unrecognized tax benefits, and we do not believe that there will be any material changes in our unrecognized tax positions over the next 12 months.

Recent Accounting Pronouncements

In February 2013, the Financial Account Standards Board, or FASB, issued Accounting Standards Update (ASU) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of Accumulated other comprehensive income (AOCI) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning after December 15, 2012 and early adoption is permitted. We early adopted ASU 2013-02 for the annual period ended December 31, 2012. The adoption of ASU 2013-02 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

In January 2013, the FASB issued ASU, No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, would apply to derivatives accounted for in accordance with FASB ASC 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. This ASU is effective for fiscal years beginning on or after January 1, 2013 and interim periods within those annual periods. We adopted ASU 2013-01 during the period ended March 31, 2013. The adoption of ASU 2013-01 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

In November 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This ASU supersedes certain paragraphs in ASU 2011-05 addressing reclassification adjustments out of accumulated other comprehensive income. The effective dates and changes to our presentation are the same as noted in the discussion of ASU 2011-05 below.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This ASU allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 is applied retrospectively. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. We adopted ASU 2011-05 during the reporting period ended December 31, 2011, and this changed the presentation of our financial statements but not our consolidated financial condition or results of operations taken as a whole.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments change the wording, mainly for clarification, used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this update to result in a change in the application of the requirements in ASU 2011-04. The amendments in this ASU are to be applied prospectively. The amendments are effective during interim and annual periods beginning after December 15, 2011. We adopted ASU 2011-04 for the interim and annual periods of fiscal year 2012. The adoption of ASU 2011-04 has not had a material impact on our consolidated financial condition or results of operations taken as a whole.

2. BUSINESS COMBINATIONS

Merger of MAA and Colonial

On October 1, 2013, we completed our previously announced merger with Colonial. Pursuant to the merger agreement, Martha Merger Sub, LP, or OP Merger Sub, a wholly-owned indirect subsidiary of our Operating Partnership, merged with and into Colonial LP, with Colonial LP being the surviving entity of the merger and becoming a wholly-owned indirect subsidiary of our Operating Partnership, which is referred to as the partnership merger. The partnership merger was part of the transactions contemplated by the previously announced agreement and plan of merger entered into on June 3, 2013 among MAA, our Operating Partnership, OP Merger Sub, Colonial, and Colonial LP pursuant to which MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger, which is referred to as the parent merger. Under the terms of the merger agreement, each Colonial common share was converted into the right to receive 0.36 of a newly issued share of MAA common stock. In addition, each limited partner interest in Colonial LP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of Colonial LP, which we refer to in this filing as Colonial LP units, issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into common units in our Operating Partnership at the 0.36 conversion rate.

The merger combined two complimentary multifamily portfolios to create the second largest publicly-held owner and operator of multifamily units in the United States by number of units, diversified across the large and secondary markets of the Sunbelt region. The increased size and scale of the operating platform produces synergies and enhances the Company’s competitive advantage in the region, which is expected to drive higher operating margins. The larger Company also has enhanced liquidity for shareholders and greater access to multiple forms of capital.

As part of the Merger, we acquired 115 wholly owned apartment communities encompassing 34,370 units principally located in the Southeast and Southwest region of the United States. In addition to the apartment communities, we also acquired four commercial properties totaling approximately 806,000 square feet. The additions have caused us to nearly double in size as a result of the Merger. The net assets and results of operations of Colonial are included in our consolidated financial statements from the closing date, October 1, 2013, through December 31, 2013, the end of our fiscal year.

The total purchase price of approximately $2.2 billion was determined based on the number of Colonial shares of common stock and Colonial OP Units outstanding, as of October 1, 2013. In all cases in which MAA’s stock price was a determining factor in arriving at final consideration for the merger, the stock price used to determine the purchase price was the opening price of MAA’s common stock on October 1, 2013 ($62.56 per share). The total purchase price includes $7.3 million of other consideration, a majority of which relates to assumed stock compensation plans. As a result of the Merger, we issued approximately 31.9 million shares of MAA common stock and approximately 2.6 million OP units.

The acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, 805, Business Combinations, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values.

For larger, portfolio style acquisitions, like the Merger, management engages a third party valuation specialist to assist with the fair value assessment, which includes an allocation of the purchase price. Similar to management’s methods, the third party uses cash flow analysis as well as an income approach and a market approach to determine the fair value of assets acquired. The third party uses stabilized NOI and a market specific capitalization and discount rates. Management reviews the inputs used by the third party specialist as well as the allocation of the purchase price provided by the third party to ensure reasonableness and that the procedures are performed in accordance with management’s policy. The allocation of the purchase price is based on management’s assessment, which may differ as more information becomes available. Subsequent adjustments made to the purchase price allocation, if any, are made within the allocation period, which typically does not exceed one year.

The allocation of the purchase price described above requires a significant amount of judgment. The following purchase price allocation was based on our valuation, estimates and assumptions of the acquisition date fair value of the tangible and intangible assets acquired and liabilities assumed. While the current allocation of the purchase price is substantially complete, the valuation of the real estate properties and certain other assets and liabilities is in the process of being finalized. We do not expect future revisions, if any, to have a significant impact on our financial position or results of operations.

The purchase price was allocated as follows (in thousands):

Land	$469,396
Buildings and improvements	3,069,642
Furniture, fixtures and equipment	96,377
Development and capital improvements in progress	113,368
Undeveloped land	58,400
Properties held for sale	33,800
Lease intangible assets	57,946
Cash and cash equivalents	63,454
Restricted cash	6,825
Deferred costs and other assets, excluding lease intangible assets	87,713

Total assets acquired	4,056,921
Notes payable	(1,759,550)
Fair market value of interest rate swaps	(14,961)
Accounts payable, accrued expenses, and other liabilities	(119,534)

Total liabilities assumed, including debt	(1,894,045)

Total purchase price	$2,162,876

The merger accounts for $104.0 million of consolidated revenue as reported and a $17.6 million consolidated net loss as reported for 2013.

We incurred merger and integration related expenses of $37.5 million for the year ended December 31, 2013. These amounts were expensed as incurred and are included in the Consolidated Statement of Operations in the items titled Merger related expenses and Integration related expenses.

Other acquisitions in 2013

During 2013 we acquired properties, other than through the Colonial Merger, totaling 1,138 units for a total purchase price of $139.2 million, paid in cash, which does not include land acquired for future development. These acquisitions included $26.9 million recorded to Land, $125.7 million recorded to Buildings and improvements, $0.3 million recorded to Furniture, fixtures, and equipment, $0.1 million of Other assets, $1.2 million of fair market value of residential leases recorded in Other assets and $0.9 million of Other liabilities for a total net addition of assets of $153.3 million. These acquisitions account for $8.7 million of consolidated revenue as reported and $4.2 million of consolidated net income as reported for 2013.

Pro forma information

The unaudited pro forma information set forth below is based on MAA’s historical Consolidated Statements of Operations for the years ended December 31, 2013 and 2012, adjusted to give effect to the Merger with Colonial and the acquisition of other properties in 2013 as though they occurred on January 1, 2012, the beginning of the comparable prior annual period. The pro forma adjustments primarily relate to the depreciation expense on stepped up fixed assets, amortization of acquired intangibles, and estimated interest expense related to new financings. The pro forma information is provided for illustrative purposes only and does not necessarily reflect the actual results of operations had the transactions been consummated at the beginning of the earliest year presented nor is it necessarily indicative of future operating results. The pro forma information does not give effect to any cost synergies or other operating efficiencies that could result from the Merger with Colonial.

	Pro forma (Unaudited) Period Ended December 31, (in thousands, except per share data)
	2013	2012
Total Revenue (1)	$941,662	$844,002
Net Income available to common shareholders (1)	$142,593	$100,752
Earnings per share, diluted (1)	$1.78	$1.45

(1)	Pro forma adjustments for certain acquisitions are excluded as they had no pre-acquisition operating activity in 2012 or 2013.

The pro forma results are based on estimates and assumptions, which we believe are reasonable.

3. EARNINGS PER COMMON SHARE OF MAA

Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares outstanding during the period. All outstanding unvested restricted share awards contain rights to non-forfeitable dividends and participate in undistributed earnings with common shareholders and, accordingly, are considered participating securities that are included in the two-class method of computing basic earnings per share. Both the unvested restricted shares and other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis with our diluted earnings per share being the more dilutive of the treasury stock or two-class methods. Operating partnership units are included in dilutive earnings per share calculations when they are dilutive to earnings per share. For the years ended December 31, 2013, 2012, and 2011, MAA’s basic earnings per share is computed using the two-class method, and our diluted earnings per share is computed using the more dilutive of the treasury stock method or two-class method:

(dollars and shares in thousands, except per share amounts)	Years ended December 31,
	2013	2012	2011
Shares Outstanding
Weighted average common shares—basic	50,677	41,039	36,995
Weighted average partnership units outstanding	2,351	1,834	1,992
Effect of dilutive securities	88	64	100

Weighted average common shares—diluted	53,116	42,937	39,087

Calculation of Earnings per Share—basic
Income from continuing operations	$37,277	$61,204	$28,702
Income from continuing operations attributable to noncontrolling interests	(1,131)	(2,414)	(1,267)
Income from continuing operations allocated to unvested restricted shares	(34)	(53)	(22)

Income from continuing operations available for common shareholders, adjusted	$36,112	$58,737	$27,413

Income from discontinued operations	$82,002	$48,621	$22,529
Income from discontinued operations attributable to noncontrolling interest	(2,867)	(2,188)	(1,143)
Income from discontinued operations allocated to unvested restricted shares	(74)	(41)	(11)

Income from discontinued operations available for common shareholders, adjusted	$79,061	$46,392	$21,375

Weighted average common shares—basic	50,677	41,039	36,995
Earnings per share—basic	$2.27	$2.56	$1.32
Calculation of Earnings per Share—diluted
Income from continuing operations	$37,277	$61,204	$28,702
Income from discontinued operations	$82,002	$48,621	$22,529
Weighted average common shares—diluted	53,116	42,937	39,087
Earnings per share—diluted	$2.25	$2.56	$1.31

4. EARNINGS PER OP UNIT OF MAALP

Basic earnings per OP Unit is computed by dividing net income available for common unitholders by the weighted average number of units outstanding during the period. All outstanding unvested restricted share awards contain rights to non-forfeitable dividends and participate in undistributed earnings with common unitholders and, accordingly, are considered participating securities that are included in the two-class method of computing basic earnings per OP unit. Diluted earnings per OP Unit reflects the potential dilution that could occur if securities or other contracts to issue OP Units were exercised or converted into OP Units.

A reconciliation of the numerators and denominators of the basic and diluted earnings per unit computations for the years ended December 31, 2013, 2012, and 2011 is presented below:

(dollars and units in thousands, except per unit amounts)	Years ended December 31,
	2013	2012	2011
Units Outstanding
Weighted average common units - basic	53,075	42,911	39,051
Weighted average partnership units outstanding
Effect of dilutive securities	88	64	100

Weighted average common units - diluted	53,163	42,975	39,151

Calculation of Earnings per Unit - basic
Income from continuing operations	$37,277	$61,204	$28,702
Income from continuing operations allocated to unvested restricted shares	33	53	21

Income from continuing operations available for common unitholders, adjusted	$37,244	$61,151	$28,681
Income from discontinued operations	$70,267	$47,836	$21,886
Income from discontinued operations allocated to unvested restricted shares	62	41	10

Income from discontinued operations available for common unitholders, adjusted	$70,205	$47,795	$21,876

Earnings per unit - basic:	$2.02	$2.54	$1.29

Calculation of Earnings per Unit - diluted
Income from continuing operations	$37,277	$61,204	$28,702
Income from discontinued operations	$70,267	$47,836	$21,886

Earnings per unit - diluted:	$2.02	$2.54	$1.29

5. STOCK BASED COMPENSATION

MAA accounts for its stock based employee compensation plans in accordance with accounting standards governing stock based compensation. These standards require an entity to measure the cost of employee services received in exchange for an award of an equity instrument based on the award’s fair value on the grant date and recognize the cost over the period during which the employee is required to provide service in exchange for the award, which is generally the vesting period. Any liability awards issued are remeasured at each reporting period.

Incentive Plans Overview and Summary

MAA’s stock compensation plans consist of an employee stock purchase plan and a number of incentives provided to attract and retain independent directors, executive officers and key employees. Incentives are currently granted under the 2013 Stock Incentive Plan which was approved at the September 27, 2013 Shareholders Meeting. This plan replaced the 2004 Stock Plan which had replaced the 1994 Restricted Stock and Stock Option Plan (collectively, the “Plans”) under which no further awards may be granted as of October 31, 2013. The 1994 Restricted Stock and Stock Option Plan allowed for the grant of restricted stock and stock options up to a total of 2.4 million shares. The 2004 Stock Plan allowed for the grant of restricted stock and stock options up to a total of 500,000 shares. The 2013 Stock Incentive Plan allows for the grant of restricted stock and stock options up to 225,000 shares. MAA believes that such awards better align the interests of its employees with those of its shareholders.

In general, restricted stock is earned based on either a service condition, performance condition, or a market condition, or a combination thereof, and vests ratably over multiple periods. Service based awards are earned when the employee remains employed over the requisite service period and are valued on the grant date based upon the market price of MAA common stock on the date of grant. Market based awards are earned when MAA reaches a specified stock price or specified return on the stock price (price appreciation plus dividends) and are valued on the grant date using a Monte Carlo simulation. Performance based awards are earned when MAA reaches certain operational goals such as FFO targets and are value based upon the market price of MAA common stock on the date of grant and considers the probability of reaching the stated targets. MAA remeasures the fair value of the performance based awards each balance sheet date with adjustments made on a cumulative basis until the award is settled and the final compensation is known.

Compensation expense is generally recognized for service based awards using the straight-line method over the vesting period of the shares regardless of cliff or ratable vesting distinctions. Compensation expense for market and performance based awards is recognized using the accelerated amortization method with each vesting tranche valued as a separate award, with a separate vesting date, consistent with the estimated value of the award at each period end. Additionally, we adjust compensation expense for estimated and actual forfeitures for all awards.

Awards that allow employees to sell shares of vested restricted stock back to MAA in excess of the amount required to cover the participant’s statutory minimum tax withholdings upon vesting of the shares require liability accounting and are marked to market each reporting period. Awards that do not allow for share repurchases are classified as equity and are generally valued based on grant date fair value and are not adjusted to market each reporting period.

Total compensation costs under the Plans were approximately $2,653,000, $2,214,000 and $5,522,000 for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013, the total unrecognized compensation cost related to the Plans was approximately $4,158,000. This cost is expected to be recognized over the remaining weighted average period of 1.2 years. Total cash paid for the settlement of plan shares totaled $354,000, $995,000, $1,604,000 for the years ended December 31, 2013, 2012, and 2011, respectively. Information concerning specific grants under the Plans is listed below.

Employee Stock Purchase Plan

The Mid-America Apartment Communities, Inc. Employee Stock Purchase Plan, or ESPP, provides a means for employees to purchase common stock of MAA at a discounted price. The Board of Directors has authorized the issuance of 150,000 shares for the plan. The ESPP is administered by the Compensation Committee of the Board of Directors who may annually grant options to employees to purchase up to an aggregate of 15,000 shares of common stock at a price equal to 85% of the market price of the common stock. Shares are purchased semi-annually on the last market day of June and December. The plan determines the purchase price using one of three measurement formulas based on the market activity during the measurement period. The variability caused by the combination of varying number of participants, market price fluctuations and potential changes in the formula used each measurement period makes it not possible to reasonably estimate fair value at the grant date. During the years ended December 31, 2013, 2012 and 2011, 6,865 shares, 6,019 shares and 5,732 shares, respectively, were purchased through the ESPP. The plan does not meet the criteria to be a noncompensatory plan and therefore compensation cost of approximately $66,000, $46,000, and $59,000 was recognized for the years ended December 31, 2013, 2012 and 2011, respectively.

Options

All option awards made under the Plans have been granted with the exercise price equal to the market price on the date of grant. The options vest over five years of continuous service at a rate of 10%, 10%, 20%, 30% and 30%, and expire ten years from grant date. MAA issues new shares when options are exercised. Dividends are not paid on unexercised options.

The fair value of each option award is estimated on the grant date using the Black-Scholes method. Volatility is based on the historical volatility of MAA’s common stock. Expected life of the option is estimated using historical data to estimate option exercise and employee termination. MAA uses a U.S. constant-maturity Treasury close to the same expected life of the option to represent the risk-free rate. Turnover is based on the historical rate at which options are exercised. MAA uses its current dividend yield at the time of grant to estimate the dividend yield over the life of the option. No options were granted during 2013, 2012 or 2011.

No options were exercised or outstanding during the years ended December 31, 2013 or 2012. Cash received from the exercise of options for the year ended December 31, 2011 was approximately $407,000. Options granted as part of the Colonial Merger are discussed later in this footnote.

Key Management 2002 Restricted Stock Plan

In 2002, MAA issued 97,881 restricted shares of common stock to key managers and executive officers with a grant date fair value of $25.65 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the day prior to the date of the grant. These shares vest 20% on March 31 of each year for five consecutive years beginning in 2008. Recipients receive dividend payments on the shares of restricted stock prior to vesting. This plan was modified on August 2, 2011 recategorizing 7,316 of the shares previously categorized as a liability to equity due to the discontinuation of a practice allowing participants to sell shares of vested restricted stock back to MAA in excess of the amount required to cover the participant’s taxes upon vesting of the shares. No other plan terms were changed. The new grant date fair value for these shares is $69.37 per share.The grant date fair value was determined by the closing trading price of MAA’s shares on the modification date. All remaining shares were earned and issued by the modification date and therefore the valuation was calculated on issued plan shares adjusted for forfeitures based on the historical experience for turnover by the key managers and executive officers. No additional compensation cost was recognized as a result of this modification.

There were no unvested shares outstanding for the Key Management 2002 Restricted Stock Plan during the year ended December 31, 2013. As of December 31, 2013, there was no unrecognized compensation cost related to nonvested shares granted. The total fair value of equity shares vesting plus the settlement of liabilities during the years ended December 31, 2013, 2012 and 2011 was approximately $0, $740,000 and $702,000, respectively.

Director Restricted Stock Plan

Non-employee Directors elected to the Board of Directors receive an annual grant of restricted shares of common stock. The annual grants were equivalent to $50,000 per non-employee Director in 2011, $60,000 per non-employee Director in 2012, and $60,000 per non-employee Director in 2013. Directors have the right to receive their grants either in restricted shares of common stock of MAA that will vest after one year of service on the Board of Directors or have them issued into a deferred compensation plan.

A summary of the status of the Director Restricted Stock Plan nonvested restricted shares of common stock as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	5,340	$67.36
Granted and issued	6,510	69.08
Vested	(5,340)	67.36
Forfeited	—	—

Nonvested at December 31, 2013	6,510	$69.08

As of December 31, 2013, there was approximately $263,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted. This cost is expected to be recognized over the remaining weighted average period of 0.2 years . The total fair value of shares vesting during the years ended December 31, 2013, 2012 and 2011, was approximately $360,000, $200,000 and $200,000, respectively.

Key Management 2008 Restricted Stock Plan

In 2008, the Board of Directors adopted the 2008 Key Management Restricted Stock Plan, or the 2008 Plan, a long-term incentive program for key managers and executive officers. The 2008 Plan consists of both an annual and three year program. Under the annual program participants can earn both service and market based shares of restricted stock. The service based shares are awarded at the beginning of the 2008 Plan with the timing of vesting dependent on employment and total shareholder return performance. The earning of restricted shares under the market based program is based on employment and total shareholder return performance. No shares were earned through the annual market program. Participation in the three year program is limited to the executive officers and awards shares of restricted stock based upon both MAA’s total shareholder return performance over a three year period and that performance in relation to that of MAA’s peers. Any shares earned through the three year program were issued on January 3, 2012 and will vest 25% annually beginning on January 1, 2013. Recipients will receive dividend payments on any restricted shares of common stock earned and issued during the restriction periods. On July 1, 2008, MAA issued 15,920 restricted shares of common stock under the annual service based program of the 2008 Plan. On January 3, 2012, MAA issued 17,343 restricted shares of common stock under the three year program of the 2008 Plan.

The fair value of the stock award was estimated on the grant date using a multifactor Monte Carlo simulation. The valuation used an interest rate term structure as of July 1, 2008 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 1.95% for 0.25 years to 3.24% for 4.00 years. The dividend yield assumption was 4.669% and was based on the closing stock price of $52.69 on July 1, 2008. Volatility for MAA and its peers was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of interpolating between the volatilities implied by stock call option contracts that were closest to the terms and closest to the money. Volatility for MAA was 34.87% for year 1, 30.92% for year 2, 29.63% for year 3, and 28.61% for year 4. Volatilities for MAA’s peers ranged from 25.05% to 49.94%. The requisite service period of the 2008 Plan is based on the criteria for the separate programs and is 5.5 years for the annual service based program, 2.5 years for the annual market based program and 7.5 years for the three-year program. Turnover is based on the historical experience for the key managers and executive officers.

This plan was modified on August 2, 2011, recategorizing 6,374 of the shares previously categorized as a liability to equity due to the discontinuation of a practice allowing participants to sell shares of vested restricted stock back to MAA in excess of the amount required to cover the participant’s taxes upon vesting of the shares. No other plan terms were changed. The new grant date fair value for these shares is $69.37 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the modification date as all market conditions had been determined at such time. The measurement period was completed and all earned shares were issued by the modification date and the valuation was calculated on issued plan shares adjusted for forfeitures based on the historical experience for turnover by the key managers and executive officers. No additional compensation cost was recognized as a result of this modification.

A summary of the status of the Key Management 2008 Restricted Stock Plan nonvested restricted shares of common stock as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2013	16,680	$56.75
Issued	—	—
Vested	(5,851)	59.12
Forfeited	(40)	69.37

Nonvested at December 31, 2013	10,789	$55.41

As of December 31, 2013, there was approximately $83,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted. The $83,000 unrecognized cost will be recognized accordingly over the remaining weighted average period of 0.86 years. The total fair value of equity shares vesting plus the settlement of liabilities during the years ended December 31, 2013, 2012, and 2011 was approximately $346,000, $650,000, and $230,000, respectively.

Key Management 2010 Restricted Stock Plan

In 2010, the Board of Directors adopted the 2010 Key Management Restricted Stock Plan, or the 2010 Plan, a long-term incentive program for key managers and executive officers. Under the 2010 Plan participants can earn both service and market based shares of restricted stock. The service based shares are awarded at the beginning of the 2010 Plan with the timing of vesting dependent on employment and total shareholder return performance. The earning of restricted shares under the market program is based on employment and total shareholder return performance. Recipients receive dividend payments on any shares of restricted stock earned and issued during the restriction periods. On March 23, 2010, MAA issued 18,171 shares of restricted stock under the service based program of the 2010 Plan. On January 3, 2011, MAA issued 37,002 shares of restricted stock under the market program of the 2010 Plan. All shares, including service shares, vest 50% annually beginning on January 1, 2011.

The fair value of the stock award was estimated on the grant date using a Monte Carlo simulation. The valuation used an interest rate term structure as of March 23, 2010 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 0.14% for 0.25 years to 0.41% for 1.0 year. The dividend yield assumption was 4.52% and was based on the closing stock price of $54.38 on March 23, 2010. Volatility for MAA was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of interpolating between the volatilities implied by stock call option contracts that were closest to the terms and closest to the money. Volatility for MAA was 24.12% for 0.50 years, 27.14% for 0.75 years and 35.65% for 1.00 year. The requisite service period of the 2010 Plan is based on the criteria for the separate programs and is 1.79 years for the service and market based programs. Turnover is based on the historical experience for the key managers and executive officers.

This plan was modified on August 2, 2011 recategorizing 18,720 of the shares previously categorized as a liability to equity due to the discontinuation of a practice allowing participants to sell shares of vested restricted stock back to MAA in excess of the amount required to cover the participant’s taxes upon vesting of the shares. No other plan terms were changed. The new grant date fair value of these shares is $69.37 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the modification date. The measurement period was completed and all earned shares were issued by the modification date and the valuation was calculated on issued plan shares adjusted for forfeitures based on the historical experience for turnover by the key managers and executive officers. No additional compensation cost was recognized as a result of this modification.

There were no unvested shares outstanding for the Key Management 2010 Restricted Stock Plan during the year ended December 31, 2013. As of December 31, 2013, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted. The total fair value of equity shares vesting plus the settlement of liabilities during the years ended December 31, 2012 and 2011 was approximately $1,733,000 and 1,689,000, respectively. No shares vested or were settled during the year ended December 31, 2013.

2010 Executive Restricted Stock Plan

In 2010, The Board of Directors of MAA approved a restricted stock grant for certain members of executive management. On March 23, 2010, MAA issued 2,710 shares of restricted common stock to those executive officers with a grant date fair value of $54.38 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the date of the grant. These shares vest 1/3rd annually beginning on March 23, 2011. Recipients receive dividend payments on the shares of restricted stock prior to vesting.

A summary of the status of the 2010 Executive Restricted Stock Plan nonvested shares as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	634	$54.38
Issued	—	—
Vested	(634)	54.38
Forfeited	—	—

Nonvested at December 31, 2013	—	$—

As of December 31, 2013, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted. The total fair value of shares vesting during the years ended December 31, 2013, 2012 and 2011 was approximately $34,000, $64,000, and 49,000, respectively.

Key Management 2011 Restricted Stock Plan

In 2011, the Board of Directors adopted the 2011 Key Management Restricted Stock Plan, or the 2011 Plan, a long-term incentive program for key managers and executive officers. Under the 2011 Plan participants can earn both performance and market based shares of restricted stock. The earning of restricted shares under the performance program is based on employment and relative FFO per share performance. The earning of restricted shares under the market program is based on employment and both absolute and relative total shareholder return performance. On March 1, 2012 MAA issued 25,355 shares of restricted stock that vest 50% annually beginning on March 1, 2012. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods.

The fair value of the performance based stock award was estimated using the grant date stock price of $63.96 and the probability of MAA reaching the plan’s FFO targets. The fair value of the market based stock award was estimated on the grant date using a Monte Carlo simulation. The valuation used an interest rate term structure as of January 3, 2011 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 0.13% for 0.25 years to 0.28% for 1.0 year. The dividend yield assumption was 3.92% for MAA and was based on the closing stock price of $63.96 on January 3, 2011. Volatility for MAA was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of interpolating between the volatilities implied by stock call option contracts that were closest to the terms and closest to the money. Volatility for MAA was 22.56% for six months, 24.14% for nine months and 23.46% for twelve months.

The requisite service period of the 2011 Plan is based on the criteria for the separate programs and is 2.2 years. Turnover is based on the historical experience for the key managers and executive officers.

This plan was modified on August 2, 2011 recategorizing shares for 52 participants previously categorized as a liability to equity due to the discontinuation of a practice allowing participants to sell shares of vested restricted stock back to MAA in excess of the amount required to cover the participant’s taxes upon vesting of the shares. No other plan terms were changed. The new grant date fair value is $69.37 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the modification date. The fair value of the modified performance based award was estimated using the grant date stock price of $69.37 and the probability of MAA reaching the plan’s FFO targets. The fair value of the modified market based award was estimated on the grant date using a Monte Carlo simulation. The valuation used an interest rate term structure as of August 2, 2011 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 0.06% for 0.25 years to 0.16% for 1.00 year. The dividend yield assumption was 3.618% for MAA and was based on the closing stock price of $69.37 on August 2, 2011. Volatility for MAA was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of interpolating between the volatilities implied by stock call option contracts that were closest to the terms and closest to the money. Volatility for MAA was 18.47% for six months, 18.16% for nine months and 18.71% for twelve months. The requisite service period of the modified 2011 Plan is based on the criteria for the separate programs and is 1.6 years. Turnover is based on the historical experience for the key managers and executive officers. No additional compensation cost was recognized as a result of this modification.

A summary of the status of the 2011 Plan nonvested shares as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	11,021	$68.72
Issued	—	—
Vested	(10,938)	68.71
Forfeited	(83)	69.37

Nonvested at December 31, 2013	—	$—

As of December 31, 2013, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted. The total fair value of shares vesting during the years ended December 31, 2013 and 2012 was approximately $752,000 and $930,000, respectively. No equity shares vested and no liabilities settled during the years ended December 31, 2011.

Key Management 2012 Restricted Stock Plan

In 2012, the Board of Directors adopted the 2012 Key Management Restricted Stock Plan, or the 2012 Plan, a long-term incentive program for key managers and executive officers. Under the 2012 Plan participants can earn both service and market based shares of restricted stock. The earning of restricted shares under the market program is based on employment and both absolute and relative total shareholder return performance during 2012. Market and service based shares earned were issued on January 10, 2013 totaling 16,593 shares and will vest 25% annually beginning on January 10, 2014. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods.

The fair value of the market stock award was estimated on the January 3, 2012 grant date using a Monte Carlo simulation. The valuation used an interest rate term structure as of January 3, 2012 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 0.00% for 0.25 years to 0.17% for 1.00 year. The dividend yield assumption was 4.19% for MAA and was based on the closing stock price of $62.55 on December 30, 2011. Volatility for MAA was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of daily implied volatilities interpolating between the volatilities implied by stock call option contracts that were closest to the terms shown and closest to the money. Volatility for MAA was 31.17% for one year, and 29.65% for two years. The requisite service period of the 2012 Plan is based on the criteria for the separate programs according to the four year vesting schedule. Turnover is based on the historical experience for the key managers and executive officers.

A summary of the status of the 2012 Plan nonvested shares as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	—	$—
Issued	16,593	62.55
Vested	(565)	62.55
Forfeited	(283)	62.55

Nonvested at December 31, 2013	15,745	$62.55

As of December 31, 2013, there was approximately $1,203,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted. MAA’s policy is to recognize compensation cost over the requisite service period for each portion of an award. The $1,203,000 unrecognized cost will be recognized accordingly over the remaining weighted average period of 1.34 years. The total fair value of shares vesting during the year ended December 31, 2013 was approximately $35,000. No shares vested during the years ended December 31, 2012 and 2011.

2012 Named Executive Officer Restricted Stock Plan

In 2013, the Board of Directors of MAA approved a restricted stock grant for certain members of executive management. On March 12, 2013, MAA issued 5,890 shares of restricted common stock to certain executive officers for company performance results for the year ended December 31, 2012 with a grant date fair value of $67.77 per share. The grant date fair value was determined by the closing trading price of MAA’s shares on the date of the grant. These shares vest 1/4th annually beginning on January 10, 2014. Recipients receive dividend payments on the shares of restricted stock prior to vesting.

A summary of the status of the 2012 Named Executive Officer Restricted Stock Plan nonvested shares as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	—	$—
Issued	5,890	67.77
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2013	5,890	$67.77

As of December 31, 2013, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted. No shares had vested as of December 31, 2013.

Key Management 2013 Restricted Stock Plan

In 2013, the Board of Directors adopted the 2013 Key Management Restricted Stock Plan, or the 2013 Plan, a long-term incentive program for key managers and executive officers. Under the 2013 Plan participants can earn both performance and market based shares of restricted stock. The earning of restricted shares under the performance program is based on the grantee’s individual job performance rating for 2013. The earning of restricted shares under the market program is based on employment and both absolute and relative total shareholder return performance during one, two, and three years ending December 31, 2013. Any market and performance based shares earned will be issued on January 24, 2014 and will vest 25% annually beginning on January 23, 2015. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods.

The fair value of the market stock award was estimated on the January 2, 2013 grant date using a Monte Carlo simulation. The valuation used an interest rate term structure as of January 2, 2013 based on a zero coupon risk-free rate to represent the risk-free rate for the simulation which varied between 0.07% for 0.25 years to 0.17% for 1.0 year. The dividend yield assumption was 4.269% for MAA and was based on the closing stock price of $65.12 on January 2, 2013. Volatility for MAA was obtained by using a blend of both historical and implied volatility calculations. Historical volatility was based on the standard deviation of daily total continuous returns and implied volatility was based on the trailing month average of daily implied volatilities interpolating between the volatilities implied by stock call option contracts that were closest to the terms shown and closest to the money. Volatility for MAA was 16.40% for one year and 20.92% for two years. The requisite service period of the 2013 Plan is based on the criteria for the separate programs according to the four year vesting schedule. Turnover is based on the historical experience for the key managers and executive officers.

As of December 31, 2013, there was approximately $1,556,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted. MAA’s policy is to recognize compensation cost over the requisite service period for each portion of an award. The $1,556,000 in unrecognized cost will be recognized accordingly over the remaining weighted average period of 1.4 years. No shares were issued or have vested as of December 31, 2013.

Colonial Merger Restricted Stock and Option Exchanged

As part of the merger with Colonial, MAA assumed the existing Colonial stock based compensation plans. Per the terms of the merger agreement, the remaining non-terminated grantees’ restricted shares and options were replaced with MAA shares and options with effectively the same terms as their original agreement. The shares and options were fully earned as of the merger date, but various vesting periods still remained. MAA issued 35,779 restricted shares and options to purchase 488,262 shares of MAA common stock for this exchange. The fair value of the restricted shares was calculated at $62.56 per share, the opening stock price on October 1, 2013, the merger date. The options were valued using a Black-Scholes Model ranging in term from 3 months to 5.5 years using a volatility range of 15.60% to 46.29%, and dividend rate of 4.21%, discount rate range of 0.02% to 1.55%. MAA used the U.S. Treasury bill rate close to the same expected life of the option to represent the risk-free rate. Turnover is based on the historical rate at which options are exercised. MAA uses its current dividend yield at the time of grant to estimate the dividend yield over the life of the option.

A summary of the status of the restricted stock nonvested shares exchanged in connection with the merger as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	—	$—
Issued	35,779	62.56
Vested	(736)	62.56
Forfeited	(262)	62.56

Nonvested at December 31, 2013	34,781	$62.56

As of December 31, 2013, there was approximately $739,152 of total unrecognized compensation cost related to nonvested share-based merger exchanged restricted stock granted. MAA’s policy is to recognize compensation cost over the requisite service period for each portion of an award. The $739,152 unrecognized cost will be recognized accordingly over the remaining weighted average period of 0.61 years. The total fair value of shares vesting during the year ended December 31, 2013 is approximately $46,000.

A summary of the status of the options exchanged in connection with the merger as of December 31, 2013, and the changes for the year ended December 31, 2013, is presented below:

Options	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2013	—	$—
Granted	488,262	55.96
Exercised	(110,715)	47.36
Expired	(21,404)	88.29

Outstanding at December 31, 2013	356,143	$56.69

Of the 356,143 options outstanding at December 31, 2013, 335,557 were exercisable with a weighted average exercise price of $56.51 and an intrinsic value of $3,608,000 and a weighted average remaining term of 1.4 years. The intrinsic value of the 356,143 options outstanding at December 31, 2013 was $3,686,000 with a weighted average remaining term of 1.7 years. The intrinsic value of options exercised during the year ended December 31, 2013 was $2,067,000.

6. UNDEVELOPED LAND AND CONSTRUCTION IN PROGRESS

We currently have 7 active development projects, including multifamily and commercial sites, as set forth in the table below. In addition, we own approximately $63.9 million of undeveloped land parcels that are held for future developments.

		Total Units/	Costs Capitalized
	Location	Square Feet (1)	to Date
($ in thousands)
Active Developments:
Multifamily:
220 Riverside	Jacksonville, FL	294	$15,025
Colonial Grand at Bellevue (Phase II)	Nashville, TN	220	7,462
Colonial Grand at Lake Mary (Phase III)	Orlando, FL	132	9,117
Colonial Grand at Randal Lakes	Orlando, FL	462	49,819
Colonial Reserve at South End	Charlotte, NC	353	50,856

		1,461	$132,279

Commercial:
Colonial Promenade Huntsville (Phase II)	Huntsville, AL	23,000	$6,085
Brookwood West Retail	Birmingham, AL	41,300	9,413

		64,300	$15,498

Total Active Developments			$147,777

Other Capital improvements in progress			18,271

Total Development and capital improvements in progress			$166,048

Undeveloped land:
Multifamily			$20,350
Commercial			28,800
Commercial Outparcels/Pads			700
For-Sale Residential Land			14,000

			$63,850

Total Undeveloped land			$63,850

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.

7. BORROWINGS

The weighted average interest rate at December 31, 2013 for the $3.5 billion of debt outstanding was 3.9%, compared to the weighted average interest rate of 3.8% on $1.7 billion of debt outstanding at December 31, 2012. We utilize both conventional and tax exempt debt to help finance our activities. Borrowings are made through individual property mortgages as well as Company-wide secured and unsecured credit facilities. We utilize fixed rate borrowings, interest rate swaps and interest rate caps to manage our current and future interest rate risk. More details on our borrowings can be found in the schedules presented later in this section.

We maintain a total of $679.5 million of secured credit facilities with Prudential Mortgage Capital, credit enhanced by Fannie Mae, or Fannie Mae Facilities. The Fannie Mae Facilities provide for both fixed and variable rate borrowings and have Fannie Mae rate tranches with maturities from 2014 through 2018. The interest rate on the majority of the variable portion renews every 90 days and is based on the FNMA discount mortgage backed security rate on the date of renewal, which, for the Company, has historically approximated three-month LIBOR less an average of 0.17% over the life of the Fannie Mae Facilities, plus a fee of 0.49% to 0.67%. Borrowings under the Fannie Mae Facilities totaled $453.5 million at December 31, 2013, consisting of $50.0 million under a fixed portion at a rate of 4.7%, and the remaining $403.5 million under the variable rate portion of the facility at an average rate of 0.8%. The available borrowing capacity at December 31, 2013, was $453.5 million. Commitment fees related to our unused Fannie Mae Facilities totaled $548,000 for the year ended December 31, 2013. The Company has 4 interest rate swap agreements, totaling a notional amount of $125 million designed to fix the interest rate on a portion of the variable rate borrowings outstanding under the Fannie Mae Facilities at approximately 4.6%. The interest rate swaps have maturities between 2014 and 2015. The swaps are highly effective and are designed as cash flow hedges. The Company has also entered into 22 interest rate caps totaling a notional amount of $273 million which are designed to cap a portion of the Fannie Mae Facilities. These interest rate caps have maturities between 2014 and 2018 and eleven are set at 6.0%, nine set at 4.5%, and two set at 5.0%. The Fannie Mae Facilities are subject to certain borrowing base calculations that can effectively reduce the amount that may be borrowed.

The Company has a $200.0 million credit facility with Freddie MAC, or the Freddie Mac Facility. At December 31, 2013, the Company had $198.2 million borrowed against the Freddie Mac Facility at an interest rate of 0.7%. Commitment fees related to the Freddie Mac Facility totaled $3,000 for the year ended December 31, 2013. The Company has 7 interest rate swap agreements, totaling a notional amount of $94.0 million designed to fix the interest rate on a portion of the variable rate borrowings outstanding under the Freddie Mac Facility at approximately 4.6%. The interest rate swaps expire in 2014. The Company has also entered into one interest rate cap totaling a notional amount of $15.0 million which is designated against the Freddie Mac Facility. This interest rate cap has a 2014 maturity and is set at 5.0%.

The Company also maintains a $500.0 million unsecured credit facility with fourteen banks led by Key Bank National Association (Key Bank). The Key Bank Credit Line bears an interest rate of LIBOR plus a spread of 0.90% to 1.70% based on a investment grade pricing grid. This credit line expires in August 2017 with two six month extension options. At December 31, 2013, the Company had $496.3 million available to be borrowed under the Key Bank Line agreement with zero borrowings under this facility. Approximately $3.7 million of the facility is used to support letters of credit. Commitment fees related to this facility totaled $887,000 for the year ended December 31, 2013.

Each of the Company’s credit facilities is subject to various covenants and conditions on usage. If the Company were to fail to satisfy a condition to borrowing, the available credit under one or more of the facilities could not be drawn, which could adversely affect the Company’s liquidity. Moreover, if the Company were to fail to make a payment or violate a covenant under a credit facility, after applicable cure periods, one or more of its lenders could declare a default, accelerate the due date for repayment of all amounts outstanding and/or foreclose on properties securing such facilities. Any such event could have a material adverse effect on the Company. The Company believes it was in compliance with these covenants and conditions on usage at December 31, 2013.

At December 31, 2013, the Company had $1.1 billion of fixed rate conventional property mortgages with an average interest rate of 4.0% and an average maturity in 2019 and a total of $27.3 million variable rate mortgages with an embedded cap rate of 7.0% at an average interest rate of 3.3% with a maturity in 2015.

At December 31, 2013, the Company had $96.0 million (after considering the impact of interest rate swap and cap agreements in effect) of conventional, secured variable rate debt outstanding at an average interest rate of 0.7%, $225.3 million of capped conventional, secured variable rate debt at an average interest rate of 1.1%, and $88.8 million of capped tax-free variable rate debt at an average rate of 0.9%. The interest rate on all other secured debt, totaling $1.4 billion, was hedged or fixed at an average interest rate of 4.3%. Additionally, the Company had $1.7 billion of senior unsecured notes and term loans fixed at an average interest rate of 4.3% and a $500.0 million variable rate credit facility with an average interest rate of 1.10% with zero borrowings at December 31, 2013.

On October 16, 2013, MAALP issued $350 million in aggregate principal amount of notes, maturing on October 15, 2023 with an interest rate of 4.3% per annum (the “2023 Notes”). The purchase price paid by the initial purchasers was 99.047% of the principal amount. The 2023 Notes are general unsecured senior obligations of MAALP and rank equally in right of payment with all other senior unsecured indebtedness of MAALP. Interest on the 2023 Notes is payable on April 15 and October 15 of each year, beginning on April 15, 2014. The net proceeds from the offering after deducting the original issue discount of approximately $3.3 million and underwriting commissions and expenses of approximately $2.3 million was approximately $344.4 million. The 2023 Notes have been reflected net of discount in the consolidated balance sheet. The Company entered into three forward swaps totaling $150 million, which resulted in a total effective interest rate of 4.15%.

On December 13, 2013, MAALP completed a series of exchange offers (the “Exchange Offers”) pursuant to which it exchanged $154,235,000 aggregate principal amount of 6.25% Senior Notes due 2014, $169,161,000 aggregate principal amount of 5.50% Senior Notes due 2015 and $68,130,000 aggregate principal amount of 6.05% Senior Notes due 2016 (collectively, the “Existing Notes”) issued by Colonial Realty Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of MAALP, for $154,235,000 aggregate principal amount of MAALP’s new 6.25% Senior Notes due 2014 (the “2014 Notes”), $169,112,000 aggregate principal amount of MAALP’s new 5.50% Senior Notes due 2015 (the “2015 Notes”) and $68,130,000 aggregate principal amount of MAALP’s new 6.05% Senior Notes due 2016 (the “2016 Notes” and together with the 2014 Notes and the 2015 Notes, the “Exchange Notes”), plus approximately $975,000 in cash.

The Exchange Notes are senior unsecured obligations of MAALP and will rank equally in right of payment with all of MAALP’s other existing and future senior unsecured indebtedness. Interest on the 2014 Notes will accrue from, and including, December 15, 2013 and be payable on June 15, 2014, which will also be the maturity date for the 2014 Notes. Interest on the 2015 Notes will accrue from, and including, October 1, 2013 and be payable semiannually on April 1 and October 1 of each year, beginning on April 1, 2014. Interest on the 2016 Notes will accrue from, and including, September 1, 2013 and be payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2014. In certain circumstances described below MAALP may be required to pay additional interest on the Exchange Notes.

The Indenture under which the 2023 notes were issued and the Indentures contain certain covenants that, among other things, limit the ability of MAALP and its subsidiaries to incur secured and unsecured indebtedness if not in pro forma compliance with the following negative covenants: (1) total leverage not to exceed 60% of adjusted total assets, (2) secured leverage not to exceed 40% of adjusted total assets and (3) a fixed charge coverage ratio of at least 1.50 to 1. In addition, MAALP is required to maintain at all times unencumbered consolidated total assets of not less than 150% of the aggregate principal amount of its outstanding unsecured debt. At December 31, 2013, MAALP was in compliance with each of these financial covenants.

All of the Existing Notes tendered into the Exchange Offers were cancelled in connection with the settlement of the Exchange Offers. In connection with the issuance and sale of the Exchange Notes, MAALP also entered into three separate registration rights agreements, each dated as of December 13, 2013, and each with J.P. Morgan Securities LLC, the dealer manager in the Exchange Offers (the “Registration Rights Agreements”). Under the Registration Rights Agreements, MAALP agreed to use commercially reasonable efforts to complete exchange offers registered under the Securities Act pursuant to which MAALP will offer to issue new exchange notes containing terms substantially similar in all material respects to the Exchange Notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) in exchange for the Exchange Notes. MAALP also agreed, if it determines that a registered exchange offer is not available or specified other circumstances occur, to use commercially reasonable efforts to file and have become effective a shelf registration statement relating to resales of the Exchange Notes. MAALP will be obligated to pay additional interest of up to 0.50% per annum on the Exchange Notes if it does not complete the exchange offers within 270 days after the issue date of the Exchange Notes and in other specified circumstances.

The following table summarizes the Company’s indebtedness at December 31, 2013, (dollars in thousands):

	Borrowed Balance	Effective Rate	Contract Maturity
Fixed Rate Secured Debt
Individual property mortgages	$1,111,812	4.0%	4/1/2013
Fannie Mae conventional credit facilities	50,000	4.7%	3/31/2017
Credit facility balances managed with interest rate swaps LIBOR-based interest rate swaps	219,000	5.3%	8/31/2014

Total fixed rate secured debt	1,380,812	4.2%	6/13/2018
Variable Rate Secured Debt (1)
Fannie Mae conventional credit facilities	189,721	0.8%	12/2/2016
Fannie Mae tax-free credit facilities	88,812	0.9%	7/23/2031
Freddie Mac credit facilities	104,248	0.7%	7/1/2014
Freddie Mac mortgages	27,342	3.3%	10/31/2015

Total variable rate secured debt	410,123	1.0%	5/27/2019

Total Secured Debt	$1,790,935	3.5%	9/1/2018

Unsecured Debt
Term loan fixed with swaps	550,000	3.1%	11/10/2017
Fixed rate bonds	1,131,783	5.0%	9/22/2019

Total Unsecured Debt	$1,681,783	4.3%	2/12/2019

Total Outstanding Debt	$3,472,718	3.9%	4/28/2018

(1)	Includes capped balances

The following table summarizes interest rate ranges and maturity of the Company’s indebtedness at December 31, 2013 and the balance of the Company’s indebtedness at December 31, 2012 (dollars in millions):

	At December 31, 2013
	Actual Interest Rates	Current Average Interest Rate	Maturity	Balance	Balance at December 31, 2012
Fixed Rate:
Taxable Secured	1.77 - 6.21%	4.07%	2014-2035	$1,161.8	$422.4
Unsecured	3.15 - 6.25%	5.02%	2017-2024	1,131.8	310.0
Interest rate swaps	2.63 - 6.63%	4.76%	2014-2018	769.0	559.0

				$3,062.6	$1,291.4

Variable Rate: (1)
Taxable	0.66 - 0.91%	0.72%	2014-2033	122.7	70.9
Interest rate caps	0.73 - 1.02%	0.80%	2014-2033	287.4	288.5
Unsecured	—%	—%	2015	—	23.0

				$410.1	$382.4

				$3,472.7	$1,673.8

(1)	Amounts are adjusted to reflect interest rate swap and cap agreements in effect at December 31, 2013, and 2012, respectively, which results in the Company paying fixed interest payments over the terms of the interest rate swaps and on changes in interest rates above the strike rate of the cap. Rates and maturities for capped balances are for the underlying debt, unless the strike rate has been reached.

The following table includes scheduled principal repayments on the borrowings at December 31, 2013, as well as the amortization of the fair market value of debt assumed (dollars in thousands):

Year	Amortization	Maturities	Total
2014	$26,642	$430,640	$457,282
2015	8,361	388,693	397,054
2016	9,043	164,300	173,343
2017	10,014	469,306	479,320
2018	11,382	379,247	390,629
Thereafter	71,711	1,503,379	1,575,090

	$137,153	$3,335,565	$3,472,718

8. DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

We are exposed to certain risk arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of our debt funding and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future contractual and forecasted cash amounts, principally related to our borrowings, the value of which are determined by changing interest rates.

Cash Flow Hedges of Interest Rate Risk

Our objectives in using interest rate derivatives are to add stability to interest expense and to manage our exposure to interest rate movements. To accomplish this objective, we use interest rate swaps and interest rate caps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for us making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up front premium.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in Accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2013, 2012 and 2011, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the years ended December 31, 2013, 2012 and 2011, we recorded ineffectiveness of $37,000 (decrease to interest expense), $39,000 (increase to interest expense) and $195,000 (increase to interest expense), respectively, mainly attributable to a mismatch in the underlying indices of the derivatives and the hedged interest payments made on our variable-rate debt.

Amounts reported in Accumulated other comprehensive income related to derivatives designated in qualifying cash flow hedges will be reclassified to Interest expense as interest payments are made on our variable-rate debt. During the next twelve months, we estimate that an additional $11.1 million will be reclassified to earnings as an increase to Interest expense, which primarily represents the difference between our fixed interest rate swap payments and the projected variable interest rate swap payments.

As of December 31, 2013, we had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk:

Interest Rate Derivative	Number of Instruments	Notional
Interest Rate Caps	12	$224,631,000
Interest Rate Swaps	18	$769,000,000

Non-designated Hedges

Derivatives not designated as hedges are not speculative and are used to manage our exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements of FASB ASC 815, Derivatives and Hedging. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and resulted in losses of $16,000, $66,000, and $24,000 for the years ended December 31, 2013, 2012, and 2011, respectively.

As of December 31, 2013, we had the following outstanding interest rate derivatives that were not designated as hedges:

Interest Rate Derivative	Number of Instruments	Notional
Interest Rate Caps	11	$63,820,000

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The table below presents the fair value of our derivative financial instruments as well as their classification on the Consolidated Balance Sheet as of December 31, 2013 and December 31, 2012, respectively (dollars in thousands):

	Asset Derivatives			Liability Derivatives
		12/31/2013	12/31/2012		12/31/2013	12/31/2012
Derivatives designated as hedging instruments	Balance Sheet Location	Fair Value	Fair Value	Balance Sheet Location	Fair Value	Fair Value
Interest rate contracts	Other assets	$396	$245	Fair market value of interest rate swaps	$20,015	$21,423

Total derivatives designated as hedging instruments		$396	$245		$20,015	$21,423

Derivatives not designated as hedging instruments
Interest rate contracts	Other assets	$49	$43		$—	$—

Total derivatives not designated as hedging instruments		$49	$43		$—	$—

Tabular Disclosure of the Effect of Derivative Instruments on the Statement of Operations

The tables below present the effect of our derivative financial instruments on the Consolidated Statement of Operations for the years ended December 31, 2013, 2012 and 2011, respectively: (dollars in thousands)

Derivatives in Cash Flow Hedging Relationships	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)			Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)			Location of Gain or (Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Years ended December 31,	2013	2012	2011		2013	2012	2011		2013	2012	2011
Interest rate contracts	$10,684	$(8,411)	$(14,012)	Interest expense	$(16,370)	$(20,113)	$(27,639)	Interest expense	$37	$(39)	$(195)

Total derivatives in cash flow hedging relationships	$10,684	$(8,411)	$(14,012)		$(16,370)	$(20,113)	$(27,639)		$37	$(39)	$(195)

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized	Amount of Gain or (Loss) Recognized in Income on Derivative
For the year ended December 31,	in Income on Derivative	2013	2012	2011
Interest rate products	Interest income/(expense)	$(16)	$(66)	$(24)
Total		$(16)	$(66)	$(24)

Credit-risk-related Contingent Features

As of December 31, 2013, derivatives that were in a net liability position and subject to credit-risk-related contingent features had a termination value of $22.0 million, which includes accrued interest but excludes any adjustment for nonperformance risk. These derivatives had a fair value, gross of asset positions, of $20.0 million at December 31, 2013.

Certain of our derivative contracts contain a provision where if we default on any of our indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then we could also be declared in default on our derivative obligations. As of December 31, 2013, we had not breached the provisions of these agreements. If we had breached these provisions, we could have been required to settle our obligations under the agreements at their termination value of $4.9 million.

Certain of our derivative contracts contain a provision where the Company could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness. As of December 31, 2013, we had not breached the provisions of these agreements. If we had breached these provisions, we could have been required to settle our obligations under the agreements at their termination value of $14.9 million.

Certain of our derivative contracts are credit enhanced by either FNMA or Freddie Mac. These derivative contracts require that our credit enhancing party maintain credit ratings above a certain level. If our credit support providers were downgraded below Baa1 by Moody’s or BBB+ by Standard & Poor’s, or S&P, we may be required to either post 100 percent collateral or settle the obligations at their termination value of $7.0 million as of December 31, 2013. Both FNMA and Freddie Mac are currently rated Aaa by Moody’s and AA+ by S&P, and therefore, the provisions of this agreement have not been breached and no collateral has been posted related to these agreements as of December 31, 2013.

Although our derivative contracts are subject to master netting arrangements, which serve as credit mitigants to both us and our counterparties under certain situations, we do not net our derivative fair values or any existing rights or obligations to cash collateral on the consolidated balance sheet.

The table below presents a gross presentation, the effects of offsetting, and a net presentation of our derivatives as of December 31, 2013 and December 31, 2012. The net amounts of derivative assets or liabilities can be reconciled to the Tabular Disclosure of Fair Values of Derivative Instruments above, which also provides the location that derivative assets and liabilities are presented on the Consolidated Balance Sheet (dollars in thousands):

Offsetting of Derivative Assets
As of December 31, 2013
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Received	Net Amount
Derivatives	$444	$—	$444	$—	$—	$444

Offsetting of Derivative Liabilities
As of December 31, 2013
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Posted	Net Amount
Derivatives	$20,015	$—	$20,015	$—	$—	$20,015

Offsetting of Derivative Assets
As of December 31, 2012
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Received	Net Amount
Derivatives	$288	$—	$288	$—	$—	$288

Offsetting of Derivative Liabilities
As of December 31, 2012
				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities presented in the Statement of Financial Position	Financial Instruments	Cash Collateral Posted	Net Amount
Derivatives	$21,423	$—	$21,423	$—	$—	$21,423

Other Comprehensive Income

MAA’s other comprehensive income consists entirely of gains and losses attributable to the effective portion of our cash flow hedges. The chart below shows the change in the balance for the years ended December 31, 2013, 2012, and 2011:

Changes in Accumulated Other Comprehensive Income by Component	Affected Line Item in the Consolidated Statements Of Operations	Gains and Losses on Cash Flow Hedges
For the year ended December 31,		2013	2012	2011
Beginning balance		$(26,054)	$(35,848)	$(48,847)

Other comprehensive income before reclassifications		10,684	(8,411)	(14,012)
Amounts reclassified from accumulated other comprehensive income (interest rate contracts)	Interest (income)/expense	16,370	20,113	27,639
Net current-period other comprehensive income attributable to noncontrolling interest		(892)	(1,908)	(628)

Net current-period other comprehensive income attributable to MAA		26,162	9,794	12,999

Ending balance		$108	$(26,054)	$(35,848)

See also discussions in Item 8. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 9.

9. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities and security deposits are carried at amounts that reasonably approximate their fair value due to their short term nature.

On January 1, 2008, we adopted FASB ASC 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fixed rate notes payable at December 31, 2013 and December 31, 2012, totaled $2.29 billion and $732.4 million, respectively, and had estimated fair values of $2.30 billion and $777.8 million (excluding prepayment penalties), respectively, based upon observable interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 2013 and December 31, 2012. The carrying value of variable rate notes payable (excluding the effect of interest rate swap and cap agreements) at December 31, 2013 and December 31, 2012, totaled $1.18 billion and $941.5 million, respectively, and had estimated fair values of $1.12 billion and $860.1 million (excluding prepayment penalties), respectively, based upon observable interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 2013 and December 31, 2012. We estimate the fair value of our notes receivable and debt instruments by discounting the remaining cash flows of the debt instrument at a discount rate equal to the replacement market credit spread plus the corresponding treasury yields. We have determined that the majority of the inputs used to fair value our debt fall within Level 2 of the fair value hierarchy, and as a result, all of our debt held as of December 31, 2013 and December 31, 2012 was classified as Level 2 of the fair value hierarchy.

Currently, we use interest rate swaps and interest rate caps (options) to manage our interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

The fair values of interest rate options (caps) are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.

To comply with the provisions of ASC 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees. In conjunction with the FASB’s fair value measurement guidance, we made an accounting policy election to measure the credit risk of our derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

We have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, and as a result, all of our derivatives held as of December 31, 2013 and December 31, 2012 were classified as Level 2 of the fair value hierarchy.

The table below presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and December 31, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall.

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2013

(dollars in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2013
Assets
Derivative financial instruments	$—	$444	$—	$444
Liabilities
Derivative financial instruments	$—	$20,015	$—	$20,015

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2012

(dollars in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2012
Assets
Derivative financial instruments	$—	$288	$—	$288
Liabilities
Derivative financial instruments	$—	$21,423	$—	$21,423

The fair value estimates presented herein are based on information available to management as of December 31, 2013 and December 31, 2012. These estimates are not necessarily indicative of the amounts we could ultimately realize. See also Item 8. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 8.

10. COMMITMENTS AND CONTINGENCIES

The Company had operating lease expense of approximately $74,000, $15,000, and $18,000 for the years ended December 31, 2013, 2012 and 2011, respectively. The Company has commitments of approximately $253,000 in 2014, $250,000 in 2015, and $667,000 thereafter under operating lease agreements outstanding at December 31, 2013. MAA also has commitments of $2.1 million in 2014 under development contract agreements outstanding at December 31, 2013.

11. INCOME TAXES

For income tax purposes, dividends paid to holders of Common Stock primarily consist of ordinary income, return of capital, capital gains, qualified dividends and un-recaptured Section 1250 gains, or a combination thereof. For the years ended December 31, 2013, 2012 and 2011, dividends per share held for the entire year were estimated to be taxable as follows:

	2013		2012		2011
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Ordinary income	$2.36	84.90%	$2.16	81.64%	$1.90	75.59%
Capital gains	0.17	6.23%	0.08	3.09%	0.10	3.97%
Return of capital	—	—%	—	—%	0.28	11.21%
Un-recaptured Section 1250 gain	0.25	8.87%	0.40	15.27%	0.23	9.23%

	$2.78	100.00%	$2.64	100.00%	$2.51	100.00%

We designated the per share amounts above as capital gain dividends in accordance with the requirements of the Code. The difference between net income available to common shareholders for financial reporting purposes and taxable income before dividend deductions relates primarily to temporary differences such as depreciation and amortization, and deferral of gains on sold properties utilizing like kind exchanges under IRC section 1031.

Merger and Restructuring

On September 16, 2013, MAA formed MAA Arkansas REIT, LLC or MAA Ark through, the contribution of 11 properties owned directly by MAA. The transaction is intended to qualify as a tax-free contribution pursuant to IRC Section 351, and MAA Ark will elect REIT status for 2013.

As discussed above, on October 1, 2013, we completed our merger with Colonial. Pursuant to the merger agreement, OP Merger Sub merged with and into Colonial LP, with Colonial LP being the surviving entity of the merger and becoming a wholly-owned indirect subsidiary of MAALP. We believe that this transaction constitutes a tax free merger under IRC section 708. Immediately thereafter, MAA and Colonial combined through a merger of Colonial with and into MAA, with MAA surviving the merger. We believe that this merger constitutes a tax free merger under IRC section 368(a). As a result of the tax free merger treatment, the merger transactions did not result in the recognition of gain to any holder of MAA, Colonial, MAALP, or Colonial LP.

On October 1, 2013, MAA re-identified hedging transactions for federal income tax purposes according to Reg. §1.1221-2(f) and all relevant state income tax purposes that were previously held by Colonial. This re-identification was made because the tax identity of Colonial changed by virtue of the merger into MAA. There were four hedging transactions re-identified for tax purposes, including the $50 million bullet interest rate swap with Wells Fargo Bank, N.A. (“Wells Fargo”) with a fixed interest rate of 2.465%, the $200 million bullet interest rate swap with Wells Fargo with a fixed interest rate of 2.576%, the $50 million bullet interest rate swap with Wells Fargo with a fixed interest rate of 1.064%, and the $100 million bullet interest rate swap with Wells Fargo with a fixed interest rate of 1.133%.

Taxable REIT subsidiaries

We acquired the operations of a taxable REIT subsidiary, Colonial Properties Services, Inc., or CPSI, through our merger with Colonial. As a result, CPSI’s tax attributes are now included in the MAA consolidated financial statements. As discussed above, a TRS is an entity which is not entitled to a dividends paid deduction and is subject to Federal, state, and local income taxes. CPSI provides property development, construction services, leasing and management services for joint venture and third-party owned properties and administrative services to the company and engages in for-sale development activity. We generally reimburse CPSI for payroll and other costs incurred in providing services to us. All inter-company transactions are eliminated in accompanying consolidated financial statements. We also hold certain undeveloped land through another TRS, MAA Copper Ridge, Inc. During the years ended December 31, 2013, 2012, and 2011, our TRSs recognized no income tax expense/(benefit).

CPSI uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future periods. The net deferred tax assets of the Company, consisting of the net deferred tax assets of CPSI and the net-loss deferred tax asset acquired by MAA from Colonial, have been fully offset by a valuation allowance. We record a valuation allowance against our net deferred tax assets when we determine that based on the weight of available evidence, it is more likely than not that our net deferred tax assets will not be realized. We considered the four sources of taxable income that should be considered when determining whether a valuation allowance is required (from least to most subjective):

•	taxable income in prior carryback years, if carryback is permitted under the tax law;

•	future reversals of existing taxable temporary differences (i.e., offset gross deferred tax assets against gross deferred tax liabilities);

•	tax planning strategies; and

•	future taxable income exclusive of reversing temporary differences and carryforwards.

The components of CPSI’s deferred income tax assets and liabilities were as follows (dollars in thousands):

December 31, 2013
Deferred tax assets:
Real estate asset basis differences	$27,014
Deferred revenue	19
Deferred expenses	15,261
Net operating loss carryforward	29,864
Accrued liabilities	4,168

$76,326
Deferred tax liabilities:
Real estate asset basis differences	(1,631)

$(1,631)

Net deferred tax assets, before valuation allowance	$74,695
Valuation allowance	(74,695)

Net deferred tax assets, included in other assets	$—

At December 31, 2013, CPSI had net operating loss carryforwards, or NOLs of approximately $68.8 million for income tax purposes that expire in years 2030 to 2033. Utilization of the Company’s net operating loss carryforwards is subject to an annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitations may result in the expiration of net operating loss carryforwards before utilization. CPSI generated approximately $1.5 million of losses for the post acquisition period ended December 31, 2013. As of December 31, 2013, MAA held net operating loss carryforwards of approximately $46.3 million for income tax purposes that expire in years 2018 to 2030. We may use these NOLs to offset all or a portion of the taxable income generated at the REIT level.

The Company’s reserve for uncertain tax positions was immaterial for the years ended December 31, 2013 and 2012. The Company accrues interest on unrecognized tax benefits as a component of income tax expense.

For the years ended December 31, 2013, 2012, 2011, other expenses include estimated state franchise and other taxes, including franchise taxes in North Carolina and Tennessee. We now present the Texas margin-based tax as an income tax expense.

Tax years 2010 through 2013 are subject to examination. No tax examination is currently in process.

12. SHAREHOLDERS’ EQUITY OF MAA

On December 31, 2013, 74,830,726 shares of common stock of MAA and 4,227,384 partnership units in the Operating Partnership were issued and outstanding, representing a total of 79,058,110 shares and units. At December 31, 2012, 42,316,398 shares of common stock of MAA and 1,731,672 partnership units in the Operating Partnership were outstanding, representing a total of 44,048,070 shares and units. There were 356,143 outstanding options as of December 31, 2013 compared to zero outstanding options as of December 31, 2012. The reason for the increase in shares and units is due to the merger with Colonial Properties Trust. To complete the merger, on October 1, 2013, we issued 31,916,765 shares and 2,574,631 partnership units.

During the year ended December 31, 2013, 5,029 shares of our common stock were acquired from employees to satisfy minimum tax withholding obligations that arose upon vesting of restricted stock granted pursuant to approved plans. During the year ended December 31, 2012, 15,565 shares were acquired for these purposes.

Noncontrolling Interest

Noncontrolling interest in the accompanying consolidated financial statements relates to the limited partner ownership interest in the Operating Partnership who are the holders of the Class A limited partner units of the Operating Partnership, or Class A Units. MAA is the sole general partner of the Operating Partnership and holds all of the outstanding Class B general partner units of the Operating Partnership, or Class B Units. Net income is allocated to MAA and the noncontrolling interest based on their respective ownership percentages of the Operating Partnership. Issuance of additional Class A Units or Class B Units changes the ownership percentage of both the noncontrolling interest and MAA. The issuance of Class B Units generally occurs when MAA issues common stock and the issuance proceeds are contributed to the Operating Partnership in exchange for Class B Units equal to the number of common stock shares issued. At each reporting period, the allocation between Total MAA shareholders’ equity and Noncontrolling interest is adjusted to account for the change in the respective percentage ownership of the underlying equity of the Operating Partnership.

MAA’s Board of Directors established economic rights in respect to each Class A Unit that were equivalent to the economic rights in respect to each share of MAA common stock. The holders of Class A Units may redeem each of their units in exchange for one share of common stock in MAA or cash, at the option of MAA. At December 31, 2013, a total of 4,227,384 Class A Units were outstanding and redeemable to MAA by the holders of the units for 4,227,384 shares of MAA common stock or approximately $256,771,304, based on the closing price of MAA’s common stock on December 31, 2013 of $60.74 per share, at MAA’s option. At December 31, 2012, a total of 1,731,672 Class A Units were outstanding and redeemable to MAA by the holders of the units for 1,731,672 shares of MAA common stock or approximately $112,125,762, based on the closing price of MAA’s common stock on December 31, 2012 of $64.75 per share, at MAA’s option.

The Operating Partnership pays the same per unit distribution in respect to the Class A Units as the per share distribution MAA pays in respect to the common stock. Operating Partnership net income for 2013, 2012 and 2011 was allocated approximately 4.6%, 4.5% and 5.3%, respectively, to holders of Class A Units and 95.4%, 95.5% and 94.7%, respectively, to MAA as the holder of all Class B Units.

Direct Stock Purchase and Distribution Reinvestment Plan

MAA has a Dividend and Distribution Reinvestment and Share Purchase Plan, or DRSPP, pursuant to which MAA’s shareholders have the ability to reinvest all or part of their distributions from MAA’s stock and holders of Class A Units have the ability to reinvest all or part of their distributions from MAALP into MAA’s common stock. The plan also provides the opportunity to make optional cash investments in common shares of at least $250, but not more than $5,000 in any given month, free of brokerage commissions and charges. MAA, in its absolute discretion, may grant waivers to allow for optional cash payments in excess of $5,000. To fulfill its obligations under the DRSPP, MAA may either issue additional shares of common stock or repurchase common stock in the open market. MAA has registered with the Securities and Exchange Commission the offer and sale of up to 7,600,000 shares of common stock pursuant to the DRSPP. MAA may elect to sell shares under the DRSPP at up to a 5% discount.

Common stock shares totaling 10,924 in 2013, 14,260 in 2012, and 509,116 in 2011 were acquired by shareholders under the DRSPP. MAA did not offer a discount for optional cash purchases in 2013 or 2012; however, an average discount of 2.0% was offered for optional cash purchases in 2011.

At the Market Offering

On August 26, 2010, MAA and its Operating Partnership entered into sales agreements with Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell up to a combined total of 6,000,000 shares of its common stock, from time to time in at-the-market offerings or negotiated transactions through a controlled equity offering program, or ATM. The Company terminated this ATM program, and on February 25, 2013, as amended and restated as of November 19, 2013, MAA and its Operating Partnership entered into sales agreements with J.P. Morgan Securities LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and UBS Securities LLC to sell up to 4,500,000 shares of our common stock with materially the same terms as the Company’s previous sales agreements.

During the years ended December 31, 2013, 2012 and 2011, MAA sold 365,011 shares, 1,155,511 shares and 3,303,273 shares, respectively, of common stock for net proceeds of $24.8 million, $75.9 million and $204.5 million, respectively, through its ATM programs. The gross proceeds for these issuances were $25.1 million, $77.0 million and $207.7 million, respectively, for the years ended December 31, 2013, 2012 and 2011. As of December 31, 2013, there were 4,134,989 shares outstanding under MAA’s ATM.

Stock Offerings

On March 2, 2012, we closed on an underwritten public offering of 1,955,000 shares of common stock. UBS Investment Bank and Jefferies & Company, Inc. acted as joint bookrunning managers. We received net proceeds of approximately $120 million after underwriter discounts. The gross proceeds for this offering were approximately $124.1 million. We had no such offerings during the years ended December 31, 2013 or 2011.

Stock Repurchase Plan

In 1999, MAA’s Board of Directors approved a stock repurchase plan to acquire up to a total of 4.0 million shares of MAA’s common stock. Through December 31, 2013, MAA has repurchased and retired approximately 1.9 million shares of common stock for a cost of approximately $42.0 million at an average price per common share of $22.54. No shares were repurchased in 2002 through 2013 under the plan.

13. PARTNERS’ CAPITAL OF MID-AMERICA APARTMENTS, L.P.

Operating Partnership Units

Interests in MAALP are represented by Operating Partnership Units, or OP Units. As of December 31, 2013, there were 79,058,110 OP Units outstanding, 74,830,726 or 94.7% of which were owned by MAA, MAALP’s general partner. The remaining 4,227,384 OP Units were owned by non-affiliated limited partners (“Class A Limited Partners”). As of December 31, 2012, there were 44,048,070 OP Units outstanding, 42,316,398 or 96.1% of which were owned by MAA and 1,731,672 of which were owned by the Class A Limited Partners. The increase in OP Units was due to the merger with Colonial Properties Trust. In order to complete the merger, on October 1, 2013, we issued 34,491,396 OP Units.

MAA, as the sole general partner of MAALP, has full, complete and exclusive discretion to manage and control the business of the Operating Partnership subject to the restrictions specifically contained within the Partnership Agreement. Unless otherwise stated in the Partnership Agreement of MAALP, this power includes, but is not limited to, acquiring, leasing, or disposing of any real property; constructing buildings and making other improvements to properties owned; borrowing money, modifying or extinguishing current borrowings, issuing evidence of indebtedness, and securing such indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets; and distribution of Operating Partnership cash or other assets in accordance with the Partnership Agreement. MAA can generally, at its sole discretion, issue and redeem OP Units and determine the consideration to be received or the redemption price to be paid, as applicable. The general partner may delegate these and other powers granted if the general partner remains in supervision of the designee.

Under the Partnership Agreement, the Operating Partnership may issue Class A OP Units and Class B OP Units. Class A OP Units may only be held by limited partners who are not affiliated with MAA, in its capacity as general partner of the Operating Partnership, while Class B OP Units may only be held by MAA, in its capacity as general partner of the Operating Partnership, and as of December 31, 2013, a total of 4,227,384 Class A OP Units in the Operating Partnership were held by limited partners unaffiliated with MAA, while a total of 74,830,726 Class B OP Units were held by MAA. In general, the limited partners do not have the power to participate in the management or control of the Operating Partnership’s business except in limited circumstances including changes in the general partner and protective rights if the general partner acts outside of the provisions provided in the Partnership Agreement. The transferability of Class A OP Units is also limited by the Partnership Agreement.

Net income is allocated to the general partner and limited partners based on their respective ownership percentages of the Operating Partnership. Issuance or redemption of additional Class A OP Units or Class B OP Units changes the relative ownership percentage of the partners. The issuance of Class B OP Units generally occurs when MAA issues common stock and the proceeds from that issuance are contributed to the Operating Partnership in exchange for the issuance to MAA of a number of OP Units equal to the number of shares of common stock issued. Likewise, if MAA repurchases or redeems outstanding shares of common stock, the Operating Partnership generally redeems an equal number of Class B OP Units with similar terms held by MAA for a redemption price equal to the purchase price of those shares of common stock. At each reporting period, the allocation between general partner capital and limited partner capital is adjusted to account for the change in the respective percentage ownership of the underlying capital of the Operating Partnership. Holders of the Class A OP Units may require MAA to redeem their Class A OP Units, in which case MAA may, at its option, pay the redemption price either in cash (in an amount per Class A OP Unit equal, in general, to the average closing price of MAA’s common stock on the New York Stock Exchange over a specified period prior to the redemption date) or by delivering one share of MAA common stock (subject to adjustment under specified circumstances) for each Class A OP Unit so redeemed.

At December 31, 2013, a total of 4,227,384 Class A OP Units were outstanding and redeemable for 4,227,384 shares of MAA common stock or approximately $256,771,304, based on the closing price of MAA’s common stock on December 31, 2013 of $60.74 per share, at MAA’s option. At December 31, 2012, a total of 1,731,672 Class A OP Units were outstanding and redeemable for 1,731,672 shares of MAA common stock or approximately $112,125,762, based on the closing price of MAA’s common stock on December 31, 2012 of $64.75 per share, at MAA’s option.

The Operating Partnership pays the same per unit distribution in respect to the OP Units as the per share dividend MAA pays in respect to its common and preferred stock.

14. EMPLOYEE BENEFIT PLANS

Following are details of employee benefit plans not previously discussed in Item 8. Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements, Note 5.

401(k) Savings Plan

MAA’s 401(k) Savings Plan, or 401(k) Plan, is a defined contribution plan that satisfies the requirements of Section 401(a) and 401(k) of the Code. MAA’s Board of Directors has the discretion to approve matching contributions. MAA’s contribution to this plan was approximately $675,000, $668,000 and $597,000 in 2013, 2012 and 2011, respectively.

Non-Qualified Deferred Compensation Retirement Plan

MAA has adopted a non-qualified deferred compensation retirement plan for key employees who are not qualified for participation in MAA’s 401(k) Plan. Under the terms of the plan, employees may elect to defer a percentage of their compensation and MAA may, but is not obligated to, match a portion of their salary deferral. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in MAA’s 401(k) Plan. MAA’s match to this plan in 2013, 2012 and 2011 was approximately $46,000, $45,000 and $51,000, respectively.

Non-Qualified Deferred Compensation Plan for Outside Company Directors

In 1998, MAA established the Non-Qualified Deferred Compensation Plan for Outside Company Directors, or the Directors Deferred Compensation Plan, which allows non-employee directors to defer their director fees by having the fees held by MAA as shares of MAA’s common stock. Directors can also choose to have their annual restricted stock grants issued into the Directors Deferred Compensation Plan. Amounts deferred through the Directors Deferred Compensation Plan are distributed to the directors in two annual installments beginning in the first 90 days of the year following the director’s departure from the board. Participating directors may choose to have the amount issued to them in shares of MAA’s common stock or paid to them as cash at the market value as of the end of the year the director ceases to serve on the board.

During 2013, 2012 and 2011, directors deferred 7,173 shares, 5,549 shares and 5,328 shares of common stock, respectively, with weighted-average grant date fair values of $66.77, $66.12 and $64.55, respectively, into the Directors Deferred Compensation Plan.

The shares of common stock held in the Directors Deferred Compensation Plan are classified outside of permanent equity in redeemable stock with changes in redemption amount recorded immediately to retained earnings because the directors have redemption rights not solely within the control of MAA. Additionally, any shares that become mandatorily redeemable because a departed director has elected to receive a cash payout are recorded as a liability. MAA did not record a liability related to mandatorily redeemable shares in 2013 or 2012; however, approximately $78,000 was recorded in accrued expenses and other liabilities at December 31, 2011.

Employee Stock Ownership Plan

MAA’s Employee Stock Ownership Plan, or ESOP, is a non-contributory stock bonus plan that satisfies the requirements of Section 401(a) of the Internal Revenue Code. Each of our employees is eligible to participate in the ESOP after completing one year of service. Participants’ ESOP accounts will be 100% vested after three years of continuous service, with no vesting prior to that time. MAA contributed 22,500 shares of common stock to the ESOP upon conclusion of the initial offering. The Company did not contribute to the ESOP during 2013, 2012 or 2011. As of December 31, 2013, there were 186,872 shares outstanding with a fair value of $11.4 million.

15. LEASING OPERATIONS

Our business includes leasing and management of multifamily and commercial properties. For commercial properties owned by us, minimum rentals due in future periods under noncancelable operating leases extending beyond one year are $10.9 million, $9.6 million, $8.8 million, $7.2 million, and $6.5 million for the years ended December 31, 2014, 2015, 2016, 2017, and 2018, respectively. Minimum rentals thereafter are $57.7 million. The noncancelable leases are with tenants engaged in commercial operations in Alabama, Georgia, Louisiana, North Carolina, and Texas. Performance in accordance with the lease terms is in part dependent upon the economic conditions of the respective areas. No additional credit risk exposure relating to the leasing arrangements exists beyond the accounts receivable amounts shown in the December 31, 2013 balance sheet. However, financial difficulties of tenants could impact their ability to make lease payments on a timely basis which could result in actual lease payments being less than amounts shown above. Leases with residents in multifamily properties are generally for one year or less and are thus excluded from the above table. Substantially all of our land, buildings, and equipment represent property leased under the above and other short-term leasing arrangements.

16. LEGAL PROCEEDINGS

Regatta Litigation

The Company (by virtue of its merger with Colonial) and Colonial LP along with multiple other parties, are named defendants in lawsuits arising out of alleged construction deficiencies with respect to condominium units at Regatta at James Island in Charleston, South Carolina. Regatta at James Island property was developed by certain of the Company’s subsidiaries and constructed by Colonial Construction Services, LLC. The condominiums were constructed in 2006 and all 212 units were sold. The lawsuits, one filed on behalf of the condominium homeowners association and one filed by three of the unit owners (purportedly on behalf of all unit owners), were filed in South Carolina state court (Charleston County) in August 2012, against various parties involved in the development and construction of the Regatta at James Island property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking damages resulting primarily from alleged construction deficiencies, but the amount plaintiffs seek to recover has not been disclosed. The lawsuits are currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

Plantation Point Litigation

The Company (by virtue of its merger with Colonial) and Colonial LP along with multiple other parties, are named defendants in a lawsuit arising out of alleged construction deficiencies with respect to condominium units at Plantation Point in Bluffton, South Carolina. Plantation Point was previously owned and operated by Colonial LP as a multi-family rental project by the name of the Ashley Plantation apartments. Colonial LP sold the property in 2005 to a third party, which then converted the property to condominiums and sold all 414 units. The lawsuit, filed on behalf of the condominium homeowners association and a class of unit owners, was filed in South Carolina state court (Beaufort County) in September 2011, against various parties involved in the development, construction and conversion of the Plantation Point property, including the contractors, subcontractors, architect, developer, and product manufacturers. The plaintiffs are seeking $24.7 million in damages resulting from, among other things, alleged construction deficiencies and misleading sales practices attributed to the third-party seller. The lawsuit is currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

Williams Litigation

On June 19, 2013, a putative class action was filed in the Circuit Court for Jefferson County, Alabama captioned Williams v. Colonial Properties Trust, et al., No. 01-CV-2013-902416.00 (the “Williams Litigation”), seeking, among other things, to enjoin the previously announced combination of MAA and Colonial in accordance with the terms of the Agreement and Plan of Merger, dated June 3, 2013, by and among MAA, the Operating Partnership, Martha Merger Sub, LP, Colonial and Colonial LP. The complaint names as defendants Colonial, the ten members of Colonial’s board of trustees, Colonial LP, MAA, the Operating Partnership and OP Merger Sub. The original complaint contained two counts: The first alleges that Colonial’s trustees breached their fiduciary duties of care and loyalty in agreeing to the proposed merger because, among other things, they engaged in an unfair process, failed to maximize the Colonial shareholders’ consideration, and agreed to preclusive deal protection devices. The second count, against Colonial LP, MAA, the Operating Partnership and OP Merger Sub, alleges that those parties “aided and abetted” the alleged breaches of fiduciary duties by Colonial’s trustees. In addition to the injunction of the merger, the complaint seeks, among other things, to recover Plaintiff’s attorneys’ fees and costs, but it does not make a claim for monetary damages. On August 2, 2013, Plaintiff filed an amended complaint that re-asserted Plaintiff’s earlier claims and added a new claim that the Colonial trustees breached their duty of candor by not providing Colonial shareholders full and complete disclosures regarding the merger. On August 14, 2013, the parties to the Williams Litigation reached an agreement in principle to settle the Williams Litigation, in which (a) defendants agreed to make certain additional disclosures in the joint proxy statement/prospectus related to the merger, and (b) the parties agreed that they would use their best efforts to agree upon, execute and present to the court a stipulation of settlement which would, among other things, (i) provide for the conditional certification of a non-opt out settlement class pursuant to Alabama Rules of Civil Procedure 23(b)(1) and (b)(2) consisting generally of all record and beneficial holders of the common stock of Colonial from June 3, 2013 through and including the date of the closing of the parent merger (the “Settlement Class”) (ii) release all claims that members of the Settlement Class may have that were alleged in the Williams Litigation or otherwise arising out of or relating in any manner to the merger and (iii) dismiss the Williams Litigation with prejudice. The proposed settlement, including the payment by Colonial (or its successors) of Plaintiff’s attorneys’ fees awarded by the Court, is subject to, among other things, confirmatory discovery, agreement to a stipulation of settlement, and final court approval following notice to the Settlement Class. Based on the terms of the agreement in principle reached in the Williams Litigation, the Company will not pay any monetary damages to the Settlement Class and the only monetary obligation will be the payment of Plaintiff’s attorneys’ fees, to the extent approved by the Court, up to an immaterial amount agreed to by the parties.

On December 3, 2013, following the confirmatory discovery contemplated in the agreement in principle reached on August 14, 2013, the parties to the Williams Litigation executed a Stipulation of Settlement. On December 6, 2013, Plaintiff filed an unopposed motion for preliminary approval of class action settlement (“Motion for Preliminary Approval”), which attached as an exhibit the executed Stipulation of Settlement. On December 13, 2013, the Court held a hearing on Plaintiff’s Motion for Preliminary Approval and preliminarily approved the Settlement and issued an Order for Notice and Scheduling of Hearing on Settlement (“Order”). In the Order, the Court set the final Settlement approval hearing for March 6, 2014 and also directed that notice of the Settlement and preliminary approval be sent to all Settlement Class members within ten business days. Such notice was sent out to Settlement Class members as set forth in the Order.

Loss Contingencies

The outcomes of the claims, disputes and legal proceedings described or referenced above are subject to significant uncertainty. The Company records an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. The Company reviews these accruals quarterly and makes revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, the Company does not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then the Company discloses a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If the Company cannot make a reasonable estimate of the possible loss, or range of loss, then that is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that the Company considers in this assessment, including with respect to the matters disclosed in this Note, are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, the Company’s experience in similar matters, the facts available to the Company at the time of assessment, and how the Company intends to respond, or has responded, to the proceeding or claim. The Company’s assessment of these factors may change over time as individual proceedings or claims progress. For matters where the Company is not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties, and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where the Company believes a reasonable estimate of loss, or range of loss, can be made. In such instances, the Company believes that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

As of December 31, 2013 and December 31, 2012, the Company’s accrual for loss contingencies was $11.9 million and $0.0 million in the aggregate, respectively.

17. RELATED PARTY TRANSACTIONS

Pursuant to management contracts with the Company’s joint ventures, the Company manages the operations of the joint venture apartment communities for a fee of 4.00% to 4.25% of the revenues of the joint venture. The Company received approximately $647,000, $899,000 and $1,017,000 as management fees from the joint ventures in 2013, 2012 and 2011, respectively. The Company also received approximately $93,000, $346,000 and $426,000 in asset management fees in 2013, 2012 and 2011, respectively, and $1,000, $3,000 and $3,000 in construction management fees in 2013, 2012 and 2011, respectively, from our joint ventures. The Company had receivables from joint ventures totaling $1,800,000, $3,100,000, and $400,000, as of December 31, 2013, 2012, and 2011, respectively.

All cash management of the Company is managed by the Operating Partnership. In general, cash receipts are remitted to the Operating Partnership and all cash disbursements are funded by the Operating Partnership. As a result of these transactions, the Operating Partnership had a payable to its General Partner (MAA) of $19,000 and $617,000 at December 31, 2013 and 2012 respectively. The Partnership Agreement does not require that this due to/due from be settled in cash until liquidation of the Operating Partnership and therefore there is no regular settlement schedule for these amounts.

18. EARNINGS FROM DISCONTINUED OPERATIONS

The nine properties that we sold in 2013, the nine properties sold during 2012, and the two properties sold during 2011 have been classified as discontinued operations in the Consolidated Statements of Operations. Two additional properties that were classified as held for sale during the fourth quarter of 2013 are classified as discontinued operations as well.

The following table lists the communities classified as discontinued operations for the year ended December 31, 2013:

Community	Number of Units/Sq. Ft.	Date Sold	Location	Operating Segment
Woodbridge at the Lake	188	May 15, 2013	Jacksonville, Florida	Large market same store
Savannahs at James Landing (1)	256	June 13, 2013	Melbourne, Florida	Secondary market same store
High Ridge	160	June 13, 2013	Athens, Georgia	Secondary market same store
TPC Jacksonville	440	June 20, 2013	Jacksonville, Florida	Large market same store
Marsh Oaks	120	August 15, 2013	Jacksonville, Florida	Large market same store
Three Oaks	240	September 11, 2013	Valdosta, Georgia	Secondary market same store
Wildwood	216	September 11, 2013	Thomasville, Georgia	Secondary market same store
Shenandoah Ridge	272	September 30, 2013	Augusta, Georgia	Secondary market same store
Whispering Pines	216	October 31, 2013	LaGrange, Georgia	Secondary market same store
Willow Creek	285	Held for Sale	Columbus, Georgia	Secondary market same store
Colonial Promenade Nord du Lac	282,946	Held for Sale	New Orleans, Louisiana	Non-same store and other

(1)	Note that Savannahs at James Landing was owned by MAA and not MAALP. Based on such, its results of operations are only included in the discontinued operations of MAA, and not those of MAALP.

The following is a summary of income from continuing and discontinued operations attributable to MAA and noncontrolling interest for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Income from continuing operations:
Attributable to MAA	$36,146	$58,790	$27,435
Attributable to noncontrolling interest	1,131	2,414	1,267

Income from continuing operations	$37,277	$61,204	$28,702

Income from discontinued operations:
Attributable to MAA	$79,135	$46,433	$21,386
Attributable to noncontrolling interest	2,867	2,188	1,143

Income from discontinued operations	$82,002	$48,621	$22,529

The following is a summary of earnings from discontinued operations for MAA for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Revenues:
Rental revenues	$13,255	$27,598	$39,923
Other revenues	1,189	2,706	4,184

Total revenues	14,444	30,304	44,107
Expenses:
Property operating expenses	6,205	14,066	21,274
Depreciation and amortization	2,716	7,433	10,418
Interest expense	458	1,867	2,673

Total expenses	9,379	23,366	34,365

Income from discontinued operations before gain on sale	5,065	6,938	9,742
Net gain (loss) on insurance and other settlement proceeds on discontinued operations	93	48	(12)
Gain on sale of discontinued operations	76,844	41,635	12,799

Income from discontinued operations	$82,002	$48,621	$22,529

The following is a summary of earnings from discontinued operations for MAALP for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Revenues:
Rental revenues	$12,202	$25,374	$37,760
Other revenues	1,099	2,514	3,990

Total revenues	13,301	27,888	41,750
Expenses:
Property operating expenses	5,709	12,997	20,219
Depreciation and amortization	2,480	6,880	9,854
Interest expense	458	1,858	2,578

Total expenses	8,647	21,735	32,651

Income from discontinued operations before gain on sale	4,654	6,153	9,099
Net gain (loss) on insurance and other settlement proceeds on discontinued operations	93	48	(12)
Gain on sale of discontinued operations	65,520	41,635	12,799

Income from discontinued operations	$70,267	$47,836	$21,886

19. SEGMENT INFORMATION

As of December 31, 2013, we owned or had an ownership interest in 275 multifamily apartment communities in 14 different states from which we derived all significant sources of earnings and operating cash flows. Senior management evaluates performance and determines resource allocations by reviewing apartment communities individually and in the following reportable operating segments:

•	Large market same store communities are generally communities in markets with a population of at least 1 million and at least 1% of the total public multifamily REIT units that we have owned and have been stabilized for at least a full 12 months and have not been classified as held for sale.

•	Secondary market same store communities are generally communities in markets with populations of more than 1 million but less than 1% of the total public multifamily REIT units or markets with populations of less than 1 million that we have owned and have been stabilized for at least a full 12 months and have not been classified as held for sale.

•	Non same store communities and other generally includes recent acquisitions, communities in development or lease-up and communities that have been classified as held for sale. Also included in non same store communities are non multifamily activities which represent less than 1% of our portfolio.

On the first day of each calendar year, we determine the composition of our same store operating segments for that year as well as adjusting the previous year, which allows us to evaluate full period-over-period operating comparisons. Properties in development or lease-up will be added to the same store portfolio on the first day of the calendar year after they have been owned and stabilized for at least a full 12 months. Communities are considered stabilized after achieving 90% occupancy for 90 days. Communities that have been identified for disposition are excluded from our same store portfolio. We utilize net operating income, or NOI, in evaluating the performance of the segments. Total NOI represents total property revenues less total property operating expenses, excluding depreciation and amortization, for all properties held during the period regardless of their status as held for sale. We believe NOI is a helpful tool in evaluating the operating performance of our segments because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

A redevelopment community is a community with a specific plan in place to upgrade at least half of the community’s units over a period of time with new finishes, fixtures, and appliances, among other upgrades. These plans include spending a pre-defined amount of capital per unit to achieve a rent increase as a result of the upgrades. We separately identify redevelopment communities that would cause a material distortion of normal same store operating results. Routine renovations occur at a property as items need to be replaced as a normal part of operations and is done with an expectation to maintain the current level of quality at the property. There is no specified plan in place for routine renovations.

Note that all properties acquired from Colonial have been placed in our Non-Same Store and Other operating segment, as the properties are recent acquisitions and have not been owned and stabilized for at least 12 months. Also note that management looks at segments for the parent company and does not breakout segments for the Operating Partnership, therefore the presentation below is for MAA only.

Revenues and NOI for each reportable segment for the years ended December 31, 2013, 2012 and 2011, were as follows (dollars in thousands):

	2013	2012	2011(1)
Revenues
Large Market Same Store	$256,141	$243,721	$213,800
Secondary Market Same Store	207,572	201,834	187,202
Non-Same Store and Other	170,374	29,434	28,787

Total property revenues	634,087	474,989	429,789
Management fee income	647	899	1,017

Total operating revenues	$634,734	$475,888	$430,806

NOI
Large Market Same Store	$152,725	$143,060	$122,447
Secondary Market Same Store	123,787	119,764	108,024
Non-Same Store and Other	112,500	34,252	27,565

Total NOI	389,012	297,076	258,036
Discontinued operations NOI included above	(8,239)	(16,236)	(22,834)
Management fee income	647	899	1,017
Depreciation and amortization	(186,979)	(121,211)	(106,009)
Acquisition expense	(1,393)	(1,581)	(3,319)
Property management expense	(23,083)	(21,281)	(19,973)
General and administrative expense	(15,569)	(13,762)	(18,123)
Merger related expenses	(32,403)	—	—
Integration costs	(5,102)	—	—
Interest and other non-property income	488	430	802
Interest expense	(75,915)	(57,937)	(56,383)
Loss on debt extinguishment/modification	(426)	(654)	(755)
Amortization of deferred financing costs	(3,063)	(3,552)	(2,902)
Net casualty loss after insurance and other settlement proceeds	(143)	(6)	(619)
Income tax expense	(893)	(803)	(727)
Gain on sale of non-depreciable assets	—	45	1,084
Gain (loss) from real estate joint ventures	338	(223)	(593)
Discontinued operations	82,002	48,621	22,529
Net income attributable to noncontrolling interests	(3,998)	(4,602)	(2,410)

Net income attributable to MAA	$115,281	$105,223	$48,821

(1)	The 2011 column shows the segment break down based on the 2012 same store portfolios. A comparison using the 2013 same store portfolio would not be comparative due to the nature of the classifications.

Assets for each reportable segment as of December 31, 2013 and 2012 were as follows (dollars in thousands):

	December 31, 2013	December 31, 2012
Assets
Large Market Same Store	$1,252,575	$1,108,827
Secondary Market Same Store	796,697	654,315
Non-Same Store and Other	4,638,892	949,398
Corporate assets	153,761	38,528

Total assets	$6,841,925	$2,751,068

20. SUBSEQUENT EVENTS

Acquisitions

On January 15, 2014, we closed on the purchase of the 312-unit Grand Cypress apartment community located in Cypress (Houston), Texas. This property was previously a part of our Fund II Joint Venture.

On January 31, 2014, we closed on the purchase of the 250-unit Venue at Stonebridge Ranch apartment community located in McKinney (Dallas), Texas. This property was previously a part of our Fund II Joint Venture.

Dispositions

On January 15, 2014, we closed on the sale of the 285-unit Willow Creek apartment community located in Columbus, Georgia.

21. SELECTED QUARTERLY FINANCIAL INFORMATION OF MID-AMERICA APARTMENT COMMUNITIES, INC. (UNAUDITED)

On October 1, 2013, we completed our previously announced merger with Colonial. The following table sets forth selected unaudited quarterly financial information for MAA. The results of operations of Colonial are included from the closing date of the merger, October 1, 2013, through the end of our fiscal year, December 31, 2013.

(Dollars in thousands except per share data)

	Year Ended December 31, 2013
	First	Second	Third	Fourth
Total operating revenues	$127,920	$131,801	$135,406	$239,607
Income from continuing operations before non-operating items	$36,847	$31,920	$32,405	$15,719
Interest expense	$(15,545)	$(15,189)	$(14,923)	$(30,258)
Gain from real estate joint ventures	$54	$47	$60	$177
Discontinued operations:
Income from discontinued operations before gain on sale	$1,782	$1,697	$972	$614
Gain on sale of discontinued operations	$—	$43,121	$28,788	$4,935
Consolidated net income (loss)	$22,005	$61,028	$46,056	$(9,810)
Net income (loss) attributable to noncontrolling interest	$825	$1,939	$1,772	$(538)
Net income (loss) available for MAA common shareholders	$21,180	$59,089	$44,284	$(9,272)
Per share:
Net income (loss) available per common share—basic	$0.50	$1.38	$1.04	$(0.12)
Net income (loss) available per common share—diluted	$0.50	$1.37	$1.04	$(0.12)
Dividend paid	$0.6950	$0.6950	$0.6950	$0.6950

	Year Ended December 31, 2012
	First	Second	Third	Fourth
Total operating revenues	$110,982	$116,729	$122,157	$126,020
Income from continuing operations before non-operating items	$28,353	$29,482	$30,477	$35,592
Interest expense	$(13,876)	$(13,971)	$(14,507)	$(15,583)
Loss from real estate joint ventures	$(31)	$(67)	$(72)	$(53)
Discontinued operations:
Income from discontinued operations before gain on sale	$2,061	$2,051	$1,046	$1,780
Gain on sale of discontinued operations	$9,429	$12,953	$16,092	$3,161
Consolidated net income	$25,068	$29,472	$32,078	$23,207
Net income attributable to noncontrolling interest	$1,178	$1,312	$1,212	$900
Net income available for MAA common shareholders	$23,890	$28,160	$30,866	$22,307
Per share:
Net income available per common share—basic	$0.60	$0.69	$0.74	$0.53
Net income available per common share—diluted	$0.60	$0.69	$0.74	$0.53
Dividend paid	$0.6600	$0.6600	$0.6600	$0.6600

Some of the financial data in the tables above differ from the values as originally reported in their respective Form 10-Qs or Form 10-Ks due to the reclassification of certain properties into discontinued operations.

22. SELECTED QUARTERLY FINANCIAL INFORMATION OF MID-AMERICA APARTMENTS, L.P. (UNAUDITED)

On October 1, 2013, we completed our previously announced merger with Colonial. The following table sets forth selected unaudited quarterly financial information for MAALP. The results of operations of Colonial are included from the closing date of the merger, October 1, 2013, through the end of our fiscal year, December 31, 2013.

(Dollars in thousands except per unit data)

	Year Ended December 31, 2013
	First	Second	Third	Fourth
Total operating revenues	$127,920	$131,801	$135,406	$239,607
Income from continuing operations before non-operating items	$36,847	$31,920	$32,405	$15,719
Interest expense	$(15,545)	$(15,189)	$(14,923)	$(30,258)
Gain from real estate joint ventures	$54	$47	$60	$177
Discontinued operations:
Income from discontinued operations before gain on sale	$1,570	$1,511	$973	$600
Gain on sale of discontinued operations	$—	$31,779	$28,806	$4,935
Net income (loss) available for common unitholders	$21,793	$49,500	$46,075	$(9,824)
Per unit:
Net income (loss) available per common unit—basic	$0.49	$1.12	$1.04	$(0.12)
Net income (loss) available per common unit—diluted	$0.49	$1.12	$1.04	$(0.12)
Distribution paid	$0.6950	$0.6950	$0.6950	$0.6950

	Year Ended December 31, 2012
	First	Second	Third	Fourth
Total operating revenues	$110,982	$116,729	$122,157	$126,020
Income from continuing operations before non-operating items	$28,353	$29,482	$30,477	$35,592
Interest expense	$(13,876)	$(13,971)	$(14,507)	$(15,583)
Loss from real estate joint ventures	$(31)	$(67)	$(72)	$(53)
Discontinued operations:
Income from discontinued operations before gain on sale	$1,874	$1,863	$850	$1,566
Gain on sale of discontinued operations	$9,429	$12,953	$16,092	$3,161
Net income available for common unitholders	$24,881	$29,284	$31,882	$22,993
Per unit:
Net income available per common unit—basic	$0.60	$0.69	$0.75	$0.52
Net income available per common unit—diluted	$0.60	$0.69	$0.75	$0.52
Distribution paid	$0.6600	$0.6600	$0.6600	$0.6600

Some of the financial data in the tables above differ from the values as originally reported in their respective Form 10-Qs or Form 10-Ks due to the reclassification of certain properties into discontinued operations.

Mid-America Apartment Communities, Inc.

Mid-America Apartments, L.P.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2013

(Dollars in thousands)

				Initial Cost		Costs Capitalized subsequent to Acquisition		Gross Amount carried at December 31, 2013 (19)						Life used to compute depreciation in latest income statement (20)
Property	Location	Encumbrances		Land	Buildings and Fixtures	Land	Buildings and Fixtures	Land	Buildings and Fixtures	Total	Accumulated Depreciation	Net	Date of Construction
Birchall at Ross Bridge	Birmingham, AL	—		$2,640	$28,842	$—	$548	$2,640	$29,390	$32,030	$(2,358)	$29,672	2009	1 - 40
Colonial Village at Inverness	Birmingham, AL	—		2,280	28,807	—	203	2,280	29,010	31,290	(328)	30,962	1986/87/90/97	1 - 40
Colonial Grand at Riverchase Trails	Birmingham, AL	—		3,769	22,079	—	94	3,769	22,173	25,942	(273)	25,669	2010	1 - 40
Colonial Village at Trussville	Birmingham, AL	—		3,409	31,813	—	132	3,409	31,945	35,354	(352)	35,002	1996/97	1 - 40
Eagle Ridge	Birmingham, AL	—	(1)	851	7,667	—	3,928	851	11,595	12,446	(6,467)	5,979	1986	1 - 40
Colonial Grand at Traditions	Gulf Shores, AL	—		3,218	25,162	—	173	3,218	25,335	28,553	(299)	28,254	2007	1 - 40
Abbington Place	Huntsville, AL	—	(1)	524	4,724	—	2,696	524	7,420	7,944	(4,235)	3,709	1987	1 - 40
Colonial Grand at Edgewater	Huntsville, AL	28,462		4,953	38,673	—	215	4,953	38,888	43,841	(402)	43,439	1990	1 - 40
Paddock Club Huntsville	Huntsville, AL	—		909	10,152	830	13,119	1,739	23,271	25,010	(11,469)	13,541	1993	1 - 40
Colonial Grand at Madison	Madison, AL	23,102		3,608	28,934	—	154	3,608	29,088	32,696	(333)	32,363	2000	1 - 40
Colonial Village at Ashford Place	Mobile, AL	—		1,152	6,195	—	(976)	1,152	5,219	6,371	(72)	6,299	1983	1 - 40
Colonial Village at Huntleigh Woods	Mobile, AL	—		1,192	8,202	—	(1,265)	1,192	6,937	8,129	(93)	8,036	1978	1 - 40
Paddock Club Montgomery	Montgomery, AL	—	(1)	965	13,190	—	1,796	965	14,986	15,951	(6,442)	9,509	1999	1 - 40
Colonial Village at Cypress Village	Orange Beach, AL	—		1,293	12,238	—	62	1,293	12,300	13,593	(132)	13,461	2008	1 - 40
Colonial Grand at Liberty Park	Vestavia Hills, AL	18,531		3,930	30,977	—	1,086	3,930	32,063	35,993	(344)	35,649	2000	1 - 40
Calais Forest	Little Rock, AR	—		1,026	9,244	—	7,523	1,026	16,767	17,793	(9,748)	8,045	1987	1 - 40
Napa Valley	Little Rock, AR	—		960	8,642	—	4,547	960	13,189	14,149	(7,407)	6,742	1984	1 - 40
Palisades at Chenal Valley	Little Rock, AR	—		2,560	25,234	—	946	2,560	26,180	28,740	(1,881)	26,859	2006	1 - 40
Ridge at Chenal Valley	Little Rock, AR	—		2,626	—	—	26,600	2,626	26,600	29,226	(962)	28,264	2012	1 - 40
Westside Creek I & II	Little Rock, AR	—		1,271	11,463	—	7,051	1,271	18,514	19,785	(9,558)	10,227	1985	1 - 40
Edge at Lyon’s Gate	Phoenix, AZ	—		7,901	27,182	—	1,042	7,901	28,224	36,125	(5,311)	30,814	2007	1 - 40
Sky View Ranch	Gilbert, AZ	—		2,668	14,577	—	661	2,668	15,238	17,906	(2,506)	15,400	2007	1 - 40
Talus Ranch	Phoenix, AZ	—		12,741	47,701	—	1,692	12,741	49,393	62,134	(12,381)	49,753	2005	1 - 40
Colonial Grand at Inverness Commons	Mesa, AZ	—		4,228	26,255	—	106	4,228	26,361	30,589	(284)	30,305	2001	1 - 40
Colonial Grand at Scottsdale	Scottsdale, AZ	—		3,620	20,273	—	91	3,620	20,364	23,984	(218)	23,766	1999	1 - 40

Colonial Grand at OldTown Scottsdale North	Scottsdale, AZ	—		3,918	29,556	—	123	3,918	29,679	33,597	(311)	33,286	2001	1 - 40
Colonial Grand at OldTown Scottsdale South	Scottsdale, AZ	—		3,918	22,071	—	102	3,918	22,173	26,091	(232)	25,859	2001	1 - 40
Tiffany Oaks	Altamonte Springs, FL	—	(1)	1,024	9,219	—	5,518	1,024	14,737	15,761	(9,246)	6,515	1985	1 - 40
Indigo Point	Brandon, FL	—	(1)	1,167	10,500	—	3,326	1,167	13,826	14,993	(7,014)	7,979	1989	1 - 40
Paddock Club Brandon	Brandon, FL	—		2,896	26,111	—	4,141	2,896	30,252	33,148	(15,464)	17,684	1998	1 - 40
Colonial Grand at Lakewood Ranch	Bradenton, FL	—		2,986	40,230	—	236	2,986	40,466	43,452	(423)	43,029	1999	1 - 40
Preserve at Coral Square	Coral Springs, FL	—	(3)	9,600	40,004	—	6,872	9,600	46,876	56,476	(15,323)	41,153	1996	1 - 40
Anatole	Daytona Beach, FL	6,758	(6)(17)	1,227	5,879	—	3,541	1,227	9,420	10,647	(5,874)	4,773	1986	1 - 40
Paddock Club Gainesville	Gainesville, FL	—		1,800	15,879	—	2,788	1,800	18,667	20,467	(7,457)	13,010	1999	1 - 40
The Retreat at Magnolia Parke	Gainesville, FL	—		2,040	16,338	—	173	2,040	16,511	18,551	(1,505)	17,046	2009	1 - 40
Colonial Grand at Heathrow	Heathrow, FL	21,412		4,110	35,684	—	177	4,110	35,861	39,971	(394)	39,577	1997	1 - 40
Atlantic Crossing	Jacksonville, FL	—		4,000	19,495	—	1,087	4,000	20,582	24,582	(1,945)	22,637	2008	1 - 40
Cooper’s Hawk	Jacksonville, FL	—		854	7,500	—	3,460	854	10,960	11,814	(6,912)	4,902	1987	1 - 40
Hunter’s Ridge at Deerwood	Jacksonville, FL	—		1,533	13,835	—	6,400	1,533	20,235	21,768	(11,126)	10,642	1987	1 - 40
Lakeside	Jacksonville, FL	—		1,430	12,883	—	9,320	1,430	22,203	23,633	(14,330)	9,303	1985	1 - 40
Lighthouse at Fleming Island	Jacksonville, FL	—	(1)	4,047	35,052	—	4,017	4,047	39,069	43,116	(14,091)	29,025	2003	1 - 40
Paddock Club Mandarin	Jacksonville, FL	—		1,411	14,967	—	2,477	1,411	17,444	18,855	(7,306)	11,549	1998	1 - 40
St. Augustine	Jacksonville, FL	13,235	(16)(17)	2,857	6,475	—	6,479	2,857	12,954	15,811	(8,823)	6,988	1987	1 - 40
St. Augustine II	Jacksonville, FL	—	(1)	—	—	—	13,445	—	13,445	13,445	(1,684)	11,761	2008	1 - 40
Tattersall at Tapestry Park	Jacksonville, FL	—		6,417	36,069	—	375	6,417	36,444	42,861	(3,133)	39,728	2009	1 - 40
Woodhollow	Jacksonville, FL	—	(1)	1,686	15,179	(8)	9,254	1,678	24,433	26,111	(14,210)	11,901	1986	1 - 40
Paddock Club Lakeland	Lakeland, FL	—	(1)	2,254	20,452	(1,033)	7,895	1,221	28,347	29,568	(15,596)	13,972	1989	1 - 40
Colonial Grand at Lake Mary	Lake Mary, FL	—		3,788	33,543	—	110	3,788	33,653	37,441	(323)	37,118	2012	1 - 40
Colonial Grand at Oval Park	Lake Mary, FL	—		1,263	11,654	—	39	1,263	11,693	12,956	(118)	12,838	2013	1 - 40
Colonial Grand at Town Park	Lake Mary, FL	33,818		5,754	56,562	—	251	5,754	56,813	62,567	(651)	61,916	2005	1 - 40
Colonial Grand at Town Park Reserve	Lake Mary, FL	—		3,488	10,311	—	43	3,488	10,354	13,842	(116)	13,726	2004	1 - 40
Paddock Park Ocala	Ocala, FL	6,570	(2)(17)	2,284	21,970	—	5,118	2,284	27,088	29,372	(15,178)	14,194	1987	1 - 40
Retreat at Lake Nona	Orlando, FL	—		7,880	41,175	—	1,214	7,880	42,389	50,269	(1,937)	48,332	2006	1 - 40
Colonial Grand at Heather Glen	Orlando, FL	—		4,672	56,988	—	335	4,672	57,323	61,995	(593)	61,402	2000	1 - 40
The Club at Panama Beach	Panama City, FL	—		898	14,276	(5)	3,330	893	17,606	18,499	(8,236)	10,263	2000	1 - 40
Colonial Village at Twin Lakes	Sanford, FL	26,243		3,097	47,793	—	194	3,097	47,987	51,084	(512)	50,572	2005	1 - 40
Paddock Club Tallahassee	Tallahassee, FL	—		530	4,805	950	13,802	1,480	18,607	20,087	(10,043)	10,044	1992	1 - 40
Belmere	Tampa, FL	—	(1)	852	7,667	—	5,277	852	12,944	13,796	(8,682)	5,114	1984	1 - 40
Links at Carrollwood	Tampa, FL	—		817	7,355	110	5,107	927	12,462	13,389	(6,999)	6,390	1980	1 - 40
Village Oaks	Tampa, FL	—		2,738	19,055	153	1,358	2,891	20,413	23,304	(3,735)	19,569	2007	1 - 40

Colonial Grand at Hampton Preserve	Tampa, FL	—		6,246	69,535	—	223	6,246	69,758	76,004	(692)	75,312	2012	1 - 40
Colonial Grand at Seven Oaks	Wesley Chapel, FL	21,274		3,057	42,768	—	162	3,057	42,930	45,987	(428)	45,559	2004	1 - 40
Colonial Grand at Windermere	Windermere, FL	—		2,717	36,710	—	121	2,717	36,831	39,548	(359)	39,189	2009	1 - 40
Park Crest at Innisbrook	Palm Harbor, FL	29,574		6,900	26,613	—	(388)	6,900	26,225	33,125	(4,208)	28,917	2000	1 - 40
Allure at Brookwood	Atlanta, GA	—		11,168	52,758	—	1,033	11,168	53,791	64,959	(2,574)	62,385	2008	1 - 40
Allure in Buckhead Village Residential	Atlanta, GA	—		8,633	19,844	—	2,361	8,633	22,205	30,838	(1,231)	29,607	2002	1 - 40
Sanctuary at Oglethorpe	Atlanta, GA	23,500		6,875	31,441	—	2,746	6,875	34,187	41,062	(6,766)	34,296	1994	1 - 40
Bradford Pointe	Augusta, GA	—		772	6,949	—	3,106	772	10,055	10,827	(5,593)	5,234	1986	1 - 40
Westbury Creek	Augusta, GA	3,428	(11)(17)	400	3,626	—	1,822	400	5,448	5,848	(3,106)	2,742	1984	1 - 40
Fountain Lake	Brunswick, GA	—		502	4,551	—	2,897	502	7,448	7,950	(4,099)	3,851	1983	1 - 40
Whisperwood	Columbus, GA	—		4,286	42,722	—	18,048	4,286	60,770	65,056	(32,583)	32,473	1986	1 - 40
Terraces at Fieldstone	Conyers, GA	—		1,284	15,819	—	2,362	1,284	18,181	19,465	(7,340)	12,125	1999	1 - 40
Prescott	Duluth, GA	—	(4)	3,840	24,011	—	2,238	3,840	26,249	30,089	(8,765)	21,324	2001	1 - 40
Colonial Grand at Berkeley Lake	Duluth, GA	—		1,964	15,707	—	105	1,964	15,812	17,776	(202)	17,574	1988	1 - 40
Colonial Grand at River Oaks	Duluth, GA	11,992		4,369	13,579	—	173	4,369	13,752	18,121	(225)	17,896	1992	1 - 40
Colonial Grand at River Plantation	Duluth, GA	—		2,063	19,158	—	118	2,063	19,276	21,339	(245)	21,094	1994	1 - 40
Colonial Grand at McDaniel Farm	Duluth, GA	—		3,993	32,206	—	145	3,993	32,351	36,344	(413)	35,931	1997	1 - 40
Colonial Grand at Pleasant Hill	Duluth, GA	—		6,767	32,202	—	169	6,767	32,371	39,138	(394)	38,744	1996	1 - 40
Colonial Grand at Mount Vernon	Dunwoody, GA	15,936		6,875	23,748	—	144	6,875	23,892	30,767	(249)	30,518	1997	1 - 40
Lanier	Gainesville, GA	15,558		3,560	22,611	—	2,924	3,560	25,535	29,095	(8,148)	20,947	1988	1 - 40
Lake Club	Gainesville, GA	—	(4)	3,150	18,383	—	1,367	3,150	19,750	22,900	(6,168)	16,732	2001	1 - 40
Colonial Grand at Shiloh	Kennesaw, GA	31,663		4,875	45,893	—	225	4,875	46,118	50,993	(529)	50,464	2002	1 - 40
Millstead Village	LaGrange, GA	—		3,100	29,240	—	(704)	3,100	28,536	31,636	(891)	30,745	1983	1 - 40
Austin Chase	Macon, GA	—		1,409	12,687	—	3,289	1,409	15,976	17,385	(8,206)	9,179	1996	1 - 40
The Vistas	Macon, GA	—		595	5,403	—	2,079	595	7,482	8,077	(4,330)	3,747	1985	1 - 40
Colonial Grand at Barrett Creek	Marietta, GA	19,772		5,673	26,186	—	117	5,673	26,303	31,976	(340)	31,636	1999	1 - 40
Colonial Grand at Godley Station	Pooler, GA	14,747		1,804	35,454	—	145	1,804	35,599	37,403	(358)	37,045	2001	1 - 40
Colonial Village at Godley Lake	Pooler, GA	—		1,754	30,893	—	105	1,754	30,998	32,752	(331)	32,421	2008	1 - 40
Avala at Savannah Quarters	Savannah, GA	—		1,500	24,862	—	610	1,500	25,472	26,972	(2,282)	24,690	2009	1 - 40
Georgetown Grove	Savannah, GA	—	(3)	1,288	11,579	—	2,699	1,288	14,278	15,566	(7,558)	8,008	1997	1 - 40
Colonial Grand at Hammocks	Savannah, GA	—		2,446	36,863	—	158	2,446	37,021	39,467	(384)	39,083	1997	1 - 40
Colonial Village at Greentree	Savannah, GA	—		1,715	10,494	—	96	1,715	10,590	12,305	(178)	12,127	1994	1 - 40
Colonial Village at Huntington	Savannah, GA	—		2,526	8,223	—	58	2,526	8,281	10,807	(101)	10,706	1986	1 - 40
Colonial Village at Marsh Cove	Savannah, GA	—		5,242	8,555	—	60	5,242	8,615	13,857	(126)	13,731	1983	1 - 40
Oaks at Wilmington Island	Savannah, GA	—	(3)	2,910	25,315	—	2,267	2,910	27,582	30,492	(7,112)	23,380	1999	1 - 40

Huntington Chase	Warner Robins, GA	—	(3)	1,160	10,437	—	2,651	1,160	13,088	14,248	(6,198)	8,050	1997	1 - 40
Southland Station	Warner Robins, GA	—		1,470	13,284	—	3,709	1,470	16,993	18,463	(9,678)	8,785	1988	1 - 40
Terraces at Townelake	Woodstock, GA	—		1,331	11,918	1,688	20,881	3,019	32,799	35,818	(15,963)	19,855	1999	1 - 40
Fairways at Hartland	Bowling Green, KY	—		1,038	9,342	—	3,472	1,038	12,814	13,852	(7,262)	6,590	1996	1 - 40
Grand Reserve Lexington	Lexington, KY	—	(1)	2,024	31,525	—	2,188	2,024	33,713	35,737	(12,843)	22,894	2000	1 - 40
Lakepointe	Lexington, KY	—		411	3,699	—	2,305	411	6,004	6,415	(3,891)	2,524	1986	1 - 40
Mansion, The	Lexington, KY	—	(1)	694	6,242	—	3,372	694	9,614	10,308	(6,117)	4,191	1989	1 - 40
Village, The	Lexington, KY	—	(1)	900	8,097	—	4,504	900	12,601	13,501	(8,073)	5,428	1989	1 - 40
Stonemill Village	Louisville, KY	—		1,169	10,518	—	8,676	1,169	19,194	20,363	(11,721)	8,642	1985	1 - 40
Crosswinds	Jackson, MS	—	(1)	1,535	13,826	—	4,931	1,535	18,757	20,292	(11,321)	8,971	1989	1 - 40
Pear Orchard	Jackson, MS	—	(1)	1,351	12,168	—	8,045	1,351	20,213	21,564	(12,649)	8,915	1985	1 - 40
Reflection Pointe	Jackson, MS	5,692	(7)(17)	710	8,770	138	7,750	848	16,520	17,368	(9,659)	7,709	1986	1 - 40
Lakeshore Landing	Ridgeland, MS	—		676	6,284	—	2,282	676	8,566	9,242	(3,242)	6,000	1974	1 - 40
Savannah Creek	Southaven, MS	—	(1)	778	7,013	—	3,014	778	10,027	10,805	(6,205)	4,600	1989	1 - 40
Sutton Place	Southaven, MS	—		894	8,053	—	3,755	894	11,808	12,702	(7,264)	5,438	1991	1 - 40
Market Station	Kansas City, MO	—		5,814	46,241	—	317	5,814	46,558	52,372	(1,974)	50,398	2010	1 - 40
Colonial Village at Beaver Creek	Apex, NC	—		7,507	34,863	—	139	7,507	35,002	42,509	(351)	42,158	2007	1 - 40
Hermitage at Beechtree	Cary, NC	—	(1)	900	8,099	—	4,750	900	12,849	13,749	(7,269)	6,480	1988	1 - 40
Waterford Forest	Cary, NC	—	(4)	4,000	20,250	—	2,486	4,000	22,736	26,736	(7,109)	19,627	1996	1 - 40
1225 South Church I	Charlotte, NC	—		4,780	22,342	—	234	4,780	22,576	27,356	(1,872)	25,484	2010	1 - 40
1225 South Church II	Charlotte, NC	—		4,832	—	—	22,275	4,832	22,275	27,107	(451)	26,656	2013	1 - 40
Colonial Grand at Ayrsley	Charlotte, NC	—		1,243	52,119	—	175	1,243	52,294	53,537	(479)	53,058	2008	1 - 40
Colonial Grand at Ayrsley II	Charlotte, NC	—		1,244	11,659	—	34	1,244	11,693	12,937	(121)	12,816	2013	1 - 40
Colonial Grand at Beverly Crest	Charlotte, NC	16,111		3,168	24,004	—	305	3,168	24,309	27,477	(250)	27,227	1996	1 - 40
Colonial Grand at Legacy Park	Charlotte, NC	—		2,897	28,272	—	185	2,897	28,457	31,354	(313)	31,041	2001	1 - 40
Colonial Grand at Mallard Creek	Charlotte, NC	16,250		4,601	27,713	—	109	4,601	27,822	32,423	(301)	32,122	2005	1 - 40
Colonial Grand at Mallard Lake	Charlotte, NC	18,342		3,257	31,389	—	221	3,257	31,610	34,867	(352)	34,515	1988	1 - 40
Colonial Grand at University Center	Charlotte, NC	—		1,623	17,499	—	68	1,623	17,567	19,190	(175)	19,015	2005	1 - 40
Colonial Village at Chancellor Park	Charlotte, NC	—		5,322	28,016	—	209	5,322	28,225	33,547	(292)	33,255	1999	1 - 40
Colonial Village at Charleston Place	Charlotte, NC	—		1,444	9,570	—	80	1,444	9,650	11,094	(120)	10,974	1986	1 - 40
Colonial Village at Greystone	Charlotte, NC	14,559		4,129	25,974	—	144	4,129	26,118	30,247	(264)	29,983	1998/2000	1 - 40
Colonial Village at South Tryon	Charlotte, NC	—		2,265	19,489	—	100	2,265	19,589	21,854	(216)	21,638	2002	1 - 40
Colonial Village at Stone Point	Charlotte, NC	—		2,145	11,564	—	91	2,145	11,655	13,800	(160)	13,640	1986	1 - 40
Colonial Village at Timber Crest	Charlotte, NC	12,142		2,907	17,192	—	141	2,907	17,333	20,240	(177)	20,063	2000	1 - 40
Enclave	Charlotte, NC	—		1,464	18,984	—	73	1,464	19,057	20,521	(168)	20,353	2008	1 - 40

Colonial Grand at Cornelius	Cornelius, NC	—		4,580	29,151	—	102	4,580	29,253	33,833	(323)	33,510	2009	1 - 40
Colonial Grand at Patterson Place	Durham, NC	15,971		2,595	27,126	—	107	2,595	27,233	29,828	(292)	29,536	1997	1 - 40
Colonial Village at Woodlake	Durham, NC	—		2,747	17,686	—	71	2,747	17,757	20,504	(207)	20,297	1996	1 - 40
Colonial Village at Deerfield	Durham, NC	—		3,278	15,609	—	79	3,278	15,688	18,966	(207)	18,759	1985	1 - 40
Colonial Grand at Research Park	Durham, NC	—		4,210	37,682	—	196	4,210	37,878	42,088	(424)	41,664	2002	1 - 40
Colonial Grand at Autumn Park	Greensboro, NC	—		4,191	26,214	—	140	4,191	26,354	30,545	(270)	30,275	2001/04	1 - 40
Colonial Grand at Huntersville	Huntersville, NC	15,239		4,260	31,948	—	(1,229)	4,260	30,719	34,979	(342)	34,637	2002	1 - 40
Colonial Village at Matthews	Matthews, NC	14,923		3,077	21,830	—	165	3,077	21,995	25,072	(265)	24,807	2008	1 - 40
Colonial Grand at Matthews Commons	Matthews, NC	—		3,698	28,536	—	108	3,698	28,644	32,342	(291)	32,051	2008	1 - 40
Colonial Grand at Arringdon	Morrisville, NC	20,087		6,414	31,134	—	139	6,414	31,273	37,687	(375)	37,312	2003	1 - 40
Colonial Grand at Brier Creek	Raleigh, NC	26,502		7,387	50,202	—	190	7,387	50,392	57,779	(509)	57,270	2010	1 - 40
Colonial Grand at Brier Falls	Raleigh, NC	—		6,586	48,910	—	170	6,586	49,080	55,666	(488)	55,178	2008	1 - 40
Colonial Grand at Crabtree Valley	Raleigh, NC	10,950		2,246	18,434	—	361	2,246	18,795	21,041	(187)	20,854	1997	1 - 40
Hue	Raleigh, NC	—		3,690	29,910	—	1,318	3,690	31,228	34,918	(3,031)	31,887	2009	1 - 40
Colonial Grand at Trinity Commons	Raleigh, NC	31,769		5,243	45,138	—	174	5,243	45,312	50,555	(514)	50,041	2000/02	1 - 40
Preserve at Brier Creek	Raleigh, NC	—		5,850	21,980	(19)	23,129	5,831	45,109	50,940	(10,088)	40,852	2004	1 - 40
Providence at Brier Creek	Raleigh, NC	—		4,695	29,007	—	932	4,695	29,939	34,634	(5,699)	28,935	2007	1 - 40
Colonial Grand at Wilmington	Wilmington, NC	27,105		4,201	25,121	—	131	4,201	25,252	29,453	(348)	29,105	1998/2002	1 - 40
Corners, The	Winston-Salem, NC	—		685	6,165	—	2,859	685	9,024	9,709	(6,313)	3,396	1982	1 - 40
Glen Eagles	Winston-Salem, NC	—		3,407	15,002	—	(380)	3,407	14,622	18,029	(177)	17,852	1990/2000	1 - 40
Colonial Village at Mill Creek	Winston-Salem, NC	—		2,356	7,354	—	79	2,356	7,433	9,789	(91)	9,698	1984	1 - 40
Colonial Grand at Desert Vista	North Las Vegas, NV	—		4,100	29,826	—	123	4,100	29,949	34,049	(340)	33,709	2009	1 - 40
Colonial Grand at Palm Vista	North Las Vegas, NV	—		4,919	25,643	—	108	4,919	25,751	30,670	(300)	30,370	2007	1 - 40
Colony at South Park	Aiken, SC	—	(1)	862	7,867	—	1,969	862	9,836	10,698	(3,725)	6,973	1982	1 - 40
Woodwinds	Aiken, SC	—		503	4,540	—	2,296	503	6,836	7,339	(3,902)	3,437	1988	1 - 40
Tanglewood	Anderson, SC	—		427	3,853	—	3,184	427	7,037	7,464	(4,541)	2,923	1980	1 - 40
Colonial Grand at Cypress Cove	Charleston, SC	—		3,617	28,645	—	123	3,617	28,768	32,385	(319)	32,066	2001	1 - 40
Colonial Village at Hampton Pointe	Charleston, SC	—		3,979	22,790	—	477	3,979	23,267	27,246	(259)	26,987	1986	1 - 40
Colonial Grand at Quarterdeck	Charleston, SC	—		922	24,097	—	58	922	24,155	25,077	(244)	24,833	1987	1 - 40
Colonial Village at Westchase	Charleston, SC	—		4,580	20,091	—	111	4,580	20,202	24,782	(259)	24,523	1985	1 - 40
River’s Walk	Charleston, SC	—		5,200	—	—	28,189	5,200	28,189	33,389	(160)	33,229	2013	1 - 40
Fairways, The	Columbia, SC	7,488	(8)(17)	910	8,207	—	3,210	910	11,417	12,327	(7,051)	5,276	1992	1 - 40
Paddock Club Columbia	Columbia, SC	—	(1)	1,840	16,560	—	3,798	1,840	20,358	22,198	(11,466)	10,732	1991	1 - 40
Colonial Village at Windsor Place	Goose Creek, SC	—		1,324	14,163	—	67	1,324	14,230	15,554	(177)	15,377	1985	1 - 40
Highland Ridge	Greenville, SC	—		482	4,337	—	2,367	482	6,704	7,186	(3,939)	3,247	1984	1 - 40
Howell Commons	Greenville, SC	—	(1)	1,304	11,740	—	3,842	1,304	15,582	16,886	(9,278)	7,608	1987	1 - 40
Paddock Club Greenville	Greenville, SC	—	(1)	1,200	10,800	—	2,042	1,200	12,842	14,042	(7,187)	6,855	1996	1 - 40

Park Haywood	Greenville, SC	—	(1)	325	2,925	35	4,643	360	7,568	7,928	(5,116)	2,812	1983	1 - 40
Spring Creek	Greenville, SC	—		597	5,374	(14)	2,975	583	8,349	8,932	(5,315)	3,617	1985	1 - 40
Runaway Bay	Mt. Pleasant, SC	8,365	(5)(17)	1,085	7,269	(2)	6,207	1,083	13,476	14,559	(8,243)	6,316	1988	1 - 40
Colonial Grand at Commerce Park	North Charleston, SC	—		2,786	33,966	—	121	2,786	34,087	36,873	(351)	36,522	2008	1 - 40
535 Brookwood	Simpsonville, SC	13,413		1,216	18,666	—	531	1,216	19,197	20,413	(2,351)	18,062	2008	1 - 40
Park Place	Spartanburg, SC	—		723	6,504	—	3,053	723	9,557	10,280	(5,537)	4,743	1987	1 - 40
Farmington Village	Summerville, SC	15,200		2,800	26,295	—	809	2,800	27,104	29,904	(5,778)	24,126	2007	1 - 40
Colonial Village at Waters Edge	Summerville, SC	—		2,107	9,187	—	123	2,107	9,310	11,417	(130)	11,287	1985	1 - 40
Hamilton Pointe	Chattanooga, TN	—	(1)	1,131	10,632	—	2,902	1,131	13,534	14,665	(5,232)	9,433	1989	1 - 40
Hidden Creek	Chattanooga, TN	—	(1)	972	8,954	—	2,236	972	11,190	12,162	(4,410)	7,752	1987	1 - 40
Steeplechase	Chattanooga, TN	—	(1)	217	1,957	—	3,082	217	5,039	5,256	(3,284)	1,972	1986	1 - 40
Windridge	Chattanooga, TN	5,383	(12)(17)	817	7,416	—	4,006	817	11,422	12,239	(6,311)	5,928	1984	1 - 40
Oaks, The	Jackson, TN	—		177	1,594	12	2,253	189	3,847	4,036	(2,527)	1,509	1978	1 - 40
Post House Jackson	Jackson, TN	4,919	(17)(18)	443	5,078	—	4,170	443	9,248	9,691	(5,215)	4,476	1987	1 - 40
Post House North	Jackson, TN	3,267	(9)(17)	381	4,299	(57)	2,866	324	7,165	7,489	(4,521)	2,968	1987	1 - 40
Bradford Chase	Jackson, TN	—		523	4,711	—	2,129	523	6,840	7,363	(4,379)	2,984	1987	1 - 40
Woods at Post House	Jackson, TN	—		240	6,839	—	2,684	240	9,523	9,763	(6,343)	3,420	1997	1 - 40
Greenbrook	Memphis, TN	27,853		2,100	24,468	25	26,986	2,125	51,454	53,579	(35,558)	18,021	1978	1 - 40
Kirby Station	Memphis, TN	—	(1)	1,148	10,337	—	9,256	1,148	19,593	20,741	(11,111)	9,630	1978	1 - 40
Lincoln on the Green	Memphis, TN	—	(1)	1,498	20,483	—	14,392	1,498	34,875	36,373	(20,734)	15,639	1992	1 - 40
Park Estate	Memphis, TN	—		178	1,141	—	4,742	178	5,883	6,061	(4,396)	1,665	1974	1 - 40
Reserve at Dexter Lake	Memphis, TN	—		1,260	16,043	2,147	37,608	3,407	53,651	57,058	(19,319)	37,739	2000	1 - 40
Paddock Club Murfreesboro	Murfreesboro, TN	—		915	14,774	—	2,305	915	17,079	17,994	(7,067)	10,927	1999	1 - 40
Aventura at Indian Lake Village	Nashville, TN	—		4,950	28,053	—	685	4,950	28,738	33,688	(2,191)	31,497	2010	1 - 40
Avondale at Kennesaw	Nashville, TN	18,484		3,456	22,443	—	826	3,456	23,269	26,725	(2,797)	23,928	2008	1 - 40
Brentwood Downs	Nashville, TN	—		1,193	10,739	(2)	6,718	1,191	17,457	18,648	(10,643)	8,005	1986	1 - 40
Colonial Grand at Bellevue	Nashville, TN	23,143		8,640	34,229	—	252	8,640	34,481	43,121	(405)	42,716	1996	1 - 40
Grand View Nashville	Nashville, TN	—		2,963	33,673	—	4,863	2,963	38,536	41,499	(14,058)	27,441	2001	1 - 40
Monthaven Park	Nashville, TN	—	(3)	2,736	28,902	—	4,155	2,736	33,057	35,793	(11,952)	23,841	2000	1 - 40
Park at Hermitage	Nashville, TN	6,645	(13)(17)	1,524	14,800	—	7,900	1,524	22,700	24,224	(13,992)	10,232	1987	1 - 40
Venue at Cool Springs	Nashville, TN	—		6,670	—	—	49,864	6,670	49,864	56,534	(1,748)	54,786	2012	1 - 40
Verandas at Sam Ridley	Nashville, TN	22,749		3,350	28,308	—	621	3,350	28,929	32,279	(3,412)	28,867	2009	1 - 40
Colonial Village at North Arlington	Arlington, TX	—		1,885	9,906	—	125	1,885	10,031	11,916	(116)	11,800	1985	1 - 40
Northwood	Arlington, TX	—		886	8,051	—	2,094	886	10,145	11,031	(3,896)	7,135	1980	1 - 40

Balcones Woods	Austin, TX	—		1,598	14,398	—	10,522	1,598	24,920	26,518	(14,746)	11,772	1983	1 - 40
Colonial Grand at Canyon Creek	Austin, TX	16,160		3,629	32,137	—	89	3,629	32,226	35,855	(343)	35,512	2008	1 - 40
Colonial Grand at Canyon Pointe	Austin, TX	—		3,786	20,201	—	92	3,786	20,293	24,079	(269)	23,810	2003	1 - 40
Colonial Grand at Double Creek	Austin, TX	—		3,138	29,375	—	95	3,138	29,470	32,608	(324)	32,284	2013	1 - 40
Colonial Grand at Onion Creek	Austin, TX	—		4,912	33,010	—	146	4,912	33,156	38,068	(361)	37,707	2009	1 - 40
Colonial Grand at Wells Branch	Austin, TX	—		3,094	32,283	—	118	3,094	32,401	35,495	(327)	35,168	1996	1 - 40
Grand Reserve at Sunset Valley	Austin, TX	—	(3)	3,150	11,393	—	2,616	3,150	14,009	17,159	(4,893)	12,266	1996	1 - 40
Colonial Village at Quarry Oaks	Austin, TX	27,898		4,631	34,461	—	171	4,631	34,632	39,263	(383)	38,880	1996	1 - 40
Legacy at Western Oaks	Austin, TX	31,591		9,100	49,339	—	(3,049)	9,100	46,290	55,390	(2,742)	52,648	2001	1 - 40
Silverado	Austin, TX	—	(3)	2,900	24,009	—	1,686	2,900	25,695	28,595	(7,120)	21,475	2003	1 - 40
Stassney Woods	Austin, TX	4,050	(14)(17)	1,621	7,501	—	5,856	1,621	13,357	14,978	(8,570)	6,408	1985	1 - 40
Travis Station	Austin, TX	3,585	(15)(17)	2,281	6,169	—	6,589	2,281	12,758	15,039	(7,626)	7,413	1987	1 - 40
Woods, The	Austin, TX	—		1,405	12,769	—	5,413	1,405	18,182	19,587	(6,943)	12,644	1977	1 - 40
Colonial Village at Shoal Creek	Bedford, TX	23,713		4,992	27,377	—	297	4,992	27,674	32,666	(327)	32,339	1996	1 - 40
Colonial Village at Willow Creek	Bedford, TX	27,479		3,115	33,488	—	183	3,115	33,671	36,786	(369)	36,417	1996	1 - 40
Colonial Grand at Hebron	Carrollton, TX	—		4,240	42,237	—	143	4,240	42,380	46,620	(413)	46,207	2011	1 - 40
Colonial Grand at Silverado	Cedar Park, TX	—		3,289	24,935	—	96	3,289	25,031	28,320	(264)	28,056	2005	1 - 40
Colonial Grand at Silverado Reserve	Cedar Park, TX	—		3,959	31,705	—	(1,547)	3,959	30,158	34,117	(325)	33,792	2005	1 - 40
Courtyards at Campbell	Dallas, TX	—		988	8,893	—	3,590	988	12,483	13,471	(6,741)	6,730	1986	1 - 40
Deer Run	Dallas, TX	—		1,252	11,271	—	4,470	1,252	15,741	16,993	(8,710)	8,283	1985	1 - 40
Grand Courtyard	Dallas, TX	—	(3)	2,730	22,240	—	1,842	2,730	24,082	26,812	(6,680)	20,132	2000	1 - 40
Legends at Lowe’s Farm	Dallas, TX	—		5,016	41,091	—	828	5,016	41,919	46,935	(3,288)	43,647	2008	1 - 40
Colonial Reserve at Medical District	Dallas, TX	—		4,058	33,779	—	125	4,058	33,904	37,962	(314)	37,648	2007	1 - 40
Watermark	Dallas, TX	—	(4)	960	14,438	—	1,459	960	15,897	16,857	(5,445)	11,412	2002	1 - 40
Colonial Village at Main Park	Duncanville, TX	—		1,825	10,960	—	48	1,825	11,008	12,833	(134)	12,699	1984	1 - 40
Colonial Grand at Bear Creek	Euless, TX	25,038		6,466	30,048	—	149	6,466	30,197	36,663	(368)	36,295	1998	1 - 40
Colonial Grand at Fairview	Fairview, TX	—		2,176	35,077	—	136	2,176	35,213	37,389	(338)	37,051	2012	1 - 40
La Valencia at Starwood	Frisco, TX	21,718		3,240	26,069	—	521	3,240	26,590	29,830	(3,081)	26,749	2009	1 - 40
Colonial Reserve at Frisco Bridges	Frisco, TX	—		1,972	34,018	—	154	1,972	34,172	36,144	(332)	35,812	2013	1 - 40
Colonial Village at Grapevine	Grapevine, TX	—		2,356	29,757	—	194	2,356	29,951	32,307	(327)	31,980	1985/1986	1 - 40
Greenwood Forest	Houston, TX	18,536		3,465	23,482	—	(755)	3,465	22,727	26,192	(515)	25,677	1994	1 - 40
Legacy Pines	Houston, TX	—	(4)	2,157	19,066	(15)	3,142	2,142	22,208	24,350	(8,830)	15,520	1999	1 - 40
Reserve at Woodwind Lakes	Houston, TX	11,285		1,968	19,928	—	2,772	1,968	22,700	24,668	(6,147)	18,521	1999	1 - 40
Park Place (Houston)	Houston, TX	—		2,061	15,830	—	2,881	2,061	18,711	20,772	(4,948)	15,824	1996	1 - 40

Ranchstone	Houston, TX	—	(3)	1,480	14,807	—	1,975	1,480	16,782	18,262	(4,192)	14,070	1996	1 - 40
Cascade at Fall Creek	Humble, TX	—		3,230	19,926	—	894	3,230	20,820	24,050	(4,458)	19,592	2007	1 - 40
Chalet at Fall Creek	Humble, TX	—	(3)	2,755	20,085	—	657	2,755	20,742	23,497	(4,826)	18,671	2006	1 - 40
Bella Casita at Las Colinas	Irving, TX	—	(4)	2,521	26,432	—	674	2,521	27,106	29,627	(2,887)	26,740	2007	1 - 40
Remington Hills	Irving, TX	—		4,399	21,822	—	601	4,399	22,423	26,822	(260)	26,562	1984	1 - 40
Colonial Reserve at Las Colinas	Irving, TX	—		3,910	40,691	—	238	3,910	40,929	44,839	(380)	44,459	2006	1 - 40
Colonial Grand at Valley Ranch	Irving, TX	26,243		5,083	37,397	—	968	5,083	38,365	43,448	(413)	43,035	1997	1 - 40
Lane at Towne Crossing	Mesquite, TX	—		1,311	11,867	(8)	2,554	1,303	14,421	15,724	(5,592)	10,132	1983	1 - 40
Colonial Village at Oakbend	Lewisville, TX	22,527		5,610	28,616	—	165	5,610	28,781	34,391	(329)	34,062	1997	1 - 40
Colonial Village at Vista Ridge	Lewisville, TX	—		3,288	13,118	—	106	3,288	13,224	16,512	(168)	16,344	1985	1 - 40
Times Square at Craig Ranch	McKinney, TX	—		1,130	28,058	—	2,126	1,130	30,184	31,314	(3,619)	27,695	2009	1 - 40
Highwood	Plano, TX	—		864	7,783	—	3,547	864	11,330	12,194	(6,516)	5,678	1983	1 - 40
Los Rios Park	Plano, TX	—		3,273	28,823	—	3,666	3,273	32,489	35,762	(12,187)	23,575	2000	1 - 40
Boulder Ridge	Roanoke, TX	—		3,382	26,930	—	4,673	3,382	31,603	34,985	(9,620)	25,365	1999	1 - 40
Copper Ridge	Roanoke, TX	—		4,166	—	(1)	21,052	4,165	21,052	25,217	(2,733)	22,484	2009	1 - 40
Colonial Grand at Ashton Oaks	Round Rock, TX	—		5,522	36,241	—	131	5,522	36,372	41,894	(382)	41,512	2009	1 - 40
Colonial Grand at Round Rock	Round Rock, TX	25,456		4,701	45,379	—	166	4,701	45,545	50,246	(464)	49,782	1997	1 - 40
Colonial Village at Sierra Vista	Round Rock, TX	11,333		2,566	16,488	—	76	2,566	16,564	19,130	(191)	18,939	1999	1 - 40
Alamo Ranch	San Antonio, TX	—		2,380	26,982	—	1,128	2,380	28,110	30,490	(2,924)	27,566	2009	1 - 40
Haven at Blanco	San Antonio, TX	—		5,450	45,958	—	826	5,450	46,784	52,234	(2,125)	50,109	2010	1 - 40
Stone Ranch at Westover Hills	San Antonio, TX	19,061		4,000	24,992	—	1,151	4,000	26,143	30,143	(3,703)	26,440	2009	1 - 40
Cypresswood Court	Spring, TX	—	(4)	576	5,190	—	3,275	576	8,465	9,041	(5,533)	3,508	1984	1 - 40
Villages at Kirkwood	Stafford, TX	—	(3)	1,918	15,846	—	2,051	1,918	17,897	19,815	(6,146)	13,669	1996	1 - 40
Green Tree Place	Woodlands, TX	—	(4)	539	4,850	—	2,967	539	7,817	8,356	(5,071)	3,285	1984	1 - 40
Adalay Bay	Chesapeake, VA	—		5,280	31,341	—	1,052	5,280	32,393	37,673	(1,948)	35,725	2002	1 - 40
Colonial Village at Greenbrier	Fredericksburg, VA	—		4,852	21,677	—	95	4,852	21,772	26,624	(224)	26,400	1980	1 - 40
Seasons at Celebrate Virginia	Fredericksburg, VA	—		6,960	32,083	—	276	6,960	32,359	39,319	(2,302)	37,017	2011	1 - 40
Seasons at Celebrate II	Fredericksburg, VA	—		7,530	37,534	—	3	7,530	37,537	45,067	(158)	44,909	2013	1 - 40
Station Square at Cosner’s Corner	Fredericksburg, VA	—		8,580	35,700	—	115	8,580	35,815	44,395	(534)	43,861	2013	1 - 40
Colonial Village at Hampton Glen	Glen Allen, VA	—		4,861	21,678	—	106	4,861	21,784	26,645	(238)	26,407	1986	1 - 40
Colonial Village at West End	Glen Allen, VA	13,112		4,671	18,908	—	93	4,671	19,001	23,672	(200)	23,472	1987	1 - 40
Township	Hampton, VA	10,430	(10)(17)	1,509	8,189	—	8,578	1,509	16,767	18,276	(9,454)	8,822	1987	1 - 40
Colonial Village at Tradewinds	Hampton, VA	—		5,643	15,660	—	113	5,643	15,773	21,416	(174)	21,242	1988	1 - 40
Colonial Village at Waterford	Midlothian, VA	—		6,747	29,221	—	179	6,747	29,400	36,147	(331)	35,816	1989	1 - 40

Ashley Park	Richmond, VA	—	4,771	13,365	—	90	4,771	13,455	18,226	(171)	18,055	1988	1-40
Colonial Village at Chase Gayton	Richmond, VA	—	6,034	29,004	—	100	6,034	29,104	35,138	(327)	34,811	1984	1-40
Hamptons at Hunton Park	Richmond, VA	—	4,930	35,598	—	1,776	4,930	37,374	42,304	(3,373)	38,931	2003	1-40
Colonial Village at Harbour Club	Virginia Beach, VA	—	3,490	14,796	—	73	3,490	14,869	18,359	(159)	18,200	1988	1-40

Total Residential Properties		1,107,341	822,370	5,738,844	4,924	784,734	827,294	6,523,578	7,350,872	(1,123,272)	6,227,600

Colonial Center Brookwood Village	Birmingham, AL	—	1,447	32,049	—	(455)	1,447	31,594	33,041	(303)	32,738	2007	1-40
Colonial Brookwood Village	Birmingham, AL	—	8,026	17,780	—	22	8,026	17,802	25,828	(199)	25,629	1973/91/00	1-40
Colonial Promenade Craft Farms	Gulf Shores, AL	—	2,775	5,109	—	1,863	2,775	6,972	9,747	(66)	9,681	2010	1-40
Times Square at Craig Ranch	McKinney, TX	—	253	1,310	—	1,152	253	2,462	2,715	(115)	2,600	2009	1-40
Bella Casita at Las Colinas	Irving, TX	—	46	186	—	126	46	312	358	(30)	328	2007	1-40
Allure at Buckhead	Atlanta, GA	—	867	3,465	—	—	867	3,465	4,332	(192)	4,140	2002	1-40
1225 South Church	Charlotte, NC	—	43	199	9	242	52	441	493	(30)	463	2010	1-40

Total Commercial Properties		—	13,457	60,098	9	2,950	13,466	63,048	76,514	(935)	75,579

Brookwood West—Retail	Birmingham, AL	—	1,652	6,632	—	1,248	1,652	7,880	9,532	—	9,532	N/A	N/A
Colonial Promenade Huntsville (Phase II)	Huntsville, AL	—	6,113	5,113	—	598	6,113	5,711	11,824	—	11,824	N/A	N/A
Colonial Grand at Lake Mary (Phase III)	Orlando, FL	—	1,309	7,996	—	1,061	1,309	9,057	10,366	—	10,366	N/A	N/A
Colonial Grand at Randal Lakes	Orlando, FL	—	5,671	50,553	—	(803)	5,671	49,750	55,421	—	55,421	N/A	N/A
Colonial Reserve at South End	Charlotte, NC	—	4,639	44,282	—	6,579	4,639	50,861	55,500	—	55,500	N/A	N/A
Colonial Grand at Bellevue (Phase II)	Nashville, TN	—	8,672	4,549	—	2,913	8,672	7,462	16,134	—	16,134	N/A	N/A
220 Riverside	Jacksonville, FL	—	2,500	—	—	14,975	2,500	14,975	17,475	—	17,475	N/A	N/A

Total Active Development Properties		—	30,556	119,125	—	26,571	30,556	145,696	176,252	—	176,252

Total Properties		1,107,341	866,383	5,918,067	4,933	814,255	871,316	6,732,322	7,603,638	(1,124,207)	6,479,431

Total Land Held for Future Developments		—	63,951	—	(101)	—	63,850	—	63,850	—	63,850	N/A	N/A
Corporate Properties		—	—	—	—	21,631	—	21,631	21,631	(14,108)	7,523	Various	1-40

Total Other		—	63,951	—	(101)	21,631	63,850	21,631	85,481	(14,108)	71,373

Total Real Estate Assets, net of Joint Ventures		$1,107,341	$930,334	$5,918,067	$4,832	$835,886	$935,166	$6,753,953	$7,689,119	$(1,138,315)	$6,550,804

(1)	Encumbered by a $571.8 million Fannie Mae facility, with $345.8 million available and $345.8 million outstanding with a variable interest rate of 1.33% on which there exist four interest rate swap agreements totaling $125 million at an average rate of 4.62% and six interest rate caps totaling $165 million at an average rate of 4.58% at December 31, 2013.
(2)	Encumbered by $6.6 million in bonds on which there exists a $6.6 million interest rate cap of 6.00% which terminates on October 24, 2017.
(3)	Encumbered by a $200 million Freddie Mac facility, with $198.2 million available and an outstanding balance of $198.2 million and a variable interest rate of 0.73% on which there exists seven interest rate swap agreements totaling $94 million at an average rate of 4.58% and a $15 million interest rate cap of 5% at December 31, 2013.

(4)	Encumbered by a $128 million loan with an outstanding balance of $128 million and a fixed interest rate of 5.08% which matures on June 10, 2021.
(5)	Encumbered by $8.4 million in bonds on which there exists a $8.4 million interest rate cap of 4.50% which terminates on March 1, 2014.
(6)	Encumbered by $6.8 million in bonds on which there exists a $6.8 million interest rate cap of 6.00% and maturing on October 15, 2017.
(7)	Encumbered by $5.7 million in bonds on which there exists a $5.7 million interest rate cap of 6.00% which terminates on October 31, 2017.
(8)	Encumbered by $7.5 million in bonds on which there exists a $7.5 million interest rate cap of 6.00% which terminates on October 31, 2017.
(9)	Encumbered by $3.3 million in bonds on which there exists a $3.3 million interest rate cap of 6.00% which terminates on October 31, 2017.
(10)	Encumbered by $10.4 million in bonds on which there exists a $10.4 million interest rate cap of 6.00% and maturing on October 15, 2017.
(11)	Encumbered by $3.4 million in bonds with $0.5 million having a variable rate of 0.908% and $2.9 million with a variable rate of 0.867% on which there exists a $2.9 million interest rate cap of 6.00% which terminates on May 31, 2018.
(12)	Encumbered by $5.4 million in bonds, $0.5 million having a variable rate of 0.908% and $4.9 million with a variable rate of 0.867% on which there exists a $4.9 million interest rate cap of 6.00% which terminates on May 31, 2018.
(13)	Encumbered by $6.6 million in bonds on which there exists a $6.6 million interest rate cap of 6.00% which terminates on November 15, 2016.
(14)	Encumbered by $4.1 million in bonds on which there exists a $4.1 million interest rate cap of 6.00% which terminates on November 15, 2016.
(15)	Encumbered by $3.6 million in bonds on which there exists a $3.6 million interest rate cap of 6.00% which terminates on November 15, 2016.
(16)	Encumbered by $13.2 million in bonds on which exists a $13.2 million interest rate cap of 4.50% which terminates on March 1, 2014.
(17)	Also encumbered by a $17.9 million FNMA facility maturing on March 1, 2014 with a variable interest rate of 0.80% on which there exists a $11.7 million interest rate cap of 5.00% which terminates on March 1, 2014, and a $6.2 million interest rate cap of 4.50% which terminates on March 1, 2014.
(18)	Encumbered by $4.9 million in bonds on which there exists a $4.9 million interest rate cap of 4.50% which terminates on March 1, 2014.

Mid-America Apartment Communities, Inc.

Mid-America Apartments, L.P.

Schedule III

Real Estate Investments and Accumulated Depreciation

A summary of activity for real estate investments and accumulated depreciation is as follows (dollars in thousands):

	Year Ended December 31,
	2013	2012	2011
Real estate investments:
Balance at beginning of year	$3,729,706	$3,379,929	$2,941,261
Acquisitions (1)	3,999,895	344,869	362,745
Less: FMV of Leases included in Acquisitions	(51,728)	(3,144)	(3,829)
Improvement and development	130,824	134,118	104,705
Assets held for sale	(4,897)	—	—
Disposition of real estate assets (2)	(114,681)	(126,066)	(24,953)

Balance at end of year	$7,689,119	$3,729,706	$3,379,929

Accumulated depreciation:
Balance at beginning of year	$1,040,473	$973,126	$873,903
Depreciation	165,885	124,691	112,726
Assets held for sale	(6,164)	—	—
Disposition of real estate assets (2)	(61,879)	(57,344)	(13,503)

Balance at end of year	$1,138,315	$1,040,473	$973,126

MAA’s consolidated balance sheet at December 31, 2013, 2012, and 2011, includes accumulated depreciation of $14,108,000, $12,855,000, and $11,402,000, respectively, in the caption “Corporate properties, net”.

(1)	Includes non-cash activity related to the Colonial merger.
(2)	Includes assets sold, casualty losses, and removal of certain fully depreciated assets.

See accompanying reports of independent registered public accounting firms.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Colonial Properties Trust

Birmingham, Alabama

We have audited the accompanying consolidated balance sheets of Colonial Properties Trust and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Colonial Properties Trust and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2013 (not presented herein) expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

Birmingham, Alabama

February 28, 2013, except for changes in items reflected in discontinued operations discussed in Note 3, as to which the date is August 21, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Colonial Properties Trust and Partners of Colonial Realty Limited Partnership

Birmingham, Alabama

We have audited the accompanying consolidated balance sheets of Colonial Realty Limited Partnership and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Colonial Realty Limited Partnership and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Birmingham, Alabama

February 28, 2013, except for changes in items reflected in discontinued operations discussed in Note 3, as to which the date is August 21, 2013

COLONIAL PROPERTIES TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2012	2011
ASSETS
Land, buildings and equipment	$3,489,324	$3,445,455
Undeveloped land and construction in progress	296,153	306,826
Less: Accumulated depreciation	(804,964)	(731,894)
Real estate assets held for sale, net	93,450	10,543

Net real estate assets	3,073,963	3,030,930
Cash and cash equivalents	11,674	6,452
Restricted cash	38,128	43,489
Accounts receivable, net	23,977	26,762
Notes receivable	42,399	43,787
Prepaid expenses	19,460	19,912
Deferred debt and lease costs	23,938	22,408
Investment in partially-owned unconsolidated entities	7,777	12,303
Other assets	44,892	52,562

Total assets	$3,286,208	$3,258,605

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Notes and mortgages payable	$1,643,361	$1,575,727
Unsecured credit facility	188,631	184,000

Total debt	1,831,992	1,759,727
Accounts payable	53,545	50,266
Accrued interest	10,209	11,923
Accrued expenses	41,652	15,731
Investment in partially-owned unconsolidated entities	—	31,577
Other liabilities	36,751	25,208

Total liabilities	1,974,149	1,894,432

Commitments and Contingencies (see Notes 19 and 20)	—	—
Redeemable noncontrolling interest:
Common units	162,056	159,582
Equity:
Common shares of beneficial interest, $0.01 par value, 125,000,000 shares authorized; 93,835,794 and 93,096,722 shares issued at December 31, 2012 and 2011, respectively	938	931
Additional paid-in capital	1,973,594	1,964,881
Cumulative earnings	1,276,118	1,267,958
Cumulative distributions	(1,926,167)	(1,862,838)
Noncontrolling interest	695	728
Treasury shares, at cost; 5,623,150 shares at December 31, 2012 and 2011	(150,163)	(150,163)
Accumulated other comprehensive loss	(25,012)	(16,906)

Total shareholders’ equity	1,150,003	1,204,591

Total liabilities, noncontrolling interest and shareholders’ equity	$3,286,208	$3,258,605

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Years Ended December 31,
	2012	2011	2010
Revenues:
Minimum rent	$304,364	$270,935	$244,869
Rentals from affiliates	—	236	203
Tenant recoveries	2,550	3,032	2,473
Other property related revenue	56,221	47,376	42,469
Other non-property related revenue	5,712	8,047	11,693

Total revenues	368,847	329,626	301,707

Operating expenses:
Property operating expense	101,746	92,148	86,369
Taxes, licenses and insurance	41,742	37,489	35,087
Property management expense	12,858	9,185	8,584
General and administrative expense	22,615	20,439	18,563
Management fees and other expenses	6,298	8,067	9,504
Restructuring charges	1,848	153	361
Investment and development expenses	1,285	1,781	422
Depreciation	113,961	107,236	100,137
Amortization	3,043	4,540	2,856
Impairment, legal contingencies and other losses	22,762	5,736	1,308

Total operating expenses	328,158	286,774	263,191

Income from operations	40,689	42,852	38,516

Other income (expense):
Interest expense	(92,085)	(86,573)	(83,091)
Debt cost amortization	(5,697)	(4,767)	(4,618)
Gain on retirement of debt	—	—	1,044
Interest income	2,468	1,337	1,289
Income from partially-owned unconsolidated entities	31,862	17,497	3,365
Loss on hedging activities	—	—	(289)
(Loss) gain on sale of property, net of income taxes of $—, $— and $93 for 2012, 2011 and 2010	(4,305)	115	(1,504)
Taxes and other	(907)	(872)	(1,107)

Total other income (expense)	(68,664)	(73,263)	(84,911)

Loss from continuing operations	(27,975)	(30,411)	(46,395)

Income from discontinued operations	14,111	12,857	8,110
Gain (loss) on disposal of discontinued operations	22,729	23,733	(258)

Net income from discontinued operations	36,840	36,590	7,852

Net income (loss)	8,865	6,179	(38,543)

Noncontrolling interest
Continuing operations:
Noncontrolling interest in CRLP — common unitholders	2,108	2,589	5,817
Noncontrolling interest in CRLP — preferred unitholders	—	(3,586)	(7,161)
Noncontrolling interest of limited partners	(43)	(53)	103
Discontinued operations:
Noncontrolling interest in CRLP	(2,770)	(2,882)	(749)
Noncontrolling interest of limited partners	—	—	(4)

Income attributable to noncontrolling interest	(705)	(3,932)	(1,994)

Net income (loss) attributable to parent company	8,160	2,247	(40,537)

Dividends to preferred shareholders	—	—	(5,649)
Preferred unit repurchase gains	—	2,500	3,000
Preferred share/unit issuance costs write-off	—	(1,319)	(4,868)

Net income (loss) available to common shareholders	$8,160	$3,428	$(48,054)

Net income (loss) per common share — basic:
Continuing operations	$(0.30)	$(0.36)	$(0.77)
Discontinued operations	0.39	0.40	0.10

Net income (loss) per common share — basic	$0.09	$0.04	$(0.67)

Net income (loss) per common share — diluted:
Continuing operations	$(0.30)	$(0.36)	$(0.77)
Discontinued operations	0.39	0.40	0.10

Net income (loss) per common share — diluted	$0.09	$0.04	$(0.67)

Weighted average common shares outstanding:
Basic	87,251	84,142	71,919
Diluted	87,251	84,142	71,919

Net income (loss)	$8,865	$6,179	$(38,543)
Other comprehensive income (loss):
Changes in fair value of qualifying hedges	(15,985)	(19,302)	—
Adjust for amounts included in net income (loss)	7,222	3,164	726

Comprehensive income (loss)	$102	$(9,959)	$(37,817)

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except per share data)

Years Ended December 31, 2012, 2011 and 2010	Preferred Shares	Common Shares	Additional Paid-In Capital	Cumulative Earnings	Cumulative Distributions	Noncontrolling Interest	Preferred Units	Treasury Shares	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Redeemable Common Units
Balance, December 31, 2009	$4	$720	$1,760,362	$1,296,188	$(1,753,015)	$985	$100,000	$(150,163)	$(2,957)	$1,252,124	$133,537
Net income (loss)				(33,376)		(99)				(33,475)	(5,068)
Reclassification adjustment for amounts included in net income (loss)									726	726
Distributions on common shares ($0.60 per share)					(42,875)					(42,875)	(4,541)
Distributions on preferred shares					(5,649)					(5,649)
Distributions on preferred units of CRLP					(7,161)					(7,161)
Issuance of restricted common shares of beneficial interest		4	455							459
Amortization of stock based compensation			4,585							4,585
Redemption of Series D preferred shares of beneficial interest	(4)		(96,565)	(3,550)						(100,119)
Repurchase of Series B preferred shares of beneficial interest			1,318	1,682			(50,000)			(47,000)
Cancellation of vested restricted shares to pay taxes		—	(277)							(277)
Issuance of common shares from options exercised		2	2,659							2,661
Issuance of common shares of beneficial interest through the Company’s dividend reinvestment plan and Employee Stock Purchase Plan		1	1,618							1,619
Issuance of common shares of beneficial interest through conversion of units from Colonial Realty Limited Partnership		9	14,068							14,077	(14,077)
Equity Offering Programs, net of cost		104	155,763							155,867
Change in interest of limited partners						(117)				(117)
Change in redemption value of common units			(35,688)							(35,688)	35,688

Balance, December 31, 2010	$—	$840	$1,808,298	$1,260,944	$(1,808,700)	$769	$50,000	$(150,163)	$(2,231)	$1,159,757	$145,539

Net income (loss)				5,833		53				5,886	$293
Reclassification adjustment for amounts included in net income (loss)									3,164	3,164
Changes in fair value of qualifying hedges									(17,839)	(17,839)	(1,463)
Distributions on common shares ($0.60 per share)					(50,552)					(50,552)	(4,345)
Distributions on preferred units of CRLP					(3,586)					(3,586)
Issuance of restricted common shares of beneficial interest		3	492							495
Amortization of stock based compensation			6,013							6,013
Repurchase of Series B preferred units of beneficial interest			1,319	1,181			(50,000)			(47,500)
Cancellation of vested restricted shares to pay taxes		(1)	(1,741)							(1,742)
Issuance of common shares from options exercised		1	748							749
Issuance of common shares of beneficial interest through the Company’s dividend reinvestment plan and Employee Stock Purchase Plan		3	5,987							5,990
Issuance of common shares of beneficial interest through conversion of units from Colonial Realty Limited Partnership		1	2,495							2,496	(2,496)
Equity Offering Programs, net of cost		84	163,324							163,408
Change in interest of limited partners						(94)				(94)
Change in redemption value of common units			(22,054)							(22,054)	22,054

Balance, December 31, 2011	$—	$931	$1,964,881	$1,267,958	$(1,862,838)	$728	$—	$(150,163)	$(16,906)	$1,204,591	$159,582

Net income (loss)				8,160		43				8,203	$662
Reclassification adjustment for amounts included in net income (loss)									6,680	6,680	542
Changes in fair value of qualifying hedges									(14,786)	(14,786)	(1,199)
Distributions on common shares ($0.72 per share)					(63,329)					(63,329)	(5,154)
Issuance of restricted common shares of beneficial interest		4	312							316
Amortization of stock based compensation			8,833							8,833
Cancellation of vested restricted shares to pay taxes		(1)	(1,561)							(1,562)
Issuance of common shares from options exercised		—	771							771
Issuance of common shares of beneficial interest through the Company’s dividend reinvestment plan and Employee Stock Purchase Plan		4	7,981							7,985
Issuance of common shares of beneficial interest through conversion of units from Colonial Realty Limited Partnership		—	359							359	(359)
Change in interest of limited partners						(76)				(76)
Change in redemption value of common units			(7,982)							(7,982)	7,982

Balance, December 31, 2012	$—	$938	$1,973,594	$1,276,118	$(1,926,167)	$695	$—	$(150,163)	$(25,012)	$1,150,003	$162,056

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$8,865	$6,179	$(38,543)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	133,731	136,752	131,539
(Income) loss from partially-owned unconsolidated entities	(31,862)	(17,497)	(3,365)
(Gain) loss from sales of property	(18,423)	(23,848)	1,669
Impairment, legal contingencies and other losses	26,013	5,736	1,448
Gain on retirement of debt	—	—	(1,044)
Distributions of income from partially-owned entities	958	3,737	5,566
Share-based compensation expense	8,833	6,013	4,589
Other, net	341	(3,067)	1,522
Change in:
Restricted cash	(1,126)	1,157	(1,342)
Accounts receivable	4,456	(10,288)	18,073
Prepaid expenses	452	(13,162)	(328)
Other assets	4,090	435	(1,501)
Accounts payable	(7,046)	14,398	4,210
Accrued interest	(1,714)	(79)	(1,131)
Accrued expenses and other	9,540	11,620	(11,655)

Net cash provided by operating activities	137,108	118,086	109,707

Cash flows from investing activities:
Acquisition of properties	(184,727)	(225,885)	(42,635)
Development expenditures paid to non-affiliates	(84,386)	(41,497)	(14,867)
Development expenditures paid to an affiliate	(7,997)	(4,065)	(13,740)
Capital expenditures, tenant improvements and leasing commissions	(27,936)	(25,101)	(42,450)
Proceeds from sale of property, net of selling costs	145,942	146,733	21,194
Restricted cash	6,487	(35,352)	—
Issuance of notes receivable	—	(17,977)	(29,137)
Repayments of notes receivable	2,074	1,485	5,787
Distributions from partially-owned entities	6,985	26,020	19,104
Capital contributions to partially-owned entities	(54)	—	(5,543)

Net cash used in investing activities	(143,612)	(175,639)	(102,287)

Cash flows from financing activities:
Proceeds from additional borrowings	150,000	250,000	73,200
Proceeds from dividend reinvestment plan and exercise of stock options	7,196	5,000	4,003
Proceeds from common share issuance, net of expenses	—	163,408	155,867
Principal reductions of debt	(82,718)	(58,885)	(101,552)
Payment of debt issuance costs	(5,309)	(2,879)	(1,351)
Proceeds from borrowings on revolving credit lines	750,040	1,450,000	945,000
Payments on revolving credit lines and overdrafts	(739,000)	(1,641,610)	(874,878)
Dividends paid to common and preferred shareholders	(63,329)	(54,138)	(55,685)
Distributions to noncontrolling partners in CRLP	(5,154)	(4,345)	(4,541)
Redemption of Preferred Series D shares	—	—	(100,119)
Repurchase of Preferred Series B units	—	(47,500)	(47,000)

Net cash provided by (used in) financing activities	11,726	59,051	(7,056)

Increase in cash and cash equivalents	5,222	1,498	364
Cash and cash equivalents, beginning of period	6,452	4,954	4,590

Cash and cash equivalents, end of period	$11,674	$6,452	$4,954

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, including amounts capitalized	$95,009	$88,184	$86,836
Cash received during the period for income taxes	$—	$(729)	$(17,368)

Supplemental disclosure of non-cash transactions:
Consolidation of Colonial Grand at Traditions joint venture (principally a multifamily property)	$—	$17,615	$—
Change in accrual of construction expenses and capital expenditures	$(1,906)	$2,331	$(3,100)
Exchange of interest in DRA multifamily joint ventures for acquisition of CG at Riverchase Trails	$—	$—	$1,637
The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

	December 31,	December 31,
	2012	2011
ASSETS
Land, buildings and equipment	$3,489,322	$3,445,441
Undeveloped land and construction in progress	296,153	306,826
Less: Accumulated depreciation	(804,962)	(731,880)
Real estate assets held for sale, net	93,450	10,543

Net real estate assets	3,073,963	3,030,930
Cash and cash equivalents	11,674	6,452
Restricted cash	38,128	43,489
Accounts receivable, net	23,977	26,762
Notes receivable	42,399	43,787
Prepaid expenses	19,460	19,912
Deferred debt and lease costs	23,938	22,408
Investment in partially-owned unconsolidated entities	7,777	12,303
Other assets	44,844	52,385

Total assets	$3,286,160	$3,258,428

LIABILITIES AND EQUITY
Notes and mortgages payable	$1,643,361	$1,575,727
Unsecured credit facility	188,631	184,000

Total debt	1,831,992	1,759,727
Accounts payable	53,496	50,090
Accrued interest	10,209	11,923
Accrued expenses	41,652	15,731
Investment in partially-owned unconsolidated entities	—	27,432
Other liabilities	36,751	25,174

Total liabilities	1,974,100	1,890,077

Commitments and Contingencies (see Notes 19 and 20)	—	—
Redeemable units, at redemption value — 7,152,752 and 7,169,388 units outstanding at December 31, 2012 and 2011, respectively	162,056	159,582
General partner —
Common equity — 88,212,644 and 87,473,572 units outstanding at December 31, 2012 and 2011, respectively	1,174,321	1,224,947
Limited partners’ noncontrolling interest in consolidated partnership	695	728
Accumulated other comprehensive loss	(25,012)	(16,906)

Total equity	1,150,004	1,208,769

Total liabilities and equity	$3,286,160	$3,258,428

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per unit data)

	Years Ended December 31,
	2012	2011	2010
Revenues:
Minimum rent	$304,364	$270,935	$244,869
Rentals from affiliates	—	236	203
Tenant recoveries	2,550	3,032	2,473
Other property related revenue	56,221	47,376	42,469
Other non-property related revenue	5,712	8,047	11,693

Total revenues	368,847	329,626	301,707

Operating expenses:
Property operating expense	101,746	92,148	86,369
Taxes, licenses and insurance	41,742	37,489	35,087
Property management expense	12,858	9,185	8,584
General and administrative expense	22,615	20,439	18,563
Management fees and other expenses	6,298	8,067	9,504
Restructuring charges	1,848	153	361
Investment and development expenses	1,285	1,781	422
Depreciation	113,961	107,236	100,137
Amortization	3,043	4,540	2,856
Impairment, legal contingencies and other losses	22,762	5,736	1,308

Total operating expenses	328,158	286,774	263,191

Income from operations	40,689	42,852	38,516

Other income (expense):
Interest expense	(92,085)	(86,573)	(83,091)
Debt cost amortization	(5,697)	(4,767)	(4,618)
Gain on retirement of debt	—	—	1,044
Interest income	2,468	1,337	1,289
Income from partially-owned unconsolidated entities	27,717	17,497	3,365
Loss on hedging activities	—	—	(289)
(Loss) gain on sale of property, net of income taxes of $—, $— and $93 for 2012, 2011 and 2010	(4,305)	115	(1,504)
Taxes and other	(907)	(872)	(1,107)

Total other income (expense)	(72,809)	(73,263)	(84,911)

Loss from continuing operations	(32,120)	(30,411)	(46,395)

Income from discontinued operations	14,111	12,857	8,110
Gain (loss) on disposal of discontinued operations	22,729	23,733	(258)

Net income from discontinued operations	36,840	36,590	7,852

Net income (loss)	4,720	6,179	(38,543)

Noncontrolling interest of limited partners — continuing operations	(43)	(53)	103
Noncontrolling interest of limited partners — discontinued operations	—	—	(4)

(Income) loss attributable to noncontrolling interest	(43)	(53)	99

Net income (loss) attributable to CRLP	4,677	6,126	(38,444)

Distributions to limited partner preferred unitholders	—	(3,586)	(7,161)
Distributions to general partner preferred unitholders	—	—	(5,649)
Preferred unit repurchase gains	—	2,500	3,000
Preferred unit issuance costs write-off	—	(1,319)	(4,868)

Net income (loss) available to common unitholders	$4,677	$3,721	$(53,122)

Net loss available to common unitholders allocated to limited partners — continuing operations	2,108	2,589	5,817
Net income available to common unitholders allocated to limited partners — discontinued operations	(2,770)	(2,882)	(749)

Net income (loss) available to common unitholders allocated to general partner	$4,015	$3,428	$(48,054)

Net income (loss) per common unit — basic:
Continuing operations	$(0.34)	$(0.36)	$(0.77)
Discontinued operations	0.39	0.40	0.10

Net income (loss) per common unit — basic	$0.05	$0.04	$(0.67)

Net income (loss) per common unit — diluted:
Continuing operations	$(0.34)	$(0.36)	$(0.77)
Discontinued operations	0.39	0.40	0.10

Net income (loss) per common unit — diluted	$0.05	$0.04	$(0.67)

Weighted average common units outstanding:
Basic	94,410	91,389	79,536
Diluted	94,410	91,389	79,536

Net income (loss)	$4,720	$6,126	$(38,444)
Other comprehensive income (loss):
Changes in fair value of qualifying hedges	(15,985)	(19,302)	—
Adjust for amounts included in net income (loss)	7,222	3,164	726

Comprehensive income (loss)	$(4,043)	$(10,012)	$(37,718)

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands)

	General Partner		Limited Partners’ Preferred Equity	Limited Partners’ Noncontrolling Interest	Accumulated Other Comprehensive Loss	Total	Redeemable Common Units
Years Ended December 31, 2012, 2011 and 2010	Common Equity	Preferred Equity
Balance, December 31, 2009	$1,066,390	$96,550	$97,406	$985	$(2,957)	$1,258,374	$133,537
Net income (loss)	(46,186)	5,649	7,161	(99)		(33,475)	(5,068)
Reclassification adjustment for amounts included in net income (loss)					726	726
Distributions to common unitholders	(42,875)					(42,875)	(4,541)
Distributions to preferred unitholders		(5,649)	(7,161)			(12,810)
Change in interest of limited partners				(117)		(117)
Contributions from partners and the Company related to employee stock purchase and dividend reinvestment plans	164,245					164,245
Redemption of preferred units	(1,868)	(96,568)	(48,682)			(147,118)
Redemption of partnership units for shares	14,068					14,068	(14,077)
Change in redeemable noncontrolling interest	(35,688)					(35,688)	35,688
Other		18				18

Balance, December 31, 2010	$1,118,086	$—	$48,724	$769	$(2,231)	$1,165,348	$145,539

Net income (loss)	2,247		3,586	53		5,886	293
Reclassification adjustment for amounts included in net income (loss)					3,164	3,164
Changes in fair value of qualifying hedges					(17,839)	(17,839)	(1,463)
Distributions to common unitholders	(50,552)					(50,552)	(4,345)
Distributions to preferred unitholders			(3,586)			(3,586)
Change in interest of limited partners				(94)		(94)
Contributions from partners and the Company related to employee stock purchase, dividend reinvestment plans and equity offerings	173,543					173,543
Redemption of preferred units	1,181		(48,724)			(47,543)
Redemption of partnership units for shares	2,496					2,496	(2,496)
Change in redeemable noncontrolling interest	(22,054)					(22,054)	22,054

Balance, December 31, 2011	$1,224,947	$—	$—	$728	$(16,906)	$1,208,769	$159,582

Net income (loss)	4,015			43		4,058	662
Reclassification adjustment for amounts included in net loss					6,680	6,680	542
Changes in fair value of qualifying hedges					(14,786)	(14,786)	(1,199)
Distributions to common unitholders	(63,329)					(63,329)	(5,154)
Change in interest of limited partners				(76)		(76)
Contributions from partners and the Company related to employee stock purchase, dividend reinvestment plans and equity offerings	16,311					16,311
Redemption of partnership units for shares	359					359	(359)
Change in redeemable noncontrolling interest	(7,982)					(7,982)	7,982

Balance, December 31, 2012	$1,174,321	$—	$—	$695	$(25,012)	$1,150,004	$162,056

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$4,720	$6,179	$(38,543)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	133,731	136,752	131,539
(Income) loss from partially-owned unconsolidated entities	(27,717)	(17,497)	(3,365)
(Gain) loss from sales of property	(18,423)	(23,848)	1,669
Impairment, legal contingencies and other losses	26,013	5,736	1,448
Gain on retirement of debt	—	—	(1,044)
Distributions of income from partially-owned entities	958	3,737	5,566
Share-based compensation expense	8,833	6,013	4,589
Other, net	341	(3,067)	1,522
Change in:
Restricted cash	(1,126)	1,157	(1,342)
Accounts receivable	4,456	(10,288)	18,073
Prepaid expenses	452	(13,162)	(328)
Other assets	4,090	435	(1,501)
Accounts payable	(7,046)	14,398	4,210
Accrued interest	(1,714)	(79)	(1,131)
Accrued expenses and other	9,540	11,620	(11,655)

Net cash provided by operating activities	137,108	118,086	109,707

Cash flows from investing activities:
Acquisition of properties	(184,727)	(225,885)	(42,635)
Development expenditures paid to non-affiliates	(84,386)	(41,497)	(14,867)
Development expenditures paid to an affiliate	(7,997)	(4,065)	(13,740)
Capital expenditures, tenant improvements and leasing commissions	(27,936)	(25,101)	(42,450)
Proceeds from sales of property, net of selling costs	145,942	146,733	21,194
Restricted Cash	6,487	(35,352)	—
Issuance of notes receivable	—	(17,977)	(29,137)
Repayments of notes receivable	2,074	1,485	5,787
Distributions from partially-owned entities	6,985	26,020	19,104
Capital contributions to partially-owned entities	(54)	—	(5,543)

Net cash used in investing activities	(143,612)	(175,639)	(102,287)

Cash flows from financing activities:
Proceeds from additional borrowings	150,000	250,000	73,200
Proceeds from dividend reinvestment plan and exercise of stock options	7,196	5,000	4,003
Proceeds from issuance of common units	—	163,408	155,867
Principal reductions of debt	(82,718)	(58,885)	(101,552)
Payment of debt issuance costs	(5,309)	(2,879)	(1,351)
Proceeds from borrowings on revolving credit lines	750,040	1,450,000	945,000
Payments on revolving credit lines and overdrafts	(739,000)	(1,641,610)	(874,878)
Dividends paid to common and preferred shareholders	(63,329)	(54,138)	(55,685)
Distributions to noncontrolling partners in CRLP	(5,154)	(4,345)	(4,541)
Redemption of preferred units	—	(47,500)	(147,119)

Net cash provided by (used in) financing activities	11,726	59,051	(7,056)

Increase in cash and cash equivalents	5,222	1,498	364
Cash and cash equivalents, beginning of period	6,452	4,954	4,590

Cash and cash equivalents, end of period	$11,674	$6,452	$4,954

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, including amounts capitalized	$95,009	$88,184	$86,836
Cash received during the period for income taxes	$—	$(729)	$(17,368)

Supplemental disclosure of non-cash transactions:
Consolidation of Colonial Grand at Traditions joint venture (principally a multifamily property)	$—	$17,615	$—
Change in accrual of construction expenses and capital expenditures	$(1,906)	$2,331	$(3,100)
Exchange of interest in DRA multifamily joint ventures for acquisition of CG at Riverchase Trails	$—	$—	$1,637

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL PROPERTIES TRUST AND COLONIAL REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

Note 1 — Organization and Business

As used herein, “Colonial” or the “Trust” means Colonial Properties Trust, an Alabama real estate investment trust (“REIT”), together with its subsidiaries, including Colonial Realty Limited Partnership, a Delaware limited partnership (“CRLP”), Colonial Properties Services, Inc. (“CPSI”) and Colonial Properties Services Limited Partnership (“CPSLP”). The term “the Company” refers to the Trust and CRLP, collectively. The Trust was originally formed as a Maryland REIT on July 9, 1993 and reorganized as an Alabama REIT under a new Alabama REIT statute on August 21, 1995. The Trust is the sole general partner of, and, as of December 31, 2012 owned 92.5% of the limited partner interests in CRLP. The Trust and CRLP are structured as an “umbrella partnership REIT”, or UPREIT, and the Trust’s only material asset is its ownership of limited partnership interests in CRLP. The Trust conducts all of its business and owns all of its properties through CRLP and CRLP’s various subsidiaries and, as the sole general partner of CRLP, is vested with managerial control and authority over the business and affairs of CRLP.

The Trust is a multifamily-focused self-administered and self-managed equity REIT, which means that it is engaged in the acquisition, development, ownership, management and leasing of multifamily apartment communities and other commercial real estate properties. The Company’s activities include full or partial ownership and operation of a portfolio of 125 properties, consisting of multifamily and commercial properties located in 11 states (Alabama, Arizona, Florida, Georgia, Louisiana, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia).

As of December 31, 2012, the Company owned or maintained a partial ownership in:

							Total
	Consolidated		Units/Sq.	Unconsolidated	Units/Sq.	Total	Units/Sq.
	Properties		Feet (1)	Properties	Feet (1)	Properties	Feet (1)
Multifamily apartment communities	112	(2)	33,851	2	646	114	34,497
Commercial properties	8		2,167,000	3	350,000	11	2,517,000

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.
(2)	Includes one property partially-owned through a joint venture entity.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation — The notes included in this Form 8-K apply to both the Trust and CRLP, unless specifically noted otherwise. Specifically Note 6 — “Net Loss Per Share of the Trust”, Note 8 — “Equity of the Trust”, Note 10 — “Redeemable Noncontrolling Interests of the Trust” and Note 23 — “Quarterly Financial Information for the Trust (Unaudited)” pertain only to the Trust. Note 7 — “Net Loss Per Unit of CRLP”, Note 9 — “Capital Structure of CRLP”, Note 11 — “Redeemable Partnership Units of CRLP” and Note 24 — “Quarterly Financial Information for CRLP (Unaudited)” pertain only to CRLP.

Due to the Trust’s ability as general partner to control CRLP and various other subsidiaries, each such entity has been consolidated for financial reporting purposes. CRLP, an SEC registrant, files separate financial statements under the Securities and Exchange Act of 1934, as amended. The Trust allocates income to the noncontrolling interest in CRLP based on the weighted average noncontrolling ownership percentage for the periods presented in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust. At the end of each period, the Trust adjusts the Consolidated Balance Sheet for CRLP’s noncontrolling interest balance based on the noncontrolling ownership percentage at the end of the period.

The Company also consolidates other entities in which it has a controlling interest or entities where it is determined to be the primary beneficiary under Accounting Standards Codification “ASC” 810-20, Control of Partnerships and Similar Entities. Under ASC 810-20, variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. The primary beneficiary, as determined primarily based on a qualitative evaluation of the entity with the ability to direct the most significant business activities of the VIE, is required to consolidate the VIE for financial reporting purposes. The application of ASC 810-20 requires management to make significant estimates and judgments about the Company’s and its other partners’ rights, obligations and economic interests in such entities. Where the Company has less than a controlling financial interest in an entity or the Company is not the primary beneficiary of the entity, the entity is accounted for on the equity method of accounting. Accordingly, the Company’s share of net earnings or losses of these entities is included in consolidated net income (loss). A description of the Company’s investments accounted for using the equity method of accounting is included in Note 13 — “Investment in Partially-Owned Entities”. All intercompany accounts and transactions have been eliminated in consolidation.

Federal Income Tax Status — The Trust, which is considered a corporation for federal income tax purposes, qualifies as a REIT and generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to federal income tax on its taxable income at regular corporate rates. Even if the Trust does qualify as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property and to federal income and excise taxes on its undistributed income. For example, the Trust will be subject to federal income tax to the extent it distributes less than 100% of its REIT taxable income (including undistributed net capital gains) and the Trust has certain gains that, if recognized, will be subject to corporate tax because it acquired the assets in tax-free acquisitions of non-REIT corporations.

CRLP is a partnership for federal income tax purposes. As a partnership, CRLP is not subject to federal income tax on its income. Instead, each of CRLP’s partners, including the Trust, is responsible for paying tax on such partner’s allocable share of income.

The Company’s consolidated financial statements include the operations of a taxable REIT subsidiary, CPSI, which is not entitled to a dividends paid deduction and is subject to federal, state and local income taxes. CPSI uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future periods. CPSI provides property development, construction services, leasing and management services for joint venture and third-party owned properties and administrative services to the Company and engages in for-sale development activity. The Company generally reimburses CPSI for payroll and other costs incurred in providing services to the Company. All inter-company transactions are eliminated in the accompanying Consolidated Financial Statements. During the years ended December 31, 2012, 2011 and 2010, CPSI recognized no income tax expense (benefit). CPSI’s effective income tax rates were zero for the years ended December 31, 2012, 2011 and 2010. As of December 31, 2012 and 2011, the Company had no net deferred tax asset after the effect of the valuation allowance.

Tax years 2005 through 2007 and tax years 2009 through 2011 are subject to examination by the federal taxing authorities. Generally, tax years 2009 through 2011 are subject to examination by state taxing authorities. There are no state tax examinations currently in process.

On November 6, 2009, the Worker, Homeownership and Business Assistance Act of 2009 was signed into law, which expanded the net operating loss (“NOL”) carryback rules to allow businesses to carry back NOLs incurred in either 2008 or 2009 up to five years. As a result of the new legislation, CPSI was able to carry back tax losses that occurred in the year ended December 31, 2009 against income that was recognized in 2005 and 2006. The Company received no tax refunds during 2012. The Company received $0.7 million of tax refunds during the year ended December 31, 2011.

The Company may from time to time be assessed interest or penalties by federal and state tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results. When the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as “Taxes and other”.

Real Estate Assets, Impairment and Depreciation — Land, buildings, and equipment is stated at the lower of cost, less accumulated depreciation, or fair value. Undeveloped land and construction in progress is stated at cost unless such assets are impaired in which case such assets are recorded at fair value. The Company reviews its long-lived assets and all intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. Assets classified as held for sale are reported at the lower of their carrying amount or fair value less cost to sell. The Company’s determination of fair value is based on inputs management believes are consistent with those that market participants would use (See — “Assets and Liabilities Measured at Fair Value”). Estimates are significantly impacted by estimates of sales price, selling velocity, sales incentives, construction costs and other factors. Due to uncertainties in the estimation process, actual results could differ from such estimates. For those assets deemed to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Useful Lives
Buildings	20 - 40 years
Furniture, fixtures and equipment	3 - 7 years
Land improvements	10 or 15 years
Tenant improvements	Life of lease

Repairs and maintenance are charged to expense as incurred. Replacements and improvements are capitalized and depreciated over the estimated remaining useful lives of the assets.

Acquisition of Real Estate Assets — The Company accounts for its acquisitions of investments in real estate in accordance with ASC 805-10, Business Combinations, which requires the fair value of the real estate acquired to be allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of other tenant relationships, based in each case on the fair values.

The Company allocates purchase price to the fair value of the tangible assets of an acquired property (which includes the land and building) determined by valuing the property as if it were vacant. The “as-if-vacant” value is allocated to land and buildings based on management’s determination of the relative fair values of these assets. The Company also allocates value to tenant improvements based on the estimated costs of similar tenants with similar terms.

The Company records acquired intangible assets (including above-market leases, customer relationships and in-place leases) and acquired liabilities (including below-market leases) at their estimated fair value separate and apart from goodwill. The Company amortizes identified intangible assets and liabilities that are determined to have finite lives over the period the assets and liabilities are expected to contribute directly or indirectly to the future cash flows of the property or business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.

As of December 31, 2012, the Company had $6.7 million, $0.6 million and $7.3 million of unamortized in-place lease intangible assets, net market lease intangibles and intangibles related to relationships with customers, respectively, which is reflected as a component of “Other assets” in the accompanying Consolidated Balance Sheets of the Trust and CRLP. The aggregate amortization expense for in-place lease intangible assets recorded during 2012, 2011 and 2010 was $4.8 million, $6.0 million and $5.2 million, respectively.

Cost Capitalization — Costs incurred during predevelopment are capitalized after the Company has identified a development site, determined that a project is feasible and concluded that it is probable that the project will proceed. While the Company believes it will recover this capital through the successful development of such projects, it is possible that a write-off of unrecoverable amounts could occur. Once it is no longer probable that a development will be successful, the predevelopment costs that have been previously capitalized are expensed.

The capitalization of costs during the development of assets (including interest, property taxes and other costs) begins when an active development commences and ends when the asset, or a portion of an asset, is completed and is ready for its intended use. Cost capitalization during redevelopment of assets (including interest and other costs) begins when the asset is taken out-of-service for redevelopment and ends when the asset redevelopment is completed and the asset is transferred back into service.

Cash and Equivalents — The Company includes highly liquid marketable securities and debt instruments purchased with a maturity of three months or less in cash equivalents. The majority of the Company’s cash and equivalents are held at major commercial banks.

The Company has included in accounts payable book overdrafts representing outstanding checks in excess of funds on deposit of $15.4 million and $9.0 million as of December 31, 2012 and 2011, respectively.

Restricted Cash — Restricted cash is comprised of cash balances which are legally restricted as to use and consists of resident and tenant deposits, deposits on for-sale residential lots and units and cash in escrow for self insurance retention.

During 2012 and 2011, the Company used multifamily and commercial asset disposition proceeds to fund investment activities through tax-deferred exchanges under Section 1031 of the Internal Revenue Code. As of December 31, 2012 and 2011, $28.9 million and $35.4 million of the proceeds remained in temporary cash accounts, classified as restricted cash, pending the fulfillment of Section 1031 exchange requirements. (see Note 3 — “Real Estate Activity”)

Valuation of Receivables — Due to the short-term nature of the leases at the Company’s multifamily properties, generally six months to one year, the Company’s exposure to resident defaults and bankruptcies is minimized. The Company’s policy is to record allowances for all outstanding receivables greater than 30 days past due at its multifamily properties.

The Company is subject to tenant defaults and bankruptcies at its commercial properties that could affect the collection of outstanding receivables. In order to mitigate these risks, the Company performs a credit review and analysis on commercial tenants and significant leases before they are executed. The Company evaluates the collectability of outstanding receivables and records allowances as appropriate. The Company’s policy is to record allowances for all outstanding invoices greater than 60 days past due at its commercial properties.

The Company had an allowance for doubtful accounts of $0.8 million and $1.1 million as of December 31, 2012 and 2011.

Notes Receivable — Notes receivable consists primarily of promissory notes representing loans by the Company to third parties. The Company records notes receivable at cost. The Company evaluates the collectability of both interest and principal for each of its notes to determine whether they are impaired. A note is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. When a note is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows at the note’s effective interest rate or to the value of the collateral if the note is collateral-dependent. As of December 31, 2012, the Company did not have any impaired notes receivable.

As of December 31, 2012, the Company had notes receivable of $42.4 million consisting primarily of:

•	$24.4 million outstanding on the construction note, which is secured by the property, for the Colonial Promenade Smyrna joint venture, which the Company acquired from the lender in May 2010. On January 31, 2012, the Company and the joint venture amended the note and related loan documents to extend the maturity date to December 2012, fix the annual interest rate at 5.25%, provided for two additional one-year extension options and reduce the joint venture partner’s guarantee to $1.3 million. In December 2012, the joint venture opted to extend the maturity date to December 2013 with a fixed interest rate of 5.38%. See Note 14 — “Financing Activities — Unconsolidated Joint Venture Financing Activity”; and

•	$16.9 million outstanding on a seller-financing note with a five year term at an annual interest rate of 5.60% associated with the disposition of Colonial Promenade at Fultondale in February 2009.

The Company had accrued interest related to its outstanding notes receivable of $0.3 million as of December 31, 2012 and 2011, respectively. As of December 31, 2012 and 2011, the Company had no reserve recorded against its outstanding notes receivable. The weighted average interest rate on the notes receivable outstanding at December 31, 2012 and December 31, 2011 was approximately 5.5% and 4.9%, respectively. Interest income is recognized on an accrual basis.

The Company received principal payments of $2.1 million and $1.5 million on these and other outstanding subordinated loans during 2012 and 2011, respectively. As of December 31, 2012 and 2011, the Company had outstanding notes receivable balances, net of reserves, of $42.4 million and $43.8 million, respectively.

Deferred Debt and Lease Costs — Deferred debt costs consist of loan fees and related expenses which are amortized on a straight-line basis, which approximates the effective interest method, over the terms of the related debt. Deferred lease costs include leasing charges, direct salaries and other costs incurred by the Company to originate a lease, which are amortized on a straight-line basis over the terms of the related leases.

Derivative Instruments — All derivative instruments are recognized on the balance sheet and measured at fair value. Derivatives that do not qualify for hedge treatment must be recorded at fair value with gains or losses recognized in earnings in the period of change. The Company enters into derivative financial instruments from time to time, but does not use them for trading or speculative purposes. Interest rate cap agreements and interest rate swap agreements are used to reduce the potential impact of increases in interest rates on variable-rate debt.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking the hedge (see Note 15 — “Derivatives and Hedging”). This process includes specific identification of the hedging instrument and the hedged transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness in hedging the exposure to the hedged transaction’s variability in cash flows attributable to the hedged risk will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items. The Company discontinues hedge accounting if a derivative is not determined to be highly effective as a hedge or has ceased to be a highly effective hedge.

Share-Based Compensation — The Company currently sponsors share option plans and restricted share award plans (see Note 16 — “Share-Based Compensation”). The Company accounts for share based compensation in accordance with ASC 718, Stock Compensation, which requires compensation costs related to share-based payment transactions to be recognized in the consolidated statements of operations when earned.

Revenue Recognition — Residential properties are leased under operating leases with terms of generally one year or less. Rental revenues from residential leases are recognized on the straight-line method over the life of the leases, which is generally one year. The recognition of rental revenues from residential leases when earned has historically not been materially different from rental revenues recognized on a straight-line basis.

Under the terms of residential leases, the residents of the Company’s communities are obligated to reimburse the Company for certain utility usage, cable, water, electricity and trash, where the Company is the primary obligor to the utility entities. These utility reimbursements from residents are included as “Other property-related revenue” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP.

Rental income attributable to commercial leases is recognized on a straight-line basis over the terms of the leases. Certain commercial leases contain provisions for additional rent based on a percentage of tenant sales. Percentage rents are recognized in the period in which sales thresholds are met. Recoveries from tenants for taxes, insurance, and other property operating expenses are recognized in the period the applicable costs are incurred in accordance with the terms of the related lease.

Sales and the associated gains or losses on real estate assets, condominium conversion projects and for-sale residential projects including developed condominiums are recognized in accordance with ASC 360-20, Real Estate Sales. For condominium conversion and for-sale residential projects, sales and the associated gains for individual condominium units are recognized upon the closing of the sale transactions, as all conditions for full profit recognition have been met. The Company uses the relative sales value method to allocate costs and recognize profits from condominium conversion and for-sale residential sales.

Other income received from long-term contracts signed in the normal course of business, including property management and development fee income, is recognized when earned for services provided to third parties, including joint ventures in which the Company owns a noncontrolling interest.

Warranty Reserves — Warranty reserves are included in “Accrued expenses” on the accompanying Consolidated Balance Sheets of the Trust and CRLP. Estimated future warranty costs on condominium conversion and for-sale residential sales are charged to cost of sales in the period when the revenues from such sales are recognized. Such estimated warranty costs are approximately 0.5% of total revenue. As necessary, additional warranty costs are charged to costs of sales based on management’s estimate of the costs to remediate existing claims. While the Company believes the warranty reserve is adequate as of December 31, 2012, historical data and trends may not accurately predict actual warranty costs, or future development could lead to a significant change in the reserve. The Company’s warranty reserves are as follows:

	Years Ended December 31,
($ in thousands)	2012	2011	2010
Balance at beginning of period	$704	$960	$871
Accruals for warranties issued	899	63	109
Payments made	(313)	(319)	(20)

Balance at end of period	$1,290	$704	$960

Net Income (Loss) Per Share — Basic net income (loss) per common share is computed under the “two class method” as described in ASC 260, Earnings per Share. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings or losses. According to the guidance, the Company has included share-based payment awards that have non-forfeitable rights to dividends prior to vesting as participating securities. Diluted net income (loss) per common share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period, the dilutive effect of restricted shares issued, and the assumed conversion of all potentially dilutive outstanding share options.

Self Insurance Accruals — The Company is self-insured up to certain limits for general liability claims, workers’ compensation claims, property claims and health insurance claims. Amounts are accrued currently for the estimated cost of claims incurred, both reported and unreported.

Loss Contingencies — The Company is subject to various claims, disputes and legal proceedings, including those described under Note 20 — “Legal Proceedings”, the outcomes of which are subject to significant uncertainty. The Company records an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. The Company reviews these accruals quarterly and makes revisions based on changes in facts and circumstances. The Company expenses legal defense costs as incurred. As of December 31, 2012, the Company’s loss contingency accrual was $26.8 million in the aggregate, and is reflected as a component of “Accrued expenses” in the accompanying Consolidated Balance Sheet as of December 31, 2012.

Restructuring Charges — Restructuring charges reflected in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) relate primarily to one-time termination benefits. The Company recognizes these severance charges when the requirements of ASC 420 have been met regarding a plan of termination and when communication has been made to employees. During 2012, the Company recorded $1.8 million of restructuring charges related to severance costs associated with the departure of the Company’s President and Chief Financial Officer, as well as departures of other management personnel as a result of additional simplification of the Company’s operations. During 2011 and 2010, the Company recorded $0.2 million and $0.4 million in restructuring charges, respectively.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Reporting — The Company reports on its segments in accordance with ASC 280, Segment Reporting, which defines an operating segment as a component of an enterprise that engages in business activities that generate revenues and incur expenses, which operating results are reviewed by the chief operating decision maker in the determination of resource allocation and performance and for which discrete financial information is available. The Company manages its business based on the performance of two separate operating segments: multifamily and commercial.

Noncontrolling Interests and Redeemable Common Units — Amounts reported as limited partners’ interest in consolidated partnerships on the Consolidated Balance Sheets are presented as noncontrolling interests within equity. Additionally, amounts reported as preferred units in CRLP are presented as noncontrolling interests within equity. Noncontrolling interests in common units of CRLP are included in the temporary equity section (between liabilities and equity) of the Consolidated Balance Sheets because of the redemption feature of these units. Each common unit is redeemable at the option of the holder for cash equal to the fair market value of one common share at the time of redemption or, at the option of the Trust, one common share. Based on the requirements of ASC 480-10-S99, the measurement of noncontrolling interests is presented at “redemption value” — i.e., the fair value of the units (or limited partners’ interests) as of the balance sheet date (based on the Trust’s share price multiplied by the number of outstanding units), or the aggregate value of the individual partner’s capital balances, whichever is greater. See the Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2012, 2011 and 2010 for the presentation and related activity of the noncontrolling interests and redeemable common units.

Investments in Joint Ventures — To the extent that the Company contributes assets to a joint venture, the Company’s investment in the joint venture is recorded at the Company’s cost basis in the assets that were contributed to the joint venture. To the extent that the Company’s cost basis is different from the basis reflected at the joint venture level, the basis difference is amortized over the life of the related assets and included in the Company’s share of equity in net income of the joint venture. In accordance ASC 323, Investments — Equity Method and Joint Ventures, the Company recognizes gains on the contribution of real estate to joint ventures, relating solely to the outside partner’s interest, to the extent the economic substance of the transaction is a sale. On a periodic basis, management assesses whether there are any indicators that the value of the Company’s investments in unconsolidated joint ventures may be impaired. An investment’s value is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment and such difference is deemed to be other than temporary. To the extent an other than temporary impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the estimated fair value of the investment. During 2012, the Company determined that its 40% noncontrolling joint venture interest in Regents Park (Phase II) was impaired and that this impairment was other than temporary. As a result, the Company recognized a non-cash impairment charge of $0.4 million during 2012. Other than Regents Park (Phase II) charge in 2012, the Company has determined that these investments were not other than temporarily impaired as of December 31, 2012, 2011 and 2010.

Investment and Development Expenses — Investment and development expenses consist primarily of costs related to potential mergers, acquisitions, and abandoned development pursuits. Abandoned development costs are costs incurred prior to land acquisition including contract deposits, as well as legal, engineering and other external professional fees related to evaluating the feasibility of such developments. If the Company determines that it is probable that it will not develop a particular project, any related pre-development costs previously incurred are immediately expensed. The Company recorded $1.3 million, $1.8 million and $0.4 million in investment and development expenses in 2012, 2011 and 2010, respectively.

Assets and Liabilities Measured at Fair Value — The Company applies ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in a transaction between willing market participants. Additional disclosures focusing on the methods used to determine fair value are also required using the following hierarchy:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Unobservable inputs for the assets or liability.

The Company applies ASC 820 in relation to the valuation of real estate assets recorded at fair value, to its impairment valuation analysis of real estate assets (see Note 3 — “Real Estate Activity”), to its disclosure of the fair value of financial instruments, which principally consists of indebtedness (see Note 14 — “Financing Activities”), to its disclosure of fair value of derivative financial instruments (see Note 15 — “Derivatives and Hedging”) and to notes receivable (see below). The following table presents the Company’s real estate assets and derivative financial instruments reported at fair market value and the related level in the fair value hierarchy as defined by ASC 820 used to measure those assets, liabilities and disclosures:

	Fair value measurements as of
($ in thousands)	December 31, 2012
Assets (Liabilities)	Total	Level 1	Level 2	Level 3
Real estate assets, including assets held for sale	$43,291	$—	$—	$43,291
Investment in partially-owned entities	$2,460	$—	$—	$2,460
Derivative financial instruments	$(25,862)	$—	$(25,862)	$—

Real estate assets and investments in partially-owned entities

Real estate assets, including assets held for sale, and investments in partially-owned entities were valued using sales activity for similar assets, current contracts and using inputs management believes are consistent with those that market participants would use. The fair values of these assets are determined using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, units sales assumptions, leasing assumptions, cost structure, growth rates, discount rates and terminal capitalization rates (ii) income capitalization approach, which considers prevailing market capitalization rates and (iii) comparable sales activity, including current offers. The valuation technique and related inputs vary with the specific facts and circumstances of each project.

Derivative financial instruments

Currently, the Company uses interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates, and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

To comply with the provisions of ASC 820, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company, in conjunction with the FASB’s fair value measurement guidance, made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2012, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Indebtedness

At December 31, 2012, the estimated fair value of fixed rate debt was approximately $1.73 billion (carrying value of $1.63 billion) and the estimated fair value of the Company’s variable rate debt, including the Company’s unsecured credit facility, is consistent with the carrying value of $201.1 million. The Company has determined that the fair value of its fixed and variable rate debt is classified as Level 2 of the fair value hierarchy.

Notes receivable

The estimated fair value of the Company’s notes receivable at December 31, 2012 and December 31, 2011 was consistent with the carrying values of approximately $42.4 million and $43.8 million, respectively, based on market rates and similar financing arrangements after giving consideration to the credit standing of the borrowers. The Company has determined that the fair value of its notes receivable is classified as Level 3 of the fair value hierarchy.

The disclosure of estimated fair values was determined by management using available market information, considering market participant assumptions and appropriate valuation methodologies available to management at December 31, 2012. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, there can be no assurance that the estimates presented above are indicative of the amounts the Company could realize on disposition of the real estate assets or financial instruments. The use of different market assumptions and/or estimation methodologies could have material effect on the estimated fair value amounts.

Accounting Pronouncements Not Yet Adopted — In February 2013, the FASB issued ASU 2013-02, and update to ASC 220, Comprehensive Income. ASU 2013-02 was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles “GAAP” to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account instead of directly to income or expense in the same reporting period. ASU 2013-02 will become effective for the fiscal years beginning after December 15, 2012. The Company does not foresee the adoption of ASU 2013-02 to have a material impact on the Company’s consolidated financial statements.

Note 3 — Real Estate Activity

Acquisition Activity

During 2012, 2011 and 2010, the Company acquired the following multifamily apartment communities:

			Effective
Acquisitions	Location	Units	Acquisition Date	Purchase Price
				(in millions)
Colonial Reserve at Las Colinas	Dallas, TX	306	November 20, 2012	$42.8
Colonial Grand at Canyon Ranch	Austin, TX	272	November 13, 2012	24.5
Colonial Grand at Research Park (1)	Raleigh, NC	370	October 1, 2012	38.0
Colonial Grand at Fairview	Dallas, TX	256	May 30, 2012	29.8
Colonial Grand at Brier Falls	Raleigh, NC	350	January 10, 2012	45.0
Colonial Grand at Hebron	Dallas, TX	312	November 8, 2011	34.1
Colonial Grand at Commerce Park	Charleston, SC	312	September 20, 2011	30.9
Colonial Reserve at Medical District	Dallas, TX	278	September 1, 2011	33.0
Colonial Village at Beaver Creek	Raleigh, NC	316	August 2, 2011	26.4
Colonial Grand at Traditions (2)	Gulf Shores, AL	324	June 17, 2011	17.6
Colonial Grand at Palm Vista	Las Vegas, NV	341	March 14, 2011	40.9
Colonial Grand at Cornelius	Charlotte, NC	236	February 28, 2011	23.6
Colonial Grand at Wells Branch	Austin, TX	336	February 24, 2011	28.4
Colonial Grand at Brier Creek	Raleigh, NC	364	October 22, 2010	37.9
Colonial Grand at Riverchase Trails (3)	Birmingham, AL	345	June 30, 2010	24.6

Total		4,718		$477.5

(1)	Prior to the acquisition, the Company owned a 20% noncontrolling interest in the joint venture that owned the property. See Note 13 — “Investment in Partially-Owned Entities”.
(2)	The Company acquired the property through foreclosure on August 1, 2011. For additional information regarding the status of ongoing litigation between the Company and its joint venture partner involving this property, see Note 20 — “Legal Proceedings”.
(3)	The Company acquired ownership in this asset through a joint venture transaction. See Note 13 — “Investment in Partially-Owned Entities” for additional details regarding this transaction.

The results of operations of the above mentioned acquisitions have been included in the consolidated financial statements since each date of acquisition or, in the case of Colonial Grand at Traditions, since the date of consolidation. These transactions were funded by proceeds received from shares issued under the Trust’s “at-the-market” continuous equity offering programs, proceeds received from asset dispositions, as discussed below, and borrowings on the Company’s unsecured credit facility. The cash paid to acquire these properties is included in the Consolidated Statements of Cash Flows of the Trust and CRLP. For properties acquired, assets were recorded at fair value based on an independent third party appraisal or internal models using assumptions consistent with those made by other market participants. The property acquisitions during 2012, 2011 and 2010 are comprised of the following:

($ in thousands)	2012	2011	2010
Assets purchased:
Land, buildings and equipment	$177,505	$230,823	$61,285
In-place lease intangibles	2,610	3,954	1,059

Total assets purchased	180,115	234,777	62,344
Notes and mortgages assumed	—	—	(19,300	) (1)

Total consideration	$180,115	$234,777	$43,044

(1)	See Note 13 — “Investment in Partially-Owned Entities” regarding additional details for this transaction.

The following unaudited pro forma financial information for the years ended December 31, 2012, 2011 and 2010, gives effect to the above operating property acquisitions, including the consolidation of Colonial Grand at Traditions, as if they had occurred at the beginning of the periods presented. The information for the year in which a property was acquired/consolidated includes pro forma results for the portion of the period prior to the acquisition/consolidation date and actual results from the date of acquisition/consolidation through the end of the year. The pro forma results are not intended to be indicative of the results of future operations.

	** Pro Forma (Unaudited) **
	Years Ended December 31,
($ in thousands, except per share data)	2012	2011	2010
Total revenue	$403,768	$382,417	$353,175
Net income (loss) available to common shareholders	$6,935	$1,105	$(49,379)
Net income (loss) per common share — dilutive	$0.07	$0.01	$(0.69)

Disposition Activity — Continuing Operations

In July 2012, the Company sold 53,000 square feet at Colonial Promenade Tannehill, a 234,000 square-foot (excluding anchor-owned square footage) commercial asset located in Birmingham, Alabama, for a sales price of $5.6 million.

During 2012, 2011 and 2010, the Company sold various consolidated parcels of land for an aggregate sales price of $4.3 million, $6.0 million, and $17.2 million, respectively, which were used to repay a portion of the borrowings under the Company’s unsecured credit facility and for general corporate purposes.

During 2012, 2011 and 2010 the Company also sold its interest in various multifamily and commercial joint ventures. See Note 13 — “Investment in Partially-Owned Entities” for additional details regarding these transactions.

Disposition Activity — Discontinued Operations

Net income/(loss) and gain/(loss) on disposition of real estate for properties sold in which the Company does not maintain continuing involvement are reflected in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP as “Discontinued Operations” for the years ended December 31, 2012, 2011 and 2010. Following is a listing of the properties the Company disposed of in 2012, 2011 and 2010, which are classified as discontinued operations:

		Units/	Effective
Dispositions	Location	Sq. Feet (1)	Disposal Date	Sales Price
				(in millions)
Multifamily Properties
Autumn Hill	Charlottesville, VA	425	December 20, 2012	$32.0
Colonial Village at Canyon Hills	Austin, TX	229	December 20, 2012	16.9
Colonial Village at Highland Hills	Raleigh, NC	250	December 20, 2012	17.8
Heatherwood	Charlotte, NC	476	December 20, 2012	28.8
Brookfield	Dallas/Ft. Worth, TX	232	September 27, 2011	9.5
Colonial Grand at McGinnis Ferry	Atlanta, GA	434	September 27, 2011	39.0
Colonial Grand at Sugarloaf	Atlanta, GA	250	September 27, 2011	22.5
Colonial Village at Meadow Creek	Charlotte, NC	250	September 27, 2011	13.6
Paces Cove	Dallas/Ft. Worth, TX	328	September 27, 2011	12.5
Summer Tree	Dallas/Ft. Worth, TX	232	September 27, 2011	8.7
Commercial Properties
Colonial Promenade Alabaster	Birmingham, AL	219,000	October 24, 2012	37.4
Colonial Center Town Park 400	Orlando, FL	176,000	November 10, 2011	23.9
Brookwood Village Center	Birmingham, AL	88,000	September 23, 2011	8.0

Total				$270.6

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.

The proceeds from the sales of these assets were used to fund the acquisitions of multifamily apartment communities discussed above, as well as to repay a portion of the borrowings under the Company’s unsecured credit facility. In some cases, the Company uses disposition proceeds to fund investment activities through tax-deferred exchanges under Section 1031 of the Internal Revenue Code. Of the proceeds received from the sale of assets described above, $28.9 million remains in temporary restricted cash accounts pending the fulfillment of Section 1031 exchange requirements.

Below is a summary of the operations of the properties classified as discontinued operations during the years ended December 31, 2012, 2011 and 2010 (including those properties reported as discontinued operations through June 30, 2013):

	Years Ended December 31,
($ in thousands)	2012	2011	2010
Property revenues:
Minimum rent	$39,739	$49,411	$51,261
Tenant recoveries	8,773	7,905	7,759
Other revenue	4,836	6,620	6,282

Total revenues	53,348	63,936	65,302
Property expenses:
Property operating and administrative expense	19,722	25,561	27,969
Depreciation	12,962	20,553	21,966
Amortization	3,414	4,018	6,075
Impairment	3,251	—	—

Total operating expenses	39,349	50,132	56,010
Interest income (expense), net	112	(927)	(1,155)
Debt cost amortization	—	(20)	(27)

Income from discontinued operations before net gain (loss) on disposition of discontinued operations	14,111	12,857	8,110
Net gain (loss) on disposition of discontinued operations, net of income taxes	22,729	23,733	(258)
Noncontrolling interest in CRLP from discontinued operations	(2,770)	(2,882)	(749)
Noncontrolling interest to limited partners	—	—	(4)

Income from discontinued operations attributable to parent company	$34,070	$33,708	$7,099

Held for Sale

The Company classifies real estate assets as held for sale only after the Company has received approval by the Board of Trustees’ investment committee, has commenced an active program to sell the assets, does not intend to retain a continuing interest in the property and in the opinion of the Company’s management, it is probable the assets will sell within the next 12 months.

As of December 31, 2012, the Company had classified one multifamily apartment community, two commercial assets, two for-sale developments and three outparcels/pads as held for sale. These real estate assets are reflected in the accompanying Consolidated Balance Sheets of the Trust and CRLP at $93.5 million as of December 31, 2012, which represents the lower of depreciated cost or fair value less costs to sell. There was no mortgage debt associated with these properties as of December 31, 2012.

As of December 31, 2011, the Company had two for-sale developments classified as held for sale. These real estate assets are reflected in the accompanying Consolidated Balance Sheets of the Trust and CRLP at $10.5 million at December 31, 2011, which represents the lower of depreciated cost or fair value less costs to sell. There was no mortgage debt associated with these properties as of December 31, 2011. As of December 31, 2011, there were no operating properties classified as held for sale.

For-Sale Activities

The total number of units sold for condominium conversion properties, for-sale residential units and lots for the years ended December 31, 2012, 2011 and 2010 are as follows:

	2012	2011	2010
For-sale residential units	8	11	28
Residential lots	1	—	—

During 2012, 2011 and 2010, the Company received total proceeds of $4.9 million, $5.1 million and $9.3 million, respectively, related to the sale of for-sale residential units and lots. These dispositions eliminate the operating expenses and costs to carry the associated units/lots. The Company’s portion of the proceeds from the sales was used to repay a portion of the outstanding borrowings on the Company’s unsecured credit facility. The Company recognized immaterial gains/losses on for sale residential sales in 2012, 2011 and 2010.

As of December 31, 2012, the Company had five for-sale residential units and 39 single-family lots remaining. These units/lots, valued at $5.9 million in the aggregate, are reflected in “Real estate assets held for sale, net” on the Consolidated Balance Sheets of the Trust and CRLP at December 31, 2012. As of December 31, 2011, the Company had $10.1 million of completed for-sale residential projects classified as held for sale.

For cash flow statement purposes, the Company classifies capital expenditures for newly developed for-sale residential communities in investing activities. Likewise, the proceeds from the sales of condominium units and other residential sales are also included in investing activities.

Impairment, Legal Contingencies and Other Losses

During 2012, the Company recorded impairment charges, legal contingencies and other losses totaling $26.0 million. Included in the $26.0 million is a $12.7 million charge related to certain ongoing litigation regarding Colonial Grand at Traditions (see Note 20 — “Legal Proceedings”) and $8.2 million of charges (a $4.9 million increase in loss contingency accrual and a $3.3 million non-cash impairment charge on for-sale residential lots) related to a proposed settlement with respect to the UCO litigation (see Note 20 — “Legal Proceedings”). In addition, the Company recorded a $3.3 million non-cash impairment charge on one of its commercial assets (which is classified as discontinued opeartions and is therefore presented in “Income from discontinued operations” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP), a $0.9 million charge related to warranty claims on for-sale residential units previously sold, a $0.4 million non-cash impairment charge related to a joint venture investment consisting of undeveloped land and a $0.5 million casualty loss due to property damage caused by a fire at one of the Company’s multifamily apartment communities.

During 2011, the Company recorded impairment charges, legal contingencies and other losses totaling $5.7 million. The $5.7 million was comprised of $4.8 million in loss contingencies related to certain on-going litigation (see Note 20 — “Legal Proceedings”), $0.7 million of casualty losses and $0.2 million of other non-cash impairment charges. The $0.7 million of casualty losses were due to fire and weather-related structural damage at eight of the Company’s multifamily apartment communities. Of the other non-cash impairment charges, $0.1 million was related to sales of various for-sale residential units and $0.1 million was related to the sale of land outparcels. These charges are included in “Impairment, legal contingencies and other losses” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP for the years ended December 31, 2011.

During 2010, the Company recorded non-cash impairment charges totaling $1.3 million. Of the $1.3 million, $1.0 million relates to casualty losses resulting from fire and weather-related structural damage at four of the Company’s multifamily apartment communities and the remaining $0.3 million relates to sales of various for-sale residential units. These charges are included in “Impairment, legal contingencies and other losses” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP for the years ended December 31, 2010.

The Company’s determination of fair value is based on inputs management believes are consistent with those that market participants would use. The Company estimates the fair value of each property and development project evaluated for impairment based on current market conditions and assumptions made by management, which may differ materially from actual results if market conditions continue to deteriorate or improve. The fair value of these assets are determined using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, unit sales assumptions, leasing assumptions, cost structure, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates and (iii) comparable sales activity. The Company will continue to monitor the specific facts and circumstances at the Company’s for-sale properties and development projects. Existing economic and market uncertainties may impact the number of projects the Company can sell, the timing of the sales and/or the prices at which the Company can sell them in future periods, and may result in additional impairment charges in connection with sales. If the Company is unable to sell projects, the Company may incur additional impairment charges on projects previously impaired as well as on projects not currently impaired but for which indicators of impairment may exist, which would decrease the value of the Company’s assets as reflected on the balance sheet and adversely affect net income and equity. There can be no assurances of the amount or pace of future property sales and closings, particularly given current economic and market conditions.

Note 4 — Land, Buildings and Equipment

Land, buildings and equipment consisted of the following at December 31, 2012 and 2011:

($ in thousands)	2012	2011
Land	$437,094	$417,463
Depreciable property:
Buildings and improvements	2,855,123	2,849,427
Furniture, fixtures and equipment	197,107	178,565
Undeveloped land and construction in progress	296,153	306,826

	3,785,477	3,752,281
Accumulated depreciation	(804,964)	(731,894)

	2,980,513	3,020,387
Real estate assets held for sale, net	93,450	10,543

Net real estate assets	$3,073,963	$3,030,930

Note 5 — Undeveloped Land and Construction in Progress

During 2012, the Company completed the development of Colonial Grand at Hampton Preserve and Colonial Grand at Lake Mary (Phase I), adding 718 apartment units to the Company’s multifamily portfolio. Additionally, the Company completed the infrastructure of Colonial Promenade Huntsville, a commercial development located in Huntsville, Alabama. Project development costs for these completed developments (as outlined in the table below) were funded primarily through borrowings on the Company’s unsecured credit facility and sales of certain commercial properties. At December 31, 2012, the Company had six active development projects, as outlined in the table below. In addition, the Company owns approximately $207.4 million of undeveloped land parcels that are held for future developments. Of the future developments listed below, the Company expects to initiate development of at least four multifamily apartment communities during 2013. Although the Company believes that it is probable that it will develop certain of the other projects in the future as market conditions dictate, there can be no assurance that the Company will pursue any of these particular future development projects.

		Total Units/	Costs Capitalized
	Location	Square Feet (1)	to Date
($ in thousands)		(unaudited)
Completed Developments:
Multifamily:
Colonial Grand at Hampton Preserve	Tampa, FL	486	$52,244
Colonial Grand at Lake Mary (Phase I)	Orlando, FL	232	25,702

		718	77,946
Commercial:
Colonial Promenade Huntsville (Phase I) (2)	Huntsville, AL	—	$4,116

Total Completed Developments			$82,062

Active Developments:
Multifamily:
Colonial Grand at Ayrsley (Phase II)	Charlotte, NC	81	$3,454
Colonial Grand at Double Creek	Austin, TX	296	27,297
Colonial Grand at Lake Mary (Phase II)	Orlando, FL	108	11,382
Colonial Grand at Randal Lakes	Orlando, FL	462	19,579
Colonial Reserve at South End	Charlotte, NC	353	26,133

		1,300	$87,845

Commercial:
Brookwood West Retail	Birmingham, AL	41,300	$914

Total Active Developments			$88,759

Future Developments:
Multifamily:
Colonial Grand at Bellevue (Phase II)	Nashville, TN	220	$3,701
Colonial Grand at Lake Mary (Phase III)	Orlando, FL	132	1,851
Colonial Grand at Randal Park	Orlando, FL	314	6,232
Colonial Grand at Thunderbird	Phoenix, AZ	244	8,042
Colonial Grand at Sweetwater	Phoenix, AZ	195	7,240
Colonial Grand at Azure	Las Vegas, NV	438	10,575

		1,543	$37,641

Commercial:
Colonial Promenade Huntsville (Phase II)	Huntsville, AL	—	$5,215
Colonial Promenade Nord du Lac (3)	Covington, LA	236,000	25,634
Randal Park	Orlando, FL	—	10,996

		236,000	$41,845

Other Undeveloped Land:
Multifamily			$1,496
Commercial			42,095
Commercial Outparcels/Pads			17,629
For-Sale Residential Land (4)			66,688

			$127,908

Total Future Developments			$207,394

Consolidated Undeveloped Land and Construction in Progress			$296,153

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.
(2)	Development costs for this project are net of reimbursements received from the shadow-anchor.
(3)	The Company intends to develop this project in phases over time. Costs capitalized to date for this development are presented net of an aggregate $18.1 million of non-cash impairment charges recorded during 2009 and 2008.
(4)	These costs are presented net of $27.9 million of non-cash impairment charges recorded on two of the projects in 2012, 2009, 2008 and 2007. Of these charges $3.3 million were recorded during 2012.

Interest capitalized on construction in progress during 2012, 2011 and 2010 was $1.2 million, $0.4 million and $1.2 million, respectively.

Note 6 — Net Loss Per Share of the Trust

For the years ended 2012, 2011 and 2010, a reconciliation of the numerator and denominator used in the basic and diluted loss from continuing operations per common share of the Trust is as follows:

	Years Ended December 31,
(in thousands)	2012	2011	2010
Numerator:
Net income (loss) attributable to parent company	$8,160	$2,247	$(40,537)
Adjusted by:
Preferred stock dividends	—	—	(5,649)
Income from discontinued operations	(34,070)	(33,708)	(7,099)
Income allocated to participating securities	(529)	(402)	(373)
Preferred unit repurchase gains	—	2,500	3,000
Preferred share/unit issuance costs write-off	—	(1,319)	(4,868)

Loss from continuing operations available to common shareholders	$(26,439)	$(30,682)	$(55,526)

Denominator:
Denominator for basic net loss per share — weighted average common shares	87,251	84,142	71,919
Effect of dilutive securities	—	—	—

Denominator for diluted net loss per share — adjusted weighted average common shares	87,251	84,142	71,919

For the years ended December 31, 2012, 2011 and 2010, the Trust reported a net loss from continuing operations (after preferred dividends), and as such, dilutive share equivalents have been excluded from per share computations because including such shares would be anti-dilutive. For the years ended December 31, 2012, 2011 and 2011, 285,064, 225,163 and 55,802 dilutive share equivalents, respectively, were excluded from the computation of diluted net loss per share. For the years ended December 31, 2012, 2011 and 2010, 696,749, 994,118 and 1,001,237 outstanding share options, respectively, were excluded from the computation of diluted net loss per share because the grant date prices were greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive.

Note 7 — Net Loss Per Unit of CRLP

For the years ended 2012, 2011 and 2010, a reconciliation of the numerator and denominator used in the basic and diluted loss from continuing operations per common unit of CRLP is as follows:

	Years Ended December 31,
(in thousands)	2012	2011	2010
Numerator:
Loss from continuing operations	$(32,120)	$(30,411)	$(46,395)
Adjusted by:
Income allocated to participating securities	(529)	(402)	(373)
Noncontrolling interest of limited partners — continuing operations	(43)	(53)	103
Distributions to limited partner preferred unitholders	—	(3,586)	(7,161)
Distributions to general partner preferred unitholders	—	—	(5,649)
Preferred unit repurchase gains	—	2,500	3,000
Preferred unit issuance costs	—	(1,319)	(4,868)

Loss from continuing operations available to common unitholders	$(32,692)	$(33,271)	$(61,343)

Denominator:
Denominator for basic net loss per unit — weighted average common units	94,410	91,389	79,536
Effect of dilutive securities	—	—	—

Denominator for diluted net loss per unit — adjusted weighted average common units	94,410	91,389	79,536

For the years ended December 31, 2012, 2011 and 2010, CRLP reported a net loss from continuing operations (after preferred dividends), and as such, dilutive unit equivalents have been excluded from per unit computations because including such units would be anti-dilutive. For the years ended December 31, 2012, 2011 and 2010, 285,064, 225,163 and 55,802 dilutive unit equivalents, respectively, were excluded from the computation of diluted net loss per unit. For the years ended December 31, 2012, 2011 and 2010, 696,749, 994,118 and 1,001,237 outstanding unit options, respectively, were excluded from the computation of diluted net loss per unit because the grant date prices were greater than the average market price of the common shares/units and, therefore, the effect would be anti-dilutive.

Note 8 — Equity of the Trust

Ownership of the Trust is maintained through common shares of beneficial interest (the “common shares”), preferred shares of beneficial interest (the “preferred shares”) and noncontrolling interest in CRLP (the “units”). Common shareholders represent public equity owners and common unitholders represent noncontrolling interest owners. Each unit may be redeemed for either one common share or, at the option of the Trust, cash equal to the fair market value of a common share at the time of redemption. When a common unitholder redeems a unit for a common share or cash, noncontrolling interest is reduced. In addition, the Company has acquired properties since its formation by issuing distribution paying and non-distribution paying units. The non-distribution paying units convert to distribution paying units at various dates subsequent to their original issuance. At December 31, 2012 and 2011, 7,152,752 and 7,169,388 units of CRLP were outstanding, respectively, excluding units held by the Trust, all of which were distribution paying units.

The following table presents the changes in the issued common shares of beneficial interest of the Trust since December 31, 2011 (but excluding 7,152,752 and 7,169,388 units of CRLP at December 31, 2012 and December 31, 2011, respectively, each of which is redeemable for either cash equal to the fair market value of a common share at the time of redemption or, at the option of the Trust, one common share):

Issued at December 31, 2011 (1)	93,096,722
Common shares issued through dividend reinvestments	341,131
Restricted shares issued (cancelled), net	273,628
Redemption of CRLP units for common shares	16,636
Issuances under other employee and nonemployee share plans	107,677

Issued at December 31, 2012 (1)	93,835,794

(1)	Includes 5,623,150 treasury shares.

Equity Offerings

In 2010 and 2011, the Trust completed the following offerings of its common shares under four separate continuous “at-the-market” equity offering programs, each of which was fully exhausted as of December 31, 2011:

($ in thousands, except per share amounts)	Issuance Authorized		Amount Authorized	Shares Issued	Weighted Avg Issuance Price Per Share	Net Proceeds (1)
2010	February 2010		$50,000	3,602,348	$13.88	$48,999
	July 2010		100,000	6,329,026	15.80	98,990
	December 2010		100,000	462,500	18.06	8,185

		2010 Total		10,393,874	$15.24	$156,174

2011	December 2010		$100,000	4,788,525	$19.14	$89,813
	May 2011		75,000	3,628,321	20.67	73,873

		2011 Total		8,416,846	$19.80	$163,686

(1)	Amounts are shown net of underwriting discounts, but excludes $0.3 million of one-time administrative expenses paid by the Company during each of the years ended December 31, 2011 and 2010.

The net proceeds resulting from the equity offerings were used to redeem all of the Trust’s outstanding Series D Preferred Depositary Shares and to repurchase one-half of CRLP’s outstanding Series B Preferred Units during 2010; to partially fund three of the multifamily property acquisitions and the purchase of the Colonial Grand at Traditions joint venture mortgage loan during 2011 (see Note 3 — “Real Estate Activity — Acquisition Activity”); to pay down a portion of the outstanding borrowings under the Company’s unsecured credit facility and to fund other general corporate purposes.

Repurchases/Redemption of Series D Preferred Depositary Shares

In April 2003, the Trust issued 5,000,000 depositary shares (the “Series D Preferred Depositary Shares”), each representing 1/10 of a share of 8.125% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share. During 2010, the Trust redeemed all of the remaining outstanding 4,004,735 Series D Preferred Depositary Shares, plus any accrued and unpaid dividends, in open market (or privately negotiated) transactions for an aggregate redemption price per share of $25.2257, or $100.1 million in the aggregate. As a result of this redemption, the Company recorded a charge of approximately $3.6 million related to the original preferred share issuance costs.

Partially-Owned Properties

The Company reflects noncontrolling interests in partially-owned properties on the balance sheet as a component of equity for the portion of properties consolidated by the Company that are not wholly-owned by the Company. The earnings or losses from those properties attributable to the noncontrolling interests are reflected as “Noncontrolling interest of limited partners” in the Consolidated Statements of Operations and Comprehensive Income (Loss). Allocation of income or loss for these properties vary depending on the underlying operating agreements of the joint venture.

Note 9 — Capital Structure of CRLP

Issuances of Common Units

Pursuant to the CRLP partnership agreement, each time the Trust issues common shares, CRLP issues to the Trust an equal number of units for the same price at which the common shares were sold. As described in Note 8 — “Equity of the Trust”, during the year ended December 31, 2011, the Trust issued 8,416,846 common shares, generating proceeds of approximately $163.7 million, net of underwriting discounts, at an average price of $19.80 per share, under its continuous “at-the-market” equity offering programs. During the year ended December 31, 2010, the Trust issued 10,393,874 common shares, generating proceeds of approximately $156.2 million, net of underwriting discounts, at an average price of $15.24 per share, under its continuous “at-the-market” equity offering programs. Accordingly, CRLP issued 8,416,846 common units, at a weighted average issue price of $19.80 per unit, to the Trust during 2011 and 10,393,874 common units, at a weighted average issue price of $15.24 per unit, to the Trust during 2010.

Repurchase of Series B Preferred Units

In February 1999, CRLP issued 2.0 million units of $50 par value 8.875% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”), valued at $100.0 million in a private placement, net of offering costs of $2.6 million. On February 18, 2004, CRLP modified the terms of the Series B Preferred Units. Under the modified terms, the Series B Preferred Units bore a distribution rate of 7.25% and were redeemable at the option of CRLP, in whole or in part, after February 24, 2009, at the cost of the original capital contribution plus the cumulative priority return, whether or not declared. The terms of the Series B Preferred Units were further modified on March 14, 2005 to extend the redemption date from February 24, 2009 to August 24, 2009. The Series B Preferred Units were exchangeable for 7.25% Series B Preferred Shares of the Trust, in whole or in part at anytime on or after January 1, 2014, at the option of the holders.

During December 2010, CRLP repurchased 1.0 million of its outstanding 7.25% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”) from the existing holders for $47.0 million, plus accrued but unpaid dividends, which represented a 6% discount to the original issuance price and resulted in a gain of $3.0 million. The Series B Preferred Units were originally issued in a private placement in February 1999. As a result of the repurchase, during 2010, CRLP wrote off $1.3 million related to the original preferred unit issuance costs. During December 2011, CRLP repurchased the remaining 1.0 million of the outstanding Series B Preferred Units from the existing holders for $47.5 million, plus accrued but unpaid dividends, which represented a 5% discount to the original issuance price and resulted in a gain of $2.5 million. As a result of the repurchase, during 2011, CRLP wrote off $1.3 million related to the original preferred unit issuance costs.

Repurchases/Redemption of Series D Preferred Units

During 2010, in connection with the Trust’s redemption of all of the outstanding 4,004,735 Series D Preferred Shares, CRLP repurchased from the Trust all of the corresponding Series D Preferred Units of CRLP for the same price at which the Trust redeemed the Series D Preferred Shares, $25.2257 per Series D Preferred Depositary Unit, or $100.1 million in the aggregate.

Note 10 — Redeemable Noncontrolling Interests of the Trust

Redeemable noncontrolling interests – Common units, as presented on the Trust’s consolidated balance sheets, represent the limited partner interests in CRLP held by individuals and entities other than the Trust, at the greater of the closing market price of the Trust’s common shares or the aggregate value of the individual partners’ capital balances, as of the applicable date. At December 31, 2012 and December 31, 2011, the value of these redeemable noncontrolling interests was $162.1 million and $159.6 million, respectively, based on the closing price of the Trust’s common shares of $21.37 and $20.86, respectively, on those dates.

Each common unit may be redeemed by the holder thereof for either cash equal to the fair market value of one common share of the Trust at the time of such redemption or, at the option of the Trust, one common share of the Trust. During the years ended December 31, 2012 and 2011, holders redeemed 16,636 and 130,142 units, respectively, in exchange for an equal number of the Trust’s common shares.

Note 11 — Redeemable Partnership Units of CRLP

Redeemable units, as presented on CRLP’s consolidated balance sheets, represent the limited partner interests in CRLP held by individuals and entities other than the Trust, valued at the greater of the closing market price of the Trust’s common shares or the aggregate value of the individual partners’ capital balances, as of the applicable date. At December 31, 2012 and December 31, 2011 , the value of the redeemable units was $162.1 million and $159.6 million, respectively, based on the closing price of the Trust’s common shares of $21.37 and $20.86, respectively, on those dates.

Holders of common units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of the Trust’s common shares, if and when the Board of Trustees of the Trust declares such a dividend. Each common unit may be redeemed by the holder thereof for either cash equal to the fair market value of one common share of the Trust at the time of such redemption or, at the option of the Trust, one common share of the Trust. During the years ended December 31, 2012 and 2011, holders redeemed 16,636 and 130,142 units, respectively, in exchange for an equal number of the Trust’s common shares.

Operating Partnership

Net income is allocated to noncontrolling interests based on their respective ownership percentage of the Operating Partnership. The ownership percentage is calculated by dividing the number of operating partnership units held by the noncontrolling interests by the total operating partnership units held by the noncontrolling interests and the Trust. Issuance of additional Common Shares changes the ownership interests of both the noncontrolling interests and the Trust.

Note 12 — Segment Information

The Company currently manages its business based on the performance of two operating segments: multifamily and commercial. The multifamily and commercial segments have separate management teams that are responsible for acquiring, developing, managing and leasing properties within each respective segment.

Multifamily management is responsible for all aspects of the Company’s multifamily property operations, including the management and leasing services for 114 multifamily apartment communities, as well as third-party management services for multifamily apartment communities in which the Company does not have an ownership interest. Additionally, the multifamily management team is responsible for all aspects of for-sale developments, including disposition activities. The multifamily segment includes the operations and assets of the for-sale developments due to the insignificance of these operations in the periods presented. Commercial management is responsible for all aspects of the Company’s commercial property operations, including the management and leasing services for 11 commercial properties, as well as third-party management services for a commercial property in which the Company does not have an ownership interest and for brokerage services in other commercial property transactions.

The pro-rata portion of the revenues and net operating income (“NOI”) of the partially-owned unconsolidated entities in which the Company has an interest are included in the applicable segment information. Additionally, the revenues and NOI of properties sold that are classified as discontinued operations are also included in the applicable segment information. In reconciling the segment information presented below to total revenues, income/loss from continuing operations and total assets, investments in partially-owned unconsolidated entities are eliminated as equity investments and discontinued operations are reported separately. Management evaluates the performance of its multifamily and commercial segments and allocates resources to them based on segment NOI. Segment NOI is defined as total property revenues (including minimum rent and other property-related revenue) less total property operating expenses (including such items as general and administrative expenses, on-site payroll, repairs and maintenance, real estate taxes, insurance and advertising) and includes revenues/expenses from unconsolidated partnerships and joint ventures.

Presented below is segment information for the multifamily and commercial segments including the reconciliation of total segment revenues to total revenues and total segment NOI to income/loss from continuing operations before noncontrolling interest for the years ended December 31, 2012 and 2011. For purposes of the following table, “Multifamily — Same-Property” includes all consolidated multifamily properties continuously owned since January 1, 2011. Same-property communities may be adjusted during the year to account for disposition activity.

	Years Ended December 31,
($ in thousands)	2012	2011
Revenues:
Segment revenues:
Multifamily — Same Property (1)	$310,859	$294,800
Multifamily — Other (2)	56,771	41,247

Total multifamily	367,630	336,047
Commercial	62,084	77,850

Total segment revenues	429,714	413,897

Partially-owned unconsolidated entities — Multifamily	(1,731)	(2,336)
Partially-owned unconsolidated entities — Commercial	(11,500)	(26,046)
Other non-property related revenue	5,712	8,047
Discontinued operations property revenue	(53,348)	(63,936)

Total consolidated revenues	$368,847	$329,626

NOI:
Segment NOI:
Multifamily — Same Property (1)	$188,869	$175,553
Multifamily — Other (2)	31,067	20,491

Total multifamily	219,936	196,044
Commercial	41,601	52,774

Total segment NOI	261,537	248,818

Partially-owned unconsolidated entities — Multifamily	(924)	(1,183)
Partially-owned unconsolidated entities — Commercial	(7,340)	(17,318)
Other non-property related revenue	5,712	8,047
Discontinued operations property NOI	(30,375)	(38,375)
Impairment — discontinued operations (3)	(3,251)	—
Property management expense	(12,858)	(9,185)
General and administrative expense	(22,615)	(20,439)
Management fees and other expenses	(6,298)	(8,067)
Restructuring charges	(1,848)	(153)
Investment and development expenses (3)	(1,285)	(1,781)
Depreciation	(113,961)	(107,236)
Amortization	(3,043)	(4,540)
Impairment, legal contingencies and other losses (4)	(22,762)	(5,736)

Income from operations	40,689	42,852

Total other income (expense), net (5)	(68,664)	(73,263)

Loss from continuing operations	$(27,975)	$(30,411)

(1)	Consists of the 95 consolidated multifamily communities, containing 28,943 apartment units, continuously owned since January 1, 2011.
(2)	Includes all multifamily communities other than same-property communities and operations from the for-sale portfolio.
(3)	Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and, therefore, may vary between periods.
(4)	See Note 3 — “Real Estate Activity — Impairment, Legal Contingencies and Other Losses” for a description of the charges.
(5)	For-sale residential activities, including net gain on sales and income tax expense (benefit), are included in the line item “Total other income (expense)”. See Note 3 — “Real Estate Activity — For-Sale Activities”.

Presented below is segment information, for the multifamily and commercial segments, including the reconciliation of total segment revenues to total revenues and total segment NOI to income/loss from continuing operations before noncontrolling interest for the years ended December 31, 2011 and 2010. For the purposes of the following table, “Multifamily — Same-Property” includes all consolidated multifamily properties continuously owned during the periods presented since January 1, 2010. Same-property communities may be adjusted during the year to account for disposition activity.

	Years Ended December 31,
($ in thousands)	2011	2010
Revenues:
Segment revenues:
Multifamily — Same Property (1)	$295,620	$283,115
Multifamily — Other (2)	40,427	26,279

Total multifamily	336,047	309,394
Commercial	77,850	80,015

Total segment revenues	413,897	389,409

Partially-owned unconsolidated entities — Multifamily	(2,336)	(3,106)
Partially-owned unconsolidated entities — Commercial	(26,046)	(30,987)
Other non-property related revenue	8,047	11,693
Discontinued operations property revenue	(63,936)	(65,302)

Total consolidated revenues	$329,626	$301,707

NOI:
Segment NOI:
Multifamily — Same Property (1)	$174,890	$163,058
Multifamily — Other (2)	21,154	11,134

Total multifamily	196,044	174,192
Commercial	52,774	54,006

Total segment NOI	248,818	228,198

Partially-owned unconsolidated entities — Multifamily	(1,183)	(1,468)
Partially-owned unconsolidated entities — Commercial	(17,318)	(20,839)
Other non-property related revenue	8,047	11,693
Discontinued operations property NOI	(38,375)	(37,333)
Property management expense	(9,185)	(8,584)
General and administrative expense	(20,439)	(18,563)
Management fees and other expenses	(8,067)	(9,504)
Restructuring charges	(153)	(361)
Investment and development expenses (3)	(1,781)	(422)
Depreciation	(107,236)	(100,137)
Amortization	(4,540)	(2,856)
Impairment, legal contingencies and other losses (4)	(5,736)	(1,308)

Income from operations	42,852	38,516

Total other income (expense), net (5)	(73,263)	(84,911)

Loss from continuing operations	$(30,411)	$(46,395)

(1)	Consists of the 96 consolidated multifamily communities, containing 29,233 apartment units, continuously owned during the periods presented since January 1, 2010.
(2)	Includes all multifamily communities other than same-property communities and operations from the for-sale portfolio.
(3)	Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and, therefore, may vary between periods.
(4)	See Note 3 — “Real Estate Activity — Impairment, Legal Contingencies and Other Losses” for a description of the charges.
(5)	For-sale residential activities, including net gain on sales and income tax expense (benefit), are included in the line item “Total other income (expense)”. See Note 3 — “Real Estate Activity — For-Sale Activities”.

Additionally, the Company’s total segment capitalized expenditures to total capitalized expenditures and total segment assets to total assets as of December 31, 2012 and 2011 are presented below.

	As of December 31,
($ in thousands)	2012	2011
Development and Capitalized Expenditures:
Multifamily	$103,444	$59,007
Commercial	18,857	10,756
Corporate	346	373

Total consolidated development and capitalized expenditures	$122,647	$70,136

Assets:
Segment assets:
Multifamily	$2,669,843	$2,584,769
Commercial	450,582	514,810

Total segment assets	3,120,425	3,099,579

Unallocated corporate assets (1)	165,783	159,026

Colonial Properties Trust	$3,286,208	$3,258,605

Corporate assets specific to Colonial Properties Trust	(48)	(177)

Colonial Realty Limited Partnership	$3,286,160	$3,258,428

(1)	Includes the Company’s investment in partially-owned entities of $7.8 million and $12.3 million as of December 31, 2012 and December 31, 2011, respectively.

Note 13 — Investment in Partially-Owned Entities

The Company evaluates all transactions and relationships with variable interest entities (VIEs) to determine whether the Company is the primary beneficiary.

Consolidated Investments in Variable Interest Entities

Based on the Company’s evaluation, as of December 31, 2012, the Company has one consolidated VIE — CMS/Colonial Canyon Creek — which the Company began consolidating in September 2009 as a result of a preferred equity contribution of $11.5 million made by the Company to the joint venture in connection with a construction loan refinancing. This joint venture is a variable interest entity and the Company’s $11.5 million preferred equity contribution constituted a reconsideration event.

In assessing whether the Company was the primary beneficiary under FASB ASU 2009-17, the Company considered the significant economic activities of this variable interest entity to consist of:

(1)	the sale of the single apartment community owned by the partnership,

(2)	the financing arrangements with banks or other creditors,

(3)	the capital improvements or significant repairs, and

(4)	the pricing of apartment units for rent.

The Company concluded that it has the power to direct the activities of this joint venture and that the Company has the obligation to absorb losses and the right to receive benefits from this joint venture that could be significant to the joint venture. Therefore, the Company consolidates the CMS/Canyon Creek joint venture.

Investments in Unconsolidated Partially-Owned Entities

Investments in unconsolidated partially-owned entities at December 31, 2012 and 2011 consisted of the following:

	Percent Owned	As of December 31,
($ in thousands)		2012	2011
Multifamily:
Belterra, Ft. Worth, TX	10%	$300	$365
Colonial Grand at Huntcliff, Atlanta, GA	20%	1,195	1,382
Colonial Grand at McKinney, Dallas, TX (1)	25%	1,715	1,721
Colonial Grand at Research Park, Raleigh, NC (2)	—%	—	660
Regents Park (Phase II), Atlanta, GA (1)	40%	2,460	3,341

Total Multifamily		$5,670	$7,469
Commercial:
600 Building Partnership, Birmingham, AL	33%	357	331
Bluerock, Huntsville, AL (3)	—%	—	(6,426)
Colonial Promenade Madison, Huntsville, AL (4)	—%	—	2,062
Colonial Promenade Smyrna, Smyrna, TN	50%	1,683	2,259
DRA/CLP JV (5)	—%	—	(25,152)
Highway 150, LLC, Birmingham, AL (6)	10%	50	43
Parkside Drive LLC II, Knoxville, TN (7)	—%	—	112

Total Commercial		$2,090	$(26,771)
Other:
Colonial/Polar-BEK Management Company, Birmingham, AL	50%	17	28

Total Other		$17	$28

Net investment in partially-owned entities (8)		$7,777	$(19,274)

(1)	These joint ventures consist of undeveloped land.
(2)	In October 2012, the Company acquired the property held by the joint venture (see below).
(3)	Effective December 31, 2012, the Company sold its 10% noncontrolling interest (see below). This equity interest is presented under “Liabilities” on the Company’s Consolidated Balance Sheet as of December 31, 2011.
(4)	In February 2012, the Company sold its 25% noncontrolling joint venture interest (see below).
(5)	Effective June 30, 2012, the Company redeemed its 15% noncontrolling joint venture interest (see below).
(6)	In January 2013, the Company sold its 10% noncontrolling joint venture interest (see Note 22 — “Subsequent Events”).
(7)	In December 2011, the Company sold its 50% noncontrolling interest in this joint venture (see below).
(8)	Net investment in partially-owned entities as of December 31, 2011 includes the Trust’s $4.1 million contingent obligation related to the DRA/CLP JV. CRLP’s net investment in partially owned entities was $(15.1) million as of December 31, 2011.

Effective December 31, 2012, the Company disposed of its 10% noncontrolling interest in the Bluerock office portfolio, which consisted of nine office assets comprising 1.7 million square feet located in Huntsville, Alabama. As a result of the transaction, the Company recognized a gain of approximately $7.4 million (presented in “Income from partially-owned unconsolidated entities” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss)), the majority of which had been deferred since the formation of the Bluerock entity in 2007. Pursuant to the transaction, the Company received $2.0 million in cash, of which $1.3 million was related to the management agreement buyout and $0.7 million was related to the purchase of the Company’s equity interest in the portfolio. Also, as a result of the transaction, the Company no longer has responsibility for $10.7 million of associated mortgage debt and $7.9 million of other liabilities, which represents the Company’s pro-rata share. The Company transitioned management and leasing responsibilities as of January 31, 2013. As a result of this transaction, the Company no longer has an equity interest in this portfolio.

In October 2012, the Company purchased Colonial Grand at Research Park, a 370-unit multifamily apartment community located in Raleigh, North Carolina, for $38.0 million, of which $21.3 million was used to repay existing property specific debt at closing. Prior to the acquisition, the Company owned a 20% noncontrolling interest in the joint venture that owned the property. In accordance with ASC 805, the Company remeasured its former noncontrolling interest to fair value and recognized a gain of $2.8 million on the transaction (presented in “Income from partially-owned unconsolidated entities” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss)). As a result of the transaction, the Company began presenting Colonial Grand at Research Park in the Company’s consolidated financial statements beginning October 1, 2012. This acquisition was funded with proceeds from asset dispositions and borrowings on the Company’s unsecured credit facility.

In September 2012, the Company recorded a $0.5 million non-cash impairment charge, which represents the Company’s pro-rata share of the charge, related to a for-sale residential parcel of land held in a joint venture. This charge is presented in “Income from partially-owned unconsolidated entities” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP.

Effective June 30, 2012, the Company’s remaining 15% noncontrolling interest in the 18-asset DRA/CLP joint venture was redeemed by the joint venture in exchange for $2.0 million, and the Company is no longer responsible for approximately $111.3 million of mortgage debt, which represented the Company’s pro rata share of the joint venture’s mortgage debt. The $2.0 million contingent consideration is payable to the Company following the occurrence of one or more capital events and after certain returns have been achieved with respect to additional capital expected to be invested in the joint venture by other members of the joint venture. However, the Company has assigned no value to this consideration. In addition, the Trust was released from a $4.1 million contingent liability, which represented the Trust’s pro rata share of a guaranty obligation resulting from a debt guaranty provided by the joint venture. As a result of the transaction, during the second quarter of 2012, the Company recognized a gain of approximately $21.9 million (presented in “Income from partially-owned unconsolidated entities” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss)), the majority of which had been deferred since the formation of the DRA/CLP joint venture in 2007. The gain is net of a $3.2 million non-cash impairment charge, which represents the Company’s pro-rata share of an impairment recorded by the joint venture for 2011, but omitted in the Company’s annual financial statements for the year ended December 31, 2011. Along with the redemption of its interest in the DRA/CLP joint venture the Company has reduced its workforce in the commercial segment by a total of 27 employees through the elimination of certain positions. As a result, approximately $1.4 million in termination benefits and severance-related charges, are included in “Income from partially-owned unconsolidated entities” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2012. Of the $1.4 million in charges, $0.7 million is unpaid and reflected in “Accrued expenses” on the Company’s Consolidated Balance Sheets of the Trust and CRLP as of December 31, 2012. The Company transitioned the management of the properties and certain leasing responsibilities to a third party as of September 30, 2012. As a result of this transaction, the Company no longer has an interest in this joint venture.

In February 2012, the Company sold its 25% noncontrolling joint venture interest in Colonial Promenade Madison, a 111,000 square-foot retail center located in Huntsville, Alabama, to a minority partner for total consideration of $3.0 million. The Company recognized a gain of approximately $1.0 million on this transaction. Proceeds from the sale were used to repay a portion of the outstanding balance on the Company’s unsecured credit facility. As a result of this transaction, the Company no longer has an interest in this joint venture.

In December 2011, the Company, Parkside Drive LLC I and Parkside Drive LLC II sold Colonial Pinnacle at Turkey Creek, a 659,000-square-foot retail center located in Knoxville, Tennessee, for total consideration of $131.7 million. The Company held a 50% noncontrolling interest in this asset and received cash proceeds of $25.6 million in connection with the sale, which is presented in “Distributions from partially-owned entities” on the Consolidated Statements of Cash Flows of the Trust and CRLP. These proceeds were used to repay a portion of the outstanding balance on the Company’s unsecured credit facility and fund the acquisition of multifamily apartment communities (see Note 3 — “Real Estate Activity — Acquisition Activity”). The Company recognized an $18.8 million gain on this transaction.

In November 2011, the Company sold its remaining 5% noncontrolling joint venture interest in Colonial Promenade Alabaster II/Tutwiler II, LLC, a 420,000-square-foot retail center located in Birmingham, Alabama, to the majority partner. The company’s interest was sold for total consideration of $2.4 million, comprised of $0.4 million in cash and the joint venture partner’s assumption of the Company’s $2.0 million share of the existing loan secured by the property. Proceeds from the sale were used to repay a portion of the outstanding balance on the Company’s unsecured credit facility. As a result of this transaction, the Company no longer has an interest in this joint venture.

In July 2011, the Company purchased the remaining 50% interest in Laneboro at Heathrow, LLC for $1.3 million. This site is currently under active construction and is scheduled to be completed in the first quarter of 2013 (see Note 5 — “Undeveloped Land and Construction in Progress”). The property under construction, Colonial Grand at Lake Mary (Phase II), is adjacent to the Colonial Grand at Lake Mary (Phase I) multifamily property that was placed into service in the fourth quarter 2012.

In October 2010, the Company sold its remaining 50% noncontrolling interest in the Parkway Place Mall in Huntsville, Alabama, to joint venture partner CBL & Associates Properties, Inc. The Company’s interest was sold for total consideration of $38.8 million, comprised of $17.9 million in cash (presented as a component of “Distributions from partially-owned unconsolidated entities” in the Consolidated Statement of Cash Flows of the Trust and CRLP) and CBL’s assumption of the Company’s $20.9 million share of the existing loan secured by the property. Proceeds from the sale were used to repay a portion of the outstanding balance of the Company’s unsecured credit facility. The Company recognized a $3.5 million gain on this transaction.

In June 2010, the Company exited two single-asset multifamily joint ventures with DRA Advisors LLC (“DRA”) totaling 664 units, in each of which the Company had a 20% ownership interest. Pursuant to the transaction, the Company transferred its 20% ownership interest in Colonial Village at Cary to DRA and made a net cash payment of $2.7 million in exchange for DRA’s 80% ownership in the 345-unit Colonial Grand at Riverchase Trails located in Birmingham, Alabama. Additionally, the Company assumed and subsequently repaid the $19.3 million loan securing Colonial Grand at Riverchase Trails, which was set to mature on October 1, 2010. The Company now owns 100% of Colonial Grand at Riverchase Trails and DRA now owns 100% of Colonial Village at Cary, with respect to which DRA assumed the existing secured mortgage. The Company continued to manage Colonial Village at Cary through September 30, 2010, pursuant to an existing management agreement. The transaction was funded by borrowings from the Company’s unsecured credit facility and proceeds from issuances of common shares through the Company’s “at-the-market” equity program.

Combined financial information for the Company’s investments in unconsolidated partially-owned entities since the respective dates of the Company’s acquisitions is as follows:

	As of December 31,
($ in thousands)	2012	2011 (1)
Balance Sheet
Assets
Land, building and equipment, net	$92,366	$1,044,266
Construction in progress	12,701	13,841
Other assets	10,347	78,564

Total assets	$115,414	$1,136,671

Liabilities and partners’ equity
Notes payable (2)	$83,738	$957,068
Other liabilities	2,238	106,068
Partners’ equity	29,438	73,535

Total liabilities and partners’ equity	$115,414	$1,136,671

(1)	“Land, building and equipment, net” has been revised from the amount previously reported to appropriately reflect an asset impairment of $34.5 million recorded by the DRA/CLP joint venture during 2011.
(2)	The Company’s pro-rata share of indebtedness, as calculated based on ownership percentage, at December 31, 2012 and 2011 was $20.7 million and $147.8 million, respectively.

	Years Ended December 31,
($ in thousands)	2012	2011 (1)	2010
Statement of Operations
Revenues	$88,790	$162,474	$179,506
Operating expenses	(34,754)	(93,707)	(64,478)
Interest expense	(39,899)	(67,930)	(71,524)
Depreciation, amortization and other	(18,409)	(23,963)	(74,006)

Net loss (2)	$(4,272)	$(23,126)	$(30,502)

(1)	“Operating expenses” has been revised from amount previously reported to appropriately reflect an impairment charge of $34.5 million recorded by the DRA/CLP joint venture during 2011.
(2)	In addition to including the Company’s pro-rata share of income (loss) from partially-owned unconsolidated entities of $0.2 million, $12.3 million and $(3.7) million for the years ended December 31, 2012, 2011, and 2010, respectively, “Income from partially-owned unconsolidated entities“on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) includes gains(losses) on the Company’s dispositions of joint-venture interests and amortization of basis differences which are not reflected in the table above.

Note 14 — Financing Activities

Notes and mortgages payable at December 31, 2012 and 2011 consist of the following:

	Years Ended December 31,
($ in thousands)	2012	2011
Unsecured credit facility	$188,631	$184,000
Unsecured term loans	400,000	250,000
Mortgages and other notes:
3.13% to 6.00%	526,634	529,243
6.01% to 6.88%	716,727	796,484

	$1,831,992	$1,759,727

Unsecured Revolving Credit Facility and Cash Management Line

On March 30, 2012, CRLP, with the Trust as guarantor, entered into a $500.0 million unsecured revolving credit facility (the “Credit Facility”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders, and certain other financial institutions party thereto as agents and lenders. The Credit Facility replaced CRLP’s prior $675.0 million credit facility, which matured on June 21, 2012. The Credit Facility has a maturity date of March 29, 2016, with a one-year extension option, which may be exercised as long as there is no existing default and upon payment of a 0.20% extension fee. The Credit Facility includes an accordion feature that allows the total commitments to be increased to $700.0 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently a lender under the Credit Facility.

The spread over LIBOR for syndicated borrowings under the Credit Facility ranges from 1.00% to 1.80% and the facility fee ranges from 0.15% and 0.40%, each based on the credit ratings of CRLP’s senior unsecured debt from time to time. As of December 31, 2012, the Credit Facility had a stated interest rate of LIBOR plus 1.40% and required the payment of an annual facility fee equal to 0.30% of the aggregate loan commitments. The Credit Facility also includes an uncommitted competitive bid option for up to $250.0 million of the $500.0 million Credit Facility, which can be utilized if CRLP maintains an investment grade credit rating from either Moody’s Investors Services, Inc., or Standard & Poor’s Ratings Services. This option would allow participating banks to bid to provide CRLP loans at a rate that may be lower than the stated rate for syndicated borrowings.

The Credit Facility includes certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, an event of default under any other indebtedness in the aggregate greater than or equal to $25.0 million, an event of default under CRLP’s unsecured term loan, and bankruptcy of other insolvency events. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the Credit Facility to be immediately due and payable.

Both the Credit Facility and term loan agreements (described below) under “Senior Unsecured Term Loans” require that CRLP satisfy similar financial and operational covenants, including the following:

	As of
	December 31, 2012		Requirements:
Fixed Charge Ratio	2.2	x	>1.5	x
Debt to Total Asset Value Ratio	45%		<60.0%
Secured Debt to Total Asset Value Ratio	17%		<40.0%
Unencumbered Leverage Ratio	45%		<62.5%
Permitted Investments Ratio	11%		<30.0%
Tangible Net Worth ($ in billions)	$2.1		$1.0

At December 31, 2012, the Company was in compliance with these covenants.

In addition to the Credit Facility, the Company has a $35.0 million cash management line provided by Wells Fargo, which was amended and restated in April 2012. The amended and restated cash management line has a maturity date of March 29, 2016.

The Credit Facility and the cash management line, which primarily are used by the Company to finance property acquisitions and developments, had an outstanding balance at December 31, 2012 of $188.6 million, including $170.0 million outstanding on the Credit Facility and $18.6 million outstanding on the cash management line. The weighted average interest rate of the Credit Facility and the cash management line was 1.61% and 1.35% as of December 31, 2012 and 2011, respectively.

CRLP intends to use future borrowings under the Credit Facility and the cash management line for general corporate purposes, including, without limitation, the repayment of outstanding indebtedness, the future development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, and redevelopment and/or improvements to certain existing properties.

Senior Unsecured Term Loans

On May 11, 2012, CRLP, with the Trust as guarantor, entered into a term loan agreement with U.S. Bank National Association, as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which provides for a $150.0 million senior unsecured term loan. As of December 31, 2012, the term loan had an outstanding balance of $150.0 million. The term loan bears interest at LIBOR plus a margin ranging from 1.10% to 2.05% based on the credit ratings on CRLP’s unsecured debt from time to time. The Company entered into two interest rate swaps (see Note 15 — “Derivatives and Hedging”) to fix the interest rate through maturity at an all-in initial rate of 2.71%, based on an initial margin of 1.60%. The term loan matures on May 11, 2017 and may be prepaid, in whole or in part, at any time, without premium or penalty. The proceeds from the term loan were used to repay a portion of the outstanding borrowings under the Credit Facility. In connection with this new term loan agreement, the Company amended the 2011 term loan agreement described below, as well as the Company’s March 2012 credit agreement, to conform certain defined terms and the language in certain covenants among the three loans and to reflect the new May 2012 term loan.

On July 22, 2011, CRLP, with the Trust as guarantor, entered into a term loan agreement (the “Term Loan Agreement”) with Wells Fargo, as administrative agent and a lender, and certain other financial institutions party thereto as lenders, for a $250.0 million senior unsecured term loan. As of December 31, 2012, the term loan had an outstanding balance of $250.0 million. The term loan bears interest at LIBOR plus a margin ranging from 1.65% to 2.90% based on the credit ratings on CRLP’s unsecured debt from time to time. The Company entered into two interest rate swaps (see Note 15 — “Derivatives and Hedging”) to fix the interest rate through maturity at an all-in initial interest rate of 5.00%, based on the initial margin of 2.45%. During 2012, CRLP’s senior unsecured debt rating was upgraded to Baa3, therefore reducing the interest rate to 4.55%. The term loan matures on August 1, 2018 and may be prepaid, in whole or in part, at any time, subject to a prepayment premium of 2% for amounts prepaid on or prior to July 22, 2013 and 1% for amounts prepaid after July 22, 2013 but prior to July 23, 2014. There is no prepayment premium for amounts prepaid after July 22, 2014. The proceeds from the term loan were used to repay a portion of the outstanding borrowings under the Credit Facility.

Both term loan agreements discussed above contain various restrictive covenants, including with respect to liens, indebtedness, distributions, mergers and asset sales, and also limits the percentage of CRLP’s total asset value that may be invested in unimproved land, mortgage receivables, unconsolidated joint ventures, residential units for sale and construction. As described above, the term loan agreements require that CRLP satisfy certain financial and operational covenants. The term loan agreements include certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, an event of default under any other indebtedness in the aggregate greater than or equal to $20.0 million for the term loan entered into in June 2011 and greater than or equal to $25.0 million for the term loan entered into in May 2012, an event of default under the Credit Facility, and bankruptcy or other insolvency events. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the term loan agreements to be immediately due and payable.

Secured and Unsecured Indebtedness

At December 31, 2012, the Company had $1.1 billion in unsecured indebtedness including balances outstanding under its Credit Facility and certain other notes payable. The remainder of the Company’s notes and mortgages payable are collateralized by the assignment of rents and leases of certain properties and assets with an aggregate net book value of approximately $691.9 million at December 31, 2012.

The aggregate maturities of notes and mortgages payable, including the Company’s Credit Facility as of December 31, 2012, were as follows:

As of
($ in thousands)	December 31, 2012
2013	$99,504
2014	192,051
2015	223,664
2016 (1)	277,977
2017	150,000
Thereafter	888,796

$1,831,992

(1)	Includes $188.6 million outstanding on the Company’s Credit Facility as of December 31, 2012, which matures in March 2016.

Collateralized Credit Facilities

In the second quarter of 2010, the Company closed on $73.2 million of secured financing originated by Berkadia Commercial Mortgage LLC for repurchase by Fannie Mae. The financing has a 10 year term, carries a fixed interest rate of 5.02% and is secured by three multifamily properties. The proceeds from this financing were used to repay a portion of the outstanding balance on the Company’s Credit Facility.

Unsecured Senior Notes Repurchases

During 2010, under a note repurchase program approved by the Trust’s Board of Trustees in January 2010, CRLP repurchased $37.7 million of its outstanding unsecured senior notes, at an average discount of 3.5%, representing an average yield-to-maturity of 6.7%. The Company recognized a gain of approximately $1.0 million in 2010 related to these note repurchases, which is included in “Gains on retirement of debt” on the Consolidated Statement of Operations and Comprehensive Income (Loss) of the Trust and CRLP. The gains are presented gross of the loss on hedging activities of $0.3 million, which loss is the result of a reclassification of amounts in “Accumulated Other Comprehensive Loss” in connection with the Company’s conclusion that it is probable that the Company will not make interest payments associated with previously hedged debt as a result of these note repurchases. This repurchase program expired on December 31, 2010.

Unsecured Senior Note Maturities

During August 2012, the Company’s outstanding 6.875% senior note matured, which the Company satisfied with an aggregate payment of $82.8 million ($80.0 million of principal and $2.8 million of accrued interest) using borrowings under the Company’s Credit Facility.

During April 2011, the Company’s 4.80% senior note matured, which the Company satisfied with a gross payment of $58.3 million ($56.9 million of principal and $1.4 million of accrued interest) using proceeds from the Company’s “at-the-market” equity offering programs and borrowings under the Credit Facility.

In December 2010, the Company had a $10.0 million 8.08% medium-term note and a $10.0 million 8.05% medium-term note mature. Both notes were satisfied by a gross payment of $20.5 million ($20.0 million of principal and $0.5 million of accrued interest), using proceeds from the December 2010 “at-the-market” equity offering program and borrowings under the Credit Facility.

Unconsolidated Joint Venture Financing Activity

In May 2010, the Company acquired from the lender at par the outstanding construction loan originally obtained by the Colonial Promenade Smyrna joint venture, a joint venture in which the Company has a 50% ownership interest. This note, which had an original principal amount of $34.6 million and matured by its terms in December 2009, had not been repaid and had an outstanding balance of $28.3 million and an interest rate of one-month LIBOR plus 1.20% as of the date of purchase. The Company and its joint venture partner agreed to several extensions of the maturity date through December 2011. In January 2012, the note and the related loan documents were amended to extend the maturity date to December 2012, fix the interest rate at 5.25%, provide for two additional one-year extension options and reduce the joint venture partner’s guarantee to $1.3 million. In December 2012, the joint venture opted to exercise its second one year option, extending the maturity date to December 2013 with a fixed interest rate of 5.38%. As of December 31, 2012, the note had an outstanding balance of $24.4 million.

There can be no assurance that the Company’s joint ventures will be successful in refinancing and/or replacing existing debt at maturity or otherwise. If the joint ventures are unable to obtain additional financing, payoff the existing loans that are maturing, or renegotiate suitable terms with the existing lenders, the lenders generally would have the right to foreclose on the properties in question and, accordingly, the joint ventures will lose their interests in the assets. The failure to refinance and/or replace such debt and other factors with respect to the Company’s joint venture interests may materially adversely impact the value of the Company’s joint venture interests, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations.

Note 15 — Derivatives and Hedging

Risk Management Objective and Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity and credit risk primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which is determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an upfront premium.

On April 11, 2012, the Company entered into a forward starting interest rate swap agreement. This interest rate swap agreement has a notional amount of $100.0 million, a fixed interest rate of 1.13%, and a maturity date of May 11, 2017. On April 27, 2012, the Company entered into a forward starting interest rate swap agreement. This interest rate swap agreement has a notional amount of $50.0 million, a fixed interest rate of 1.06%, and a maturity date of May 11, 2017. In accordance with these agreements, the Company will pay the fixed rate and receive a variable rate based on one-month LIBOR. These interest rate swap agreements became effective on May 11, 2012 upon the execution of a term loan agreement (see Note 14 — “Financing Activities — Senior Unsecured Term Loans”).

On June 3, 2011, the Company entered into a forward starting interest rate swap agreement. This interest rate swap agreement has a notional amount of $200.0 million, a fixed interest rate of 2.58%, and a maturity date of August 1, 2018. On July 12, 2011, the Company entered into a forward starting interest rate swap agreement. This interest rate swap agreement has a notional amount of $50.0 million, a fixed interest rate of 2.47%, and a maturity date of August 1, 2018. In accordance with these agreements, the Company will pay the fixed rate and receive a variable rate based on one-month LIBOR. These interest rate swap agreements became effective on July 22, 2011 upon the execution of the Term Loan Agreement (see Note 14 — “Financing Activities — Senior Unsecured Term Loans”).

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in “Accumulated other comprehensive loss” and is subsequently reclassified into earnings as “Interest expense” as interest payments are made on the Company’s variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings as a “Loss on hedging activities.” The Company reclassified no amounts to “Loss on hedging activities” for the years ended December 31, 2012 and 2011. During the year ended December 31, 2010, the Company accelerated the reclassification of amounts in “Accumulated other comprehensive loss” to “Loss on hedging activities” related to interest payments on the hedged debt were deemed probable not to occur as a result of the repurchases of senior notes of CRLP. The accelerated amount was a loss of $0.3 million for the year ended December 31, 2010.

Amounts reported in “Accumulated other comprehensive loss” related to derivatives will be reclassified to “Interest expense” as interest payments are made on the Company’s variable-rate debt. Over the next 12 months , the Company expects to reclassify $7.7 million from “Accumulated other comprehensive loss” as an increase to “Interest expense”.

As of December 31, 2012, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk ($ in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	4	$400,000

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the Consolidated Balance Sheets of the Trust and CRLP as of December 31, 2012 and 2011, respectively.

Fair Value of Derivative Instruments
	Asset Derivatives			Liability Derivatives
	Balance	Fair Value at		Balance	Fair Value at
($ in thousands)	Sheet Location	12/31/2012	12/31/2011	Sheet Location	12/31/2012	12/31/2011
Interest Rate Swap	Other Assets	$—	$—	Other Liabilities	$(25,862)	$(16,619)

The tables below present the effect of the Company’s derivative financial instruments on the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP for the years ended December 31, 2012, 2011 and 2010, respectively.

($ in thousands) Derivatives in ASC 815 Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on			Location of Gain (Loss) Reclassified from Accumulated OCI into Income	Amount of Gain (Loss) Reclassified Reclassified
	Derivative (Effective Portion)				from OCI into Income (Effective Portion)
	Years Ended				Years Ended
	12/31/2012	12/31/2011	12/31/2010	(Effective Portion)	12/31/2012	12/31/2011	12/31/2010
Interest Rate Swaps	$(15,985)	$(19,302)	$—	Interest Expense	$(7,222)	$(3,164)	$(437)
				Loss on Hedging Activities	—	—	(289)

					$(7,222)	$(3,164)	$(726)

Credit-Risk-Related Contingent Features

The Company has an agreement with its derivatives counterparty that contains a provision whereby if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

As of December 31, 2012 the fair value of the derivatives in a net liability position, which includes accrued interest, but excludes any adjustment for nonperformance risk related to this agreement was $27.3 million. As of December 31, 2012, the Company has not posted any collateral related to this agreement. If the Company had breached any of its provisions at December 31, 2012, it could have been required to settle its obligations under the agreement at its termination value of $27.3 million.

Note 16 — Share-Based Compensation

Incentive Share Plans

The Board of Trustees of the Trust approved the 2008 Omnibus Incentive Plan on March 7, 2008 and certain amendments thereto (the “Amendments”) on March 1, 2011 (as amended, the “Omnibus Plan”). The 2008 Plan and those Amendments requiring shareholder approval were approved by the Trust’s shareholders on April 23, 2008 and April 27, 2011, respectively. The Third Amended and Restated Employee Share Option and Restricted Share Plan (the “Prior Plan”) expired by its terms in 2008. The Omnibus Plan provides the Trust with the opportunity to grant long-term incentive awards to employees and non-employee trustees, as well independent contractors, as appropriate. The Omnibus Plan authorizes the grant of seven types of share-based awards – share options, restricted shares, unrestricted shares, share units, share appreciation rights, performance shares and performance units. At December 31, 2012, 4,415,964 shares were available for issuance under the Omnibus Plan.

In connection with the grant of options under the Omnibus Plan, the Executive Compensation Committee of the Board of Trustees determines the option exercise period and any vesting requirements. All outstanding options granted under the Omnibus Plan prior to April 27, 2011 and under the Prior Plan have a term of ten years. All outstanding options granted under the Omnibus Plan since April 27, 2011 have a term of seven years. All options and restricted shares vest over periods ranging from one to five years.

Compensation costs for share options have been valued on the grant date using the Black-Scholes option-pricing method. The weighted average assumptions used in the Black-Scholes option pricing model were as follows:

	Years Ended December 31,
	2012	2011	2010
Dividend yield	3.11%	3.94%	8.41%
Expected volatility	65.37%	64.14%	83.83%
Risk-free interest rate	1.08%	2.23%	1.71%
Expected option term (years)	5.8	5.8	3.1

For this calculation, the expected dividend yield reflects the Trust’s historical yield. Expected volatility was based on the historical volatility of the Trust’s common shares. The risk-free interest rate for the expected life of the options was based on the implied yields on the U.S Treasury yield curve. The weighted average expected option term was based on the Trust’s historical data for prior period share option exercises and forfeiture activity.

During the year ended December 31, 2012, the Trust granted share options to purchase 251,495 common shares to the Company’s employees and trustees. For the years ended December 31, 2012, 2011 and 2010, the Company recognized compensation expense related to share options of $2.8 million ($0.2 million of compensation expense related to share options was accelerated due to the Company’s restructuring), $1.8 million and $1.0 million, respectively. Upon the exercise of share options, the Trust issues common shares from authorized but unissued common shares. Total cash proceeds from exercise of stock options were $0.8 million, $0.7 million and $2.7 million for the years ended December 31, 2012, 2011 and 2010, respectively.

The following table presents a summary of share option activity under all plans for the year ended December 31, 2012:

	Options Outstanding
		Weighted Average
	Shares	Exercise Price
Options outstanding, beginning of period	2,008,632	$19.76
Granted	251,495	20.98
Exercised	(52,317)	14.74
Forfeited	(297,369)	23.20

Options outstanding, end of period	1,910,441	$19.52

The weighted average grant date fair value of options granted in 2012, 2011 and 2010 was $9.52 per share, $8.13 per share and $4.19 per share, respectively. The total intrinsic value of options exercised during 2012, 2011 and 2010 was $0.3 million, $0.3 million and $0.4 million, respectively.

As of December 31, 2012, the Trust had approximately 1.9 million share options outstanding with a weighted average exercise price of $19.52 and a weighted average remaining contractual life of 5.5 years. The intrinsic value for the share options outstanding as of December 31, 2012 was $7.5 million. The total number of exercisable options at December 31, 2012 was approximately 0.7 million. As of December 31, 2012, the weighted average exercise price of exercisable options was $25.75 and the weighted average remaining contractual life was 2.8 years for these exercisable options. The intrinsic value for the share options exercisable as of December 31, 2012 was $0.6 million. As of December 31, 2012, the total number of options expected to vest is approximately 1.1 million. The weighted average exercise price of options expected to vest is $15.50 and the weighted average remaining contractual life is 7.1 years. The options expected to vest have an aggregate intrinsic value at December 31, 2012 of $6.8 million. At December 31, 2012, there was $2.4 million of unrecognized compensation cost related to unvested share options, which is expected to be recognized over a weighted average period of 1.5 years.

The following table presents the change in nonvested restricted share awards:

		Weighted Average
	Year Ended	Grant Date
	December 31, 2012	Fair Value
Nonvested Restricted Shares, December 31, 2011	634,170	$15.95
Granted	389,550	20.73
Vested	(299,260)	16.68
Cancelled/Forfeited	(25,778)	17.06

Nonvested Restricted Shares, December 31, 2012	698,682	$18.26

The weighted average grant date fair value of restricted share awards issued during 2012, 2011 and 2010 was $20.73, $19.18 and $11.29, respectively. For the years ended December 31, 2012, 2011 and 2010, the Company recognized compensation expense related to restricted share awards of $6.0 million ($0.7 million of compensation expense related to restricted share awards was accelerated and $0.1 million was reversed due to the Company’s restructuring), $4.2 million and $3.6 million, respectively. For the years ended December 31, 2012, 2011 and 2010, the Company separately capitalized $0.3 million, $0.5 million and $0.1 million, respectively, for restricted share awards granted in connection with certain real estate developments. The total fair value for restricted share awards that vested during 2012, 2011 and 2010 was $5.0 million, $8.1 million and $1.2 million, respectively. At December 31, 2012, the unrecognized compensation cost related to nonvested restricted share awards is $7.1 million, which is expected to be recognized over a weighted average period of 1.6 years.

Employee Share Purchase Plan

The Company maintains an Employee Share Purchase Plan (the “Purchase Plan”). The Purchase Plan permits eligible employees of the Company, through payroll deductions, to purchase common shares at market price. The Purchase Plan has no limit on the number of common shares that may be issued under the plan. The Trust issued 3,568, 3,943 and 6,293 common shares pursuant to the Purchase Plan during 2012, 2011 and 2010, respectively.

Note 17 — Income Taxes

The Trust, which is considered a corporation for federal income tax purposes, has elected to be taxed and qualifies to be taxed as a REIT and generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent taxable years. The Trust may also be subject to certain federal, state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income even if it does qualify as a REIT. For example, the Trust will be subject to income tax to the extent it distributes less than 100% of its REIT taxable income (including capital gains) and the Trust has certain gains that, if recognized, will be subject to corporate tax because it acquired the assets in tax-free acquisitions of non-REIT corporations.

In the preparation of income tax returns in federal and state jurisdictions, the Company and its taxable REIT subsidiary assert certain tax positions based on their understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in additional income tax expense, interest or penalties. Although any such assessments historically have been minimal and immaterial to the Company’s financial results, when the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as income tax expense. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

Taxable REIT Subsidiary

The Company’s consolidated financial statements include the operations of a taxable REIT subsidiary, CPSI, which is not entitled to a dividends paid deduction and is subject to federal, state and local income taxes. CPSI uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future periods. CPSI provides property development, construction services, leasing and management services for joint venture and third-party owned properties and administrative services to the Company and engages in for-sale development activity. The Company generally reimburses CPSI for payroll and other costs incurred in providing services to the Company. All inter-company transactions are eliminated in the accompanying consolidated financial statements. During the years ended December 31, 2012, 2011 and 2010, CPSI recognized no income tax expense/(benefit). Significant deferred tax assets and liabilities and a reconciliation of CPSI’s income tax expense to the statutory federal rate are reflected in the tables below.

The components of CPSI’s deferred income tax assets and liabilities were as follows:

	Years Ended December 31,
($ in thousands)	2012	2011
Deferred tax assets:
Real estate asset basis differences	$6,099	$270
Impairments	11,875	11,944
Deferred revenue	1,008	1,116
Deferred expenses	16,846	14,863
Net operating loss carryforward	15,979	14,298
Accrued liabilities	6,012	2,297

	57,819	44,788

Deferred tax liabilities:
Real estate asset basis differences	—	—

Net deferred tax assets, before valuation allowance	57,819	44,788

Valuation allowance	(57,819)	(44,788)

Net deferred tax assets, included in other assets	$—	$—

Reconciliations of the effective tax rates of CPSI to the federal statutory rate are detailed below.

	Years Ended December 31,
	2012	2011	2010
Federal tax rate	35.00%	35.00%	35.00%
Valuation reserve	(34.99)%	(34.99)%	(34.99)%
State income tax, net of federal income tax benefit	—	—	—
Other	(0.01)%	(0.01)%	(0.01)%

CPSI provision for income taxes	—%	—%	—%

For the years ended December 31, 2012, 2011 and 2010, other expenses include estimated state franchise and other taxes, including franchise taxes in North Carolina and Tennessee and the margin-based tax in Texas.

Tax years 2005 through 2007 and tax years 2009 through 2011 are subject to examination by the federal taxing authorities. Generally, tax years 2009 through 2011 are subject to examination by state taxing authorities. There are no state tax examinations currently in process.

On November 6, 2009, the Worker, Homeownership and Business Assistance Act of 2009 was signed into law, which expanded the net operating loss (“NOL”) carryback rules to allow businesses to carryback NOLs incurred in either 2008 or 2009 up to five years. As a result of the new legislation, CPSI was able to carry back tax losses that occurred in the year ended December 31, 2009 against income that was recognized in 2005 and 2006. The Company received no tax refunds during 2012. The Company received $0.7 million of tax refunds during the year ended December 31, 2011.

Note 18 — Leasing Operations

The Company’s business includes leasing and management of multifamily and commercial properties. For commercial properties owned by the Company, minimum rentals due in future periods under noncancelable operating leases extending beyond one year are as follows:

	As of
($ in thousands)	December 31, 2012
2013	$26,950
2014	26,211
2015	23,924
2016	21,983
2017	19,263
Thereafter	91,874

	$210,205	(1)

(1)	Due to the sale of Metropolitan Midtown on February 1, 2013 (see Note 22 — “Subsequent Events”), all associated retail and office operating leases have been excluded.

The noncancelable leases are with tenants engaged in commercial operations in Alabama, Georgia, Louisiana and North Carolina. Performance in accordance with the lease terms is in part dependent upon the economic conditions of the respective areas. No additional credit risk exposure relating to the leasing arrangements exists beyond the accounts receivable amounts shown in the December 31, 2012 balance sheet. However, financial difficulties of tenants could impact their ability to make lease payments on a timely basis which could result in actual lease payments being less than amounts shown above. Leases with residents in multifamily properties are generally for one year or less and are thus excluded from the above table. Substantially all of the Company’s land, buildings, and equipment represent property leased under the above and other short-term leasing arrangements.

Rental income from continuing operations for 2012, 2011 and 2010 includes percentage rent of $0.3 million, $0.3 million and $0.5 million, respectively. This rental income was earned when certain retail tenants attained sales volumes specified in their respective lease agreements.

Note 19 — Contingencies, Guarantees and Other Arrangements

Contingencies

As a result of transactions executed in 2007, the Company implemented a strategic initiative to become a multifamily focused REIT, which included two significant joint venture transactions whereby the majority of the Company’s wholly-owned commercial properties were transferred into separate joint ventures. In December 2009, the Company disposed of its interest in one of these joint ventures. In connection with the other 2007 joint venture transaction, the DRA/CLP joint venture, the Trust assumed certain contingent liabilities, of which $4.1 million remained outstanding until the Company’s remaining 15% noncontrolling interest was redeemed by the joint venture effective June 30, 2012, and in connection therewith the Company was released from this contingent liability. The liabilities were the direct obligation of the Trust and thus, prior to the redemption of its interest, were not reflected in the Consolidated Balance Sheet of CRLP as of December 31, 2011. See Note 13 — “Investment in Partially-Owned Entities” for more detail regarding this transaction.

During 2012, the Company recorded $4.2 million related to required infrastructure repairs on Colonial Promenade Alabaster II. During 2010, the Company recorded $1.3 million for certain contingent liabilities related to the mitigation of structural settlement at Colonial Promenade Alabaster II and additional infrastructure cost at Colonial Promenade Fultondale. Both of these retail assets were developed and sold by CPSI in previous years, and therefore are expensed as additional development costs in “(Loss) gain on sale of property” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Trust and CRLP.

As of December 31, 2012, the Company is self-insured up to $0.8 million, $0.9 million and $1.8 million for general liability, workers’ compensation and property insurance, respectively. The Company is also self-insured for health insurance and responsible for amounts up to $135,000 per claim and up to $2.0 million per person.

Guarantees and Other Arrangements

In connection with the formation of Highway 150 LLC in 2002, the Company executed a guarantee, pursuant to which the Company served as a guarantor of $1.0 million of the debt related to the joint venture, which was collateralized by the Colonial Promenade Hoover retail property. At December 31, 2012, the total amount of debt of the joint venture, which matured on January 11, 2013, was approximately $15.1 million. As of December 31, 2012, no liability was recorded for the guarantee. Subsequently, on January 14, 2013, the Company sold its 10% noncontrolling interest in this joint venture and paid off the debt associated with this guarantee. Therefore, the Company is no longer liable for this guarantee. See Note 22 — “Subsequent Events” for additional details regarding this transaction.

In connection with certain retail developments, the Company has received funding from municipalities for infrastructure costs. In most cases, the municipalities issue bonds that are repaid primarily from sales tax revenues generated from the tenants at each respective development. The Company previously guaranteed the shortfall, if any, of tax revenues to the debt service requirements on the bonds issued for the Colonial Promenade Tannehill development. As of December 31, 2011, the Company had satisfied the minimum debt service coverage ratio necessary to cancel the guarantee and, in February 2012, received confirmation of the cancellation from the bondholders.

Note 20 — Legal Proceedings

Colonial Grand at Traditions Litigation

As previously disclosed, in early 2007, CRLP and SM Traditions Associates, LLC (“SM”) entered into a joint venture to develop the Colonial Grand at Traditions located in Gulf Shores, Alabama. CRLP and SM formed TA-Colonial Traditions LLC (the “Joint Venture”), in which CRLP owns a 35% interest and SM owns a 65% interest. In April 2007, the Joint Venture entered into a construction loan agreement for $34.1 million with Regions Bank (“Regions”). The Trust and SM each guaranteed up to $3.5 million of the principal amount of the loan, for an aggregate of up to $7.0 million. The construction loan, which had a balance of $35.5 million as of June 17, 2011 (including accrued interest), matured by its terms on April 15, 2010. In October 2010, Regions, as the lender, filed a complaint in the Circuit Court of Baldwin County, Alabama seeking appointment of a receiver for the Colonial Grand at Traditions, demanding payment of the outstanding balance under the loan from the Joint Venture and demanding payment on the guarantees from each of the guarantors, including the Trust, together with outstanding interest and other charges on the loan.

On or about December 13, 2010, MTGLQ Investors, L.P. (“MTGLQ”) purchased the construction loan from Regions. MTGLQ subsequently transferred all of its interest in the construction loan to MLQ-ELD, L.L.C. (“MLQ”). MLQ initiated foreclosure proceedings with respect to the property in January 2011. Pursuant to an order of the Court entered on May 17, 2011, MLQ was also substituted for Regions with respect to the claims of Regions against the Joint Venture and the guarantors. On June 17, 2011, the Company purchased the outstanding note and related loan documents from MLQ for $21.1 million. The Company was substituted as the plaintiff in the action and the claims originally asserted by Regions against the Trust on the guarantee were dismissed. On August 1, 2011, CRLP acquired the Joint Venture’s property through foreclosure.

Separately, in December 2010, SM and the Joint Venture (together, the “JV Parties”) filed cross-claims in the Circuit Court of Baldwin County, Alabama against CRLP, the Trust, CPSI and Colonial Construction Services, LLC (collectively, the “Colonial Parties”), in connection with the development and management of the Colonial Grand at Traditions by the Colonial Parties. The JV Parties asserted several claims relating to the Colonial Parties’ oversight and involvement in the development and construction of the property, including breach of management and development agreements, material misrepresentation, fraudulent concealment and breach of fiduciary duty. The JV Parties also asserted that the Colonial Parties conspired with Regions in connection with the activities alleged; however, in July 2012, the Court dismissed the conspiracy claims. The JV Parties have made a demand for an accounting of the costs of development and construction and claim damages of at least $13.0 million, plus an unspecified amount of attorney’s fees.

On February 1, 2013, a Baldwin County, Alabama jury awarded SM $6.7 million in compensatory damages ($5.0 million for its original investment plus $1.7 million interest) and $6.0 million in punitive damages for a total of $12.7 million. The jury returned a verdict in favor of SM with respect to the Colonial Parties’ claims relating to the guaranty agreement it gave to Regions and in favor of the Joint Venture with respect to the Colonial Parties’ claims relating to the construction loan purchased by the Company. The Company believes the verdicts should be vacated or a new trial ordered, and intends to pursue all available post-trial remedies. However, the Company cannot give any assurance as to the outcome of these efforts. As a result of the jury verdict, the Company recorded an increase to its loss contingency reserve of $12.7 million in the fourth quarter of 2012. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

Mira Vista at James Island Litigation

As previously disclosed, the Trust and CRLP, along with multiple other parties, are named defendants in lawsuits arising out of alleged construction deficiencies with respect to condominium units at Mira Vista at James Island in Charleston, South Carolina. Mira Vista was acquired by certain of the Company’s subsidiaries after the units were constructed and operated as a multifamily rental project. The condominium conversion occurred in 2006 and all 230 units were sold. The lawsuits, one filed on behalf of the condominium homeowners association and one filed by one of the purchasers (purportedly on behalf of all purchasers), were filed in the South Carolina state court, Charleston County, in March 2010, against various parties involved in the development, construction and conversion of the Mira Vista at James Island property, including the contractors, subcontractors, architects, engineers, lenders, the developer, inspectors, product manufacturers and distributors. The plaintiffs are seeking $41.0 million in damages resulting from, among other things, alleged construction deficiencies and misleading sales practices. The lawsuits are currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

UCO Litigation

The Company is involved in a contract dispute with a general contractor and three of its officers/managers in connection with construction cost overruns with respect to five for-sale projects which were being developed in a joint venture, CPSI-UCO, LLC. The President of the contractor is affiliated with the Company’s joint venture partner.

In connection with the dispute, in January 2008, the contractor and three managers filed a lawsuit in the Circuit Court of Baldwin County against the Trust, CPSI, CPSI-UCO, LLC, CPSI-UCO Grander, LLC, CPSI-UCO Spanish Oaks, LLC; CPSI-UCO Cypress Village I, LLC; CPSI-UCO Cypress Village II, and CPSI Cypress Village III, LLC alleging, among other things, breach of contract, enforcement of a lien against real property, misrepresentation, conversion, declaratory judgment and an accounting of costs, seeking $10.3 million in damages, plus consequential and punitive damages. In December 2011, following a jury trial, the plaintiffs were awarded compensatory damages of approximately $4.8 million for their claims against all defendants and the defendants were awarded compensatory damages of approximately $0.5 million for their claims against the President of the contractor. The jury also found that the contractor breached its contract. In January 2012, the plaintiffs filed post-trial motions, including a request for an amendment to the judgment to add approximately $4.8 million for attorneys’ fees, interest and costs. The defendants filed a motion for a new trial and opposed the award of attorney’s fees to the plaintiffs. In the fourth quarter 2012, the Company recorded charges of $8.2 million related to a proposed settlement with respect to the UCO litigation. The charges are comprised of an increase in the loss contingency accrual of $4.9 million (in addition to the $3.3 million loss contingency accrual previously recorded with respect to this litigation matter in the fourth quarter 2011) and a $3.3 million non-cash impairment charge on certain for-sale residential lots in the Cypress Village development proposed to be included as part of the settlement. The loss contingency accrual and impairment are reflected in “Impairment, Legal Contingencies and Other Losses” on the Company’s Consolidated Statement of Operations and Other Comprehensive Income (Loss). Settlement negotiations between the parties involving the settlement, including transfer of these tracts of land, are continuing. However, no assurance can be given that the such settlement discussions will be successful, that this matter will be resolved in the Company’s favor or that additional charges will not be taken in future periods.

Grander Litigation

The Trust, CPSI, Marion Uter, UCO Partners, LLC, UCO Development, LLC, UCO Construction, LLC, UCO, LLC, CPSI-UCO Grander, LLC, and CPSI-UCO, LLC (collectively, the “Colonial Entities”) were sued by five individual purchasers of condominium units in The Grander alleging breach of contract, fraud, construction deficiencies and misleading sales practices. In April 2011, an arbitrator awarded rescission rights in favor of the purchasers against CPSI-UCO Grander, LLC. The Company is pursuing post-arbitration appeals, but no prediction of the likelihood or the amount of any resulting loss or recovery can be made at this time, and no assurance can be given that the matter will be resolved favorably. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

Loss Contingencies

The outcomes of the claims, disputes and legal proceedings described or referenced above are subject to significant uncertainty. The Company records an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. The Company reviews these accruals quarterly and makes revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, the Company does not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then the Company discloses a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If the Company cannot make a reasonable estimate of the possible loss, or range of loss, then that is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that the Company considers in this assessment, including with respect to the matters disclosed in this Note 20, are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, the Company’s experience in similar matters, the facts available to the Company at the time of assessment, and how the Company intends to respond, or has responded, to the proceeding or claim. The Company’s assessment of these factors may change over time as individual proceedings or claims progress. For matters where the Company is not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties, and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where the Company believes a reasonable estimate of loss, or range of loss, can be made. In such instances, the Company believes that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

As of December 31, 2012 and December 31, 2011, the Company’s accrual for loss contingencies was $26.8 million and $8.8 million in the aggregate, respectively.

Note 21 — Related Party Transactions

The Company has implemented a specific procedure for reviewing and approving related party construction activities. The Company historically has used Brasfield & Gorrie, LLC, a commercial construction company controlled by Mr. M. Miller Gorrie (a trustee of the Company), to manage and oversee certain of its development, redevelopment and expansion projects. This construction company is headquartered in Alabama and has completed numerous projects within the Sunbelt region of the United States. Through the use of market survey data and in-house development expertise, the Company negotiates the fees and contract prices of each development, redevelopment or expansion project with this company in compliance with the Company’s “Policy on Hiring Architects, Contractors, Engineers, and Consultants”, which policy was developed to allow the selection of certain preferred vendors that have demonstrated an ability to consistently deliver a quality product at a competitive price and in a timely manner. Additionally, this company outsources all significant subcontractor work through a competitive bid process. Upon approval by the Management Committee, the Management Committee (a non-board level committee composed of various members of management of the Company) presents each project to the independent members of the Investment Committee (or, prior to April 2011, the Executive Committee) for final approval.

The Company paid $8.0 million, $4.1 million and $13.7 million for property construction and tenant improvement costs to Brasfield & Gorrie, LLC during the years ended December 31, 2012, 2011 and 2010, respectively. In addition, the Company had $1.6 million, $2.4 million and $1.9 million in outstanding construction invoices or retainage payable to this construction company at December 31, 2012, 2011 and 2010, respectively. Of these amounts, $6.9 million, $4.5 million and $13.1 million were then paid to unaffiliated subcontractors for the construction of these development projects during 2012, 2011 and 2010, respectively. Mr. Gorrie has a 2.35% economic interest in Brasfield & Gorrie, LLC. These transactions were unanimously approved by the independent members of the Investment Committee or the Executive Committee, as applicable, consistent with the procedure described above.

The Company also leases space to Brasfield & Gorrie, LLC, pursuant to a lease originally entered into in 2003. The original lease, which ran through October 31, 2008, was amended in 2007 to extend the term of the lease through October 31, 2013. The underlying property was contributed to a joint venture during 2007 in which the Company retained a 15% noncontrolling interest. Effective June 30, 2012, the Company sold its 15% noncontrolling interest in the underlying property. The aggregate amount of rent paid in 2012 through the date of disposition was approximately $0.4 million. During 2011 and 2010, the aggregate amount of rent paid was $0.7 million and $0.6 million, respectively.

Since 1993, Colonial Insurance Agency, a corporation wholly-owned by The Colonial Company (in which Thomas Lowder and James Lowder each has a 50% ownership interest), has provided insurance risk management, administration and brokerage services for the Company. As part of this service, the Company placed insurance coverage with unaffiliated insurance brokers and agents, including Willis of Alabama and Colonial Insurance Agency, through a competitive bidding process. The premiums paid to these unaffiliated insurance brokers and agents (as they deducted their commissions prior to paying the carriers) totaled $7.2 million, $5.9 million and $5.8 million for 2012, 2011 and 2010, respectively. The aggregate amounts paid by the Company to Colonial Insurance Agency, Inc., either directly or indirectly, for these services during the years ended December 31, 2012 and 2011 were $0.6 million. The aggregate amounts paid by the Company to Colonial Insurance Agency, Inc., either directly or indirectly during 2010 were $0.7 million. In addition, in 2010, the Company entered into an arrangement with an insurance carrier to advertise for its renter’s insurance program at the Company’s multifamily apartment communities. Pursuant to this arrangement, Colonial Insurance Agency, which serves as the insurance carrier’s broker, paid the Company $0.3 million in 2012 and 2011, in advertising fees. In 2010 the Company was paid $0.2 million in advertising fees. Neither Mr. T. Lowder nor Mr. J. Lowder has an interest in these premiums.

Other than a specific procedure for reviewing and approving related party construction activities, the Company has not adopted a formal policy for the review and approval of related persons’ transactions generally. Pursuant to its charter, our audit committee reviews and discusses with management any such transaction if deemed material and relevant to an understanding of the Company’s financial statements. Our policies and practices may not be successful in eliminating the influence of conflicts.

Note 22 — Subsequent Events

Dispositions

On February 1, 2013, the Company sold Metropolitan Midtown, a commercial asset located in Charlotte, North Carolina, comprised of 170,000 square-feet of office space and 172,000 square-feet of retail space, for an aggregate sales price of $94.4 million. The Company intends to use the proceeds from the sale to fund the multifamily development pipeline and to repay a portion of the outstanding balance on the Company’s unsecured credit facility.

On January 14, 2013, the Company sold its 10% noncontrolling interest in Colonial Promenade Hoover (Highway 150, LLC), a 172,000 square-foot (excluding anchor-owned square feet) retail asset located in Birmingham, Alabama. The Company received $0.5 million in cash and was released from its pro-rata share of the mortgage debt, which was $1.5 million. The remaining proceeds from the sale were used to repay a portion of the outstanding balance on the Company’s unsecured credit facility.

Distributions

On January 23, 2013, a cash distribution was declared to shareholders of the Trust in the amount of $0.21 per common share and to partners of CRLP in the amount of $0.21 per common unit, totaling approximately $20.1 million. The $0.21 per common share and per common unit distribution represents a 16.7% increase ($0.03 per share/unit) when compared to the previous distribution. The distributions were declared to shareholders and partners of record as of February 4, 2013 and was paid on February 11, 2013.

Note 23 — Quarterly Financial Information for the Trust (Unaudited)

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2012 and 2011. The information provided herein has been reclassified in accordance with ASC 205-20, Discontinued Operations, and adjusted to reflect ASC 260, Earnings per Share, for all periods presented.

2012
(in thousands, except per share data)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$88,072	$90,524	$93,145	$97,106
(Loss) income from continuing operations	(9,155)	12,201	(7,926)	(21,031)
Income from discontinued operations	3,181	4,176	1,476	25,238

Net (loss) income available to common shareholders	$(5,974)	$16,377	$(6,450)	$4,207

Net (loss) income per share:
Basic	$(0.07)	$0.19	$(0.08)	$0.05
Diluted	$(0.07)	$0.19	$(0.08)	$0.05
Weighted average common shares outstanding:
Basic	87,012	87,201	87,325	87,454
Diluted	87,012	87,490	87,325	87,454

The increase in Revenues from quarter to quarter is attributable to the acquisition of five multifamily apartment communities during 2012 (one property in the first quarter, one property in the second quarter and three properties in the fourth quarter). In addition, the Company completed the development of two multifamily apartment communities during 2012.

In the second quarter 2012, the increase in (Loss) income from continuing operations is primarily attributable to the $21.9 million gain that the Company recognized when it redeemed its 15% noncontrolling interest in the DRA/CLP joint venture.

In the third quarter of 2012, Income from discontinued operations includes a $3.3 million non-cash impairment charge recorded on a commercial asset.

In the fourth quarter 2012, the decrease in (Loss) income from continuing operations is primarily attributable to $17.6 million in charges for loss contingencies related to certain ongoing litigation, $4.2 million related to required infrastructure repairs on Colonial Promenade Alabaster and $3.3 million of non-cash impairment charges recorded on certain for-sale residential lots. These charges were partially offset by the $7.4 million gain recognized on the disposition of the Company’s 10% noncontrolling interest in the Bluerock office portfolio and the $2.8 million gain recognized on the Company’s purchase of Colonial Grand at Research Park. The increase in Income from discontinued operations for the fourth quarter 2012 is attributable to gains recognized on the disposition of four multifamily apartment communities and one commercial asset.

2011
(in thousands, except per share data)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$77,517	$81,462	$83,939	$86,708
(Loss) income from continuing operations	(14,128)	(9,580)	(12,537)	4,784
Income from discontinued operations	2,517	3,143	24,924	3,124

Net (loss) income attributable to parent company	(11,611)	(6,437)	12,387	7,908

Preferred unit repurchase gains	—	—	—	2,500
Preferred unit issuance costs write-off	—	—	—	(1,319)

Net (loss) income available to common shareholders	$(11,611)	$(6,437)	$12,387	$9,089

Net (loss) income per share:
Basic	$(0.15)	$(0.08)	$0.14	$0.10
Diluted	$(0.15)	$(0.08)	$0.14	$0.10
Weighted average common shares outstanding:
Basic	79,512	83,588	86,573	86,769
Diluted	79,512	83,588	86,573	87,010

The increase in Revenues from quarter to quarter is attributable to the acquisition of eight multifamily apartment communities during 2011 (three properties in the first quarter, one property in the second quarter, three properties in the third quarter and one property in the fourth quarter).

The increase in Income from discontinued operations for the third quarter 2011 is attributable to gains recognized on the disposition of six multifamily apartment communities.

In the fourth quarter 2011, the increase in (Loss) income from continuing operations is primarily attributable to the $18.8 million gain that the Company recognized on the sale of its 50% noncontrolling joint venture interest in Colonial Pinnacle at Turkey Creek.

Note 24 — Quarterly Financial Information for CRLP (Unaudited)

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2012 and 2011. The information provided herein has been reclassified in accordance with ASC 205-20, Discontinued Operations, and adjusted to reflect ASC 260, Earnings per Unit, for all periods presented.

2012
(in thousands, except per unit data)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$88,072	$90,524	$93,145	$97,106
(Loss) income from continuing operations	(9,902)	9,050	(8,575)	(22,736)
Income from discontinued operations	3,440	4,516	1,602	27,283

Net (loss) income available to common unitholders	$(6,462)	$13,566	$(6,973)	$4,547

Net (loss) income per unit:
Basic	$(0.07)	$0.15	$(0.08)	$0.05
Diluted	$(0.07)	$0.15	$(0.08)	$0.05
Weighted average common units outstanding:
Basic	94,181	94,363	94,478	94,607
Diluted	94,181	94,652	94,478	94,607

The increase in Revenues from quarter to quarter is attributable to the acquisition of five multifamily apartment communities during 2012 (one property in the first quarter, one property in the second quarter and three properties in the fourth quarter). In addition, the Company completed the development of two multifamily apartment communities during 2012.

In the second quarter 2012, the increase in (Loss) income from continuing operations is primarily attributable to the $21.9 million gain that the Company recognized when it redeemed its 15% noncontrolling interest in the DRA/CLP joint venture.

In the third quarter of 2012, Income from discontinued operations includes a $3.3 million non-cash impairment charge recorded on a commercial asset.

In the fourth quarter 2012, the decrease in (Loss) income from continuing operations is primarily attributable to $17.6 million in charges for loss contingencies related to certain ongoing litigation, $4.2 million related to required infrastructure repairs on Colonial Promenade Alabaster and $3.3 million of non-cash impairment charges recorded on certain for-sale residential lots. These charges were partially offset by the $7.4 million gain recognized on the disposition of the Company’s 10% noncontrolling interest in the Bluerock office portfolio and the $2.8 million gain recognized on the Company’s purchase of Colonial Grand at Research Park. The increase in Income from discontinued operations for the fourth quarter 2012 is attributable to gains recognized on the disposition of four multifamily apartment communities and one commercial asset.

2011
(in thousands, except per unit data)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$77,517	$81,462	$83,939	$86,708
(Loss) income from continuing operations	(14,504)	(9,498)	(12,605)	6,142
Income from discontinued operations	2,745	3,413	27,051	3,381

Net (loss) income attributable to CRLP	(11,759)	(6,085)	14,446	9,523

Distributions to preferred unitholders	(906)	(906)	(906)	(867)
Preferred unit repurchase gains	—	—	—	2,500
Preferred unit issuance costs write-off	—	—	—	(1,319)

Net (loss) income available to common unitholders	$(12,665)	$(6,991)	$13,540	$9,837

Net (loss) income per unit:
Basic	$(0.15)	$(0.08)	$0.14	$0.10
Diluted	$(0.15)	$(0.08)	$0.14	$0.10
Weighted average common units outstanding:
Basic	86,796	90,847	93,826	93,960
Diluted	86,796	90,847	93,826	94,201

The increase in Revenues from quarter to quarter is attributable to the acquisition of eight multifamily apartment communities during 2011 (three properties in the first quarter, one property in the second quarter, three properties in the third quarter and one property in the fourth quarter).

The increase in Income from discontinued operations for the third quarter 2011 is attributable to gains recognized on the disposition of six multifamily apartment communities.

In the fourth quarter 2011, the increase in (Loss) income from continuing operations is primarily attributable to the $18.8 million gain that the Company recognized on the sale of its 50% noncontrolling joint venture interest in Colonial Pinnacle at Turkey Creek.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except unit data)

	(unaudited)	(audited)
	September 30, 2013	December 31, 2012
ASSETS
Land, buildings & equipment	$3,456,917	$3,489,322
Undeveloped land and construction in progress	282,279	296,153
Less: Accumulated depreciation	(874,681)	(804,962)
Real estate assets held for sale, net	2,367	93,450

Net real estate assets	2,866,882	3,073,963
Cash and cash equivalents	63,396	11,674
Restricted cash	6,825	38,128
Accounts receivable, net	16,730	23,977
Notes receivable	40,721	42,399
Prepaid expenses	17,851	19,460
Deferred debt and lease costs	14,614	23,938
Investment in partially-owned entities	4,282	7,777
Other assets	13,128	44,844

Total assets	$3,044,429	$3,286,160

LIABILITIES AND EQUITY
Notes and mortgages payable	$1,541,530	$1,643,361
Unsecured credit facility	135,000	188,631

Total debt	1,676,530	1,831,992
Accounts payable	47,235	53,496
Accrued interest	8,091	10,209
Accrued expenses	40,497	41,652
Other liabilities	25,805	36,751

Total liabilities	1,798,158	1,974,100

Redeemable units, at redemption value - 7,151,752 and 7,152,752 units outstanding at September 30, 2013 and December 31, 2012, respectively	168,557	162,056
General partner —
Common equity - 88,837,923 and 88,212,644 units outstanding at September 30, 2013 and December 31, 2012, respectively	1,092,893	1,174,321
Limited partners’ noncontrolling interest in consolidated partnership	—	695
Accumulated other comprehensive loss	(15,179)	(25,012)

Total equity	1,077,714	1,150,004

Total liabilities and equity	$3,044,429	$3,286,160

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Minimum rent	$83,748	$76,746	$247,155	$225,367
Tenant recoveries	698	646	2,019	1,924
Other property related revenue	19,302	14,477	54,432	40,362
Other non-property related revenue	69	1,275	373	4,090

Total revenues	103,817	93,144	303,979	271,743

Operating expenses:
Property operating expense	31,827	26,753	85,036	75,378
Taxes, licenses and insurance	12,798	10,342	37,735	30,647
Property management expense	5,755	3,238	15,067	9,085
General and administrative expense	6,993	5,896	16,299	17,108
Management fees and other expenses	584	1,392	855	5,206
Merger-related expenses	17,294	—	18,447	—
Investment and development expenses	129	41	689	632
Depreciation	31,333	28,496	91,935	84,286
Amortization	480	387	2,530	2,293
Impairment and other losses	28,343	547	29,345	1,441

Total operating expenses	135,536	77,092	297,938	226,076

(Loss) income from operations	(31,719)	16,052	6,041	45,667

Other income (expense):
Interest expense	(20,534)	(23,037)	(63,729)	(69,367)
Debt cost amortization	(1,578)	(1,450)	(4,337)	(4,286)
Interest income	721	459	1,651	2,010
Income (loss) from partially-owned unconsolidated entities	251	(517)	3,249	17,360
(Loss) gain on sale of property	(466)	142	(441)	(94)
Taxes and other	(281)	(224)	(736)	(690)

Total other income (expense)	(21,887)	(24,627)	(64,343)	(55,067)

Loss from continuing operations	(53,606)	(8,575)	(58,302)	(9,400)

Income from discontinued operations	227	1,613	2,994	9,573
Gain (loss) on disposal of discontinued operations	1,794	—	27,703	(14)

Net income from discontinued operations	2,021	1,613	30,697	9,559

Net (loss) income	(51,585)	(6,962)	(27,605)	159

Noncontrolling interest of limited partners — continuing operations	20	(12)	(525)	(29)
Noncontrolling interest of limited partners — discontinued operations	(14)	—	(14)	—

Net (loss) income available to common unitholders	(51,579)	(6,974)	(28,144)	130

Net loss available to common unitholders allocated to limited partners — continuing operations	3,993	645	4,394	398
Net income available to common unitholders allocated to limited partners — discontinued operations	(150)	(121)	(2,292)	(720)

Net loss available to common unitholders allocated to general partner	$(47,736)	$(6,450)	$(26,042)	$(192)

Net (loss) income per common unit — basic:
Continuing operations	$(0.56)	$(0.09)	$(0.62)	$(0.11)
Discontinued operations	0.02	0.01	0.32	0.10

Net (loss) income per common unit — basic	$(0.54)	$(0.08)	$(0.30)	$(0.01)

Net (loss) income per common unit — diluted:
Continuing operations	$(0.56)	$(0.09)	$(0.62)	$(0.11)
Discontinued operations	0.02	0.01	0.32	0.10

Net (loss) income per common unit — diluted	$(0.54)	$(0.08)	$(0.30)	$(0.01)

Weighted average common units outstanding:
Basic	95,422	94,478	95,217	94,344
Diluted	95,422	94,478	95,217	94,344

Net (loss) income attributable to common unitholders	$(51,579)	$(6,974)	$(28,144)	$130
Other comprehensive (loss) income:
Changes in fair value of qualifying hedges	(3,158)	(5,151)	4,762	(15,736)
Reclassification adjustment for amounts included in net (loss) income	1,984	1,931	5,865	5,263

Comprehensive loss	$(52,753)	$(10,194)	$(17,517)	$(10,343)

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(27,605)	$159
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	97,809	99,976
Income from partially-owned unconsolidated entities	(3,249)	(17,360)
(Gain) loss on sale of property	(27,262)	392
Impairment and other losses	31,456	4,692
Distributions of income from partially-owned unconsolidated entities	359	689
Share-based compensation expense	5,869	6,594
Other, net	243	(361)
Change in:
Restricted cash	3,076	609
Accounts receivable	6,158	4,422
Prepaid expenses	1,609	732
Other assets	2,670	2,998
Accounts payable	1,203	(3,738)
Accrued interest	(2,118)	3,988
Accrued expenses and other	3,356	22,941

Net cash provided by operating activities	93,574	126,733

Cash flows from investing activities:
Acquisition of properties	(88,397)	(78,490)
Development expenditures	(68,240)	(72,402)
Capital expenditures, tenant improvements and leasing commissions	(22,825)	(22,130)
Proceeds from sales of property, net of selling costs	320,632	10,906
Restricted cash	28,227	19,352
Repayments of notes receivable	1,724	1,874
Distributions from partially-owned unconsolidated entities	5,917	3,029
Capital contributions to partially-owned unconsolidated entities	—	(54)

Net cash provided by (used in) investing activities	177,038	(137,915)

Cash flows from financing activities:
Proceeds from additional borrowings	—	150,000
Proceeds from dividend reinvestment plan and exercise of stock options	6,663	5,326
Principal reductions of debt	(102,021)	(81,868)
Payment of debt issuance costs	—	(5,309)
Proceeds from borrowings on revolving credit lines	425,000	515,000
Payments on revolving credit lines and overdrafts	(488,224)	(522,153)
Dividends paid to common shareholders	(55,802)	(47,468)
Distributions to noncontrolling partners in CRLP	(4,506)	(3,867)

Net cash (used in) provided by financing activities	(218,890)	9,661

Increase (decrease) in cash and cash equivalents	51,722	(1,521)
Cash and cash equivalents, beginning of period	11,674	6,452

Cash and cash equivalents, end of period	$63,396	$4,931

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, including amounts capitalized	$66,833	$66,303
Supplemental disclosure of non-cash transactions:
Settlement of UCO litigation - transfer of residential lots	$5,925	$—
Change in accrual of construction expenses and capital expenditures	$(5,485)	$2,786

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

(in thousands)

For the nine months ended September 30, 2013 and 2012	General Partner Common Equity	Limited Partners’ Noncontrolling Interest	Accumulated Other Comprehensive Loss	Total	Redeemable Common Units
Balance, December 31, 2011	$1,224,947	$728	$(16,906)	$1,208,769	$159,582

Net income (loss)	(192)	29		(163)	322
Reclassification adjustment for amounts included in net income (loss)			4,868	4,868	395
Changes in fair value of qualifying hedges			(14,554)	(14,554)	(1,182)
Distributions to common unitholders	(47,468)			(47,468)	(3,867)
Change in interest of limited partners		(57)		(57)
Contributions from partners and the Company related to employee stock purchase, dividend reinvestment plans	12,064			12,064
Redemption of partnership units for shares	359			359	(359)
Change in redeemable noncontrolling interest	(5,202)			(5,202)	5,202

Balance, September 30, 2012	$1,184,508	$700	$(26,592)	$1,158,616	$160,093

Balance, December 31, 2012	$1,174,321	$695	$(25,012)	$1,150,004	$162,056

Net income (loss)	(26,042)	539		(25,503)	(2,102)
Reclassification adjustment for amounts included in net income (loss)			5,427	5,427	438
Changes in fair value of qualifying hedges			4,406	4,406	356
Distributions to common unitholders	(55,802)			(55,802)	(4,506)
Change in interest of limited partners		(1,234)		(1,234)
Contributions from partners and the Company related to employee stock purchase and dividend reinvestment plans	12,731			12,731
Redemption of partnership units for shares	22			22	(22)
Change in redeemable noncontrolling interest	(12,337)			(12,337)	12,337

Balance, September 30, 2013	$1,092,893	$—	$(15,179)	$1,077,714	$168,557

The accompanying notes are an integral part of these consolidated financial statements.

COLONIAL REALTY LIMITED PARTNERSHIP

NOTES TO

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The consolidated condensed financial statements of Colonial Realty Limited Partnership (“CRLP”) have been prepared pursuant to the Securities and Exchange Commission (“SEC”) rules and regulations. The following notes, which represent interim disclosures as required by the SEC, highlight significant changes to the notes included in the December 31, 2012 audited consolidated financial statements of CRLP and should be read together with the consolidated financial statements and notes thereto included in the Colonial Realty Limited Partnership 2012 Annual Report on Form 10-K.

Effective October 1, 2013, pursuant to the Agreement and Plan of Merger, dated as of June 3, 2013, an indirect, wholly-owned subsidiary of Mid-America Apartments, L.P., (“MAA LP”), the operating partnership of Mid-America Apartment Communities, Inc. (“MAA”), merged with and into CRLP, with CRLP surviving the merger (the “Partnership Merger”) and, immediately following the Partnership Merger, Colonial Properties Trust, an Alabama real estate investment trust (the “Trust”) merged with and into MAA, with MAA surviving the merger (the “Parent Merger” and together with the Partnership Merger, the “Mergers”). See Note 14—“Merger with MAA” for additional details. All other footnotes contained in this Form 10-Q have been prepared as of September 30, 2013.

Note 1 — Organization and Business

CRLP is the operating partnership of the Trust, whose shares are traded on the New York Stock Exchange. As used herein, “Colonial” means CRLP, together with its consolidated subsidiaries, including Colonial Properties Services, Inc. (“CPSI”) and Colonial Properties Services Limited Partnership (“CPSLP”). As of September 30, 2013, the Trust was the sole general partner of, and, owned a 92.6% limited partner interest in CRLP, and is vested with managerial control and authority over the business and affairs of CRLP.

Colonial’s activities include full or partial ownership and operation of a portfolio of 122 properties, consisting of multifamily and commercial properties located in 11 states (Alabama, Arizona, Florida, Georgia, Louisiana, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia).

As of September 30, 2013, Colonial owned or maintained a partial ownership in:

						Total
	Consolidated	Units/Sq.	Unconsolidated	Units/Sq.	Total	Units/Sq.
	Properties	Feet (1)	Properties	Feet (1)	Properties	Feet (1)
Multifamily apartment communities	115	34,370	1	288	116	34,658
Commercial properties	4	806,000	2	178,000	6	984,000

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes spaced owned by anchor tenants.

Note 2 — Summary of Significant Accounting Policies

The consolidated financial statements include CRLP, and all of its consolidated subsidiaries, including CPSI and CPSLP. CPSI is a taxable REIT subsidiary of the Trust that is not entitled to a dividends paid deduction and is subject to federal, state and local income taxes. CPSI provides property development, leasing and management services for third-party owned properties and administrative services to CRLP. CRLP generally reimburses CPSI for payroll and other costs incurred in providing services to CRLP. All inter-company transactions are eliminated in the accompanying consolidated financial statements.

Entities in which CRLP owns, directly or indirectly, a fifty percent or less interest and does not control are reflected in the consolidated financial statements as investments accounted for under the equity method. Under this method, the investment is carried at cost plus or minus equity in undistributed earnings or losses since the date of acquisition. For those entities in which CRLP owns less than 100% of the equity interest, CRLP consolidates the entity if CRLP has the direct or indirect ability to make major decisions about the entities’ activities based on the terms of the respective joint venture agreements which specify the sharing of participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of entities. CRLP also consolidates certain partially-owned entities and other subsidiaries if CRLP owns less than 100% of the equity interest and is deemed to be the primary beneficiary. CRLP eliminates in consolidation revenues and expenses associated with its percentage interest in unconsolidated subsidiaries.

CRLP recognizes minority interest in its Consolidated Balance Sheets for partially-owned entities that CRLP consolidates. The minority partners’ share of current operations is reflected in minority interest of limited partners in the Consolidated Statements of Operations and Comprehensive Income (Loss).

Pursuant to CRLP’s Third Amended and Restated Agreement of Limited Partnership, as amended, each time the Trust issues shares, it contributes to CRLP any net proceeds raised in connection with the issuance and CRLP issues an equivalent number of units to the Trust. Similarly, whenever the Trust purchases or redeems its preferred and common shares, CRLP purchases, redeems or cancels an equivalent number of its units.

Unaudited Interim Consolidated Condensed Financial Statements

The accompanying unaudited interim consolidated condensed financial statements of CRLP have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information, including rules and regulations of the SEC. Accordingly, the interim financial statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013. The Consolidated Condensed Balance Sheets at December 31, 2012 of CRLP have been derived from the respective audited financial statements at that date, but do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

Notes Receivable

Notes receivable consists primarily of promissory notes representing loans by CRLP to third parties. CRLP records notes receivable at cost. CRLP evaluates the collectability of both interest and principal for each of its notes to determine whether they are impaired. A note is considered to be impaired when, based on current information and events, it is probable that CRLP will be unable to collect all amounts due according to the existing contractual terms. When a note is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows at the note’s effective interest rate or to the value of the collateral if the note is collateral-dependent. As of September 30, 2013, CRLP did not have any impaired notes receivable.

As of September 30, 2013, CRLP had notes receivable of $40.7 million consisting primarily of:

•	$23.9 million outstanding on the construction note, which is secured by the property, for the Colonial Promenade Smyrna joint venture, which CRLP acquired from the lender in May 2010. On January 31, 2012, CRLP and the joint venture amended the note and related loan documents to extend the maturity date to December 2012, fix the annual interest rate at 5.25%, provide for two additional one-year extension options and reduce the joint venture partner’s guarantee to $1.3 million. In December 2012, the joint venture opted to extend the maturity date to December 2013 with a fixed interest rate of 5.38%, and

•	$15.8 million outstanding on a seller-financing note with a five-year term at an annual interest rate of 5.60% associated with the disposition of Colonial Promenade at Fultondale in February 2009.

CRLP had accrued interest related to its outstanding notes receivable of $0.3 million as of September 30, 2013 and December 31, 2012, respectively. As of September 30, 2013 and December 31, 2012, CRLP had no reserve recorded against its outstanding notes receivable. The weighted average interest rate on the notes receivable outstanding at September 30, 2013 and December 31, 2012 was approximately 5.5%. Interest income is recognized on an accrual basis.

Fair Value Measures

CRLP applies the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in a transaction between willing market participants. Additional disclosures focusing on the methods used to determine fair value are also required using the following hierarchy:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Unobservable inputs for the assets or liability.

CRLP applies ASC 820 in relation to the valuation of real estate assets recorded at fair value, to its impairment valuation analysis of real estate assets (see Note 3—“Real Estate Activity”), to its disclosure of the fair value of financial instruments, which principally consists of indebtedness (see Note 10—“Financing Activities”), to its disclosure of fair value of derivative financial instruments (see Note 11—“Derivatives and Hedging”) and to notes receivable (see below). The following table presents CRLP’s real estate assets (non-recurring measures) and derivative financial instruments (recurring measures) reported at fair market value and the related level in the fair value hierarchy as defined by ASC 820 used to measure those assets, liabilities and disclosures:

($ in thousands)	Fair value measurements as of September 30, 2013
Assets (Liabilities)	Total	Level 1	Level 2	Level 3
Real estate assets	$37,272	$—	$—	$37,272
Derivative financial instruments	$(15,595)	$—	$(15,595)	$—

Real estate assets

Real estate assets were valued using sales activity for similar assets, current contracts and using inputs management believes are consistent with those that market participants would use. Because real estate assets were valued using unobservable inputs, these fair value measures are considered Level 3 in the fair value hierarchy. The fair values of these assets are determined using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, stabilized net operating income, cost structure and discount rates and (ii) comparable sales activity, including current offers. The valuation technique and related inputs vary with the specific facts and circumstances of each project.

Derivative financial instruments

Currently, CRLP uses interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

To comply with the provisions of ASC 820, CRLP incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, CRLP, in conjunction with the FASB’s fair value measurement guidance, made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Although CRLP has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of September 30, 2013, CRLP has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, CRLP has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Indebtedness

At September 30, 2013, the estimated fair value of fixed rate debt was approximately $1.57 billion (carrying value of $1.53 billion) and the estimated fair value of CRLP’s variable rate debt, including CRLP’s unsecured credit facility, is consistent with the carrying value of $147.2 million (the “Credit Facility,” see Note 10 — Financing Activities—Unsecured Revolving Credit Facility). CRLP has determined that the fair value of its fixed and variable rate debt is classified as Level 2 of the fair value hierarchy.

Notes Receivable

The estimated fair value of CRLP’s notes receivable at September 30, 2013 and December 31, 2012 was consistent with the carrying values of approximately $40.7 million and $42.4 million, respectively, based on market rates and similar financing arrangements after giving consideration to the credit standing of the borrowers. CRLP has determined that the fair value of its notes receivable is classified as Level 3 of the fair value hierarchy.

The disclosure of estimated fair values was determined by management using available market information, considering market participant assumptions and appropriate valuation methodologies available to management at September 30, 2013. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, there can be no assurance that the estimates presented above are indicative of the amounts CRLP could realize on disposition of the real estate assets or financial instruments. The use of different market assumptions and/or estimation methodologies could have material effect on the estimated fair value amounts.

Accounting Pronouncements Recently Adopted

In February 2013, the FASB issued ASU 2013-02, an update to ASC 220, Comprehensive Income. ASU 2013-02 was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account instead of directly to income or expense in the same reporting period. ASU 2013-02 was adopted by CRLP on January 1, 2013. The adoption of ASU 2013-02 did not have a material impact on CRLP’s consolidated financial statements.

Note 3 — Real Estate Activity

Acquisition Activity

During the nine months ended September 30, 2013, CRLP acquired the following multifamily apartment communities:

Acquisition	Location	Units	Effective Acquisition Date	Purchase Price
				(in millions)
Colonial Grand at Windermere	Orlando, FL	280	March 1, 2013	$43.0
Colonial Reserve at Frisco Bridges	Dallas, TX	252	May 31, 2013	$36.2

The results of operations of the above mentioned acquisitions have been included in the consolidated financial statements since the date of acquisition. These acquisitions were funded with proceeds from 2012 and 2013 asset dispositions and borrowings on CRLP’s Credit Facility.

The following unaudited pro forma financial information for the nine months ended September 30, 2013 and 2012, gives effect to the above operating property acquisitions as if they had occurred at the beginning of the period presented. The information for the nine months ended September 30, 2013, includes pro forma results for the portion of the period prior to the acquisition date and actual results from the date of acquisition through the end of the period. The information for the nine months ended September 30, 2012, also includes pro forma results for five acquisitions completed in 2012 as if they had occurred at the beginning of this period. The pro forma results are not intended to be indicative of the results of future operations.

	Nine Months Ended September 30,
($ in thousands, except per unit data)	2013	2012
Total revenue	$308,924	$288,488
Net loss available to common unitholders	$(31,834)	$(5,451)
Net loss per common unit — dilutive	$(0.33)	$(0.06)

Disposition Activity

On September 17, 2013, CRLP sold Colonial Promenade Tannehill, a 421,000 square-feet retail asset located in Birmingham, AL, for $38.5 million. The proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility.

On June 27, 2013, CRLP sold Colonial Village at Pinnacle Ridge, a 166-unit multifamily apartment community located in Asheville, North Carolina, for $13.4 million. The proceeds from the sale were used to fund investment activities through a tax-deferred exchange under Section 1031 of the Internal Revenue Code, as amended, (the “Code”) as part of CRLP’s multifamily recycling strategy.

On May 23, 2013, CRLP sold Three Ravinia, an 814,000 square-feet office asset located in Atlanta, Georgia, for $144.3 million. The proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility.

On April 17, 2013, CRLP sold Colonial Reserve at West Franklin, a 332-unit multifamily apartment community located in Richmond, Virginia, for $23.8 million. The proceeds were used to fund investment activities through tax-deferred exchanges under Section 1031 of the Code as part of CRLP’s multifamily recycling strategy.

On February 1, 2013, CRLP sold Metropolitan Midtown, a commercial asset located in Charlotte, North Carolina, comprised of 170,000 square-feet of office space and 172,000 square-feet of retail space, for an aggregate sales price of $94.4 million. The proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility, which is used to fund CRLP’s multifamily development pipeline.

In addition, during the three and nine months ended September 30, 2013, CRLP sold consolidated parcels of land for an aggregate sales price of $1.8 million and $8.6 million, respectively. The proceeds from the sale were used to repay a portion of the borrowings on CRLP’s Credit Facility.

Net income/(loss) and gain/(loss) on disposition of real estate for properties sold in which CRLP does not maintain continuing involvement are reflected in the Consolidated Condensed Statements of Operations and Comprehensive Income (Loss) of CRLP as discontinued operations for all periods presented.

Additionally, CRLP classifies real estate assets as held for sale only after CRLP has received approval by the Investment Committee of the Board of Trustees of the Trust, has commenced an active program to sell the assets, does not intend to retain a continuing interest in the property and in the opinion of CRLP’s management, it is probable the assets will sell within the next 12 months. As of September 30, 2013, CRLP had classified one for-sale development as held for sale. This real estate asset is reflected in the accompanying Consolidated Condensed Balance Sheets of CRLP at $2.4 million as of September 30, 2013, which represents the lower of depreciated cost or fair value less costs to sell. There was no mortgage debt associated with this asset as of September 30, 2013.

Below is a summary of the operations of the properties classified as discontinued operations during the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012
Property revenues:
Minimum rent	$712	$10,070	$8,938	$30,400
Tenant recoveries	250	2,217	3,282	6,812
Other revenue	3	1,123	843	3,718

Total revenues	965	13,410	13,063	40,930
Property expenses:
Property operating and administrative expense	489	5,113	4,909	15,064
Depreciation	—	2,644	2,057	10,378
Amortization	27	1,098	1,096	2,739
Impairment and other losses	254	2,979	2,111	3,251

Total operating expenses	770	11,834	10,173	31,432
Interest income (expense), net	32	37	104	75
Income from discontinued operations before net loss on disposition of discontinued operations	227	1,613	2,994	9,573
Net gain (loss) on disposition of discontinued operations	1,794	—	27,703	(14)
Noncontrolling interest in CRLP from discontinued operations	(150)	(121)	(2,292)	(720)
Noncontrolling interest to limited partners	(14)	—	(14)	—

Income from discontinued operations attributable to parent company	$1,857	$1,492	$28,391	$8,839

Impairment and Other Losses

During the three months ended September 30, 2013, as a result of a change in management’s intent and potential sale of the asset, CRLP recorded a $26.6 million non-cash impairment charge on one of CRLP’s commercial assets. CRLP also recorded $1.0 million net in loss contingencies related to certain litigation (See Note 13—“Legal Proceedings”), $0.4 million in casualty losses and $0.6 million in non-cash impairment charges ($0.3 million of which is presented in “Income from discontinued operations” in CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)). Additionally, during the nine months ended September 30, 2013, CRLP recorded $1.6 million in loss contingencies related to certain litigation, a $0.9 million charge on one of CRLP’s for-sale residential projects, $0.1 million in casualty losses and $0.3 million in non-cash impairment charges (presented in “Income from discontinued operations” in CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)).

During the three months ended September 30, 2012, CRLP recorded a $3.0 million non-cash impairment charge on one of CRLP’s commercial assets presented in “Income from discontinued operations” in CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss). CRLP also recorded a $0.4 million other than temporary non-cash impairment charge on one of its joint venture investments consisting of undeveloped land. Additionally, during the nine months ended September 30, 2012, CRLP recorded a $0.9 million charge as a result of warranty claims on units previously sold at two of CRLP’s for-sale residential projects and a $0.3 million non-cash impairment charge on one of CRLP’s commercial assets (presented in “Income from discontinued operations” in CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)).

These charges are included in “Impairment and other losses” in the Consolidated Condensed Statements of Operations and Comprehensive Income (Loss) of CRLP for the three and nine months ended September 30, 2013 and 2012.

For-Sale Activities

During the nine months ended September 30, 2013, CRLP sold five for-sale residential units, that were repurchased as part of the Grander arbitration ruling (see Note 13  - Legal Proceedings - Grander Litigation), for total sales proceeds of $3.2 million. During the three and nine months ended September 30, 2012, CRLP sold two and six for-sale residential units, respectively, for total sales proceeds of $1.3 million and $3.1 million, respectively. CRLP also sold one residential lot during the nine months ended September 30, 2012 for total proceeds of $0.1 million. These dispositions eliminate the operating expenses and costs to carry the associated units. CRLP’s portion of the proceeds from the sales was used to repay a portion of the outstanding borrowings on CRLP’s Credit Facility.

With the sale of the four residential units during the three months ended June 30, 2013, CRLP has no more for-sale residential units in inventory. As of September 30, 2013, CRLP had 39 for-sale residential lots remaining. These lots, valued at a total of $2.4 million, are reflected in “Real estate assets held for sale, net” on the Consolidated Condensed Balance Sheets of CRLP at September 30, 2013.

For cash flow statement purposes, CRLP classifies capital expenditures for newly developed for-sale residential communities in investing activities. Likewise, the proceeds from the sales of condominium units and other residential sales are also included in investing activities.

Note 4 — Undeveloped Land and Construction in Progress

CRLP currently has six active development projects, as set forth in the table below. In addition, CRLP owns approximately $174.4 million of undeveloped land parcels that are held for future developments. During the three months ended September 30, 2013, CRLP completed the construction of Colonial Grand at Ayrsley (Phase II), a 81-unit multifamily apartment community located in Charlotte, NC. The development had a total cost of $8.7 million. During the three months ended September 30, 2013, CRLP initiated the development of a multifamily apartment community, Colonial Grand at Bellevue (Phase II).

		Total Units/	Costs Capitalized
	Location	Square Feet (1)	to Date
($ in thousands)		(unaudited)
Active Developments:
Multifamily:
Colonial Grand at Bellevue (Phase II)	Nashville, TN	220	$6,292
Colonial Grand at Lake Mary (Phase III)	Orlando, FL	132	6,007
Colonial Grand at Randal Lakes	Orlando, FL	462	43,144
Colonial Reserve at South End	Charlotte, NC	353	44,951

		1,167	$100,394

Commercial:
Brookwood West Retail	Birmingham, AL	41,300	$4,747
Colonial Promenade Huntsville (Phase II)	Huntsville, AL	23,000	2,699

		64,300	$7,446

Total Active Developments			$107,840

Future Developments:
Multifamily:
Colonial Grand at Randal Park	Orlando, FL	314	6,686
Colonial Grand at Thunderbird	Phoenix, AZ	244	8,036
Colonial Grand at Sweetwater	Phoenix, AZ	195	7,240
Colonial Grand at Azure	Las Vegas, NV	438	11,520

		1,191	$33,482

Commercial:
Colonial Promenade Huntsville	Huntsville, AL	—	$4,146
Colonial Promenade Nord du Lac (2)	Covington, LA	236,000	13,312
Randal Park	Orlando, FL	—	10,962

		236,000	$28,420

Other Undeveloped Land:
Multifamily			$3,931
Commercial			37,772
Commercial Outparcels/Pads			12,455
For-Sale Residential Land (3)			58,379

			$112,537

Total Future Developments			$174,439

Consolidated Undeveloped Land and Construction in Progress			$282,279

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.
(2)	Costs capitalized to date for this development are presented net of an aggregate of $33.1 million of non-cash impairment charges recorded during 2013, 2009 and 2008.
(3)	These costs are presented net of $3.3 million of non-cash impairment charges recorded on one of the projects in prior years.

Interest capitalized on construction in progress during each of the three months ended September 30, 2013 and 2012 was $0.4 million. Interest capitalized on construction in progress during the nine months ended September 30, 2013 and 2012 was $1.0 million and $0.9 million, respectively.

Note 5 — Net Loss Per Unit of CRLP

For the three and nine months ended September 30, 2013 and 2012, a reconciliation of the numerator and denominator used in the basic and diluted loss from continuing operations per common unit of CRLP is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Numerator:
Loss from continuing operations	$(53,606)	$(8,575)	$(58,302)	$(9,400)
Adjusted by:
Income allocated to participating securities	(111)	(134)	(347)	(402)
Noncontrolling interest of limited partners - continuing operations	20	(12)	(525)	(29)

Loss from continuing operations available to common unitholders	$(53,697)	$(8,721)	$(59,174)	$(9,831)

Denominator:
Denominator for basic net loss per unit - weighted average common units	95,422	94,478	95,217	94,344
Effect of dilutive securities	—	—	—	—

Denominator for diluted net loss per unit - adjusted weighted average common units	95,422	94,478	95,217	94,344

For the three and nine months ended September 30, 2013, CRLP reported a net loss from continuing operations, and as such, 241,944 and 218,808 dilutive unit equivalents, respectively, have been excluded from the computation of diluted net loss per unit because including such units would be anti-dilutive. For the three and nine months ended September 30, 2013, 310,028 outstanding share options (and a corresponding number of units) were excluded from the computation of diluted net loss per unit because the grant date prices were greater than the average market price of the common shares/units and, therefore, the effect would be anti-dilutive.

For the three and nine months ended September 30, 2012, CRLP reported a net loss from continuing operations, and as such, 302,916 and 284,106 dilutive share equivalents, respectively, have been excluded from the computation of diluted net loss per unit because including such units would be anti-dilutive. For the three and nine months ended September 30, 2012, 707,921 outstanding share options (and a corresponding number of units) were excluded from the computation of diluted net loss per unit because the grant date prices were greater than the average market price of the common shares/units and, therefore, the effect would be anti-dilutive.

Note 6 — Capital Structure

At September 30, 2013, the Trust controlled CRLP as CRLP’s sole general partner and as the holder of approximately 92.6% of the common units of CRLP. The limited partners of CRLP who hold common units or “redeemable units” are primarily those persons (including certain officers and trustees of the Trust) who, at the time of the Trust’s initial public offering, elected to hold all or a portion of their interest in the form of units rather than receiving common shares of the Trust, or individuals from whom CRLP acquired certain properties who elected to receive units in exchange for the properties. Redeemable units represent the number of outstanding limited partnership units as of the date of the applicable balance sheet, valued at the closing market value of the Trust’s common shares. Each redeemable unit may be redeemed by the holder thereof for either one common share of the Trust or cash equal to the fair market value thereof at the time of such redemption, at the option of the Trust.

The Board of Trustees of the Trust manages CRLP by directing the affairs of the Trust. The Trust’s interest in CRLP entitles the Trust to share in cash distributions from, and in the profits and losses of, CRLP in proportion to the Trust’s percentage interest therein and entitle the Trust to vote on all matters requiring a vote of the limited partners.

Note 7 — Redeemable Partnership Units of CRLP

Redeemable units, as presented on CRLP’s consolidated condensed balance sheets, represent the limited partner interests in CRLP held by individuals and entities other than the Trust, valued at the greater of the closing market price of the Trust’s common shares or the aggregate value of the individual partners’ capital balances, as of the applicable date. At September 30, 2013 and December 31, 2012, the value of the redeemable units was $168.6 million and $162.1 million, respectively, based on the closing price of the Trust’s common shares of $22.49 per share and $21.37 per share, respectively, on those dates.

Holders of common units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of the Trust’s common shares, if and when the Board of Trustees of the Trust declares such a dividend. Each common unit may be redeemed by the holder thereof for either cash equal to the fair market value of one common share of the Trust at the time of such redemption or, at the option of the Trust, one common share of the Trust. During the nine months ended September 30, 2013, holders redeemed 1,000 units in exchange for an equal number of the Trust’s common shares.

Note 8 — Segment Information

CRLP currently manages its business based on the performance of two operating segments: multifamily and commercial. The multifamily and commercial segments have separate management teams that are responsible for acquiring, developing, managing and leasing properties within each respective segment.

Multifamily management is responsible for all aspects of CRLP’s multifamily property operations, including the management and leasing services for 116 multifamily apartment communities, as well as third-party management services for multifamily apartment communities in which CRLP does not have an ownership interest. Additionally, the multifamily management team is responsible for all aspects of for-sale developments, including disposition activities. The multifamily segment includes the operations and assets of the for-sale developments due to the insignificance of these operations in the periods presented. Commercial management is responsible for all aspects of CRLP’s commercial property operations, including the management and leasing services for six commercial properties, as well as third-party management services for commercial properties in which CRLP does not have an ownership interest, and for brokerage services in other commercial property transactions.

The pro-rata portion of the revenues and net operating income (“NOI”) of the partially-owned unconsolidated entities in which CRLP has an interest are included in the applicable segment information. Additionally, the revenues and NOI of properties sold that are classified as discontinued operations are also included in the applicable segment information. In reconciling the segment information presented below to total revenues, income/loss from continuing operations and total assets, investments in partially-owned unconsolidated entities are eliminated as equity investments, and discontinued operations are reported separately. Management evaluates the performance of its multifamily and commercial segments and allocates resources to them based on segment NOI. Segment NOI is defined as total property revenues (including minimum rent and other property-related revenue) less total property operating expenses (including such items as general and administrative expenses, on-site payroll, repairs and maintenance, real estate taxes, insurance and advertising), and includes revenues/expenses from unconsolidated partnerships and joint ventures. Same-property NOI is defined as property revenues (including minimum rent and other property-related revenue) less property operating expenses (including such items as general and administrative expenses, on-site payroll, repairs and maintenance, real estate taxes, insurance and advertising) for CRLP’s consolidated stabilized multifamily apartment communities owned for the entirety of the periods presented. Same-property communities may be adjusted during the year to account for properties that have been sold. Presented below is segment information, for the multifamily and commercial segments, including the reconciliation of total segment revenues to total revenues and total segment NOI to income/loss from continuing operations before noncontrolling interest for the three and nine months ended September 30, 2013 and 2012, total segment capitalized expenditures to total capitalized expenditures and total segment assets to total assets as of September 30, 2013 and December 31, 2012.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012
Revenues:
Segment revenues:
Multifamily - Same Property (1)	$88,285	$84,343	$259,743	$247,994
Multifamily - Other (2)	11,643	8,897	33,215	23,299

Total multifamily	99,928	93,240	292,958	271,293
Commercial	5,237	13,693	25,588	49,080

Total segment revenues	105,165	106,933	318,546	320,373

Partially-owned unconsolidated entities - Multifamily	(85)	(489)	(642)	(1,441)
Partially-owned unconsolidated entities - Commercial	(367)	(1,165)	(1,235)	(10,349)
Other non-property related revenue	69	1,275	373	4,090
Discontinued operations property revenue	(965)	(13,410)	(13,063)	(40,930)

Total consolidated revenues	$103,817	$93,144	$303,979	$271,743

NOI:
Segment NOI:
Multifamily - Same Property (1)	$50,941	$50,487	$156,488	$150,403
Multifamily - Other (2)	5,844	4,483	16,918	11,476

Total multifamily	56,785	54,970	173,406	161,879
Commercial	3,088	9,179	16,789	32,911

Total segment NOI	59,873	64,149	190,195	194,790

Partially-owned unconsolidated entities - Multifamily	(30)	(255)	(321)	(768)
Partially-owned unconsolidated entities - Commercial	(244)	(823)	(885)	(6,528)
Other non-property related revenue	69	1,275	373	4,090
Discontinued operations property NOI	(222)	(5,318)	(6,043)	(22,615)
Impairment and other losses - discontinued operations (3)	(254)	(2,979)	(2,111)	(3,251)
Property management expense	(5,755)	(3,238)	(15,067)	(9,085)
General and administrative expense	(6,993)	(5,896)	(16,299)	(17,108)
Management fees and other expenses	(584)	(1,392)	(855)	(5,206)

Merger-related expenses (4)	(17,294)	—	(18,447)	—
Investment and development expenses (5)	(129)	(41)	(689)	(632)
Depreciation	(31,333)	(28,496)	(91,935)	(84,286)
Amortization	(480)	(387)	(2,530)	(2,293)
Impairment and other losses (3)	(28,343)	(547)	(29,345)	(1,441)

(Loss) income from operations	(31,719)	16,052	6,041	45,667

Total other income (expense), net	(21,887)	(24,627)	(64,343)	(55,067)

Loss from continuing operations	$(53,606)	$(8,575)	$(58,302)	$(9,400)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012
Development and Capitalized Expenditures:
Multifamily	$26,926	$29,161	$79,979	$80,754
Commercial	4,126	1,921	10,644	8,759
Corporate	53	—	119	191

Total consolidated development and capitalized expenditures	$31,105	$31,082	$90,742	$89,704

	As of
	September 30,	December 31,
($ in thousands)	2013	2012
Assets:
Segment assets:
Multifamily	$2,725,497	$2,669,843
Commercial	162,944	450,582

Total segment assets	2,888,441	3,120,425

Unallocated corporate assets (6)	155,988	165,735

Total Assets	$3,044,429	$3,286,160

(1)	Consists of 101 consolidated multifamily communities, containing 30,938 apartment units, continuously owned since January 1, 2012.
(2)	Includes all multifamily communities other than same-property communities and operations from the for-sale portfolio.
(3)	See Note 3 - “Real Estate Activities - Impairment and Other Losses” for a description of these charges.
(4)	Includes consulting and advisory fees associated with the MAA merger, which was effective on October 1, 2013.
(5)	Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and, therefore, may vary between periods.
(6)	Includes CRLP’s investment in partially-owned entities of $4.3 million and $7.8 million as of September 30, 2013 and December 31, 2012, respectively.

Note 9 — Investment in Partially-Owned Entities

Investments in unconsolidated partially-owned entities at September 30, 2013 and December 31, 2012 consisted of the following:

		As of
	Percent	September 30,	December 31,
($ in thousands)	Owned	2013	2012
Multifamily:
Belterra, Ft. Worth, TX	10%	$179	$300
CG at Huntcliff, Atlanta, GA (1)	—%	24	1,195
CG at McKinney, Dallas, TX (2)	25%	1,866	1,715
Regents Park (Phase II), Atlanta, GA (2)(3)	—%	46	2,460

Total Multifamily		$2,115	$5,670
Commercial:
600 Building Partnership, Birmingham, AL	33%	201	357
Colonial Promenade Smyrna, Smyrna, TN	50%	1,966	1,683
Highway 150, LLC, Birmingham, AL	—%	—	50

Total Commercial		$2,167	$2,090
Other:
Colonial/Polar-BEK Management Company, Birmingham, AL	50%	—	17

Total Other		$—	$17

Investment in partially-owned entities		$4,282	$7,777

(1)	In June 2013, the Colonial Grand at Huntcliff joint venture sold its asset.
(2)	These joint ventures consist of undeveloped land.
(3)	In May 2013, the Regents Park (Phase II) joint venture sold its asset.

In June 2013, the Colonial Grand at Huntcliff joint venture sold its asset, a 358-unit multifamily apartment community located in Atlanta, Georgia, for $41.1 million. CRLP, having a 20% noncontrolling interest in the joint venture, received $3.1 million in cash, net of selling costs, and was released from its pro-rata share of the mortgage debt, which was $4.9 million. The proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility.

In May 2013, the Regents Park (Phase II) joint venture sold its asset, consisting of undeveloped land located in Atlanta, Georgia, for $6.2 million. CRLP, having a 40% noncontrolling interest in the joint venture, received $2.3 million in cash, which was used to repay a portion of the outstanding balance on CRLP’s Credit Facility. In September 2012, CRLP recorded a $0.5 million non-cash impairment charge, which represents CRLP’s pro-rata share of the charge, related to the undeveloped land held in this joint venture. This charge was presented in “Income (loss) from partially-owned unconsolidated entities” in the Consolidated Condensed Statements of Operations and Comprehensive Income (Loss) of CRLP.

In January 2013, CRLP sold its 10% noncontrolling interest in Colonial Promenade Hoover (Highway 150, LLC), a 172,000 square-foot (excluding anchor-owned square feet) retail asset located in Birmingham, Alabama. CRLP received $0.5 million in cash and was released from its pro-rata share of the mortgage debt, which was $1.5 million. The proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility. As a result of this transaction, CRLP is no longer liable for the guarantee, pursuant to which CRLP served as a guarantor of $1.0 million of debt related to the joint venture.

Effective June 30, 2012, CRLP’s remaining 15% noncontrolling interest in the 18-asset DRA/CLP joint venture was redeemed by the joint venture in exchange for $2.0 million, and CRLP is no longer responsible for approximately $111.3 million of mortgage debt, which represented CRLP’s pro rata share of the joint venture’s mortgage debt. The $2.0 million contingent consideration is payable to CRLP following the occurrence of one or more capital events and after certain returns have been achieved with respect to additional capital expected to be invested in the joint venture by other members of the joint venture. However, CRLP has assigned no value to this consideration. As a result of the transaction, during the second quarter of 2012, CRLP recognized a gain of approximately $21.9 million (presented in “Income (loss) from partially-owned unconsolidated entities” on CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)), the majority of which had been deferred since the formation of the DRA/CLP joint venture in 2007. The gain is net of a $3.2 million non-cash impairment charge, which represents CRLP’s pro-rata share of an impairment recorded by the joint venture. Along with the redemption of its interest in the DRA/CLP joint venture, CRLP has reduced its workforce in the commercial segment by a total of 27 employees through the elimination of certain positions. As a result, approximately $1.4 million in termination benefits and severance-related charges are included in “Income (loss) from partially-owned unconsolidated entities” on CRLP’s Consolidated Condensed Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2012, all of which had been paid as of September 30, 2013. CRLP transitioned the management of the properties and certain leasing responsibilities to a third party as of September 30, 2012. As a result of this transaction, CRLP no longer has an interest in this joint venture.

In February 2012, CRLP sold its 25% noncontrolling joint venture interest in Colonial Promenade Madison, a 111,000 square-foot retail center located in Huntsville, Alabama, to a minority partner for total consideration of $3.0 million. CRLP recognized a gain of approximately $1.0 million on this transaction. Proceeds from the sale were used to repay a portion of the outstanding balance on CRLP’s Credit Facility. As a result of this transaction, CRLP no longer has an interest in this joint venture.

Combined financial information for CRLP’s investments in unconsolidated partially-owned entities since the respective dates of CRLP’s acquisitions is as follows:

	As of
($ in thousands)	September 30, 2013	December 31, 2012
Balance Sheet
Assets
Land, building and equipment, net	$45,082	$92,366
Construction in progress	11,293	12,701
Other assets	2,326	10,347

Total assets	$58,701	$115,414

Liabilities and partners’ equity
Notes payable (1)	$43,156	$83,738
Other liabilities	1,395	2,238
Partners’ equity	14,150	29,438

Total liabilities and partners’ equity	$58,701	$115,414

(1)	CRLP’s pro-rata share of indebtedness, as calculated based on ownership percentage, at September 30, 2013 and December 31, 2012, was $13.9 million and $20.7 million, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2013	2012	2013	2012
Statement of Operations
Revenues	$1,629	$11,131	$7,206	$78,765
Operating expenses	(782)	(5,024)	(3,051)	(31,327)
Interest expense	(626)	(4,762)	(2,299)	(35,386)
Depreciation, amortization and other	(320)	(3,711)	8,842	(29,249)

Net (loss) income (1)	$(99)	$(2,366)	$10,698	$(17,197)

(1)	In addition to including CRLP’s pro-rata share of income (loss) from partially-owned unconsolidated entities, “Income (loss) from partially-owned unconsolidated entities” of $0.3 million and $(0.5) million for the three months ended September 30, 2013 and 2012, respectively, and $3.2 million and $17.4 million for the nine months ended September 30, 2013 and 2012, respectively, includes gains on CRLP’s dispositions of joint-venture interests and amortization of basis differences which are not reflected in the table above.

Note 10 — Financing Activities

Unsecured Revolving Credit Facility

On March 30, 2012, CRLP, with the Trust as guarantor, entered into a $500.0 million unsecured revolving Credit Facility with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders, and certain other financial institutions party thereto as agents and lenders. The Credit Facility has a maturity date of March 29, 2016, with a one-year extension option, which may be exercised as long as there is no existing default and upon payment of a 0.20% extension fee. The Credit Facility includes an accordion feature that allows the total commitments to be increased to $700.0 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently a lender under the Credit Facility.

The spread over LIBOR for syndicated borrowings under the Credit Facility ranges from 1.00% to 1.80% and the facility fee ranges from 0.15% and 0.40%, each based on the credit ratings of CRLP’s senior unsecured debt from time to time. As of September 30, 2013, the Credit Facility had a stated interest rate of LIBOR plus 1.40% and required the payment of an annual facility fee equal to 0.30% of the aggregate loan commitments. The Credit Facility also includes an uncommitted competitive bid option for up to $250.0 million of the $500.0 million Credit Facility, which can be utilized if CRLP maintains an investment grade credit rating from either Moody’s Investors Services, Inc., or Standard & Poor’s Ratings Services. This option would allow participating banks to bid to provide CRLP loans at a rate that may be lower than the stated rate for syndicated borrowings.

The Credit Facility includes certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, an event of default under any other indebtedness in the aggregate greater than or equal to $25.0 million, an event of default under CRLP’s unsecured term loan, and bankruptcy of other insolvency events. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the Credit Facility to be immediately due and payable.

Both the Credit Facility and term loan agreements (described below) under “Senior Unsecured Term Loans” require that CRLP satisfy similar financial and operational covenants, including the following:

	As of
	September 30, 2013	Requirements:
Fixed Charge Ratio	2.2x	>1.5x
Debt to Total Asset Value Ratio	43%	<60.0%
Secured Debt to Total Asset Value Ratio	18%	<40.0%
Unencumbered Leverage Ratio	40%	<62.5%
Permitted Investments Ratio	10%	<30.0%
Tangible Net Worth ($ in billions)	$2.1	$1.0

At September 30, 2013, CRLP was in compliance with these covenants.

In addition to the Credit Facility, CRLP has a $35.0 million cash management line provided by Wells Fargo, which was amended and restated in April 2012 (the “Cash Management Line”). As amended, the Cash Management Line has a maturity date of March 29, 2016.

The Credit Facility and the cash management line had an outstanding balance at September 30, 2013 of $135.0 million, consisting of $135.0 million outstanding on the Credit Facility and zero outstanding on the cash management line. The weighted average interest rate of the Credit Facility and the Cash Management Line was 1.58% and 1.61% as of September 30, 2013 and 2012, respectively.

Senior Unsecured Term Loans

On May 11, 2012, CRLP, with the Trust as guarantor, entered into a term loan agreement with U.S. Bank National Association, as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which provides for a $150.0 million senior unsecured term loan. As of September 30, 2013, the term loan had an outstanding balance of $150.0 million. The term loan bears interest at LIBOR plus a margin ranging from 1.10% to 2.05% based on the credit ratings on CRLP’s unsecured debt from time to time. CRLP entered into two interest rate swaps (see Note 11 - “Derivatives and Hedging”) to fix the interest rate through maturity at an all-in initial rate of 2.71%, based on an initial margin of 1.60%. The term loan matures on May 11, 2017 and may be prepaid, in whole or in part, at any time, without premium or penalty. The proceeds from the term loan were used to repay a portion of the outstanding borrowings under the Credit Facility. In connection with this new term loan agreement, CRLP amended the 2011 term loan agreement described below, as well as CRLP’s March 2012 credit agreement, to conform certain defined terms and the language in certain covenants among the three loans and to reflect the new May 2012 term loan.

On July 22, 2011, CRLP, with the Trust as guarantor, entered into a term loan agreement with Wells Fargo, as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which provides for a $250.0 million senior unsecured term loan. As of September 30, 2013, the term loan had an outstanding balance of $250.0 million. The term loan bears interest at LIBOR plus a margin ranging from 1.65% to 2.90% based on the credit ratings on CRLP’s unsecured debt from time to time. CRLP entered into two interest rate swaps (see Note 11 - “Derivatives and Hedging”) to fix the interest rate through maturity at an all-in initial interest rate of 5.00%, based on the initial margin of 2.45%. During 2012, CRLP’s senior unsecured debt rating was upgraded to Baa3, therefore reducing the interest rate to 4.55%. The term loan matures on August 1, 2018 and may be prepaid, in whole or in part, at any time, subject to a prepayment premium of 1% for amounts prepaid after July 22, 2013 but prior to July 23, 2014. There is no prepayment premium for amounts prepaid after July 22, 2014. The proceeds from the term loan were used to repay a portion of the outstanding borrowings under the Credit Facility.

Both term loan agreements discussed above contain various restrictive covenants, including with respect to liens, indebtedness, distributions, mergers and asset sales, and also limits the percentage of CRLP’s total asset value that may be invested in unimproved land, mortgage receivables, unconsolidated joint ventures, residential units for sale and construction. As described above, the term loan agreements require that CRLP satisfy certain financial and operational covenants. The term loan agreements include certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, an event of default under any other indebtedness in the aggregate greater than or equal to $20.0 million for the term loan entered into in June 2011 and greater than or equal to $25.0 million for the term loan entered into in May 2012, an event of default under the Credit Facility, and bankruptcy or other insolvency events. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the term loan agreements to be immediately due and payable. CRLP was in compliance with such covenants at September 30, 2013.

Unsecured Senior Note Maturity

During April 2013, CRLP’s outstanding 6.150% senior note matured, which CRLP satisfied with an aggregate payment of $102.6 million ($99.5 million of principal and $3.1 million of accrued interest) using borrowings under CRLP’s Credit Facility.

During August 2012, CRLP’s outstanding 6.875% senior notes matured, which CRLP satisfied with an aggregate payment of $82.8 million ($80.0 million of principal and $2.8 million of accrued interest) using borrowings under CRLP’s Credit Facility.

Note 11 — Derivatives and Hedging

Risk Management Objective and Using Derivatives

CRLP is exposed to certain risks arising from both its business operations and economic conditions. CRLP principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. CRLP manages economic risks, including interest rate, liquidity and credit risk primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, CRLP enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which is determined by interest rates. CRLP’s derivative financial instruments are used to manage differences in the amount, timing and duration of CRLP’s known or expected cash receipts and its known or expected cash payments principally related to CRLP’s investments and borrowings.

Cash Flow Hedges and Interest Rate Risk

CRLP’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, CRLP primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for CRLP making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

Amounts reported in “Accumulated other comprehensive loss” related to derivatives will be reclassified to “Interest expense” as interest payments are made on CRLP’s variable-rate debt.

As of September 30, 2013, CRLP had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk ($ in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	4	$400,000

The table below presents the fair value of CRLP’s derivative financial instruments as well as their classification on the Consolidated Balance Sheets of CRLP as of September 30, 2013 and December 31, 2012, respectively.

Fair Value of Derivative Instruments
	Asset Derivatives			Liability Derivatives
	Balance	Fair Value at		Balance	Fair Value at
($ in thousands)	Sheet Location	9/30/2013	12/31/2012	Sheet Location	9/30/2013	12/31/2012
Interest Rate Swap	Other Assets	$—	$—	Other Liabilities	$(15,595)	$(25,862)

The table below presents the effect of CRLP’s derivative financial instruments on the Consolidated Statements of Operations and Comprehensive Income (Loss) of CRLP for the three and nine months ended September 30, 2013 and 2012, respectively.

($ in thousands)	Amount of Gain/ (Loss) Recognized in OCI on				Location of Gain/ (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/ (Loss) Reclassified from OCI
Derivatives in ASC 815 Cash Flow Hedging Relationships	Derivative (Effective Portion)					into Income (Effective Portion)
	Three Months Ended		Nine Months Ended			Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012	9/30/2013	9/30/2012		9/30/2013	9/30/2012	9/30/2013	9/30/2012
Interest Rate Swaps	$(3,158)	$(5,151)	$4,762	$(15,736)	Interest Expense	$(1,984)	$(1,931)	$(5,865)	$(5,263)

Credit-Risk-Related Contingent Features

CRLP has an agreement with its derivatives counterparty that contains a provision whereby if CRLP defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then CRLP could also be declared in default on its derivative obligations.

As of September 30, 2013, the fair value of the derivatives in a net liability position, which includes accrued interest, but excludes any adjustment for nonperformance risk related to this agreement, was $16.3 million. As of September 30, 2013, CRLP has not posted any collateral related to this agreement. If CRLP had breached any of its provisions at September 30, 2013, it could have been required to settle its obligations under the agreement at its termination value of $16.3 million.

Note 12 — Contingencies and Other Arrangements

During the fourth quarter 2012, CRLP recorded $4.2 million related to required infrastructure repairs on Colonial Promenade Alabaster II. This retail asset was developed and sold by CPSI, and therefore was expensed as additional development costs in “(Loss) gain on sale of property” in the Consolidated Statements of Operations and Comprehensive Income (Loss) of CRLP. During the three months ended September 30, 2013, the Company recorded an additional $0.4 million related to the ongoing repairs. Required infrastructure repairs are in progress and are expected to be completed during the first quarter of 2014.

As of September 30, 2013, CRLP was self-insured up to $0.8 million, $0.9 million and $1.8 million for general liability, workers’ compensation and property insurance, respectively. CRLP was also self-insured for health insurance and responsible for amounts up to $135,000 per claim and up to $2.0 million per person.

Note 13 — Legal Proceedings

Colonial Grand at Traditions Litigation

As previously disclosed, CRLP and SM Traditions Associates, LLC (“SM”) formed TA-Colonial Traditions LLC (“TA”) to develop the Colonial Grand at Traditions located in Gulf Shores, Alabama. Thereafter, TA entered into a construction loan agreement for $34.1 million with Regions Bank (“Regions”). The Trust and SM each guaranteed up to $3.5 million of the principal amount of the loan, for an aggregate of up to $7.0 million of the construction loan obtained by TA. In October 2010, Regions, as the lender, filed a complaint in the Circuit Court of Baldwin County, Alabama seeking appointment of a receiver for the Colonial Grand at Traditions, demanding payment of the outstanding balance under the loan from TA and demanding payment on the guarantees from the Trust and SM.

In June 2011, CRLP, the Trust, Colonial Properties Services, Inc. and Colonial Construction Services, LLC (collectively, the “Colonial Companies”) purchased the outstanding note and related loan documents from a successor of Regions. The Colonial Companies were substituted as the plaintiffs in the action. In August 2011, CRLP foreclosed the mortgage securing repayment of the note and CRLP acquired title to the property. Separately, SM filed claims against the Colonial Companies relating to the development and construction of the Colonial Grand at Traditions, including breach of the management and development agreements, material misrepresentation, fraudulent concealment and breach of fiduciary duties. On February 1, 2013, a Baldwin County, Alabama, jury awarded SM $6.7 million in compensatory damages and $6.0 million in punitive damages for a total of $12.7 million. As a result of the jury verdict, the Company recorded an increase to its loss contingency reserve of $12.7 million in the fourth quarter of 2012. The jury also returned verdicts in favor of SM and TA with respect to the Colonial Companies’ claims on the note and guaranty. Subsequent to the entry of the verdicts, the Colonial Companies filed post-trial motions requesting that the Court enter judgments in their favor and against TA on the note and against SM on the guaranty. The Colonial Companies also requested that the court vacate the verdict in favor of SM and enter judgments as a matter of law in favor of the Colonial Companies on all of SM’s claims or, in the alternative, grant the Colonial Companies a new trial. The Colonial Companies, SM and TA have each requested the Court award them attorney’s fees and costs pursuant to various agreements, and each party has filed oppositions to the other’s request for an award of such fees and expenses. The Court denied the parties’ request for attorney’s fees as well as Colonial Companies’ post-trial motions. The Colonial Companies, SM and TA have appealed all of these rulings. Pending appeal, the parties reached a settlement agreement in September 2013, under which the Colonial Companies will pay $8.5 million, and an order has been entered setting aside the verdict and dismissing all claims with prejudice. Accordingly, the Company reduced its loss contingency reserve by $5.8 million during the three months ended September 30, 2013.

UCO Litigation

Colonial is involved in a contract dispute with a general contractor and three of its officers/managers in connection with construction cost overruns with respect to five for-sale projects which were being developed in a joint venture, CPSI-UCO, LLC. The President of the contractor is affiliated with Colonial’s joint venture partner.

In connection with the dispute, in January 2008, the contractor and three managers filed a lawsuit in the Circuit Court of Baldwin County against the Trust, Colonial Properties Services, Inc., CPSI-UCO, LLC, CPSI-UCO Grander, LLC, CPSI-UCO Spanish Oaks, LLC; CPSI-UCO Cypress Village I, LLC; CPSI-UCO Cypress Village II, and CPSI Cypress Village III, LLC alleging, among other things, breach of contract, enforcement of a lien against real property, misrepresentation, conversion, declaratory judgment and an accounting of costs, seeking $10.3 million in damages, plus consequential and punitive damages. In December 2011, following a jury trial, the plaintiffs were awarded compensatory damages of approximately $4.8 million for their claims against all defendants and the defendants were awarded compensatory damages of approximately $0.5 million for their claims against the President of the contractor. The jury also found that the contractor breached its contract. In January 2012, the plaintiffs filed post-trial motions, including a request for an amendment to the judgment to add approximately $4.8 million for attorneys’ fees, interest and costs. The defendants filed a motion for a new trial and opposed the award of attorney’s fees to the plaintiffs. In the fourth quarter 2012, CRLP recorded charges of $8.2 million related to a proposed settlement with respect to the UCO litigation. The charges were comprised of an increase in the loss contingency accrual of $4.9 million (in addition to the $3.3 million loss contingency accrual previously recorded with respect to this litigation matter in the fourth quarter 2011) and a $3.3 million non-cash impairment charge on certain for-sale residential lots in the Cypress Village development proposed to be included as part of the settlement. A settlement agreement was reached between the parties in August 2013, and all claims were dismissed by the Court. No adjustment to the loss contingency accrual was necessary as a result of the settlement.

Grander Litigation

The Trust, Colonial Properties Services, Inc., Marion Uter, UCO Partners, LLC, UCO Development, LLC, UCO Construction, LLC, UCO, LLC, CPSI-UCO Grander, LLC, and CPSI-UCO, LLC were sued by five individual purchasers of condominium units in The Grander alleging breach of contract, fraud, construction deficiencies and misleading sales practices. In April 2011, an arbitrator awarded rescission rights in favor of the purchasers against CPSI-UCO Grander, LLC. The purchasers originally filed suit in state court against, among others, the Trust and Colonial Properties Services, Inc. After the arbitration award, the purchasers filed a motion seeking to enforce the arbitration award against the Trust and Colonial Properties Services, Inc. under a side letter agreement that was not considered by the arbitrator. The court granted the motion against the Trust and Colonial Properties Services, Inc. CRLP acquired these units as provided in the arbitration award and then sold them in September 2013, resulting in an $0.8 million impairment charge recorded during the three months ended September 30, 2013. Claims were dismissed by stipulation of the parties by order entered on September 6, 2013.

Williams Litigation

On June 19, 2013, a putative class action lawsuit was filed in the Circuit Court for Jefferson County, Alabama against Colonial and purportedly on behalf of a proposed class of all Colonial shareholders captioned Williams v. Colonial Properties Trust, et al. (the “State Litigation”). A derivative claim purportedly on behalf of Colonial was also asserted in the State Litigation. The complaint named as defendants Colonial, the members of the Colonial board of trustees, Colonial LP, MAA, MAA LP and OP Merger Sub and alleged that the Colonial trustees breached their fiduciary duties by engaging in an unfair process leading to the merger agreement, failing to secure and obtain the best price reasonable for Colonial shareholders, allowing preclusive deal protection devices in the merger agreement, and engaging in conflicted actions. The complaint alleged that Colonial LP, MAA, MAA LP and OP Merger Sub aided and abetted those breaches of fiduciary duties. The complaint sought a declaration that the defendants have breached their fiduciary duties or aided and abetted such breaches and that the merger agreement is unlawful and unenforceable, an order enjoining the consummation of the mergers, direction of the Colonial trustees to exercise their fiduciary duties to obtain a transaction that is in the best interests of Colonial, rescission of the mergers in the event they are consummated, an award of costs and disbursements, including reasonable attorneys’ and experts’ fees, and other relief.

On July 2, 2013, plaintiff moved for expedited fact discovery and for an expedited schedule for filing and hearing a preliminary motion to enjoin the mergers; on July 11, 2013, defendants opposed those motions and moved to stay fact discovery. On July 11, 2013, defendants also moved to dismiss the complaint for failure to state a claim upon which relief can be granted on the grounds that: (1) the claims against the Colonial trustees are derivative and not direct, and plaintiff did not comply with Alabama law on serving notice of the claims on Colonial prior to filing; and (2) Alabama law does not recognize a cause of action in aiding and abetting a breach of fiduciary duty and, even if it did, such claims would also be derivative and not direct. The Court scheduled a motions hearing for August 8, 2013, which was continued on the request of the parties to the State Litigation to August 14, 2013 to facilitate settlement discussions. In the meantime, on August 2, 2013, plaintiff filed an amended complaint that re-asserted plaintiff’s earlier claims and added a new claim that the Colonial trustees breached their alleged duty of candor by not providing Colonial shareholders full and complete disclosures regarding the merger.

On August 14, 2013, prior to the Court’s scheduled hearing, the parties to the State Litigation reached an agreement in principle to settle the State Litigation, in which (a) defendants agreed to make certain additional disclosures in this joint proxy statement/prospectus, and (b) the parties agreed that they would use their best efforts to agree upon, execute and present to the Court a stipulation of settlement which would, among other things, (i) provide for the conditional certification of a non-opt out settlement class pursuant to Alabama Rules of Civil Procedure 23(b)(1) and (b)(2) consisting generally of all record and beneficial holders of the common stock of Colonial from June 3, 2013 through and including the date of the closing of the parent merger (the “Settlement Class”); (ii) release all claims that members of the Settlement Class may have that were alleged in the State Litigation or otherwise arising out of or relating in any manner to the parent merger), and (iii) dismiss the State Litigation with prejudice. The proposed settlement also provides that the defendants will not oppose a request to the Court by plaintiff’s counsel for attorney’s fees up to an immaterial amount agreed to by the parties and is subject to, among other things, confirmatory discovery, agreement to a stipulation of settlement, and final court approval following notice to the Settlement Class. The parties reported the proposed settlement to the Court on August 14, 2013, and the Court ordered a stay of all proceedings (except those related to settlement). Since that date, the parties have engaged in Confirmatory Discovery, which has been completed. The parties are presently in the process of finalizing a formal Stipulation of Settlement. Colonial and MAA management believe that the allegations in the amended complaint are without merit and that the disclosures made prior to the settlement are adequate under the law but wish to settle the State Litigation in order to avoid the cost and distraction of further litigation. In the event that the stipulation of settlement is not approved by the Court, the defendants intend to vigorously defend the State Litigation.

On August 20, 2013, a purported Colonial shareholder filed an individual lawsuit in the United States District Court for the Northern District of Alabama against Colonial captioned Kempen v. Colonial Properties Trust, et al. (the “Federal Litigation”). The complaint named as defendants Colonial, the members of the Colonial board of trustees, Colonial LP, MAA, MAA LP and OP Merger Sub, and alleged that all defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder because the joint proxy statement/prospectus included in the registration statement on Form S-4 filed with the SEC on July 19, 2013 is allegedly materially misleading, depriving plaintiff of making a fully informed decision regarding his vote on the parent merger. The complaint alleged that defendants misrepresented or omitted material facts concerning Colonial’s projections, the financial analyses of Colonial’s financial advisor, conflicts of interest affecting defendants and Colonial’s financial advisor, and the process employed by the Colonial trustees leading up to the decision to approve and recommend the parent merger. Plaintiff sought an order enjoining the consummation of the mergers, rescission of the mergers in the event they are consummated or awarding Plaintiff rescissory damages, and an award of costs and disbursements, including reasonable attorneys’ and experts’ fees. On August 29, 2013, counsel for plaintiff filed a Notice of Voluntary Dismissal and on August 30, 2013, U.S. District Court Judge Virginia Hopkins entered an order dismissing this case.

Regatta at James Island Litigation

The Trust and CRLP, along with multiple other parties, are named defendants in lawsuits arising out of alleged construction deficiencies with respect to condominium units at Regatta on James Island in Charleston County, South Carolina. Regatta is a 212 unit condominium project that was developed by a subsidiary of the Company and constructed by Colonial Construction Services, LLC in the mid-2000s. The lawsuits, one filed on behalf of the condominium homeowners association and one filed by three of the purchasers (purportedly on behalf of all purchasers), were filed in the South Carolina state court, Charleston County, in August 2012, against various parties involved in the development, design, and construction of the Regatta on James Island property, including the contractors, subcontractors, architect, and developer. The plaintiffs are seeking a yet to be disclosed amount in damages resulting from, among other things, alleged design and construction deficiencies. The lawsuits are currently in discovery. The Company is continuing to investigate the matter and evaluate its options and intends to vigorously defend itself against these claims. No assurance can be given that the matter will be resolved favorably to the Company. The Company has included in its loss contingency an estimate of probable loss in connection with this matter, but currently cannot reasonably estimate any further possible loss, or any range of reasonably possible loss, in connection with this matter.

Loss Contingencies

The outcomes of the claims, disputes and legal proceedings described or referenced above are subject to significant uncertainty. CRLP records an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. CRLP reviews these accruals quarterly and makes revisions based on changes in facts and circumstances. When a loss contingency is not both probable and reasonably estimable, CRLP does not accrue the loss. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then CRLP discloses a reasonable estimate of the possible loss, or range of loss, if such reasonable estimate can be made. If CRLP cannot make a reasonable estimate of the possible loss, or range of loss, then that is disclosed.

The assessment of whether a loss is probable or a reasonable possibility, and whether the loss or range of loss is reasonably estimable, often involve a series of complex judgments about future events. Among the factors that CRLP considers in this assessment, including with respect to the matters disclosed in this Note 13, are the nature of existing legal proceedings and claims, the asserted or possible damages or loss contingency (if reasonably estimable), the progress of the matter, existing law and precedent, the opinions or views of legal counsel and other advisers, CRLP’s experience in similar matters, the facts available to CRLP at the time of assessment, and how CRLP intends to respond, or has responded, to the proceeding or claim. CRLP’s assessment of these factors may change over time as individual proceedings or claims progress. For matters where CRLP is not currently able to reasonably estimate a range of reasonably possible loss, the factors that have contributed to this determination include the following: (i) the damages sought are indeterminate, (ii) the proceedings are in the early stages, (iii) the matters involve novel or unsettled legal theories or a large or uncertain number of actual or potential cases or parties, and/or (iv) discussions with the parties in matters that are expected ultimately to be resolved through negotiation and settlement have not reached the point where CRLP believes a reasonable estimate of loss, or range of loss, can be made. In such instances, CRLP believes that there is considerable uncertainty regarding the timing or ultimate resolution of such matters, including a possible eventual loss or business impact, if any.

As of September 30, 2013 and December 31, 2012, CRLP’s accrual for loss contingencies was $6.3 million and $26.8 million in the aggregate, respectively.

Note 14 — Merger with MAA

On October 1, 2013, pursuant to the Agreement and Plan of Merger, dated as of June 3, 2013, an indirect, wholly-owned subsidiary of MAA LP merged with and into CRLP, with CRLP surviving the merger and, immediately following the Partnership Merger, the Trust merged with and into MAA, with MAA surviving the merger. As a result of the Parent Merger, each common share of the Trust was converted into the right to receive 0.36 of a newly issued share of MAA common stock. As a result of the Partnership Merger, each limited partner interest in CRLP designated as a “Class A Unit” and a “Partnership Unit” under the limited partnership agreement of CRLP issued and outstanding immediately prior to the effectiveness of the partnership merger was converted into the right to receive 0.36 of a newly issued common unit in MAA LP.

Note 15 — Subsequent Events

Financing Transactions

Credit Facility

On October 1, 2013, in connection with the consummation of the Mergers, the Credit Facility was paid in full and terminated.

Term Loans

On October 1, 2013, MAA LP assumed and amended the U.S. Bank Term Loan Agreement (the “U.S. Bank Loan Agreement”) with various lenders and with U.S. Bank National Association as joint lead arranger and administrative agent and with PNC Capital Markets as joint lead arranger.

On October 1, 2013, MAA LP also assumed and amended the Wells Fargo Term Loan Agreement (the “Wells Loan Agreement”) with various lenders and with Wells Fargo Bank, National Association as lead arranger and administrative agent.

Novations

MAA LP, Wells Fargo, and CRLP entered into four Novation Confirmations, pursuant to which certain swap agreements originally entered into by CRLP were transferred to MAA LP.

Notes Receivable

On November 1, 2013, the $15.8 million outstanding on a seller-financing note associated with the disposition of Colonial Promenade at Fultondale was paid in full.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2013, MAA completed the Parent Merger and MAALP completed the Partnership Merger. The following unaudited pro forma consolidated financial statements are based on MAALP’s historical consolidated financial statements and CRLP’s historical consolidated financial statements and have been adjusted in the statements below to give effect to the Colonial Merger as if it had occurred on January 1, 2013. The historical consolidated financial statements of CRLP have been adjusted to reflect certain reclassifications in order to conform to MAALP’s financial statement presentation.

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting with MAALP considered the acquirer of CRLP. Under the acquisition method of accounting, the purchase price is allocated to the underlying CRLP tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with the excess purchase price, if any, allocated to goodwill.

The allocation of the purchase price described above requires a significant amount of judgment. The purchase price allocation as presented was based on our valuation, estimates and assumptions of the acquisition date fair value of the tangible and intangible assets acquired and liabilities assumed. While the current allocation of the purchase price is substantially complete, the valuation of the real estate properties and certain other assets and liabilities is in the process of being finalized. We do not expect future revisions, if any, to have a significant impact on our financial position or results of operations.

Assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the Merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the combined corporation following the Merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma consolidated financial statements, although helpful in illustrating the financial characteristics of the combined corporation under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Parent Merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statements of operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the Merger. The projected operating synergies are expected to include approximately $25 million in combined annual cost synergies. The unaudited pro forma consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the Merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and had not been incurred at the closing date of the Merger. However, such costs could affect the combined company following the Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Merger.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma consolidated financial statements;

•	the historical audited consolidated financial statements of MAALP as of and for the year ended December 31, 2013, included elsewhere in this prospectus; and

•	other information relating to MAALP and CRLP contained in this filing.

Mid-America Apartments, L.P.

Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2013

(Unaudited)

(Dollars in thousands, except per unit data)

	MAALP Historical	CRLP Historical (A)	Pro Forma Adjustments		MAALP Pro Forma
Operating revenues:
Rental revenues	$580,207	$268,936	$(1	)(B)	$849,142
Other property revenues	53,880	35,261			89,141

Total property revenues	634,087	304,197	(1)		938,283
Management fee income	647	242			889

Total operating revenues	634,734	304,439	(1)		939,172
Property operating expenses
Personnel	68,246	34,773			103,019
Building repairs and maintenance	20,018	9,597			29,615
Real estate taxes and insurance	76,771	39,377			116,148
Utilities	36,606	17,769			54,375
Landscaping	13,245	6,232			19,477
Other operating	38,428	21,445			59,873
Depreciation and amortization	186,979	94,467	19,717	(C)	301,163

Total property operating expenses	440,293	223,660	19,717		683,670
Acquisition expense	1,393	23			1,416
Property management expenses	23,083	22,400			45,483
General and administrative expenses	15,569	5,308		(D)	20,877
Merger related expenses	32,403	19,121			51,524
Integration related expenses	5,102	—			5,102

Income from continuing operations before non-operating items	116,891	33,927	(19,718)		131,100
Interest and other non-property income	488	1,913			2,401
Interest expense	(75,915)	(63,728)	14,475	(E)	(125,168)
Loss on debt extinguishment/modification	(426)	—			(426)
Amortization of deferred financing costs	(3,063)	(4,337)	4,283	(F)	(3,117)
Impairment, legal contingencies, and other losses	—	(28,885)			(28,885)
Net casualty loss after insurance and other settlement proceeds	(143)	(441)			(584)

Income (loss) before income tax expense	37,832	(61,551)	(960)		(24,679)
Income tax expense	(893)	—			(893)

Income (loss) from continuing operations before gain from real estate joint ventures	36,939	(61,551)	(960)		(25,572)
Gain from real estate joint ventures	338	3,249	115	(G)	3,702

Net income (loss) from continuing operations available for common unitholders	$37,277	$(58,302)	$(845)		$(21,870)
Weighted average common units outstanding—basic	53,075	95,217		(H)	78,846
Weighted average common units outstanding—diluted	53,163	95,217		(H)	78,846
Net income (loss) from continuing operations per unit attributable to common unitholders—basic	$0.70	$(0.62)		(H)	$(0.28)
Net income (loss) from continuing operations per unit attributable to common unitholders—diluted	$0.70	$(0.62)		(H)	$(0.28)

(A)	The CRLP historical amounts include the reclassifications of certain balances in order to conform to MAALP presentation as noted below:

Statement of Operations

•	The components of property operating expense were combined into the line item titled “Property operating expense.” These balances have been reclassified into separate components titled “Personnel,” “Building repairs and maintenance,” “Utilities,” “Landscaping,” and “Other operating.”

•	The expenses that make up the balance on the line titled “Impairment, legal contingencies, and other losses” were included as a component of “Operating income.” These expenses have been reclassified to “Non-operating income.”

(B)	Rental revenue is adjusted to reflect the amortization of the above/below market lease intangible. This resulted in an additional decrease of $1,000 due to the above market asset.

(C)	Depreciation and amortization is adjusted to remove $94.5 million of historical depreciation and amortization expense and to recognize $91.4 million of depreciation due to the fair value adjustment of the real estate assets and $22.8 million from the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 30 years for land improvements and buildings, 5 years for furniture, fixtures, and equipment, 5 years amortization for acquired retail leases, and 6 months amortization for acquired residential leases, all of which are subjective determinations.

(D)	MAALP and CRLP expect the Partnership Merger to create general and administrative cost efficiencies but there can be no assurance that such efficiencies will be achieved. Since these cost efficiencies are not factually supportable, the unaudited pro forma consolidated financial statements do not include any estimate of projected cost savings.

(E)	Interest expense is reduced by $14.5 million as the result of the amortization of the fair market value of debt adjustment. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(F)	Amortization of deferred financing cost is adjusted to remove $4.3 million of historical amortization.

(G)	Gain from real estate joint ventures is increased by $0.1 million as the result of the amortization of the fair market value of debt adjustment for debt held by joint ventures.

(H)	The calculation of basic and diluted income from continuing operations per common unit was as follows:

	Year Ended December 31, 2013
Dollars in thousands, except per unit data	MAALP Historical	CRLP Historical		MAALP Pro Forma*
Income (loss) from continuing operations attributable to common units	$37,277	$(58,302	)**	$(21,870)
Adjusted income (loss) from continuing operations attributable to common units, diluted	$37,244	$(58,302	)**	$(21,870)
Weighted average common units outstanding, basic	53,075	95,217	**	78,846 ***
Weighted average common units outstanding, diluted	53,163	95,217	**	78,846 ***
Net income (loss) from continuing operations per common unit, basic	$0.70	$(0.62)		$(0.28)
Net income (loss) from continuing operations per common unit, diluted	$0.70	$(0.62)		$(0.28)

*	The pro forma weighted average common units assumes that the weighted average CRLP units were converted to MAALP units using an exchange ratio of 0.36 of a MAALP unit for every CRLP unit.
**	CRLP did not report any dilutive securities in its historical financial statements because there was a reported loss from continuing operations. Also, no adjustment was made to income (loss) from continuing operations for potentially dilutive noncontrolling interest.
***	Assumes that since MAALP does not have income from continuing operations on a pro forma basis, dilutive securities from MAALP or CRLP will not be included.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of Mid-America Apartment Communities, Inc.

We have audited the accompanying statement of revenue and certain expenses of Adalay Bay (the Acquisition Property), as described in Note 1, for the year ended December 31, 2011. This statement is the responsibility of the Acquisition Property’s management. Our responsibility is to express an opinion on the statement of revenue and certain expenses for the Acquisition Property based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. We were not engaged to perform an audit of the Acquisition Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses for the Acquisition Property for the year ended December 31, 2011 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property’s revenues and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The statement of certain revenue and expenses for the three month period ended March 31, 2012 was not audited by us, and, accordingly, we do not express an opinion on it.

/s/ Watkins Uiberall PLLC

Memphis, Tennessee

December 6, 2012

STATEMENT OF REVENUE AND CERTAIN EXPENSES

ADALAY BAY

	Year Ended December 31, 2011	Three Month Period Ended March 31, 2012 (unaudited)
Rental and other property income	$3,702,445	$923,278
Rental expense:
Operating expenses	662,781	148,778
Real estate taxes	370,808	87,361
Repairs and maintenance	223,312	38,549

	1,256,901	274,688

Revenues in excess of certain expenses	$2,445,544	$648,590

See accompanying notes.

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

General

The accompanying financial statement includes the operations of Adalay Bay (the Acquisition Property) owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the company) and Mid-America Apartments, L.P. (the operating partnership). The Acquisition Property, a multi-family residential property located in Chesapeake, VA was acquired by a subsidiary of the Operating Partnership on April 2, 2012 and contains 240 units.

Basis of Presentation

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses are not reflected in the statement of revenue and certain expenses. In addition, some expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in the future operation of this property. Expenses excluded consist primarily of management fees. Direct operating expenses primarily include payroll, utilities, leasing and marketing, insurance and other general and administrative costs.

The accompanying unaudited interim statement of revenue and certain expenses has been prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2011. In the opinion of the management of property all adjustments consisting only of normal recurring adjustments necessary for fair presentation of the information for this interim period have been made. The revenue in excess of certain expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease.

Advertising Costs

All advertising costs are expensed as incurred and included on the statement of revenues and certain expenses with operating expenses. Year ended December 31, 2011 advertising costs totaled $42,678.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of Mid-America Apartment Communities, Inc.

We have audited the accompanying statement of revenue and certain expenses of Legacy at Western Oaks (the Acquisition Property), as described in Note 1, for the year ended December 31, 2011. This statement is the responsibility of the Acquisition Property’s management. Our responsibility is to express an opinion on the statement of revenue and certain expenses for the Acquisition Property based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. We were not engaged to perform an audit of the Acquisition Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses for the Acquisition Property for the year ended December 31, 2011 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property’s revenues and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The statement of certain revenue and expenses for the three month period ended March 31, 2012 was not audited by us, and, accordingly, we do not express an opinion on it.

/s/ Watkins Uiberall PLLC

Memphis, Tennessee

January 22, 2013

STATEMENT OF REVENUE AND CERTAIN EXPENSES

LEGACY AT WESTERN OAKS

	Year Ended December 31, 2011	Three Month Period Ended March 31, 2012 (unaudited)
Rental and other property income	$6,044,156	$1,575,056
Rental expense:
Operating expenses	1,218,182	312,345
Real estate taxes	1,024,446	284,283
Repairs and maintenance	180,641	48,881

	2,423,269	645,509

Revenues in excess of certain expenses	$3,620,887	$929,547

See accompanying notes.

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

General

The accompanying financial statement includes the operations of Legacy at Western Oaks (the Acquisition Property) owned by a joint venture affiliated with Mid-America Apartment Communities, Inc. (the company) and Mid-America Apartments, L.P. (the operating partnership). The Acquisition Property, a multi-family residential property located in Austin, TX was partially owned prior to 2012 and fully acquired by a subsidiary of the Operating Partnership on April 5, 2012 and contains 479 units.

Basis of Presentation

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses are not reflected in the statement of revenue and certain expenses. In addition, some expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in the future operation of this property. Expenses excluded consist primarily of management fees. Direct operating expenses primarily include payroll, utilities, leasing and marketing, insurance and other general and administrative costs.

The accompanying unaudited interim statement of revenue and certain expenses has been prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2011. In the opinion of the management of property all adjustments consisting only of normal recurring adjustments necessary for fair presentation of the information for this interim period have been made. The revenue in excess of certain expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease.

Advertising Costs

All advertising costs are expensed as incurred and included on the statement of revenues and certain expenses with operating expenses. Year ended December 31, 2011 advertising costs totaled $25,542.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of Mid-America Apartment Communities, Inc.

We have audited the accompanying statement of revenue and certain expenses of Allure at Brookwood (the Acquisition Property), as described in Note 1, for the year ended December 31, 2011. This statement is the responsibility of the Acquisition Property’s management. Our responsibility is to express an opinion on the statement of revenue and certain expenses for the Acquisition Property based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. We were not engaged to perform an audit of the Acquisition Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses for the Acquisition Property for the year ended December 31, 2011 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property’s revenues and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The statement of certain revenue and expenses for the six month period ended June 30, 2012 was not audited by us, and, accordingly, we do not express an opinion on it.

/s/ Watkins Uiberall PLLC

Memphis, Tennessee

December 14, 2012

STATEMENT OF REVENUE AND CERTAIN EXPENSES

ALLURE AT BROOKWOOD

	Year Ended December 31, 2011	Six Month Period Ended June 30, 2012 (unaudited)
Rental and other property income	$5,306,436	$2,792,023
Rental expense:
Operating expenses	1,291,807	669,766
Real estate taxes	559,881	279,941
Repairs and maintenance	227,148	104,659

	2,078,836	1,054,366

Revenues in excess of certain expenses	$3,227,600	$1,737,657

See accompanying notes.

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

General

The accompanying financial statement includes the operations of Allure at Brookwood (the Acquisition Property) owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the company) and Mid-America Apartments, L.P. (the operating partnership). The Acquisition Property, a multi-family residential property located in Atlanta, GA was acquired by a subsidiary of the Operating Partnership on July 23, 2012 and contains 349 units.

Basis of Presentation

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses are not reflected in the statement of revenue and certain expenses. In addition, some expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in the future operation of this property. Expenses excluded consist primarily of management fees. Direct operating expenses primarily include payroll, utilities, leasing and marketing, insurance and other general and administrative costs.

The accompanying unaudited interim statement of revenue and certain expenses has been prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2011. In the opinion of the management of property all adjustments consisting only of normal recurring adjustments necessary for fair presentation of the information for this interim period have been made. The revenue in excess of certain expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease.

Advertising Costs

All advertising costs are expensed as incurred and included on the statement of revenues and certain expenses with operating expenses. Year ended December 31, 2011 advertising costs totaled $46,478.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of Mid-America Apartment Communities, Inc.

We have audited the accompanying statement of revenue and certain expenses of The Haven at Blanco (the Acquisition Property), as described in Note 1, for the year ended December 31, 2011. This statement is the responsibility of the Acquisition Property’s management. Our responsibility is to express an opinion on the statement of revenue and certain expenses for the Acquisition Property based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. We were not engaged to perform an audit of the Acquisition Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses for the Acquisition Property for the year ended December 31, 2011 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property’s revenues and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The statement of certain revenue and expenses for the seven month period ended July 31, 2012 was not audited by us, and, accordingly, we do not express an opinion on it.

/s/ Watkins Uiberall PLLC

Memphis, Tennessee

January 24, 2013

STATEMENT OF REVENUE AND CERTAIN EXPENSES

THE HAVEN AT BLANCO

	Year Ended December 31, 2011	Seven Month Period Ended July 31, 2012 (unaudited)
Rental and other property income	$5,579,823	$3,400,590
Rental expense:
Operating expenses	859,050	534,611
Real estate taxes	995,523	639,867
Repairs and maintenance	409,791	213,564

	2,264,364	1,388,042

Revenues in excess of certain expenses	$3,315,459	$2,012,548

See accompanying notes.

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

General

The accompanying financial statement includes the operations of Haven at Blanco (the Acquisition Property) owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the company) and Mid-America Apartments, L.P. (the operating partnership). The Acquisition Property, a multi-family residential property located in San Antonio, Texas was acquired by a subsidiary of the Operating Partnership on August 30, 2012 and contains 436 units.

Basis of Presentation

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses are not reflected in the statement of revenue and certain expenses. In addition, some expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in the future operation of this property. Expenses excluded consist primarily of management fees. Direct operating expenses primarily include payroll, utilities, leasing and marketing, insurance and other general and administrative costs.

The accompanying unaudited interim statement of revenue and certain expenses has been prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2011. In the opinion of the management of property all adjustments consisting only of normal recurring adjustments necessary for fair presentation of the information for this interim period have been made. The revenue in excess of certain expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental revenues are recognized using a method that represents a straight-line basis over the term of the lease.

Advertising Costs

All advertising costs are expensed as incurred and included on the statement of revenues and certain expenses with operating expenses. Year ended December 31, 2011 advertising costs totaled $96,216.

Use of Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Annex A

The following table is a reconciliation of Core FFO and FFO to consolidated net income for the three months ended March 31, 2014 and 2013 and for the years ended December 31, 2013, 2012, and 2011 (dollars in thousands):

	Three Months ended March 31,		Years ended December 31,
	2014	2013	2013	2012	2011
Net income available for MAA common shareholders	$14,866	$21,180	$115,281	$105,223	$48,821
Depreciation and amortization of real estate assets	89,450	31,603	184,671	118,848	104,463
Depreciation and amortization of real estate assets of discontinued operations	42	1,231	2,716	7,384	10,386
Gain on sales of discontinued operations	(5,481)	—	(76,844)	(41,635)	(12,799)
Gain on sale of depreciable assets	(2,564)	—	—	—	—
Depreciation and amortization of real estate assets of real estate joint ventures	199	380	1,203	1,887	2,261
Net income attributable to noncontrolling interests	848	825	3,998	4,602	2,410

Funds from operations	97,360	55,219	231,025	196,309	155,542
Acquisition expense	11	10	1,393	1,581	3,319
Merger Related Expenses	2,076	—	32,403	—	—
Integration related expenses	3,842	—	5,102	—	—
Gain on sale of non-depreciable assets	(557)	—	—	—	—
Mark-to-market debt adjustment	(7,141)	(226)	(7,992)	(767)	(360)
Loss on debt extinguishment	—	169	426	654	755

Core funds from operations	$95,591	$55,172	$262,357	$197,777	$159,256

A-1

MID-AMERICA APARTMENTS, L.P.

Exchange Offers for

Up to $169,112,000 Principal Amount Outstanding of

5.50% Senior Notes due 2015 for

a Like Principal Amount of

Registered 5.50% Senior Notes due 2015 and

Up to $68,130,000 Principal Amount Outstanding of

6.05% Senior Notes due 2016 for

A Like Principal Amount of

Registered 6.05% Senior Notes due 2016

PROSPECTUS

            , 2014

Until             , 2014, all dealers that effect transactions in the New Notes, whether or not participating in the Exchange Offers, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Tennessee Business Corporation Act, or the “TBCA,” sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a Tennessee corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers, employees and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

The MAA charter provides that the MAA directors shall not be liable to MAA or its shareholders for monetary damages for breach of fiduciary duty, except for: (1) any breach of the director’s duty of loyalty; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) unlawful distributions under Tennessee law. The MAA charter provides further that MAA shall indemnify and advance expenses to a director, officer, employee or agent to the fullest extent permitted under Tennessee law.

The MAA bylaws also provide that MAA shall indemnify its directors, officers, employees and agents to the fullest extent permitted under the TBCA and allow for advancement of expenses as MAA deems appropriate.

Furthermore, the indemnification provisions in the MAA charter and the MAA bylaws specifically provide that MAA may purchase and maintain insurance on behalf of any MAA director or officer against any liability asserted against and incurred by him in his capacity as a director, officer, employee or agent whether or not MAA would have had the power to indemnify against such liability.

In addition to the indemnification provided for in the MAA charter and the MAA bylaws, MAA has entered indemnification agreements with its directors and certain of its officers. These agreements require MAA to indemnify each director and each such officer for all expenses and liabilities incurred or paid by such director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, subject to certain exceptions provided by applicable law.

MAALP’s limited partnership agreement requires MAALP to indemnify MAA, its affiliates and any individual or entity acting on MAA’s behalf against any loss or damage, including reasonable legal fees and expenses incurred by the person, by reason of anything it may do or refrain from doing for or on behalf of MAALP or in connection with its business or affairs, subject to certain exceptions.

Any underwriting agreement, sales agreement, distribution agreement or similar agreement that MAA or MAALP enter into in connection with an offering of securities registered hereunder may require the applicable underwriters, agents or dealers to indemnify MAA and/or MAALP, as the case may be, and some or all of its or their directors, officers and controlling persons, if any, for specified liabilities, including liabilities under the Securities Act of 1933.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Documents

2.1	Agreement and Plan of Merger by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Martha Merger Sub, L.P., Colonial Properties Trust, and Colonial Realty Limited Partnership, dated as of June 3, 2013 (Filed as Exhibit 2.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on June 3, 2013 and incorporated herein by reference).

3.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

3.3	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Preferred Stock dated as of October 9, 1996, as filed with the Tennessee Secretary of State on October 10, 1996 (Filed as Exhibit 1 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A filed with the Commission on October 11, 1996 and incorporated herein by reference).

3.4	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter dated November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 3.6 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

3.5	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on November 19, 1997 and incorporated herein by reference).

3.6	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of June 25, 1998, as filed with the Tennessee Secretary of State on June 30, 1998 (Filed as Exhibit 4.3 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on June 26, 1998 and incorporated herein by reference).

3.7	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of December 24, 1998, as filed with the Tennessee Secretary of State on December 30, 1998 (Filed as Exhibit 3.7 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

3.8	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 11, 2002, as filed with the Tennessee Secretary of State on October 14, 2002 (Filed as Exhibit 4.3 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on October 11, 2002 and incorporated herein by reference).

3.9	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 28, 2002, as filed with the Tennessee Secretary of State on October 28, 2002 (Filed as Exhibit 3.9 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

3.10	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of August 7, 2003, as filed with the Tennessee Secretary of State on August 7, 2003 (Filed as Exhibit 3.10 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

Exhibit Number	Description of Documents

3.11	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to Mid-America Apartment Communities, Inc.’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

3.12	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

3.13	Third Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., dated as of December 3, 2013 (Filed as Exhibit 3.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 4, 2013 and incorporated herein by reference).

4.1	Form of Common Share Certificate (Filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

4.2	Form of 9.5% Series A Cumulative Preferred Stock Certificate (Filed as Exhibit 2 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A filed with the Commission on October 11, 1996 and incorporated herein by reference).

4.3	Form of 8 7/8% Series B Cumulative Preferred Stock Certificate (Filed as Exhibit 4.3 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on November 19, 1997 and incorporated herein by reference).

4.4	Form of 9 3/8% Series C Cumulative Preferred Stock Certificate (Filed as Exhibit 4.2 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on June 26, 1998 and incorporated herein by reference).

4.5	Form of 9.5% Series E Cumulative Preferred Stock Certificate (Filed as Exhibit 4.5 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

4.6	Form of 9 1⁄4% Series F Cumulative Preferred Stock Certificate (Filed as Exhibit 4.2 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form 8-A/A filed with the Commission on October 11, 2002 and incorporated herein by reference).

4.7	Form of 8.30% Series G Cumulative Preferred Stock Certificate (Filed as Exhibit 4.7 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

4.8	Form of 8.30% Series H Cumulative Preferred Stock Certificate (Filed as Exhibit 4.8 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

4.9	Indenture, dated as of October 16, 2013, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association (Filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 16, 2013 and incorporated herein by reference).

4.10	First Supplemental Indenture, dated as of October 16, 2013, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 4.300% Senior Notes due 2023 (Filed as Exhibit 4.2 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 16, 2013 and incorporated herein by reference).

4.11	Second Supplemental Indenture, dated December 6, 2013, between Colonial Realty Limited Partnership and Deutsche Bank Trust Company Americas (Filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 12, 2013 and incorporated herein by reference).

4.12	Indenture governing 6.25% Senior Notes due 2014, dated December 13, 2013, by and among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 6.25% Senior Notes due 2014 (Filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

Exhibit Number	Description of Documents

4.13	Indenture governing 5.50% Senior Notes due 2015, dated December 13, 2013, by and among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 5.50% Senior Notes due 2015 (Filed as Exhibit 4.2 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.14	Indenture governing 6.05% Senior Notes due 2016, dated December 13, 2013, by and among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and U.S. Bank National Association, including the form of 6.05% Senior Notes due 2016 (Filed as Exhibit 4.3 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.15	Registration Rights Agreement related to the 6.25% Senior Notes due 2014, dated December 13, 2013, between Mid-America Apartments, L.P. and J.P. Morgan Securities LLC (Filed as Exhibit 4.7 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.16	Registration Rights Agreement related to the 5.50% Senior Notes due 2015, dated December 13, 2013, between Mid-America Apartments, L.P. and J.P. Morgan Securities LLC (Filed as Exhibit 4.8 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.17	Registration Rights Agreement related to the 6.05% Senior Notes due 2016, dated December 13, 2013, between Mid-America Apartments, L.P. and J.P. Morgan Securities LLC (Filed as Exhibit 4.9 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.18	Form of 6.25% Senior Note due 2014 (Included in Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.19	Form of 5.50% Senior Note due 2015 (Included in Exhibit 4.2 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

4.20	Form of 6.05% Senior Note due 2016 (Included in Exhibit 4.3 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 19, 2013 and incorporated herein by reference).

5.1	Opinion of Goodwin Procter LLP.

5.2	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

10.1	Third Amended and Restated Agreement of Limited Partnership of Mid-America Apartments, L.P. dated as of October 1, 2013 (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

10.2	Third Amended and Restated Master Credit Facility Agreement (MAA II) among Mid-America Apartment Communities, Inc., Mid-America Apartments, LP and Prudential Multifamily Mortgage Inc. dated January 4, 2010 (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 and incorporated herein by reference).

10.3	Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P., dated March 30, 2004 (Filed as Exhibit 10.20 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.4	First Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated March 31, 2004 (Filed as Exhibit 10.21 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.5	Second Amendment to the Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated as of August 3, 2004 (Filed as Exhibit 10.21 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and incorporated herein by reference).

Exhibit Number	Description of Documents

10.6	Third Amendment to the Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated as of December 1, 2004 (Filed as Exhibit 10.22 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and incorporated herein by reference).

10.7	Fourth Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated March 31, 2005 (Filed as Exhibit 10.24 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.8	Fifth Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated September 23, 2005 (Filed as Exhibit 10.25 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.9	Sixth Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P. dated February 22, 2006 (Filed as Exhibit 10.26 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.10	Ninth Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P., dated December 28, 2006 (Filed as Exhibit 10.4 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated herein by reference).

10.11	Thirteenth Amendment to Third Amended and Restated Master Credit Facility Agreement by and among Prudential Multifamily Mortgage, Inc., Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and Mid-America Apartments of Texas, L.P., dated January 30, 2008 (Filed as Exhibit 10.5 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated herein by reference).

10.12	Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P. and Fairways- Columbia, L.P. dated June 1, 2001 (Filed as Exhibit 10.17 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

10.13	Amendment No. 1 to Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P. and Fairways-Columbia, L.P. dated December 24, 2002 (Filed as Exhibit 10.18 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

10.14	Amendment No. 2 to Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P. and Fairways-Columbia, L.P. dated May 30, 2003 (Filed as Exhibit 10.19 to Mid-America Apartment Communities, Inc.’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).

10.15	Amendment No. 3 to Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and Mid-America Apartments of Texas, L.P. dated March 2, 2004 (Filed as Exhibit 10.30 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.16	Amendment No. 4 to Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and Mid-America Apartments of Texas, L.P. dated November 17, 2005 (Filed as Exhibit 10.31 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

Exhibit Number	Description of Documents

10.17	Amendment No. 5 to Master Reimbursement Agreement by and among Fannie Mae, Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and Mid-America Apartments of Texas, L.P. dated February 23, 2006 (Filed as Exhibit 10.32 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and incorporated herein by reference).

10.18	Credit Agreement by and among Mid-America Apartment Communities, Inc., Mid-America Apartments L.P. and Mid- America Apartments of Texas, L.P. and Financial Federal Savings Bank dated June 29, 2004 (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference).

10.19	Credit Agreement by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, LP, Mid-America Apartments of Texas, LP and Financial Federal Savings Bank dated June 1, 2006 (Filed as Exhibit 10.3 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 and incorporated herein by reference).

10.20	Credit Agreement by and among MAA TANC, LLC and New York Life Insurance Company dated June 1, 2011 (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on June 2, 2011 and incorporated herein by reference).

10.21	Note Purchase Agreement, dated as of July 29, 2011, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and the purchasers of the notes party thereto (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on August 1, 2011 and incorporated herein by reference).

10.22	Term Loan Agreement by and among Mid-America Apartments L.P.; KeyBank National Association and JPMorgan Securities, dated March 1, 2012 (filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on May 4, 2012 and incorporated herein by reference).

10.23	Note Purchase Agreement, dated as of August 31, 2012, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and the purchasers of the notes party thereto (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on September 4, 2012 and incorporated herein by reference).

10.24	Term Loan Agreement, dated as of June 14, 2013, by and among Mid-America Apartments, L.P., as borrower, and JPMorgan Chase Bank, N.A., the lenders identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as lead arranger (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on June 18, 2013 and incorporated herein by reference).

10.25	Amended and Restated Credit Agreement, dated as of August 7, 2013, by and among Mid-America Apartments, L.P., as Borrower, and KeyBank National Association, the other lenders which are parties to this agreement and other lenders that may become parties to this agreement, KeyBank National Association, as Administrative Agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, KeyBanc Capital Markets, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Regions Bank and UBS Securities LLC, as Co-Documentation Agents (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on August 9, 2013 and incorporated herein by reference).

10.26	Underwriting Agreement dated October 8, 2013, by and among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule 1 thereto (Filed as Exhibit 1.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 9, 2013 and incorporated herein by reference).

10.27	Amended and Restated Distribution Agreement, dated November 19, 2013, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and J.P. Morgan Securities LLC (Filed as Exhibit 1.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on November 19, 2013 and incorporated herein by reference).

10.28	Amended and Restated Distribution Agreement, dated November 19, 2013, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and BMO Capital Markets Corp. (Filed as Exhibit 1.2 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on November 19, 2013 and incorporated herein by reference).

Exhibit Number	Description of Documents

10.29	Amended and Restated Distribution Agreement, dated November 19, 2013, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and KeyBanc Capital Markets Inc. (Filed as Exhibit 1.3 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on November 19, 2013 and incorporated herein by reference).

10.30	Amended and Restated Distribution Agreement, dated November 19, 2013, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P. and UBS Securities LLC (Filed as Exhibit 1.4 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on November 19, 2013 and incorporated herein by reference).

10.31	Employment Agreement between the Registrant and H. Eric Bolton, Jr. dated December 5, 2008 (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.32	Amendment for the Non-Qualified Deferred Compensation Plan for Outside Directors (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on August 24, 2006 and incorporated herein by reference).

10.33	Change of Control and Termination Agreement between the Registrant and Albert M. Campbell, III, dated December 5, 2008 (filed as Exhibit 10.3 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.34	Change of Control and Termination Agreement between the Registrant and Thomas L. Grimes, dated December 5, 2008 (filed as Exhibit 10.4 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.35	2008 Long Term Incentive Plan (filed as Exhibit 4.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on May 23, 2008 and incorporated herein by reference).

10.36	2012 Executive Annual Bonus Program (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on March 23, 2012 and incorporated herein by reference).

10.37	2012 Long Term Incentive Plan (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 29, 2011 and incorporated herein by reference).

10.38	Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on September 27, 2013 and incorporate herein by reference).

10.39	Non-Qualified Stock Option Agreement for Company Employees under the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.20 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.40	Restricted Stock Award Agreement under the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.21 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.41	Incentive Stock Option Agreement for Company Employees under the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.22 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.42	2013 Long Term Incentive Plan (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on December 31, 2012 and incorporated herein by reference).

10.43	2013 Annual Bonus Plan (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on March 15, 2013 and incorporated herein by reference).

10.44	2013 Stock Incentive Plan (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on September 27, 2013 and incorporated herein by reference).

10.45	Amended and Restated Term Loan Agreement by and among Mid-America Apartments, L.P., as Borrower, U.S. Bank National Association as Administrative Agent and Joint Lead Arranger, PNC Capital Markets LLC as Joint Lead Arranger, PNC Bank, National Association as Syndication Agent and the Lenders party thereto, dated as of October 1, 2013 (Filed as Exhibit 10.2 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

Exhibit Number	Description of Documents

10.46	Amended and Restated Term Loan Agreement by and among Mid-America Apartments, L.P., as Borrower, Wells Fargo Bank, National Association as Administrative Agent, Wells Fargo Securities, LLC as Lead Arranger, PNC Bank, National Association and U.S. Bank National Association as Documentation Agents and the Lenders party thereto, dated as of October 1, 2013 (Filed as Exhibit 10.3 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

10.47	Guaranty by Mid-America Apartment Communities, Inc. in favor of Wells Fargo Bank, National Association, dated as of October 1, 2013 (Filed as Exhibit 10.4 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

10.48	Guaranty by Mid-America Apartment Communities, Inc. in favor of Wells Fargo Bank, National Association, dated as of October 1, 2013 (Filed as Exhibit 10.4 to Mid-America Apartment Communities, Inc.’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

10.49	Form of Non-Qualified Stock Option Agreement for Company Employees under the 2013 Stock Incentive Plan (Filed as Exhibit 10.20 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.50	Form of Restricted Stock Award Agreement under the 2013 Stock Incentive Plan (Filed as Exhibit 10.21 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.51	Form of Incentive Stock Option Agreement for Company Employees under the 2013 Stock Incentive Plan (Filed as Exhibit 10.22 to Mid-America Apartment Communities, Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2013 and incorporated herein by reference).

10.52	Mid-America Apartment Communities Non-Qualified Deferred Compensation Retirement Plan as Amended Effective January 1, 2005 (Filed as Exhibit 10.34 to Mid-America Apartment Communities, Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and incorporated herein by reference).

10.53	Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan Effective May 22, 2014 (Filed as Appendix B to Mid-America Apartment Communities, Inc.’s Proxy Statement on Schedule 14A filed on April 16, 2014 and incorporated by reference herein).

10.54	Form of Change in Control and Termination Agreement (Filed as Exhibit 10.1 to Mid-America Apartment Communities, Inc.’s Form 10-Q filed on May 2, 2014 and incorporated by reference herein).

11	Statement re: computation of per share earnings (included within the prospectus).

12	Statement re: computation of fixed charge coverage ratio for MAALP.

21	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Mid-America Apartment Communities, Inc.’s Form 10-K filed on February 21, 2014 and incorporated by reference herein).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.3	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.4	Consent of Independent Registered Public Accounting Firm, Watkins Uiberall, PLLC

23.5	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

23.6	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. (included in the opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the 2015 Notes.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the 2016 Notes.

99.1	Form of Letter of Transmittal.

99.2	Form of Letters to Brokers and Dealers

99.3	Instruction to DTC Participants

99.4	Form of Letter to Clients

(b)	Financial Statements and Financial Statement Schedules.

See Index to Financial Statements on page F-1.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 23, 2014.

MID-AMERICA APARTMENTS, L.P.

By: MID-AMERICA APARTMENT COMMUNITIES, INC., as General Partner

By:	/s/ H. Eric Bolton, Jr.
H. Eric Bolton, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Eric Bolton, Jr., Albert M. Campbell, III and Robert J. DelPriore, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person has signed this registration statement as an officer or director of Mid-America Apartment Communities, Inc., in its capacity as the general partner of the registrant.

Signature	Title	Date

/s/ H. Eric Bolton, Jr. H. Eric Bolton, Jr.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 23, 2014

/s/ Albert M. Campbell, III Albert M. Campbell, III	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2014

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	May 23, 2014

/s/ Ralph Horn Ralph Horn	Director	May 23, 2014

/s/ James K. Lowder James K. Lowder	Director	May 23, 2014

/s/ Thomas H. Lowder Thomas H. Lowder	Director	May 23, 2014

/s/ Claude B. Nielsen Claude B. Nielsen	Director	May 23, 2014

/s/ Philip W. Norwood Philip W. Norwood	Director	May 23, 2014

/s/ Harold W. Ripps Harold W. Ripps	Director	May 23, 2014

/s/ W. Reid Sanders W. Reid Sanders	Director	May 23, 2014

/s/ William B. Sansom William B. Sansom	Director	May 23, 2014

/s/ Gary Shorb Gary Shorb	Director	May 23, 2014

/s/ John W. Spiegel John W. Spiegel	Director	May 23, 2014